                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-60030


            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JULY 31, 2003
                          $984,281,000 (APPROXIMATE)


                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                   Depositor


                     GMAC COMMERCIAL MORTGAGE CORPORATION
                                Master Servicer


                             LENNAR PARTNERS, INC.
                               Special Servicer

               SERIES 2003-C3 MORTGAGE PASS-THROUGH CERTIFICATES

                           THE CERTIFICATES WILL CONSIST OF:

 YOU SHOULD CONSIDER       o   The eight classes of offered certificates
 CAREFULLY THE RISK            described in the table on page S-5.
 FACTORS BEGINNING ON
 PAGE S-19 IN THIS
 PROSPECTUS                o   Twenty additional classes of private
 SUPPLEMENT AND PAGE           certificates, ten of which are subordinated to,
 6 IN THE PROSPECTUS.          and provide credit enhancement for, the
                               offered certificates. The private certificates
                               are not offered by this prospectus supplement.
 The certificates
 represent interests only
 in the trust created for   THE ASSETS UNDERLYING THE CERTIFICATES WILL INCLUDE:
 Series 2003-C3.  They do
 not represent interests   o   A pool of 81 fixed rate, monthly pay mortgage
 in or obligations of          loans secured by first priority liens on 245
 GMAC Commercial               commercial and multifamily residential
 Mortgage Securities,          properties. The mortgage pool will have an
 Inc., GMAC                    initial pool balance of approximately
 Commercial Mortgage           $1,333,648,872.
 Corporation or any of
 their affiliates.         CREDIT ENHANCEMENT:

 This prospectus           o   The subordination of certificates other than the
 supplement may be used        Class A-1, A-2, A-3, A-4 and A-1A certificates
 to offer and sell the         will provide credit enhancement to the Class A-1,
 offered certificates only     A-2, A-3, A-4 and A-1A certificates. Each class
 if accompanied by the         of subordinated certificates will provide credit
 prospectus.                   enhancement to subordinated certificates with
                               earlier alphabetical class designations.

                           NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriters will sell the offered certificates at varying prices to be determined at the time of sale. The proceeds to GMAC Commercial Mortgage Securities, Inc. from the sale of the offered certificates will be approximately 100.46% of their principal balance plus accrued interest, before deducting expenses. The underwriters' commission will be the difference between the price they pay to GMAC Commercial Mortgage Securities, Inc. for the offered certificates and the amount they receive from the sale of the offered certificates to the public.


                      Lead Managers and Joint Bookrunners


DEUTSCHE BANK SECURITIES           GOLDMAN, SACHS & CO.          MORGAN STANLEY

                               DECEMBER 10, 2003

                         [MAP OF UNITED STATES OMITTED]

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
               --------------------------------------------------
               Mortgage Pass-Through Certificates, Series 2003-C3


      DISTRICT OF COLUMBIA                 NEVADA
      2 properties                         5 properties
      $74,838,886                          $54,808,534
      5.61% of total                       4.11% of total

      MARYLAND
      6 properties                         CALIFORNIA
      $35,699,865                          60 properties
      2.68% of total                       $205,809,437
                                           15.43% of total

      VIRGINIA
      11 properties                        WASHINGTON
      $93,483,501                          18 properties
      7.01% of total                       $78,830,139
                                           5.91% of total

      WEST VIRGINIA
      1 property                           IDAHO
      $3,646,780                           1 property
      0.27% of total                       $201,556
                                           0.02% of total
      NORTH CAROLINA
      5 properties
      $48,042,733                          UTAH
      3.60% of total                       5 properties
                                           $9,647,575
      SOUTH CAROLINA                       0.72% of total
      2 properties
      $10,223,465
      0.77% of total                       MISSOURI
                                           14 properties
                                           $9,555,682
      GEORGIA                              0.72% of total
      6 properties
      $1,148,611
      0.09% of total                       IOWA
                                           1 property
                                           $1,746,566
      FLORIDA                              0.13% of total
      40 properties
      $162,045,801
      12.15% of total                      ILLINOIS
                                           3 properties
                                           $115,104,479
      TENNESSEE                            8.63% of total
      1 property
      $219,083
      0.02% of total                       MICHIGAN
                                           1 property
                                           $17,128,714
      MISSISSIPPI                          1.28% of total
      2 properties
      $4,598,331
      0.34% of total                       OHIO
                                           1 property
                                           $15,700,000
      ARKANSAS                             1.18% of total
      1 property
      $106,256
      0.01% of total                       PENNSYLVANIA
                                           1 property
                                           $11,468,363
      KANSAS                               0.86% of total
      2 properties
      $346,882
      0.03% of total                       NEW YORK
                                           12 properties
                                           $159,684,494
      TEXAS                                11.97% of total
      24 properties
      $152,235,086                         MAINE
      11.41% of total                      1 property
                                           $13,972,676
                                           1.05% of total
      OKLAHOMA
      2 properties                         MASSACHUSETTS
      $131,450                             1 property
      0.01% of total                       $7,789,584
                                           0.58% of total
      NEW MEXICO
      2 properties                         NEW JERSEY
      $671,855                             6 properties
      0.05% of total                       $36,694,351
                                           2.75% of total

      ARIZONA
      8 properties
      $8,068,139
      0.60% of total



   For purposes of this map, each mortgage loan secured by multiple mortgaged properties is treated as the number of mortgage loans equal to the number of mortgaged properties, each of which is allocated a principal balances as of the cut-off date.

                    ALLOCATED LOAN AMOUNT BY PROPERTY TYPE

                              [PIE CHART OMITTED]
                Industrial                           2.82%
                Manufactured Housing Community       1.99%
                Self Storage                         0.53%
                Office                              37.47%
                Anchored Retail                     22.14%
                Multifamily                         19.30%
                Mixed Use                            8.12%
                Hospitality                          4.25%
                Unanchored Retail                    3.38%

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the offered certificates in two separate documents that progressively provide more detail: the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and this prospectus supplement, which describes the specific terms of your series of certificates.

     THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT TOGETHER PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     You can find a "Glossary" of capitalized terms used in this prospectus supplement beginning on page S-178 in this prospectus supplement.


                               TABLE OF CONTENTS


                                           PAGE                                                   PAGE
                                          -----                                                  -----
SUMMARY OF SERIES                                      Servicing of the Mall at Millenia
   2003-C3 MORTGAGE                                       Whole Loan, the Wells Fargo
   PASS-THROUGH                                           Tower Whole Loan and the
   CERTIFICATES AND POOL                                  Geneva Commons Whole Loan ..........   S-13
   CHARACTERISTICS ....................   S-5          Advances Made by the Master
SUMMARY OF SERIES 2003-C3                                 Servicer ...........................   S-14
   TRANSACTION ........................   S-7          Optional Termination of the Trust .....   S-16
The Mortgage Pool .....................   S-8          Book-Entry Registration ...............   S-17
Geographic Concentrations of the                       Denominations .........................   S-17
   Mortgaged Properties ...............   S-9          Yield and Prepayment
Property Types ........................   S-9             Considerations .....................   S-17
Prepayment or Call Protection                          Legal Investment in the Certificates      S-17
   Provided by the Mortgage Loans .....   S-9          ERISA Considerations for
Payment Terms of the Mortgage                             Certificateholders .................   S-17
   Loans ..............................   S-10         Tax Status of the Certificates ........   S-17
The Certificates ......................   S-10         Ratings on the Certificates ...........   S-18
Certificate Designations ..............   S-10         RISK FACTORS ..........................   S-19
Initial Certificate Balances of the                    DESCRIPTION OF THE
   Certificates .......................   S-11             MORTGAGE POOL .....................   S-58
Distributions on the Offered                           Calculations of Interest ..............   S-58
   Certificates .......................   S-11         Balloon Loans .........................   S-58
Subordination of Classes of                            ARD Loan ..............................   S-58
   Certificates .......................   S-12         Amortization of Principal .............   S-59
Allocation of Losses and Expenses                      Due Dates .............................   S-59
   to Classes of Certificates .........   S-12         Defeasance ............................   S-59

                                           PAGE                                                    PAGE
                                          ------                                                  ------
Prepayment Provisions .................   S-60          Servicing of the Wells Fargo Tower
Related Borrowers and Mortgage                             Whole Loan .........................   S-104
   Loans Collateralized by Multiple                     Servicing of the Geneva Commons
   Properties .........................   S-61             Whole Loan .........................   S-105
The AFR/Bank of America                                 Specially Serviced Mortgage Loans .....   S-106
   Portfolio Whole Loan ...............   S-61          The Majority Certificateholder of
The Mall at Millenia Whole Loan .......   S-67             the Controlling Class ..............   S-108
The Wells Fargo Tower Whole                             Termination of the Special Servicer
   Loan ...............................   S-71             for Specially Serviced Mortgage
The Geneva Commons Whole Loan             S-73             Loans and REO Properties ...........   S-110
The Water Tower Place Whole                             Servicing and Other Compensation
   Loan ...............................   S-76             and Payment of Expenses ............   S-112
The 609 Fifth Avenue Whole Loan           S-78          Modifications, Waivers,
The 5 Houston Center Whole Loan           S-81             Amendments and Consents ............   S-115
Due-on-Sale and                                         Enforcement of the ARD loans ..........   S-117
   Due-on-Encumbrance Provisions ......   S-83          Sale of Defaulted Mortgage Loans ......   S-118
Secured Subordinate Financing .........   S-83          REO Properties ........................   S-120
Unsecured Subordinate Financing,                        Inspections; Collection of Operating
   Mezzanine Financing and                                 Information ........................   S-121
   Preferred Equity ...................   S-84          THE POOLING AND
Ground Leases .........................   S-85              SERVICING AGREEMENT ...............   S-122
Loan Documentation ....................   S-85          Realization Upon Defaulted
Significant Mortgage Loans ............   S-86             Mortgage Loans .....................   S-123
The Originators and the Sellers .......   S-86          Due-on-Sale and
Underwriting Matters ..................   S-87             Due-on-Encumbrance Provisions ......   S-126
Hazard, Liability and Other                             Certain Matters Regarding the
   Insurance ..........................   S-88             Master Servicer and the
Earnouts and Additional Collateral                         Depositor ..........................   S-127
   Loans ..............................   S-90          Events of Default .....................   S-128
Assignment of the Mortgage Loans;                       DESCRIPTION OF THE
   Repurchases and Substitutions ......   S-90              CERTIFICATES ......................   S-130
Representations and Warranties;                         Denominations .........................   S-131
   Repurchases ........................   S-93          Book-Entry Registration of the
Pool Characteristics; Changes in                           Offered Certificates ...............   S-131
   Mortgage Pool ......................   S-98          Certificate Balances and Notional
SERVICING OF THE                                           Amounts ............................   S-134
    MORTGAGE LOANS ....................   S-99          Pass-Through Rates ....................   S-135
The Master Servicer ...................   S-100         Distributions .........................   S-136
The Special Servicer ..................   S-100         Distributions of Prepayment
The AFR/Bank of America                                    Premiums or Yield Maintenance
   Portfolio Whole Loan Special                            Charges ............................   S-141
   Servicer ...........................   S-101         Distributions of Excess Liquidation
Servicing Standard ....................   S-101            Proceeds ...........................   S-142
Servicing of the Mall at Millenia                       Treatment of REO Properties ...........   S-142
   Whole Loan .........................   S-102         Interest Reserve Account ..............   S-143

                                           PAGE                                                   PAGE
                                          ------                                                 ------
Subordination; Allocation of Losses                    Original Issue Discount and
   and Expenses .......................   S-143           Premium ............................   S-171
P&I and Servicing Advances ............   S-146        Characterization of Investments in
Appraisal Reductions ..................   S-149           Offered Certificates ...............   S-173
Reports to Certificateholders;                         METHOD OF DISTRIBUTION ................   S-173
   Available Information ..............   S-151        LEGAL MATTERS .........................   S-175
Information Available                                  RATINGS ...............................   S-175
   Electronically .....................   S-153        LEGAL INVESTMENT ......................   S-176
Other Information .....................   S-154        ERISA CONSIDERATIONS ..................   S-176
Voting Rights .........................   S-155        GLOSSARY ..............................   S-178
Termination; Retirement of                             ANNEX A --
   Certificates .......................   S-155            CHARACTERISTICS OF THE
The Trustee and the Fiscal Agent ......   S-156            MORTGAGE LOANS ....................   A-1
YIELD AND MATURITY                                     ANNEX B -- SIGNIFICANT
    CONSIDERATIONS ....................   S-158            MORTGAGE LOANS ....................   B-1
Yield Considerations ..................   S-158        ANNEX C -- STRUCTURAL
Factors that Affect the Rate and                           AND COLLATERAL TERM
   Timing of Payments and Defaults        S-159            SHEET .............................   C-1
Delay in Payment of Distributions .....   S-160        ANNEX D -- GLOBAL
Unpaid Distributable Certificate                           CLEARANCE, SETTLEMENT
   Interest ...........................   S-160            AND TAX DOCUMENTATION
Weighted Average Life .................   S-160            PROCEDURES ........................   D-1
Price/Yield Tables ....................   S-166
FEDERAL INCOME TAX
    CONSEQUENCES ......................   S-171

                SUMMARY OF SERIES 2003-C3 MORTGAGE PASS-THROUGH
                     CERTIFICATES AND POOL CHARACTERISTICS


             THE SERIES 2003-C3 MORTGAGE PASS-THROUGH CERTIFICATES

                                    ORIGINAL
                                   PRINCIPAL OR
                     RATINGS         NOTIONAL
      CLASS        MOODY'S/S&P      AMOUNT (1)
----------------- ------------- ----------------
 Publicly Offered Classes
 A-1                 Aaa/AAA     $  103,889,000
 A-2                 Aaa/AAA     $  114,365,000
 A-3                 Aaa/AAA     $  247,900,000
 A-4                 Aaa/AAA     $  408,101,000
 B                    Aa2/AA     $   41,676,000
 C                   Aa3/AA-     $   16,671,000
 D                     A2/A      $   30,007,000
 E                    A3/A-      $   21,672,000
-------------------------------------------------------------------------------
 Privately Offered Classes (9)
 X-1                 Aaa/AAA     $1,333,648,872(10)
 X-2                 Aaa/AAA     $1,280,535,000(10)
 A-1A                Aaa/AAA     $  226,005,000
 F                  Baa1/BBB+    $   23,339,000
 G                   Baa2/BBB    $   13,336,000
 H                  Baa3/BBB-    $   16,671,000
 J                   Ba1/BB+     $   13,336,000
 K                    Ba2/BB     $    8,336,000
 L                   Ba3/BB-     $    6,668,000
 M                    B1/B+      $   10,002,000
 N                     B2/B      $    5,001,000
 O                    B3/B-      $    5,002,000
 P                    NR/NR      $   21,671,872
 S-AFR1(12)(13)       A-/A3      $   10,000,000
 S-AFR2(12)(13)     BBB+/Baa1    $   22,000,000
 S-AFR3(12)(13)      BBB/Baa2    $   22,000,000
 S-AFR4(12)(13)     BBB-/Baa3    $   46,000,000




                      APPROXIMATE     APPROXIMATE     APPROXIMATE
                       PERCENT OF       INITIAL       WEIGHTED AVG.      PRINCIPAL
                         CREDIT       PASS-THROUGH    LIFE (3) (IN       WINDOW (4)
      CLASS           SUPPORT (2)         RATE            YEARS)         (MONTH/YEAR)
----------------- ------------------- ------------- ------------------ ---------------
 Publicly Offered Classes
 A-1                     17.500%        3.400%(5)           3.50       01/04 -- 10/08
 A-2                     17.500%        4.223%(5)           5.70       10/08 -- 07/10
 A-3                     17.500%        4.646%(5)           7.25       07/10 -- 04/13
 A-4                     17.500%        5.023%(5)           9.70       04/13 -- 11/13
 B                       14.375%        5.118%(6)           9.89       11/13 -- 11/13
 C                       13.125%        5.167%(6)           9.89       11/13 -- 11/13
 D                       10.875%        5.223%(6)           9.94       11/13 -- 12/13
 E                        9.250%        5.307%(6)           9.98       12/13 -- 12/13
--------------------------------------------------------------------------------------
 Privately Offered Classes
(9)
 X-1                            N/A     0.059%(11)         N/A              N/A
 X-2                            N/A     0.985%(11)         N/A              N/A
 A-1A                    17.500%        4.525%(5)           6.85        1/04 -- 11/13
 F                        7.500%        5.533%(6)           9.98       12/13 -- 12/13
 G                        6.500%        5.517%(6)           9.98       12/13 -- 12/13
 H                        5.250%        5.732%(7)           9.98       12/13 -- 12/13
 J                        4.250%        5.336%(8)           9.98       12/13 -- 12/13
 K                        3.625%        5.336%(8)           9.98       12/13 -- 12/13
 L                        3.125%        5.336%(8)           9.98       12/13 -- 12/13
 M                        2.375%        5.336%(8)           9.98       12/13 -- 12/13
 N                        2.000%        5.336%(8)           9.98       12/13 -- 12/13
 O                        1.625%        5.336%(8)           9.98       12/13 -- 12/13
 P                           --         5.336%(8)          15.77       12/13 -- 4/28
 S-AFR1(12)(13)
 S-AFR2(12)(13)
 S-AFR3(12)(13)
 S-AFR4(12)(13)


------------
(1) These amounts are approximate. They may vary upward or downward by no more than 5% depending upon the final composition of the pool of mortgage loans sold to the trust.

(2) The percent of credit support reflects the aggregate certificate balances of all classes of certificates (calculated as if the Class S-AFR certificates provided no credit support to the other classes of certificates) that will be subordinate to each class on the date the certificates are issued, expressed as a percentage of the initial pool balance.

(3) The weighted average life of a security is the average amount of time that will elapse from the time the security is issued until the investor receives all principal payments on the security, weighted on the basis of principal paid. The weighted average life of each class is calculated assuming that there are no prepayments on the mortgage loans and according to the modeling assumptions described under "Yield and Maturity Considerations" in this prospectus supplement. The rated final distribution date is the distribution date that occurs in April 2040.

(4) The principal window is the period during which each class would receive distributions of principal assuming that there are no prepayments on the mortgage loans and according to the modeling assumptions described under "Yield and Maturity Considerations" in this prospectus supplement.

(5) The pass-through rate for this class of certificates will be a fixed rate.

(6) The pass-through rate for this class of certificates is equal to the lesser of the fixed rate and the Weighted Average Net Mortgage Rate.

(7) The pass-through rate for this class of certificates is equal to the Weighted Average Net Mortgage Rate.

(8) The pass-through rate for this class of certificates is equal to the lesser of 5.336% and the Weighted Average Net Mortgage Rate.

(9)   These classes are not offered by this prospectus supplement.

(10) The Class X-1 and Class X-2 certificates will have a notional amount and will accrue interest on that notional amount.

(11) Generally, the Class X-1 and Class X-2 certificates will accrue interest at a variable rate based upon the Weighted Average Net Mortgage Rate. See "Description of the Certificates--Pass-Through Rates."

(12) References to certificates, classes of certificates or certificateholders in this prospectus supplement include all classes of the Class S-AFR certificates and certificateholders except as otherwise provided herein.

(13) All classes of the Class S-AFR certificates will only receive distributions from and will only incur losses with respect to amounts received from or losses incurred with respect to the AFR/Bank of America Portfolio B Note.

     The following table shows information regarding the mortgage loans and the mortgaged properties as of the applicable cut-off date, which is the due date of any mortgage loan in December 2003. All weighted averages set forth below are based on the balances of the mortgage loans in the mortgage pool as of that date. The balance of each mortgage loan as of the due date for any mortgage loan in December 2003 is its unpaid principal balance as of that date, after applying all payments of principal due on or before that date, whether or not those payments are received.


                  SERIES 2003-C3 MORTGAGE POOL CHARACTERISTICS


                                                               ENTIRE
CHARACTERISTICS                                            MORTGAGE POOL          LOAN GROUP 1         LOAN GROUP 2
-----------------------------------------------------   -------------------   -------------------   -----------------
Initial pool balance ................................   $1,333,648,872        $1,107,643,558          $226,005,315
Number of mortgage loans ............................               81                    59                    22
Number of mortgaged properties ......................              245                   221                    24
Average balance as of the cut-off date ..............   $   16,464,801            18,773,620            10,272,969
Range of mortgage rates as of the cut-off date ......     4.480-7.000%          4.680-7.000%          4.480-6.625%
Weighted average mortgage rate ......................           5.608%                5.645%                5.428%
Weighted average remaining term to maturity .........     104.3 months                 107.5                  88.5
Weighted average remaining amortization term.........     346.3 months          344.2 months          358.5 months
Weighted average debt service coverage ratio ........            1.55x                 1.57x                 1.42x
Weighted average loan-to-value ratio ................           70.49%                69.29%                76.37%

     The calculation of the loan-to-value ratio and debt service coverage ratio is described in "Annex A" to this prospectus supplement.

                     SUMMARY OF SERIES 2003-C3 TRANSACTION

     This summary highlights selected information from this document. To understand all of the terms of the offered certificates, you should read carefully this entire document and the accompanying prospectus.



                               RELEVANT PARTIES AND IMPORTANT DATES

 TITLE OF        Series 2003-C3 Mortgage                       CLOSING DATE: On or about
 SERIES:         Pass-Through Certificates                     December 18, 2003.

 THE ISSUER:     GMAC Commercial Mortgage
                 Securities, Inc. Series 2003-C3 Trust         DETERMINATION DATE: The 1st day of
                 formed to issue the mortgage                  each month or, if the 1st day is not a
                 pass-through certificates and to              business day, the immediately
                 acquire the mortgage pool.                    succeeding business day.

 DEPOSITOR:      GMAC Commercial Mortgage                      COLLECTION PERIOD: For any
                 Securities, Inc.                              distribution date, the period that
                 200 Witmer Road                               begins immediately following the
                 Horsham, Pennsylvania                         determination date in the prior
                 19044-8015                                    calendar month and continues
                 (215) 328-4622                                through and includes the
                                                               determination date in the calendar
 SELLERS:        GMAC Commercial Mortgage                      month in which that distribution
                 Corporation, Morgan Stanley                   date occurs. The first collection
                 Mortgage Capital Inc., German                 period, however, for each mortgage
                 American Capital Corporation,                 loan begins immediately following
                 Goldman Sachs Mortgage Company                its cut-off date.
                 and Commerzbank AG, New York
                 Branch

 MASTER          GMAC Commercial Mortgage                      INTEREST ACCRUAL PERIOD: With
 SERVICER:       Corporation                                   respect to any distribution date, the
                                                               calendar month immediately
 SPECIAL                                                       preceding the month in which such
 SERVICER:       Lennar Partners, Inc.                         distribution date occurs.

 AFR/BANK OF
 AMERICA
 PORTFOLIO
 WHOLE LOAN
 SPECIAL
 SERVICER:       Midland Loan Services, Inc.

 TRUSTEE:        LaSalle Bank National Association

 FISCAL AGENT:   ABN AMRO Bank N.V.

 CUT-OFF         December 1, 2003,
 DATES:          December 7, 2003 and
                 December 9, 2003

 DISTRIBUTION    The 10th day of each month or, if
 DATE:           the 10th day is not a business day,
                 the immediately succeeding business
                 day, beginning on January 10, 2004.

THE MORTGAGE POOL

The mortgage pool will consist of eighty-one (81) mortgage loans. The assets of the trust consist of, among other things, the mortgage pool. Each of the mortgage loans is secured by first mortgage liens on real property interests held by borrowers that own or lease the mortgaged properties. The mortgaged properties are used for commercial or multifamily residential purposes.

The mortgaged property securing the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio B Note also secures the AFR/Bank of America Portfolio Companion Loans. The AFR/Bank of America Portfolio Companion Loans are not assets of the trust. However, the AFR/Bank of America Portfolio B Note is included in the trust. Payments of principal and interest made in respect of the AFR/Bank of America Portfolio B Note are payable only to the holders of the classes of Class S-AFR certificates and to no other certificates. Such payments, however, will be subordinated to payments on the AFR/Bank of America Portfolio A Notes in the event of certain mortgage loan defaults.

The mortgaged property securing the Water Tower Place Loan also secures the Water Tower Place Companion Loans. The Water Tower Place Companion Loans are not assets of the trust.

The mortgaged property securing the Mall at Millenia Loan also secures the Mall at Millenia Companion Loans and the Mall at Millenia B Note. The Mall at Millenia Companion Loans and the Mall at Millenia B Note are not assets of the trust.

The mortgaged property securing the Wells Fargo Tower Loan also secures the Wells Fargo Tower Companion Loans. The Wells Fargo Tower Companion Loans are not assets of the trust.

The mortgaged property securing the 609 Fifth Avenue Loan also secures the 609 Fifth Avenue Companion Loans. The 609 Fifth Avenue Companion Loans are not assets of the trust.

The mortgaged property securing the 5 Houston Center Loan also secures the 5 Houston Center Companion Loan. The 5 Houston Center Companion Loan is not an asset of the trust.

The mortgaged property securing the Geneva Commons Loan also secures the Geneva Commons Companion Loan. The Geneva Commons Companion Loan is not an asset of the trust.

GMAC Commercial Mortgage Corporation is the seller of twenty-seven (27) of the mortgage loans or 23.01% of the initial pool balance. German American Capital Corporation is the seller of twenty-five (25) of the mortgage loans or 31.84% of the initial pool balance. Morgan Stanley Mortgage Capital Inc. is the seller of nineteen (19) of the mortgage loans or 26.07% of the initial pool balance. Goldman Sachs Mortgage Company is the seller of nine (9) of the mortgage loans or 13.47% of the initial pool balance. In addition, Goldman Sachs Mortgage Company and Commerzbank AG, New York Branch, are each selling a 50% interest of one (1) mortgage loan or 5.60% of the initial pool balance. The mortgage loans were originated between November 1, 2002 and December 1, 2003.

Each seller will make representations and warranties regarding the mortgage loans sold by it. The depositor will assign these representations and warranties to the trustee.

In this prospectus supplement, the percentage of the initial pool balance refers to the principal balance of the mortgage loans or the allocated loan amount secured by a mortgaged property, divided by the aggregate pool balance. The initial pool balance of the mortgage loans is equal to their unpaid aggregate principal balances as of their cut-off dates, after taking into account all payments of principal due on or before that date, whether or not received. All mortgage pool information in this prospectus supplement is approximate and depends upon the final composition of the mortgage loans sold to the trust.

All information presented in this prospectus supplement (including loan-to-value ratios and debt service coverage ratios) with respect to the mortgage loans with pari passu companion loans is calculated with regard to the pari passu companion loans (but without regard to any related subordinated loans) unless otherwise indicated.

"Annex A" to this prospectus supplement provides characteristics of the mortgage loans on a loan-by-loan basis. "Annex B" to this prospectus supplement provides characteristics of the significant mortgage loans.


GEOGRAPHIC CONCENTRATIONS OF THE
MORTGAGED PROPERTIES

The mortgaged properties are located in thirty (30) states and the District of Columbia. The following table lists the number and percentage of mortgaged properties in the District of Columbia and in the seven (7) states with the highest concentrations of mortgaged properties.


                                NUMBER OF     PERCENTAGE OF
                                MORTGAGED     INITIAL POOL
PROPERTY STATE                 PROPERTIES        BALANCE
---------------------------   ------------   --------------
California                         60             15.43%
   Southern California(1)          42             13.31%
   Northern California(1)          18              2.12%
Florida                            40             12.15%
New York                           12             11.97%
Texas                              24             11.41%
Illinois                            3              8.63%
Virginia                           11              7.01%
Washington                         18              5.91%
District of Columbia                2              5.61%

---------------------
(1) Northern California properties have a zip code greater than 93600. Southern California properties have a zip code equal to or less than 93600.


PROPERTY TYPES

The following table lists the number and percentage of mortgaged properties that are operated for each indicated purpose.

                           NUMBER OF     PERCENTAGE OF
                           MORTGAGED     INITIAL POOL
PROPERTY TYPE             PROPERTIES        BALANCE
----------------------   ------------   --------------
Office                       139             37.47%
Anchored Retail(1)            11             22.14%
Multifamily                   27             19.30%
Mixed Use                     41              8.12%
Hospitality                    7              4.25%
Unanchored Retail             11              3.38%
Industrial                     4              2.82%
Manufactured Housing           1              1.99%
Self Storage                   4              0.53%

---------------------
(1) Includes 4 credit tenant lease properties securing mortgage loans that represent 1.68% of the initial pool balance.


PREPAYMENT OR CALL PROTECTION PROVIDED BY THE MORTGAGE LOANS

The terms of each of the mortgage loans restrict the ability of the borrower to prepay the mortgage loan. All but three (3) of the mortgage loans permit defeasance after a lockout period. Two (2) of these mortgage loans, representing 3.70% of the initial pool balance, permit prepayment after a lockout period with the payment of a yield maintenance charge. The AFR/Bank of America Portfolio Loan, which represents 7.50% of the initial pool balance, permits prepayment with yield maintenance of up to 13.6% of the AFR/Bank of America Portfolio Whole Loan in connection with the sale of certain identified properties prior to the earlier of October 1, 2006 and two (2) years after the securitization of the final outstanding AFR/Bank of America Portfolio Companion Loan. Thereafter, defeasance is permitted, subject to certain conditions. The AFR/Bank of America Portfolio Loan permits prepayment without yield maintenance during the last four months of the term of the loan.

For a description of defeasance provisions in the mortgage loans, see "Description of the Mortgage Pool--Defeasance" in this prospectus supplement.


PAYMENT TERMS OF THE MORTGAGE LOANS

All the mortgage loans accrue interest at a fixed rate. In addition, one (1) mortgage loan representing 4.80% of the initial pool balance, provides for a one time increase in its mortgage rate if that mortgage loan is not repaid on its anticipated repayment date. See "Description of the Mortgage Pool-- Calculations of Interest" and "--ARD loans" in this prospectus supplement.


THE CERTIFICATES

Your certificates represent the right to a portion of the collections on the trust's assets. The certificates represent all of the beneficial ownership interests in the trust. The offered certificates are the only securities offered through this prospectus supplement. The private certificates are not offered by this prospectus supplement.

CERTIFICATE DESIGNATIONS

We refer to the certificates by the following designations:


---------------------------------------------------------------
  DESIGNATION         RELATED CLASS(ES)
---------------------------------------------------------------
  Offered             Classes A-1, A-2, A-3,
  certificates        A-4, B, C, D and E
---------------------------------------------------------------
  Senior              Classes X-1, X-2, A-1,
  certificates        A-1A, A-2, A-3 and A-4
---------------------------------------------------------------
  Interest-only       Class X-1 and X-2
  certificates
---------------------------------------------------------------
  Class A             Classes A-1, A-1A, A-2,
  certificates        A-3 and A-4
---------------------------------------------------------------
  Class X             Classes X-1 and X-2
  certificates
---------------------------------------------------------------
  Subordinate         Classes B, C, D, E, F, G,
  certificates        H, J, K, L, M, N, O and P
---------------------------------------------------------------
  Private             Classes X-1, X-2, A-1A,
  certificates        F, G, H, J, K, L, M, N, O and P
---------------------------------------------------------------
  Residual            Classes R-I, R-II and
  certificates        R-III
---------------------------------------------------------------
  REMIC               Classes X-1, X-2, A-1A,
  regular             A-1, A-2, A-3, A-4, B,
  certificates        C, D, E, F, G, H, J, K, L, M, N, O and P
---------------------------------------------------------------
  Class               Classes S-AFR1,
  S-AFR               S-AFR2, S-AFR3 and
  certificates        S-AFR4 certificates
---------------------------------------------------------------

INITIAL CERTIFICATE BALANCES OF THE CERTIFICATES

The aggregate principal balance of the certificates (other than the classes of Class S-AFR certificates) issued by the trust will be approximately $1,333,648,872, but may vary upward or downward by no more than 5%.

The senior certificates (excluding the Class X certificates) will comprise approximately 82.50% and the subordinate certificates (other than the classes of Class S-AFR certificates) will comprise approximately 17.50% of the initial aggregate certificate balance of the certificates.

The Class X certificates will not have a certificate balance. The Class X certificates will have a notional amount and will accrue interest on that notional amount. The Class X certificates will not receive any distributions of principal.


DISTRIBUTIONS ON THE OFFERED CERTIFICATES

The trustee will make distributions to certificateholders on each distribution date in the order of priority described below.

Until paid in full, each class of offered certificates will be entitled to receive monthly distributions of interest.

For purposes of calculating distributions on the senior certificates, the mortgage pool has been divided into loan group 1 and loan group 2. The mortgage loans are identified as belonging to either loan group 1 or loan group 2 on "Annex A" to this prospectus supplement under the heading "Loan Group".

The borrowers are required to make payments of interest and/or principal on the mortgage loans to the master servicer. The master servicer will deduct its master servicing fee and other amounts required by the pooling and servicing agreement and send the remainder to the trustee. See "The Pooling and Servicing Agreement" in this prospectus supplement. After deducting its trustee fee, the trustee will distribute the available certificate distribution amount to the certificateholders as follows:

--------------------------------------------------------------------------------
                     Amount available to certificateholders
-------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
                                     Step 1
                        Distribution of interest to the
                              senior certificates
-------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
                                     Step 2
            Distribution of principal to the Class A-1 certificates,
             then to the Class A-2 certificates, then to the Class A-3
             certificates and   then to the Class A-4 certificates from
              the loan group 1 principal amount and to the Class A-1A
                certificates from the loan group 2 principal amount

-------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
                                     Step 3
                     Distribution of the amount of interest
                      due and principal due on each class
                     of the subordinate certificates. These
                     distributions are made in the priority
                    of the alphabetical order of the subordinate
                    certificates and as described herein
-------------------------------------------------------------------------------
                                       |
--------------------------------------------------------------------------------
                                     Step 4
                      Any remaining funds to the residual
                                  certificates
-------------------------------------------------------------------------------

Payments made in respect of the AFR/Bank of America Portfolio B Note will only be distributed to the classes of Class S-AFR certificateholders. There is no other source of payments for the classes of Class S-AFR certificateholders.

Distributions of interest and principal are not made to a class of certificates if its certificate balance or notional amount has been reduced to zero. However, realized losses or additional trust fund expenses allocated to reduce the certificate balance of a class of certificates may be reimbursed if the amount available for distribution is sufficient. See "Description of the Certificates--Distributions" for a discussion of the amount available for distribution and the priorities and amounts of distributions on the certificates. Because payments are made in the order described above, there may not be sufficient funds to make each of the payments described above after making distributions on certificates with a higher priority. Funds may be insufficient if the trust experiences realized losses, incurs unanticipated expenses or an appraisal reduction event occurs.

On any given distribution date, there may be insufficient payments received from the mortgage loans for all classes of certificates to receive the full amount of interest due on that date. Those certificates that do not receive their full interest distributions on any distribution date will be entitled to receive the shortfall in each month thereafter up to the aggregate amount of the shortfall, in the same priority as their distribution of interest. However, there will be no extra interest paid to make up for the delay in distribution of interest.

The amount of interest distributable on each class on each distribution date will equal:

o    1/12th of the pass-through rate for that class multiplied by

o    the related class certificate balance or class notional amount.

Due to allocations of losses, expenses and any net aggregate prepayment interest shortfall, the actual amount of interest distributed on each distribution date may be less than this amount.

See "Description of the Certificates-- Distributions" in this prospectus supplement.


SUBORDINATION OF CLASSES OF CERTIFICATES

The senior certificates will receive all distributions of interest and principal, or in the case of the Class X certificates, only interest, before the subordinate certificates are entitled to receive distributions of interest or principal. This subordination of the subordinate certificates to the senior certificates provides credit support to the senior certificates. Each class of subordinated certificates will provide credit enhancement to subordinated certificates with earlier alphabetical class designations.


ALLOCATION OF LOSSES AND EXPENSES TO CLASSES OF CERTIFICATES

A loss is realized on a mortgage loan when the master servicer or the special servicer, as applicable, determines that it has received all amounts it expects to receive from the mortgage loan and that amount is less than the outstanding principal balance on the mortgage loan plus accrued and unpaid interest.

An additional trust fund expense is an expense incurred by the trust that is not covered by a corresponding payment from a borrower. Additional trust fund expenses include, among other things:

o    special servicing compensation;

o interest on advances made by the master servicer, the trustee or the fiscal agent;

o extraordinary expenses, such as indemnification and reimbursements paid to the trustee; and

o loan specific expenses incurred because of defaults on mortgage loans or to remediate environmental conditions on mortgaged properties.

Losses and additional trust fund expenses will be allocated to the certificates by deducting those losses and additional trust fund expenses from the certificate balances of the certificates without making any payments to the certificateholders. In general, losses and additional trust fund expenses are allocated to the certificates if the aggregate outstanding principal balance of the mortgage loans immediately following the distributions to be made on the certificates on any distribution date is less than the aggregate outstanding certificate balance of the certificates. If this happens, the certificate balances of the certificates (other than the Class S-AFR certificates) will be reduced as shown in the following chart:


--------------------------------------------------------------------------------
                                     Step 1
                     Reduce the certificate balances of the
                           Class P, Class O, Class N,
                      Class M, Class L, Class K, Class J,
                      Class H, Class G, Class F, Class E,
                          Class D, Class C and Class B
                      certificates to zero, in that order
-------------------------------------------------------------------------------
                                        |
--------------------------------------------------------------------------------
                                     Step 2
                     Reduce the certificate balances of the
                       Class A-1, Class A-1A, Class A-2,
                            Class A-3 and Class A-4
                         certificates pro rata, to zero
-------------------------------------------------------------------------------


Any reductions in the certificate balances of the certificates (other than the classes of Class S-AFR certificates) as the result of the allocation of losses and additional trust fund expenses will also have the effect of reducing the aggregate notional amount of the Class X certificates. Losses on the AFR/Bank of America Portfolio Whole Loan will be allocated to the AFR/Bank of America Portfolio B Note and, correspondingly, to the classes of Class S-AFR certificates to the extent of their respective certificate balances, before being allocated as set forth above.

For a detailed description of the allocation of losses and additional trust fund expenses among the certificates, see "Description of the Certificates-- Subordination; Allocation of Losses and Expenses" in this prospectus supplement.

SERVICING OF THE MALL AT MILLENIA WHOLE LOAN, THE WELLS FARGO TOWER WHOLE LOAN AND THE GENEVA COMMONS WHOLE LOAN

One of the Mall at Millenia Companion Loans is currently included in the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-IQ4 securitization. In connection therewith, the Mall at Millenia Loan, the Mall at Millenia Companion Loans and the Mall at Millenia B Note are currently being serviced and administered pursuant to the 2003-IQ4 Pooling and Servicing Agreement. The 2003-IQ4 Pooling and Servicing Agreement provides for servicing arrangements that are similar, but not identical, to those under the pooling and servicing agreement. See "Servicing of the Mortgage Loans-- Servicing of the Mall at Millenia Whole Loan" in this prospectus supplement.

One of the Wells Fargo Tower Companion Loans will be included in the Greenwich Commercial Mortgage Trust 2003-C2 Commercial Mortgage Pass-Through Certificates, Series 2003-C2 commercial mortgage securitization, expected to close in December 2003. In connection therewith, it is anticipated that the Wells Fargo Tower Loan and the Wells Fargo Tower Companion Loans will be serviced and administered pursuant to the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement. It is anticipated that the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement will provide for servicing arrangements that are similar, but not identical, to those under the pooling and servicing agreement. Prior to the closing of the Greenwich Commercial Mortgage Trust 2003-C2 Commercial Mortgage Pass-Through Certificates, Series 2003-C2 securitization, the Wells Fargo Tower Loan and the Wells Fargo Tower Companion Loans will be serviced pursuant to an interim servicing agreement among Greenwich Capital Financial Products, Inc., Morgan Stanley Mortgage Capital Inc., Wachovia Bank, National Association, and Lennar Partners, Inc., that is anticipated to be substantially similar to the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement. References in this prospectus supplement to the Greenwich Mortgage Trust 2003-C2 Master Servicer shall include, as applicable, Wachovia Bank, National Association, as servicer of the Wells Fargo Tower Whole Loan prior to the closing of the securitization of the Greenwich Commercial Mortgage Trust 2003-C2 Commercial Mortgage Pass-Through Certificates, Series 2003-C2 securitization. See "Servicing of the Mortgage Loans-- Servicing of the Wells Fargo Tower Whole Loan" in this prospectus supplement.

The Geneva Commons Companion Loan is currently included in the GMAC Commercial Mortgage Securities, Inc., Series 2003-C2 Mortgage Pass Through Certificates commercial mortgage securitization. In connection therewith, the Geneva Commons Loan and the Geneva Commons Companion Loan are currently being serviced and administered pursuant to the GMACCM 2003-C2 Pooling and Servicing Agreement. The GMACCM 2003-C2 Pooling and Servicing Agreement provides for servicing arrangements that are similar, but not identical, to those under the pooling and servicing agreement. See "Servicing of the Mortgage Loans-- Servicing of the Geneva Commons Whole Loan" in this prospectus supplement.


ADVANCES MADE BY THE MASTER SERVICER

For any month, if the master servicer receives a payment on a mortgage loan that is less than the full scheduled payment, or if no payment is received, the master servicer is required to make P&I advances from its own funds to cover that shortfall. The master servicer is also required to make servicing advances with respect to the related mortgaged property except in the case of certain mortgage loans for which the master servicer under another pooling and servicing agreement is responsible for servicing such mortgage loans and will make the servicing advances.

The master servicer will not be required to advance the amount of any delinquent balloon payment or any default interest or excess interest that may be due on the ARD loan. If the master servicer fails to make a required advance, the trustee will be required to make such advance, and if the trustee fails to do so, the fiscal agent, will be required to make that advance. However, the master servicer, the trustee or the fiscal agent, as applicable, will make an advance only if it determines that the advance, together with any advance interest, will be recoverable from future payments or collections on that mortgage loan. Under certain circumstances, the master servicer, the trustee and the fiscal agent each will be required to rely upon the nonrecoverability determination of other master servicers with respect to certain mortgage loans whose companion loans are in the commercial mortgage securitizations. See "Description of the Certificates--Appraisal Reductions" in this prospectus supplement.

The master servicer, the trustee and the fiscal agent will each be entitled to recover any advance made by it from related proceeds collected on the mortgage loan for which that advance was made except that advances of monthly payments on the AFR/Bank of America Portfolio B Note are recoverable solely from proceeds or collections allocable to the AFR/Bank of America Portfolio B Note. Except with respect to P&I advances on the AFR/Bank of America Portfolio B Note, if at any time an advance made by the master servicer, the trustee or the fiscal agent is determined to be a nonrecoverable advance, the master servicer, the trustee or the fiscal agent will be entitled to recover the amount of that advance out of funds received on or in respect of other mortgage loans. The master servicer, the trustee, or the fiscal agent may, in its sole discretion, defer recovery of any advance provided that no such deferral may exceed six (6) months without the consent of the majority certificateholder of the controlling class. Except with respect to the AFR/Bank of America Portfolio B Note, reimbursement for nonrecoverable advances will be made from amounts received in respect of principal on such other mortgage loans before being made from other amounts received on such other mortgage loans and such amounts will be deducted from the principal distribution amount for the related distribution date. The master servicer, the trustee and the fiscal agent will each be entitled to interest on any advances of monthly payments made by it and advances of servicing expenses incurred by it or on its behalf. See "Description of the Certificates--P&I and Servicing Advances" in this prospectus supplement and "Description of the Certificates-- Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements--Certificate Account" in the prospectus.

The 2003-IQ4 Master Servicer is required to make servicing advances with respect to the mortgaged property related to the Mall at Millenia Whole Loan, unless the 2003-IQ4 Master Servicer determines that such advances would not be recoverable from collections on the Mall at Millenia Whole Loan. If the 2003-IQ4 Master Servicer is required to but fails to make such servicing advances, then the 2003-IQ4 Trustee will be required to make such servicing advances. The master servicer will be required to make P&I advances with respect to the Mall at Millenia Loan, but not the Mall at Millenia Companion Loans or the Mall at Millenia B Note. See "Servicing of the Mortgage Loans--Servicing of the Mall at Millenia Whole Loan" in this prospectus supplement.

The Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer is required to make servicing advances and P&I advances with respect to the mortgaged property related to the Wells Fargo Tower Whole Loan, unless the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer determines that such advances would not be recoverable from collections on the Wells Fargo Tower Whole Loan. If the Greenwich Commercial Mortgage Trust 2003-C2

Master Servicer is required to but fails to make such P&I advances, then the master servicer, upon receiving notice, will be required to make such P&I advances but will not be in default for failing to make such P&I advances to the extent it does not receive notice. In addition, if the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer is required to but fails to make such servicing advances, then the Greenwich Commercial Mortgage Trust 2003-C2 Trustee will be required to make such servicing advances. If the Greenwich Commercial Mortgage Trust 2003-C2 Trustee is required to, but fails to, make such servicing advances, then the Greenwich Commercial Mortgage Trust 2003-C2 Fiscal Agent will be required to make such servicing advances. See "Servicing of the Mortgage Loans--Servicing of the Wells Fargo Tower Whole Loan" in this prospectus supplement.

The GMACCM 2003-C2 Master Servicer is required to make servicing advances with respect to the mortgaged property related to the Geneva Commons Whole Loan, unless the GMACCM 2003-C2 Master Servicer determines that such advances would not be recoverable from collections on the Geneva Commons Whole Loan. If the GMACCM 2003-C2 Master Servicer is required to but fails to make such servicing advances, then the GMACCM 2003-C2 Trustee will be required to make such servicing advances. The master servicer will be required to make P&I advances with respect to the Geneva Commons Loan, but not the Geneva Commons Companion Loan. See "Servicing of the Mortgage Loans--Servicing of the Geneva Commons Whole Loan" in this prospectus supplement.

The master servicer will be required to make servicing advances with respect to the mortgaged property securing the Water Tower Place Whole Loan, the 609 Fifth Avenue Whole Loan and the 5 Houston Center Whole Loan and will be required to make P&I Advances with respect to each of the Water Tower Place Loan, 609 Fifth Avenue Loan, the 5 Houston Center Loan and the Mall at Millenia Loan but not the related companions loans.

The master servicer will be required to make servicing advances with respect to the mortgaged properties securing the AFR/Bank of America Portfolio Whole Loan. The master servicer will be required to make P&I advances with respect to the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio B Note, but not with respect to any AFR/Bank of America Portfolio Companion Loan.


OPTIONAL TERMINATION OF THE TRUST

If, on any distribution date, the remaining aggregate principal balance of the mortgage pool is less than 1% of the initial pool balance, the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor may purchase the mortgage loans. None of the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor, however, is required to do so. If the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor does purchase the mortgage loans, the outstanding principal balance of the certificates will be paid in full, together with accrued interest. Provided that the aggregate principal balances of the Class A-1, Class A-1A, Class A-2, Class A-3,

Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero, the trust could also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X certificates but excluding the REMIC residual certificates, for the mortgage loans remaining in the trust, but all of the holders of such classes of outstanding certificates would have to voluntarily participate in such exchange. See "Description of the Certificates-- Certificate Balances and Notional Amounts" and "--Termination; Retirement of Certificates."


BOOK-ENTRY REGISTRATION

Generally, the offered certificates will be available only in book-entry form through the facilities of The Depository Trust Company in the United States or through Clearstream or Euroclear in Europe. See "Description of the Certificates--Book-Entry Registration of the Offered Certificates" in this prospectus supplement and "Annex D" to this prospectus supplement and "Description of the Certificates-- Book-Entry Registration and Definitive Certificates" in the prospectus.


DENOMINATIONS

The offered certificates are offered in minimum denominations of $25,000 each and multiples of $1 in excess thereof.


YIELD AND PREPAYMENT CONSIDERATIONS

The yield to maturity of each class of certificates will depend upon:

o    the purchase price of the certificates;

o    the applicable pass-through rate;

o    the characteristics of the mortgage loans; and

o    the rate and timing of payments on the mortgage loans.

For a discussion of special yield and prepayment considerations applicable to these classes of certificates, see "Risk Factors" and "Yield and Maturity Considerations" in this prospectus supplement.


LEGAL INVESTMENT IN THE CERTIFICATES

None of the offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You should consult your own legal advisors in determining the extent to which the offered certificates constitute legal investments for you.


ERISA CONSIDERATIONS FOR CERTIFICATEHOLDERS

If the conditions described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus are satisfied, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.


TAX STATUS OF THE CERTIFICATES

The certificates, other than the residual certificates and the Class P certificateholders entitlement, if any, to certain excess interest on the ARD loan, will be treated as regular interests in a REMIC and generally as debt for federal income tax purposes. Holders of regular interest certificates will be required to include in income all interest and original issue discount in respect of their certificates in accordance with the accrual method of accounting regardless of the certificateholders' usual methods of accounting.

For federal income tax purposes, elections will be made to treat the mortgage pool that comprises the trust (other than excess interest on the ARD loan) as separate real estate mortgage investment conduits. Except to the extent representing the right to excess interest on the ARD loan, the certificates, other than the residual certificates, will represent ownership of regular interests in one of these real estate mortgage investment conduits. For federal income tax purposes, the residual certificates will be the residual interests in their respective real estate mortgage investment conduit.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

RATINGS ON THE CERTIFICATES

The offered certificates are required to receive ratings from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. that are not lower than those indicated under "Summary of Series 2003-C3 Mortgage Pass-Through Certificates and Pool Characteristics." The ratings of the offered certificates address the likelihood that the holders of offered certificates will receive timely distributions of interest and the ultimate repayment of principal before the rated final distribution date that occurs in April 2040, which is the distribution date that follows the second anniversary of the end of the amortization term for the mortgage loan in the mortgage pool that, as of the applicable cut-off date, has the longest remaining amortization term. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings do not address the likelihood that holders will receive any yield maintenance charges, prepayment premiums, default interest or excess interest. The ratings also do not address the tax treatment of payments on the certificates or the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See "Ratings" in this prospectus supplement.

                                 RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

ALLOCATIONS OF LOSSES ON THE        If losses on the mortgage loans are
MORTGAGE LOANS WILL REDUCE YOUR     allocated to your class of certificates, the
PAYMENTS AND YIELD ON YOUR          amount payable to you will be reduced by the
CERTIFICATES                        amount of these losses and the yield to
                                    maturity on your certificates will be
                                    reduced. Losses allocated to a class reduce the principal balance of the class without making a payment to the class.

                                    Because losses on the mortgage loans,
                                    together with expenses relating to defaulted mortgage loans, will be allocated first to the most subordinated class of subordinated certificates with a positive balance, the yields on the subordinate certificates will be extremely sensitive to losses on the mortgage loans and the other related expenses.

                                    If the principal balance of all of the
                                    subordinate certificates has been reduced to zero due to losses on and expenses of defaulted mortgage loans, losses and expenses will be allocated pro rata to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates.

                                    Reductions in the principal balance of any class (other than the classes of Class S-AFR certificates) will reduce the notional amount of the Class X certificates by a corresponding amount, resulting in smaller interest distributions to the Class X certificateholders. See "Description of the Certificates--Subordination; Allocation of
                                    Losses and Expenses" in this prospectus
                                    supplement.

DELINQUENCIES, LOSSES AND           The yield to maturity on the certificates
PREPAYMENTS ON THE MORTGAGE         will depend significantly on the rate and
LOANS WILL AFFECT THE YIELD ON THE  timing of payments of principal and interest
CERTIFICATES                        on the certificates. The rate and timing of
                                    principal and interest payments on the
                                    mortgage loans,
                                    including the rates of delinquency, loss and prepayment, will affect the rate and timing of payments of principal and interest on the certificates. Some of the mortgage loans are secured by cash reserves or other credit enhancement that, if certain leasing-related or other conditions are not met, may be applied to partially defease or prepay the related mortgage loan. See "Description of the Mortgage Pool-- Earnouts and Additional
                                    Collateral Loans" and "Annex A" to this
                                    prospectus supplement. For a discussion of the impact on the yields of the certificates of the rate of delinquency, loss and prepayment on the mortgage loans, and factors that affect those rates, see "Yield and Maturity Considerations" and
                                    "Description of the
                                    Certificates--Subordination; Allocation of
                                    Losses and Expenses" in this prospectus
                                    supplement and "Risk Factors" and "Yield and Maturity Considerations" in the prospectus.

THE MORTGAGE LOANS ARE NOT          None of the mortgage loans are insured or
INSURED                             guaranteed by the United States, any
                                    governmental entity or instrumentality, by any private mortgage insurer or by the depositor, the underwriters, the master servicer, the special servicer, the sellers, the trustee or the fiscal agent. Therefore, you should consider payment on each mortgage loan to depend exclusively on the borrower and any guarantor(s) under the particular mortgage loan documents. If the borrower or any guarantor fails to make all payments when due on the mortgage loans, the yield on your class of certificates may be adversely affected and any resulting losses may be allocated to your certificates.

CONFLICTS OF INTEREST MAY OCCUR     Subject to the next sentence, the majority A
AS RESULT OF THE RIGHTS OF THIRD    certificateholder of the controlling class
PARTIES TO TERMINATE THE SPECIAL    has the right to remove the special servicer
SERVICER                            and appoint a successor special servicer,
                                    which may be an affiliate of that
                                    certificateholder. See "Servicing of the
                                    Mortgage Loans--The Majority
                                    Certificateholder of the Controlling Class."
                                    Holders of certain companion loans,
                                    subordinated loans and other parties also have the right under certain circumstances to remove the special servicer and appoint a special servicer for one or more mortgage loans over which they have appointment power acting alone or jointly with the majority certificateholder of the controlling class.
                                    The parties with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, they do not have any duties to the holders of any class of certificates, may act solely in their own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the majority certificateholder of the controlling class, the holders of companion loans or subordinated loans or other parties for having acted solely in their respective interests. See "Description of the Mortgage
                                    Pool--The AFR/Bank of America Portfolio
                                    Whole Loan," "--The Mall at Millenia Whole
                                    Loan," "--The Wells Fargo Tower Whole Loan,"
                                    "--The Geneva Commons Whole Loan," "--The
                                    Water Tower Place Whole Loan," "--The 609
                                    Fifth Avenue Whole Loan" and "--The 5
                                    Houston Center Whole Loan" in this
                                    prospectus supplement.

CONFLICTS OF INTEREST MAY OCCUR     The majority certificateholder of the
AS A RESULT OF THE RIGHTS OF THIRD  controlling class has the right to withhold
PARTIES TO WITHHOLD APPROVAL OR     its approval of certain actions proposed to
CONSULT ON SERVICER ACTIONS         be taken by the special servicer with
                                    respect to the mortgage loans and related mortgaged properties. See "Servicing of the Mortgage Loans-- The Majority
                                    Certificateholder of the Controlling Class".
                                    With respect to certain mortgage loans with companion loans or subordinate loans, these rights or similar rights may instead be exercisable by the holders of companion loans or subordinated loans and the related controlling class of certificateholders of any trust or operating advisors appointed by them. The interests of any of these holders or controlling class of certificateholders or operating advisors may also conflict with those of the holders of the majority certificateholder of the controlling class or the interests of the holders of the offered certificates. As a result, approvals to proposed servicer actions may not be granted in all instances thereby potentially adversely affecting some or all of the classes of offered certificates. No certificateholder may take any action against any of the parties with these approval or consent rights for having acted solely in their respective interests. See
                                    "Description of the Mortgage Pool--The
                                    AFR/Bank of America Portfolio Whole Loan,"
                                    "--The Mall at Millenia Whole Loan," "--The
                                    Wells Fargo Whole Loan," "--The Geneva
                                    Commons Whole Loan," "--The Water Tower
                                    Place Whole Loan," "--The 609 Fifth Avenue
                                    Whole Loan" and "--The 5 Houston Center
                                    Whole Loan" in this prospectus supplement.

YOU WILL NOT HAVE ANY CONTROL OVER  The Mall at Millenia Loan is secured by a
THE SERVICING OF CERTAIN LOANS      mortgaged property that also secures three
                                    (3) pari passu Mall at Millenia Companion
                                    Loans and one subordinated Mall at Millenia
                                    B Note that are not assets of the trust. Two
                                    (2) of the Mall at Millenia Companion Loans and the Mall at Millenia B Note are owned by the trust fund relating to the Morgan
                                    Stanley Capital I Inc. Commercial Mortgage
                                    Pass-Through Certificates, Series 2003-IQ4 for which GMAC Commercial Mortgage
                                    Corporation is the Master Servicer. The
                                    other Mall at Millenia Companion Loan is currently held by Morgan Stanley Mortgage
                                    Capital Inc., one of the mortgage loan
                                    sellers. The Mall at Millenia Whole Loan will be serviced pursuant to the 2003-IQ4
                                    Pooling and Servicing Agreement. As a
                                    result, you will have less control over the servicing of the Mall at Millenia Loan than you would if the Mall at Millenia Loan was being serviced by the master servicer and the special servicer under the pooling and servicing agreement. See "Servicing of the Mortgage Loans--Servicing of the Mall at Millenia Whole Loan" in this prospectus supplement.

                                    The Wells Fargo Tower Loan is secured by a mortgaged property that also secures six (6) Wells Fargo Tower Companion Loans that are not assets of the trust. Two (2) of the Wells

                                    Fargo Tower Companion Loans are currently held by Morgan Stanley Mortgage Capital Inc. The other Wells Fargo Tower Companion Loans are currently held by Greenwich Capital Financial Products, Inc. It is anticipated that one of the Wells Fargo Tower Companion Loans will be owned by the trust fund relating to the Greenwich Commercial Mortgage Trust 2003-C2 Commercial Mortgage Pass-Through Certificates, Series 2003-C2. It is further anticipated that the Wells Fargo Tower Whole Loan will be serviced pursuant to the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement which may contain servicing provisions different than those in the pooling and servicing agreement. As a result, you will have less control over the servicing of the Wells Fargo Tower Loan than you would if the Wells Fargo Tower Loan was being serviced by the master servicer and the special servicer under the pooling and servicing agreement. See "Servicing of the Mortgage Loans--Servicing of the Wells Fargo Tower Whole Loan" in this prospectus supplement.

                                    The Geneva Commons Loan is secured by a
                                    mortgaged property that also secures one (1)
                                    Geneva Commons Companion Loan that is not an asset of the trust. The Geneva Commons Companion Loan is owned by the trust fund relating to the GMAC Commercial Mortgage Securities, Inc., Series 2003-C2 Mortgage Pass Through Certificates, Series 2003-C2 for which GMAC Commercial Mortgage Corporation is the Master Servicer. The mortgage note representing the Geneva Commons Loan will be serviced pursuant to the GMACCM 2003-C2 Pooling and Servicing Agreement. As a result, you will have less control over the servicing of the Geneva Commons Loan than you would if the Geneva Commons Loan was being serviced by the master servicer and the special servicer under the pooling and servicing agreement for these certificates. See "Servicing of the Mortgage Loans--Servicing of the Geneva Commons Whole Loan" in this prospectus supplement.

                                    The trust could become liable for an
ADVERSE ENVIRONMENTAL               environmental condition at a mortgaged
CONDITIONS AT A MORTGAGED           property. Any potential liability could
PROPERTY MAY REDUCE OR DELAY        reduce or delay payments to
YOUR PAYMENTS                       certificateholders.

                                    "Phase I" environmental assessments have been performed on all of the mortgaged properties and "Phase II" environmental assessments were performed on some of the mortgaged properties. None of the environmental assessments revealed material adverse environmental conditions or circumstances affecting any mortgaged property, except those cases:

                                    o   in which the adverse conditions were
                                        remediated or abated, or a "no further
                                        action" letter was issued by the
                                        applicable governmental agency, before
                                        the date of issuance of the
                                        certificates;

                                    o   in which an operations and maintenance
                                        plan or periodic monitoring of the
                                        mortgaged property or nearby properties
                                        was in place or recommended;

                                    o   involving a leaking underground storage
                                        tank or groundwater contamination at a
                                        nearby property that had not yet
                                        materially affected the mortgaged
                                        property and for which a responsible
                                        party either has been identified under
                                        applicable law or was then conducting
                                        remediation of the related condition;

                                    o   in which groundwater, soil or other
                                        contamination was identified or
                                        suspected at the subject mortgaged
                                        property, and a responsible party either has been identified under applicable law or was then conducting remediation of the related condition, or an escrow reserve, indemnity, environmental insurance or other collateral was provided to cover the estimated costs of continued monitoring, investigation, testing or remediation;

                                    o   involving radon; or

                                    o in which the related borrower has agreed to seek a "no further action" letter or a "case closed" or similar status for the issue from the applicable governmental agency.

                                    A secured creditor environmental insurance policy was obtained or in place at origination for two (2) of the mortgage properties that secure mortgage loans with an allocated loan amount representing 3.52% of the initial pool balance, which provides coverage in an amount generally greater than or equal to the principal amount of the loan or allocated loan amount. There can be no assurance, however, that should such coverage be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

                                    To decrease the likelihood of environmental liability against the trust, the special servicer is required to obtain a satisfactory environmental site assessment of a mortgaged property and see that any required remedial action is taken before acquiring title or assuming its operation. See "Description of the Mortgage Pool-- Underwriting Matters--Environmental
                                    Assessments and Insurance" in this
                                    prospectus supplement and "The Pooling and Servicing Agreements--Realization Upon
                                    Defaulted Mortgage Loans," "Risk
                                    Factors--Environmental conditions may
                                    subject the mortgaged property to liens or impose costs on the property owner" and "Legal Aspects of Mortgage Loans-- Environmental Considerations" in the prospectus.

                                    Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

GEOGRAPHIC CONCENTRATION MAY        The seven (7) states and the District of
INCREASE REALIZED LOSSES ON THE     Columbia have the highest concentration of
CERTIFICATES                        mortgaged properties and are listed in the
                                    table under "Summary of Series 2003-C3
                                    Transaction-- Geographic Concentrations of the Mortgaged Properties." Any deterioration in the real estate market or economy or events in that state or region, including earthquakes, hurricanes and other natural disasters, may increase the rate of delinquency experienced with mortgage loans related to properties in that region. As a result, realized losses may occur on the mortgage loans in the trust.

                                    In addition, some mortgaged properties are located in states, such as California and Washington, that may be more susceptible to earthquakes, or states such as South Carolina, North Carolina, Virginia, Florida and Texas, that may be more susceptible to hurricanes than properties located in other parts of the country. Generally the mortgaged properties are not insured for earthquake or hurricane risk. If mortgaged properties are insured, they may be insured for amounts less than the outstanding principal balances of the related mortgage loans.

THE MORTGAGE LOANS ARE              All of the mortgage loans are non-recourse
NON-RECOURSE LOANS                  loans. If a borrower defaults on a non-
                                    recourse loan, only the mortgaged property, and not the other assets of the borrower, is available to satisfy the debt. Even if the mortgage loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under that mortgage loan. Any resulting losses may reduce your payments and yield on your certificates.

                                    Consequently, you should consider payment on each mortgage loan to depend primarily on the sufficiency of the cash flow from the related mortgaged property or properties. At scheduled maturity or upon acceleration of maturity after a default, payment depends primarily on the market value of the mortgaged property or the ability of the borrower to refinance the mortgaged property. See "Legal Aspects of

                                    Mortgage Loans--Foreclosure--Anti-Deficiency
                                    Legislation" in the prospectus.

THE SELLER OF A MORTGAGE LOAN IS    The seller of each mortgage loan will be the
THE ONLY ENTITY MAKING              only entity making representations and
REPRESENTATIONS AND WARRANTIES      warranties on that mortgage loan. Neither
ON THAT MORTGAGE LOAN               the depositor nor any of its other
                                    affiliates will be obligated to repurchase a mortgage loan upon a breach of a seller's representations and warranties or any document defects if the applicable seller defaults on its obligation to repurchase a mortgage loan. The applicable seller may not have the financial ability to effect these repurchases. Any resulting losses will reduce your payments and yield on your certificates. See "Description of the
                                    Mortgage Pool--Assignment of the Mortgage
                                    Loans; Repurchases and Substitutions" and
                                    "--Representations and Warranties;
                                    Repurchases" in this prospectus supplement.

BALLOON PAYMENTS MAY INCREASE       Seventy-six (76) mortgage loans, which
LOSSES ON THE MORTGAGE LOANS AND    represent 93.52% of the initial pool
EXTEND THE WEIGHTED AVERAGE LIFE    balance, require balloon payments at their
OF YOUR CERTIFICATE                 stated maturity. These mortgage loans
                                    involve a greater degree of risk than fully
                                    amortizing loans because the ability of a
                                    borrower to make a balloon payment typically
                                    depends on its ability to refinance the
                                    mortgage loan or sell the mortgaged property
                                    at a price sufficient to permit repayment. A
                                    borrower's ability to achieve either of
                                    these goals will be affected by:

                                    o   the availability of, and competition
                                        for, credit for commercial or
                                        multifamily real estate projects, which
                                        fluctuates over time;

                                    o   the prevailing interest rates;

                                    o   the fair market value of the property;

                                    o   the borrower's equity in the property;

                                    o   the borrower's financial condition;

                                    o   the operating history and occupancy
                                        level of the property;

                                    o   tax laws; and

                                    o prevailing general and regional economic conditions.

                                    Any delay in collection of a balloon payment that otherwise would be distributable to a class, whether the delay is due to borrower default or to modification of the mortgage loan by the master servicer or special servicer, is likely to extend the weighted average life of that class. If the weighted average life of your class of certificates is extended, your yield on those certificates may be reduced to less than what it would otherwise have been.

                                    See "Servicing of the Mortgage Loans--
                                    Modifications, Waivers, Amendments and
                                    Consents," "Description of the Mortgage
                                    Pool-- Balloon Loans" and "Yield and
                                    Maturity Considerations" in this prospectus supplement and "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans" and "Yield and Maturity Considerations" in the prospectus.

IF A BORROWER DOES NOT MAKE ITS     One (1) mortgage loan which represents 4.80%
ARD PAYMENT, THE WEIGHTED           of the initial pool balance is an ARD loan.
AVERAGE LIFE OF YOUR CLASS OF       An ARD loan has an anticipated repayment
CERTIFICATES MAY BE EXTENDED        date prior to its maturity date. The failure
                                    of a borrower to prepay an ARD loan by its anticipated repayment date will likely extend the weighted average life of any class of certificates that would receive a distribution of the prepayment. The ability of a borrower to prepay an ARD loan by its anticipated repayment date typically depends on its ability either to refinance an ARD loan or to sell the mortgaged property. The provisions for accelerated amortization and a higher interest rate after the anticipated repayment date of an ARD loan are intended to provide a borrower with an incentive to pay the mortgage loan in full on or before its anticipated repayment date, but this incentive may not be sufficient. To the extent the borrower on an ARD loan makes payments of interest accrued at a rate of interest higher than the normal mortgage interest rate, the excess interest will be distributed to the holders of the Class P certificates. See "Description of the
                                    Mortgage

                                    Pool--ARD Loan" in this prospectus
                                    supplement.


RISKS PARTICULAR TO OFFICE
PROPERTIES:

ECONOMIC DECLINE IN TENANT          One-hundred thirty-nine (139) mortgaged
BUSINESSES OR CHANGES IN            properties, securing mortgage loans that
DEMOGRAPHIC CONDITIONS COULD        represent 37.47% of the initial pool
ADVERSELY AFFECT THE VALUE AND      balance, are office properties. Economic
CASH FLOW FROM OFFICE PROPERTIES    decline in the businesses operated by the
                                    tenants of office properties may increase the likelihood that the tenants may be unable to pay their rent, which could result in realized losses on the mortgage loans that may be allocated to your class of certificates. A number of economic and demographic factors may adversely affect the value of office properties, including:

                                    o   the quality of the tenants in the
                                        building;

                                    o   the physical attributes of the building
                                        in relation to competing buildings;

                                    o   access to transportation;

                                    o   the availability of tax benefits;

                                    o   in the case of medical office uses,
                                        access and proximity to ancillary demand generators such as hospitals and medical centers;

                                    o the strength and stability of businesses operated by the tenant or tenants;

                                    o   the desirability of the location for
                                        business; and

                                    o the cost of refitting office space for a new tenant, which is often significantly higher than the cost of refitting other types of properties for new tenants.

                                    These risks may be increased if rental
                                    revenue depends on a few tenants, if the property is owner-occupied or if there is a significant concentration of tenants in a particular business or industry. For a description of risk factors relating to properties with tenant concentrations, see "--Losses may be caused by tenant credit risk on the mortgage loans" and "--Tenant concentration entails risks because the financial condition of a single-tenant or a few tenants may adversely affect net cash flow" below.

COMPETITION WITH OTHER OFFICE       Competition from other office properties in
PROPERTIES COULD ALSO ADVERSELY     the same market could decrease occupancy or
AFFECT THE VALUE AND CASH FLOW      rental rates at office properties. Decreased
FROM OFFICE PROPERTIES              occupancy or rental revenues could result in
                                    realized losses on the mortgage loans that may be allocated to your class of certificates. A property's age, condition, design (such as floor sizes and layout), location, access to transportation and ability to offer amenities to its tenants, including sophisticated building systems
                                    (such as fiber optic cables, satellite
                                    communications or other base building
                                    technological features) may affect the
                                    property's ability to compete with office properties in the same market.

RISKS PARTICULAR TO RETAIL
PROPERTIES:

A SIGNIFICANT TENANT CEASING TO     Twenty-two (22) mortgaged properties,
OPERATE AT A RETAIL PROPERTY COULD  securing mortgage loans that represent
ADVERSELY AFFECT ITS VALUE AND      25.52% of the initial pool balance, are
CASH FLOW                           retail properties. A significant tenant
                                    ceasing to do business at a retail property could result in realized losses on the mortgage loans that may be allocated to your certificates. The loss of a significant tenant may be the result of the tenant's voluntary decision not to renew a lease or to terminate it in accordance with its terms, the bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or other reasons. There is no guarantee that any tenant will continue to occupy space in the related retail property.

                                    Some component of the total rent paid by retail tenants may be tied to a percentage of gross sales. As a result, the correlation between the success of a given tenant's business and property value is more direct for retail properties than other types of commercial properties. Significant tenants or anchor tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. A retail "anchor tenant" is typically understood to be a tenant that is larger in size and is important in attracting customers to a retail property, whether or not it is located on the mortgaged property.

                                    Eleven (11) of the mortgaged properties, securing mortgage loans that represent 22.14% of the initial pool balance, are anchored retail properties. Some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if sales are below certain target levels, or if an anchor tenant or one or more major tenants cease operations at that property or fails to open. If anchor stores in a mortgaged property were to close, the borrower may be unable to replace those anchor tenants in a timely manner on similar terms, and customer traffic may be reduced, possibly affecting sales at the remaining retail tenants. The lack of replacement anchors and a reduction in rental income from remaining tenants may adversely affect the borrower's ability to pay current debt service or successfully refinance the mortgage loan at maturity. These risks with respect to an anchored retail property may be increased when the property is a single-tenant property. Four (4) of these mortgaged properties, securing mortgage loans that represent 1.68% of the initial pool balance, are single-tenant anchored retail properties, securing credit tenant lease loans. For a description of risk factors relating to single-tenant properties, see "--Losses may be caused by tenant credit risk on the mortgage loans" below. In addition, certain retail anchor tenants may own their building and improvements, while the borrower owns only the underlying land. In those cases, the collateral securing the mortgage loan will include only the land and the rights of the borrower as landlord with respect to the anchor lease.

                                    The bankruptcy of, or financial difficulties affecting, a major tenant may adversely affect a borrower's ability to make its mortgage loan payments.

RETAIL PROPERTIES ARE VULNERABLE    Changes in consumer preferences and market
TO CHANGES IN CONSUMER              demographics may adversely affect the value
PREFERENCES                         and cash flow from retail properties,
                                    particularly properties with a specialty retail focus. You may experience losses on the certificates due to these changes.
                                    Retail properties are particularly
                                    vulnerable to changes in consumer
                                    preferences and market demographics that maY relate to:

                                    o   changes in consumer spending patterns;

                                    o local competitive conditions, such as an increased supply of retail space or the construction of other shopping centers;

                                    o the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

                                    o   with respect to value-oriented retail
                                        properties, such properties may contain
                                        tenants that sell discounted, "last
                                        season" or close-out merchandise, or may have higher than average seasonality in tenant sales, cash flows and occupancy levels;

                                    o   the public perception of the safety of
                                        the neighborhood; and

                                    o   the need to make major repairs or
                                        improvements to satisfy major tenants.

COMPETITION FROM ALTERNATIVE        Retail properties face competition from
RETAIL DISTRIBUTION CHANNELS MAY    sources outside their local real estate
ADVERSELY AFFECT THE VALUE AND      market. Catalog retailers, home shopping
CASH FLOW FROM RETAIL PROPERTIES    networks, the Internet, telemarketing and
                                    outlet centers all compete with more
                                    traditional retail properties for consumer dollars. These alternative retail outlets are often characterized by lower operating costs. Continued growth of these alternative retail outlets could adversely affect the rents collectible at the retail properties which secure mortgage loans in the trust and result in realized losses on the mortgage loans.

THEATER TENANTS HAVE PARTICULAR     Certain of the mortgaged properties have
RISKS                               theaters as part of the mortgaged property.
                                    These properties are exposed to certain
                                    unique risks. Significant factors
                                    determining the value of a theater property include:

                                    o   the strength and experience of the
                                        operator;

                                    o   its ability to secure film license
                                        agreements for first-run movies; and

                                    o   its ability to maintain high attendance
                                        levels.

                                    Theater operators are also highly reliant on sales of food and beverages to attendees. Physical attributes of the building will also impact property value. These physical attributes include:

                                    o   number of screens;

                                    o   the size of individual auditoriums
                                        within the theater;

                                    o   quality and modernity of sound and
                                        projection systems, and

                                    o   quality and comfort of individual
                                        theaters and common areas (including box office, lobby and concessions area).

                                    The performance of a theater property can be impacted by the quality, size and proximity of competitive theater properties and the relative appeal of films being screened at other theater properties within the market. The theater industry is highly dependent on the quality and popularity of films being produced by film production companies both in the United States and overseas; a slowdown in movie production or decrease in the appeal of films being produced can negatively impact the value of a theater property. The theater industry is also subject to competitive distribution channels. These competitive distribution channels include:

                                    o   cable and satellite television;

                                    o   videotape and videodisk sales and
                                        rentals; and

                                    o   electronic distribution via the
                                        internet.


RISKS PARTICULAR TO MULTIFAMILY
PROPERTIES:

REDUCTIONS IN OCCUPANCY AND         Twenty-seven (27) mortgaged properties,
RENT LEVELS ON MULTIFAMILY          securing mortgage loans that represent
PROPERTIES COULD ADVERSELY AFFECT   19.30% of the initial pool balance, are
THEIR VALUE AND CASH FLOW           multifamily rental properties. A decrease in
                                    occupancy or rent
                                    levels at these properties could result in
                                    realized losses on the mortgage loans.
                                    Occupancy and rent levels at a multifamily
                                    property may be adversely affected by:

                                    o   local, regional or national economic
                                        conditions, which may limit the amount
                                        of rent that can be charged for rental
                                        units or result in a reduction in timely rent payments;

                                    o construction of additional housing units in the same market;

                                    o   local military base or
                                        industrial/business closings;

                                    o   the tenant mix (such as tenants being
                                        predominantly students, military
                                        personnel, corporate tenants or
                                        employees of a particular business);

                                    o   developments at local colleges and
                                        universities;

                                    o   national, regional and local politics,
                                        including current or future rent
                                        stabilization and rent control laws and
                                        agreements;

                                    o   trends in the senior housing market;

                                    o   the level of mortgage interest rates,
                                        which may encourage tenants in
                                        multifamily rental properties to
                                        purchase housing; and

                                    o   a lack of amenities, unattractive
                                        physical attributes or bad reputation of the mortgaged property.

THE VALUE AND SUCCESSFUL            One (1) mortgaged property, which secures a
OPERATION OF MANUFACTURED           mortgage loan that represents 1.99% of the
HOUSING PROPERTIES WILL BE          initial pool balance is a manufactured
AFFECTED BY VARIOUS FACTORS         housing property. Many of the factors that
                                    affect the value of multifamily housing
                                    properties also apply to manufactured
                                    housing properties. In addition,
                                    manufactured housing properties are
                                    generally considered to be "special purpose" properties because they cannot readily be converted to general residential, retail or office use. Some states, in fact, regulate changes in the use of manufactured housing properties. For example, some states require the landlord of a manufactured housing property to notify its tenants in writing a substantial period of time before any proposed change in the use of the property. Therefore, if the operation of any manufactured housing property becomes unprofitable because of competition, the age of improvements or other factors and the borrower is unable to make the required payments under the related mortgage loan, the liquidation value of the mortgaged property may be substantially less than it would be if the property were readily adaptable to other uses and may be less than the amount owing on the mortgage loan.

RESTRICTIONS IMPOSED ON             Tax credit, city, state and federal housing
MULTIFAMILY PROPERTIES BY           subsidies, rent stabilization, elder housing
GOVERNMENT PROGRAMS COULD ALSO      or similar programs may apply to multifamily
ADVERSELY AFFECT THEIR VALUE AND    properties. The limitations and restrictions
CASH FLOW                           imposed by these programs could result in
                                    realized losses on the mortgage loans that may be allocated to your class of certificates. These programs may include:

                                    o   rent limitations that could adversely
                                        affect the ability of borrowers to
                                        increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

                                    o   tenancy and tenant income restrictions
                                        that may reduce the number of eligible
                                        tenants in those mortgaged properties
                                        and result in a reduction in occupancy
                                        rates.

                                    The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.

                                    In addition, with respect to one (1)
                                    mortgage loan, representing approximately
                                    1.57% of the initial pool balance,
                                    non-compliance by the related tenant with a city housing program would result in certain additional debt secured by the related property not being reduced by the city as lender as described under "--Description of the

                                    Mortgage Pool--Secured Subordinate
                                    Financing" in this prospectus supplement.

RISKS ASSOCIATED WITH MIXED USE     Forty-one (41) mortgaged properties securing
AND OTHER PROPERTY TYPES:           mortgage loans representing 8.12% of the
                                    initial pool balance, including the 609
                                    Fifth Avenue Loan, are mixed use properties.
                                    Four (4) mortgage loans, representing 0.53% of the initial pool balance are secured by self-storage properties. Due to their nature, these properties may have limited alternative uses. Substantial renovation may be required in order to convert such properties to an alternative use. Therefore, certificateholders may be adversely affected if such properties were to be converted to an alternative use.

RISKS PARTICULAR TO HOSPITALITY
PROPERTIES:

REDUCTIONS IN ROOM RATES OR         Seven (7) mortgaged properties, securing
OCCUPANCY AT A HOSPITALITY          mortgage loans that represent 4.25% of the
PROPERTY COULD ADVERSELY AFFECT     initial pool balance, are hospitality
ITS VALUE AND CASH FLOW             properties. A decrease in room rates or
                                    occupancy at a hospitality property could result in realized losses on the mortgage loans that may be allocated to your class of certificates. Room rates and occupancy levels may depend upon the following factors:

                                    o   the proximity of a hospitality property
                                        to major population centers or
                                        attractions;

                                    o   adverse local, regional or national
                                        economic conditions or the existence or
                                        construction of competing hospitality
                                        properties. Because hospitality property rooms typically are rented for short periods of time, the performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties;

                                    o   a hospitality property's ability to
                                        attract customers and a portion of its
                                        revenues may depend on its having a
                                        liquor license. A
                                        liquor license may not be transferable
                                        if a foreclosure on the mortgaged
                                        property occurs;

                                    o   in many parts of the country the hotel
                                        and lodging industry is seasonal in
                                        nature. Seasonality will cause periodic
                                        fluctuations in room and other revenues, occupancy levels, room rates and operating expenses; and

                                    o   limited service hospitality properties
                                        have lower barriers to entry than other
                                        types of hospitality properties, and
                                        over-building could occur.

                                    The viability of hospitality properties that are franchisees of national, international or regional hotel chains or managed by hotel management companies depends in large part on the continued existence and financial strength of the franchisor or management company, as applicable. The public perception of the franchise or chain service mark, and the duration of the franchise license agreement or hotel management agreement are also important. If the borrower defaults on its debt, the trustee may be unable to use the franchise license without the consent of the franchisor or hotel management company due to restrictions on transfers imposed by the franchise license agreement or hotel management agreement, as applicable.

                                    In addition, air travel has been
                                    significantly reduced since the terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 and recent military action in Iraq and Afghanistan, which has had a negative effect on revenues for hospitality properties. See "--The effect on certificateholders of recent events in the United States is unclear" below.

RISKS PARTICULAR TO INDUSTRIAL
PROPERTIES:

CHANGES IN ECONOMIC AND             Four (4) mortgaged properties, securing
DEMOGRAPHIC CONDITIONS COULD        mortgage loans that represent 2.82% of the
ADVERSELY AFFECT THE VALUE AND      initial pool balance, are industrial
CASH FLOW FROM INDUSTRIAL           properties. Economic decline in the
PROPERTIES                          businesses operated by the tenants of
                                    industrial properties could result in
                                    realized
                                    losses on the mortgage loans that may be allocated to your class of certificates.

                                    These risks are similar to those of tenants of office properties. For a description of risk factors relating to properties with tenant concentrations, see "--Losses may be caused by tenant credit risk on the mortgage loans" and "--Tenant concentration entails risks because the financial condition of a single-tenant or a few tenants may adversely affect net cash flow" below.

                                    Site characteristics at industrial
                                    properties may impose restrictions that may limit the properties' suitability for tenants, affect the value of the properties and contribute to losses on the mortgage loans that may be allocated to your class of certificates. Site characteristics which affect the value of an industrial property include:

                                    o   clear heights;

                                    o   column spacing;

                                    o   number of bays and bay depths;

                                    o   truck turning radius;

                                    o   divisibility;

                                    o   zoning restrictions; and

                                    o   overall functionality and accessibility.

                                    An industrial property also requires
                                    availability of labor sources, proximity to supply sources and customers, and accessibility to rail lines, major roadways and other distribution channels.

                                    Properties used for industrial purposes may be more prone to environmental concerns than other property types. Increased environmental risks could adversely affect the value and cash flow from industrial properties. For a description of risk factors relating to environmental risks, see "--Adverse environmental conditions at a mortgaged property may reduce or delay your payments" above.

RISKS PARTICULAR TO COMMERCIAL      In the case of condominiums, a board of
CONDOMINIUM OWNERSHIP               managers has discretion to make decisions
                                    affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. As a result, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance of that building, may have a significant impact on any mortgage loan secured by mortgaged properties consisting of such condominium interests. A borrower may not hold voting rights sufficient to continue the decisions made by the board of managers.

                                    Due to the nature of condominiums, a default on the part of the borrowers with respect to such mortgaged real properties will not allow the trustee the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged real property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by commercial property that is not a condominium.

RISKS ASSOCIATED WITH TENANTS
GENERALLY:

LOSSES MAY BE CAUSED BY TENANT      Cash flow or value of a mortgaged property
CREDIT RISK ON THE MORTGAGE LOANS   could be reduced if tenants are unable to
                                    meet their lease obligations or become
                                    insolvent. The inability of tenants to meet their obligations may result in realized losses on the mortgage loans that may be allocated to your class of certificates.

                                    o   If tenant sales in retail properties
                                        decline, rents based on sales will
                                        decline and certain tenants may have the option to terminate their leases if certain minimum sales targets are not met. Tenants may be unable to pay their rent or other occupancy costs as a result of poor cash flow due to sales declines or a reduction in the amount of the gross sales component of rent. If a tenant defaults, the borrower may experience delays and costs in enforcing the lessor's rights. If a tenant terminates its lease, the borrower may be unable to find replacement tenants.

                                    o If a tenant were to become insolvent and subject to any bankruptcy or similar law, the collection of rental payments could be interrupted and foreclosure on the mortgaged property made more difficult. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

TENANT CONCENTRATION ENTAILS RISKS In those cases where a mortgaged property is BECAUSE THE FINANCIAL CONDITION OF leased to a single tenant, or is primarily
A SINGLE TENANT OR A FEW TENANTS    leased to one or a small number of major
MAY ADVERSELY AFFECT NET CASH       tenants, a deterioration in the financial
                                    condition or a change in the plan of
                                    operations of those tenants can have a
                                    particularly significant effect on the net cash flow generated by the mortgaged property. If any major tenant defaults under, terminates or fails to renew its lease, the resulting adverse financial effect on the operation of the mortgaged property will be substantially greater than would otherwise be the case with respect to a property occupied by a large number of less significant tenants.

                                    Ninety-seven (97) of the mortgaged
                                    properties, securing mortgage loans that represent 10.78% of the initial pool balance, are single-tenant properties.

                                    In addition, retail, office or industrial properties also may be adversely affected if there is a concentration of tenants in a particular business or industry at any related property and that particular business or industry declines.

                                    These adverse financial effects could result in insufficient cash flow received by a borrower with respect to a mortgaged property which could, in turn, result in the inability of the borrower to make required payments on its mortgage loan, pay for maintenance and other operating expenses, fund capital improvements and pay other debtor obligations it may have.

LOSSES MAY BE CAUSED BY THE         The income from and market value of retail,
EXPIRATION OF, OR TENANT DEFAULTS   office, multifamily and industrial
ON, LEASES                          properties would decline if leases expired
                                    or terminated, or tenants defaulted and the borrowers were unable to renew the leases or relet the space on comparable terms. See
                                    "Annex A" to this prospectus supplement for information regarding the expiration of leased space for certain mortgaged properties.

                                    If leases are not renewed at all or are not renewed on favorable terms, the trust may experience realized losses on the mortgage loans that may be allocated to your class of certificates.

                                    Even if borrowers successfully relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash flow from the mortgaged properties. Although many of the mortgage loans require the borrower to maintain escrows or other collateral for leasing expenses, there is no guarantee that these reserves will be sufficient. See "--Leases at certain properties contain early termination or space surrender provisions that could reduce cash flow from tenants" and "Annex A--Characteristics of the Mortgage Loans--Certain Reserves" in this prospectus supplement for information regarding certain of these reserves.

LEASES AT CERTAIN PROPERTIES        Leases at certain mortgaged properties are
CONTAIN EARLY TERMINATION OR        subject to provisions which may entitle the
SURRENDER PROVISIONS THAT COULD     tenant to surrender a portion of the demised
REDUCE CASH FLOW FROM TENANTS       premises or terminate the lease prior to the
                                    expiration date of the lease. These
                                    provisions may affect cash flow from tenants and affect a borrower's ability to make its mortgage loan payments.

TENANT BANKRUPTCY ENTAILS RISKS     Certain tenants at some of the mortgaged
                                    properties may have been or may in the
                                    future become a party to a bankruptcy
                                    proceeding. The bankruptcy or insolvency of a major tenant, such as an anchor tenant, or a number of smaller tenants, may adversely affect the income produced by a mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, unless collateral secures the claim. The claim would be limited to the unpaid rent reserved under the lease for the periods before the bankruptcy petition or earlier surrender of the leased premises that are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent, but not more than three years' rent.
                                    Even if provisions in the lease prohibit assignment, in a bankruptcy, the tenant may assign the lease to another entity that could be less creditworthy than the tenant may have been at the time of origination of the mortgage loan. See "Legal Aspects of Mortgage Loans" in the prospectus.

LOSSES MAY BE CAUSED BY             Losses may be realized on the mortgage loans
INADEQUATE PROPERTY MANAGEMENT      that may be allocated to your class of
                                    certificates if property management is
                                    inadequate. Property managers are normally responsible for the following activities:

                                    o   responding to changes in the local
                                        market;

                                    o   planning and implementing the rental
                                        structure, including establishing levels of rent payments; and

                                    o   ensuring that maintenance and capital
                                        improvements are carried out in a timely fashion.

                                    Sound property management controls costs, provides appropriate service to tenants and ensures that improvements are maintained.

                                    Sound property management can also maintain cash flow, reduce vacancy, leasing and repair costs and preserve building value. Property management errors can impair the long-term viability of a property.

CONFLICTS OF INTEREST BETWEEN       Managers of mortgaged properties and the
PROPERTY MANAGERS AND OWNERS        borrowers may experience conflicts of
MAY RESULT IN LOSSES                interest in the management or ownership of
                                    mortgaged properties. These conflicts of interest could result in realized losses on the mortgage loans that may be allocated to your class of certificates. These conflicts of interest may exist because:

                                    o   the mortgaged properties may be managed
                                        by property managers affiliated with the borrowers;

                                    o   the mortgaged properties may be managed
                                        by property managers who also manage
                                        other properties that compete with the
                                        mortgaged properties; and

                                    o   affiliates of the managers or the
                                        borrowers, or the managers or the
                                        borrowers or both, may also develop or
                                        own other properties, including
                                        competing properties.

LOSSES MAY RESULT IF THE SPECIAL    An appraisal was conducted for each
SERVICER IS UNABLE TO SELL A        mortgaged property in connection with the
MORTGAGED PROPERTY SECURING A       origination of the related mortgage loan
DEFAULTED MORTGAGE LOAN FOR ITS     or thereafter, and the loan-to-value ratios
APPRAISED VALUE                     as of the applicable cut-off date referred
                                    to in this prospectus supplement are based on the appraisals. If the special servicer forecloses on a mortgaged property and realizes liquidation proceeds that are less than the appraised value, a realized loss on the mortgage loan could result that may be allocated to your class of certificates.

                                    Appraisals are not guarantees of present or future value. Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller as of a designated date. This amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale on a subsequent date. If a borrower defaults on a mortgage loan, the special servicer may be unable to sell the related mortgaged property for its appraised value.

                                    Appraisals are estimates of value at the time of the appraisal based on the analysis and opinion of the appraiser. The values of the mortgaged properties may have changed significantly since the appraisal was performed. Most appraisals have not been updated since the mortgage loan was originated. Information regarding the values of mortgaged properties available to the depositor as of the applicable cut-off date is presented in this prospectus supplement for illustrative purposes only.

ADDITIONAL SECURED DEBT ON THE      Other than the AFR/Bank of America Portfolio
MORTGAGED PROPERTY MAY INCREASE     Loan, Mall at Millenia Loan and Poinsettia
REALIZED LOSSES ALLOCATED TO YOUR   Ridge Apartments, representing 7.50%, 5.06%
CERTIFICATES                        and 1.57% respectively, of the initial pool
                                    balance, no seller is aware of any mortgaged properties that are encumbered by secured subordinate debt with respect to any loans it is selling to the depositor. See
                                    "Description of the Mortgage Pool--Secured
                                    Subordinate Debt," "--The AFR/Bank of
                                    America Portfolio Whole Loan" and "--The
                                    Mall at Millenia Whole Loan" in this
                                    prospectus supplement. In addition, with respect to the McKinley Mall Loan representing 2.90% of the initial pool balance, the borrower is permitted to incur secured subordinated debt in the future, providing certain conditions are met.
                                    Furthermore, the respective mortgaged
                                    properties that secure the AFR/Bank of
                                    America Portfolio Loan, representing 7.50% of the initial pool balance, the Water Tower
                                    Place Loan, representing 5.60% of the
                                    initial pool balance, the Mall at Millenia
                                    Loan, representing 5.06% of the initial pool balance, the Wells Fargo Tower Loan, representing 4.87% of the initial pool balance, the 609 Fifth Avenue Loan, representing 4.80% of the initial pool balance, the 5 Houston Center Loan, representing 3.37% of the initial pool balance and the Geneva Commons Loan, representing 2.08% of the initial pool balance, also secure the related companion loans on a pari passu basis. See
                                    "Description of the Mortgage Pool--The
                                    AFR/Bank of America

                                    Portfolio Whole Loan", "--The Water Tower
                                    Place Whole Loan", "--The Mall at Millenia
                                    Whole Loan", "--The Wells Fargo Tower Whole
                                    Loan","--The 609 Fifth Avenue Whole Loan",
                                    "--The 5 Houston Center Whole Loan" and
                                    "--The Geneva Commons Whole Loan", in this prospectus supplement. The borrower under the Geneva Commons Loan also has incurred additional debt which is secured by a sales tax reimbursement agreement between the borrower and the City of Geneva, Illinois. The related borrower has directed the City of Geneva to make payments directly to the creditor on its behalf and the payments due under the related note are equal to the amount due to the borrower under the sales tax reimbursement agreement.

                                    The existence of additional indebtedness and the enforcement of any additional lender's interest in the mortgaged property may adversely affect the borrower's financial viability and enforcement of the trust's interest in the mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates.

                                    The borrower's financial viability or the enforcement of the trust's interest could be adversely affected by subordinate or pari passu financing because:

                                    o   refinancing the mortgage loan at
                                        maturity for the purpose of making any
                                        balloon payments may be more difficult;

                                    o   reduced cash flow could result in
                                        deferred maintenance; and

                                    o   if the borrower defaults after the
                                        holder of the pari passu debt or the
                                        subordinated debt files for bankruptcy
                                        or is placed in involuntary
                                        receivership, foreclosing on the
                                        mortgaged property could be delayed.

                                    All other mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien before so encumbering the mortgaged property. A violation of this prohibition, however, may not become evident until the mortgage loan otherwise defaults.

MEZZANINE DEBT SECURED BY           For three (3) mortgage loans, which
EQUITY OR PREFERRED EQUITY IN THE   represents 7.56% of the initial pool
BORROWER MAY INCREASE RISKS         balance, the direct parents of the related
                                    borrowers have incurred mezzanine debt. Four
                                    (4) mortgage loans, which represent 6.49% of the initial pool balance, permit the direct parents of the related borrower to incur mezzanine debt or issue preferred equity in the future. Furthermore, any mortgage loan made to a borrower that is not a single purpose entity may not restrict the parents of the borrower from incurring mezzanine debt. Any such indebtedness may be secured by a pledge of the equity interest in the related borrower. The existence of this indebtedness could adversely affect the financial viability of such borrower or the availability of proceeds from the operation of the property to fund items such as replacements, tenant improvements or other capital expenditures. The value of the equity in the borrower held by the sponsoring entities of the borrower could also be adversely affected by the existence of mezzanine indebtedness or other obligations. There is a risk that any holder of mezzanine debt may attempt to use its rights as owner of the mezzanine loan to protect itself against an exercise of rights by the lender under the mortgage loan.

                                    Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. For a description of mezzanine debt relating to the mortgaged properties see "Description of the Mortgage Pool--Unsecured Subordinate Financing,
                                    Mezzanine Financing and Preferred Equity" in this prospectus supplement.

BORROWERS STRUCTURED AS             With respect to certain of the mortgage
TENANTS-IN COMMON STRUCTURE MAY     loans, the related borrowers own the related
CREATE MORE RISK                    mortgaged property as tenants-in-common. The
                                    bankruptcy, dissolution or action for
                                    partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.
                                    Not all tenants-in-common for all pooled mortgage loans are special purpose entities.

RELATED BORROWERS MAY MAKE          Some borrowers under the mortgage loans are
LOSSES ON THE MORTGAGE LOANS        affiliated or under common control with one
MORE SEVERE                         another. The mortgage pool includes four (4)
                                    groups of mortgage loans, representing 5.56% of the initial pool balance, made to affiliated or related borrowers. No one group of such mortgage loans represents more than 1.85% of the initial pool balance. When borrowers are related, any adverse circumstances relating to one borrower or its affiliates, and affecting one mortgage loan or mortgaged property, also can affect the related borrower's mortgage loans or mortgaged properties which could make losses more likely or more severe or both than would be the case if there were no related borrowers.

                                    For example, a borrower that owns or
                                    controls several mortgaged properties and experiences financial difficulty at one mortgaged property might defer maintenance at other mortgaged properties to satisfy current expenses of the mortgaged property experiencing financial difficulty.
                                    Alternatively, the borrower could attempt to avert foreclosure by filing a bankruptcy petition. The bankruptcy or insolvency of a borrower or its affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of those mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. The insufficiency of cash flows could result in realized losses on the mortgage loans that may be allocated to your class of certificates. See "Description of the Mortgage Pool--Related Borrowers and Mortgage Loans Collateralized by Multiple Properties" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

TAX CONSIDERATIONS RELATED TO       Payment of taxes on any net income from
FORECLOSURE MAY REDUCE PAYMENTS     "foreclosure property" acquired by the trust
TO CERTIFICATEHOLDERS               will reduce the net proceeds available for
                                    distribution to certificateholders. If the trust acquires a mortgaged property after a default on the related mortgage loan under a foreclosure or delivery of a deed in lieu of foreclosure, that property will be considered "foreclosure property" under the tax rules applicable to real estate mortgage investment conduits. It will continue to be considered "foreclosure property" for a period of three full years after the taxable year of acquisition by the trust, with possible extensions. Any net income from this "foreclosure property," other than qualifying "rents from real property," will subject the real estate mortgage investment conduit containing the mortgage loans to federal and possibly state or local tax on that income at the highest marginal corporate tax rate.

STATE LAW LIMITATIONS ON REMEDIES   Some jurisdictions, including California,
MAY REDUCE PAYMENTS TO              have  laws that prohibit more than one
CERTIFICATEHOLDERS                  "judicial action" to enforce a mortgage, and
                                    some courts have viewed the term "judicial action" broadly. The pooling and servicing agreement will require the special servicer to obtain legal advice before enforcing any rights under the mortgage loans that relate to properties where the rule could be applicable. In the case of mortgage loans which are secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties in states where the one
                                    "judicial action" rules apply before
                                    foreclosing on properties located in
                                    states where judicial foreclosure is the only permitted method of foreclosure. See
                                    "Legal Aspects of Mortgage
                                    Loans--Foreclosure" in the prospectus.

                                    Because of these considerations, the ability of the special servicer to foreclose on the mortgage loans may be limited by the application of state laws. Actions could also subject the trust to liability as a "mortgagee-in-possession" or result in equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The special servicer will be required to consider these factors in deciding which alternatives to pursue after a default.

BANKRUPTCY RULES MAY LIMIT THE      Operation of the federal bankruptcy code and
ABILITY OF A LENDER TO ENFORCE      related state laws may interfere with the
REMEDIES                            abilityof a lender to foreclose upon a
                                    mortgaged property and to take other actions to enforce its remedies against the borrower or the mortgaged property. Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit
                                    (Precision Indus. v. Qualitech Steel SBQ,
                                    LLC, 327 F.3d 537 (7th Cir. 2003), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code
                                    (11 U.S.C. 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest;
                                    however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.
                                    While there are certain circumstances under which a "free and clear" sale under Section
                                    363(f) of the bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section
                                    363(f)(1)-(4) of the Bankruptcy Code
                                    otherwise permits the sale), we cannot
                                    provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to

                                    Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court. For a description of risks related to bankruptcy, see "Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

INCREASES IN GROUND RENTS MAY       Ten (10) mortgaged properties, securing
ADVERSELY AFFECT A BORROWER'S       mortgage loans which represent 0.97% of the
ABILITY TO MAKE PAYMENTS UNDER A    initial pool balance, are subject solely to
RELATED MORTGAGE LOAN AND CAUSE     the lien of a mortgage on the borrower's
REALIZED LOSSES ON THE MORTGAGE     leasehold interest under a ground lease.
LOANS                               Eight (8) other mortgaged properties,
                                    representing 2.16% of the initial mortgage pool, have a portion which is fee simple and leasehold.

                                    Mortgage loans secured by leasehold
                                    interests may provide for the resetting of ground lease rents based on factors such as the fair market value of the related mortgaged property or prevailing interest rates. Bankruptcy rules may limit the ability of a lender to enforce remedies.

                                    The bankruptcy of a lessor or a lessee under a ground lease could result in losses on the mortgage loans. Upon bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume and continue or reject and terminate the ground lease.
                                    Section 365(h) of the federal bankruptcy code permits a ground lessee whose ground lease is rejected by a debtor ground lessor to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including renewals. The ground lessee, however, is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. If a ground lessee/borrower in bankruptcy rejected any or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee that right. If the ground lessor and the ground lessee/ borrower are involved in concurrent bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. If this happened, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage. If the borrower's leasehold were to be terminated after a lease default, the leasehold mortgagee would lose its security.

                                    Each of the ground leases related to the mortgage loans that are not secured by the related fee interest, however, generally contains the following protections to mitigate this risk:

                                    o   It requires the lessor to give the
                                        leasehold mortgagee notice of lessee
                                        defaults and an opportunity to cure
                                        them.

                                    o   It permits the leasehold estate to be
                                        assigned to and by the leasehold
                                        mortgagee at and after a foreclosure
                                        sale.

                                    o   It contains certain other protective
                                        provisions typically included in a
                                        "mortgageable" ground lease.

                                    See "Description of the Mortgage
                                    Pool--Ground Leases" in this prospectus
                                    supplement.

YOUR PAYMENTS MAY BE REDUCED        Noncompliance with zoning and building codes
OR DELAYED IF ZONING AND BUILDING   may cause the borrower to experience cash
CODE NONCOMPLIANCE ON THE           flow delays and shortfalls. These delays or
MORTGAGED PROPERTIES ADVERSELY      shortfalls in payments could result in
AFFECTS THE ABILITY OF BORROWERS TO realized losses in the mortgage loans
MAKE PAYMENTS ON THE MORTGAGE       that may be allocated to your class of
LOANS                               certificates.

                                    Each seller has taken steps to establish that the use and operation of the related mortgaged properties securing the mortgage loans sold by it are in compliance in all material respects with all applicable zoning, land-use, building, fire and health ordinances, rules, regulations and orders. Evidence of this compliance may be in the form of legal opinions, certifications from government officials, title policy endorsements, zoning reports or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations. Some violations may exist at any particular mortgaged property, but the applicable seller does not consider those defects known to it to be material. In many cases, the use, operation or structure of a mortgaged property constitutes a permitted nonconforming use or structure that may not be rebuilt to its current state if a material casualty event occurs. Generally, insurance proceeds will be available in the event of a casualty affecting the mortgaged property. The insurance proceeds will be available to rebuild the mortgaged property or to make principal and/or interest payments on the mortgage loan. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls as referred to above.

CHANGES IN CONCENTRATIONS OF        As the mortgage loans are repaid, liquidated
BORROWERS, MORTGAGE LOANS OR        orrepurchased, the characteristics of the
PROPERTY CHARACTERISTICS MAY        pool may vary. For example, the relative
INCREASE THE LIKELIHOOD OF LOSSES   concentrations of properties, geographic
ON THE CERTIFICATES                 location, property characteristics, and
                                    number of borrowers and affiliated borrowers may change. Classes that have a lower priority for payment of principal are more likely to be exposed to risks associated with any of these changes.

COMPLIANCE WITH THE AMERICANS       If a borrower were required to pay expenses
WITH DISABILITIES ACT MAY REDUCE    and fines imposed by the Americans with
PAYMENTS TO CERTIFICATEHOLDERS      Disabilities Act of 1990, the amount
                                    available to make payments on its mortgage loan would be reduced. Reductions in funds available to make mortgage loan payments could result in realized losses on the mortgage loans that may be allocated to your class of certificates. Under the Americans with Disabilities Act, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If the mortgaged properties do not comply with this law, the borrowers may be required to incur costs of compliance. Noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY REDUCE PAYMENTS      Principals or affiliates of certain
TO CERTIFICATEHOLDERS               borrowers may have been involved in
                                    bankruptcy or similar proceedings or may have otherwise been parties to real estate-related or other litigation. Such legal proceedings may be pending and, from time to time, threatened, against the borrowers and their affiliates relating to the business of the borrowers and their affiliates, or arising out of the ordinary course of that business. This litigation could have a material adverse effect on the distributions to certificateholders.

RISKS RELATING TO ENFORCEABILITY OF Provisions requiring yield maintenance
YIELD MAINTENANCE CHARGES OR        charges, penalty charges or lockout periods
DEFEASANCE PROVISIONS MAY           may not be enforceable in some states and
REDUCE PAYMENTS TO                  under federal bankruptcy law. Provisions
CERTIFICATEHOLDERS                  requiring yield maintenance charges or
                                    penalty charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, there is no assurance that the obligation to pay any yield maintenance charge or penalty charge will be enforceable. Also, there is no assurance that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as repayment, there is no assurance that a court would not allow those provisions to be deemed satisfied upon payment of a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE EFFECT ON CERTIFICATEHOLDERS OF On September 11, 2001, the United States was
RECENT EVENTS IN THE UNITED         subjected to multiple terrorist attacks
STATES IS UNCLEAR                   which resulted in considerable uncertainty
                                    in the world financial markets. The full impact of these events is not yet known, but could include, among other things, increased volatility in the price of securities including your certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or
                                    (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See "Recent developments may limit the availability or scope or increase the cost of insurance required by the mortgage loans" below.

                                    The terrorist attacks and the military
                                    conflict in Iraq may continue to
                                    significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties, including hospitality mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow. It is uncertain what continued effect armed conflict involving the United States, including the recent war between the United States and Iraq or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign conflicts of any kind could have an adverse effect on the mortgaged properties.

                                    Accordingly, these disruptions,
                                    uncertainties and costs could materially and adversely affect your investment in the certificates.

RECENT DEVELOPMENTS MAY LIMIT       The mortgage loans typically require the
THE AVAILABILITY OR SCOPE OR        borrowers to maintain hazard insurance
INCREASE THE COST OF INSURANCE      policies on the mortgaged properties as well
REQUIRED BY THE MORTGAGE LOANS      as comprehensive general liability and
                                    business interruption or rent loss insurance policies, except in certain instances where credit tenants are required to obtain this insurance or may self insure. These insurance policies are generally subject to periodic renewals during the term of the related mortgage loans and certain of the mortgage loans cap the amount that a borrower must spend on terrorism insurance.

                                    The September 11, 2001 terrorist attacks have caused many reinsurance companies (which assume some of the risk of policies sold by primary insurers) to eliminate, or to indicate that they intend to eliminate, coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in insurance claims. The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation is equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts. The Terrorism Insurance Program required that each insurer, for policies in place prior to November 26, 2002, provide its insureds with a statement within 90 days after November 26, 2002, detailing the proposed premiums for terrorism coverage and identifying the portion of the risk that the federal government will cover. Insureds had 30 days to accept the continued coverage and pay the premium. If an insured did not pay the premium, insurance for acts of terrorism may be excluded from the policy. Subject to the foregoing, any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage.

                                    Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury must determine whether mandatory participation should be extended through December 2005. However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It is unclear what acts will fall under the purview of the Terrorism Insurance Program. Furthermore, because the Terrorism Insurance Program was only recently passed into law, there can be no assurance that it or any state legislation will substantially lower the cost of obtaining terrorism insurance. Finally, the Terrorism Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that this temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended or that subsequent terrorism insurance legislation will be passed upon its expiration. To the extent that uninsured or underinsured casualty losses occur with respect to the mortgaged properties, losses on the mortgage loans may result.

CONDEMNATIONS OF MORTGAGED          From time to time, there may be
PROPERTIES MAY RESULT IN LOSSES     condemnations pending or threatened against
                                    one of more of the mortgaged properties
                                    securing mortgage loans included in the
                                    trust fund. The proceeds payable in
                                    connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. In this respect, the mortgaged property securing one (1) mortgage loan, representing approximately 1.28% of the initial mortgage pool balance, is the subject of a pending condemnation to relocate or improve a public road adjacent to the mortgaged property. Therefore, we cannot assure you that the occurrence of an condemnation will not have a negative impact upon distributions on your certificates.

                       DESCRIPTION OF THE MORTGAGE POOL

     A detailed presentation of characteristics of the mortgage loans and mortgaged properties on an individual basis and in tabular format is presented in "Annex A" to this prospectus supplement.


     CALCULATIONS OF INTEREST

     All of the mortgage loans accrue interest at fixed interest rates on the basis of a 360-day year and the actual number of days elapsed except that an ARD loan will accrue interest at an increased rate if not repaid on or before its anticipated repayment date and all but five (5) mortgage loans, representing 6.75% of the initial pool balance, have a monthly payment calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Eighteen (18) mortgage loans, which represent 38.49% of the initial pool balance, provide for payments of interest only for up to 60 months after origination, during which period no payments of principal are due. Four (4) of these mortgage loans, which represent 4.49% of the initial pool balance, provide for a constant interest-only payment through the interest-only period irrespective of the actual number of days in any interest period. A one-time increase in the amount of the monthly payment for some of these mortgage loans will occur in connection with the commencement of the scheduled amortization of the mortgage loan. Six (6) of the mortgage loans, which represent 8.53% of the initial pool balance, provide for interest-only payments through maturity. No mortgage loan, other than the ARD loan, permits negative amortization or the deferral of accrued interest.


     BALLOON LOANS

     Seventy-six (76) of the mortgage loans, which represent approximately 93.52% of the initial pool balance, are balloon loans that provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of those mortgage loans. Twelve (12) of these balloon loans, which represent approximately 29.97% of the initial pool balance, begin monthly payments of principal after an interest-only period. As a result, a substantial principal amount will be due and payable together with the corresponding interest payment on each balloon loan on its maturity date, unless the borrower prepays the balloon loan before its maturity date.


     ARD LOAN

     One (1) mortgage loan, which represents approximately 4.80% of the initial pool balance, is an ARD loan that provides for changes in the accrual of interest and the payment of principal as of the related anticipated repayment date. If the borrower elects to prepay an ARD loan in full on its anticipated repayment date, a substantial amount of principal will be due. If the borrower does not prepay the ARD loan on or before its anticipated repayment date, the ARD loan will bear interest at an increased rate that will be a fixed rate per annum equal to the mortgage rate plus a percentage per annum specified in the related mortgage loan documents.

     Beginning on its anticipated repayment date, excess interest or interest accrued on the ARD loan at the excess of the increased rate over the original mortgage rate compounded as described below, will be deferred until the principal balance of the ARD loan has been reduced to zero. If the borrower does not prepay the ARD loan on or before its anticipated repayment date, all or a substantial portion of the monthly cash flow from the related mortgaged property collected after that date, other than some minimum debt service and specified property expenses, will be applied to the payment of principal on the ARD loan and, after its principal balance has been reduced to zero, to the payment of accrued and unpaid excess interest.

     The failure to pay excess interest will not constitute a default under the ARD loan before the related maturity date. Unpaid excess interest will, except where limited by applicable law, continue to accrue interest at the increased rate. Any excess interest received on the ARD loan will be distributed to the holders of the Class P certificates.


     AMORTIZATION OF PRINCIPAL

     In addition to the balloon loans and the ARD loan, the mortgage pool includes four (4) fully amortizing mortgage loans, which represent 1.68% of the initial pool balance.


     DUE DATES

     A due date is the date in the month on which a monthly payment on a mortgage loan is first due. Seventy-eight (78) of the mortgage loans, which represent 87.74% of the initial pool balance, provide for scheduled monthly payments of principal or interest or both to be due on the first day of each month; two (2) of the mortgage loans, which represent 7.20% of the initial pool balance, provide for due dates on the seventh (7th) day of each month; and one
(1) of the mortgage loans, which represents 5.06% of the initial pool balance, provides for a due date on the ninth (9th) day of each month. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     None of the mortgage loans provide for a grace period for the payment of monthly payments of more than ten (10) days.


     DEFEASANCE

     Seventy-nine (79) of the mortgage loans, which represent 96.30% of the initial pool balance, provide that after a specified period, if no default exists under the mortgage loan, the borrower may obtain a release of one or more of the mortgaged properties from the lien of the related mortgage. The defeasance lockout period is at least two years after the Closing Date. Exercise of a defeasance option is subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including, among other things, that the borrower:

     (1)  pays on any due date,

          o all interest accrued and unpaid on the principal balance of the mortgage loan to and including that due date,

          o all other sums due under the mortgage loan, excluding scheduled interest or principal payments not yet due and owing, and

          o    any costs and expenses related to the release,

     (2)  delivers or pledges defeasance collateral to the trustee,

          o that consists of direct, non-callable obligations of, or non-callable obligations, fully guaranteed as to timely payment by, the United States of America, and

          o    that provides payments:

               o on or before all successive scheduled payment dates from that due date to the related maturity date (or, in some cases to the beginning of an open period (generally, one to six months) prior to the related maturity date, or the end of the lockout period) or anticipated repayment date in the case of the ARD loan, and

               o in an amount equal to or greater than the scheduled payments due on those dates under the mortgage loan, or, for mortgage loans secured by multiple mortgaged properties which permit defeasance, an amount equal to not less than the portion of the scheduled payments allocable to the released mortgaged property.

     (3) delivers a security agreement granting the trust a first priority security interest in the defeasance collateral and an opinion of counsel to that effect.

     The related mortgaged property will be released from the lien of the mortgage loan and the defeasance collateral will be substituted as the collateral securing the mortgage loan when these conditions are met.

     In general, no borrower will be permitted to defease the related mortgage loan prior to the second anniversary of the date of initial issuance of the offered certificates.


     PREPAYMENT PROVISIONS

     The AFR/Bank of America Portfolio Whole Loan permits prepayment with yield maintenance of up to $60 million in the aggregate in connection with the sale of certain identified properties prior to the earlier of October 1, 2006 and two (2) years after the securitization of the final outstanding AFR/Bank of America Portfolio Companion Loan (such payment to be allocated pro rata to the AFR/Bank of America Portfolio Loan, the AFR/Bank of America Companion Loans and the AFR/Bank of America Portfolio B Note other than in the event of certain mortgage loan defaults). Thereafter, defeasance is permitted, subject to certain conditions. All of the other mortgage loans prohibit voluntary principal prepayments at any time except during an open period following the expiration of a specified period of time after its respective date of origination and the defeasance period for that mortgage loan or during a period following the lockout period when any prepayment must be accompanied by a prepayment premium or yield maintenance charge, as applicable. See "Annex A" to this prospectus supplement for information regarding the lockout and defeasance periods for each mortgage loan.

     Any prepayment premiums or yield maintenance charges actually collected on the mortgage loans will be distributed to the respective classes of certificateholders in the amounts and priorities described under "Description of the Certificates--Distributions" and "--Distributions of Prepayment Premiums or Yield Maintenance Charges" in this prospectus supplement. The enforceability of provisions similar to the provisions of the mortgage loans providing for the payment of a prepayment premium or yield maintenance charge upon a prepayment is unclear under the laws of a number of states. The obligation to pay a prepayment premium or yield maintenance charge with an involuntary prepayment may not be enforceable under applicable law or, if enforceable, the foreclosure proceeds may not be sufficient to make the payment.

     Liquidation proceeds recovered from any defaulted mortgage loan will, in most cases, be applied to cover outstanding servicing expenses and unpaid principal and interest before being applied to cover any prepayment premium or yield maintenance charge due. The depositor makes no representation as to the enforceability of the provision of any mortgage loan requiring the payment of a prepayment premium or yield maintenance charge or as to the collectability of any prepayment premium. See "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     In most cases, no prepayment premium or yield maintenance charge will be payable upon any mandatory prepayment of a mortgage loan caused by a casualty or condemnation. No prepayment premium or yield maintenance charge will be payable with the repurchase of a mortgage loan by a seller for a breach of representation or warranty or any failure to deliver any related documentation on the part of that seller. No prepayment premium or yield maintenance charge will be payable with the purchase of all of the mortgage loans and any REO properties in connection with the termination of the trust fund or with the purchase of defaulted mortgage loans by the holder of certificates representing the greatest percentage interest in the controlling class, the special servicer, any mortgage loan seller or the depositor. See "--Assignment of the Mortgage Loans; Repurchases and Substitutions," "--Representations and Warranties; Repurchases" and "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement.

     RELATED BORROWERS AND MORTGAGE LOANS COLLATERALIZED BY MULTIPLE PROPERTIES


     The mortgage pool includes four (4) groups of mortgage loans, representing 5.56% of the initial pool balance, made to affiliated or related borrowers. Seven (7) mortgage loans which represent 17.72% of the initial pool balance, are secured by one mortgage encumbering multiple mortgaged properties. Because of this, the total number of mortgage loans in the mortgage pool is eighty-one
(81), while the total number of mortgaged properties in the mortgage pool is two-hundred forty-five (245). In most cases, this prospectus supplement treats a mortgage loan that is secured by mortgaged properties that are located in more than one state as an individual mortgage loan, except that when this prospectus supplement describes the geographic concentration and property type distribution of the mortgage pool, this prospectus supplement treats these mortgage loans as multiple mortgage loans that are allocated a cut-off date balance based on the allocated loan amount.

     THE AFR/BANK OF AMERICA PORTFOLIO WHOLE LOAN

     The AFR/Bank of America Portfolio Loan, which has an outstanding principal balance as of the cut-off date of $100,000,000 representing 7.50% of the initial pool balance, is secured by the same mortgaged properties on a pari passu basis with the three (3) AFR/Bank of America Portfolio Companion Loans that are not included in the trust and that each has an original principal balance of $75,000,000, $85,000,000 and $80,000,000, respectively. The AFR/Bank of America Portfolio Loan and the AFR/ Bank of America Portfolio Companion Loans (collectively, the "AFR/Bank of America Portfolio A Notes") have the same interest rate, maturity date and amortization term. In addition, the AFR/Bank of America Portfolio B Note, which has an outstanding principal balance as of the cut-off date of $100,000,000, is secured by the same mortgaged properties on a subordinate basis. The AFR/Bank of America Portfolio Companion Loans are currently held by the related mortgage loan seller for its own account, which may sell or transfer each such loan at any time (subject to compliance with the terms of the related AFR/Bank of America Portfolio Intercreditor Agreement). The AFR/Bank of America Portfolio B Note, the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans will be serviced pursuant to the pooling and servicing agreement. The holder of the majority interest in the controlling class of the Class S-AFR1, Class S-AFR2, Class S-AFR3 and Class S-AFR4 certificates (collectively, the "Class S-AFR Certificates" and such holder, the "Class S-AFR Controlling Class Directing Holder") will initially be entitled to exercise the rights and powers granted to the majority certificateholder of the controlling class.

     For the purpose of the information presented in this prospectus supplement with respect to the AFR/Bank of America Portfolio Loan, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the AFR/Bank of America Portfolio A Notes (but not the AFR/Bank of America Portfolio B Note).

     The holders of the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans are subject to an intercreditor agreement (the "AFR/Bank of America Portfolio A Notes Intercreditor Agreement"). The holder of the AFR/Bank of America Portfolio A Notes and the holder of the AFR/Bank of America Portfolio B Note entered into an agreement among noteholders, those agreements (the "AFR/Bank of America Portfolio A/B Intercreditor Agreement") and (collectively the "AFR/Bank of America Portfolio Intercreditor Agreements") provide for the following:

     General. For as long as (a) the AFR/Bank of America Portfolio Whole Loan is serviced under the pooling and servicing agreement and (b) an AFR/Bank of America Portfolio Change of Control Event does not exist, the Class S-AFR Controlling Class Directing Holder will be entitled to exercise the rights and powers granted to the majority certificateholder of the controlling class under the pooling and servicing agreement and to the AFR/Bank of America Portfolio B Noteholder under the AFR/Bank of America Portfolio A/B Intercreditor Agreement, as described below. At any time that an AFR/Bank of America Portfolio Change of Control Event has occurred and is continuing, the holders of the AFR/Bank of America Portfolio A Notes (or, in the case of the AFR/Bank of America Portfolio Loan, the majority certificateholder of the controlling class and if any AFR/Bank of America Portfolio Companion Loan has been securitized, a representative of the controlling class of the related securitization) will be entitled to exercise substantially similar rights and powers, as set forth below and subject to the limitations set forth below.

     Distributions. The AFR/Bank of America Portfolio Intercreditor Agreements provide, in general, that:

     o the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans are of equal priority with each other and no portion of any of them will have priority of preference over the other;

     o all payments, proceeds and other recoveries on or in respect of the AFR/Bank of America Portfolio Whole Loan will be applied to the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans on a pro rata basis according to their respective outstanding principal balances;

     o prior to the occurrence and continuance of a monetary event of default under the AFR/Bank of America Portfolio Whole Loan or of a material non-monetary event of default under the AFR/Bank of America Portfolio Whole Loan, the holder of the AFR/Bank of America Portfolio B Note will generally be entitled to receive its scheduled interest payments after the holders of the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans receive their scheduled interest payments (other than default interest) and after any advances in respect of the AFR/Bank of America Portfolio A Notes, the AFR/Bank of America Portfolio B Note and the AFR/Bank of America Portfolio Mortgaged Property are repaid in full, and to receive both scheduled and voluntary payments of principal on a pro rata basis with the holders of the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans; and

     o upon the occurrence and continuance of a monetary event of default or a material non-monetary event of default under the AFR/Bank of America Portfolio Whole Loan, the holder of the AFR/Bank of America Portfolio B Note will not be entitled to receive payments of interest and principal until the holders of the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans receive all of their accrued scheduled interest (other than default interest) and outstanding principal in full (and any advances in respect of the AFR/Bank of America Portfolio A Notes, the AFR/Bank of America Portfolio B Note and the AFR/Bank of America Portfolio Mortgaged Property are fully repaid).

     Consultation and Consent. Unless an AFR/Bank of America Portfolio Change of Control Event has occurred and is continuing, then (i) the special servicer will be required to consult with the Class S-AFR Controlling Class Directing Holder upon the occurrence of any event of default for the AFR/Bank of America Portfolio Whole Loan under the related mortgage loan documents, to consider alternative actions recommended by the Class S-AFR Controlling Class Directing Holder and to consult with the Class S-AFR Controlling Class Directing Holder with respect to certain determinations made by the special servicer pursuant to the pooling and servicing agreement, (ii) at any time (whether or not an event of default for AFR/Bank of America Portfolio Whole Loan under the related mortgage loan documents has occurred) the master servicer and the special servicer will be required to consult with the Class S-AFR Controlling Class Directing Holder (1) with respect to proposals to take any significant action with respect to the AFR/Bank of America Portfolio Whole Loan and the AFR/Bank of America

Portfolio Mortgaged Property and to consider alternative actions recommended by the Class S-AFR Controlling Class Directing Holder and (2) to the extent that the related mortgage loan documents grant the lender the right to approve budgets for the mortgaged properties securing the AFR/Bank of America Portfolio Whole Loan, prior to approving any such budget and (iii) prior to taking any of the following actions with respect to the AFR/Bank of America Portfolio Whole Loan, the master servicer and the special servicer will notify in writing the Class S-AFR Controlling Class Directing Holder of any proposal to take any of such actions (and to provide such Class S-AFR Controlling Class Directing Holder with such information reasonably requested as may be necessary in the reasonable judgment of such Class S-AFR Controlling Class Directing Holder in order to make a judgment, the expense of providing such information not to be an expense of the trust fund) and to receive the written approval of the Class S-AFR Controlling Class Directing Holder (which approval may be withheld in its sole discretion) with respect to:

     o any modification or waiver of any term of the related mortgage loan documents of the mortgage loan that would result in the extension of the maturity date, a reduction of the mortgage rate or monthly payment, that relates to an exit fee, prepayment premium or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the AFR/Bank of America Portfolio Loan, a modification or waiver of any other monetary term of the mortgage loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring any mortgaged property securing the AFR/Bank of America Portfolio Whole Loan;

     o any modification or amendment of, or waiver that would result in a discounted pay-off;

     o any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the property securing such specially serviced mortgage loan or any acquisition of the related mortgage loan by deed in lieu of foreclosure;

     o any proposed or actual sale of the related REO property or mortgage loan (other than in connection with the termination of the trust fund as described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement or pursuant to a purchase option as described above under "Servicing of the Mortgage Loans--Sale of Defaulted Mortgage Loans");

     o any release of the related borrower, any guarantor or other obligor from liability;

     o any waiver of a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     o any action to bring the related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO property;

     o any substitution or release of collateral or acceptance of additional collateral for such mortgage loan (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut") unless required by the underlying loan documents;

     o    any adoption or approval of a plan in a bankruptcy of the borrower;

     o consenting to the execution, termination or renewal of any major lease at any mortgaged property securing the AFR/Bank of America Portfolio Whole Loan;

     o any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents; or

     o any change in the property manager at any mortgaged property securing the AFR/Bank of America Portfolio Whole Loan.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the special servicer or the master servicer by the Class S-AFR Controlling Class Directing Holder, in no event will the special servicer or the master servicer take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard, violate the REMIC provisions or violate any other provisions of the pooling and servicing agreement or the related mortgage loan documents.

     The liability of the Class S-AFR Controlling Class Directing Holder, in connection with exercising the rights and powers set forth herein with respect to the AFR/Bank of America Portfolio Whole Loan, will be limited in the pooling and servicing agreement to the same extent as the liability of the majority certificateholder of the controlling class.

     Notwithstanding anything herein to the contrary, the majority certificateholder of the controlling class will always retain the right to consult with the special servicer regarding the AFR/Bank of America Portfolio Whole Loan.

     Upon the occurrence and continuance of an AFR/Bank of America Portfolio Change of Control Event, any decision to be made with respect to the AFR/Bank of America Portfolio Whole Loan which requires the approval of the majority of holders of the then controlling class of a securitization or otherwise requires approval under the AFR/Bank of America Portfolio A/B Intercreditor Agreement will require the approval of the holders of the AFR/Bank of America Portfolio A Notes then holding a majority of the outstanding principal balance of the AFR/Bank of America Portfolio A Notes. If the holders of the AFR/Bank of America Portfolio A Notes then holding a majority of the outstanding principal balance of the AFR/Bank of America Portfolio A Notes are not able to agree on a course of action that satisfies the servicing standard within sixty (60) days after receipt of a request for consent to any action by the master servicer or the special servicer, as applicable, the majority certificateholder of the controlling class will be entitled to direct the master servicer or the special servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the pooling and servicing agreement (including that such action does not violate the servicing standard or any other provision of the pooling and servicing agreement, the AFR/Bank of

America Portfolio Whole Loan or the REMIC provisions), and the master servicer or the special servicer, as applicable, will be required to implement the course of action in accordance with the servicing standard set forth in the pooling and servicing agreement. For purposes of the foregoing, the majority certificateholder of the controlling class will be entitled to exercise the rights described in this paragraph with respect to the AFR/Bank of America Portfolio Loan and if any AFR/Bank of America Portfolio Companion Loan has been securitized, a representative of the controlling class of the related securitization will be entitled to exercise such rights with respect to such AFR/Bank of America Portfolio Companion Loan.

     By its acceptance of a certificate, each certificateholder will be deemed to have confirmed its understanding that the Class S-AFR Controlling Class Directing Holder may take or refrain from taking actions that favor the interests of the Class S-AFR Controlling Class Directing Holder over the certificateholders, and that the Class S-AFR Controlling Class Directing Holder may have special relationships and interests that conflict with the interests of the certificateholders and will be deemed to have agreed to take no action against the Class S-AFR Controlling Class Directing Holder or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict, and that the Class S-AFR Controlling Class Directing Holder shall not be liable by reason of its having acted or refrained from acting solely in the interests of the Class S-AFR Controlling Class Directing Holder or its affiliates.

     Cure Rights. In the event that a monetary event of default, or a material non-monetary event of default that is capable of being cured within thirty days, exists under the AFR/Bank of America Portfolio Whole Loan, the holder of the AFR/Bank of America Portfolio B Note will have the right to cure such event of default subject to certain limitations set forth in the AFR/Bank of America Portfolio A/B Intercreditor Agreement. The right of the Class S-AFR Controlling Class Directing Holder to effect a cure event is subject to the limitation that there be no more than three consecutive cure events or delays in transferring the AFR/Bank of America Portfolio Loan to special servicing, in any combination and no more than an aggregate of six cure events or delays in transferring the AFR/Bank of America Portfolio Loan to special servicing in any twelve calendar month period. So long as the Class S-AFR Controlling Class Directing Holder is exercising its cure rights, neither the master servicer nor the special servicer shall be permitted to (i) accelerate the related mortgage note, (ii) treat such event of default as such for purposes of transferring the mortgage loan to special servicing, or (iii) commence foreclosure proceedings. The Class S-AFR Controlling Class Directing Holder will not be permitted to exercise any cure rights if it is an affiliate of the related borrower.

     Purchase Option. So long as no AFR/Bank of America Portfolio Change of Control Event has occurred and is continuing, the Class S-AFR Controlling Class Directing Holder or its designee has the option of purchasing the AFR/Bank of America Portfolio Loan from the trust, together with the AFR/Bank of America Portfolio Companion Loans, at any time after the occurrence of a servicing transfer event which constitutes an event of default, provided that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the mortgaged properties securing the AFR/Bank of America Portfolio Whole Loan has occurred.

     The purchase price required to be paid by the Class S-AFR Controlling Class Directing Holder or its designee will generally equal the aggregate outstanding principal balance of the AFR/Bank of America Portfolio A Notes, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the AFR/Bank of America Portfolio Whole Loan, and, if such purchase price is being paid more than 90 days after the event giving rise to the Class S-AFR Controlling Class Directing Holder's purchase, a one percent (1%) liquidation fee.

     In addition, if the AFR/Bank of America Portfolio Loan is a defaulted mortgage loan and for so long as no AFR/Bank of America Portfolio Change of Control Event has occurred and is continuing, the Class S-AFR Controlling Class Directing Holder or its designee will have the right to delay the sale of the AFR/Bank of America Portfolio Loan.

     Termination of the Special Servicer. So long as no AFR/Bank of America Portfolio Change of Control Event has occurred and is continuing, the holder of the AFR/Bank of America Portfolio B Note is permitted to terminate, at its expense, the special servicer for the AFR/Bank of America Portfolio Whole Loan at any time with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the pooling and servicing agreement.

     THE MALL AT MILLENIA WHOLE LOAN

     The Mall at Millenia Loan, which has an outstanding principal balance as of the cut-off date of $67,500,000 representing 5.06% of the initial pool balance, is secured by the same mortgaged property on a pari passu basis with the Mall at Millenia Companion Loans that are not included in the trust and that had an original principal balance of $42,500,000, $27,500,000 and $57,500,000, respectively. The mortgaged property that secures the Mall at Millenia Loan and the Mall at Millenia Companion Loans also secures the Mall at Millenia B Note, which is subordinate to the Mall at Millenia Loan and the Mall at Millenia Companion Loans, and had an original principal balance of $15,000,000. Each of the Mall at Millenia Loan and the Mall at Millenia Companion Loans have the same interest rate, maturity date and amortization term.

     The Mall of Millenia B Note and two (2) of the four (4) Mall at Millenia Companion Loans are owned by the trust fund established pursuant to the 2003-IQ4 Pooling and Servicing Agreement. One (1) of the four (4) Mall at Millenia Companion Loans is held by one of the Sellers, Morgan Stanley Mortgage Capital Inc., who may sell or transfer such Mall at Millenia Companion Loan at any time (subject to compliance with the requirements of the related intercreditor agreement described below). Neither the Mall at Millenia Companion Loans nor the Mall at Millenia B Note is an asset of the trust.

     The Mall at Millenia Companion Loans, the Mall at Millenia B Note and the Mall at Millenia Loan will be serviced pursuant to the 2003-IQ4 Pooling and Servicing Agreement, and, therefore, the 2003-IQ4 Master Servicer will remit collections on the Mall at Millenia Loan to or on behalf of the trust and will make servicing advances in respect of the mortgaged property securing the Mall at Millenia Whole Loan. The master servicer will be required to make advances with respect to monthly P&I payments in respect of the Mall at Millenia Loan, unless the master servicer determines that such an advance would not be recoverable from collections on the Mall at Millenia Loan. If the 2003-IQ4 Master Servicer (or, if the Mall at Millenia Companion Loan currently held by Morgan Stanley Mortgage Capital Inc. is deposited into a securitization, any related other master servicer) notifies the master servicer that any proposed advance of scheduled principal and interest payments would be or is nonrecoverable, then the master servicer will not be permitted to make any additional P&I advances with respect to the Mall at Millenia Loan, unless the master servicer has consulted with the applicable other master servicer servicing the applicable Mall at Millenia Companion Loan and they agree that a proposed future advance of scheduled principal and interest payments would not be a nonrecoverable advance. See "Servicing of the Mortgage Loans--P&I and Servicing Advances."

     For purposes of the information presented in this prospectus supplement with respect to the Mall at Millenia Loan, the debt service coverage ratios and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Mall at Millenia Loan and the Mall at Millenia Companion Loans (but not the Mall at Millenia B Note).

     The Mall at Millenia Agreement Among Noteholders and the Mall at Millenia A Note Intercreditor Agreement collectively govern the respective rights and powers of the noteholders of the Mall at Millenia Whole Loan. The Mall at Millenia Agreement Among Noteholders provides, in general, that:

     o the right of the holder of the Mall at Millenia B Note to receive scheduled payments of principal and interest is subordinate to the rights of the holder of the Mall at Millenia Loan and the Mall at Millenia Companion Loans to receive scheduled payments of principal and interest;

     o the 2003-IQ4 Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the Mall at Millenia Whole Loan (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Mall at Millenia Whole Loan will be effected in accordance with the such Intercreditor Agreement and the 2003-IQ4 Pooling and Servicing Agreement). The 2003-IQ4 Trustee has the exclusive right to exercise remedies with respect to the Mall at Millenia Whole Loan, including, without limitation, seeking foreclosure;

     o prior to the occurrence of a monetary event of default under the Mall at Millenia Whole Loan that is uncured or the occurrence of another event of default that results in acceleration of the related indebtedness or the Mall at Millenia Whole Loan becoming a specially serviced mortgage loan (in accordance with the terms of the 2003-IQ4 Pooling and Servicing Agreement), the holder of the Mall at Millenia B Note will generally be entitled to receive its scheduled payments of interest after the holders of the Mall at Millenia Loan and the Mall at Millenia Companion Loans in respect of their scheduled payments of interest (other than default interest) and to receive scheduled payments of principal after the holders of the Mall at Millenia Loan and the Mall at Millenia Companion Loans in respect of their scheduled payment of principal and unscheduled prepayments;

     o upon the occurrence and continuance of a monetary event of default that is uncured or an event of default that results in acceleration of the related indebtedness or upon the Mall at Millenia Whole Loan becoming a specially serviced mortgage loan, the holder of the Mall at Millenia B Note will not be entitled to receive payments of principal and interest until the holders of the Mall at Millenia Loan and the Mall at Millenia Companion Loans receive all their accrued scheduled interest (other than default interest) and outstanding principal in full (and lender advances are fully repaid);

     o the holder of the Mall at Millenia B Note has the option to cure a default of the borrower under the Mall at Millenia Loan and the Mall at Millenia Companion Loans within 20 days after the later of receipt of notice of such default and the expiration of any grace period (this cure option may only be exercised for up to three (3) consecutive months (each such exercise for up to three (3) consecutive months, a "Mall at Millenia Cure Event"), provided that no more than six (6) Mall at Millenia Cure Events may be exercised);

     o the holder of the Mall at Millenia B Note has the option of purchasing the Mall at Millenia Loan and the Mall at Millenia Companion Loans from their related holders (a) during any cure period for which the holder of the Mall at Millenia B Note is entitled to make, but has not made, a cure payment or other cure or (b) at any time that the Mall at Millenia Loan is a specially serviced mortgage loan. The purchase option will terminate (i) in the case of clause (b) of the preceding sentence (if the holder of the Mall at Millenia B Note has not yet delivered notice of exercise of such option) (A) 60 days after delivery to the holder of the Mall at Millenia B Note by the trustee of a commercial mortgage securitization in which one of the Mall at Millenia Companion Loans is an asset, of notification of such trustee's intention to sell such Mall at Millenia Companion Loan or the mortgaged property relating to the Mall at Millenia Loan, or (B) upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the mortgaged property relating to the Mall at Millenia Loan or (ii) in the case of clause (a) of the preceding sentence only, upon the expiration of the cure period. The purchase price will generally equal the outstanding principal balance of the Mall at Millenia Loan and the Mall at Millenia Companion Loans, together with accrued and unpaid interest thereon (excluding default interest); any unreimbursed advances, together with unreimbursed interest thereon, relating to the Mall at Millenia Loan and the Mall at Millenia Companion Loans; any expenses incurred in enforcing the related loan documents; any costs not reimbursed to the holders of the Mall at Millenia Loan and the Mall at Millenia Companion Loans; expenses of transferring the Mall at Millenia Loan and the Mall at Millenia Companion Loans and any other amounts owed under the related loan documents other than prepayment and yield maintenance fees;

     o the 2003-IQ4 Master Servicer or the 2003-IQ4 Special Servicer, as the case may be, is subject to the servicing standard under the 2003-IQ4 Pooling and Servicing Agreement, and is required to consult with and obtain the consent of the holder of the Mall at Millenia B Note prior to taking certain actions with respect to the Mall at Millenia Whole Loan, including, without limitation, foreclosure upon the related mortgaged property, modification of any monetary term or material non-monetary term of the Mall at Millenia Whole Loan, release of any collateral, acceptance of a discounted payoff of the Mall at Millenia Loan, the Mall at Millenia Companion Loans or Mall at Millenia B Note, and any waiver of a "due-on-sale" or "due-on-encumbrance" clause. However, the foregoing consultation rights of the holder of the Mall at Millenia B Note will terminate at the time that the holder of the Mall at Millenia B Note ceases to be the "controlling holder," which is defined as the holder of the Mall at Millenia B Note, initially, but will be the most subordinate class of certificates issued under the 2003-IQ4 Pooling and Servicing Agreement during any time that (a) the initial unpaid principal balance of the Mall at Millenia B Note, as reduced by any Mall at Millenia B Note prepayments, any appraisal reductions and any realized losses allocated to the Mall at Millenia B Note, is less than (b) 25% of the initial unpaid principal balance of the Mall at Millenia B Note, as reduced by Mall at Millenia B Note prepayments, allocated to the Mall at Millenia B Note;

     o the depositor under the 2003-IQ4 Pooling and Servicing Agreement has the right to terminate the 2003-IQ4 Special Servicer and to transfer special servicing of the Mall at Millenia Whole Loan to a special servicer under another pooling agreement subject to receipt of confirmation from each rating agency then rating the certificates and any other certificates evidencing a direct beneficial ownership interest in the Mall at Millenia Loan or the Mall at Millenia Companion Loans that such transfer will not result in a downgrade, qualification or withdrawal with respect to any class of those certificates; and

     o for so long as Mall at Millenia Loan is serviced under the 2003-IQ4 Pooling and Servicing Agreement, the holder of the most subordinate class of Class MM Certificates (issued under the 2003-IQ4 Pooling and Servicing Agreement and entitled to collections in respect of the Mall at Millenia B Note) will be entitled to exercise (with respect to Mall at Millenia Companion Loan that is in such trust only) the rights and powers granted to the operating adviser under the 2003-IQ4 Pooling and Servicing Agreement, subject to the terms of the related intercreditor agreement, other than the right to terminate and replace the special servicer (but only so long as the holder of the Mall at Millenia B
          Note is the "controlling holder" of the Mall at Millenia Whole Loan as described in the second preceding bullet).

Under the 2003-IQ4 Pooling and Servicing Agreement, the servicing and administration of the Mall at Millenia Loan, the Mall at Millenia Companion Loans and the Mall at Millenia B Note will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the 2003-IQ4 Pooling and Servicing Agreement.

     In addition, the holders of the Mall at Millenia Loan and the Mall at Millenia Companion Loans entered into the Mall at Millenia A Note Intercreditor Agreement. That intercreditor agreement provides for the following:

     o the Mall at Millenia Loan and the Mall at Millenia Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other;

     o the 2003-IQ4 Pooling and Servicing Agreement will exclusively govern the servicing and administration of the Mall at Millenia Loan and the Mall at

          Millenia Companion Loans (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Mall at Millenia Loan and the Mall at Millenia Companion Loans will be effected in accordance with the 2003-IQ4 Pooling and Servicing Agreement);

     o all payments, proceeds and other recoveries on or in respect of the Mall at Millenia Loan and/or the Mall at Millenia Companion Loans (in each case, subject to the rights of the 2003-IQ4 Master Servicer, the 2003-IQ4 Special Servicer, the 2003-IQ4 Depositor, the 2003-IQ4 Trustee or the 2003-IQ4 Paying Agent to payments and reimbursements pursuant to and in accordance with the terms of the 2003-IQ4 Pooling and Servicing Agreement) will be applied to the Mall at Millenia Loan and the Mall at Millenia Companion Loans on a pari passu basis according to their respective outstanding principal balances; and

     o the transfer of the ownership of the Mall at Millenia Loan and the Mall at Millenia Companion Loan not included in the 2003-IQ4 Trust to any person or entity other than institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

     Consultation Rights. The 2003-IQ4 Special Servicer is required to consult with the holder of the Mall at Millenia Loan and the holders of the Mall at Millenia Companion Loans prior to taking certain actions with respect to the Mall at Millenia Whole Loan. The holder of the Mall at Millenia Loan and each holder of the Mall at Millenia Companion Loans will be permitted to provide the 2003-IQ4 Special Servicer with its own proposal with respect to the course of action proposed by the 2003-IQ4 Special Servicer. Such proposals by the holder of the Mall at Millenia Loan and the Mall at Millenia Companion Loans will not be binding on the 2003-IQ4 Special Servicer and will be subject to the rights of (i) the holder of the Mall at Millenia B Note for so long as such holder is the "controlling holder" and (ii) the operating advisor under the 2003-IQ4 Pooling and Servicing Agreement after the holder of the Mall at Millenia B Note is no longer the "controlling holder". The majority certificateholder of the controlling class will be entitled to exercise such consultation rights on behalf of the trust fund as the holder of the Mall at Millenia Loan.

     See also "Servicing of the Mortgage Loans--Servicing of the Mall at Millenia Whole Loan" in this prospectus supplement.


     THE WELLS FARGO TOWER WHOLE LOAN

     The Wells Fargo Tower Loan, which has an outstanding principal balance as of the cut-off date of $65,000,000 representing 4.87% of the initial pool balance, is secured by the same mortgaged property on a pari passu basis with six (6) Wells Fargo Tower Companion Loans that are not included in the trust and that have an aggregate original principal balance of $185,000,000. The Wells Fargo Tower Companion Loans have the same weighted average interest rate as the Wells Fargo Tower Loan. In addition, each of the Wells Fargo Tower Loan and the Wells Fargo Tower Companion Loans have the same maturity date and amortization term.

     Two (2) of the Wells Fargo Tower Companion Loans will initially be held by the seller, Morgan Stanley Mortgage Capital Inc., and the other Wells Fargo Tower Companion Loans will initially be held by Greenwich Capital Financial Products, Inc., each of which may sell or transfer such Wells Fargo Tower Companion Loans at any time. It is anticipated that one of the Wells Fargo Tower Companion Loans held by Greenwich Capital Financial Products, Inc. will be deposited into the Greenwich Commercial Mortgage Trust 2003-C2 Trust anticipated to close in December 2003. Prior to the closing of the Greenwich Commercial Mortgage Trust 2003-C2 Commercial Mortgage Pass-Through Certificates, Series 2003-C2 securitization, the Wells Fargo Tower Loan and the Wells Fargo Tower Companion Loans will be serviced pursuant to an interim servicing agreement that is anticipated to be substantially similar to the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement. The Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer will make servicing advances and P&I advances and remit collections on the Wells Fargo Tower Loan to or on behalf of the trust.

     For purposes of the information presented in this prospectus supplement with respect to the Wells Fargo Tower Loan, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Wells Fargo Tower Loan and the Wells Fargo Tower Companion Loans.

     The holders of the Wells Fargo Tower Loan and the Wells Fargo Tower Companion Loans entered into an intercreditor agreement. That intercreditor agreement provides for the following:

     o the Wells Fargo Tower Loan and the Wells Fargo Tower Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other;

     o the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement will exclusively govern the servicing and administration of the Wells Fargo Tower Loan and the Wells Fargo Tower Companion Loans (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Wells Fargo Tower Loan and the Wells Fargo Tower Companion Loans will be effected in accordance with the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement);

     o all payments, proceeds and other recoveries on or in respect of the Wells Fargo Tower Loan and/or the Wells Fargo Tower Companion Loans (in each case, subject to the rights of the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer, the Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer, the Greenwich Commercial Mortgage Trust 2003-C2 Trustee or the Greenwich Commercial Mortgage Trust 2003-C2 Fiscal Agent to payments and reimbursements pursuant to and in accordance with the terms of the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement and the rights of the master servicer, the special servicer and the trustee (and with respect to the Wells Fargo Tower Companion Loans that have not been deposited into a securitization, any related subsequent master servicer, special servicer and trustee with respect to such companion loans, if such companion loans have been deposited into a securitization) to payments and reimbursements pursuant to and in accordance with the terms of the pooling and servicing agreement and any subsequent pooling and servicing agreement relating to the securitization of one or more Wells Fargo Tower Companion Loans, if such companion loans have been deposited into a securitization) will be applied to the Wells Fargo Tower Loan and the Wells Fargo Tower Companion Loans on a pari passu basis according to their respective outstanding principal balances;

     o Greenwich Capital Financial Products, Inc., as the holder of the Wells Fargo Tower Companion Loans that are not anticipated to be included in Greenwich Commercial Mortgage Trust 2003-C2 Trust, will be the directing holder under the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement with respect to the Wells Fargo Tower Whole Loan. Such directing holder will have the right to remove the Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer and to withhold its consent with respect to certain actions proposed by the Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer. The holders of the other Wells Fargo Tower Companion Loans and the majority certificateholder of the controlling class will have consultation rights with respect to certain actions proposed by the Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer. Such consultation rights will not be binding on the Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer.

     o the transfer of the ownership of the Wells Fargo Tower Companion Loans to any person or entity other than institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

     In addition, under the pooling and servicing agreement, if the Wells Fargo Tower Loan is subject to a fair value purchase option, then any holder of that option will be entitled to purchase the Wells Fargo Tower Loan, but will not be entitled to purchase the Wells Fargo Tower Companion Loans in connection with the exercise of that option.

     Under the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement, the servicing and administration of the Wells Fargo Tower Loan and the Wells Fargo Tower Companion Loans will generally be conducted as if such loans were a single mortgage loan under the provisions of the pooling and servicing agreement.

     See also "Servicing of the Mortgage Loans--Servicing of the Wells Fargo Tower Whole Loan" in this prospectus supplement.


     THE GENEVA COMMONS WHOLE LOAN

     The Geneva Commons Loan, which has an outstanding principal balance as of the cut-off date of $27,806,309 representing 2.08% of the initial pool balance, is secured by the same mortgaged property on a pari passu basis with the Geneva Commons Companion Loan that is not included in the trust and that had an original principal balance of $48,000,000. Each of the Geneva Commons Loan and the Geneva Commons Companion Loan have the same interest rate, maturity date and amortization term.

     The Geneva Commons Companion Loan is owned by the trust fund established pursuant to the GMACCM 2003-C2 Pooling and Servicing Agreement. The Geneva Commons Companion Loan is not an asset of the trust.

     The Geneva Commons Companion Loan and the Geneva Commons Loan will be serviced pursuant to the GMACCM 2003-C2 Pooling and Servicing Agreement, and, therefore, the GMACCM 2003-C2 Master Servicer will remit collections on the Geneva Commons Loan to or on behalf of the trust and will make servicing advances in respect of the mortgaged property securing the Geneva Commons Whole Loan. The master servicer will be required to make advances with respect to monthly P&I payments in respect of the Geneva Commons Loan, unless the master servicer determines that such an advance would not be recoverable from collections on the Geneva Commons Loan. The master servicer may also rely on a determination by the GMACCM 2003-C2 Master Servicer that a P&I advance with respect to the Geneva Commons Companion Loan is nonrecoverable for purposes of determining whether a P&I advance on the Geneva Commons Loan would be nonrecoverable.

     The Geneva Commons Intercreditor Agreement governs the respective rights and powers of the noteholders of the Geneva Commons Whole Loan. The Geneva Commons Intercreditor Agreement provides, in general, that:

     o the Geneva Commons Loan and the Geneva Commons Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any of the others;

     o the GMACCM 2003-C2 Pooling and Servicing Agreement will govern the servicing and administration of the Geneva Commons Loan and the Geneva Commons Companion Loan. All decisions, consents, waivers, approvals and other actions on the part of the holder of the Geneva Commons Loan and the Geneva Commons Companion Loan will be effected in accordance with the GMACCM 2003-C2 Pooling and Servicing Agreement; however, any such decisions to be approved by the majority certificateholders of the controlling class under the GMACCM 2003-C2 Pooling and Servicing Agreement must also have the approval of the majority certificateholder of the controlling class of this trust. In the event the controlling classes are unable to agree, a third party operating advisor will make the final determination with respect to such actions; additionally, notwithstanding any consent provisions in the GMACCM 2003-C2 Pooling and Servicing Agreement, the controlling classes will have the right to approve the following:

          (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of REO property) of the ownership of the mortgaged property securing the Geneva Commons Whole Loan if it comes into and continues in default;


          (ii) any modification, amendment or waiver of a monetary term (including a change in the timing of payments but excluding the waiver of default charges) or any material non-monetary term (excluding the waiver of any "due-on-sale" or "due-on-encumbrance" clause, which clauses are addressed in clause (ix) below) of the Geneva Commons Whole Loan;

          (iii) any proposed sale of REO property (other than in connection with the termination of the trust fund) for less than the purchase price specified in the applicable pooling and servicing agreement;

          (iv) any acceptance of a discounted payoff with respect to the Geneva Commons Whole Loan;

          (v) any determination to bring REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the REO property;

          (vi) any release of real property collateral for the Geneva Commons Whole Loan (other than any release made in connection with the grant of a non-material easement or right-of-way);

          (vii) any acceptance of substitute or additional collateral for the Geneva Commons Whole Loan (other than defeasance collateral as required by the terms of the Geneva Commons Whole Loan);

          (viii) any releases of earn-out reserve funds or related letters of credit with respect to the mortgaged property;

          (ix) any waiver of a "due-on-sale" or "due-on-encumbrance" clause in the Geneva Commons Whole Loan;

          (x) any determination by the master servicer or special servicer not to maintain or cause the borrower to maintain for the mortgaged property or REO property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the Geneva Commons Whole Loan; and

          (xi) any change in the property manager for the mortgaged property or REO property;

          provided that, no advice, direction or objection from or by any controlling class or the operating advisor may require or cause the GMACCM 2003-C2 Master Servicer Agreement or the GMACCM 2003-C2 Special Servicer, as applicable, to violate the terms of the related loan documents, applicable law or any provision of the intercreditor agreement or the GMACCM 2003-C2 Pooling and Servicing Agreement;

     o all payments, proceeds and other recoveries on or in respect of the Geneva Commons Loan and/or the Geneva Commons Companion Loan will be applied to the Geneva Commons Loan and the Geneva Commons Companion Loan on a pari passu basis according to their respective outstanding principal balances; and

     o the transfer of the ownership of the Geneva Commons Companion Loan to any person or entity other than institutional lenders, investment funds exceeding a minimum net worth requirement, affiliates thereof or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

     In addition, under the GMACCM 2003-C2 Pooling and Servicing Agreement, if the Geneva Commons Companion Loan is subject to a fair value purchase option, then the holder of that option will be required to purchase the Geneva Commons Loan from the trust in connection with the exercise of that option.

     See also "Servicing of the Mortgage Loans--Servicing of the Geneva Commons Whole Loan" in this prospectus supplement.

     THE WATER TOWER PLACE WHOLE LOAN

     The Water Tower Place Loan, which has an outstanding principal balance as of the cut-off date of $74,737,405, representing 5.60% of the initial pool balance, is secured by a mortgaged property on a pari passu basis with the four
(4) Water Tower Place Companion Loans that are not included in the trust and that each has an original principal balance of $28,250,000 and $113,000,000 in the aggregate. The Water Tower Place Companion Loans have the same interest rate, maturity date and amortization term as the Water Tower Place Loan. The Water Tower Place Loan and the Water Tower Place Companion Loans will be serviced pursuant to the pooling and servicing agreement.

     The holders of the Water Tower Place Loan and the Water Tower Place Companion Loans entered into an intercreditor agreement. That intercreditor agreement provides for the following:

     o the Water Tower Place Loan and the Water Tower Place Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any of the others;

     o the pooling and servicing agreement will govern the servicing and administration of the Water Tower Place Loan and the Water Tower Place Companion Loans and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Water Tower Place Loan and the Water Tower Place Companion Loans will be effected in accordance with the pooling and servicing agreement; however, any such decisions to be approved by the majority certificateholder of the controlling class under the pooling and servicing agreement must also have the approval of the controlling class representative of any securitization trust that any of the Water Tower Place Companion Loans are deposited into or any holder of a Water Tower Companion Loan that is not included in a securitization. In the event the controlling classes are unable to agree, a third party operating advisor will make the final determination with respect to such actions; additionally, notwithstanding any consent provisions in the pooling and servicing agreement, the holders of the controlling classes will have the right to approve the following:

          (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of REO property) of the ownership of the mortgaged property securing the Water Tower Place Whole Loan if it comes into and continues in default;

          (ii) any modification, amendment or waiver of a monetary term (including a change in the timing of payments but excluding the waiver of default charges) or any material non-monetary term (excluding the waiver of any "due-on-sale" or "due-on-encumbrance" clause, which clauses are addressed in clause (ix) below) of the Water Tower Place Whole Loan;

          (iii) any proposed sale of REO property (other than in connection with the termination of the trust fund) for less than the purchase price specified in the applicable pooling and servicing agreement;

          (iv) any acceptance of a discounted payoff with respect to the Water Tower Place Whole Loan;

          (v) any determination to bring REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the REO property;

          (vi) any release of real property collateral for Water Tower Place Whole Loan (other than any release made in connection with the grant of a non-material easement or right-of-way);

          (vii) any acceptance of substitute or additional collateral for the Water Tower Place Whole Loan (other than defeasance collateral as required by the terms of the Water Tower Place Whole Loan);

          (viii) any releases of earn-out reserve funds or related letters of credit with respect to the mortgaged property;

          (ix) any waiver of a "due-on-sale" or "due-on-encumbrance" clause in the Water Tower Place Whole Loan;

          (xi) any determination by the master servicer or special servicer not to maintain or cause the borrower to maintain for the mortgaged property or REO property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the Water Tower Place Whole Loan; and

          (xii) any change in the property manager for the mortgaged property or REO property;

          provided that, no advice, direction or objection from or by any controlling class representative, any holder of a Water Tower Place Companion Loan or the operating advisor may require or cause the master servicer or the special servicer, as applicable, to violate the terms of the related loan documents, applicable law or any provision of the intercreditor agreement or the pooling and servicing agreement;

     o all payments, proceeds and other recoveries on or in respect of the Water Tower Place Loan and/or the Water Tower Place Companion Loans will be applied to the Water Tower Place Loan and the Water Tower Place Companion Loans on a pari passu basis according to their respective outstanding principal balances; and

     o the transfer of the ownership of the Water Tower Place Companion Loans to any person or entity other than institutional lenders, investment funds exceeding a minimum net worth requirement, affiliates thereof or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited unless rating agency confirmation is obtained.

     In addition, under the pooling and servicing agreement, if the Water Tower Place Loan is subject to a fair value purchase option, then holders of that option will be required to purchase the Water Tower Place Companion Loans from the holders thereof connection with the exercise of that option.


     THE 609 FIFTH AVENUE WHOLE LOAN

     The 609 Fifth Avenue Loan, which has an outstanding principal balance as of the cut-off date of $64,000,000, representing 4.80% of the initial pool balance, is secured by a mortgaged property on a pari passu basis with the two
(2) 609 Fifth Avenue Companion Loans that are not included in the trust and that had an original principal balance of $20,000,000 and $18,000,000. The 609 Fifth Avenue Companion Loans will initially be held by one of the sellers, Morgan Stanley Mortgage Capital Inc., which may sell or transfer such 609 Fifth Avenue Companion Loans at any time. The 609 Fifth Avenue Companion Loans have the same interest rate, maturity date and amortization term as the 609 Fifth Avenue Loan. The 609 Fifth Avenue Loan and the 609 Fifth Avenue Companion Loans will be serviced pursuant to the pooling and servicing agreement. For purposes of the information presented in this prospectus supplement with respect to the 609 Fifth Avenue Loans, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the 609 Fifth Avenue Loan and the 609 Fifth Avenue Companion Loans.

     The holders of the 609 Fifth Avenue Loan and the 609 Fifth Avenue Companion Loans entered into an intercreditor agreement. That intercreditor agreement provides for the following:

     o the 609 Fifth Avenue Loan and the 609 Fifth Avenue Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any of the others;

     o the majority certificateholder of the controlling class will have the same rights with respect to the 609 Fifth Avenue Loan as the rights it has with respect to the other mortgage loans, as set forth under "Servicing of the Mortgage Loans--the Majority Certificateholder of the Controlling Class." The holder(s) of the 609 Fifth Avenue Companion Loans will have consultation rights with respect to certain proposed actions of the special servicer, but such consultation rights will not be binding on the special servicer.

     o the pooling and servicing agreement will govern the servicing and administration of the 609 Fifth Avenue Loan and the 609 Fifth Avenue Companion Loans and all decisions, consents, waives, approvals and other actions on the part of the holder of the 609 Fifth Avenue Loan and the 609 Fifth Avenue Companion Loans will be effected in accordance with the pooling and servicing agreement.

     o all payments, proceeds and other recoveries on or in respect of the 609 Fifth Avenue Loan and/or the 609 Fifth Avenue Companion Loans (in each case, subject to the rights of the master servicer, the special servicer, the depositor, the trustee or the paying agent to payments and reimbursements pursuant to and in accordance with the terms of the pooling and servicing agreement) will be applied to the 609 Fifth Avenue Loan and the 609 Fifth Avenue Companion Loans on a pari passu basis according to their respective outstanding principal balances; and

     o the transfer of the ownership of the 609 Fifth Avenue Companion Loans to any person or entity other than institutional lenders, investment funds exceeding a minimum net worth requirement, affiliates thereof or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

     In addition, under the pooling and servicing agreement, if the 609 Fifth Avenue Loan is subject to a fair value purchase option, then any holder of that option will be required to purchase the 609 Fifth Avenue Companion Loans from any other trust in connection with the exercise of that option.

     Under the pooling and servicing agreement, the servicing and administration of the 609 Fifth Avenue Loan and the 609 Fifth Avenue Companion Loans will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the pooling and servicing agreement. See also "Servicing of the Mortgage Loans--Servicing of the 609 Fifth Avenue Whole Loan" in this prospectus supplement.

     Mezzanine Financing. 609 MB LLC, a Delaware limited liability company (the "609 Fifth Avenue Mezzanine Borrower") has entered into a mezzanine loan (the "609 Fifth Avenue Mezzanine Loan"), in an original principal amount of $10,500,000 (with a right to borrow an additional $4,500,000 up to a total of $15,000,000), which accrues interest at a rate equal to 10.75%. The 609 Fifth Avenue Mezzanine Loan is secured by, among other things, a pledge of 100% of the 609 Fifth Avenue Mezzanine Borrower's 100% equity interest in the borrower of the 609 Fifth Avenue Whole Loan (such collateral, the "609 Fifth Avenue Mezzanine Collateral"). The lender on the 609 Fifth Avenue Mezzanine Loan (the "609 Fifth Avenue Mezzanine Lender") is SLG 609 Funding LLC, an affiliate of SL Green Realty Corp. The 609 Fifth Avenue Mezzanine Loan matures on October 7, 2013. The 609 Fifth Avenue Mezzanine Loan requires the 609 Fifth Avenue Mezzanine Borrower to make monthly payments of interest and principal on each monthly payment date. The master servicer will have no responsibility with respect to the servicing of the 609 Fifth Avenue Mezzanine Loan.

     The 609 Fifth Avenue Whole Loan lender and the 609 Fifth Avenue Mezzanine Lender have entered into an intercreditor agreement (the "609 Fifth Avenue Intercreditor Agreement") that sets forth the relative priorities between the 609 Fifth Avenue Whole Loan and the 609 Fifth Avenue Mezzanine Loan. The 609 Fifth Avenue Intercreditor Agreement provides that, among other things:

     o The 609 Fifth Avenue Mezzanine Lender may not foreclose on the 609 Fifth Avenue Mezzanine Collateral without rating agency confirmation unless certain conditions are satisfied including, among other things,
          (i) the transfer of title to the 609 Fifth Avenue Mezzanine Collateral is to a qualified transferee, (ii) the mortgaged property is to be managed by a qualified manager after the transfer of title, (iii) upon the request of the 609 Fifth Avenue Whole Loan lender, a hard cash management system, to the extent not previously established, is established, (iv) upon the request of the 609 Fifth Avenue Whole Loan lender, certain reserves for maintenance of the mortgaged property, to the extent not previously established, are established and (v) the transferee of the 609 Fifth Avenue Mezzanine Collateral delivers a new non-consolidation opinion relating to the transferee that is acceptable to the rating agencies.

     o Upon the occurrence of certain events under the 609 Fifth Avenue Mezzanine Loan, the 609 Fifth Avenue Mezzanine Lender will have the right to select a replacement property manager (including any asset manager) or leasing agent for the property securing the 609 Fifth Avenue Whole Loan, which replacement property manager, asset manager and/or leasing agent must be (a) a reputable and experienced nationally-recognized manager of assets similar to the property securing the 609 Fifth Avenue Whole Loan which similar assets will consist of not less than a specified number of square feet/units or
          (b) (1) subject to the 609 Fifth Avenue Whole Loan lender's reasonable approval and (2) subject to a ratings confirmation with respect to the ratings on the certificates secured by, among other things, the 609 Fifth Avenue Whole Loan.

     o The 609 Fifth Avenue Mezzanine Lender has the right, pursuant to the 609 Fifth Avenue Intercreditor Agreement, to receive notice of any event of default under the 609 Fifth Avenue Whole Loan and the right to cure any monetary event of default within a period ending 5 business days after the later of receipt of such notice or the expiration of borrower's cure period under the 609 Fifth Avenue Whole Loan documents; provided, however, that the 609 Fifth Avenue Mezzanine Lender will not have the right to cure with respect to monthly scheduled debt service payments for a period of more than 6 consecutive months unless the 609 Fifth Avenue Mezzanine Lender has commenced and is continuing to diligently pursue its rights against the 609 Fifth Avenue Mezzanine Collateral. In addition, if the default is of a non-monetary nature, the 609 Fifth Avenue Mezzanine Lender will have the same period of time as the borrower of the 609 Fifth Avenue Whole Loan under the 609 Fifth Avenue Whole Loan documents to cure such non-monetary default; provided, however, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period then, subject to certain conditions, the 609 Fifth Avenue Mezzanine Lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default.

     o If the 609 Fifth Avenue Whole Loan has been accelerated, any proceeding to foreclose or otherwise enforce the mortgages or other security for the 609 Fifth Avenue Whole Loan has been commenced or the 609 Fifth Avenue Whole Loan has become a specially serviced loan as a result of an event of default under the 609 Fifth Avenue Whole Loan, the 609 Fifth Avenue Mezzanine Lender has the right to purchase the 609 Fifth Avenue Whole Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (including, without limitation, any late charges, default interest, exit fees, advances and post-petition interest but excluding any prepayment or yield maintenance fees and in all events any late charges and default interest accruing as against the borrower in respect of any default on account of which the 609 Fifth Avenue Mezzanine Loan Lender has effected a cure pursuant to the 609 Fifth Avenue Intercreditor Agreement), any protective advances made by the mortgagee and any interest charged by the mortgagee on any advances for monthly payments of principal and/or interest on the 609 Fifth Avenue Whole Loan (without duplication of any cure payments made by the 609 Fifth Avenue Mezzanine Loan lender) and/or on any protective advances. Such purchase option will expire within ten (10) business days following a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure of the 609 Fifth Avenue Whole Loan or the property securing the 609 Fifth Avenue Whole Loan.

     o The 609 Fifth Avenue Mezzanine Loan documents may be modified without the mortgagee's consent, provided that no such modification may adversely affect the interests of the holder of the 609 Fifth Avenue Whole Loan lender. Notwithstanding the foregoing, in addressing an event of default that has occurred under the 609 Fifth Avenue Mezzanine Loan documents, the 609 Fifth Avenue Mezzanine Lender will be permitted to amend or modify the 609 Fifth Avenue Mezzanine Loan in a manner that increases the interest rate or extends the maturity date of the 609 Fifth Avenue Mezzanine Loan. Additionally, so long as the 609 Fifth Avenue Whole Loan has been paid in full, the 609 Fifth Avenue Mezzanine Lender will be permitted to amend or modify the 609 Fifth Avenue Mezzanine Loan in a manner that increases the 609 Fifth Avenue Mezzanine Borrower's monetary obligations.

     THE 5 HOUSTON CENTER WHOLE LOAN

     The 5 Houston Center Loan, which has an outstanding principal balance as of the cut-off date of $45,000,000, representing 3.37% of the initial pool balance, is secured by a mortgaged property on a pari passu basis with the one
(1) 5 Houston Center Companion Loan that is not included in the trust and that has an original principal balance of $45,000,000. The 5 Houston Center Companion Loan has the same interest rate and maturity date as the 5 Houston Center Loan. The 5 Houston Center Loan and the 5 Houston Center Companion Loan will be serviced pursuant to the pooling and servicing agreement.

     The holders of the 5 Houston Center Loan and the 5 Houston Center Companion Loan entered into an intercreditor agreement. That intercreditor agreement provides for the following:

     o the 5 Houston Center Loan and the 5 Houston Center Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any of the others;

     o the pooling and servicing agreement will govern the servicing and administration of the 5 Houston Center Loan and the 5 Houston Center Companion Loan and all decisions, consents, waivers, approvals and other actions on the part of the holder of the 5 Houston Center Loan and the 5 Houston Center Companion Loan will be effected in accordance with the pooling and servicing agreement; however, any such decisions to be approved by the controlling class representative under the pooling and servicing agreement must also have the approval of the controlling class representative of any securitization trust that the 5 Houston Center Companion Loan is deposited into or any other holder of the

          5 Houston Center Companion Loan. In the event the controlling classes are unable to agree, a third party operating advisor will make the final determination with respect to such actions; additionally, notwithstanding any consent provisions in the pooling and servicing agreement, the holders of the controlling classes will have the right to approve the following:

          (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of REO property) of the ownership of the mortgaged property securing the 5 Houston Center Whole Loan if it comes into and continues in default;

          (ii) any modification, amendment or waiver of a monetary term (including a change in the timing of payments but excluding the waiver of default charges) or any material non-monetary term (excluding the waiver of any "due on sale" or "due on encumbrance" clause, which clauses are addressed in clause (ix) below) of the 5 Houston Center Whole Loan;

          (iii) any proposed sale of REO property (other than in connection with the termination of the trust fund) for less than the purchase price specified in the applicable pooling and servicing agreement;

          (iv) any acceptance of a discounted payoff with respect to the 5 Houston Center Whole Loan;

          (v) any determination to bring REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the REO property;

          (vi) any release of real property collateral for the 5 Houston Center Whole Loan (other than any release made in connection with the grant of a non-material easement or right-of-way);

          (vii) any acceptance of substitute or additional collateral for the 5 Houston Center Whole Loan (other than defeasance collateral as required by the terms of the 5 Houston Center Whole Loan);


          (viii) any releases of earn-out reserve funds or related letters of credit with respect to the mortgaged property;

          (ix) any waiver of a "due on sale" or "due on encumbrance" clause in the 5 Houston Center Whole Loan;

          (xi) any determination by the master servicer or special servicer not to maintain or cause the borrower to maintain for the mortgaged property or REO property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the 5 Houston Center Whole Loan; and

          (xii) any change in the property manager for the mortgaged property or REO property;

          provided that, no advice, direction or objection from or by any controlling class representative, any holder of the 5 Houston Center Companion Loan or the operating advisor may require or cause the master servicer or the special servicer, as applicable, to violate the terms of the related loan documents, applicable law or any provision of the intercreditor agreement or the pooling and servicing agreement;

     o all payments, proceeds and other recoveries on or in respect of the 5 Houston Center Loan and/or the 5 Houston Center Companion Loan will be applied to the 5 Houston Center Loan and the 5 Houston Center Companion Loan on a pari passu basis according to their respective outstanding principal balances; and

     o the transfer of the ownership of the 5 Houston Center Companion Loan to any person or entity other than institutional lenders, investment funds exceeding a minimum net worth requirement, affiliates thereof or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited unless rating agency confirmation is obtained.

     In addition, under the pooling and servicing agreement, if the 5 Houston Center Loan is subject to a fair value purchase option, then the holder of that option will be required to purchase the 5 Houston Center Companion Loan from any other trust in connection with the exercise of that option.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     All of the mortgage loans contain both due-on-sale and due-on-encumbrance clauses. With limited exceptions, these clauses either:

     (1) permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or transfers or encumbers the mortgaged property in violation of the terms of the mortgage or other loan documents, or

     (2) prohibit the borrower from doing so without the consent of the holder of the mortgage. See "--Secured Subordinate Financing" in this prospectus supplement.

     Some of the mortgage loans permit either:

     (1) transfer of the related mortgaged property if specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender, or

     (2)  transfers to specified parties related to the borrower.

     The master servicer or special servicer, as applicable, will determine, with the approval of the majority certificateholder of the controlling class, and, if applicable, the person or persons entitled to exercise such rights with respect to any companion loan and in accordance with the servicing standard, whether to exercise any right the holder of the mortgage may have under a due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan or to withhold its consent to the transfer or encumbrance of the mortgaged property. See "The Pooling and Servicing Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the prospectus.

     SECURED SUBORDINATE FINANCING

     Other than the mortgaged properties securing the AFR/Bank of America Portfolio Loan, the Poinsettia Apartments Loan and the Mall at Millenia Loan, no seller is aware of any mortgaged properties that are encumbered by secured subordinate debt with respect to the loans it sold to the depositor. In addition, with respect to the McKinley Mall Loan, representing 2.90% of the initial pool balance, the borrower is permitted to incur secured subordinated debt in the future, providing certain conditions are met. Such conditions include that (i) a rating agency confirmation that the ratings on the certificates will not be downgraded, qualified or withdrawn, (ii) certain underwriting criteria be met and (iii) the subordinated lender agrees to enter into a subordination and standstill agreement acceptable to the senior lender. See "Risk Factors--Additional secured debt on the mortgaged property may increase realized losses allocated to your certificates" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus. See also "--The Mall at Millenia Whole Loan" above and "Servicing of the Mortgage Loans--Servicing of the Mall at Millenia Whole Loan" for details relating to the Mall at Millenia Companion Loans and the Mall at Millenia B Note and "--The AFR/Bank of America Portfolio Whole Loan" above for details relating to the AFR/Bank of America Portfolio Companion Loans and the AFR/Bank of America Portfolio B Note, each of which is secured by the same mortgaged properties as the related mortgage loan. The mortgaged property securing the Poinsettia Apartments Loan also secures a loan in the original principal amount of $600,000 made by the City of Encinitas under an affordable housing/community development program. If the borrower and the mortgaged property comply with the loan agreements, the loan will bear no interest, not require any payment of principal until October 1, 2021 and the principal balance of the loan will be reduced each full loan year by an amount equal to 5% of the original principal balance. Pursuant to a subordination and standstill agreement, the City of Encinitas has agreed not to enforce its rights under its loan until 90 days after either the senior loan is paid in full or acquired by the junior lender. The borrower under the Geneva Commons Loan representing 2.08% of the initial pool balance has incurred an additional debt which is secured by a sales tax reimbursement agreement between the borrower and the City of Geneva, Illinois. The borrower has directed the City of Geneva to make payments directly to the creditor on its behalf and the payments due under the related note are equal to the amount due to the borrower under the sales tax reimbursement agreement. All other mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or will require the consent of the master servicer or the special servicer, as applicable, before so encumbering the property.

     UNSECURED SUBORDINATE FINANCING, MEZZANINE FINANCING AND PREFERRED EQUITY

     Some of the mortgage loans may permit the borrower to incur unsecured subordinated debt in the future, in most cases, conditioned upon delivery of a subordination agreement or standstill agreement or both and requirements that limit the use of proceeds to refurbishing or renovating the property or acquiring furniture, fixtures and equipment for the property or both. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

     Except for six (6) mortgage loans, which represent 9.26% of the initial pool balance, that either currently have mezzanine debt and/or permit future mezzanine debt secured by equity interests in the borrower, the sellers are not aware of any borrowers under the mortgage loans that have incurred or are permitted to incur mezzanine debt secured by equity interests in the borrower.


                               MEZZANINE DEBT(1)


                                                                       INITIAL PRINCIPAL         FUTURE
 CONTROL                             CUT-OFF DATE     % OF INITIAL         AMOUNT OF         MEZZANINE DEBT
  NUMBER        PROPERTY NAME           BALANCE       POOL BALANCE       MEZZANINE DEBT      PERMITTED (Y/N)
---------   ---------------------   --------------   --------------   -------------------   ----------------
    6       609 Fifth Avenue         $64,000,000           4.80%           $10,500,000              Y
    14      Geneva Commons           $27,806,309           2.08%           $ 4,000,000              N
    43      Burroughs Portfolio      $ 9,065,879           0.68%           $   915,000              N

(1) With respect to three (3) additional mortgage loans, representing 1.70% of the initial pool balance, the borrower is permitted to obtain mezzanine finance or issue preferred equity on the borrower, provided certain conditions are met including debt service coverage ratio and/or LTV constraints.


     Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

     Except as described above, the depositor has not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding.

     See "Risk Factors--Mezzanine debt secured by equity in the borrower may increase risks" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

     GROUND LEASES

     Ten (10) mortgaged properties representing 0.97% of the initial pool balance securing the mortgage loans are subject to the lien of a mortgage solely on the borrower's leasehold interest in such mortgaged property. Eight
(8) of the mortgaged properties securing mortgage loans, which represent 2.16% of the initial pool balance, are subject to the lien of a mortgage on the borrowers leasehold interest in a portion of such mortgaged property and the borrower's fee interest in the remaining portion of the mortgaged property.

     Other than the mortgaged properties securing the AFR/Bank of America Portfolio Loan referred to below, none of the ground leases (including any extension options) expire less than approximately twenty (20) years after the stated maturity of the related mortgage loan. Under the terms of each such ground lease, the ground lessor generally has either made its fee interest subject to the related mortgage or has agreed to give the holder of the mortgage loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. The AFR/Bank of America Portfolio Loan is partially secured by several ground leases which were mortgaged as additional collateral, but for which no loan allocations were assigned, and certain short-term leases for parking lots or motor bank facilities serving the mortgaged properties. These additional leases do not include such lender protections and may have shorter terms.

     LOAN DOCUMENTATION

     Except as otherwise described under "Description of the Mortgage Pool--Related Borrowers and Mortgage Loans Collateralized by Multiple Properties," each mortgage loan is evidenced by a promissory note and secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple and/or leasehold interest in a multifamily, retail, office, industrial, warehouse, hospitality or other commercial property.

     SIGNIFICANT MORTGAGE LOANS

     Brief summaries of certain of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans in the mortgage pool are contained in "Annex B" to this prospectus supplement.

     THE ORIGINATORS AND THE SELLERS

     GMAC Commercial Mortgage Corporation (GMACCM). GMAC Commercial Mortgage Corporation, a California corporation, is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. GMACCM is the master servicer and is also an affiliate of the depositor. Certain of the mortgage loans were originated by GMAC Commercial Mortgage Bank (an affiliate of GMACCM) and were subsequently sold to GMACCM. The principal offices of GMACCM are located at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622.

     German American Capital Corporation (GACC). German American Capital Corporation, a Maryland corporation, is a wholly-owned subsidiary of Deutsche Bank North America Holding Corp., which is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is also an affiliate of Deutsche Bank Securities Inc., one of the underwriters. GACC engages primarily in the business of purchasing and holding mortgage loans pending securitization, repackaging or other disposition. GACC also acts from time to time as the originator of mortgage loans. Although GACC purchases and sells mortgage loans for its own account, it does not act as a broker or dealer in connection with any such mortgage loans. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

     Morgan Stanley Mortgage Capital Inc. (MSMC). MSMC is an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC loans was originated by MSMC, and all of the MSMC loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, New York 10036. MSMC's telephone number is (212) 761-4700.

     Goldman Sachs Mortgage Company (GSMC). Goldman Sachs Mortgage Company, a New York limited partnership, is an affiliate of Goldman, Sachs & Co., one of the underwriters. GSMC engages primarily in the business of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in such trusts and selling or otherwise distributing such certificates. All of the mortgage loans sold by GSMC to the depositor were originated by Archon Financial, L.P., an affiliate of GSMC. The principal offices of GSMC are located at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000.

     Archon Financial, L.P. (Archon). Archon Financial, L.P., a Delaware limited partnership, is an affiliate of GSMC, one of the mortgage loan sellers, and Goldman,

Sachs & Co., one of the underwriters. The Water Tower Place Whole Loan was jointly originated by Archon and Commerzbank AG, and Archon sold its portion to GSMC. The mortgage loans originated by Archon were sold to GSMC. The principal offices of Archon are located at 600 East Las Colinas Boulevard, Suite 450, Irving, Texas 75039. Its telephone number is (972) 501-3900.

     Commerzbank AG, New York Branch (Commerzbank). Commerzbank AG is the New York branch of Commerzbank Aktiengesellschaft ("Commerzbank AG"). Commerzbank AG is a German private-sector bank which conducts extensive banking business in the United States, concentrating primarily in corporate lending, real estate finance, letter of credit and banker's acceptance facilities, syndicated loan transactions and treasury operations including foreign exchange transactions. The Water Tower Place Whole Loan was jointly originated by Commerzbank AG and Archon. The principal offices of Commerzbank AG are located at 2 World Financial Center, 34th Floor, New York, New York 10281. Its telephone number is
(212) 266-7200.

     The information set forth herein concerning the mortgage loan sellers, the originators and the underwriting conducted by each with respect to the mortgage loans has been provided by the respective mortgage loan seller or originator, and neither the depositor nor the underwriters make any representation or warranty as to the accuracy or completeness of such information.

     UNDERWRITING MATTERS

     Environmental Assessments and Insurance

     "Phase I" environmental site assessments or updates of previously conducted assessments were performed on all of the mortgaged properties. "Phase II" environmental site assessments were performed on some mortgaged properties. These environmental site assessments were performed for the seller of the related mortgage loan or the report was delivered to that seller as part of its acquisition or origination of the mortgage loan. For all but two (2) of the mortgaged properties, which represent 0.51% of the initial pool balances these environmental assessments were performed during the 12-month period before the cut-off date.

     Any material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in "Risk Factors--Adverse environmental conditions at a mortgaged property may reduce or delay your payments."

     For two (2) mortgaged properties which secure mortgage loans that represent 3.52% of the initial pool balance, a secured creditor environmental insurance policy was obtained. Subject to certain conditions and exclusions, such insurance policy generally provides coverage against (i) losses resulting from default under the applicable mortgage loan, up to the outstanding balance of the mortgage loan, if on-site environmental conditions are discovered at the mortgaged property during the policy period and no foreclosure of the mortgaged property has taken place, (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the mortgaged property and (iii) after foreclosure, costs of clean-up of environmental conditions discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     The information contained in this prospectus supplement is based on the environmental assessments and has not been independently verified by the depositor, any seller, the originators, the master servicer, the special servicer, the underwriters or any of their respective affiliates.

     Property Condition Assessments

     Inspections or updates of previously conducted inspections were conducted by independent licensed engineers or architects or both for all of the mortgaged properties in connection with the origination or the purchase of the related mortgage loan. For all but three (3) mortgaged properties, which secure mortgage loans that represent 0.62% of the initial pool balance, the inspections were conducted within the 12-month period before the applicable cut-off date. The inspections were conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the mortgaged properties indicated a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance were completed before closing or cash reserves were established to fund the deferred maintenance or replacement items or both.

     Appraisals

     An appraisal for each mortgaged property was performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For all but three (3) mortgaged properties, which secure mortgage loans representing 0.52% of the initial pool balance, the appraisals were performed during the 12-month period before the applicable cut-off date. The appraised value of the related mortgaged property or properties is greater than the original principal balance of the related mortgage loan. All appraisals were conducted by an independent appraiser that is state-certified or designated as a member of the Appraisal Institute. The appraisal (or a separate letter) for each of the mortgaged properties contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal. However, none of the depositor, any seller, the originators, the master servicer, the special servicer, the underwriters or any of their respective affiliates has independently verified the accuracy of the appraiser's statement. For a discussion of the risks related to appraisals, see "Risk Factors--Losses may result if the special servicer is unable to sell a mortgaged property securing a defaulted mortgage loan for its appraised value."

     For information about the values of the mortgaged properties available to the depositor as of the applicable cut-off date, see "Annex A" to this prospectus supplement.

     HAZARD, LIABILITY AND OTHER INSURANCE

     The mortgage loans typically require that the mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the mortgaged property. If applicable, the policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation, except in certain instances where credit tenants are required to obtain this insurance or may self-insure.

     Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:

     (1)  the outstanding principal balance of the mortgage loan;

     (2)  the full insurable value of the mortgaged property;

     (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968; and

     (4) 100% of the replacement cost of the improvements located on the mortgaged property, except in some cases where self-insurance was permitted.

     The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally each of the mortgage loans requires that the mortgaged property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates.

     Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the mortgaged property in an amount customarily required by institutional lenders.

     Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related mortgaged property for not less than twelve months.

     The mortgaged properties are typically not insured for earthquake risk. For mortgaged properties located in California and some other seismic zones, the related seller typically conducted seismic studies to assess the "probable maximum loss" for the related mortgaged properties. In general, the related borrower was required to obtain earthquake insurance if the seismic report indicated that the probable maximum loss is greater than 20%.

     See "Risk Factors--Recent developments may limit the availability or scope or increase the cost of insurance required by the mortgage loans."

     EARNOUTS AND ADDITIONAL COLLATERAL LOANS

     Some of the mortgage loans are additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. All but two (2) of these mortgage loans require that if these conditions are not met, the related reserve or credit enhancement amount may be applied to partially defease or prepay the related mortgage loan. Any resulting partial prepayment may not be required to be accompanied by payment of a prepayment premium or yield maintenance charge. For a description of the cash reserves or letters of credit and related earnout information, see "Annex A" to this prospectus supplement.

     ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or before the closing date, the depositor will acquire the mortgage loans, directly or indirectly from the sellers, in each case, under a mortgage loan purchase agreement or a similar agreement to be entered into by or assigned to the depositor, who will then assign its interests in the mortgage loans, without recourse, to the trustee for the benefit of the holders of the certificates.

     Each seller is a "mortgage loan seller" for purposes of the prospectus.

     With respect to the mortgage loans sold by that seller to the depositor, each such seller is typically required to deliver, or cause to be delivered, to the trustee, the following documents:

     (1) the original mortgage note, endorsed, without recourse, in blank or to the order of the trustee;

     (2) the original or a copy of the mortgage(s), together with originals or copies of any intervening assignments of the document(s), in each case with evidence of recording thereon unless the document(s) have not been returned by the applicable recorder's office;

     (3) the original or a copy of any assignment(s) of rents and leases, if the assignment is a document separate from the mortgage, together with originals or copies of any intervening assignments, in each case with evidence of recording thereon, unless the document(s) have not been returned by the applicable recorder's office;

     (4) an assignment of each mortgage in blank or in favor of the trustee, in recordable form;

     (5) an assignment of any assignment(s) of rents and leases, if the item is a document separate from the mortgage, in blank or in favor of the trustee, in recordable form;

     (6) any UCC financing statements and related original assignments to the trustee;

     (7) an original or copy of the related lender's title insurance policy, or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of the mortgage loan;

     (8)  when relevant, the ground lease or a copy of the ground lease;

     (9) the original or a copy of any letter of credit and related transfer documents; and

     (10) when relevant, copies of franchise agreements and franchisor comfort letters for hospitality properties.

     Notwithstanding the foregoing, with respect to the Mall at Millenia Loan, the 2003-IQ4 Trustee will hold the original documents related to the Mall at Millenia Loan for the benefit of the 2003-IQ4 Trust and the trust fund formed by the pooling and servicing agreement, other than the related note that is an asset of the trust, which will be held by the trustee under the pooling and servicing agreement. With respect to the Wells Fargo Tower Loan, the Greenwich Commercial Mortgage Trust 2003-C2 Trustee will hold the original documents related to the Wells Fargo Tower Loan for the benefit of the Greenwich Commercial Mortgage Trust 2003-C2 Trust and the trust fund formed by the pooling and servicing agreement, other than the related note that is an asset of the trust, which will be held by the trustee under the pooling and servicing agreement. With respect to the Geneva Commons Loan, the GMACCM 2003-C2 Trustee will hold the original documents related to the Geneva Commons Loan for the benefit of the GMACCM 2003-C2 Trust and the trust fund formed by the pooling and servicing agreement, other than the related note that is an asset of the trust, which will be held by the trustee under the pooling and servicing agreement.

     If the seller cannot deliver the original mortgage note for any mortgage loan sold by it to the depositor, that seller will deliver a copy or duplicate original of the mortgage note, together with an affidavit certifying that the related original has been lost or destroyed.

     The trustee will be required to review the documents delivered to it for each mortgage loan within 60 days following the settlement date. The trustee will hold the documents in trust. Within 60 days following the settlement date, the trustee, at the expense of the applicable seller, will cause the assignment of each mortgage and any assignments of rents and leases to be completed in the name of the trustee if delivered in blank and submitted for recording in the real property records of the appropriate jurisdictions, subject to receipt of the applicable recording information.

     The trustee will certify on the closing date that, subject to any noted exceptions, it has received for each mortgage loan (other than the Mall at Millenia Loan, the Wells Fargo Tower Loan and the Geneva Commons Loan for which the trustee will only certify as to the mortgage note), the original mortgage note, an original or a copy of the mortgage, an original or a copy of the related lender's title insurance policy, the related ground lease (if any) and an original or copy of any letter of credit and related transfer documents, if applicable. If the trustee determines that any of the remaining required documents were not delivered or that any document is defective, and the omission or defect materially and adversely affects the value of the related mortgage loan, the related mortgaged property or the interests of the trust therein or of any certificateholder, the trustee, or the special servicer on its behalf, will request in writing that the applicable seller, not later than ninety (90) days from receipt of such written request: (i) cure such defect,
(ii) repurchase the affected mortgage loan, (iii) within two years of the settlement date, substitute a replacement mortgage loan for such affected mortgage loan and pay any substitution shortfall amount, or (iv) at the sole discretion of the majority certificateholder of the controlling class (so long as such holder is not the related seller or an affiliate thereof), provide to the master servicer a letter of credit or deposit in a special reserve account an amount equal to 25% of the stated principal balance of any mortgage loan for which certain types of defects relating to delay in the return of documents from local filing or recording offices that remain uncorrected for 18 months following the settlement date. If any such defect is capable of being cured, but not within such ninety (90) day period, and such defect does not relate to treatment of the mortgage loan as a "qualified mortgage" within the meaning of the REMIC provisions, then the seller shall have an additional period, as set forth in the pooling and servicing agreement, to cure such defect. That seller's obligation to cure, repurchase, substitute or provide a letter of credit or cash collateral as described above will be the sole remedy available to the certificateholders and the trustee.

     If the applicable mortgage loan seller elects or is required to repurchase the affected mortgage loan, the purchase price for such mortgage loan will be at least equal to the sum of: (1) the unpaid principal balance of the mortgage loan; (2) any accrued but unpaid interest on the mortgage loan; (3) any related unreimbursed servicing advances and interest on such advances; (4) any unpaid special servicing fees and workout fees; and (5) all expenses incurred by the master servicer, the special servicer, the depositor or the trustee in respect of the defect giving rise to such repurchase obligation. If the applicable seller repurchases a mortgage loan more than 180 days following its receipt of notice of a material breach of a representation or warranty or a defect or omission from a mortgage file, the applicable seller will be required to pay a 1% liquidation fee. None of the depositor, any other seller or any other person or entity will be obligated to repurchase the affected mortgage loan if that seller defaults on its obligation to do so.

     Instead of repurchasing a mortgage loan, a seller is permitted, subject to approval by the majority certificateholder of the controlling class, for two years following the settlement date, to substitute a new replacement mortgage loan for the affected mortgage loan. To qualify as a replacement mortgage loan, the replacement mortgage loan must have financial terms substantially similar to the deleted mortgage loan and meet a number of specific requirements.

   A replacement mortgage loan must:

     (1) have a stated principal balance of not more than the stated principal balance of the deleted mortgage loan;

     (2) accrue interest at a rate of interest at least equal to that of the deleted mortgage loan;

     (3)  be a fixed-rate mortgage loan;

     (4) have a remaining term to stated maturity or anticipated repayment date, in the case of the ARD loan, of not greater than, and not more than two years less than, the deleted mortgage loan; and

     (5) be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code.

     In addition, the seller must deposit in the distribution account a substitution shortfall amount, equal to any excess of the purchase price of the deleted mortgage loan over the initial stated principal balance of the replacement mortgage loan.

     The Water Tower Place Loan consists of two (2) separate $37,500,000 notes being separately sold to the trust by Commerzbank AG and GSMC. The obligation of each of Commerzbank AG and GSMC are limited to only the respective Note sold to the trust by such party. Therefore, it is possible that in certain circumstances only one of the two (2) sellers will repurchase its Note or otherwise comply with the foregoing obligations.

     REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In the applicable mortgage loan purchase agreement or in related documentation, with some exceptions, each seller makes representations and warranties for each of the mortgage loans sold by it to the depositor, as of the settlement date, or as of the date stated in the representation and warranty. Some of these representations and warranties are generally summarized below.

     (1) The information set forth in the mortgage loan schedule is complete (as defined in the Pooling and Servicing Agreement), true and correct in all material respects as of the date of the related mortgage loan purchase agreement and as of the applicable cut-off date.

     (2) Except with respect to any mortgage loan with a companion loan, each mortgage loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the depositor of the mortgage loans, the seller had good title to, and was the sole owner of, each mortgage loan. The seller has full right, power and authority to transfer and assign each of the mortgage loans to or at the direction of the depositor and has validly and effectively conveyed (or caused to be conveyed) to the depositor or its designee all of the seller's legal and beneficial interest in and to the mortgage loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the mortgage loans to the depositor or its designee does not require the seller to obtain any governmental or regulatory approval or consent that has not been obtained.

     (3) No scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the applicable cut-off date, and no mortgage loan was 30 days or more delinquent in the 12-month period immediately preceding the applicable cut-off date.

     (4) The mortgage related to and delivered in connection with each mortgage loan constitutes a valid and, subject to certain exceptions described in paragraph 10 below, enforceable first priority lien upon the related mortgaged property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy,
          (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such mortgage, the marketability or current use of the mortgaged property or the current ability of the mortgaged property to generate operating income sufficient to service the mortgage loan debt and (e) if such mortgage loan is cross-collateralized with any other mortgage loan, the lien of the mortgage for such other mortgage loan.

     (5) With respect to the mortgaged properties securing the mortgage loans that were the subject of an engineering report within 18 months prior to the applicable cut-off date, each mortgaged property is, to the seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established or indemnities received) that would materially and adversely affect its value as security for the related mortgage loan, and (ii) with respect to the mortgaged properties securing the mortgage loans that were not the subject of an engineering report within 18 months prior to the applicable cut-off date, each mortgaged property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each mortgaged property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related mortgage loan as of the date hereof. The seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property.

     (6) Each mortgaged property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy in the original principal amount of the related mortgage loan after all advances of principal. Each title policy insures that the related mortgage is a valid first priority lien on such mortgaged property, subject only to permitted encumbrances.

     (7) The proceeds of each mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto.

     (8) The mortgage note or mortgage for each mortgage loan, together with applicable state law, contains customary and enforceable provisions (subject to certain exceptions described in paragraph 10 below) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related mortgaged property of the principal benefits of the security intended to be provided thereby.

     (9) (a) With respect to the mortgaged properties securing the mortgage loans that were the subject of an environmental site assessment within 18 months prior to the applicable cut-off date, an environmental site assessment, or an update of a previous such report, was performed with respect to each mortgaged property in connection with the origination or the sale of the related mortgage loan, a report of each such assessment has been delivered to the depositor, and the seller has no knowledge of any material and adverse environmental condition or circumstance affecting any mortgaged property that was not disclosed in such report.

          (b) With respect to the mortgaged properties securing the mortgage loans that were not the subject of an environmental site assessment within 18 months prior to the applicable cut-off date, (i) no specified hazardous material is present on such mortgaged property such that (1) the value of such mortgaged property is materially and adversely affected or
            (2) under applicable federal, state or local law, (a) such hazardous material could be required to be eliminated at a cost materially and adversely affecting the value of the mortgaged property before such mortgaged property could be altered, renovated, demolished or transferred or (b) the presence of such hazardous material could (upon action by the appropriate governmental authorities) subject the owner of such mortgaged property, or the holders of a security interest therein, to liability for the cost of eliminating such hazardous material or the hazard created thereby at a cost materially and adversely affecting the value of the mortgaged property, and (ii) such mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to such hazardous materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such mortgaged property and neither seller nor, to seller's knowledge, the related borrower or any current tenant thereon, has received any notice of violation or potential violation of any such law.

     (10) Each mortgage note, mortgage and other agreement that evidences or secures such mortgage loan and was executed by or on behalf of the related borrower is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement.

     (11) Each mortgaged property is, and is required pursuant to the related mortgage to be, insured by a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such mortgage loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the mortgaged property in an amount not less than the lesser of the principal balance of the related mortgage loan and the replacement cost of the mortgaged property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the mortgaged property.

     (12) All escrow deposits and payments relating to each mortgage loan that are, as of the closing date, required to be deposited or paid have been so deposited or paid.

     (13) No holder of a mortgage loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related mortgaged property, directly or indirectly, for the payment of any amount required by such mortgage loan.

     (14) Each mortgaged property is free and clear of any and all mechanic's and materialmen's liens that are prior or equal to the lien of the related mortgage, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related mortgage except, in each case, for liens insured against by the title insurance policy referred to above.

     (15) Each mortgage loan complied with all applicable usury laws in effect at its date of origination.

     (16) Except for the AFR/Bank of America Portfolio Loan, the AFR/Bank of America Portfolio B Note, the Water Tower Place Loan, the Mall at Millenia Loan, the Wells Fargo Tower Loan, the 609 Fifth Avenue Loan, the 5 Houston Center Loan and the Geneva Commons Loan, no mortgage loan is cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans included in the mortgage pool.

     (17) There exists no material event of default, breach, violation or event of acceleration (and, to the seller's actual knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the mortgage loan, in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the seller.

     (18) The seller (or if the seller is not the originator, the originator of the mortgage loan) has inspected or caused to be inspected each mortgaged property in connection with the origination of the related mortgage loan.

     (19) Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the mortgaged property is located, the improvements located on or forming part of each mortgaged property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related mortgaged property, such value as determined by the appraisal performed at origination or in connection with the sale of the related mortgage loan by the seller under the mortgage loan purchase agreement.

     (20) To the seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each mortgage loan or as of the date of the sale of the related mortgage loan by the seller under the mortgage loan purchase agreement, the related borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related mortgaged property as it was then operated.

     (21) Each mortgage loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without prior written consent of the holder of the mortgage, the property subject to the mortgage or any material portion thereof, or a controlling interest in the related borrower, is transferred, sold or encumbered; provided, however, that certain mortgage loans provide a mechanism for the assumption of the loan by a third party upon the borrower's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the borrower or constituent entities of the borrower to a third party or parties related to the borrower upon the borrower's satisfaction of certain conditions precedent.

     (22) The borrower on each mortgage loan with a cut-off date principal balance in excess of $10 million, was, as of the origination of the mortgage loan, an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing the mortgage loans and prohibit it from engaging in any business unrelated to such mortgaged property or properties, and whose organizational documents further provide, or which entity represented in the related mortgage loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such mortgaged property or properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related mortgage loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a borrower for a mortgage loan that is cross-collateralized and cross-defaulted with the related mortgage loan), and that it holds itself out as a legal entity, separate and apart from any other person.

     (23) The related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of the lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of the lender associated with the approval of an assumption of such mortgage loan.

     If any of the foregoing representations and warranties of a seller are materially breached for any of the mortgage loans sold by it to the depositor, the applicable seller may cure the breach within 90 days after the earlier of discovery or its receipt of notice of the breach. If a seller does not cure the breach, the mortgage loan purchase agreement requires that seller to repurchase the affected mortgage loan or substitute a replacement mortgage loan. The seller will be obligated to repurchase the affected mortgage loan within that 90-day period at the applicable purchase price or, for two years following the settlement date, substitute a replacement mortgage loan for the affected mortgage loan within that 90-day period and pay any substitution shortfall amount. For a discussion of the purchase price to be paid upon such a repurchase, see "--Assignment of the Mortgage Loans; Repurchases and Substitutions" above. The applicable seller's repurchase or substitution obligation will be the sole remedy available to the certificateholders and the trustee for any breach of a seller's representations and warranties regarding the mortgage loans. The seller of each mortgage loan will be the sole warranting party for each mortgage loan sold by it to the depositor. None of the depositor, any other seller nor any other person or entity will be obligated to repurchase any affected mortgage loan as a result of a breach of a seller's representations and warranties if that seller defaults on its obligation to do so. With respect to the Water Tower Place Loan, each of Commerzbank AG's and GSMC's obligation to cure, substitute or repurchase the Water Tower Place Loan is limited to its respective note, which represents at any given time 50% of the outstanding principal balance of the Water Tower Place Loan. Therefore, it is possible that in certain circumstances, only one (1) of the two (2) sellers will repurchase its note or otherwise comply with the foregoing obligations.

     See "The Pooling and Servicing Agreements--Representations and Warranties; Repurchases" in the prospectus.

     POOL CHARACTERISTICS; CHANGES IN MORTGAGE POOL

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage loans that are expected to constitute the mortgage pool at the time the offered certificates are issued. The principal balances of the mortgage loans are reduced to reflect the scheduled principal payments due on or before the applicable cut-off date. Before the issuance of the offered certificates, a mortgage loan may be removed from the mortgage pool if the depositor deems the removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the issuance of the offered certificates, unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. As a result, the range of mortgage rates and maturities and some other characteristics of the mortgage pool may vary depending on the actual composition of the mortgage pool at the time the offered certificates are issued.

     A Current Report on Form 8-K will be available to purchasers of the offered certificates shortly after the settlement date and will be filed, together with the pooling and servicing agreement and each mortgage loan purchase agreement, with the SEC within fifteen (15) days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

                        SERVICING OF THE MORTGAGE LOANS

     The master servicer will be responsible for the servicing and administration of all the mortgage loans (other than the Mall at Millenia Loan, the Wells Fargo Tower Loan and the Geneva Commons Loan) and the special servicer will be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties (other than the Mall at Millenia Loan, the Wells Fargo Tower Loan and the Geneva Commons Loan or related REO property). The holder or holders of certificates evidencing a majority interest in the controlling class (except as described below) or in the case of the 5 Houston Center Loan and the Water Tower Place Loan, the holders of the controlling class of a trust into which the 5 Houston Center Companion Loan is securitized or if more than two (2) of the Water Tower Place Companion Loans are deposited in the same trust, will be entitled to terminate substantially all the rights and duties of the special servicer in respect of specially serviced mortgage loans that are included in the trust and to appoint a replacement special servicer to perform such duties under the same terms and conditions as applicable to the special servicer. If more than two (2) of the Water Tower Companion Loans are not deposited into the same trust, the removal of the special servicer will require the unanimous consent of the controlling class of all trusts in which a Water Tower Companion Loan is deposited and, if any Water Tower Companion Loan is not included in a securitization the holder of such Water Tower Companion Loan. In the case of the AFR/Bank of America Portfolio Loan, the Class S-AFR Controlling Class Directing Holder may, in the absence of an AFR/Bank of America Change of Control Event, similarly terminate the rights and duties of the special servicer. See "--The Majority Certificateholder of the Controlling Class," "--Termination of the Special Servicer for Specially Serviced Mortgage Loans and REO Properties" and "--REO Properties."

     The 2003-IQ4 Pooling and Servicing Agreement governs the servicing and administration of the Mall at Millenia Loan, the Mall at Millenia Companion Loans and the Mall at Millenia B Note (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the Mall at Millenia Loan, the Mall at Millenia Companion Loans and the Mall at Millenia B Note will be effected in accordance with the 2003-IQ4 Pooling and Servicing Agreement). Consequently, the servicing provisions set forth herein and the administration of accounts will not be applicable to the Mall at Millenia Loan, but instead such servicing and administration of the Mall at Millenia Loan will be governed by the 2003-IQ4 Pooling and Servicing Agreement.

     It is anticipated that the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement will govern the servicing and administration of the Wells Fargo Tower Loan and the Wells Fargo Tower Companion Loans (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the Wells Fargo Tower Loan and the Wells Fargo Tower Companion Loans will be effected in accordance with the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement). Consequently, the servicing provisions set forth herein and the administration of accounts will not be applicable to the Wells Fargo Tower Loan, but instead such servicing and administration of the Wells Fargo Tower Loan will be governed by the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement.

     The GMACCM 2003-C2 Pooling and Servicing Agreement governs the servicing and administration of the Geneva Commons Loan and the Geneva Commons Companion Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the Geneva Commons Loan and the Geneva Commons Companion Loan will be effected in accordance with the GMACCM 2003-C2 Pooling and Servicing Agreement). Consequently, the servicing provisions set forth herein and the administration of accounts will not be applicable to the Geneva Commons Loan, but instead such servicing and administration of the Geneva Commons Loan will be governed by the GMACCM 2003-C2 Pooling and Servicing Agreement.

     THE MASTER SERVICER

     GMAC Commercial Mortgage Corporation will act as master servicer under the pooling and servicing agreement. As of September 30, 2003, GMAC Commercial Mortgage Corporation was the master servicer of a portfolio of multifamily and commercial loans totaling approximately $192.6 billion in aggregate outstanding principal balance.

     THE SPECIAL SERVICER

     Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation ("LNR"), will initially be appointed as special servicer of the mortgage pool (other than the AFR/Bank of America Portfolio Whole Loan). The principal executive offices of Lennar are located at 1601 Washington Avenue, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600. LNR, its subsidiaries and affiliates, are involved in the real estate investment, finance and management business and engage principally in:

     o acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

     o    investing in high-yielding real estate loans, and

     o investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities ("CMBS").

     The Special Servicer and its affiliates have regional offices located across the country in Florida, Georgia, Oregon and California and in Europe in London, England and Paris France. As of August 31, 2003, the Special Servicer and its affiliates were managing a portfolio which included an original count of 15,100 assets in most states across the country and in Europe with an original face value of $99 billion, most of which are commercial real estate assets. Included in this managed portfolio are $97 billion of commercial real estate assets representing 111 securitization transactions, for which the Special Servicer acts as special servicer. The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth.

     The information set forth in this prospectus supplement concerning Lennar and LNR Property Corporation has been provided by them. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     All references to the special servicer in this prospectus supplement are intended to mean the applicable special servicer or other special servicers together, as the context may require.

     Set forth below is a description of pertinent provisions of the pooling and servicing agreement relating to the servicing of the mortgage loans. Reference is also made to the prospectus, in particular to the section captioned "The Pooling and Servicing Agreements" and to the section captioned "The Pooling and Servicing Agreement" in this prospectus supplement, for important additional information regarding the terms and conditions of the pooling and servicing agreement as they relate to the rights and obligations of the master servicer and special servicer thereunder. You should read the information provided in the prospectus taking account of all supplemental information contained in this prospectus supplement.

     THE AFR/BANK OF AMERICA PORTFOLIO WHOLE LOAN SPECIAL SERVICER

     Midland Loan Services, Inc. will initially be appointed as special servicer of the AFR/Bank of America Portfolio Whole Loan. Midland, a subsidiary of PNC Bank, National Association, is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and that originates commercial real estate loans. Midland's address is 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas 66210. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities by S&P, Moody's and Fitch. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

     As of April 30, 2003, Midland was servicing approximately 13,465 commercial and multifamily loans with a principal balance of approximately $76.1 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico and Canada. Approximately 8,746 of such loans, with a total principal balance of approximately $54.5 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of December 1, 2003, Midland was named the special servicer in approximately 69 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $38.5 billion. With respect to such transactions as of such date, Midland was administering approximately 130 assets with an outstanding principal balance of approximately $950 million.

     The information set forth herein concerning Midland Loan Servicers, Inc., as special servicer, has been provided by it, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

     SERVICING STANDARD

     The master servicer and the special servicer will be responsible for the servicing and administration of the mortgage loans (other than the Mall at Millenia Loan, the Wells Fargo Tower Loan and the Geneva Commons Loan. See "--Servicing of the Mall at

Millenia Whole Loan", "--Servicing of the Wells Fargo Tower Whole Loan" and "Servicing of the Geneva Commons Whole Loan" below). The master servicer and special servicer will be required to service and administer the mortgage loans (other than the Mall at Millenia Loan, the Wells Fargo Tower Loan and the Geneva Commons Loan) under the following servicing standard:

     (1) in the best interests of and for the benefit of the certificateholders (the holders of the Serviced Companion Loans), as determined by the master servicer or special servicer, as applicable, in its good faith and reasonable judgment,

     (2) in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective mortgage loans, and

     (3) to the extent consistent with the foregoing, with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties (giving, in the case of any master servicer or special servicer other than GMACCM, due consideration to customary and usual standards of practice of prudent institutional lenders servicing their own loans) or itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the pooling and servicing agreement.

     The master servicer and the special servicer will also service the AFR/Bank of America Portfolio Companion Loans, the Water Tower Place Companion Loans, the 609 Fifth Avenue Companion Loans and the 5 Houston Center Companion Loan under the same servicing standard. Pursuant to the pooling and servicing agreement, the master servicer and special servicer are also required to service the mortgage notes relating to the AFR/Bank of America Portfolio B Note, AFR/Bank of America Portfolio Companion Loans, the Water Tower Place Companion Loans, the 609 Fifth Avenue Companion Loans and the 5 Houston Center Companion Loan for the respective holders of such notes, subject to the same standards as for the mortgage loans included in the mortgage pool, and treating the AFR/Bank of America Portfolio Whole Loan, the Water Tower Place Whole Loan, the 609 Fifth Avenue Whole Loan and the 5 Houston Center Whole Loan, respectively, as one mortgage loan. See "Description of the Mortgage Pool--Related Borrowers and Mortgage Loans Collateralized by Multiple Properties" in this prospectus supplement.

     SERVICING OF THE MALL AT MILLENIA WHOLE LOAN

     The Mall at Millenia Whole Loan and any related REO property are being serviced under the 2003-IQ4 Pooling and Servicing Agreement and therefore the 2003-IQ4 Master Servicer will make servicing advances (and if it fails to make such advances, the 2003-IQ4 Trustee will be required to make such servicing advances) and remit collections on the Mall at Millenia Loan to or on behalf of the trust, but will not make advances with respect to monthly P&I payments. The master servicer will be required to make advances with respect to monthly P&I payments on the Mall at Millenia Loan, unless it has determined that such advance would not be recoverable from collections on the Mall at Millenia Loan. If the 2003-IQ4 Master Servicer (or, if the Mall at Millenia Companion Loan currently held by Morgan Stanley Mortgage Capital Inc. is deposited into a securitization, any related master servicer for such loan) notifies the master servicer that any proposed advance of scheduled principal and interest payments would be or is nonrecoverable, then the master servicer will not be permitted to make any additional P&I advances with respect to the Mall at Millenia Loan, unless the master servicer has consulted with the other master servicers relating to the Mall at Millenia Companion Loans and they agree that circumstances with respect to such loans have changed such that a proposed future advance of scheduled principal and interest payments would not be a nonrecoverable advance. See "Servicing of the Mortgage Loans--P&I and Servicing Advances." The 2003-IQ4 Pooling and Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the 2003-IQ4 Pooling and Servicing Agreement are generally similar but not identical to the servicing arrangements under the pooling and servicing agreement.

     In that regard:

     o The 2003-IQ4 Master Servicer and 2003-IQ4 Special Servicer, will be the master servicer and the special servicer, respectively, with respect to the servicing of the Mall at Millenia Whole Loan.

     o The 2003-IQ4 Trustee will be the mortgagee of record for the Mall at Millenia Whole Loan.

     o The master servicer, the special servicer, the trustee or the fiscal agent under the pooling and servicing agreement will have no obligation or authority to supervise the 2003-IQ4 Master Servicer, the 2003-IQ4 Special Servicer or the 2003-IQ4 Trustee or to make servicing advances with respect to the Mall at Millenia Loan. The obligation of the master servicer and the special servicer to provide information to the trustee and the certificateholders with respect to the Mall at Millenia Loan is dependent on their receipt of the corresponding information from the 2003-IQ4 Master Servicer or the 2003-IQ4 Special Servicer, as applicable.

     o Upon the occurrence and continuance of a Mall at Millenia Control Appraisal Event, the majority certificateholder of the controlling class under the 2003-IQ4 Pooling and Servicing Agreement will be entitled to exercise the approval rights given to the holder of the Mall at Millenia B Note (or its operating advisor) under the 2003-IQ4 Pooling and Servicing Agreement. See "Description of the Mortgage Pool--The Mall at Millenia Whole Loan."

     o The 2003-IQ4 Special Servicer is required to consult with the holder of the Mall at Millenia Loan and the holders of the Mall at Millenia Companion Loans prior to taking certain actions with respect to the Mall at Millenia Whole Loan. The holder of the Mall at Millenia Loan and each holder of the Mall at Millenia Companion Loans will be permitted to provide the 2003-IQ4 Special Servicer with its own proposal with respect to the course of action proposed by the 2003-IQ4 Special Servicer. Such proposals by the holder of the Mall at Millenia Loan and the Mall at Millenia Companion Loans will not be binding on the 2003-IQ4 Special Servicer and will be subject to the rights of (i) the holder of the Mall at Millenia B Note for so long as such holder is the "controlling holder" and (ii) the operating advisor under the 2003-IQ4 Pooling and

          Servicing Agreement after the holder of the Mall at Millenia B Note is no longer the "controlling holder".

     SERVICING OF THE WELLS FARGO TOWER WHOLE LOAN

     Pursuant to an intercreditor agreement, it is anticipated that the Wells Fargo Tower Whole Loan and any related REO property will be serviced under the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement and therefore the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer will make servicing advances (and if it fails to make such required advances, the Greenwich Commercial Mortgage Trust 2003-C2 Trustee will be required to make such servicing advances and, if it fails to make such required servicing advances the Greenwich 2003-C2 Fiscal Agent will be required to make such servicing advances), P&I advances and remit collections on the Wells Fargo Tower Loan to or on behalf of the trust. However, the master servicer will be required to make P&I advances with respect to the Wells Fargo Tower Loan that the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer is required but fails to make, unless the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer or the master servicer has determined that such advance would not be recoverable from collections on the Wells Fargo Tower Loan. It is anticipated that the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement will provide for servicing in a manner acceptable for rated transactions similar in nature to this securitization. It is anticipated that the servicing arrangements under the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement will be generally similar but not identical to the servicing arrangements under the pooling and servicing agreement.

     In that regard:

     o The Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer and Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer, will be the master servicer and the special servicer, respectively, with respect to the servicing of the Wells Fargo Tower Whole Loan.

     o The Greenwich Commercial Mortgage Trust 2003-C2 Trustee will be the mortgagee of record for the Wells Fargo Tower Whole Loan.

     o The master servicer, the special servicer, the trustee or the fiscal agent under the pooling and servicing agreement will have no obligation or authority to supervise the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer, the Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer or the Greenwich Commercial Mortgage Trust 2003-C2 Trustee or to make servicing advances or P&I advances (except under the limited circumstances set forth above) with respect to the Wells Fargo Tower Loan. The obligation of the master servicer and the special servicer to provide information to the trustee and the certificateholders with respect to the Wells Fargo Tower Loan is dependent on their receipt of the corresponding information from the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer or the Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer, as applicable.

     o Greenwich Capital Financial Products, Inc., as the holder of the Wells Fargo Tower Companion Loans that are not anticipated to be included in Greenwich

          Commercial Mortgage Trust 2003-C2 Trust will be the directing holder under the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement with respect to the Wells Fargo Tower Whole Loan. Such holder will have the right to remove the Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer and to withhold its consent with respect to certain actions proposed by the Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer. The holders of the other Wells Fargo Tower Companion Loans and the majority certificateholder of the controlling class will have consultation rights with respect to certain actions proposed by the Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer. Such consultation rights will not be binding on the Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer.

     o The holders of the Wells Fargo Loan will have the right to consult with the Greenwich 2003-C2 Special Servicer. Greenwich Capital Financial Products, Inc. as the initial holder of the Wells Fargo Companion Loans will have the right approve certain actions of the Greenwich 2003-C2 Special Servicer.

     o If an event of default on the part of the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer affects the Wells Fargo Tower Loan, the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer may not be terminated but, at the direction of the Greenwich Commercial Mortgage Trust 2003-C2 Trustee (acting at the direction of the majority certificateholders of the controlling class), the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer must appoint a sub-servicer that will be responsible for servicing the Wells Fargo Tower Whole Loan. If the event described in the prior sentence occurs, the majority certificateholders of the controlling class will only have a right to direct that a subservicer be appointed, but will not have the right to determine who such party will be.

     SERVICING OF THE GENEVA COMMONS WHOLE LOAN

     The Geneva Commons Whole Loan and any related REO property are being serviced under the GMACCM 2003-C2 Pooling and Servicing Agreement and therefore the GMACCM 2003-C2 Master Servicer will make servicing advances (and if it fails to make such advances, the GMACCM 2003-C2 Trustee will be required to make such servicing advances) and remit collections on the Geneva Commons Loan to or on behalf of the trust, but will not make advances with respect to monthly P&I payments. The master servicer will be required to make advances with respect to monthly P&I payments on the Geneva Commons Loan, unless it has determined that such advances would not be recoverable from collections on the Geneva Commons Loan. If the GMACCM 2003-C3 Master Servicer is a Standard & Poor's approved servicer and a Moody's approved Master Servicer, the GMACCM 2003-C2 Master Servicer may also rely on a determination by the GMACCM 2003-C3 Master Servicer that a P&I advance with respect to the Geneva Commons Loan is nonrecoverable. The GMACCM 2003-C2 Pooling and Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the GMACCM 2003-C2 Pooling and Servicing Agreement are generally similar but not identical to the servicing arrangements under the pooling and servicing agreement.

     In that regard:

     o The GMACCM 2003-C2 Master Servicer and GMACCM 2003-C2 Special Servicer, will be the master servicer and the special servicer, respectively, with respect to the servicing of the Geneva Commons Whole Loan.

     o The GMACCM 2003-C2 Trustee will be the mortgagee of record for the Geneva Commons Whole Loan.

     o The master servicer, the special servicer, the trustee or the fiscal agent under the pooling and servicing agreement will have no obligation or authority to supervise the GMACCM 2003-C2 Master Servicer, the GMACCM 2003-C2 Special Servicer or the GMACCM 2003-C2 Trustee or to make servicing advances with respect to the Geneva Commons Loan. The obligation of the master servicer and the special servicer to provide information to the trustee and the certificateholders with respect to the Geneva Commons Loan is dependent on their receipt of the corresponding information from the GMACCM 2003-C2 Master Servicer or the GMACCM 2003-C2 Special Servicer, as applicable.

     o The controlling classes of the certificates issued by the GMACCM 2003-C2 Trust and the majority certificateholder of the controlling class will be able to withhold their approval to proposed actions to be taken by the GMACCM 2003-C2 Master Servicer or the GMACCM 2003-C2 Special Servicer with respect to the Geneva Commons Loan and the related companion loan. If there is a disagreement among the controlling classes of these trusts, a third party operating advisor will be entitled to choose the course of action from those presented by those controlling classes.

     o The GMACCM 2003-C2 Special Servicer may be removed as special servicer for the Geneva Commons Loan and the related companion loan at any time, with or without cause, but only with the consent of both the controlling class of the GMACCM 2003-C2 Trust and the controlling class of the trust who will jointly appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates issued in either securitization. If the controlling classes are not able to agree on a successor special servicer, the third party operating advisor shall select one of the proposed successor special servicers.

     SPECIALLY SERVICED MORTGAGE LOANS

     Subject to certain cure rights exercisable by the Class S-AFR Controlling Class Directing Holder or the 609 Fifth Avenue Mezzanine Lender in respect of the related mortgage loan, a specially serviced mortgage loan (other than the Mall at Millenia Loan, the Wells Fargo Tower Loan and the Geneva Commons Loan) is any mortgage loan as to which any of the following special servicing events has occurred:

     (1) any balloon payment due has not been made (or, if the related borrower has produced a written refinancing commitment that is reasonably acceptable to the special servicer and the majority certificateholder of the controlling class, 60 days following such default);

     (2) any monthly payment or other payment required under the mortgage note or the mortgage(s), other than a balloon payment, is more than 60 days late;

     (3) either the master servicer or the special servicer, with the consent of the majority certificateholder of the controlling class (in the case of the special servicer), shall have determined, in accordance with the servicing standard that a default in the making of a monthly payment including a balloon payment or any other payment required under the mortgage note or the mortgage is likely to occur and is likely to remain unremedied (without regard to any grace period) for at least 60 days;

     (4)  a default under the loan documents, other than as described in clause
          (1) or (2) above, that materially impairs the value of the mortgaged property as security for the mortgage loan or otherwise materially and adversely affects the interests of certificateholders, exists for the applicable grace period under the terms of the mortgage loan or, if no grace period is specified, 60 days;

     (5) a decree or order of a court or agency or supervisory authority in an involuntary case under any federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the borrower and the decree or order has remained in force undischarged or unstayed for 60 days;

     (6) the borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the borrower or of or relating to all or substantially all of its property;

     (7) the borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors or voluntarily suspended payment of its obligations; or

     (8) the master servicer has received notice of the commencement of foreclosure or similar proceedings for the related mortgaged property or properties.

     A specially serviced mortgage loan will become a corrected mortgage loan if each special servicing event that applies to that mortgage loan is remedied as follows:

     (1) for the circumstances described in clauses (1) and (2) of the preceding paragraph, the related borrower has made the applicable balloon payment or three (3) consecutive full and timely monthly payments under the terms of the mortgage loan, as the terms may be changed or modified in a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the special servicer;

     (2) for the circumstances described in clauses (3), (5), (6) and (7) of the preceding paragraph, the circumstances cease to exist in the good faith and reasonable judgment of the special servicer;

     (3) for the circumstances described in clause (4) of the preceding paragraph, the default is cured; and

     (4) for the circumstances described in clause (8) of the preceding paragraph, the proceedings are terminated.

     A servicing transfer event for the AFR/Bank of America Portfolio Whole Loan will generally be delayed if the holder of the AFR/Bank of America Portfolio B Note is making all cure payments required by the AFR/Bank of America A/B Intercreditor Agreement and subject to limitations upon the number of cure payments that may be made in any twelve (12) calendar month period. In addition, so long as the Class S-AFR Controlling Class Directing Holder is exercising its right to cure certain events of default under the AFR/Bank of America Portfolio Whole Loan pursuant to the AFR/Bank of America Portfolio A/B Intercreditor Agreement, neither the master servicer nor the special servicer may treat such event of default as such for purposes of accelerating the AFR/Bank of America Portfolio Whole Loan or commencing foreclosure proceedings.

     Notwithstanding the foregoing, the commencement of a special servicing event under the 2003-IQ4 Pooling and Servicing Agreement will be delayed if the holder of the Mall at Millenia B Note cures certain events of default. See "Description of the Mortgage Pool--Description of the Mall at Millenia Whole Loan" in this prospectus supplement. In addition, the commencement of a special servicing event under the pooling and servicing agreement will be delayed if the 609 Fifth Avenue Mezzanine Lender cures certain events of default. See "Description of the Mortgage Pool--Description of the 609 Fifth Avenue Whole Loan" in this prospectus supplement.

     THE MAJORITY CERTIFICATEHOLDER OF THE CONTROLLING CLASS

     The controlling class will be the most subordinate class of principal balance certificates outstanding (with the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates being treated as a single class for this purpose) that has a certificate balance at least equal to 25% of its initial certificate balance. If no class of principal balance certificates has a certificate balance at least equal to 25% of its initial certificate balance, then the controlling class will be the most subordinate class of principal balance certificates outstanding. Initially, the controlling class will be the Class P certificates. The holder or holders of certificates entitled to more than 50% of the voting rights allocated to the controlling class are referred to herein as the majority certificateholder of the controlling class.

     The majority certificateholder of the controlling class may have special relationships and interests that conflict with those of the holders of one or more classes of certificates. In addition, the majority certificateholder of the controlling class does not have any duties to the holders of any class of certificates, may act solely in the interests of the certificateholders of the controlling class, and will have no liability to any other certificateholders for having done so. No certificateholder may take any action against the majority certificateholder of the controlling class for having acted solely in the interests of the certificateholders of the controlling class.

     Subject to the succeeding paragraph, the majority certificateholder of the controlling class is entitled to advise the special servicer with respect to the following actions of the special servicer, and the special servicer is not permitted to take any of the following actions as to which the majority certificateholder of the controlling class has objected in writing within five
(5) business days of being notified thereof and of its receipt of such documents as the majority certificateholder of the controlling class may reasonably request (provided that if such written objection has not been received by the special servicer within such five (5) business day period, then the majority certificateholder of the controlling class's approval will be deemed to have been given):

     (1) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of properties securing such of the specially serviced mortgage loans as come into and continue in default;

     (2) any modification or waiver of any term of the related loan documents of a mortgage loan that relates to the maturity date, mortgage rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a prepayment premium or yield maintenance charge (other than a modification consisting of the extension of the maturity date of a mortgage loan for one year or less);

     (3) any proposed or actual sale of an REO property (other than in connection with the termination of the trust fund as described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement or pursuant to a purchase option as described below under "--Sale of Defaulted Mortgage Loans");


     (4) any determination to bring an REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO property;

     (5) any acceptance of substitute or additional collateral for a mortgage loan unless required by the underlying loan documents;

     (6)  any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     (7) any release of any performance or "earn-out" reserves, escrows or letters of credit;

     (8) any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan; and

     (9) any change in property manager or, with respect to a hospitality loan, any change in franchise.

     In the event the master servicer or special servicer, as applicable, determines that a refusal to consent by the majority certificateholder of the controlling class or any advice from the majority certificateholder of the controlling class would cause the special servicer or master servicer, as applicable, to violate applicable law, the terms of the mortgage loan documents or the terms of the pooling and servicing agreement (including the provisions thereof related to foreclosure, sale of defaulted mortgage loans, modifications or the servicing standard), the special servicer or master servicer, as applicable, will disregard such refusal to consent or such advice.

     If the controlling class is represented by book-entry certificates, then the rights of the holders of the controlling class may be exercised by the relevant certificate owners subject to receipt by the trustee of a certification in form and substance acceptable to the trustee stating that the person exercising such rights is a certificate owner.

     Notwithstanding anything in this section to the contrary, so long as no AFR/Bank of America Portfolio Change of Control Event has occurred and is continuing with respect to the AFR/Bank of America Portfolio Whole Loan, the rights of the majority certificateholder of the controlling class set forth in this section will generally be exercised by the Class S-AFR Controlling Class Directing Holder as described under "Description of the Mortgage Pool--The AFR/Bank of America Portfolio Whole Loan--Consultation and Consent" above.

     If the Water Tower Place Companion Loans and the 5 Houston Center Companion Loan are securitized, the controlling classes of the trusts holding such companion loans will also be able to withhold their approval to proposed actions to be taken by the master servicer or the special servicer with respect to the Water Tower Place Loan and the 5 Houston Center Loan, as applicable. If there is a disagreement among the controlling classes of the trust holding the applicable mortgage loan and the controlling classes of the trust or trusts holding the related companion loans, a third party operating advisor will be entitled to exercise the approval rights. The holder of any of the Water Tower Place Companion Loans that are not included in a securitization shall have the same rights as the controlling classes of the trust or trusts holding such companion loans. See "Description of the Mortgage Pool--The Water Tower Place Whole Loan" and "--The 5 Houston Center Whole Loan" in this prospectus supplement.

     If the 609 Fifth Avenue Companion Loans are deposited into a securitization, the subsequent special servicer and the operating advisor of the trust holding the 609 Fifth Avenue Companion Loans will have the right to consult with the special servicer in respect of any proposed action to be taken by the special servicer. Such consultation rights will not be binding on the special servicer.

     TERMINATION OF THE SPECIAL SERVICER FOR SPECIALLY SERVICED MORTGAGE LOANS AND REO PROPERTIES

     Except as set forth below, the majority certificateholder of the controlling class may at any time terminate substantially all of the rights and duties of the special servicer and appoint a replacement special servicer to perform the duties under substantially the same terms and conditions as applicable to the special servicer. The majority certificateholder of the controlling class will designate a replacement by delivering to the trustee a written notice stating the designation. The trustee will, promptly after receiving that notice, notify the rating agencies, the special servicer and the master servicer.

     With respect to the AFR/Bank of America Portfolio Whole Loan, so long as no AFR/Bank of America Portfolio Change of Control Event has occurred and is continuing, the rights of the majority certificateholder of the controlling class set forth in this section will generally be exercised by the Class S-AFR Controlling Class Directing Holder as described under "Description of the Mortgage Pool--The AFR/ Bank of America Portfolio Whole Loan--Consultation and Consent" above.

     With respect to the Water Tower Place Loan, the majoritycertificateholders of the controlling class may at any time terminate the special servicer as described above with the consent of the controlling class of any subsequent securitization into which two (2) or fewer companion loans are deposited; provided further that if the Water Tower Place Companion Loans are securitized, the controlling class of such subsequent securitization will, if more than (2) of the Water Tower Place Companion Loans are included in the same securitization, have the right to remove the special servicer with respect to the Water Tower Place Loan and appoint a successor, which may be an affiliate of such holder.

     With respect to the 5 Houston Center Loan, the majority certificateholders of the controlling class may at any time terminate the special servicer as described above; provided, however, that if the 5 Houston Center Companion Loan is securitized, the controlling class of such subsequent securitization will have the right to remove the special servicer with respect to the 5 Houston Center Loan and appoint a successor, which may be an affiliate of such holder.

     The designated replacement will become the special servicer as of the date the trustee has received:

     (1) written confirmation from each rating agency stating that if the designated replacement were to serve as special servicer under the pooling and servicing agreement, none of the then-current ratings of the outstanding classes of the certificates would be qualified, downgraded or withdrawn as a result;

     (2) a written acceptance of all obligations of the special servicer, executed by the designated replacement; and

     (3) an opinion of counsel to the effect that the designation of the replacement special servicer to serve as special servicer is in compliance with the pooling and servicing agreement, that the designated replacement will be bound by the terms of the pooling and servicing agreement and that the pooling and servicing agreement will be enforceable against the designated replacement in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity in a proceeding in equity or at law.

     The special servicer will resign from its duties under the pooling and servicing agreement simultaneously with the designated replacement becoming the special servicer under the pooling and servicing agreement. Any replacement special servicer may be similarly replaced by the majority certificateholder of the controlling class or other person with replacement rights. See "Description of the Mortgage Pool" in this prospectus supplement.

     A replacement special servicer will possess rights and obligations as to specially serviced mortgage loans and REO properties comparable to those of a master servicer described in the prospectus under "The Pooling and Servicing Agreements--Evidence as to Compliance" and "--Matters Regarding the Master Servicer and the Depositor." A replacement special servicer will also be responsible for performing the servicing and other administrative duties of the special servicer described in this prospectus supplement or a master servicer under "The Pooling and Servicing Agreements" in the prospectus, to the extent the duties relate to specially serviced mortgage loans and REO properties.

     Following any appointment of a replacement special servicer, the master servicer will continue to collect information and prepare and deliver all reports to the trustee and to pay the trustee's fee based on the trustee fee rate provided in the pooling and servicing agreement for any specially serviced mortgage loans and REO properties. The master servicer will also provide incidental services on specially serviced mortgage loans and REO properties as required by the pooling and servicing agreement. Unless the same person acts in the capacity as both master servicer and special servicer, the master servicer and the replacement special servicer will not have any responsibility for the performance of each other's duties under the pooling and servicing agreement.

     SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the master servicer in respect of its master servicing activities will be the master servicing fee, and the principal compensation to be paid to the special servicer in respect of its servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

     Master Servicing Fee

     The master servicing fee will be payable monthly on a loan-by-loan basis from amounts received or advanced for interest on each mortgage loan, including specially serviced mortgage loans and mortgage loans as to which the related mortgaged property has become an REO property. The master servicing fee will accrue for each mortgage loan at the annual master servicing fee rate set forth in "Annex A" to this prospectus supplement. A portion of the master servicing fee received by the master servicer is to be paid to the trustee in respect of its trustee activities. A portion of the master servicing fee on the mortgage loans identified on "Annex A" to this prospectus supplement by control numbers 14, 16, 19, 21, 32 and 38 is to be paid to the related sub-servicer of these mortgage loans and may be retained by Archon Financial, L.P. if that sub-servicer is terminated. The master servicing fee will be computed on the same basis and the same principal amount as any related interest payment due or deemed due on the related mortgage loan is computed.

     Special Servicing Fee

     The special servicing fee will accrue solely for each specially serviced mortgage loan and each mortgage loan for which the related mortgaged property has become an REO property (other than the Mall at Millenia Loan, the Wells Fargo Tower Loan or the Geneva Commons Loan). The special servicing fee will accrue at a rate equal to 0.25% per annum, on the same basis and the same principal amount as any related interest payment due or deemed due on the mortgage loan is computed, and will be payable monthly from general collections on the mortgage loans then on deposit in the certificate account.

     Workout Fee

     A workout fee will be payable for each corrected mortgage loan. For each corrected mortgage loan, the workout fee will be 1.00% of each collection of interest and principal, including scheduled payments, prepayments, balloon payments and payments at maturity, received on the mortgage loan for so long as it remains a corrected mortgage loan. The workout fee for any corrected mortgage loan will cease to be payable if such mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO property. However, a new workout fee will become payable if the mortgage loan again becomes a corrected mortgage loan. If the special servicer is terminated, is replaced or resigns from any or all of its servicing duties, it will retain the right to receive all workout fees payable for mortgage loans that became corrected mortgage loans during the period that it had responsibility for servicing specially serviced mortgage loans and that were still corrected mortgage loans at the time of such termination, replacement or resignation. With respect to any specially serviced mortgage loan for which the special servicer has resolved all of the circumstances and/or conditions causing any such mortgage loan to be a specially serviced mortgage loan such that the related borrower has made at least one timely monthly payment as of the date of such termination, replacement or resignation, and such mortgage loan otherwise meets the requirements of a corrected mortgage loan, the special servicer will be entitled to the workout fees on such mortgage loan as long as such mortgage loan remains a corrected mortgage loan (provided that such workout fee will only be payable to the special servicer once such mortgage loan actually becomes a corrected mortgage loan). Any replacement special servicer will not be entitled to any portion of these workout fees, in each case until the workout fee for the mortgage loan ceases to be payable in accordance with the preceding sentence. Any workout fee payable with respect to the Mall at Millenia Loan will be paid to the 2003-IQ4 Special Servicer. See "--Servicing of the Mall at Millenia Whole Loan" above. Any workout fee payable with respect to the Wells Fargo Tower Loan will be paid to the Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer. See "--Servicing of the Wells Fargo Tower Whole Loan" above. Any workout fee payable with respect to the Geneva Commons Loan will be paid to the GMACCM 2003-C2 Special Servicer. See "--Servicing of the Geneva Commons Whole Loan" above.

     Liquidation Fee

     A liquidation fee will be payable for each specially serviced mortgage loan for which the special servicer obtains a full or discounted payoff from the related borrower and, except as described below, for each specially serviced mortgage loan or REO property for which the special servicer receives any liquidation proceeds, which includes any condemnation proceeds. For each of these specially serviced mortgage loans and REO properties, the liquidation fee will be 1.00% of the related payment or proceeds. No liquidation fee will be payable on liquidation proceeds received from the purchase of any specially serviced mortgage loan or REO property by the master servicer, special servicer or any holder of certificates evidencing a majority interest in the controlling class, the purchase of all of the mortgage loans and REO properties by the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor, which results in the termination of the trust or the repurchase of the mortgage loan by a seller as a result of a material breach of a representation or warranty that occurs within 180 days of notice of such breach to the applicable seller. If, however, liquidation proceeds are received on any corrected mortgage loan and the special servicer is properly entitled to a workout fee, the workout fee will be payable based on the portion of the liquidation proceeds that constitute principal or interest or both. Any liquidation fee payable with respect to the Mall at Millenia Loan will be paid to the 2003-IQ4 Special Servicer. See "--Servicing of the Mall at Millenia Whole Loan" above. Any liquidation fee payable with respect to the Wells Fargo Tower Loan will be paid to the Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer. See "--Servicing of the Wells Fargo Tower Whole Loan" above. Any liquidation fee payable with respect to the Geneva Commons Loan will be paid to the GMACCM 2003-C2 Special Servicer. See "--Servicing of the Geneva Commons Whole Loan" above.

     Additional Compensation

     The master servicer and/or special servicer will be entitled to all assumption and modification fees, late payment charges, default interest, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar or ancillary fees (allocated and/or divided between the master servicer and the special servicer pursuant to the pooling and servicing agreement), in each case to the extent actually paid by a borrower under a mortgage loan.

     The master servicer will cover, out of its own funds, any Balloon Payment Interest Shortfalls and Prepayment Interest Shortfalls incurred on the mortgage loans; provided, however, that, with respect to those mortgage loans having due dates which fall on the determination date, the master servicer will cover Prepayment Interest Shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated at a rate not exceeding 0.02% per annum.

     The master servicer and the special servicer (with respect to the REO account) will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the certificate account, the interest reserve account and the REO account, if established. The master servicer and the special servicer, respectively, will be entitled to retain any interest or other income earned on those funds, but will be required to cover any losses from its own funds without any right to reimbursement. The master servicer and special servicer will have these rights and obligations whether or not the master servicer or special servicer, as applicable, actually directs the investment of those funds.

     As compensation for performing its duties for specially serviced mortgage loans and REO properties, the special servicer will be entitled to receive all special servicing fees, liquidation fees and other fees payable to the special servicer and, except as otherwise described above, workout fees otherwise payable to the special servicer for performing those duties. The special servicer will also be entitled to any default interest actually collected on the mortgage loans that is allocable to the period that the mortgage loan constituted a specially serviced mortgage loan and that is not allocable to cover interest on any advances made on the mortgage loan.

     The master servicer and the special servicer will be required to pay their respective overhead and general and administrative expenses incurred as a result of servicing activities under the pooling and servicing agreement, including in the case of the master servicer, the fees of any sub-servicers retained by it. The master servicer and the special servicer will not be entitled to reimbursement for these expenses unless expressly provided in the pooling and servicing agreement.

     As described in this prospectus supplement, the master servicer and the trustee are each entitled to receive interest at the reimbursement rate on servicing advances. The master servicing fee includes the compensation of the trustee which will be withdrawn by the trustee from the distribution account. See "The Pooling and Servicing Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus and "Description of the Certificates--P&I and Servicing Advances" in this prospectus supplement.

     MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The master servicer or the special servicer, as applicable, may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and permit the release of the borrower on or any guarantor of, any mortgage loan (other than the Mall at Millenia Loan, the Wells Fargo Tower Loan and the Geneva Commons Loan) without the consent of the trustee or any certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

     (1) with limited exceptions, the master servicer or the special servicer, as applicable, may not agree to any modification, waiver or amendment of any term of, or take any of the other actions described above on any mortgage loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or affect the obligation of the related borrower to pay a prepayment premium or permit a principal prepayment during the applicable lockout period or, in the master servicer's or the special servicer's, as applicable, good faith and reasonable judgment, would materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, unless, in the master servicer's or the special servicer's, as applicable, judgment, a material default on the mortgage loan has occurred or a default in respect of payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to certificateholders on a present value basis than would liquidation;

     (2) the master servicer or the special servicer, as applicable, may not extend the maturity of any mortgage loan beyond the date that is two years before the distribution date in April 2040 which is the rated final distribution date;

     (3) the master servicer or the special servicer, as applicable, will not make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions on, any mortgage loan that would cause any trust REMIC or single loan REMIC to fail to qualify as a REMIC under the Code or, except as otherwise described under "--REO Properties" below, result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any of those REMICs under the REMIC

          Provisions, or cause any mortgage loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code; provided, that, the master servicer or special servicer, as applicable, will not be liable for decisions related to the status of a mortgage loan as a "qualified mortgage" that are made in reliance on opinions of tax counsel unless it would constitute bad faith or negligence to do so;

     (4) the master servicer or the special servicer, as applicable, will not permit any borrower to add or substitute any collateral for an outstanding mortgage loan, if the collateral constitutes real property, unless the master servicer or the special servicer, as applicable, has first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment and the additional environmental testing as the master servicer or the special servicer, as applicable, deems necessary and appropriate, that the additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present related to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

     (5) with limited exceptions, the master servicer or special servicer, as applicable, may not release any collateral securing an outstanding mortgage loan; provided that:

          o the limitations, conditions and restrictions in clauses (1) through (4) above will not apply to any modification of any term of any mortgage loan that is required under the terms of the mortgage loan in effect on the settlement date or that is solely within the control of the related borrower, and

          o the master servicer or special servicer, as applicable, will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower, if in its reasonable and good faith judgment, opposition would not ultimately prevent the confirmation of the plan or a plan that is substantially similar.

     Notwithstanding the foregoing, the master servicer will not be permitted to agree to any material modification unless (i) the master servicer has notified the special servicer of its approval of such material modification, and provided its analysis and any other information reasonably requested by the special servicer to the special servicer, (ii) the special servicer has approved such material modification and advised the majority certificateholder of the controlling class, or with respect to the Water Tower Place Loan or the 5 Houston Center Loan, the controlling class of the securitization holding the related companion loan and, with respect to the Water Tower Place Loan, the holder of any Water Tower Place Companion Loan that is not included in a securitization, of the request for such approval and of the master servicer's and its own approval of such material modification, and (iii) the majority certificateholder of the controlling class, or with respect to the 5 Houston Center Loan, the controlling class of the securitization holding the related companion loan and, with respect to the Water Tower Place Loan, the holder of any Water Tower Place Companion Loan that is not included in a securitization, has also approved such material modification; provided, however, that the special servicer will be required to advise the majority certificateholder of the controlling class, or with respect to the Water Tower Place Loan or the 5 Houston Center Loan, the controlling class of the securitization holding the related companion loan and, with respect to the Water Tower Place Loan, the holder of any Water Tower Place Companion Loan that is not included in a securitization, of its approval (if any) of such material modification within ten (10) business days of its receipt of the notice, its recommendation, analysis and any reasonably requested documents from the master servicer; and, provided, further, that if the majority certificateholder of the controlling class, or with respect to the Water Tower Place Loan or the 5 Houston Center Loan, the controlling class of the securitization holding the related companion loan and, with respect to the Water Tower Place Loan, the holder of any Water Tower Place Companion Loan that is not included in a securitization, does not respond to or approve such recommendation within ten
(10) business days of its receipt of the special servicer's recommendation, and such other documents as the majority certificateholder of the controlling class, or with respect to the Water Tower Place Loan or the 5 Houston Center Loan, the controlling class of the securitization holding the related companion loan and, with respect to the Water Tower Place Loan, the holder of any Water Tower Place Companion Loan that is not included in a securitization, may reasonably request, then the material modification will be deemed approved. Unless required by the related mortgage loan documents or the servicing standard, neither the master servicer nor the special servicer will be permitted to approve such material modification unless the related borrower has agreed to pay all fees and costs associated with such material modification (unless such condition has been waived by the majority certificateholder of the controlling class, or with respect to the Water Tower Place Loan or the 5 Houston Center Loan, the controlling class of the securitization holding the related companion loan and, with respect to the Water Tower Place Loan, the holder of any Water Tower Place Companion Loan that is not included in a securitization).

     Notwithstanding anything in this section to the contrary, so long as no AFR/Bank of America Portfolio Change of Control Event has occurred and is continuing with respect to the AFR/Bank of America Portfolio Whole Loan, the rights of the majority certificateholder of the controlling class set forth in this section will generally be exercised by the Class S-AFR Controlling Class Directing Holder as described under "Description of the Mortgage Pool--The AFR/Bank of America Portfolio Whole Loan--Consultation and Consent" above.

     If the 609 Fifth Avenue Companion Loans are deposited into a securitization, the subsequent special servicer and the operating advisor of the trust holding the 609 Fifth Avenue Companion Loans will have the right to consult with the special servicer in respect of any proposed action to be taken by the special servicer. Such consultation rights will not be binding on the special servicer.

     ENFORCEMENT OF THE ARD LOAN

     The special servicer and any replacement special servicer may not take any enforcement action on the ARD loan for payment of excess interest or principal in excess of the principal component of the constant monthly payment, other than request for collection, until the maturity date of the ARD loan. The special servicer or replacement special servicer will nevertheless be obligated to direct the related borrower to establish a lockbox account under the provisions of the pooling and servicing agreement. If a borrower elects not to repay the principal due and outstanding on the ARD loan on its anticipated repayment date, the special servicer will notify the borrower of the increased rate, which may not exceed the related initial mortgage rate plus a percentage per annum specified in the related mortgage loan documents.

     SALE OF DEFAULTED MORTGAGE LOANS

     The pooling and servicing agreement grants to each of (a) the majority certificateholder of the controlling class (other than with respect to the AFR/Bank of America Portfolio Loan except as described below), (b) the Class S-AFR Controlling Class Directing Holder (with respect to the AFR/Bank of America Portfolio Loan only and for so long as no AFR/Bank of America Portfolio Change of Control Event has not occurred and is continuing) and (c) any mortgage loan seller with respect to the mortgage loans it originated, in that order, an option to purchase from the trust any defaulted mortgage loan (other than the Mall at Millenia Loan, the Geneva Commons Loan and the AFR Portfolio Loan B Note and with respect to the 609 Fifth Avenue Loan subject to the purchase rights of the 609 Fifth Avenue Mezzanine Lender, see "Description of the Mortgage Pool--the 609 Fifth Avenue Whole Loan--Mezzanine Financing) that is at least 60 days delinquent as to any monthly debt service payment (or such mortgage loan is a specially serviced mortgage loan and the related borrower is delinquent as to its balloon payment) (subject, in the case of the AFR/Bank of America Portfolio Loan, to the rights of the holder of the AFR/Bank of America Portfolio B Note to purchase such defaulted mortgage loan as described above under "Description of the Mortgage Pool--The AFR/Bank of America Portfolio Whole Loan--Purchase Option"). Anyone exercising the option to purchase the AFR/Bank of America Portfolio Loan or the 609 Fifth Avenue Mortgage Loan must also purchase any related companion loans except as set forth in the next paragraph. The majority certificateholder of the controlling class or the Class S-AFR Controlling Class Directing Holder, as applicable, shall have the exclusive right to exercise its option for 30 days, then, with respect to the AFR/Bank of America Portfolio Loan, the majority certificateholder of the controlling class shall have the exclusive right to exercise its option for 30 days, and, then the applicable mortgage loan seller shall have the exclusive right to exercise its option for the following 30 days, after which the majority certificateholder of the controlling class or the Class S-AFR Controlling Class Directing Holder, as applicable, will again have the exclusive right to exercise its option. The option purchase price for a defaulted mortgage loan will equal the fair market value of such mortgage loan, as determined by the special servicer; provided that no mortgage loan seller may exercise its option to purchase the defaulted mortgage loan at a price other than an amount equal to its outstanding principal balance plus accrued and unpaid interest therein without the consent of the majority certificateholder of the controlling class. The special servicer is required to recalculate the fair market value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the option is exercised by either the special servicer or the majority certificateholder of the controlling class or any of their affiliates then, prior to

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the exercise of the option, the trustee will be required to verify that the option purchase price is a fair price. In making such verification, the trustee, in accordance with the pooling and servicing agreement, will be entitled to rely on an appraisal of the mortgaged property.

     Notwithstanding the foregoing, the majority certificateholder of the controlling class will only be entitled to an option to purchase the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans so long as an AFR/Bank of America Change of Control Event has occurred and is continuing, subject to the right of each holder of a AFR/Bank of America Portfolio Companion Loan (or if such companion loan has been securitized, the holders of the fair value purchase option specified in the related pooling and servicing agreement) to purchase its respective AFR/Bank of America Portfolio Companion Loan at the respective option purchase price established by the special servicer.

     Subject to certain conditions specified in the pooling and servicing agreement, the option is assignable to a third party by its holder, and upon such assignment, the third party assignee will have all the rights granted to the original holder of the option. The option will automatically terminate, and will no longer be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a rehabilitated mortgage loan, (ii) been subject to a work-out arrangement, or
(iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off). See also "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus.

     In addition, under the pooling and servicing agreement, if the Wells Fargo Tower Loan is subject to a fair value purchase option, then any holder of that option will be entitled to purchase the Wells Fargo Tower Loan, but will not be entitled to purchase the Wells Fargo Tower Companion Loans in connection with the exercise of that option. The purchase price for such fair value purchase option will be determined by the Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer in accordance with the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement.

     In addition, under the pooling and servicing agreement, if the Water Tower Place Loan is subject to a fair value purchase option, then any holder of that option will be entitled to purchase the Water Tower Place Loan, and will be required to purchase the Water Tower Place Companion Loans in connection with the exercise of that option.

     In addition, under the pooling and servicing agreement, if the 5 Houston Center Loan is subject to a fair value purchase option, then any holder of that option will be entitled to purchase the 5 Houston Center Loan, and will be required to purchase the 5 Houston Center Companion Loan in connection with the exercise of that option.

     Notwithstanding the foregoing, the aforementioned option will not apply to the Mall at Millenia Loan or the Geneva Commons Loan, each which is governed by the 2003-IQ4 Pooling and Servicing Agreement and the GMACCM 2003-C2 Pooling and Servicing Agreement, respectively. Each of the 2003-IQ4 Pooling and Servicing Agreement and the GMACCM 2003-C2 Pooling and Servicing Agreement provides for a comparable fair value call for the Mall at Millenia Companion Loans under the 2003-IQ4 Pooling and Servicing Agreement and the Geneva Commons Companion Loan under the GMACCM 2003-C2 Pooling and Servicing Agreement, as applicable, and anyone exercising the right to purchase the Mall at Millenia Companion Loans under the 2003-IQ4 Pooling and Servicing Agreement or the Geneva Commons Companion Loan under the GMACCM 2003-C2 Pooling and Servicing Agreement, as applicable, must also purchase the Mall at Millenia Loan or the Geneva Commons Loan, as applicable, from the trust. The right to purchase the Mall at Millenia Loan (and the related Companion Loans), is subject to the right of the holder of the Mall at Millenia B Note to purchase the Mall at Millenia Loan as described under "Description of the Mortgage Pool--The Mall at Millenia Whole Loan" in this prospectus supplement.

     REO PROPERTIES

     The special servicer will be obligated to or may contract with a third party to operate and manage any mortgaged property acquired as an REO property in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the trust's net after-tax proceeds from the REO property. After the special servicer reviews the operation of the REO property and consults with the trustee to determine the trust's federal income tax reporting position for income it is anticipated that the trust would derive from the property, the special servicer could determine that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC provisions or a tax on "prohibited transactions" under
Section 860F of the Code--either tax referred to in this prospectus supplement as an REO tax.

     To the extent that income the trust receives from an REO property is subject to a tax on (1) "net income from foreclosure property," that income would be subject to federal tax at the highest marginal corporate tax rate and
(2) "prohibited transactions," that income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO property would be subject to an REO tax will depend on the specific facts and circumstances relating to the management and operation of each REO property.

     Generally, income from an REO property that is directly operated by the special servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of that income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of that income could be subject to federal tax at the highest marginal corporate tax rate or, although it would appear unlikely, at the 100% rate applicable to "prohibited transactions." Any REO tax imposed on the trust's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO taxes resulting from the operation of commercial REO properties by REMICs. The special servicer will be required to sell any REO property acquired on behalf of the trust (and with respect to any mortgaged property respectively securing the AFR/Bank of America Portfolio Whole Loan, the Water Tower Place Loan, the 609 Fifth Avenue Whole Loan and the 5 Houston Center Whole Loan, the trust, the holders of the AFR/Bank of America Portfolio Companion Loans, the Water Tower Place Companion Loans, the 609 Fifth Avenue Companion Loans and the 5

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Houston Center Companion Loan, as applicable) within the time period and in the manner described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus.

     The special servicer will establish and maintain one or more eligible REO accounts, to be held on behalf of the trustee (and with respect to an REO property related to the AFR/Bank of America Portfolio Whole Loan, the Water Tower Place Loan, the 609 Fifth Avenue Whole Loan and the 5 Houston Center Whole Loan, the trust, the holders of the AFR/Bank of America Portfolio Companion Loans, the Water Tower Place Companion Loans, the 609 Fifth Avenue Companion Loans and the 5 Houston Center Companion Loan, as applicable) in trust for the benefit of the certificateholders, for the retention of revenues, net liquidation proceeds, other than excess liquidation proceeds, and insurance proceeds derived from each REO property. The special servicer will use the funds in the REO account that relate to an REO property to pay for the proper operation, management, maintenance, disposition and liquidation of such REO property. If amounts in the REO account in respect of any REO property are insufficient to make those payments, the special servicer will request that the master servicer make a servicing advance to cover any insufficiency, unless it determines the servicing advance would be nonrecoverable. Within one business day following the end of each collection period, the special servicer will deposit all amounts collected or received for each REO property during the collection period, net of any amounts withdrawn to make any permitted disbursements, to the certificate account. The special servicer, however, may retain permitted reserves in the REO account.


     INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The master servicer is required to or may contract with a third party to perform physical inspections of each mortgaged property at least once every two years or, if the related mortgage loan has a then-current balance greater than $2,000,000, at least once every year. In addition, the special servicer, subject to statutory limitations or limitations in the related loan documents, is required to perform a physical inspection and prepare a limited appraisal and summary report of the market value if each mortgaged property securing a mortgage loan or Serviced Companion Loan that has become an REO mortgaged property as soon as practicable after such mortgage loan has attained this status, if the principal balance of such respective mortgaged property is $2,000,000 or less prior to and as of the date of such desktop estimation. The master servicer or special servicer, as applicable, will be required to prepare or cause to be prepared a written report of each inspection performed that describes the condition of the mortgaged property.

     For each mortgage loan that requires the borrower to deliver operating statements for the related mortgaged property, the master servicer or special servicer, as applicable, will also make reasonable efforts to collect and review those statements. However, any operating statements required to be delivered may not in fact be delivered, and the master servicer or special servicer, as applicable, is not likely to have any practical means of compelling delivery if the mortgage loan is not in default.

                      THE POOLING AND SERVICING AGREEMENT

     The certificates will be issued under the pooling and servicing agreement. The parties to the pooling and servicing agreement are the depositor, the master servicer, the special servicer, the trustee and the fiscal agent. Under the pooling and servicing agreement, there will be established a certificate account and a distribution account. On each master servicer remittance date or distribution date, the master servicer or the trustee may make withdrawals from the certificate account or the distribution account, as applicable, for any of the following purposes:

     (i) to remit to the trustee for deposit in the distribution account for distributions to the certificateholders on each distribution date;

     (ii) to pay the master servicer and special servicer, as applicable, (x) any master servicing fees and special servicing fees, as applicable, allocable to the trust not previously retained or paid to the master servicer or special servicer, as applicable, such payments to be made out of payments and other collections of interest on the related mortgage loans as to which such fees were earned and (y) any default charges not applied to pay advance interest under clause
            (iv) below;

     (iii) to reimburse the master servicer, the trustee or the fiscal agent, as applicable, for unreimbursed advances made by it with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, liquidation proceeds, condemnation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made in each case, if applicable, or if in the judgment of the master servicer or the trustee, as applicable, such advances will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans;

     (iv) to pay the master servicer, the trustee or the fiscal agent, as applicable, interest accrued on the advances described in clause
            (iii) above incurred by it while such remain outstanding and unreimbursed, first, by application of any default charges received on the mortgage loan as to which the advance was made, and then, at or following the time the master servicer, the trustee or the fiscal agent is reimbursed for such advance, by application of collections on any of the mortgage loans and related properties;

     (v) to pay for costs and expenses incurred for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     (vi) to reimburse the master servicer, the special servicer, the depositor, the trustee, the fiscal agent or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described in this prospectus supplement under

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            "The Pooling and Servicing Agreement--Certain Matters Regarding
            the Master Servicer, Special Servicer and the Depositor" and in the prospectus under "The Pooling and Servicing
            Agreement--Matters Regarding the Trustee";

     (vii) to pay the portion of the fees of the trustee attributable to the mortgage loan;

     (viii) to pay the master servicer or the trustee, as applicable, interest and investment income earned in respect of amounts held in the certificate account or the distribution account as additional compensation;

     (ix) to pay any servicing expenses not otherwise required to be advanced by the master servicer;

     (x) to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the prospectus;

     (xi) to pay for the cost of various opinions of counsel obtained pursuant to the pooling and servicing agreement for the benefit of certificateholders;

     (xii) to make any other withdrawals permitted by the pooling and servicing agreement; and

     (xiii) to clear and terminate the certificate account and distribution account upon the termination of the trust.

     REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan (other than the Mall at Millenia Loan, the Wells Fargo Tower Loan and the Geneva Commons Loan) has occurred and, in the special servicer's judgment, no satisfactory arrangement can be made for collection of the delinquent payments, the special servicer, on behalf of the trust (and with respect to the AFR/Bank of America Portfolio Whole Loan, the Water Tower Place Whole Loan, the 609 Fifth Avenue Whole Loan and the 5 Houston Center Whole Loan, the trust and the holders of the AFR/Bank of America Portfolio Companion Loans, the Water Tower Place Companion Loans, the 609 Fifth Avenue Companion Loans and the 5 Houston Center Companion Loan, as applicable, and subject to the approval of the majority certificateholder of the controlling class (and with respect to the Water Tower Place Loan and the 5 Houston Center Loan, the controlling class of a securitization trust holding the related Companion Loans and, with respect to the Water Tower Place Loan, the holder of any Water Tower Place Companion Loan that is not included in a securitization), may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. The special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the Certificateholders (and with respect to the AFR/Bank of America Portfolio Whole Loan, the Water Tower Place Whole Loan, the 609 Fifth Avenue Whole Loan and the 5 Houston Center Whole Loan, the holders of the AFR/Bank of America

Portfolio Companion Loans, the Water Tower Place Companion Loans, the 609 Fifth Avenue Companion Loans and the 5 Houston Center Companion Loan, as applicable), or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust, and either:

     (i) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and
            (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     (ii) the special servicer, based solely, as to environmental matters and related costs, on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, rather than not taking such actions. See "Legal Aspects of Mortgage Loans--Environmental Considerations" in the prospectus.

     Notwithstanding anything in this section to the contrary, so long as no AFR/Bank of America Portfolio Change of Control Event has occurred and is continuing with respect to the AFR/Bank of America Portfolio Whole Loan, the rights of the majority certificateholder of the controlling class set forth in this section will generally be exercised by the Class S-AFR Controlling Class Directing Holder as described under "Description of the Mortgage Pool--The AFR/Bank of America Portfolio Whole Loan--Consultation and Consent" above.

     If the environmental testing contemplated above establishes that either of the conditions set forth in clauses (i) and (ii) above has not been satisfied with respect to any mortgaged property securing a defaulted mortgage loan, then the special servicer will take such action as it deems to be in the best economic interest of the trust (and with respect to the mortgaged property related to the AFR/Bank of America Portfolio Whole Loan, the Water Tower Place Whole Loan, the 609 Fifth Avenue Whole Loan and the 5 Houston Center Whole Loan, the holders of the AFR/Bank of America Portfolio Companion Loans, the Water Tower Place Companion Loans, the 609 Fifth Avenue Companion Loans and the 5 Houston Center Companion Loan, as applicable), other than proceeding to acquire title to the mortgaged property. Upon notice to the master servicer of the necessity to take such actions, any expenditure associated with such actions taken will be paid by the master servicer as a servicing advance unless such expenditure would constitute a nonrecoverable advance. The special servicer will not be obligated to take such action or not take such action unless such person agrees to indemnify the special servicer with respect to such action or inaction, and neither the trustee nor the special servicer will be obligated to take such action or not take such action at the direction of the certificateholders unless the certificateholders agree to indemnify the trustee or the special servicer, as the case may be, with respect to such action or inaction. The special servicer will not take any action or refrain from taking any action at the direction of any person if to do so would not be in accordance with the servicing standard.

     If title to any mortgaged property is acquired by the trust, the special servicer, on behalf of the trust (and with respect to the mortgaged property related to the AFR/Bank of America Portfolio Whole Loan, the Water Tower Place Whole Loan, the 609 Fifth Avenue Whole Loan and the 5 Houston Center Whole Loan, the holders of the AFR/Bank of America Portfolio Companion Loans, the Water Tower Place Companion Loans, the 609 Fifth Avenue Companion Loans and the 5 Houston Center Companion Loan, as applicable), and subject to the approval of the majority certificateholder of the controlling class (or, with respect to the AFR/Bank of America Portfolio Loan, if an AFR/Bank of America Portfolio Change of Control Event has occurred and is continuing as described in "Description of the Mortgage Pool--The AFR/Bank of America Whole Loan--Consultation and Consent," with respect to the Water Tower Place Loan and the 5 Houston Center Loan, the controlling class of a securitization trust holding the related Companion Loan and, with respect to the Water Tower Place Loan, the holder of any Water Tower Place Companion Loan that is not included in a securitization), will be required to sell the mortgaged property within three full years after the taxable year of acquisition, unless (i) the IRS grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of an interest in the property by the trust, for longer than such period will not result in the imposition of a tax on the trust or cause the trust to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. The special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that, in general, the trust does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property. If the trust acquires title to any mortgaged property, the special servicer, on behalf of the trust, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the pooling and servicing agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer and/or special servicer in connection with such mortgage loan, then the trust will realize a loss in the amount of such shortfall which will be borne by the trust. See "Description of the Certificates--Subordination; Allocation of Losses and Expenses." The master servicer and/or special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of such liquidation proceeds to certificateholders and, of amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to expend its own funds to effect such restoration unless the special servicer and/or master servicer determines (i) that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer and/or master servicer for its expenses and interest thereon and (ii) that such expenses will be recoverable from related insurance proceeds, condemnation proceeds and liquidation proceeds.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     All of the mortgage loans contain due-on-sale and due-on-encumbrance clauses that, with limited exceptions, entitle the lender to accelerate payment of the mortgage loan upon any sale or other transfer or encumbrance of the related mortgaged property made without the lender's consent, other than as permitted under the mortgage loan documents. The master servicer or the special servicer, as applicable, will determine whether to exercise any right the trust, if any, may have under any such provision in a manner consistent with the master servicer's or the special servicer's, as applicable, normal servicing procedures. The master servicer or the special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property as set forth in the pooling and servicing agreement. See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the prospectus and "Description of the Mortgage Pool--Due-on-Sale and Due-on-Encumbrance Provisions" in this prospectus supplement.

     Notwithstanding the foregoing, the master servicer will not be permitted to waive its right to exercise such rights with respect to any mortgage loan, unless (i) the master servicer has notified the special servicer of such waiver, (ii) the master servicer has submitted its written recommendation and analysis to the special servicer, (iii) the master servicer has submitted to the special servicer the documents within the possession of the master servicer that are reasonably requested by the special servicer, (iv) the special servicer has approved such waiver and notified the majority certificateholder of the controlling class of the request for the waiver and of the master servicer's and its own approval and (v) the majority certificateholder of the controlling class or, with respect to the AFR/Bank of America Portfolio Whole Loan, so long as no AFR/Bank of America Portfolio Change of Control Event has occurred and is continuing, the Class S-AFR Controlling Class Directing Holder, has informed the special servicer that it has approved such waiver; provided, however, that if the majority certificateholder of the controlling class fails to respond within five (5) business days (or, with respect to the AFR/Bank of America Portfolio Whole Loan, ten (10) business days) following receipt of the special servicer's recommendation, and such other documents as the majority certificateholder of the controlling class or the Class S-AFR Controlling Class Directing Holder, as applicable, may reasonably request, then the waiver will be deemed approved.


     CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer is an affiliate of the depositor and has other normal business relationships with the depositor or the depositor's affiliates. The pooling and servicing agreement provides that the master servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the trustee or a successor has assumed the master servicer's obligations and duties under the pooling and servicing agreement. The pooling and servicing agreement will also provide that, except as set forth below, neither the master servicer nor the depositor, nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the master servicer, the depositor or any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties thereunder. The pooling and servicing agreement further provides that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification for certain losses, liability and expenses from amounts otherwise distributable in respect of the mortgage loans, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their respective duties thereunder or by negligent disregard of obligations and duties thereunder.

     Such indemnification will survive any termination, resignation or removal of the master servicer under the pooling and servicing agreement. In addition, the pooling and servicing agreement provides that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and that in its opinion, may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities payable from the trust to the master servicer or the depositor, as the case may be.

     Any person into which the master servicer or the depositor may be merged or consolidated, any person resulting from any merger or consolidation to which the depositor or the master servicer, as applicable, is a party or any person succeeding to the business of the master servicer or the depositor will be the successor of the master servicer or the depositor, as applicable, under the pooling and servicing agreement, provided that,

     o with respect to the master servicer, such person is qualified to service mortgage loans on behalf of FNMA or FHLMC, and

     o such merger, consolidation or succession does not adversely affect the then current ratings of the classes of certificates that have been rated.

     In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under the pooling and servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided the two bullet points above are satisfied. In the case of any such assignment, the master servicer will be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it prior to the time of such assignment.


     EVENTS OF DEFAULT

     Under the pooling and servicing agreement, the following events will constitute events of default with respect to the master servicer or the special servicer, as the case may be:

     (1) any failure by the master servicer or the special servicer to make a required deposit to the certificate account or any failure by the master servicer to deposit amounts to which any holder of a companion loan is entitled to the applicable serviced companion loan custodial account which continues unremedied for one business day following the date on which such deposit was first required to be made, or any failure by the master servicer to deposit into, or to remit to the trustee for deposit into, the distribution account any amount required to be so deposited or remitted, which failure is not remedied on the relevant distribution date; or

     (2) any failure by the master servicer to timely make any servicing advance required to be made by the master servicer which continues unremedied for a period ending on the earlier of (i) fifteen (15) days following the date such servicing advance was first required to be made, and (ii) either, if applicable, (a) in the case of a servicing advance relating to the payment of insurance premiums, the day on which such insurance coverage terminates if such premiums are not paid or (b) in the case of a servicing advance relating to the payment of real estate taxes, the date of the commencement of a foreclosure action with respect to the failure to make such payment; or

     (3) any failure on the part of the master servicer or the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the master servicer or the special servicer contained in the pooling and servicing agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the master servicer or the special servicer, as the case may be, by the trustee, the depositor, the holders of certificates entitled to not less than 25% of the voting rights or any holder of the AFR/Bank of America Portfolio Companion Loans, the Water Tower Place Companion Loans and the 5 Houston Center Companion Loan; provided, however, that if such covenant or agreement is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended for an additional 30 days; or

     (4) any breach on the part of the master servicer or the special servicer of any representation or warranty contained in the pooling and servicing agreement which materially and adversely affects the interests of any class of certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, is given to the master servicer or the special servicer by the trustee or the depositor, or to the master servicer or the special servicer, as the case may be, by the holders of certificates entitled to not less than 25% of the voting rights; provided, however, if such breach is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended for an additional 30 days; or

     (5) a servicing officer of the master servicer or the special servicer, as the case may be, obtains actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or (ii) placed one or more classes of certificates on "watch status" in contemplation of a ratings downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date the servicing officer of the master servicer or the special servicer obtained such actual knowledge), and, in the case of either clauses
            (i) or (ii), cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or material factor in such rating action; or

     (6) the master servicer or the special servicer is removed from Standard & Poor's approved master servicer list or special servicer list, as the case may be, and the ratings of any of the certificates by Standard & Poor's are downgraded, qualified or withdrawn (including, without limitation, placed on "negative credit watch") in connection with such removal; or

     (7) with respect to any serviced companion loans, the trustee receives written notice from Fitch, to the extent that Fitch is a rating agency that rates such serviced companion loan securities, that the continuation of the master servicer or the special servicer in such capacity for such serviced companion loan would result in the downgrade, qualification or withdrawal of any rating then assigned by such rating agency to any serviced companion loan securities in a transaction related to such companion loan.

     If an event of default has occurred with respect to the master servicer, which event of default does not relate to any mortgage loan other than the 609 Fifth Avenue Loan or the 609 Fifth Avenue Companion Loans, if the 609 Fifth Avenue Companion Loans have been securitized, if any certificate issued under the related subsequent pooling and servicing agreement has been qualified, withdrawn or downgraded because of the actions of the master servicer with respect to the 609 Fifth Avenue Loan or the 609 Fifth Avenue Companion Loans then the trustee appointed under the related subsequent pooling and servicing agreement (acting at the direction of a specified percentage of that securitization's certificateholders) will be entitled to direct the trustee to terminate the master servicers solely with respect to the 609 Fifth Avenue Whole Loan and a successor master servicer will be appointed that assumes the obligations of the master servicer and that meets the eligibility requirements of the pooling and servicing agreement and the subsequent pooling and servicing agreement to service the 609 Fifth Avenue Whole Loan. The master servicer will not be responsible for any additional fee related to the successor master servicer.

     If an event of default has occurred with respect to the master servicer, which event of default does not relate to any mortgage loan other than the AFR/Bank of America Portfolio Whole Loan or, if any AFR/Bank of America Portfolio Companion Loan has been securitized and any commercial mortgage pass-through securities issued under the related subsequent pooling and servicing agreement have been qualified, withdrawn or downgraded because of the actions of the master servicer with respect to the AFR/Bank of America Portfolio Whole Loan, then the holder of such AFR/Bank of America Portfolio Companion Loan will be entitled to direct the trustee to terminate the master servicer solely with respect to the AFR/Bank of America Portfolio Whole Loan and, at the direction of the holder of such AFR/Bank of America Portfolio Companion Loan, a successor master servicer will be appointed that assumes the obligations of the master servicer and that meets the eligibility requirements of the pooling and servicing agreement and the related pooling and servicing agreement to service the AFR/Bank of America Portfolio Whole Loan. The master servicer will not be responsible for any additional fee related to the successor master servicer.


                        DESCRIPTION OF THE CERTIFICATES

     References to certificates, classes of certificates and certificateholders in this prospectus supplement include the Class S-AFR1, Class S-AFR2, Class S-AFR3 and Class S-AFR4 certificates and certificateholders, collectively known as the Class S-AFR certificates and certificateholders, unless otherwise noted. The AFR/Bank of America Portfolio B Note supports only Class S-AFR certificates, which are not being offered pursuant to this prospectus supplement. Other than upon certain events of default, payments of principal and interest made in respect of the AFR/Bank of America Portfolio B Note are payable only to the holders of the Class S-AFR certificates and to no other certificates. The certificates other than the Class S-AFR Certificates will be issued under the pooling and servicing agreement and will represent in the aggregate the entire beneficial ownership interest in the trust consisting of:

     (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the applicable cut-off date for that mortgage loan, exclusive of payments of principal and interest due on or before the applicable cut-off date for that mortgage loan;

     (2) any mortgaged property acquired on behalf of the certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, called an REO property);

     (3) the funds or assets that are deposited in the certificate account, any REO account and the interest reserve account;

     (4) the rights of the mortgagee under all insurance policies relating to the mortgage loans; and

     (5) rights of the depositor under the mortgage loan purchase agreements relating to mortgage loan document delivery requirements and the representations and warranties of the sellers regarding the mortgage loans.

     DENOMINATIONS

     The trust will offer the offered certificates in minimum denominations of $25,000 and multiples of $1 in excess thereof.

     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No certificate owner will be entitled to receive a definitive certificate representing its interest in a class of offered certificates, except as described below under "--Book-Entry Registration of the Offered Certificates--Definitive Certificates."

     Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related certificate owners through its participants, and all references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related certificate owners through its participants under DTC's procedures. Until definitive certificates are issued for any class of offered certificates, interests in those certificates will be transferred on the book-entry records of DTC and its participants. The certificate owners may hold their certificates through DTC, in the United States, or Clearstream Bank, societe anonyme or Euroclear Bank S.A./N.V., as operator of the Euroclear system, in Europe, through participants in the systems, or indirectly through organizations which are participants in the systems. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

     The offered certificates are expected to be available only in book-entry form through the facilities of The Depository Trust Company in the United States or through Clearstream or the Euroclear in Europe.

     Certificate owners that are not direct or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through direct and indirect participants. In addition, certificate owners will receive all payments on their offered certificates from the trustee through DTC and its direct and indirect participants. Accordingly, certificate owners may experience delays in their receipt of payments. Unless definitive certificates are issued for any class, the only registered certificateholder of the offered certificates will be Cede & Co., as nominee of

DTC. Certificate owners will not be recognized by the trustee, the master servicer or the special servicer as certificateholders. Except under the limited circumstances described in this prospectus supplement, certificate owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC and its direct and indirect participants.

     Under the rules, regulations and procedures regarding DTC and its operations, DTC is required to make book-entry transfers of the offered certificates among participants and to receive and transmit payments on the offered certificates. Direct and indirect participants similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective certificate owners. Although certificate owners will not hold physical certificates evidencing their interests in the offered certificates, the DTC rules, regulations and procedures provide a mechanism by which certificate owners, through their direct and indirect participants, will receive payments and will be able to transfer their interests in the offered certificates.

     None of the master servicer, the special servicer, the trustee or the depositor will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to their beneficial ownership interest.

     Euroclear and Clearstream

     The offered certificates will be initially issued to investors through the book-entry facilities of DTC, or Clearstream or the Euroclear in Europe if the investors are participants of those systems, or indirectly through organizations that are participants in the systems. For any of the offered certificates, the record holder will be DTC's nominee. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories. The depositories, in turn, will hold positions in customers' securities accounts in the depositories' names on the books of DTC.

     Because of time zone differences, the securities account of a Clearstream or Euroclear participant as a result of a transaction with a participant, other than a depositary holding on behalf of Clearstream or Euroclear, will be credited during the securities settlement processing day, which must be a business day for Clearstream or Euroclear, as the case may be, immediately following the DTC settlement date. These credits or any transactions in the securities settled during the processing will be reported to the relevant Euroclear participant or Clearstream participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC Participant, other than the depository for Clearstream or Euroclear, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants or Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositories; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants or Euroclear participants may not deliver instructions directly to the depositories.

     Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear was created to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The operator of Euroclear is Euroclear Bank S.A./N.V. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the clearance cooperative. The clearance cooperative establishes policies for Euroclear on behalf of Euroclear's participants. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Distributions in respect of the offered certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing payments to the certificate owners it represents or, if applicable, to indirect participants. Accordingly, certificate owners may experience delays in the receipt of payments in respect of their certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of offered certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the offered certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions as to any action of certificateholders of any class to the extent that participants authorize the actions. None of the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     Certificate owners will not be recognized by the trustee, the master servicer or the special servicer as certificateholders, as that term is used in the pooling and servicing agreement. Certificate owners that provide the trustee with a certification acceptable to the trustee stating that the person requesting the information is a certificate owner will be permitted to request and receive information furnished to certificateholders by the trustee.

     DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the offered certificates among participants of DTC, Clearstream and Euroclear, but are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. See "Annex D" hereto.

     Definitive Certificates

     Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the trustee is required to notify, through DTC, direct participants who have ownership of offered certificates as indicated on the records of DTC of the availability of definitive certificates with respect thereto. Upon surrender by DTC of the physical certificates registered in the name of its nominee and representing the offered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the respective classes of offered certificates as definitive certificates issued in the respective principal or notional amounts owned by individual certificate owners of each affected class, and thereafter the trustee, the master servicer and the special servicer will recognize the holders of the definitive certificates as certificateholders.

     For additional information regarding DTC and certificates maintained on the book-entry records thereof, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     On each distribution date, the certificate balance of each class of certificates with a certificate principal balance will be reduced by any distributions of principal actually made to that class of certificates on that distribution date. The certificate balances will be further reduced by any realized losses and additional trust expenses allocated to that class of certificates on that distribution date.

     The notional amount of the Class X certificates will, in general, be equal to the aggregate certificate balances of the classes of principal balance certificates outstanding from time to time. The notional amount of the Class X certificates will, in general, be reduced on each distribution date by any distributions of principal actually made on, and any realized losses and additional trust expenses actually allocated to, each class of principal balance certificates. The notional amount of the Class X certificates is used solely for the purpose of determining the amount of interest to be distributed on such certificates and does not represent the right to receive any distributions of principal.

     No class of REMIC residual certificates will have a certificate balance.

     PASS-THROUGH RATES

     The annual rate at which any class of certificates accrues interest from time to time is referred to as its pass-through rate.

     The pass-through rate applicable to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates will be fixed and, at all times, will be equal to the pass-through rate specified for that class on page S-5 of this prospectus supplement.

     The pass-through rate applicable to the Class B, Class C, Class D, Class E, Class F and Class G certificates will be equal to the lesser of the fixed rate and the Weighted Average Net Mortgage Rate. The pass-through rate applicable to the Class H certificates is equal to the Weighted Average Net Mortgage Rate.

     The pass-through rate applicable to the Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates is equal to the lesser of 5.336% and the Weighted Average Net Mortgage Rate.

     Generally, the aggregate interest accrual amount on the Class X certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of all the principal balance certificates and will generally have an aggregate pass-through rate equal to the Weighted Average Net Mortgage Rate minus the weighted average of the pass-through rates on all the principal balance certificates.

     No class of REMIC residual certificates will have a specified pass-through rate.

     If any mortgage loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC regular certificates, then, for purposes of calculating pass-through rates, the Net Mortgage Rate of that interest reserve loan for any one-month period before a related due date will be equal to the annualized rate at which interest would have to accrue on the mortgage loan on the basis of a 360-day year of twelve 30-day months to produce the aggregate amount of interest actually accrued on that mortgage loan during that one-month period at the related mortgage rate net of the related master servicing fee rate for that mortgage loan specified on "Annex A" to this prospectus supplement.

     However, for each such interest reserve loan, the Net Mortgage Rate for the one-month period before the due dates in January and February in each year that is not a leap year, or February only in each year that is a leap year, will be determined net of the withheld amounts (as described under "Description of the Certificates--Interest Reserve Account"). The Net Mortgage Rate for each interest reserve loan for the one-month period before the due date in March will be determined after taking into account the addition of the withheld amounts for the mortgage loan. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" and "--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

     The stated principal balance of each mortgage loan will generally equal its cut-off date balance, or for a replacement mortgage loan, the outstanding principal balance as of the related date of substitution, reduced to not less than zero on each distribution date by:

     (1) any payments or other collections or advances of principal of the mortgage loan that have been or, if they had not been applied to cover additional trust expenses, would have been distributed on the certificates on that date, and

     (2) the principal portion of any realized loss incurred on, or allocable to, the mortgage loan during the related collection period.

     The determination date will be the 1st day of each month or, if any such 1st day is not a business day, the next business day.

     DISTRIBUTIONS

     The trustee will make distributions on certificates, to the extent of available funds, on each distribution date. Except for the final distribution on any certificate, the trustee will make distributions to the persons in whose names the certificates are registered on the record date, which is the close of business on the last business day of the preceding month. The trustee will make distributions by wire transfer in immediately available funds to the account specified by the certificateholder at a bank or other entity, if the certificateholder has given the trustee wiring instructions at least five (5) business days before the related record date. Distributions not made by wire transfer will be made by check mailed to the certificateholder.

     The final distribution on any certificate, determined without regard to any possible future reimbursement of any realized losses or additional trust expense previously allocated to that certificate, will also be made by wire transfer or check, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the final distribution. In the unlikely case of any distribution made on a certificate to reimburse a realized loss or additional trust expense after the date the certificate is surrendered, the distribution will be made by check mailed to the certificateholder that surrendered the certificate at the address last shown on the books of the trustee. All distributions made on a class of certificates will be allocated pro rata among those certificates based on their respective percentage interests in that class.

     Loan Groups

     For purposes of calculating distributions on the senior certificates, the mortgage pool has been divided into loan group 1 and loan group 2. Loan group 1 includes 221 properties used for commercial and multifamily residential purposes whereas loan group 2 includes 24 properties used for multifamily residential purposes. "Annex A" to this prospectus supplement under the heading "Loan Group", identifies the mortgage loans as belonging to either loan group 1 or loan group 2.

     The Available Distribution Amount

     The amount of funds that will be available for distribution to certificateholders on each distribution date is the Available Distribution Amount for that distribution date. See "The Pooling and Servicing
Agreements--Certificate Account" in the prospectus.

     For purposes of making distributions on the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates on any distribution date, the Available Distribution Amount for such date will be divided into two portions: the loan group 1 distribution amount and the loan group 2 distribution amount. The "loan group 1 distribution amount" for any distribution date will consist of all amounts included in the Available Distribution Amount for such date that are attributable to the mortgage loans constituting loan group 1, and the "loan group 2 distribution amount" for any distribution date will consist of all amounts included in the Available Distribution Amount for such date that are attributable to the mortgage loans constituting loan group 2.

     For purposes of making distributions of principal on the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates on any distribution date, the Principal Distribution Amount for such date will be divided into two portions: the loan group 1 principal amount and the loan group 2 principal amount. The "loan group 1 principal amount" for any distribution date will consist of all amounts constituting the Principal Distribution Amount for such date that are attributable to the mortgage loans included in loan group 1, and the "loan group 2 principal amount" for any distribution date will consist of all amounts included in the Principal Distribution Amount for such date that are attributable to the mortgage loans constituting loan group 2.

     Application of the Available Distribution Amount

     On each distribution date, the trustee will apply the Available Distribution Amount for that date (other than amounts with respect to the AFR/Bank of America Portfolio B Notes which are required to be distributed to the Class S-AFR Certificates pursuant to the Pooling and Servicing Agreement) in the following order of priority:

     (1) to pay interest: (i) pro rata, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 certificates, up to an amount equal to all distributable certificate interest for each of those classes of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any, from the loan group 1 distribution amount; (ii) to the holders of the Class A-1A certificates, up to an amount equal to all distributable certificate interest for such class of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any, from the loan group 2 distribution amount; and (iii) pro rata, to the holders of the Class X-1 and X-2 certificates, up to an amount equal to all distributable certificate interest for such class of certificates for that distribution date, and to the extent not previously paid, for each prior distribution date, if any, from the Available Distribution Amount; provided, if the Available Distribution Amount (or applicable portion thereof) is not sufficient to pay all of those amounts, pro rata among the classes of senior certificates in accordance with the amounts due to each class;

     (2) to pay principal: (i)(a) first to the holders of the Class A-1 certificates in an amount up to the loan group 1 principal amount and, after the Class A-1A certificates have been reduced to zero, the loan group 2 principal amount remaining after payments to the holders of the Class A-1A certificates have been made on such distribution date until the certificate balance of the Class A-1 certificates has been reduced to zero, (b) second to the holders of the Class A-2 certificates in an amount up to the loan group 1 principal amount after payments to the holders of the Class A-1 certificates have been made on such distribution date and, after the certificate balance of the Class A-1A certificates has been reduced to zero, the loan group 2 principal amount remaining after payments to the holders of the Class A-1A and the Class A-1 certificates have been made on such distribution date until the certificate balance of the Class A-2 certificates has been reduced to zero, (c) third to the holders of the Class A-3 certificates in an amount up to the loan group 1 principal amount after payments to the holders of the Class A-2 certificates have been made on such distribution date and, after the certificate balance of the Class A-1A certificates has been reduced to zero, the loan group 2 principal amount remaining after payments to the holders of the Class A-1A, Class A-1 and Class A-2 certificates has been made on such distribution date until the certificate balance of the Class A-3 certificates has been reduced to zero, and (d) fourth to the holders of the Class A-4 certificates in an amount up to the loan group 1 principal amount after payments to the holders of the Class A-3 certificates have been made on such distribution date and, after the certificate balance of the Class A-1A certificates has been reduced to zero, the loan group 2 principal amount remaining after payments to the holders of the Class A-1A, Class A-1, Class A-2, and Class A-3 certificates have been made on such distribution date until the certificate balance of the Class A-4 certificates has been reduced to zero; and (ii) to the holders of the Class A-1A certificates in an amount up to the loan group 2 principal amount and, after the certificate balances of the Class A-1, Class A-2, Class A-3 and Class A-4 certificates have been reduced to zero, the loan group 1 principal amount remaining after payments to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 certificates have been made on such distribution date, in each case, until the certificate balance of the Class A-1A certificates has been reduced to zero;

     (3) to reimburse the holders of the classes of Class A certificates, up to an amount equal to the respective amounts of realized losses and additional trust expenses, if any, previously allocated to those classes of certificates and for which no reimbursement has previously been paid, or, if the Available Distribution Amount is not sufficient to pay all those amounts, pro rata among the classes in accordance with the amounts due to eachclass;

     (4) to make payments to the holders of each class of subordinate certificates, after all required distributions to any subordinated class of certificates with an earlier alphabetical class designation have been made under this clause (4) as follows:

            o first, to pay interest, up to an amount equal to all distributable certificate interest on that class of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any;

            o second, if the certificate balances of the Class A certificates and each class of subordinate certificates, if any, with an earlier alphabetical class designation have been reduced to zero, to pay distributions of principal, up to an amount equal to the lesser of:


                 (a) the then outstanding certificate balance of that class of certificates, and

                 (b) the remaining portion, if any, of the Principal Distribution Amount for that distribution date, or, on the final distribution date resulting from the termination of the trust, up to an amount equal to the then outstanding certificate balance of that class of certificates; and

            o third, to distributions for purposes of reimbursement, up to an amount equal to all realized losses and additional trust expenses, if any, previously allocated to that class of certificates and for which no reimbursement has previously been paid; and

     (5) the remaining portion, if any, of the Available Distribution Amount to the holders of the REMIC residual certificates.

     However, on each distribution date after the aggregate certificate balance of the subordinate certificates has been reduced to zero, and in any event on the final distribution date resulting from a termination of the trust, the payments of principal to be made as contemplated by clause (2) above on the Class A certificates will be made to the holders of the respective classes of those certificates, pro rata as among those classes in accordance with the respective then-outstanding certificate balances of those classes of certificates until paid in full.

     Distributable Certificate Interest

     The distributable certificate interest for each class of REMIC regular certificates for each distribution date is equal to the accrued certificate interest for that class of certificates for that distribution date, reduced by that class of certificates' allocable share of any Net Aggregate Prepayment Interest Shortfall for that distribution date.

     The accrued certificate interest for each class of REMIC regular certificates for each distribution date is equal to one month's interest at the pass-through rate applicable to that class of certificates for that distribution date accrued on the certificate balance or notional amount, as the case may be, of that class of certificates outstanding immediately before that distribution date. Accrued certificate interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The master servicer is required to make a nonreimbursable payment on each distribution date to cover the aggregate of any Balloon Payment Interest Shortfalls and Prepayment Interest Shortfalls incurred on the mortgage loans during the related collection period. However, with respect to those mortgage loans having due dates which fall on the determination date, the master servicer will cover Prepayment Interest Shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated at a rate not exceeding 0.02%. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     The Net Aggregate Prepayment Interest Shortfall attributable to the mortgage loans, if any, for each distribution date will be allocated on that distribution date among each class of REMIC regular certificates (other than the Class S-AFR Certificates), pro rata, in accordance with the respective amounts of accrued certificate interest for each class of certificates for that distribution date.

   An assumed monthly payment is an amount deemed due for:

     (1) any balloon loan that is delinquent on its balloon payment beyond the first determination date that follows its stated maturity date and for which no arrangements have been agreed to for collection of the delinquent amounts;

     (2) the stated maturity date of any balloon loan that has a due date after the determination date in any month; or

     (3) any mortgage loan for which the related mortgaged property or properties have become REO property or properties.

     The assumed monthly payment deemed due on any balloon loan on its stated maturity date and on any successive due date that it remains or is deemed to remain outstanding will equal the monthly payment that would have been due on that date if the related balloon payment had not come due, but rather the mortgage loan had continued to amortize in accordance with the balloon loan's amortization schedule, if any, in effect immediately before maturity and had continued to accrue interest in accordance with the balloon loan's terms in effect immediately before maturity. The assumed monthly payment deemed due on any mortgage loan for which the related mortgaged property or properties have become REO property or properties, on each due date for so long as that REO property or properties remain part of the trust, will equal the monthly payment, or, in the case of a balloon loan described in the prior sentence, the assumed monthly payment, due or deemed due on the last due date before the acquisition of that REO property or properties.

     DISTRIBUTIONS OF PREPAYMENT PREMIUMS OR YIELD MAINTENANCE CHARGES

     Except in the case of the AFR/Bank of America Portfolio Whole Loan discussed below any prepayment premium or yield maintenance charge actually collected on a mortgage loan during any collection period will be distributed on the related distribution date to the holders of the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates as additional interest and not in reduction of their certificate balances or in an amount up to, in the case of each class, the product of:



 The prepayment premium or    x      discount rate fraction    x      principal allocation fraction
  yield maintenance charge               for that class                       of that class

   The discount rate fraction for any class of certificates equal to:


                pass-through rate for
                that class of certificates -- relevant discount rate
                ----------------------------------------------------
                mortgage rate of the
                related mortgage loan -- relevant discount rate.


     The discount fraction may not be greater than 1.0 or less than 0.0.

     The principal allocation fraction for any class with respect to any prepayment premiums or yield maintenance charges collected from loan group 1 for any distribution date is:


                the portion, if any, of the loan group 1 principal amount allocated to that class of certificates for that distribution date
                -------------------------------------------------------------
                entire loan group 1 principal amount for that distribution date.


     The principal allocation fraction for any class with respect to any prepayment premiums or yield maintenance charges collected from loan group 2 for any distribution date is:


                the portion, if any, of the loan group 2 principal amount allocated to that class of certificates for that distribution date
                -------------------------------------------------------------
                entire loan group 2 principal amount for that distribution date.


     The portion of the prepayment premium or yield maintenance charge remaining after the payment of the amount calculated as described above will be distributed to certain of the holders of the Class X certificates.

     For any prepaid mortgage loan, the discount rate means the yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the maturity date or anticipated repayment date of that mortgage loan as of the determination date. If there is no discount rate for instruments having a maturity coterminous with the remaining term to maturity or anticipated repayment date, where applicable, of the mortgage loan, then the discount rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than the remaining term to maturity or anticipated repayment date.

     In the case of the AFR/Bank of America Portfolio Whole Loan, yield maintenance charges actually collected in respect of such loan will be allocated ratably in proportion to the outstanding principal balance of the AFR/Bank of America Portfolio Loan, the AFR/Bank of America Companion Loans and, except at any time after and during the continuance of section events of default on the AFR/Bank of America Portfolio Whole Loan, the AFR/Bank of America Portfolio B Note.

     The prepayment premiums or yield maintenance charges, if any, collected on the mortgage loans during any collection period may not be sufficient to fully compensate certificateholders of any class for any loss in yield attributable to the related prepayments of principal.

     No excess interest collected on the ARD loan will be available for distribution to the holders of the offered certificates.

     DISTRIBUTIONS OF EXCESS LIQUIDATION PROCEEDS

     Except to the extent realized losses have been allocated to classes of certificates that include the offered certificates, excess liquidation proceeds will not be available for distribution to the holders of the offered certificates.

   Excess liquidation proceeds are the excess of:

     (1) proceeds from the sale or liquidation of a mortgage loan or REO property, net of expenses and related advances and interest on advances, over

     (2) the amount that would have been received if a principal payment in full had been made on the due date immediately following the date upon which the proceeds were received.

     TREATMENT OF REO PROPERTIES

     A mortgage loan secured by mortgaged property that is acquired on behalf of the trust through foreclosure, deed in lieu of foreclosure or otherwise, will be treated as remaining outstanding until the related REO property is liquidated for the following purposes:

     (1)    determining distributions on the certificates;

     (2) allocating of realized losses and additional trust expenses to the certificates; and

     (3) calculating the amount of master servicing fees and special servicing fees payable under the pooling and servicing agreement.

     Among other things, the REO loan will be taken into account when determining pass-through rates (to the extent such pass-through rate is determined by reference to the Weighted Average Net Mortgage Rate) and the Principal Distribution Amount. Operating revenues and other proceeds from an REO property, after payment of costs and taxes, including some reimbursements payable to the master servicer, the special servicer, the trustee or the fiscal agent, incurred in connection with the operation and disposition of the REO property, will be applied by the master servicer in accordance with the pooling and servicing agreement as principal, interest and other amounts deemed due on the mortgage loan, and, except as otherwise described under "--P&I and Servicing Advances" below, the master servicer will be required to make P&I advances on the mortgage loans as if the mortgage loan had remained outstanding, subject to a determination by the master servicer of nonrecoverability.

     INTEREST RESERVE ACCOUNT

     The trustee will establish and maintain an interest reserve account in the name of the trustee for the benefit of the holders of the certificates. For each distribution date in February and each distribution date in any January in a year that is not a leap year, the trustee will deposit in the interest reserve account for each mortgage loan an amount equal to one day's interest at the related mortgage rate, net of any master servicing fee, on the stated principal balance for that mortgage loan as of the immediately preceding due date, to the extent a monthly payment or P&I advance is made on that mortgage loan. Amounts so deposited in any January, if applicable, and February are referred to as withheld amounts. For each distribution date in March, the trustee will withdraw an amount from the interest reserve account for each interest reserve loan equal to the related withheld amounts from the preceding January, if applicable, and February, if any, and deposit this amount into the distribution account.

     SUBORDINATION; ALLOCATION OF LOSSES AND EXPENSES

     The rights of holders of subordinate certificates to receive distributions of amounts collected or advanced on the mortgage loans will, in the case of each class thereof, be subordinated to the rights of holders of the senior certificates and, further, to the rights of holders of each other class of subordinate certificates, if any, with an earlier alphabetical class designation. The rights of the holders of the Class S-AFR certificates to receive distributions of amounts collected in respect of the AFR/Bank of America Portfolio B Note will be subordinated to the rights of the holders of the AFR/Bank of America Portfolio A Notes (and consequently, the rights of the holders of certificates) to receive distributions of amounts due on the AFR/Bank of America Portfolio A Notes upon the occurrence of certain mortgage loan events of default. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective classes of senior certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of each class of Class A certificates of principal equal to the entire certificate balance of that class of certificates.

     Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of each other class of offered certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of the other classes of offered certificates of principal equal to the entire certificate balance of that class of certificates. The subordination of any class of subordinate certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each distribution date in the order of priority described under "--Distributions--Application of the Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the offered certificates.

     A deficit will exist on a distribution date if the aggregate stated principal balance of the mortgage pool immediately following that distribution date is less than the aggregate certificate balance of the principal balance certificates after giving effect to distributions on the certificates on that distribution date. If a deficit exists on a distribution date, the respective certificate balances of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates will be reduced, sequentially in that order until the deficit or the related certificate balance of that class is reduced to zero, whichever occurs first, provided that the certificate balances of the applicable Class S-AFR certificates will be reduced before the certificates of any other class to the extent of any realized loss or unpaid additional trust fund expenses on the AFR/Bank of America Portfolio Whole Loan but only to the extent any such deficit is attributable to the AFR/Bank of America Portfolio Whole Loan. If any portion of the deficit remains after the certificate balances of those classes of certificates are reduced to zero, then the certificate balances of the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates will be reduced, pro rata in accordance with the remaining certificate balances of those certificates, until the deficit or each of those certificate balances is reduced to zero.

     A deficit may be the result of realized losses incurred on the mortgage loans and/or additional trust expenses. These reductions in the certificate balances of the principal balance certificates will constitute an allocation of any realized losses and additional trust fund expenses. Any such reduction (except in the case of each class of Class S-AFR certificates) will also have the effect of reducing the aggregate notional amount of the Class X certificates.

     Realized losses are losses on the mortgage loans arising from the inability of the master servicer or the special servicer, as applicable, to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a mortgaged property, to the extent not covered by insurance.

     The realized loss on a liquidated mortgage loan or related REO property or properties, is an amount equal to the excess, if any, of:

     (1) the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate (including all related special servicing fees, liquidation fees, workout fees or other fees or expenses with respect to the mortgage loan that caused distributable certificate interest not to be paid in full during any prior interest accrual period) to, but not including, the due date in the month in which the liquidation proceeds are distributed and all related unreimbursed servicing advances and outstanding liquidation expenses, over

     (2) the aggregate amount of liquidation proceeds, if any, recovered in connection with the liquidation.

     For purposes of calculating any realized loss on the AFR/Bank of America Portfolio Loan or related REO AFR/Bank of America Portfolio Loan or related REO property, liquidation expenses will generally be allocated first to the AFR/Bank of America Portfolio B Note (up to the principal balance thereof) and then pro rata between the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio

Companion Loans in accordance with the pooling and servicing agreement and the AFR/Bank of America Portfolio Intercreditor Agreements.

     For purposes of calculating any realized loss on the Mall at Millenia Loan or related REO property, liquidation expenses will generally be allocated first, to the Mall at Millenia B Note then pro rata between the Mall at Millenia Loan, the Mall at Millenia Companion Loans and the Mall at Millenia B
Note in accordance with the 2003-IQ4 Pooling and Servicing Agreement and the related intercreditor agreement and agreement among noteholders. For purposes of calculating any realized loss on the Wells Fargo Tower Loan or related REO property, liquidation expenses will generally be allocated pro rata among the Wells Fargo Tower Loan and the Wells Fargo Tower Companion Loans in accordance with the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement and the related co-lender agreement. For purposes of calculating any realized loss on the Geneva Commons Loan or related REO property, liquidation expenses will generally be allocated pro rata between the Geneva Commons Loan and the Geneva Commons Companion Loan in accordance with the GMACCM 2003-C2 Pooling and Servicing Agreement and the related intercreditor agreement.

     For purposes of calculating any realized loss on the Water Tower Place Loan, the 609 Fifth Avenue Loan and the 5 Houston Center Loan, respectively, or related REO property, liquidation proceeds and expenses will generally be allocated pro rata between the Water Tower Place Loan and the Water Tower Place Companion Loans, the 609 Fifth Avenue Loan and the 609 Fifth Avenue Companion Loans, or the 5 Houston Center Loan and the 5 Houston Center Companion Loan, as applicable, in accordance with the pooling and servicing agreement.

     Additional trust expenses will reduce amounts payable to certificateholders and, consequently, may result in a loss on the offered certificates. Additional trust expenses include, among other things:

     (1)    special servicing fees, workout fees and liquidation fees;

     (2)    interest on unreimbursed advances;

     (3) the cost of various opinions of counsel required or permitted to be obtained for the servicing of the mortgage loans and the administration of the trust;

     (4) unanticipated, non-mortgage loan-specific expenses of the trust, including indemnities and reimbursements to the trustee as described under "The Pooling and Servicing Agreements--Matters Regarding the Trustee" in the prospectus, indemnities and reimbursements to the master servicer, the special servicer and the depositor comparable to those for the master servicer as described under "The Pooling and Servicing Agreements--Matters Regarding the Master Servicer and the Depositor" in the prospectus and federal, state and local taxes, and tax-related expenses, payable out of the trust as described under "Servicing of the Mortgage Loans--REO Properties" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the prospectus;

     (5) any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan. See "The Pooling and Servicing
            Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus; and

     (6) any other expense of the trust not specifically included in the calculation of realized loss for which there is no corresponding collection from a borrower.

     P&I AND SERVICING ADVANCES

     On each distribution date, the master servicer will be obligated to make P&I advances consisting of advances of delinquent principal and interest on the mortgage loans (other than the Wells Fargo Tower except in the limited circumstances described under "Servicing of the Mortgage Loans--Servicing of the Wells Fargo Tower Whole Loan") other than balloon payments. Servicing advances and P&I advances are referred to collectively in this prospectus supplement as advances. The master servicer will make P&I advances out of its own funds or, consistent with the replacement thereof as provided in the pooling and servicing agreement, funds held in the certificate account that are not required to be part of the Available Distribution Amount for that distribution date. Any funds advanced from the certificate account are required to be replaced by the master servicer by the next distribution date. P&I advances for any distribution date will be in an amount generally equal to the aggregate of all monthly payments, other than balloon payments, and any assumed monthly payments, in each case net of any related workout fee, that were due or deemed due on the mortgage loans during the same month as that distribution date and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the later of that due date or the last day of the related collection period or other specified date before that distribution date. The master servicer's obligations to make P&I advances on any mortgage loan will continue through liquidation of that mortgage loan or disposition of any related REO property.

     If the master servicer fails to make a required P&I advance, the trustee will be required to make that P&I advance. If the trustee fails to make a required P&I advance, the fiscal agent will be required to make that P&I advance. None of the master servicer, the trustee nor the fiscal agent will be required to make a P&I advance on the AFR/Bank of America Portfolio Companion Loans, the Water Tower Place Companion Loans, the Mall at Millenia Companion Loans, the Mall at Millenia B Note, the Wells Fargo Tower Companion Loans or the Wells Fargo Tower Loan (except in the limited circumstances described under "Servicing of the Mortgage Loans--Servicing of the Wells Fargo Tower Whole Loan"), 609 Fifth Avenue Companion Loans, the 5 Houston Center Companion Loan and the Geneva Commons Companion Loan. No advance will be required to be made by the master servicer, trustee or fiscal agent, if, in the judgment of that person, the advance together with interest would not be recoverable from related proceeds or any other recovery on or in respect of that mortgage loan. In the case of any AFR/Bank of America Portfolio B Note P&I advances, any nonrecoverability determination will be made solely with respect to proceeds or collections allocable to the AFR/Bank of America Portfolio B Note. The trustee and the fiscal agent will be able to rely on any nonrecoverability determination made by the master servicer.

     If it is determined that an appraisal reduction amount exists for any required appraisal mortgage loan (other than the Wells Fargo Tower Loan) and subsequent delinquencies occur on such mortgage loan, the interest portion of the P&I advance for that mortgage loan will be reduced on each distribution date for so long as the appraisal reduction amount exists. No reduction will be made in the principal portion of any P&I advance. The reduction in the interest portion of the P&I advance will be the product of the amount of the interest portion of the P&I advance that would be required to be made for that distribution date without regard to this sentence, multiplied by a fraction, the numerator of which is equal to the appraisal reduction amount, and the denominator of which is equal to the stated principal balance of that mortgage loan.

     See "--Appraisal Reductions" below.

     Servicing advances generally include, but are not limited to, customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property.

     The master servicer will be permitted to pay, or, in the case of the special servicer, to direct the master servicer to pay, some servicing expenses directly out of the certificate account. Payments for some servicing expenses, such as remediation of any adverse environmental circumstance or condition at a mortgaged property or an REO property, may be made without regard to the relationship between the expense and the funds from which it is being paid.

     A request from the special servicer to the master servicer to make a servicing advance must be made in writing and in a timely manner that does not adversely affect the interests of any certificateholder. The master servicer is required to make any servicing advance, other than a nonrecoverable servicing advance or a servicing advance that would be in violation of the servicing standard requested by the special servicer, within ten (10) days of the master servicer's receipt of the request. The special servicer will have no obligation to make a servicing advance that it requests the master servicer to make.

     If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within fifteen (15) days after the servicing advance is required to be made, then if the trustee has actual knowledge of the failure, the trustee will be required to make the servicing advance. If the trustee fails to make the servicing advance, the fiscal agent will be required to make the servicing advance. The master servicer, the trustee, and the fiscal agent are required to make servicing advances only to the extent that the servicing advances, together with any advance interest, are, in the reasonable and good faith judgment of that person, ultimately recoverable from related proceeds.

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any advance made by it from related proceeds collected on the mortgage loan for which that advance was made, except that P&I advances on the AFR/Bank of America Portfolio B Note are recoverable solely from proceeds or collections allocable to the AFR/Bank of America Portfolio B Note. Advances will be reimbursable from future payments and other collections, including in the form of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds, in any event on or in respect of the related mortgage loan or REO property. The Master Servicer, the trustee and the fiscal agent will receive reimbursement for advances made on the AFR/Bank of America Portfolio B Note at a per annum rate that will be equal to the prime rate plus 3%. Except with respect to P&I advances on the AFR/Bank of America Portfolio B Note, if at any time an advance made by the master servicer, the trustee or the fiscal agent is determined to be a nonrecoverable advance, including interest on certain nonrecoverable advances, the master servicer, the trustee or the fiscal agent will be entitled to recover the amount of that advance out of funds received on or in respect of other mortgage loans. The master servicer, the trustee or the fiscal agent may, in its sole discretion, defer its recovery of any advance, provided that such deferral may not exceed six (6) months without the consent of the majority certificateholder of the controlling class. Except with respect to the AFR/Bank of America Portfolio B Note, reimbursement for deferred advances will be made from amounts received in respect of principal on such other mortgage loans before being made from other amounts received on such other mortgage loans, and such amounts will be deducted from the principal distribution amount for the related distribution date. See "The Pooling and Servicing Agreement" above.

     If the related master servicer with respect to any securitized companion loan determines in accordance with the servicing standard under the related pooling and servicing agreement that a P&I advance with respect to the related companion loan will not ultimately be recoverable from related proceeds collected on that companion loan and consequently, such master servicer does not make such P&I advance, the master servicer may rely upon or be required to rely upon such master servicer's determination and, as a result of such reliances will not be required to make any related P&I advance with respect to the mortgage loan under the pooling and servicing agreement.

     The master servicer, the trustee and the fiscal agent each will be entitled to interest accrued on the amount of any advance it makes at a reimbursement rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as that "prime rate" may change from time to time; provided that interest on nonrecoverable advances deferred for more than six (6) months with the consent of the majority certificateholder of the controlling class will accrue interest at such "prime rate" plus 0.50% per annum. Interest on any advance will generally be payable to the party making the advance out of default interest, late payments or other collections collected on the related mortgage loan, as applicable, or, if the advance is determined to be nonrecoverable, together with the reimbursement of that advance, out of any amounts then on deposit in the certificate account. Interest accrued on outstanding advances will result in a reduction in amounts payable on the certificates unless the amount of default interest and late payments collected on the related mortgage loan is sufficient to pay that interest in full. In addition, if the master servicer determines in accordance with the Servicing Standard that a P&I advance with respect to the mortgage loan related to any companion loan will not ultimately be recoverable from related proceeds collected on that mortgage loan and consequently, the master servicer does not make such P&I Advance, any master servicer for a related securitized companion loan generally will not be required to make any related P&I Advance with respect to such companion loan under the related pooling and servicing agreement.

     APPRAISAL REDUCTIONS

     A mortgage loan will become a required appraisal loan upon the earliest of:

     (1) the date on which the mortgage loan becomes a modified mortgage loan,

     (2) the 90th day following the occurrence of any uncured delinquency in monthly payments on the mortgage loan,

     (3) the 90th day following the occurrence of an uncured delinquency in any balloon payment, or 150 days following such default, if the borrower has produced a written refinancing commitment that is reasonably acceptable to the special servicer and the majority certificateholder of the controlling class;

     (4) the date on which a receiver is appointed and continues in that capacity for a mortgaged property securing the mortgage loan,

     (5)    the 60th day following the bankruptcy of the borrower, and

     (6) the date on which a mortgaged property securing the mortgage loan becomes an REO property.

     Within 30 days of a mortgage loan becoming a required appraisal loan, or longer period if the special servicer is diligently and in good faith proceeding to obtain the appraisal, the special servicer is required to obtain an appraisal of the related mortgaged property from an independent MAI-designated appraiser, provided that if the mortgage loan has a principal balance of less than $2,000,000 at that time, a desktop estimation of value may be substituted for the required appraisal. No appraisal will be required if an appraisal was obtained within the prior twelve months unless the special servicer determines that such appraisal is materially inaccurate. The cost of the appraisal will be advanced by the master servicer and will be reimbursed to the master servicer as a servicing advance.

     As a result of this appraisal, the special servicer may determine that an appraisal reduction amount exists on the required appraisal loan. The appraisal reduction amount for any required appraisal loan will be an amount, calculated as of the determination date immediately succeeding the date on which the appraisal is obtained, equal to the excess, if any, of the sum of:

     (1)    the stated principal balance of the required appraisal loan,

     (2) to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest on the required appraisal loan through the most recent due date before that determination date at a per annum rate equal to the related mortgage rate,

     (3) all related unreimbursed advances made for that required appraisal loan plus interest accrued on those advances at the reimbursement rate, and

     (4) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents on the related mortgaged property, net of any escrow reserves held by the master servicer to cover any of these items, over:

     90% of the appraised value of the related mortgaged property or REO property as determined by the appraisal (minus any downward adjustment which the special servicer deems prudent based upon its review of the appraisal and any other information the special servicer deems appropriate relating to the value of the mortgaged property or REO property as determined by the special servicer in accordance with the servicing standard) plus all escrow and reserves with respect to such required appraisal loan (other than amounts representing due and unpaid taxes, assessments, insurance premiums, ground rents and other amounts due and unpaid with respect to such required appraisal loan), net of the amount of any obligation secured by liens on the property that are prior to the lien of the required appraisal loan, and are not amounts related to items included in clause (4) above and were not taken into account in the calculation of the appraised value.

     If a required appraisal is not obtained within 120 days of the date that the mortgage loan became a required appraisal loan (or, in the case of any uncured delinquency in any monthly payment or balloon payment, within 120 days of the date on which such monthly payment or balloon payment was first due), then until the appraisal is obtained, the appraisal reduction amount will equal 25% of the stated principal balance of the related required appraisal loan. Upon receipt of the required appraisal, the appraisal reduction amount for the required appraisal loan will be recalculated based upon the formula described above.

     Within 30 days of each anniversary of the date a mortgage loan became a required appraisal loan, the special servicer is required to order an update of the prior appraisal. Based on the update, the special servicer will redetermine and report to the trustee the appraisal reduction amount, if any, for that mortgage loan. No update is required for a mortgage loan that has become a corrected mortgage loan and has remained current for twelve consecutive monthly payments, and for which no other special servicing event or other event that would cause the mortgage loan to be a required appraisal loan has occurred during the preceding twelve months. The cost of the updates will be covered by and reimbursable as a servicing advance.

     A modified mortgage loan is any mortgage loan for which any special servicing event has occurred and that has been modified by the master servicer or special servicer in a manner that:

     (1) affects the amount or timing of any payment of principal or interest due on the mortgage loan, other than, or in addition to, bringing current monthly payments on that mortgage loan;

     (2) except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount not less than the fair market value, as is, of the property to be released; or

     (3) in the reasonable good faith judgment of the master servicer or special servicer, as applicable, materially impairs the security for that mortgage loan or reduces the likelihood of timely payment of amounts due on that mortgage loan.

     With respect to the AFR/Bank of America Portfolio Whole Loan, the special servicer will calculate any appraisal reduction amounts in a manner similar to that described above, provided that any such appraisal reductions will be allocated first to the AFR/Bank of America Portfolio B Note (up to the outstanding principal balance thereof) and then pro rata between the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans according to the respective stated principal balances of such mortgage loans.

     With respect to the 609 Fifth Avenue Whole Loan, the 5 Houston Center Whole Loan and the Water Tower Place Whole Loan, as applicable, the special servicer will calculate any appraisal reduction amounts in the manner described above, provided that any such appraisal reductions will be allocated pro rata between the applicable mortgage loan and the related companion loans according to the respective stated principal balances of such mortgage loans.

     With respect to the Mall at Millenia Whole Loan, the 2003-IQ4 Special Servicer will calculate any appraisal reduction amounts in a manner similar to that described above, provided that any such appraisal reductions will be allocated first to the Mall at Millenia B Note (up to the outstanding principal balance thereof), then pro rata between the Mall at Millenia Loan and the Mall at Millenia Companion Loans according to the respective stated principal balances of such mortgage loans.

     With respect to the Wells Fargo Tower Whole Loan, the Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer will calculate any appraisal reduction amounts in a manner similar to that described above, provided that any such appraisal reductions will be allocated pro rata among the Wells Fargo Tower Loan and the Wells Fargo Tower Companion Loans according to the respective stated principal balances of such mortgage loans.

     With respect to the Geneva Commons Whole Loan, the GMACCM 2003-C2 Special Servicer will calculate any appraisal reduction amounts in a manner similar to that described above, provided that any such appraisal reductions will be allocated pro rata between the Geneva Commons Loan and the Geneva Commons Companion Loan according to the respective stated principal balances of such mortgage loans.

     REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports

     On each distribution date, the trustee will be required to provide or make available to each holder of a companion loan and to each holder of a certificate as of the related record date a distribution date statement providing information relating to distributions made on that date for the relevant class and the recent status of the mortgage pool. For a discussion of the particular items of information included in each distribution date statement, as well as a discussion of annual information reports to be furnished by the trustee to persons who at any time during the prior calendar year were holders of the certificates, see "Description of the Certificates--Reports to Certificateholders" in the prospectus.

     In addition, the trustee will provide or make available to the extent received from the master servicer on each distribution date to each certificateholder and to any holders of a companion loan, the following reports prepared by the master servicer or the special servicer, as applicable, substantially in the forms provided in the pooling and servicing agreement, which forms are subject to change, and including substantially the following information:

     (1) A report as of the close of business on the immediately preceding determination date, containing some categories of information regarding the mortgage loans provided in "Annex A" to this prospectus supplement in the tables under the caption "Characteristics of the Mortgage Loans," calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the master servicer and by the master servicer to the trustee, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in "Annex A" to this prospectus supplement.

     (2)    A CMSA delinquent loan status report.

     (3)    A CMSA historical loan modification and corrected loan report.

     (4)    A CMSA historical liquidation report.

     (5)    A CMSA REO status report.

     (6)    A CMSA servicer watch list.

     The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. None of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable. Some information will be made available to certificateholders by electronic transmission as may be agreed upon between the depositor and the trustee.

     Before each distribution date, the master servicer will deliver to the trustee by electronic means the following reports, substantially in the forms provided in the pooling and servicing agreement, which forms are subject to change:

     (1)    a CMSA comparative financial status report; and

     (2)    a CMSA loan periodic update file.

     In addition, the master servicer or special servicer, as applicable, is also required to prepare for each mortgaged property and REO property:

     (1) Within 30 days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended December 31, 2003, a CMSA operating statement analysis report, substantially in the form provided in the pooling and servicing agreement, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the mortgaged property or REO property as of the end of that calendar quarter. The master servicer or special servicer, as applicable, will deliver to the trustee by electronic means the operating statement analysis upon request.

     (2) Within 30 days after receipt by the master servicer of an annual operating statement, a CMSA NOI adjustment analysis worksheet, substantially in the form provided in the pooling and servicing agreement, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the pooling and servicing agreement to "normalize" the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation described in clause (1) above. The master servicer will deliver to the trustee by electronic means the NOI adjustment analysis worksheet upon request.

     Certificate owners and holders of companion loans who have certified to the trustee their beneficial ownership of any offered certificate or ownership of a companion loan may also obtain access to any of the trustee reports upon request. Otherwise, until the time definitive certificates are issued to evidence the offered certificates, the information described above will be available to the related certificate owners only if DTC and its participants provide the information to certificate owners. Communications by DTC to participants, and by participants to certificate owners, will be governed by arrangements among them, consistent with any statutory or regulatory requirements as may be in effect from time to time. Except as provided in this prospectus supplement, the master servicer, the special servicer, the trustee, the depositor and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar and holders of companion loans.

     INFORMATION AVAILABLE ELECTRONICALLY

     The trustee will make available each month, to any interested party including any holder of a companion loan, the distribution date statement via the trustee's internet website. In addition, upon the approval of the depositor, the trustee will make available each month, to any interested party including any holder of a companion loan, the trustee reports on the trustee's internet website. The trustee's internet website will initially be located at "www.etrustee.net." In addition, the trustee will also make the CMSA delinquent loan status report, the CMSA historical loan modification report, the CMSA historical liquidation report, the CMSA REO status report, the CMSA servicer watch list, the CMSA NOI adjustment worksheet, the CMSA comparative financial status report and the CMSA operating statement analysis report, to the extent received from the master servicer, and mortgage loan information, as presented in the CMSA loan setup file and CMSA periodic loan update file format, available each month to any certificateholder, any certificate owner, the rating agencies or any other interested party including any holder of a companion loan via the trustee's internet website. All such reports and statements will require the use of a password provided by the trustee to the person requesting such report or statement upon receipt by the trustee from such person of a certification in the form attached to the pooling and servicing agreement. The rating agencies and the parties to the pooling and servicing agreement will not be required to provide that certification. The depositor may at any time instruct the trustee not to require the use of a password to access any or all such information. In addition, the trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the prospectus or the prospectus supplement under the securities laws), the pooling and servicing agreement, the prospectus and the prospectus supplement via the trustee's internet website. The trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the trustee may disclaim responsibility for any information distributed by the trustee for which it is not the original source.

     In connection with providing access to the trustee's internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance with the pooling and servicing agreement.

     OTHER INFORMATION

     The trustee will make available at its offices, during normal business hours, for review by any holder, certificate owner or prospective purchaser of an offered certificate or holder of any companion loan, originals or copies of the following items to the extent they are held by the trustee:

     (1)    the pooling and servicing agreement and any amendments;

     (2) all trustee reports delivered to holders of each relevant class of offered certificates since the settlement date;

     (3) all officers' certificates and accountants' reports delivered to the trustee since the settlement date as described under "The Pooling and Servicing Agreements--Evidence as to Compliance" in the prospectus;

     (4) the most recent property inspection report prepared by or on behalf of the master servicer or the special servicer, as applicable, and delivered to the trustee for each mortgaged property;

     (5) the most recent annual operating statements, if any, collected by or on behalf of the master servicer or the special servicer, as applicable, and delivered to the trustee for each mortgaged property; and

     (6) the mortgage note, mortgage and other legal documents relating to each mortgage loan, including any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer or special servicer, as applicable, and delivered to the trustee.

     The trustee will provide copies of the items described above upon reasonable written request. The trustee may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of offered certificates or a holder of a companion loan, is requesting the information solely for use in evaluating its investment and will otherwise keep the information confidential. Certificateholders, by the acceptance of their certificates, will be deemed to have agreed to keep this information confidential. The master servicer may, but is not required to, make information available over the Internet.

     Pursuant to the pooling and servicing agreement, the master servicer and special servicer, as the case may be, may make available from time to time, at their sole option, either by telephone, electronically or otherwise, an employee to answer questions from certificate owners or companion loan holders regarding the performance and servicing of the mortgage loans and/or REO properties for which the master servicer or special servicer, as the case may be, is responsible. The master servicer and the special servicer each shall condition such disclosure upon such certificate owner or a holder of a companion loan entering into a confidentiality agreement regarding such disclosure to it. Neither the master servicer nor the special servicer will provide any information or disclosures in violation of any applicable law, rule or regulation.

     VOTING RIGHTS

     At all times during the term of the pooling and servicing agreement, the voting rights for the certificates will be allocated as follows:

     (1) 98% among the holders of the classes of principal balance certificates in proportion to the certificate balances of their certificates, adjusted as described below,

     (2)    1% among the holders of the Class X certificates, and

     (3) 1% allocated equally among the holders of the respective classes of REMIC residual certificates.

     Voting rights allocated to a class of certificateholders will be allocated among those certificateholders in proportion to the percentage interests in the class evidenced by their respective certificates.

     TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the pooling and servicing agreement will terminate following the earliest of:

     (1) the final payment, or advance of that payment, or other liquidation of the last mortgage loan and/or REO property in the trust; or

     (2) the purchase of all of the assets of the trust by the master servicer or, if the master servicer elects not to make the purchase, the majority certificateholder of the controlling class, or if the majority certificateholder of the controlling class elects not to make the purchase, the special servicer, or if the special servicer elects not to make the purchase, the depositor, when the then aggregate stated principal balance of the mortgage pool is less than 1% of the initial pool balance; or

     (3) the exchange of all then outstanding certificates, including the Class X certificates but excluding the REMIC residual certificates, for the mortgage loans remaining in the trust at any time the aggregate principal balances of the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero, but all the holders of such classes of outstanding certificates would have to voluntarily participate in such exchange.

     Any purchase by the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor of all the mortgage loans and other assets in the trust is required to be made at a price equal to:

     (1) the aggregate unpaid principal balance of all the mortgage loans plus accrued and unpaid interest, exclusive of mortgage loans for which the related mortgaged properties have become REO properties, then included in the trust; plus

     (2) the aggregate fair market value of all REO properties then included in the trust, which fair market value for any REO property may be less than the purchase price for the corresponding mortgage loan, as determined by an appraiser mutually agreed upon by the special servicer and the trustee; minus

     (3) if the purchase is by the master servicer, the aggregate of all amounts payable or reimbursable to the master servicer under the pooling and servicing agreement.

     Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

     On the final distribution date, the aggregate amount paid by the master servicer, the majority certificateholder of the controlling class or the depositor, as the case may be, for the mortgage loans and other assets in the trust, if the trust is to be terminated as a result of the purchase of all of the assets, together with all other amounts on deposit in the certificate account, net of any portion of the foregoing not otherwise payable to a person other than the certificateholders, will be applied as described above under "--Distributions--Application of the Available Distribution Amount."

     THE TRUSTEE AND THE FISCAL AGENT

     The trustee is LaSalle Bank National Association. The trustee is at all times required to be, and will be required to resign if it fails to be,

     (1) a corporation or association, organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of not less than $100,000,000, or, in some cases, a lesser amount that each rating agency has confirmed would not cause it to qualify, downgrade or withdraw its rating on any class of certificates, and subject to supervision or examination by federal or state authority, and

     (2) an institution whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "Aa3" by Moody's, "AA-" (or "A+" as long as the short-term senior unsecured debt is A-1) by Standard & Poor's, or lower ratings that the rating agencies would permit without causing them to qualify, downgrade or withdraw any of the then-current ratings of the certificates.

The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603. Attention: Asset Backed Securities Trust Services Group--GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2003-C3.

     ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee, will act as fiscal agent for the trust and is obligated to make any advance required to be made, and not made, by the master servicer and the trustee under the pooling and servicing agreement, provided that the fiscal agent is not obligated to make any advance unless it determines that the advance will be recoverable from future payments or collections. The fiscal agent is entitled to rely conclusively on any determination by the master servicer or the trustee that an advance, if made, would be nonrecoverable. The fiscal agent is entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "--P&I and Servicing Advances" above. The fiscal agent is entitled to various rights, protections and indemnities similar to those afforded by the trustee. The trustee is responsible for payment of the compensation of the fiscal agent. As of September 30, 2003, the fiscal agent had consolidated assets of approximately $697 billion. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the pooling and servicing agreement, ABN AMRO Bank N.V. will also no longer serve in the capacity of fiscal agent under the pooling and servicing agreement.

                       YIELD AND MATURITY CONSIDERATIONS


     YIELD  CONSIDERATIONS

     The yield to maturity of each class of certificates will depend on, among other things:

     (1)    the purchase price of the certificates;

     (2)    the applicable pass-through rate;

     (3)    the actual performance of the mortgage loans; and

     (4)    the rate and timing of payments on the mortgage loans.

     The Purchase Price of the Certificates

     The amount by which the yield to maturity of an offered certificate may vary from the anticipated yield will depend, in part, upon the degree to which that certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on, or otherwise result in, the reduction of the principal balance or notional amount, as the case may be, of that certificate. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield. Typically, the earlier a payment of principal is made on an offered certificate purchased at a discount or premium, the greater will be the effect on the yield to maturity of that certificate. As a result, the effect on yield of principal payments on offered certificates occurring at a rate higher or lower than the rate anticipated during any particular period would not be fully offset by a subsequent like reduction or increase in the rate of principal payments during a later period.

     Applicable Pass-Through Rate

     The pass-through rate for each class of offered certificates will be as specified in "Description of the Certificates--Pass-Through Rates."

     See "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments on the Mortgage Loans" below.

     Actual Performance of the Mortgage Loans

     The yield to holders of the offered certificates will also depend on the extent to which holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will be borne as described in "Description of the Certificates--Subordination; Allocation of Losses and Expenses" and "Risk Factors--Allocations of losses on the mortgage loans will reduce your payments and yield on your certificates."

     Rate and Timing of Principal Payments on the Mortgage Loans

     The yield to holders of the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans, including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate and timing of principal payments on the mortgage loans will in turn be affected by, among other things, their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans, including, for this purpose, collections resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust and the allocation of such amounts under any related intercreditor agreement. Prepayments, liquidations and purchases of the mortgage loans will result in distributions on the principal balance certificates of amounts that otherwise would have been distributed, and reductions in the notional amount of the Class X certificates that would otherwise have occurred, over the remaining terms of the mortgage loans. See "Description of the Mortgage Pool--Prepayment Provisions" and "--Earnout Loans and Additional Collateral Loans" in this prospectus supplement. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the principal balance certificates, while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

     The failure on the part of the 609 Fifth Avenue borrower to pay its ARD loan on its anticipated repayment date may result in significant delays in payments of principal on that ARD loan and on the offered certificates. Because the rate of principal payments or prepayments on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the actual rate of principal payments or prepayments. The depositor is not aware of any publicly available or authoritative statistics that address the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans being transferred to the trust.

     FACTORS THAT AFFECT THE RATE AND TIMING OF PAYMENTS AND DEFAULTS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including prevailing interest rates, the terms of the mortgage loans, including prepayment premiums, prepayment lock-out periods and amortization terms that require balloon payments, the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for comparable residential and commercial space in those areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool--Earnout Loans and Additional Collateral Loans" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--The Effects of Prepayments on Yield" in the prospectus.

     The rate of prepayment on the mortgage pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

     DELAY IN PAYMENT OF DISTRIBUTIONS

     Because monthly distributions will not be made to certificateholders until a date that is scheduled to be at least 10 days following the end of the related interest accrual period, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rates and purchase prices, assuming those prices did not account for that delay.

     UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

     As described under "Description of the
Certificates--Distributions--Application of the Available Distribution Amount" in this prospectus supplement, if the portion of the available distribution amount distributable in respect of interest on any class of offered certificates on any distribution date is less than the distributable certificate interest then payable for that class, the shortfall will be distributable to holders of that class of certificates on subsequent distribution dates to the extent of available funds. Any shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of certificates for so long as it is outstanding.

     WEIGHTED AVERAGE LIFE

     The weighted average life of a certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of that certificate is distributed to the holder of that certificate or, in the case of the Class X certificates, the notional amount of that certificate is reduced to zero. For purposes of this prospectus supplement, the weighted average life of a certificate is determined by:

     (1) multiplying the amount of each principal distribution or reduction of the notional amount on the certificate by the number of years from the settlement date to the related distribution date,

     (2)    summing the results, and

     (3) dividing the sum by the aggregate amount of the reductions in the principal balance or notional amount of that certificate.

     The weighted average life of any certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced or applied in respect of nonrecoverable advances and the extent to which those payments, collections and advances of principal are in turn applied in reduction of the certificate balance or notional amount of the class of certificates to which the certificate belongs. If the balloon payment on a balloon loan having a due date after the determination date in any month is received on the stated maturity date thereof, the excess of that payment over the related assumed monthly payment will not be included in the available distribution amount until the distribution date in the following month. As a result, the weighted average life of the certificates may be extended. Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR or constant prepayment rate model. The

CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables for any particular class, the column headed "0%" assumes that none of the mortgage loans is prepaid before maturity or the anticipated repayment date, in the case of the ARD loan. The columns headed "25%," "50%," "75%" and "100%" assume that no prepayments are made on any mortgage loan during that mortgage loan's prepayment lock-out, defeasance or yield maintenance period and are otherwise made on each of the mortgage loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the mortgage loans, whether or not in a prepayment lock-out period, defeasance period or yield maintenance period will conform to any particular CPR percentages, and no representation is made that the mortgage loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the mortgage loans will prepay in accordance with the assumptions at the same rate or that mortgage loans that are in a prepayment lock-out period, defeasance period or yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise.

     A prepayment lock-out period is any period during which the terms of the mortgage loan prohibit voluntary prepayments on the part of the borrower. A defeasance period is any period during which the borrower may, under the terms of the mortgage loan, exercise a defeasance option. A yield maintenance period is any period during which the terms of the mortgage loan require the borrower to make a yield maintenance payment together with any voluntary prepayment of the mortgage loan.

     The following tables indicate the percentage of the initial certificate balance of each class of offered certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of that class of certificates. The tables have been prepared on the basis of the information set forth on "Annex A" to this prospectus supplement and the following modeling assumptions:

     (1) the initial certificate balance, and the pass-through rate for each class of certificates are as provided in this prospectus supplement;

     (2) the scheduled monthly payments for each mortgage loan are based on payments of principal and interest (or of interest only, for those mortgage loans identified on "Annex A" to this prospectus supplement as being interest-only or having an interest-only period) described on "Annex A" to this prospectus supplement;

     (3) all scheduled monthly payments, including balloon payments, are timely received on the applicable due date each month beginning in January 2004;

     (4) there are no delinquencies or losses, extensions of maturity or appraisal reduction amounts on the mortgage loans and there are no casualties or condemnations affecting the mortgaged properties;

     (5) prepayments are made on each of the mortgage loans at the indicated CPR percentages provided in the table without regard to any limitations in the mortgage loans on partial voluntary principal prepayments, except to the extent modified below by the assumption numbered (13);

     (6)    the ARD loan will mature on its anticipated repayment date;

     (7) each mortgage loan accrues interest under the method specified in "Description of the Mortgage Pool--Calculations of Interest"; provided, however, that for those loans with fixed monthly payments during an interest-only period, interest rates were imputed based on the fixed monthly payments required under those loans during the interest only period (see "Annex A--Interest-Only Loans" in this prospectus supplement);

     (8) none of the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor exercises its right of optional termination described in this prospectus supplement;


     (9) no mortgage loan is repurchased or is required to be repurchased by a mortgage loan seller;

     (10) no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

     (11)   there are no additional trust expenses;

     (12) distributions on the certificates are made on the 10th calendar day of each month, beginning in January 2004;

     (13) no prepayments are received on any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or yield maintenance period;

     (14) the prepayment provisions for each mortgage loan are as described on "Annex A" to this prospectus supplement;

     (15) no prepayments are received due to the failure to satisfy the requirements to release earnout amounts for each earnout loan (see "Annex A--Earnout Loans"); and

     (16)   the settlement date is December 18, 2003.

     To the extent that the mortgage loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the principal balances of the certificates may be reduced to zero on a date earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay or perform in accordance with the modeling assumptions at any constant rate until maturity or that all the mortgage loans will prepay in accordance with the modeling assumptions or at the same rate. For example, some of the mortgage loans may not permit voluntary partial prepayments. In addition, variations in the actual prepayment experience and the balance of the specific mortgage loans that prepay may increase or decrease the percentages of initial certificate balances (and weighted average lives) shown in the following tables. Such variations may affect the rate of principal payments to the certificates even if the average prepayment experience of the mortgage loans is equal to the specified CPR percentages. In addition, the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates may not correspond to any of the information shown in the yield tables in this prospectus supplement, and the aggregate purchase prices of the offered certificates may not be as assumed. You must make your own decisions as to the appropriate assumptions, including prepayment assumptions to be used in deciding whether to purchase the offered certificates.

     You are urged to conduct your own analyses of the rates at which the mortgage loans may be expected to prepay.

     Based on the modeling assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E certificates and the percentage of the initial certificate balance of each class of certificates that would be outstanding after the closing date and each of the distribution dates shown under the applicable assumptions at the indicated CPR percentages.


               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-1 CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR


                                                              PREPAYMENT ASSUMPTION (CPR)
                                         ---------------------------------------------------------------------
DATE                                         0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
----                                     ------------- ------------- ------------- ------------- -------------
Closing Date ...........................         100           100           100           100           100
December 10, 2004 ......................          91            91            91            91            91
December 10, 2005 ......................          81            81            81            81            81
December 10, 2006 ......................          68            68            68            68            68
December 10, 2007 ......................          53            53            53            53            53
December 10, 2008 ......................           0             0             0             0             0
Weighted Average Life (in years) .......        3.50          3.49          3.47          3.45          3.38
First Principal Payment Date ...........   1/10/2004     1/10/2004     1/10/2004     1/10/2004     1/10/2004
Last Principal Payment Date ............  10/10/2008    10/10/2008    10/10/2008     9/10/2008     6/10/2008

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-2 CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR


                                                               PREPAYMENT ASSUMPTION (CPR)
                                         ------------------------------------------------------------------------
DATE                                         0% CPR         25% CPR        50% CPR       75% CPR       100% CPR
----                                     -------------- -------------- -------------- ------------- -------------
Closing Date ...........................          100            100            100           100           100
December 10, 2004 ......................          100            100            100           100           100
December 10, 2005 ......................          100            100            100           100           100
December 10, 2006 ......................          100            100            100           100           100
December 10, 2007 ......................          100            100            100           100           100
December 10, 2008 ......................           61             61             61            61            61
December 10, 2009 ......................           45             45             45            45            45
December 10, 2010 ......................            0              0              0             0             0
Weighted Average Life (in years) .......         5.70           5.69           5.68          5.65          5.50
First Principal Payment Date ...........   10/10/2008     10/10/2008     10/10/2008     9/10/2008     6/10/2008
Last Principal Payment Date ............    7/10/2010      7/10/2010      7/10/2010     7/10/2010     4/10/2010

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-3 CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR


                                                                       PREPAYMENT ASSUMPTION (CPR)
                                              -----------------------------------------------------------------------------
DATE                                              0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
----                                          -------------   -------------   -------------   -------------   -------------
Closing Date ..............................           100             100             100             100             100
December 10, 2004 .........................           100             100             100             100             100
December 10, 2005 .........................           100             100             100             100             100
December 10, 2006 .........................           100             100             100             100             100
December 10, 2007 .........................           100             100             100             100             100
December 10, 2008 .........................           100             100             100             100             100
December 10, 2009 .........................           100             100             100             100             100
December 10, 2010 .........................            25              25              25              25              25
December 10, 2011 .........................            19              19              19              19              19
December 10, 2012 .........................            12              12              12              12              12
December 10, 2013 .........................             0               0               0               0               0
Weighted Average Life (in years) ..........          7.25            7.24            7.22            7.19            7.00
First Principal Payment Date ..............     7/10/2010       7/10/2010       7/10/2010       7/10/2010       4/10/2010
Last Principal Payment Date ...............     4/10/2013       4/10/2013       4/10/2013       3/10/2013       1/10/2013

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-4 CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR


                                                                 PREPAYMENT ASSUMPTION (CPR)
                                            ---------------------------------------------------------------------
DATE                                            0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
----                                        ------------- ------------- ------------- ------------- -------------
Closing Date ..............................         100           100           100           100           100
December 10, 2004 .........................         100           100           100           100           100
December 10, 2005 .........................         100           100           100           100           100
December 10, 2006 .........................         100           100           100           100           100
December 10, 2007 .........................         100           100           100           100           100
December 10, 2008 .........................         100           100           100           100           100
December 10, 2009 .........................         100           100           100           100           100
December 10, 2010 .........................         100           100           100           100           100
December 10, 2011 .........................         100           100           100           100           100
December 10, 2012 .........................         100           100           100           100           100
December 10, 2013 .........................           0             0             0             0             0
Weighted Average Life (in years) ..........        9.70          9.69          9.67          9.65          9.46
First Principal Payment Date ..............   4/10/2013     4/10/2013     4/10/2013     3/10/2013     1/10/2013
Last Principal Payment Date ...............  11/10/2013    11/10/2013    11/10/2013    10/10/2013     8/10/2013

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS B CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR


                                                                   PREPAYMENT ASSUMPTION (CPR)
                                            -------------------------------------------------------------------------
DATE                                            0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
----                                        -------------- -------------- -------------- -------------- -------------
Closing Date ..............................          100            100            100            100           100
December 10, 2004 .........................          100            100            100            100           100
December 10, 2005 .........................          100            100            100            100           100
December 10, 2006 .........................          100            100            100            100           100
December 10, 2007 .........................          100            100            100            100           100
December 10, 2008 .........................          100            100            100            100           100
December 10, 2009 .........................          100            100            100            100           100
December 10, 2010 .........................          100            100            100            100           100
December 10, 2011 .........................          100            100            100            100           100
December 10, 2012 .........................          100            100            100            100           100
December 10, 2013 .........................            0              0              0              0             0
Weighted Average Life (in years) ..........         9.89           9.89           9.89           9.89          9.64
First Principal Payment Date ..............   11/10/2013     11/10/2013     11/10/2013     11/10/2013     8/10/2013
Last Principal Payment Date ...............   11/10/2013     11/10/2013     11/10/2013     11/10/2013     8/10/2013

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS C CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR


                                                                   PREPAYMENT ASSUMPTION (CPR)
                                            -------------------------------------------------------------------------
DATE                                            0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
----                                        -------------- -------------- -------------- -------------- -------------
Closing Date ..............................          100            100            100            100           100
December 10, 2004 .........................          100            100            100            100           100
December 10, 2005 .........................          100            100            100            100           100
December 10, 2006 .........................          100            100            100            100           100
December 10, 2007 .........................          100            100            100            100           100
December 10, 2008 .........................          100            100            100            100           100
December 10, 2009 .........................          100            100            100            100           100
December 10, 2010 .........................          100            100            100            100           100
December 10, 2011 .........................          100            100            100            100           100
December 10, 2012 .........................          100            100            100            100           100
December 10, 2013 .........................            0              0              0              0             0
Weighted Average Life (in years) ..........         9.89           9.89           9.89           9.89          9.64
First Principal Payment Date ..............   11/10/2013     11/10/2013     11/10/2013     11/10/2013     8/10/2013
Last Principal Payment Date ...............   11/10/2013     11/10/2013     11/10/2013     11/10/2013     8/10/2013

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS D CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR


                                                                   PREPAYMENT ASSUMPTION (CPR)
                                            -------------------------------------------------------------------------
DATE                                            0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
----                                        -------------- -------------- -------------- -------------- -------------
Closing Date ..............................          100            100            100            100           100
December 10, 2004 .........................          100            100            100            100           100
December 10, 2005 .........................          100            100            100            100           100
December 10, 2006 .........................          100            100            100            100           100
December 10, 2007 .........................          100            100            100            100           100
December 10, 2008 .........................          100            100            100            100           100
December 10, 2009 .........................          100            100            100            100           100
December 10, 2010 .........................          100            100            100            100           100
December 10, 2011 .........................          100            100            100            100           100
December 10, 2012 .........................          100            100            100            100           100
December 10, 2013 .........................            0              0              0              0             0
Weighted Average Life (in years) ..........         9.94           9.91           9.89           9.89          9.64
First Principal Payment Date ..............   11/10/2013     11/10/2013     11/10/2013     11/10/2013     8/10/2013
Last Principal Payment Date ...............   12/10/2013     12/10/2013     11/10/2013     11/10/2013     8/10/2013

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS E CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR


                                                                   PREPAYMENT ASSUMPTION (CPR)
                                            -------------------------------------------------------------------------
DATE                                            0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
----                                        -------------- -------------- -------------- -------------- -------------
Closing Date ..............................          100            100            100            100           100
December 10, 2004 .........................          100            100            100            100           100
December 10, 2005 .........................          100            100            100            100           100
December 10, 2006 .........................          100            100            100            100           100
December 10, 2007 .........................          100            100            100            100           100
December 10, 2008 .........................          100            100            100            100           100
December 10, 2009 .........................          100            100            100            100           100
December 10, 2010 .........................          100            100            100            100           100
December 10, 2011 .........................          100            100            100            100           100
December 10, 2012 .........................          100            100            100            100           100
December 10, 2013 .........................            0              0              0              0             0
Weighted Average Life (in years) ..........         9.98           9.98           9.94           9.89          9.64
First Principal Payment Date ..............   12/10/2013     12/10/2013     11/10/2013     11/10/2013     8/10/2013
Last Principal Payment Date ...............   12/10/2013     12/10/2013     12/10/2013     11/10/2013     8/10/2013

     PRICE/YIELD TABLES

     The tables set forth below show the corporate bond equivalent or CBE yield and weighted average life in years for each class of offered certificates, under the modeling assumptions.

     The yields provided in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of the assumed stream of cash flows as of December 18, 2003 to equal the assumed purchase prices, plus accrued interest at the applicable pass-through rate on page S-5 from and including December 1, 2003 to but excluding the settlement date, and converting the monthly rates to semi-annual corporate bond equivalent rates. That calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received by them as reductions of the certificate balances of classes of offered certificates and consequently does not purport to reflect the return on any investment in those classes of offered certificates when reinvestment rates are considered. Purchase prices are expressed in 32nds as a percentage of the initial certificate balance of the specified class (i.e., 99/16 means 99-16/32%) and are exclusive of accrued interest.


            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS


                                               0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                             OTHERWISE AT INDICATED CPR
                                        ---------------------------------------------------------------------
ASSUMED PRICE (32NDS)                       0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
---------------------                   ------------- ------------- ------------- ------------- -------------
99-30 .................................        3.417         3.417         3.417         3.417         3.417
100-00 ................................        3.398         3.398         3.398         3.397         3.397
100-02 ................................        3.378         3.378         3.378         3.378         3.377
100-04 ................................        3.359         3.359         3.359         3.358         3.357
100-06 ................................        3.340         3.339         3.339         3.339         3.337
100-08 ................................        3.320         3.320         3.320         3.319         3.317
100-10 ................................        3.301         3.301         3.300         3.299         3.297
100-12 ................................        3.282         3.281         3.281         3.280         3.277
100-14 ................................        3.262         3.262         3.261         3.260         3.257
100-16 ................................        3.243         3.243         3.242         3.241         3.237
100-18 ................................        3.224         3.223         3.222         3.221         3.217
Weighted Average Life (in years) ......         3.50          3.49          3.47          3.45          3.38
First Principal Payment Date ..........    1/10/2004     1/10/2004     1/10/2004     1/10/2004     1/10/2004
Last Principal Payment Date ...........   10/10/2008    10/10/2008    10/10/2008     9/10/2008     6/10/2008

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS


                                                0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                               OTHERWISE AT INDICATED CPR
                                        ------------------------------------------------------------------------
ASSUMED PRICE (32NDS)                       0% CPR         25% CPR        50% CPR       75% CPR       100% CPR
---------------------                   -------------- -------------- -------------- ------------- -------------
100-06 ................................         4.201          4.201          4.201         4.201         4.199
100-08 ................................         4.189          4.189          4.189         4.188         4.186
100-10 ................................         4.176          4.176          4.176         4.176         4.174
100-12 ................................         4.164          4.164          4.163         4.163         4.161
100-14 ................................         4.151          4.151          4.151         4.150         4.148
100-16 ................................         4.139          4.138          4.138         4.138         4.135
100-18 ................................         4.126          4.126          4.126         4.125         4.122
100-20 ................................         4.114          4.113          4.113         4.113         4.109
100-22 ................................         4.101          4.101          4.101         4.100         4.096
100-24 ................................         4.089          4.088          4.088         4.087         4.083
100-26 ................................         4.076          4.076          4.076         4.075         4.070
Weighted Average Life (in years) ......          5.70           5.69           5.68          5.65          5.50
First Principal Payment Date ..........    10/10/2008     10/10/2008     10/10/2008     9/10/2008     6/10/2008
Last Principal Payment Date ...........     7/10/2010      7/10/2010      7/10/2010     7/10/2010     4/10/2010

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-3 CERTIFICATES AT THE SPECIFIED CPRS


                                                        0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                                      OTHERWISE AT INDICATED CPR
                                             -----------------------------------------------------------------------------
ASSUMED PRICE (32NDS)                            0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
---------------------                        -------------   -------------   -------------   -------------   -------------
100-06 ...................................          4.641           4.641           4.641           4.640           4.639
100-08 ...................................          4.630           4.630           4.630           4.630           4.629
100-10 ...................................          4.620           4.620           4.620           4.620           4.618
100-12 ...................................          4.610           4.610           4.609           4.609           4.607
100-14 ...................................          4.599           4.599           4.599           4.599           4.597
100-16 ...................................          4.589           4.589           4.589           4.588           4.586
100-18 ...................................          4.579           4.579           4.578           4.578           4.575
100-20 ...................................          4.569           4.568           4.568           4.568           4.565
100-22 ...................................          4.558           4.558           4.558           4.557           4.554
100-24 ...................................          4.548           4.548           4.547           4.547           4.544
100-26 ...................................          4.538           4.537           4.537           4.537           4.533
Weighted Average Life (in years) .........           7.25            7.24            7.22            7.19            7.00
First Principal Payment Date .............      7/10/2010       7/10/2010       7/10/2010       7/10/2010       4/10/2010
Last Principal Payment Date ..............      4/10/2013       4/10/2013       4/10/2013       3/10/2013       1/10/2013

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-4 CERTIFICATES AT THE SPECIFIED CPRS


                                                  0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                                OTHERWISE AT INDICATED CPR
                                           ---------------------------------------------------------------------
ASSUMED PRICE (32NDS)                          0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
---------------------                      ------------- ------------- ------------- ------------- -------------
100-06 ...................................        5.034         5.034         5.034         5.034         5.033
100-08 ...................................        5.026         5.026         5.026         5.026         5.025
100-10 ...................................        5.018         5.018         5.017         5.017         5.016
100-12 ...................................        5.009         5.009         5.009         5.009         5.008
100-14 ...................................        5.001         5.001         5.001         5.001         5.000
100-16 ...................................        4.993         4.993         4.993         4.992         4.991
100-18 ...................................        4.985         4.984         4.984         4.984         4.983
100-20 ...................................        4.976         4.976         4.976         4.976         4.974
100-22 ...................................        4.968         4.968         4.968         4.968         4.966
100-24 ...................................        4.960         4.960         4.960         4.959         4.958
100-26 ...................................        4.952         4.951         4.951         4.951         4.949
Weighted Average Life (in years) .........         9.70          9.69          9.67          9.65          9.46
First Principal Payment Date .............    4/10/2013     4/10/2013     4/10/2013     3/10/2013     1/10/2013
Last Principal Payment Date ..............   11/10/2013    11/10/2013    11/10/2013    10/10/2013     8/10/2013

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS


                                                    0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                                  OTHERWISE AT INDICATED CPR
                                           -------------------------------------------------------------------------
ASSUMED PRICE (32NDS)                          0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
---------------------                      -------------- -------------- -------------- -------------- -------------
100-06 ...................................         5.131          5.131          5.131          5.131         5.131
100-08 ...................................         5.123          5.123          5.123          5.123         5.122
100-10 ...................................         5.115          5.115          5.115          5.115         5.114
100-12 ...................................         5.107          5.107          5.107          5.107         5.105
100-14 ...................................         5.099          5.099          5.099          5.099         5.097
100-16 ...................................         5.090          5.090          5.090          5.090         5.089
100-18 ...................................         5.082          5.082          5.082          5.082         5.080
100-20 ...................................         5.074          5.074          5.074          5.074         5.072
100-22 ...................................         5.066          5.066          5.066          5.066         5.064
100-24 ...................................         5.058          5.058          5.058          5.058         5.055
100-26 ...................................         5.050          5.050          5.050          5.050         5.047
Weighted Average Life (in years) .........          9.89           9.89           9.89           9.89          9.64
First Principal Payment Date .............    11/10/2013     11/10/2013     11/10/2013     11/10/2013     8/10/2013
Last Principal Payment Date ..............    11/10/2013     11/10/2013     11/10/2013     11/10/2013     8/10/2013

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS


                                                    0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                                  OTHERWISE AT INDICATED CPR
                                           -------------------------------------------------------------------------
ASSUMED PRICE (32NDS)                          0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
---------------------                      -------------- -------------- -------------- -------------- -------------
100-06 ...................................         5.181          5.181          5.181          5.181         5.180
100-08 ...................................         5.173          5.173          5.173          5.173         5.172
100-10 ...................................         5.165          5.165          5.165          5.165         5.164
100-12 ...................................         5.157          5.157          5.157          5.157         5.155
100-14 ...................................         5.148          5.148          5.148          5.148         5.147
100-16 ...................................         5.140          5.140          5.140          5.140         5.138
100-18 ...................................         5.132          5.132          5.132          5.132         5.130
100-20 ...................................         5.124          5.124          5.124          5.124         5.122
100-22 ...................................         5.116          5.116          5.116          5.116         5.113
100-24 ...................................         5.107          5.107          5.107          5.107         5.105
100-26 ...................................         5.099          5.099          5.099          5.099         5.097
Weighted Average Life (in years) .........          9.89           9.89           9.89           9.89          9.64
First Principal Payment Date .............    11/10/2013     11/10/2013     11/10/2013     11/10/2013     8/10/2013
Last Principal Payment Date ..............    11/10/2013     11/10/2013     11/10/2013     11/10/2013     8/10/2013

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS


                                                    0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                                  OTHERWISE AT INDICATED CPR
                                           -------------------------------------------------------------------------
ASSUMED PRICE (32NDS)                          0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
---------------------                      -------------- -------------- -------------- -------------- -------------
100-06 ...................................         5.238          5.238          5.238          5.238         5.237
100-08 ...................................         5.230          5.230          5.230          5.230         5.229
100-10 ...................................         5.222          5.222          5.222          5.222         5.220
100-12 ...................................         5.214          5.213          5.213          5.213         5.212
100-14 ...................................         5.205          5.205          5.205          5.205         5.204
100-16 ...................................         5.197          5.197          5.197          5.197         5.195
100-18 ...................................         5.189          5.189          5.189          5.189         5.187
100-20 ...................................         5.181          5.181          5.181          5.181         5.179
100-22 ...................................         5.173          5.172          5.172          5.172         5.170
100-24 ...................................         5.165          5.164          5.164          5.164         5.162
100-26 ...................................         5.156          5.156          5.156          5.156         5.153
Weighted Average Life (in years) .........          9.94           9.91           9.89           9.89          9.64
First Principal Payment Date .............    11/10/2013     11/10/2013     11/10/2013     11/10/2013     8/10/2013
Last Principal Payment Date ..............    12/10/2013     12/10/2013     11/10/2013     11/10/2013     8/10/2013

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS


                                                    0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                                  OTHERWISE AT INDICATED CPR
                                           -------------------------------------------------------------------------
ASSUMED PRICE (32NDS)                          0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
---------------------                      -------------- -------------- -------------- -------------- -------------
100-06 ...................................         5.324          5.324          5.324          5.323         5.323
100-08 ...................................         5.316          5.316          5.315          5.315         5.314
100-10 ...................................         5.307          5.307          5.307          5.307         5.306
100-12 ...................................         5.299          5.299          5.299          5.299         5.297
100-14 ...................................         5.291          5.291          5.291          5.290         5.289
100-16 ...................................         5.283          5.283          5.282          5.282         5.281
100-18 ...................................         5.274          5.274          5.274          5.274         5.272
100-20 ...................................         5.266          5.266          5.266          5.266         5.264
100-22 ...................................         5.258          5.258          5.258          5.257         5.255
100-24 ...................................         5.250          5.250          5.250          5.249         5.247
100-26 ...................................         5.242          5.242          5.241          5.241         5.239
Weighted Average Life (in years) .........          9.98           9.98           9.94           9.89          9.64
First Principal Payment Date .............    12/10/2013     12/10/2013     11/10/2013     11/10/2013     8/10/2013
Last Principal Payment Date ..............    12/10/2013     12/10/2013     12/10/2013     11/10/2013     8/10/2013

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on laws, regulations, rulings and decisions now in effect, and proposed regulations, all of which may change, possibly retroactively. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, the summary is correct in all material respects in the opinion of Mayer, Brown, Rowe & Maw LLP, special United States federal tax counsel for the depositor. This summary does not address the federal income tax consequences of an investment in offered certificates applicable to all categories of investors. For example, it does not discuss the federal income tax consequences of the purchase, ownership and disposition of offered certificates by investors that are subject to special treatment under the federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the offered certificates as a position in a "straddle" for tax purposes or as part of a "synthetic security," "conversion transaction," or other integrated investment comprised of the offered certificates and one or more other investments, foreign investors, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     For federal income tax purposes, separate REMIC elections will be made for segregated asset pools which make up the trust, other than excess interest collected on the ARD loan. The resulting REMICs will be referred to in this prospectus supplement as the "Trust REMICs". Upon the issuance of the offered certificates, Mayer, Brown, Rowe & Maw LLP, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement (and, in the case of the Mall at Millenia Loan, the Wells Fargo Tower Loan and the Geneva Commons Loan, compliance with the related pooling and servicing agreement pursuant to which such loans are serviced), for federal income tax purposes, each of the Trust REMICs will qualify as a REMIC under the Internal Revenue Code of 1986, as amended, called "the Code." For federal income tax purposes, each class of REMIC residual certificates will be the sole class of "residual interests" in the corresponding Trust REMIC; and except to the extent representing the right to excess interest on the ARD loan, the offered certificates will evidence the "regular interests" in, and will be treated as debt instruments of, a Trust REMIC. See "Federal Income Tax Consequences--REMICs" in the prospectus.

     ORIGINAL ISSUE DISCOUNT AND PREMIUM

     The offered certificates may be treated as having been issued with original issue discount for federal income tax reporting purposes. For purposes of computing the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes it will be assumed that there are no prepayments on the mortgage loans, except that it is assumed that the ARD loan will pay its outstanding principal balance on its anticipated repayment date. No representation is made as to the actual expected rate of prepayment of any mortgage loan. The Class P certificates, in addition to evidencing REMIC regular interests, will also evidence undivided beneficial interests in the portion of the trust consisting of any excess interest collected on the ARD loan. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code addressing the treatment of debt instruments issued with original issue discount. You should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address issues relevant to, or are not applicable to, securities such as the certificates. For example, because certain classes of certificates may bear interest at a rate based on the lesser of a fixed rate or a rate based on the weighted average mortgage rate, it is not entirely clear that the method intended to be used by the trust fund in reporting that interest (i.e., as "qualified stated interest") would be recognized by the IRS. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of the certificates.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of certificates may be able to select a method for recognizing original issue discount that differs from that used by the trustee in preparing reports to certificateholders and the IRS. Prospective investors are advised to consult their tax advisors concerning the treatment of any original issue discount on purchased certificates.

     Prepayment premiums and yield maintenance charges collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to the prepayment premiums or yield maintenance charges described in this prospectus supplement. It is not clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of certificates entitled to a prepayment premium or yield maintenance charge. For federal income tax reporting purposes, prepayment premiums and yield maintenance charges will be treated as income to the holders of a class of certificates entitled to prepayment premiums and yield maintenance charges only after the master servicer's actual receipt of a prepayment premium or yield maintenance charge that the class of certificates is entitled to under the terms of the pooling and servicing agreement. It appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of that income is not clear and certificateholders should consult their tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

     Some classes of certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of each such affected class of certificates should consult their tax advisors regarding the possibility of making an election to amortize that premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus.

     CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Class P certificateholders' right to receive excess interest will be treated as "stripped coupons" under Section 1286 of the Code. Because excess interest will arise on the ARD loan only if, contrary to the prepayment assumption utilized in determining the rate of accrual of original issue discount as described above, it does not prepay on its related anticipated repayment date, for federal income tax information reporting purposes it will initially be assumed that no excess interest will be paid. Consequently, excess interest will not be reported as income in federal income tax information reports sent to certificateholders entitled thereto until excess interest actually accrues. Similarly, no portion of the principal holders' purchase price of their certificates will be treated as allocable to their right to receive possible distributions of excess interest. However, the Internal Revenue Service could disagree with this treatment and assert that additional income should be accrued for projected possible payments of excess interest in advance of its actual accrual, that additional original issue discount income should be accrued for the affected certificates, or both. Class P certificateholders should consult with their tax advisors regarding the overall tax consequences of their right to receive excess interest.

     The offered certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code generally to the extent that the certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. Moreover, the offered certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.

     The offered certificates will be treated as assets within the meaning of
Section 7701(a)(19)(C) of the Code generally only to the extent of the portion of the mortgage loans secured by residential mortgaged properties and, accordingly, investment in the offered certificates may not be suitable for certain thrift institutions. See "Description of the Mortgage Pool" in this prospectus supplement.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.


                            METHOD OF DISTRIBUTION

     The depositor has agreed to sell, and Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated have each agreed to purchase, the portion of the certificates of each class listed opposite its name in the table below. The terms of these purchases are governed by an underwriting agreement, dated on or about December 2003, among the depositor, GMAC Commercial Mortgage Corporation and each of the underwriters.

     It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, Clearstream and Euroclear on or about December 18, 2003 against payment therefor in immediately available funds.

                                ALLOCATION TABLE




UNDERWRITER                                 CLASS A-1    CLASS A-2   CLASS A-3
-----------                                -----------  ----------- -----------
Deutsche Bank Securities Inc. ............    33 1/3%      33 1/3%      33 1/3%
Goldman, Sachs & Co. .....................    33 1/3%      33 1/3%      33 1/3%
Morgan Stanley & Co. Incorporated ........    33 1/3%      33 1/3%      33 1/3%
                                              -------     --------     --------
Total ....................................       100%         100%         100%
                                              =======     ========     ========


UNDERWRITER                                 CLASS A-4    CLASS B   CLASS C    CLASS D    CLASS E
-----------                                -----------  --------- ---------- --------- ------------
Deutsche Bank Securities Inc. ............    33 1/3%     33 1/3%    33 1/3%    33 1/3%     33 1/3%
Goldman, Sachs & Co. .....................    33 1/3%     33 1/3%    33 1/3%    33 1/3%     33 1/3%
Morgan Stanley & Co. Incorporated ........    33 1/3%     33 1/3%    33 1/3%    33 1/3%     33 1/3%
                                              -------    --------  --------- ---------- -----------
Total ....................................       100%        100%       100%       100%        100%
                                              =======    ========  ========= ========== ===========


     The underwriters have agreed, provided the terms and conditions of the underwriting agreement are met, to purchase all of the offered certificates if any are purchased. If any underwriter defaults, the underwriting agreement provides that, in specified circumstances, the purchase commitment of the nondefaulting underwriters may be increased or the underwriting may be terminated.

     Under the underwriting agreement, each underwriter must pay for and accept delivery of its certificates provided that specified conditions are met, including the receipt of legal opinions, that no stop order suspending the effectiveness of the depositor's registration statement is in effect, and that no proceedings for that purpose are pending before or threatened by the SEC.

     The distribution of the offered certificates by any underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of the sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor to the underwriters, will be approximately 100.46% of the aggregate certificate balance of the offered certificates, plus accrued interest. Each underwriter may effect transactions by selling its certificates to or through dealers. Dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, each underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. Each underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     Deutsche Bank Securities Inc. is an affiliate of GACC, Goldman, Sachs & Co. is an affiliate of GSMC and Morgan Stanley & Co. Incorporated is an affiliate of MSMC.

     The depositor will indemnify the underwriters, and under limited circumstances the underwriters will severally and not jointly indemnify the depositor against specified civil liabilities under the Securities Act of 1933 or contribute to payments to be made in respect thereof.

     A secondary market for the offered certificates may not develop and, if it does develop, it may not continue. The primary source of ongoing information available to investors concerning the offered certificates will be the trustee reports discussed in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Available Information." Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Available Information," any additional information regarding the offered certificates may not be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of that information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the depositor by Mayer, Brown, Rowe & Maw LLP, and for the underwriters by Sidley Austin Brown & Wood LLP.

                                    RATINGS

     The offered certificates are required to receive ratings from Moody's and Standard & Poor's that are not lower than those indicated under "Summary of Series 2003-C3 Mortgage Pass-Through Certificates and Pool Characteristics." The ratings of the offered certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the April 2040 distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of principal and interest required under the offered certificates.

   The ratings of the offered certificates do not, however, address any of the following:

     (1) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans;

     (2) the degree to which prepayments might differ from those originally anticipated;

     (3) whether and to what extent prepayment premiums or yield maintenance charges will be collected with prepayments or the corresponding effect on yield to investors;

     (4) whether and to what extent excess interest will be collected on the ARD loan;

     (5) whether and to what extent default interest will be collected on the mortgage loans; and

     (6)    the tax treatment of payments on the offered certificates.

     Any rating agency not requested to rate the offered certificates may nonetheless issue any rating to any class thereof. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the ratings assigned by any rating agency rating that class.

     You should evaluate the ratings on the offered certificates independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.

                               LEGAL INVESTMENT

     As of the date of their issuance, none of the offered certificates will be "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 or "SMMEA." As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates of any class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions in certain forms of mortgage-related securities. The depositor makes no representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them or are subject to investment capital or other restrictions. See "Legal Investment" in the prospectus.


                             ERISA CONSIDERATIONS

     If you are a fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and entities in which those plans have invested, such as collective investment funds, insurance company separate accounts and insurance company general accounts, you should review with your counsel whether your purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable to those "prohibited transactions." If you purchase or hold the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D or Class E certificates on behalf of or with "plan assets" of a plan, your purchase may qualify for exemptive relief under the exemption, as described under "ERISA Considerations--Prohibited Transaction Exemption" in the prospectus. To qualify for this exemption, however, a number of conditions must be met, including the requirements that:

     (1) the plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933;

     (2) at the time of acquisition, the certificates must be rated in one of the top three (or four, if the certificates are issued in a designated transaction, as described below) generic rating categories by at least one rating agency; and

     (3) the offered certificates must evidence rights and interests that may be subordinated to the rights and interests evidenced by the other certificates of the same trust only if the offered certificates are:

            (i) issued in a designated transaction, which requires that the assets of the trust consist of certain types of consumer receivables, secured credit instruments or secured obligations that bear interest or are purchased at a discount, including certain mortgage loans secured by real property; and

            (ii) have loan-to-value ratios that do not exceed 100%.

     Each beneficial owner of an offered certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such offered certificates in reliance on the exemption referenced in the preceding paragraph, and that it understands that there are certain conditions to the availability of this exemption, including that the offered certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Fitch, Moody's or Standard & Poor's or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and
(3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

     If you are an insurance company and you would like to invest your general account assets in the offered certificates, you should consult with your legal advisors about whether Section 401(c) of ERISA, as described under "ERISA Considerations--Representation From Investing Plans" in the prospectus, may apply to you. The DOL has published final regulations under Section 401(c).

     If you are a plan fiduciary or other person considering whether to purchase an offered certificate on behalf of or with "plan assets" of a plan, you should consult with your counsel about whether the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code may apply to your investment, and whether the exemption or any other prohibited transaction exemption may be available in connection with your purchase. See "ERISA Considerations" in the prospectus.

                                   GLOSSARY

     The certificates will be issued pursuant to the pooling and servicing agreement. The following Glossary is not complete. You should also refer to the prospectus and the pooling and servicing agreement for additional definitions. Unless the context requires otherwise, the definitions contained in this Glossary apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

     2003-IQ4 MASTER SERVICER--The "master servicer" under the 2003-IQ4 Pooling and Servicing Agreement, which as of the date hereof is GMAC Commercial Mortgage Corporation. The Mall at Millenia Whole Loan is being subserviced by Midland Loan Services, Inc.

     2003-IQ4 POOLING AND SERVICING AGREEMENT--The Pooling and Servicing Agreement, dated as of June 1, 2003, among GMAC Commercial Mortgage Corporation, as master servicer, Midland Loan Services, Inc., as special servicer, Morgan Stanley Capital I Inc, as depositor and Wells Fargo Bank Minnesota, N.A., as trustee.

     2003-IQ4 SPECIAL SERVICER--The "special servicer" under the 2003-IQ4 Pooling and Servicing Agreement, which as of the date hereof is Midland Loan Services, Inc.

     2003-IQ4 TRUST--The trust fund formed under the 2003-IQ4 Pooling and Servicing Agreement.

     2003-IQ4 TRUSTEE--The trustee under the 2003-IQ4 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank Minnesota, N.A.

     5 HOUSTON CENTER COMPANION LOAN--The mortgage loan secured by the 5 Houston Center mortgaged property on a pari passu basis with the 5 Houston Center Loan. The 5 Houston Center Companion Loan is not an asset of the trust.

     5 HOUSTON CENTER LOAN--The mortgage loan identified by control number 7 on "Annex A" to this prospectus supplement.

     5 HOUSTON CENTER WHOLE LOAN--Collectively, the 5 Houston Center Loan and the 5 Houston Center Companion Loan.

     609 FIFTH AVENUE COMPANION LOANS--The mortgage loans secured by the 609 Fifth Avenue mortgaged property on a pari passu basis with the 609 Fifth Avenue Loan. The 609 Fifth Avenue Companion Loans are not assets of the trust.

     609 FIFTH AVENUE INTERCREDITOR AGREEMENT--Has the meaning assigned thereto under "Description of the Mortgage Pool--The 609 Fifth Avenue Whole Loan-- Mezzanine Financing" in this prospectus supplement.

     609 FIFTH AVENUE MEZZANINE BORROWER--The borrower under the 609 Fifth Avenue Mezzanine Loan, 609 MB LLC, a Delaware limited liability company.

     609 FIFTH AVENUE MEZZANINE LENDER--The mezzanine lender under the 609 Fifth Avenue Mezzanine Loan, SLG 609 Funding LLC, an affiliate of SL Green Realty Corp.

     609 FIFTH AVENUE LOAN--The mortgage loan identified by control number 6 on "Annex A" to this prospectus supplement.

     609 FIFTH AVENUE MEZZANINE BORROWER--The mezzanine borrower under the 609 Fifth Avenue Mezzanine Loan, 609 MB LLC, a Delaware limited liability company.

     609 FIFTH AVENUE MEZZANINE COLLATERAL--Has the meaning assigned thereto under "Description of the Mortgage Pool--The 609 Fifth Avenue Whole Loan--Mezzanine Financing" in this prospectus supplement.

     609 FIFTH AVENUE MEZZANINE LOAN--Has the meaning assigned thereto under "Description of the Mortgage Pool--The 609 Fifth Avenue Whole Loan--Mezzanine Financing" in this prospectus supplement.

     609 FIFTH AVENUE WHOLE LOAN--Collectively, the 609 Fifth Avenue Loan and the 609 Fifth Avenue Companion Loans.

     AFR/BANK OF AMERICA PORTFOLIO A NOTES--Collectively, the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans.

     AFR/BANK OF AMERICA PORTFOLIO B NOTE--The mortgage note secured by the AFR/Bank of America Portfolio mortgaged properties on a subordinate basis with the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans. The AFR/Bank of America Portfolio B Note is an asset of the trust.

     AFR/BANK OF AMERICA PORTFOLIO CHANGE OF CONTROL EVENT--(a) (1) the initial principal balance of the AFR/Bank of America Portfolio B Note minus (2) the sum of (x) any payments of principal (whether as scheduled amortization, Principal Prepayments or otherwise) allocated to, and received on, the AFR/Bank of America Portfolio B Note after the Cut-Off Date, (y) any Appraisal Reduction Amounts for the AFR/Bank of America Portfolio B Note and (z) any realized losses allocated to the AFR/Bank of America Portfolio B Note, is less than (b) 25% of (1) the initial principal balance of the AFR/Bank of America Portfolio B Note. For purposes of determining whether an AFR/Bank of America Portfolio Change of Control Event exists for the AFR/Bank of America Portfolio Whole Loan, Appraisal Reduction Amounts for the AFR/Bank of America Portfolio Whole Loan shall be allocated first to the AFR/Bank of America Portfolio B Note, and then to the AFR/Bank of America Portfolio A Notes on a pro rata basis (provided in each case any such Appraisal Reduction Amount shall not be allocated to the AFR/Bank of America Portfolio B Note to the extent (but only to the extent) that the principal balance of the AFR/Bank of America Portfolio B Note, net of such Appraisal Reduction Amounts, would be less than zero).

     AFR/BANK OF AMERICA PORTFOLIO COMPANION LOAN--Any of the AFR/Bank of America Portfolio Companion Loans.

     AFR/BANK OF AMERICA PORTFOLIO COMPANION LOANS--The mortgage loans secured by the AFR/Bank of America Portfolio mortgaged properties on a pari passu basis with the AFR/Bank of America Portfolio Loan. The AFR/Bank of America Portfolio Companion Loans are not assets of the trust.

     AFR/BANK OF AMERICA PORTFOLIO INTERCREDITOR AGREEMENT--Has the meaning assigned thereto under "Description of the Mortgage Pool--The AFR/Bank of America Portfolio Whole Loan" in this prospectus supplement.

     AFR/BANK OF AMERICA PORTFOLIO LOAN--The mortgage loan identified by control number 1 on "Annex A" to this prospectus supplement.

     AFR/BANK OF AMERICA PORTFOLIO MORTGAGED PROPERTY--Collectively, the mortgaged properties securing the AFR/Bank of America Portfolio Whole Loan.

     AFR/BANK OF AMERICA PORTFOLIO WHOLE LOAN--Collectively, the AFR/Bank of America Portfolio Loan, the AFR/Bank of America Portfolio Companion Loans and the AFR/Bank of America Portfolio B Note.

     AVAILABLE DISTRIBUTION AMOUNT--The Available Distribution Amount for any distribution date will generally equal:

     (1) all amounts on deposit in the certificate account and the distribution account as of the close of business on the related determination date, excluding:

            (a) monthly payments collected but due on a due date after the related collection period;

            (b)  prepayment premiums and yield maintenance charges;

            (c) amounts that are payable or reimbursable to any person other than the certificateholders, including amounts payable to the master servicer, the special servicer, the trustee or the fiscal agent as compensation or to reimburse outstanding advances and amounts payable for additional trust expenses;

            (d) amounts deposited in the certificate account or the distribution account, as the case may be, in error;

            (e) for any distribution date in February, and in any January in a year that is not a leap year, the withheld amounts for the interest reserve loans to be deposited in the interest reserve account and held for future distribution; and

            (f)  amounts that represent excess liquidation proceeds; plus

     (2) to the extent not already included in clause (1), any P&I advances made for that distribution date and payments made by the master servicer to cover Prepayment Interest Shortfalls, Balloon Payment Interest Shortfalls and Extraordinary Prepayment Interest Shortfalls incurred during the related collection period; plus

     (3) for the distribution date occurring in each March, the withheld amounts for the interest reserve loans then on deposit in the interest reserve account as described under "Description of the Certificates--Interest Reserve Account" in this prospectus supplement; plus

     (4) for any mortgage loan with a due date after the determination date in each month, the monthly payment, other than any balloon payment, due in the same month as that distribution date if received by the related due date in that month.

     BALLOON PAYMENT INTEREST EXCESS--If the due date for any balloon payment on a balloon mortgage loan occurs on a later date than the due date in prior months, the amount of interest (net of related master servicing fees) accrued on the related balloon loan for the additional number of days will, to the extent actually collected in connection with the payment of the balloon payment on or before the succeeding determination date, constitute a Balloon Payment Interest Excess.

     BALLOON PAYMENT INTEREST SHORTFALL--If the due date for any balloon payment on a balloon mortgage loan occurs on an earlier date than the due date in prior months, the additional amount of interest (net of related master servicing fees) that would have accrued on the related balloon loan if the stated maturity date were on the later date will, to the extent not paid by the borrower, constitute a Balloon Payment Interest Shortfall.

     CLASS S-AFR CONTROLLING CLASS DIRECTING HOLDER--Has the meaning assigned thereto under "Description of the Mortgage Pool--The AFR/Bank of America Portfolio Whole Loan".

     GENEVA COMMONS COMPANION LOAN--The mortgage loan secured by the Geneva Commons mortgaged property on a pari passu basis with the Geneva Commons Loan. The Geneva Commons Companion Loan is not an asset of the trust.

     GENEVA COMMONS LOAN--The mortgage loan identified by control number 14 on "Annex A" to this prospectus supplement.

     GENEVA COMMONS WHOLE LOAN--Collectively, the Geneva Commons Loan and the Geneva Commons Companion Loan.

     GMACCM--GMAC Commercial Mortgage Securities, Inc.

     GMACCM 2003-C2 MASTER SERVICER--The "master servicer" under the GMACCM 2003-C2 Pooling and Servicing Agreement, which as of the date hereof is GMAC Commercial Mortgage Corporation.

     GMACCM 2003-C2 POOLING AND SERVICING AGREEMENT--The Pooling and Servicing Agreement, dated as of August 1, 2003, among GMAC Commercial Mortgage Corporation, as master servicer, GMAC Commercial Mortgage Corporation, as special servicer, GMAC Commercial Mortgage Securities, Inc., as depositor, and Wells Fargo Bank Minnesota, National Association, as trustee and serviced companion loan paying agent.

     GMACCM 2003-C2 SPECIAL SERVICER--The "special servicer" under the GMACCM 2003-C2 Pooling and Servicing Agreement, which as of the date hereof is GMAC Commercial Mortgage Corporation.

     GMACCM 2003-C2 TRUST--The trust fund formed under the GMACCM 2003-C2 Pooling and Servicing Agreement.

     GMACCM 2003-C2 TRUSTEE--The trustee under the GMACCM 2003-C2 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank Minnesota, National Association.

     GREENWICH COMMERCIAL MORTGAGE TRUST FISCAL AGENT--The fiscal agent under the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement, which as of the date hereof is anticipated to be ABN AMRO Bank N.V.

     GREENWICH COMMERCIAL MORTGAGE TRUST 2003-C2 MASTER SERVICER--The "master servicer" under the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement, which as of the date hereof is anticipated to be Wachovia Bank, National Association.

     GREENWICH COMMERCIAL MORTGAGE TRUST 2003-C2 POOLING AND SERVICING AGREEMENT--The Pooling and Servicing Agreement, anticipated to be dated as of December 1, 2003, among Greenwich Capital Commercial Funding Corp., as depositor, Wachovia Bank,

National Association, as master servicer, Lennar Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee.

     GREENWICH COMMERCIAL MORTGAGE TRUST 2003-C2 SPECIAL SERVICER--The "special servicer" under the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement, which as of the date hereof is anticipated to be Lennar Partners, Inc.

     GREENWICH COMMERCIAL MORTGAGE TRUST 2003-C2 TRUST--The trust fund formed under the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement.

     GREENWICH COMMERCIAL MORTGAGE TRUST 2003-C2 TRUSTEE--The trustee under the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement, which as of the date hereof is anticipated to be LaSalle Bank National Association.

     MALL AT MILLENIA B NOTE--The mortgage note secured by the Mall at Millenia mortgaged property on a subordinate basis with the Mall at Millenia Loan and the Mall at Millenia Companion Loans. The Mall at Millenia B Note is not an asset of the trust.

     MALL AT MILLENIA COMPANION LOANS--The mortgage loans secured by the Mall at Millenia mortgaged property on a pari passu basis with the Mall at Millenia Loan. The Mall at Millenia Companion Loans are not assets of the trust.

     MALL AT MILLENIA LOAN--The mortgage loan identified by control number 3 on "Annex A" to this prospectus supplement.

     MALL AT MILLENIA WHOLE LOAN--Collectively, the Mall at Millenia Loan, the Mall at Millenia Companion Loans and the Mall at Millenia B Note.

     NET AGGREGATE PREPAYMENT INTEREST SHORTFALL--The Net Aggregate Prepayment Interest Shortfall for any distribution date will be the amount, if any, by which the aggregate of all Prepayment Interest Shortfalls incurred on the mortgage pool during the related collection period, exceeds any payment made by the master servicer for that distribution date to cover those Prepayment Interest Shortfalls.

     NET MORTGAGE RATE--The Net Mortgage Rate for any mortgage loan is an annual rate equal to the related mortgage rate in effect from time to time, minus the servicing fee rate. However, for purposes of calculating pass-through rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the master servicer or special servicer, as applicable, or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or the application of the increased rate to the ARD loan.

     PREPAYMENT INTEREST EXCESS--If a borrower voluntarily prepays a mortgage loan, in whole or in part, after the due date in any collection period, the amount of interest (net of related master servicing fees) accrued on the prepayment from that due date to, but not including, the date of prepayment or any later date through which interest accrues will, to the extent actually collected, constitute a Prepayment Interest Excess.

     PREPAYMENT INTEREST SHORTFALL--If a borrower prepays a mortgage loan, in whole or in part, before the due date in any collection period and does not pay interest on that prepayment through the due date, then the shortfall in a full month's interest (net of related master servicing fees) on the prepayment will constitute a Prepayment Interest Shortfall.

     PRINCIPAL DISTRIBUTION AMOUNT--The Principal Distribution Amount for any distribution date will, generally, equal the excess of the sum of clause (1) through (5) below over clause (6) below (other than amounts collected with respect to the AFR/Bank of America Portfolio B Note which are distributable solely to the Class S-AFR Certificates pursuant to the Pooling and Servicing Agreement):

     (1) the principal portions of all monthly payments, other than balloon payments, and any assumed monthly payments due or deemed due, as the case may be, on the mortgage loans for their respective due dates occurring during the same calendar month as that distribution date;

     (2) all voluntary principal prepayments received on the mortgage loans during the related collection period;

     (3) for any balloon loan for which the stated maturity date occurred, during or before the related collection period, any payment of principal, exclusive of any voluntary principal prepayment and any amount described in clause (4) below, made by or on behalf of the related borrower during the related collection period, net of any portion of the payment that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due, or the principal portion of any assumed monthly payment deemed due, for that mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered;

     (4) the portion of all liquidation proceeds (net of liquidation expenses and unreimbursed additional trust fund expenses), condemnation proceeds and insurance proceeds received on the mortgage loans during the related collection period that were identified and applied by the special servicer as recoveries of principal, in each case, exclusive of any portion of those amounts that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due and any excess liquidation proceeds, or the principal portion of any assumed monthly payment deemed due, for the related mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered; and

     (5) if that distribution date is after the initial distribution date, the excess, if any, of the principal distribution amount for the immediately preceding distribution date over the aggregate distributions of principal made on the principal balance certificates from the principal distribution amount on that immediately preceding distribution date over

     (6) the amount of principal collections, if any, applied to reimburse any nonrecoverable advances made by the master servicer, the trustee or the fiscal agent on such distribution date allocated first, to the loan group principal distribution amount for the loan group in which the mortgage loan with respect to which the non-recoverable advance was made, and then to the other loan group.

     SERVICED COMPANION LOAN--Any of the AFR/Bank of America Portfolio Companion Loans, the Water Tower Place Companion Loans, the 609 Fifth Avenue Companion Loans and the 5 Houston Center Companion Loan.

     WATER TOWER PLACE COMPANION LOAN--Any of the Water Tower Place Companion Loans.

     WATER TOWER PLACE COMPANION LOANS--The mortgage loans secured by the Water Tower Place mortgaged property on a pari passu basis with the Water Tower Place Loan. The Water Tower Place Companion Loans are not assets of the trust.

     WATER TOWER PLACE LOAN--The mortgage loan identified by control member 2 on "Annex A" to this prospectus supplement.

     WATER TOWER PLACE WHOLE LOAN--Collectively, the Water Tower Place Loan and the Water Tower Place Companion Loans.

     WEIGHTED AVERAGE NET MORTGAGE RATE--The Weighted Average Net Mortgage Rate for each distribution date is the weighted average of the Net Mortgage Rates for the mortgage loans as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances outstanding immediately before that distribution date.

     WELLS FARGO TOWER COMPANION LOANS--The mortgage loan secured by the Wells Fargo Tower mortgaged property on a pari passu basis with the Wells Fargo Tower Loan. The Wells Fargo Tower Companion Loans are not assets of the trust.

     WELLS FARGO TOWER LOAN--The mortgage loan identified by control member 4 on "Annex A" to this prospectus supplement.

     WELLS FARGO TOWER WHOLE LOAN--Collectively, the Wells Fargo Tower Loan and the Wells Fargo Tower Companion Loans.

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


                                    ANNEX A
                     CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information for the mortgage loans and mortgaged properties. The information is presented, where applicable, as of the applicable cut-off date for each mortgage loan and the related mortgaged properties. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and operating statements were generally unaudited and have not been independently verified by the depositor or the underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the tables of this Annex A may not equal the indicated total under such column due to rounding.

     Net income for a mortgaged property as determined in accordance with generally accepted accounting principles would not be the same as the stated underwritten net cash flow for such mortgaged property as provided in the following schedule or tables. In addition, underwritten net cash flow is not a substitute for or comparable to operating income as determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the mortgaged properties, nor is the underwritten net cash flow provided in this prospectus supplement for any mortgaged property intended to represent such future net cash flow.

     In the schedule and tables provided in this Annex A, for mortgage loans evidenced by one mortgage note, but secured by multiple mortgaged properties, for some purposes, the allocated loan amounts for each such related mortgaged property are shown.

DEFINITIONS

     For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms have the following meanings, as modified, by reference to the "Certain Loan Payment Terms" below and footnotes to the schedules that follow:

     (1) "Underwritten net cash flow," "underwritten NCF" or "UW NCF" for any mortgaged property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. Generally, it is the estimated revenue derived from the use and operation of such mortgaged property less (i) the allowance for vacancies and losses (such amount, the "underwritten revenue") and (ii) the sum of estimated (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) (such sum of a and b, the "underwritten expenses") and (c) estimated replacement reserves and with the exception of multifamily and hospitality properties, tenant improvement costs and leasing commissions, as applicable. Underwritten net cash flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such mortgaged property to differ materially from the underwritten net cash flow set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuer, the depositor, the sellers, the master servicer, the special servicer or the trustee have control. In some cases, the underwritten net cash flow for any mortgaged property is higher, and may be materially higher, than the annual net cash flow for that mortgaged property, based on historical operating statements.

     In determining underwritten net cash flow for a mortgaged property, the mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers. In some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the applicable seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a mortgaged property of which the applicable seller was aware (e.g., newly signed leases, expirations of "free rent" periods and market rent and market vacancy data), and estimated capital expenditures and leasing commission and tenant improvement reserves. In some cases, the applicable seller's estimate of underwritten net cash flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of underwritten net cash flow derived therefrom) based upon the applicable seller's own analysis of those operating statements and the assumptions applied by the respective borrowers in preparing those statements and information. In some instances, for example, property management fees and other expenses may have been taken into account in the calculation of underwritten net cash flow even though these expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of underwritten net cash flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any seller in determining the presented operating information.

     (2) "Annual debt service" generally means, for any mortgage loan, 12 times the monthly payment in effect as of the applicable cut-off date for such mortgage loan or, for some mortgage loans that pay only interest for a period of time, 12 times the monthly payment in effect after the end of such interest-only period.

     (3) "UW NCF DSCR," "underwritten NCF DSCR," "debt service coverage ratio," "DSC Ratio" or "DSCR" means, for any mortgage loan, (a) the underwritten net cash flow for the mortgaged property, divided by (b) the annual debt service for such mortgage loan, assuming for the purposes of this Annex A, except as otherwise indicated, in the case of the mortgage loans providing for earnout reserves, that the principal balance of the mortgage loan is reduced by the amount of the earnout. In the case of any cross-collateralized mortgage loans, the weighted average DSCR is shown for such group of mortgage loans. For purposes of the information presented in this prospectus supplement, with respect to the Mall at Millenia Loan, the Wells Fargo Tower Loan, the Geneva Commons Loan, the AFR/Bank of America Portfolio Loan, the Water Tower Place Loan, the 609 Fifth Avenue Loan and the 5 Houston Center Loan, the debt service coverage ratio reflects the aggregate indebtedness evidenced by the Mall at Millenia and its companion loans, the Wells Fargo Tower Whole Loan, the Geneva Commons Whole Loan, the AFR/Bank of America Portfolio A Notes, the Water Tower Place Whole Loan, the 609 Fifth Avenue Whole Loan and the 5 Houston Center Whole Loan, respectively.

     Generally, debt service coverage ratios are used by lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios measure only the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The underwritten NCF DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the underwritten NCF DSCRs accurately reflect that ability. The underwritten NCF DSCR for the interest-only mortgage loans is based on the payment due after the initial interest-only period.

     (4) "Appraised value" means, for any mortgaged property, the appraiser's adjusted value as stated in the most recent third-party appraisal available to the depositor. In some cases, the appraiser's adjusted value takes into account certain repairs or stabilization of operations. In some cases in which the appraiser assumed the completion of repairs, such repairs were, generally, either completed before the settlement date or the applicable seller has taken reserves sufficient to complete such repairs or received other assurances such as a guarantee. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

     (5) "Cut-off date loan-to-value ratio," "loan-to-value ratio," "cut-off date LTV," "current LTV" or "CLTV" means, with respect to any mortgage loan,
(a) the cut-off date balance of that mortgage loan (except as otherwise indicated, net of earnout reserves or additional collateral, if applicable) divided by (b) the appraised value of the mortgaged property or mortgaged properties. For mortgage loans for which earnout reserves have been established, cut-off date loan-to-value ratio is shown assuming that the earnout is not achieved, except as otherwise indicated. In the case of any cross-collateralized mortgage loans the weighted average cut-off date loan-to-value ratio is shown for such group of mortgage loans. For purposes of the information presented in this prospectus supplement, with respect to the Mall at Millenia Loan, the Wells Fargo Tower Loan, the Geneva Commons Loan, the AFR/Bank of America Portfolio Loan, the Water Tower Place Loan, the 609 Fifth Avenue Loan and the 5 Houston Center Loan, the loan-to-value ratio reflects the aggregate indebtedness evidenced by the Mall at Millenia and its companion loans, the Wells Fargo Tower Whole Loan, the Geneva Commons Whole Loan, the AFR/Bank of America Portfolio

A Notes, the Water Tower Place Whole Loan, the 609 Fifth Avenue Whole Loan and the 5 Houston Center Whole Loan, respectively.

     (6) "Square feet," "sq. ft.", "SF" or "NRSF" means, in the case of a mortgaged property operated as a retail center, office or medical office complex, industrial/ warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leaseable area.

     (7) "Units," "Pads" or "Rooms" means: (1) in the case of a mortgaged property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in the apartment, (2) in the case of a mortgaged property operated as a hospitality property, the number of guest rooms and (3) in the case of a mortgaged property operated as manufactured housing, the number of pads. For purposes of this Annex A, the total number of units shown for certain multifamily properties may be greater than the total number of multifamily units shown in the multifamily schedule because certain of the multifamily properties have commercial units in addition to multifamily units.

     (8) "Occupancy" means, the percentage of square feet or units, as the case may be, of the mortgaged property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on this Annex A as the "occupancy date") or as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of the mortgaged property. Information in this Annex A concerning the "largest tenant" is presented as of the same date as of which the occupancy percentage is specified.

     (9) "Scheduled Maturity or ARD Balance" means, for any balloon loan or ARD loan, the principal amount that will be due at maturity or on the anticipated repayment date for that balloon loan or ARD loan.

     (10) "Scheduled maturity date LTV" means, for any balloon loan, the Balloon balance for that mortgage loan divided by the appraised value of the related mortgaged property. For purposes of the information presented in this prospectus supplement, with respect to the Mall at Millenia Loan, the Wells Fargo Tower Loan, the Geneva Commons Loan, the AFR/Bank of America Portfolio Loan, the Water Tower Place Loan, the 609 Fifth Avenue Loan and the 5 Houston Center Loan, the loan-to-value ratio reflects the aggregate indebtedness evidenced by the Mall at Millenia Loan and its companion loans, the Wells Fargo Tower Whole Loan, the Geneva Commons Whole Loan, the AFR/Bank of America Portfolio A Notes, the Water Tower Place Whole Loan, the 609 Fifth Avenue Whole Loan and the 5 Houston Center Whole Loan, respectively.

     (11) "Interest rate" means, for any mortgage loan, the mortgage rate in effect as of the cut-off date for that mortgage loan.

     (12) "Administration Fee Rate" for each mortgage loan is the percentage rate per annum provided in Annex A for such mortgage loan at which compensation is payable for the servicing of that mortgage loan (which includes the master servicing fee rate) and at which compensation is also payable to the trustee.

     (13) "Prepayment provisions" for each mortgage loan are: "lockout," which means the duration of lockout period; "defeasance," which means the duration of any defeasance period; and "(greater than) YM or 1%" which means the greater of the yield maintenance charge or 1% of the outstanding principal balance. The number following the "/" is the number of months for which the related call protection provision is in effect, exclusive of the maturity date for calculation purposes only.

     (14) "Term to maturity" means, for any mortgage loan, the remaining term, in months, from the cut-off date for that mortgage loan to the earlier of the related maturity date or anticipated repayment date.

     (15) In those instances where the same tenant leases space under multiple leases, the date shown as the "Largest Tenant Lease Expiration" is the earliest termination date of any of such leases.

     (16) "Underwritten net operating income," "underwritten NOI" or "UW NOI" for any mortgaged property means, net cash flow before deducting for capital expenditures and any deposits to reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.

     (17) "Cut-Off Date Balance per Sq. Ft./Unit/Pad/Room" for any mortgage loan means the cut-off date balance of that mortgage loan divided by Sq. Ft./Unit/Pad/Room per applicable as applicable. For the purposes of the information presented in this prospectus supplement, with respect to the Mall of Millenia Loan, the Wells Fargo Tower Loan, the Geneva Commons Loan, the AFR/Bank of America Portfolio Loan, the Water Tower Place Loan, the 609 Fifth Avenue Loan and the 5 Houston Center Loan, the cut-off date balance per Unit/Sq. Ft. reflects the aggregate indebtedness evidenced by the Mall at Millenia Loan and its companion loans, the Wells Fargo Tower Whole Loan, the Geneva Commons Whole Loan, the AFR/Bank of America Portfolio A Notes, the Water Tower Place Whole Loan, the 609 Fifth Avenue Whole Loan and the 5 Houston Center Whole Loan, respectively.

INTEREST-ONLY LOANS

     Control Number 15. The mortgage loan requires fixed monthly payments of interest only in the amount of $125,579.71 from October 1, 2003 through September 1, 2005. Commencing on October 1, 2005 and continuing through maturity, monthly payments of principal and interest in the amount of $152,369.71 are required.

     Control Number 16. The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from October 1, 2003 and continuing through maturity.

     Control Number 24. The mortgage loan requires fixed monthly payments of interest only in the amount of $75,847.17 from November 1, 2003 through October 1, 2005. Commencing on November 1, 2005 and continuing through maturity, monthly payments of principal and interest in the amount of $91,222.38 are required.

     Control Number 25. The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from September 1, 2003 and continuing through maturity.

     Control Number 28. The mortgage loan requires monthly payments of interest only calculated by the number of actual days in the month of the payment period from

December 1, 2003 through November 1, 2004. Commencing on December 1, 2004 and continuing through maturity monthly payments of principal and interest in the amount of $75,368.84 are required.

     Control Number 29. The mortgage loan requires monthly payments of interest only calculated by the number of actual days in the month of the payment period from January 1, 2004 through December 1, 2004. Commencing on January 1, 2005 and continuing through maturity, monthly payments of principal and interest in the amount of $80,986.56 are required.

     Control Number 32. The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from October 1, 2003 and continuing through maturity.

     Control Number 36. The mortgage loan requires monthly payments of interest only calculated by the number of actual days in the month of the payment period from December 1, 2003 through November 1, 2006. Commencing on December 1, 2006 and continuing through maturity, monthly payments of principal and interest in the amount of $61,638.87 are required.

     Control Number 38. The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from July 1, 2003, and continuing through maturity.

     Control Number 40. The mortgage loan requires fixed monthly payments of interest only in the amount of $52,750.00 from January 1, 2004 through December 1, 2005. Commencing on January 1, 2006 and continuing through maturity, monthly payments of principal and interest in the amount of $66,462.31 are required.

     Control Number 48. The mortgage loan requires fixed monthly payments of interest only in the amount of $38,729.12 from January 1, 2004 through December 1, 2005. Commencing on January 1, 2006 and continuing through maturity, monthly payments of principal and interest in the amount of $45,370.58 are required.

     Control Number 53. The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from July 1, 2003 and continuing through maturity.

     Control Number 59. The mortgage loan requires monthly payments of interest only calculated by the number of actual days in the month of the payment period from October 1, 2003 through September 1, 2004. Commencing on October 1, 2004 and continuing through maturity, monthly payments of principal and interest in the amount of $27,131.68 are required.

CERTAIN OTHER LOAN PAYMENTS

     Control Number 27. Principal and interest payments for the mortgage loan vary during the term according to the following schedule: November 1, 2003 through February 28, 2009, $96,695.41; March 1, 2009 through February 28, 2014, $103,947.57; March 1, 2014 through February 28, 2019, $111,736.92; March 1,
2019 through February 1, 2024 $120,117.19. Lease payments for the subject property increase in proportion with the principal and interest payments, maintaining the debt service coverage ratio of 1.003x over the life of the loan.

CERTAIN RESERVES

     Control Number 11. An initial combination TI/LC and replacement reserve escrow of $3,000,000 was required at closing. If the escrow is reduced to an amount below $600,000, the borrower is required to replenish the account at the rate of $50,000 per month until it is funded back to $600,000.

     Control Number 12. A monthly escrow amount of 4% of gross revenues will be deposited into an FF&E reserve account. Commencing December 1, 2003, all excess cash flow from the portfolio will be deposited into an immediate repair account (up to $45,000/month and $500,000) in the aggregate).

     Control Number 15. At closing the borrower posted a letter of credit in the amount of $532,031 of which $102,135 is for the fulfillment of the immediate repair reserve and the remaining $429,896 ($155,000 community repaving reserve and $274,896 in monthly deposits for years one through four) is for the fulfillment of the replacement repair reserve. Commencing on the 48th Payment Date, the mortgage loan requires a monthly deposit of $2,336 into the replacement reserve account. The reserve is capped at $56,064, and is required to be replenished if the balance falls below this amount.

     Control Number 17. A cash reserve in the amount of $22,500 was required at closing. The reserve will be released upon the occurrence of the following: (a) if before December 1, 2003, receipt of evidence that the property has achieved a minimum occupancy rate of 86.6% and (b) if on or after December 1, 2003, both
(i) the property has achieved a minimum occupancy rate of 86.6% and (ii) the DSCR is equal to or greater than 1.25x based upon rents in place annualized and the greater of trailing 12 month expenses and the expenses underwritten in the making of the loan. Additionally, the mortgage loan requires monthly deposits to the Rollover Reserve in the amount of $17,162. Deposits to the Rollover Reserve shall no longer be required once the balance of the account exceeds $825,000. Should an event of default occur under the loan documents, the occupancy rate falls below 85%, or the debt service coverage ratio based on rents in place annualized less the greater of (a) expenses based on a trailing-12 month operating statement and (b) expenses as underwritten in making the Loan falls below 1.25x, deposits to the Rollover Reserve shall once again be required.

     Control Number 18. The mortgage loan requires a monthly deposit of $27,207 to the tenant improvement and leasing commission reserve. In addition, the mortgage loan requires a monthly deposit of $4,373 into the replacement reserve. If the borrower obtains a partial release of an individual property, the monthly deposits will be reduced by certain allocated amounts.

     Control Number 26. An initial deposit of $206,000 was required at closing for the tenant improvement and leasing commission reserve. The mortgage loan also requires a monthly deposit of $9,560 to the reserve, which is capped at $200,000 and is required to be replenished if the balance falls below this amount. The initial deposit of $206,000 shall not be taken into account in determining the balance of the TI/LC reserve account for purposes of satisfying the TI/LC cap. Borrower is entitled to the initial deposit of $206,000 for the "free rent" periods for each tenant listed in the schedule of the loan agreement upon satisfaction of certain occupancy and leasing conditions.

     Control Number 27. A cash reserve in the amount of $120,117 was required at closing. The reserve may be applied to the payment of debt service if a lease payment is not in advance of the grace period for the loan.

     Control Number 29. The mortgage loan requires monthly deposits to the Rollover Reserve in the amount of $8,635. Deposits to the Rollover Reserve shall no longer be required once the balance of the account exceeds $250,000. Should an event of default occur under the loan documents, the occupancy rate falls 88% for the prior 6 months, or the debt service coverage ratio based on rents in place annualized less the greater of (a) expenses based on a trailing-12 month operating statement and (b) expenses as underwritten in making the Loan falls below 1.15x, deposits to the Rollover Reserve shall once again be required. A cash flow sweep shall commence 12 months prior to the lease expiration of tenant PennySaver. The cash flow sweep will cease in the event PennySaver gives notice to extend, an acceptable replacement tenant(s) is found, or the reserve balance exceeds $450,000. Should such lease extension expire during the term of the loan, the cash flow sweep will be reinstated 12 months prior to the extended expiration date. The Borrower will have the option to post cash or a letter of credit in an amount equal to the difference between the Rollover Reserve balance and $250,000 in lieu of the cash flow sweep. The Rollover Release floor will be removed in the event PennySaver and Javo, or acceptable replacement tenant(s) have lease terms beyond the term of the Loan.

     Control Number 31. The mortgage loan requires a monthly deposit of $4,584 to the tenant improvement and leasing commission reserve. The reserve is capped at $150,000 and if the balance falls below this amount, the borrower is required to make monthly payments to the master servicer until the reserve is replenished.

     Control Number 34. The mortgage loan requires a monthly deposit of $15,854 to the tenant improvement and leasing commission reserve. Borrower is required to deposit all fees received in connection with the termination of the CollaGenex Lease or the Keebler Lease into a separate sub-account of the TI/LC reserve. Disbursements from the sub-account are to be made with re-letting the space under the CollaGenex Lease and the Keebler Lease. Any deposits of excess cash flow will be held in a separate sub-account of the TI/LC reserve for re-letting the Oxford Lease in accordance with the lockbox agreement.

     Control Number 37. A cash reserve in the amount of $156,410 to the Kaiser Foundation Reserve was required at closing to complete certain Tenant Improvement work to space leased by Kaiser Foundation Health Plan, Inc. Funds from the reserve shall be disbursed to the Borrower as tenant improvements are completed. Any unused funds in the reserve shall be released to the borrower after a tenant estoppel has been received evidencing the completion of all required tenant improvement work. Additionally, the mortgage loan requires monthly deposits to the Rollover Reserve in the amount of $3,134. Deposits to the Rollover Reserve shall no longer be required once the balance of the account exceeds $150,000. Should an event of default occur under the loan documents, the occupancy rate falls 84% for the prior 6 months, or the debt service coverage ratio based on rents in place annualized less the greater of
(a) expenses based on a trailing-12 month operating statement and (b) expenses as underwritten in making the Loan falls below 1.25x, deposits to the Rollover Reserve shall once again be required. Furthermore, a cash reserve in the amount of $250,000 to the Tenant Termination Reserve was required at closing for payment of rent in the event that the State of California Department of Rehabilitation lease is terminated prior to its expiration date. The Tenant Termination Reserve shall be released to the Borrower upon the occurrence of certain leasing conditions and certain other requirements set forth in the loan agreement. Also, the mortgage loan requires monthly deposits into a reserve for the re-letting of the space leased by the County of Los Angeles Department of Mental Health according to the following schedule: from October 1, 2003 through August 1, 2007, in the amount of $2,997 per month; from September 1, 2007 through August 1, 2008 in the amount of $7,667 per month; from September 1, 2008 through August 1, 2009 in the amount of $8,417 per month; from September 1, 2009 through August 1, 2010, in the amount of $9,167 per month; from September 1, 2010 through August 1, 2011, in the amount of $10,000 per month; and from September 1, 2011 through August 1, 2012, in the amount of $11,000 per month. Deposits to the account shall no longer be required once the balance exceeds $700,000.

     Control Number 39. The mortgage loan requires monthly deposits to the Replacement Reserve in the amount of $3,200 from December 1, 2003 through November 1, 2006. Commencing on December 1, 2006 and continuing through maturity, monthly deposits to the Replacement Reserve in the amount of $4,000 are required.

     Control Number 40. An initial deposit of $1,000 was required at closing for the replacement repair reserve. The mortgage loan also requires monthly deposits of $14,481 through April 1, 2004. Commencing on May 1, 2004 the mortgage loan requires a monthly deposit based on 0.167% of the total gross revenues derived from the operation of the property during the immediately preceding calendar year. The reserve is capped at $250,000 and no further deposits to the reserve will be required, provided the borrower provides the master servicer with a semi-annual accounting of actual expenditures for the property.

     Control Number 41. A cash reserve in the amount of $100,000 was required at closing. The reserve will be released upon the occurrence of the following:
(a) tenant Health South as a credit rating of BB or better by Standard & Poor's or (b) a replacement tenant(s) is in occupancy of the space currently occupied by Health South, open for business and paying rent under a lease with a minimum rental rate equal to or greater than the current rental rate paid by Health South. Release of the reserves must be achieved within 1 year of the closing of the loan. Additionally, a cash reserve in the amount of $425,000 was required at closing. The reserve will be released upon the occurrence of the following: receipt of evidence showing that (a) the tenants known as "Physiotherapy Associates" and "Drs. Taylor and Osterman" are each in occupancy of their space at the Trust Property, open for business and paying rent under their leases,
(b) the landlord work required by the Physiotherapy Associates lease has been completed, (c) the property has achieved a minimum occupancy rate of at least 92% and (d) the DSCR is equal to or greater than 1.25x based on rents in place annualized and the greater of (i) expenses based on a trailing 12 month operating statement and (ii) expenses underwritten in the making of the loan. Release of the reserve must be achieved within 1 year of the closing of the loan.

     Control Number 43. The mortgage loan requires a monthly deposit of $8,857 to the tenant improvement and leasing commission reserve, which is capped at $400,000 provided certain criteria are satisfied

     Control Number 47. An initial deposit of $1,000 was required at closing for the replacement repair reserve. The mortgage loan requires monthly deposits of $15,000 from November 1, 2003 through April 1, 2004. Commencing on May 1, 2004, the monthly deposit is based on an amount equal to 1/12th of 5% of the total gross revenues derived from the operation of the property during the immediately preceding calendar year.

     Control Number 48. The mortgage loan agreement requires a monthly deposit of $11,363 to the tenant improvement and leasing commission reserve, which is waived subject to the satisfaction of certain DSCR and occupancy tests. Upon an excess cash flow trigger event, excess cash flow will be deposited into the TI/LC Reserve. An excess cash flow trigger event is defined as the first to occur of (i) Farnsworth & Polk terminates the its lease; (2) Farnsworth & Polk vacates its premises; and (3) on or before June 15, 2003, Borrower has failed to provide evidence to master servicer that the Farnsworth & Polk tenant has renewed or extend its lease. In addition, the mortgage loan requires a monthly deposit to the replacement repair reserve. The monthly deposit to the reserve is waived subject to satisfaction of a DSCR test and certain other conditions.

     Control Number 51. Required at closing, funded at closing to be released to Borrower upon completion of construction of clubhouse located on mortgaged property.

     Control Number 52. An initial $500,000 lease-up escrow was taken at closing until a certain retail tenant takes occupancy and begins paying rent. A second $500,000 lease-up escrow was taken at closing until the multifamily component is at least 95% economically occupied. A $100,000 escrow was taken at closing until a certain retail tenant takes occupancy and remains in place paying rent for a period of six months.

     Control Number 54. An initial deposit of $240,000 was required at closing for the tenant improvement and leasing commission reserve. The mortgage loan also requires a monthly deposit of $829 to the reserve, which is capped at $20,000 and is required to be replenished if the balance falls below this amount. The initial deposit of $240,000 will not be taken into account in determining the balance of the TI/LC reserve account for purposes of satisfying the TI/LC cap. Borrower is entitled to the initial deposit of $240,000 upon satisfying certain leasing conditions

     Control Number 55. The mortgage loan requires a monthly deposit of $8,530 to the replacement repair reserve through April 1, 2004. Commencing on May 1, 2004, the monthly deposit is based on an amount equal to 1/12th of 5% of the total gross revenues derived from the operation of the property during the immediately preceding calendar year.

     Control Number 56. The mortgage loan requires a monthly deposit of $3,168 to the tenant improvement and leasing commission reserve. Commencing on the first payment date after any earnout lease rollover (the earlier of six (6) months prior to the termination date of the Sofa and Seats lease or the termination of the Sofa and Seats lease), the mortgage loan requires an additional monthly deposit of $14,588 ("the

Special Monthly TI/LC Deposit"). Funds on deposit in the Special Monthly TI/LC Reserve are to be used only in connection with the releasing of the related space earnout lease.

     Control Number 57. The mortgage loan requires a monthly deposit of $6,912 to the tenant improvement and leasing commission reserve. The reserve is capped at $165,888 and is required to be replenished if the balance falls below this amount. In addition, the mortgage loan requires a monthly deposit of $2,458 into the replacement reserve. The reserve is capped at $58,992 and is required to be replenished if the balance falls below this amount.

     Control Number 59. The mortgage loan requires monthly deposits to the Rollover Reserve in the amount of $4,309. If Borrower shall have used funds in the Rollover Reserve prior to September 1, 2005 or any time thereafter but before May 31, 2006, Borrower shall be required to replenish those funds within 3 months so that the Rollover Reserve maintains a balance of at least $150,000 until May 31, 2006.

     Control Number 60. An initial replacement reserve balance of $26,000 was required at closing. On-going replacement reserve requirements are waived so long as a $26,000 balance is maintained.

     Control Number 61. An initial deposit of $300,000 was required at closing for the tenant improvement and leasing commission reserve. The reserve is capped at $300,000 and if the balance falls below $300,000 the borrower is required to make monthly payments of $8,856 to the master servicer until the reserve is replenished.

     Control Number 63. A cash reserve in the amount of $27,818 was required at closing. The reserve may be applied to the payment of debt service if a lease payment is not in advance of the grace period for the loan. Additionally, a cash reserve in the amount of $10,000 was required at closing. Reserve to be used to fund the costs of any warranty work to the property prior to April 14, 2004. Any funds remaining in the reserve after April 14, 2004 shall be released to the borrower.

     Control Number 66. An initial deposit of $50,000 was required at closing for the tenant improvement and leasing commission reserve. The mortgage loan also requires a monthly deposit of $2,491 to the reserve which is capped at $90,000 and required to be replenished if the balance falls below this amount. In addition, the mortgage loan requires a monthly deposit of $389 into the replacement reserve. The reserve is capped at $14,000 and is required to be replenished if the balance falls below this amount.

     Control Number 68. The mortgage loan requires monthly deposits to the Common Charge Reserve in the amount of $2,989 from October 1, 2003 through March 1, 2004. Such funds will be available to pay common charges made by the condominium regime. Additionally, the mortgage loan requires monthly deposits to the Rollover Reserve in the amount of $2,128. Deposits to the Rollover Reserve shall no longer be required once the balance of the account exceeds $102,144. Should an event of default occur under the loan documents, the occupancy rate falls below 90%, or the debt service coverage ratio based on trailing 6 months revenue less the greater of (a) expenses based on a trailing 6 month operating statement and (b) expenses as underwritten in making the Loan falls below 1.25x, deposits to the Rollover Reserve shall once again be required. No disbursements from the Rollover Reserve shall be permitted that would cause the balance in the account to fall below $50,000.

     Control Number 73. A letter of credit in the amount of $16,938 was required at closing. The letter of credit may be cashed and applied to the payment of debt service if a lease payment is not in advance of the grace period for the loan.

     Control Number 74. A letter of credit in the amount of $15,538 was required at closing. The letter of credit may be cashed and applied to the payment of debt service if a lease payment is not in advance of the grace period for the loan.

     Control Number 77. The mortgage loan requires a monthly deposit of $506 to the replacement repair reserve. The reserve is capped at $18,222 and is required to be replenished if the balance falls below this amount.

     Control Number 78. The mortgage loan requires monthly deposits to the Replacement Reserve in the amount of $1,050 from November 1, 2003 through September 1, 2006. Commencing on November 1, 2006 and continuing through maturity, monthly deposits to the Replacement Reserve in the amount of $1,167 are required.

     Control Number 79. A $200,000 debt service reserve was required at closing which will be released to the borrower on or after October 1, 2004, provided the following release conditions are met: (i) no event of default has occurred; and (ii) the DSCR for the immediately preceding twelve month period is not less than 1.40x. In the event the foregoing release conditions are not met, the lender may either (i) partially prepay the subject loan subject' to yield maintenance; or (ii) hold the reserve as additional collateral for the loan.

     Control Number 81. The mortgage loan requires a monthly deposit of $452 to the replacement repair reserve. The reserve will be waived so long as certain conditions are met, including: (1) the property maintains a minimum DSCR of 1.30x, (2) there is no event of default, and (3) the property is maintained in a condition reasonably acceptable to master servicer.

EARNOUT LOANS

     "Earnout loans" are mortgage loans that require the related borrower to deposit a portion of the original loan amount in a reserve fund or provide an irrevocable letter of credit pending satisfaction of certain conditions, including without limitation achievement of certain DSCRs, CLTVs or satisfaction of certain occupancy tests. All but two (2) of the earnout loans provide that in the event the conditions are not met by a certain date, the master servicer may apply amounts held in the reserves to prepay or partially defease the related mortgage loan. For each of the earnout loans listed below, the earliest date, if any, on which any amounts may be so applied is set forth beneath the caption "Earliest Defeasance or Prepay Date." For all of these earnout loans, the underwritten NCF DSCRs and CLTVs shown in this prospectus supplement and on the foldout pages in this Annex A are calculated based on the principal balance of those mortgage loans net of the related earnout amount or a portion thereof which may be applied to defease or prepay the mortgage loans. Those underwritten DSCRs and CLTVs are also shown beneath the caption "Net of Earnout NCF DSCR" and "Net of Earnout LTV" in the table below. The amounts beneath the captions "Full Loan Amount LTV" and "Full Loan Amount DSCR" are calculated based on a principal balance of those mortgage loans that includes the related earnout amount. The following table sets forth certain information regarding the earnout loans:

                                 EARNOUT LOANS


                                                        FULL
                                                        LOAN
 CONTROL     EARNOUT       EARNOUT        CURRENT      AMOUNT
  NUMBER     RESERVE        AMOUNT        BALANCE      LTV(1)
--------- ------------- ------------- -------------- ----------
     8     $1,000,000    $1,000,000    $44,951,938       76.19
     9     $  550,000    $  550,000    $44,923,470       75.50
    14     $1,870,000    $1,700,000    $27,806,309       80.81
    39     $1,500,000    $1,500,000    $10,589,079       79.92
    56     $1,325,000    $1,200,000    $ 5,988,832       73.94


                       FULL     NET OF     EARLIEST                     IF PREPAY,
            NET OF     LOAN    EARN-OUT   DEFEASANCE                      YIELD
 CONTROL   EARNOUT    AMOUNT      NCF      OR PREPAY      DEFEASE/        MAINT.
  NUMBER    LTV(1)   DSCR(1)    DSCR(1)      DATE          PREPAY       APPLICABLE
--------- --------- --------- ---------- ------------ ---------------- -----------
     8       74.49      1.34      1.37   10/31/05      Defease/Prepay       Yes
     9       74.58      1.26      1.27        NAP           NAP             NAP
    14       78.99      1.46      1.49   11/01/04          Prepay           Yes
    39       68.60      1.21      1.41        NAP           NAP             NAP
    56       59.12      1.42      1.78   11/01/04      Defease/Prepay       Yes

----------
(1) Based on "as is" appraisal and UW NCF Distribution of Cut-off Date Principal Balances

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

ANNEX A

CERTAIN CHARACTERISTICS OF MORTGAGE LOANS

CONTROL     LOAN
NUMBER      GROUP  LOAN NUMBER        LOAN ORIGINATOR        PROPERTY NAME
------------------------------------------------------------------------------------------------------------------
    1         1    GA18944            GACC                   AFR Portfolio (1)
   1.1             GA18944-1          GACC                   Bank of America Center
   1.2             GA18944-2          GACC                   Van Ness & Market
   1.3             GA18944-3          GACC                   525 North Tryon-Odell Building
   1.4             GA18944-4          GACC                   Bank of America Financial Center
   1.5             GA18944-5          GACC                   Jacksonville Ops Center #600
   1.6             GA18944-6          GACC                   Jacksonville Ops Center #100
   1.7             GA18944-7          GACC                   Jacksonville Ops Center #400
   1.8             GA18944-8          GACC                   South Region TPC
   1.9             GA18944-9          GACC                   Catalina-Bank of America Center
   1.10            GA18944-10         GACC                   Jacksonville Ops Center #200
   1.11            GA18944-11         GACC                   Jacksonville Ops Center #700
   1.12            GA18944-12         GACC                   South Mountain-Bank of America
   1.13            GA18944-13         GACC                   Jacksonville Ops Center #500
   1.14            GA18944-14         GACC                   Jacksonville Ops Center #300
   1.15            GA18944-15         GACC                   Miami Lakes Operation Center
   1.16            GA18944-16         GACC                   Spokane Bankcard Services
   1.17            GA18944-17         GACC                   Century Park
   1.18            GA18944-18         GACC                   Bank of America Plaza
   1.19            GA18944-19         GACC                   Mendham Operations Center
   1.20            GA18944-20         GACC                   Glendale Main
   1.21            GA18944-21         GACC                   Fort Sam Houston
   1.22            GA18944-22         GACC                   Ellinwood Center #300
   1.23            GA18944-23         GACC                   Ellinwood Center #400
   1.24            GA18944-24         GACC                   Long Beach Financial
   1.25            GA18944-25         GACC                   Maricopa-Bank of America Center
   1.26            GA18944-26         GACC                   Camelback-Bank of America Center
   1.27            GA18944-27         GACC                   McDowell-Bank of America Center
   1.28            GA18944-28         GACC                   Stockton Main Office
   1.29            GA18944-29         GACC                   Inland Empire Cash Vault
   1.30            GA18944-30         GACC                   Lake & Colorado Br
   1.31            GA18944-31         GACC                   Pomona Main
   1.32            GA18944-32         GACC                   Ellinwood Center #500
   1.33            GA18944-33         GACC                   Sunnyvale Main Branch
   1.34            GA18944-34         GACC                   Coronado Branch
   1.35            GA18944-35         GACC                   Riverside Main
   1.36            GA18944-36         GACC                   Williams Islands
   1.37            GA18944-37         GACC                   La Jolla Main
   1.38            GA18944-38         GACC                   Whittier Office
   1.39            GA18944-39         GACC                   Hallandale Beach
   1.40            GA18944-40         GACC                   Annapolis Church Circle - BAL
   1.41            GA18944-41         GACC                   Greenspoint
   1.42            GA18944-42         GACC                   Redding Main Branch
   1.43            GA18944-43         GACC                   Albuquerque Operations Center
   1.44            GA18944-44         GACC                   Santa Barbara
   1.45            GA18944-45         GACC                   Charlottesville
   1.46            GA18944-46         GACC                   Plaza
   1.47            GA18944-47         GACC                   Irvine Industrial
   1.48            GA18944-48         GACC                   Gardena Main
   1.49            GA18944-49         GACC                   Westshore Mall
   1.50            GA18944-50         GACC                   Inglewood Main Office
   1.51            GA18944-51         GACC                   Jacksonville Ops Center/School
   1.52            GA18944-52         GACC                   Jacksonville Ops Center/Daycare
   1.53            GA18944-53         GACC                   Bull Street
   1.54            GA18944-54         GACC                   Bellingham
   1.55            GA18944-55         GACC                   Lighthouse Point
   1.56            GA18944-56         GACC                   Richland
   1.57            GA18944-57         GACC                   North Hollywood
   1.58            GA18944-58         GACC                   Ventura Main Office
   1.59            GA18944-59         GACC                   Escondido Main Office
   1.60            GA18944-60         GACC                   San Bernadino Main
   1.61            GA18944-61         GACC                   Winter Park
   1.62            GA18944-62         GACC                   Santa Maria Branch
   1.63            GA18944-63         GACC                   Salinas Main Branch
   1.64            GA18944-64         GACC                   Oak Trafficway Facility
   1.65            GA18944-65         GACC                   Paradise Valley
   1.66            GA18944-66         GACC                   University
   1.67            GA18944-67         GACC                   Fresno Proof/Vault
   1.68            GA18944-68         GACC                   Cordova
   1.69            GA18944-69         GACC                   Yuba City Branch
   1.70            GA18944-70         GACC                   Ocala Downtown
   1.71            GA18944-71         GACC                   Roanoke
   1.72            GA18944-72         GACC                   Mesa Main
   1.73            GA18944-73         GACC                   Auburn
   1.74            GA18944-74         GACC                   Valdosta Main
   1.75            GA18944-75         GACC                   Gulf to Bay
   1.76            GA18944-76         GACC                   Waco
   1.77            GA18944-77         GACC                   Yakima Valley Building/BR
   1.78            GA18944-78         GACC                   Lynchburg
   1.79            GA18944-79         GACC                   El Segundo
   1.80            GA18944-80         GACC                   Mission Facility
   1.81            GA18944-81         GACC                   Aiken Main Office
   1.82            GA18944-82         GACC                   Cartersville Main
   1.83            GA18944-83         GACC                   Murfreesboro Main Office
   1.84            GA18944-84         GACC                   Bremerton
   1.85            GA18944-85         GACC                   Columbia Facility
   1.86            GA18944-86         GACC                   South Austin
   1.87            GA18944-87         GACC                   Hampton-Main Facility
   1.88            GA18944-88         GACC                   Concord Village
   1.89            GA18944-89         GACC                   East Bakersfield Office
   1.90            GA18944-90         GACC                   North Sacramento Branch
   1.91            GA18944-91         GACC                   Mexico Facility
   1.92            GA18944-92         GACC                   Coeur D'alene Building/BR
   1.93            GA18944-93         GACC                   Cedar & Shields
   1.94            GA18944-94         GACC                   Sepulveda-Devonshire BR
   1.95            GA18944-95         GACC                   North Biscayne
   1.96            GA18944-96         GACC                   William Street Facility
   1.97            GA18944-97         GACC                   Stockdale
   1.98            GA18944-98         GACC                   Walla Walla
   1.99            GA18944-99         GACC                   Fort Worth East
  1.100            GA18944-100        GACC                   Port Charlotte
  1.101            GA18944-101        GACC                   Florissant Facility
  1.102            GA18944-102        GACC                   East Central Facility
  1.103            GA18944-103        GACC                   Independence Square
  1.104            GA18944-104        GACC                   Henderson
  1.105            GA18944-105        GACC                   Calwa
  1.106            GA18944-106        GACC                   Torrance Sartori
  1.107            GA18944-107        GACC                   Bixby-Atlantic
  1.108            GA18944-108        GACC                   Lincoln Heights Branch
  1.109            GA18944-109        GACC                   Oak Park Branch
  1.110            GA18944-110        GACC                   San Jose
  1.111            GA18944-111        GACC                   Carrollton
  1.112            GA18944-112        GACC                   Lynwood Branch
  1.113            GA18944-113        GACC                   Palmdale Branch
  1.114            GA18944-114        GACC                   Dumas Banking Center
  1.115            GA18944-115        GACC                   Old Hampton
  1.116            GA18944-116        GACC                   Moses Lake
  1.117            GA18944-117        GACC                   Dalhart Banking Center
  1.118            GA18944-118        GACC                   Willow-Daisy Branch
  1.119            GA18944-119        GACC                   North Hialeah
  1.120            GA18944-120        GACC                   South Glenstone Facility
  1.121            GA18944-121        GACC                   Admiral
  1.122            GA18944-122        GACC                   North Wenatchee
  1.123            GA18944-123        GACC                   Denison
  1.124            GA18944-124        GACC                   Moultrie Main
  1.125            GA18944-125        GACC                   Brownwood
  1.126            GA18944-126        GACC                   Penn Street Facility
  1.127            GA18944-127        GACC                   Mount Pleasant
  1.128            GA18944-128        GACC                   Ridgewood
  1.129            GA18944-129        GACC                   East Compton Branch
  1.130            GA18944-130        GACC                   Pasco
  1.131            GA18944-131        GACC                   Port Angeles
  1.132            GA18944-132        GACC                   Harrison Main
  1.133            GA18944-133        GACC                   Downtown Palmetto
  1.134            GA18944-134        GACC                   Mission
  1.135            GA18944-135        GACC                   Forks
  1.136            GA18944-136        GACC                   Pico-Vermont Branch
  1.137            GA18944-137        GACC                   Albany Main Office
  1.138            GA18944-138        GACC                   Winder (BS)
  1.139            GA18944-139        GACC                   Highlandtown - BAL
  1.140            GA18944-140        GACC                   South Boston
  1.141            GA18944-141        GACC                   Downtown Facility
  1.142            GA18944-142        GACC                   Norton - 7th Street
  1.143            GA18944-143        GACC                   Lexington Facility
  1.144            GA18944-144        GACC                   Clermont
  1.145            GA18944-145        GACC                   Camelback Uptown
  1.146            GA18944-146        GACC                   Red Bluff Branch
  1.147            GA18944-147        GACC                   Hollywood/Tyler
  1.148            GA18944-148        GACC                   Richland Facility
  1.149            GA18944-149        GACC                   West Sunshine Facility
  1.150            GA18944-150        GACC                   Muskogee Main Facility
  1.151            GA18944-151        GACC                   Aransas Pass (CCNB)
  1.152            GA18944-152        GACC                   Aberdeen Building/BR
------------------------------------------------------------------------------------------------------------------
    2         1    09-1001099         Archon/Commerzbank     Water Tower Place
    3         1    1                  MSMC                   Mall at Millenia
    4         1    2                  MSMC                   Wells Fargo Tower
    5         1    DBM18741           GACC                   Union Center Plaza V
------------------------------------------------------------------------------------------------------------------
    6         1    3                  MSMC                   609 Fifth Avenue (2)
    7         1    09-1001100         Archon Financial       5 Houston Center
    8         1    42493              GMACCM                 Valley Mall
    9         1    DBM18791           GACC                   Town Center at Virginia Beach
    10        1    42645              GMACCM                 Levy Portfolio
   10.1            42645-3            GMACCM                 6363 Woodway
   10.2            42645-1            GMACCM                 1616 South Voss
   10.3            42645-2            GMACCM                 7500 San Felipe
------------------------------------------------------------------------------------------------------------------
    11        1    03-14467           MSMC                   McKinley Mall
    12        1    4                  MSMC                   FGSR Portfolio (3)
   12.1            4-1                MSMC                   Embassy Suites Palm Beach Gardens & Office (4)
   12.2            4-2                MSMC                   Bayfront Hilton Saint Petersburg
   12.3            4-3                MSMC                   Howard Johnson Commack
   12.4            4-4                MSMC                   Howard Johnson Westbury
    13        2    DBM19231           GACC                   Wiener Apartment Portfolio VI
   13.1            DBM19231-1         GACC                   2280-2300 Olinville Avenue
   13.2            DBM19231-2         GACC                   3424-3425 Kingsbridge Avenue
   13.3            DBM19231-3         GACC                   2440 Olinville Avenue
    14        1    09-0001735         Archon Financial       Geneva Commons
    15        1    42224              GMACCM                 Audubon Estates
------------------------------------------------------------------------------------------------------------------
    16        2    09-0001801         Archon Financial       Copper Creek Apartments
    17        1    DBM18821           GACC                   Rainbow Corporate Center
    18        1    41650              GMACCM                 Denholtz Portfolio
   18.1            41650-1            GMACCM                 Business Center at Edison
   18.2            41650-2            GMACCM                 Palm Beach Marketplace
   18.3            41650-3            GMACCM                 Clark 67
    19        1    09-0001821         Archon Financial       Poinsettia Ridge Apartments
    20        2    03-13945           MSMC                   The Reserve at Forest Hills
------------------------------------------------------------------------------------------------------------------
    21        1    09-0001782         Archon Financial       REDI Industrial Building
    22        1    42611              GMACCM                 Courtyard by Marriott-Fort Worth
    23        1    DBM19086           GACC                   Pavilion at Rockville Center
    24        2    40949              GMACCM                 Polaris Pointe Apartments
    25        2    09-0001787         Archon Financial       The Oxford Apartments
------------------------------------------------------------------------------------------------------------------
    26        1    40735              GMACCM                 G&L Portfolio- 435 North Bedford
    27        1    DBM18617           GACC                   Shaw's Lewiston
    28        2    DBM19044           GACC                   Westhollow Park Apartments
    29        1    DBM19191           GACC                   Rancho Vista Phases I & II
    30        2    DBM19002           GACC                   Cascade Heights Apartments
------------------------------------------------------------------------------------------------------------------
    31        1    40587              GMACCM                 Fred Segal Building
    32        1    09-0001790         Archon Financial       Carnegie Office Building
    33        2    DBM19227           GACC                   Springtree Meadows Apartments
    34        1    40611              GMACCM                 41 University Drive
    35        1    42654              GMACCM                 Santa Anita Medical Center
------------------------------------------------------------------------------------------------------------------
    36        2    DBM19351           GACC                   Mallard Pointe Apartments
    37        1    DBM18871           GACC                   Balboa Medical Plaza
    38        1    09-0001730         Archon Financial       Greenwich Center
    39        2    DBM19222           GACC                   Pinewood Apartments
    40        1    42751              GMACCM                 Planters Inn
------------------------------------------------------------------------------------------------------------------
    41        1    DBM18567           GACC                   1720 Eye Street
    42        1    02-12629           MSMC                   Versailles Court
    43        1    41097              GMACCM                 Burroughs Portfolio
   43.1            41097-1            GMACCM                 Paramus Plaza II
   43.2            41097-2            GMACCM                 Preakness Plaza
    44        2    03-13923           MSMC                   Black Mountain Apartments
    45        2    DBM19211           GACC                   Brittany Knoll Apartments
------------------------------------------------------------------------------------------------------------------
    46        1    41748              GMACCM                 Currier Square Shopping Center
    47        1    41999              GMACCM                 Residence Inn - Westford
    48        1    42776              GMACCM                 Shoppes at Old Webster
    49        2    03-14559           MSMC                   Lakeview Terrace Apartments
    50        1    42649              GMACCM                 Columbia Medical Plaza
------------------------------------------------------------------------------------------------------------------
    51        2    DBM19166           GACC                   Waterford Place II Apartments
    52        2    03-13626           MSMC                   411 Granby Street Apartments (5)
    53        1    09-0001763         Archon Financial       Sutter II Medical Office Building
    54        1    40733              GMACCM                 G&L Portfolio- 415 North Bedford
    55        1    42243              GMACCM                 TownePlace Suites-Annapolis Junction
------------------------------------------------------------------------------------------------------------------
    56        1    40024              GMACCM                 Potomac Mills
    57        1    40869              GMACCM                 Lakeline Portfolio
   57.1            40869-1            GMACCM                 Highline Plaza
   57.2            40869-2            GMACCM                 Plaza 7000
   57.3            40869-4            GMACCM                 Parley's Plaza
   57.4            40869-3            GMACCM                 Antelope Plaza
    58        2    03-14332           MSMC                   Bartlett Apartments
    59        1    DBM18866           GACC                   Center Pointe
    60        2    03-13752           MSMC                   Ontario Village Apartments
------------------------------------------------------------------------------------------------------------------
    61        1    40244              GMACCM                 Towers at South Towne I
    62        1    02-12000           MSMC                   Visual Display
    63        1    DBM19016           GACC                   Walgreens San Antonio
    64        1    42655              GMACCM                 Palm West Professional Center III
    65        2    DBM19207           GACC                   Cottages of Martinsburg
------------------------------------------------------------------------------------------------------------------
    66        1    40878              GMACCM                 Bank of America Square
    67        2    03-13898           MSMC                   Villa Court Apartments
    68        1    DBM18956           GACC                   Flamingo Park III
    69        1    42656              GMACCM                 Palm West Professional Center IV
    70        1    02-11657           MSMC                   Sky Ridge Plaza 2
------------------------------------------------------------------------------------------------------------------
    71        1    DBM19162           GACC                   Morrisville Shopping Center
    72        2    03-13639           MSMC                   Mt. Vernon Portfolio
    73        1    DBM18997           GACC                   Walgreens Meridian
    74        1    DBM18998           GACC                   Walgreens Hattiesburg
    75        1    42269              GMACCM                 Waverly Self Storage
------------------------------------------------------------------------------------------------------------------
    76        2    03-13682           MSMC                   1433 Federal Avenue
    77        1    42560              GMACCM                 Thunderbird Mini Storage
    78        2    DBM18985           GACC                   Wexford Apartments
    79        1    03-13841           MSMC                   Garrison Self Storage
    80        1    03-13478           MSMC                   Budget Self-Storage
    81        1    42765              GMACCM                 311 South Doheny




CONTROL     LOAN
NUMBER      GROUP                                                 ADDRESS                                         CITY
------------------------------------------------------------------------------------------------------------------------------------
    1         1    Various                                                                                        Various
   1.1             231 South LaSalle Street                                                                       Chicago
   1.2             One South Van Ness Boulevard                                                                   San Francisco
   1.3             525 North Tryon Street                                                                         Charlotte
   1.4             601 West Riverside Avenue                                                                      Spokane
   1.5             9000 Southside Boulevard                                                                       Jacksonville
   1.6             9000 Southside Boulevard                                                                       Jacksonville
   1.7             9000 Southside Boulevard                                                                       Jacksonville
   1.8             17100 North West 59th Avenue                                                                   Miami Lakes
   1.9             1825 East Buckeye Road                                                                         Phoenix
   1.10            9000 Southside Boulevard                                                                       Jacksonville
   1.11            9000 Southside Boulevard                                                                       Jacksonville
   1.12            1825 East Buckeye Road                                                                         Phoenix
   1.13            9000 Southside Boulevard                                                                       Jacksonville
   1.14            9000 Southside Boulevard                                                                       Jacksonville
   1.15            5875 North West 163rd Street                                                                   Miami Lakes
   1.16            1616 South Rustle                                                                              Spokane
   1.17            1000 Century Park Road                                                                         Tampa
   1.18            820 A Street                                                                                   Tacoma
   1.19            707 Mendham Boulevard                                                                          Orlando
   1.20            345 North Brand Boulevard                                                                      Glendale
   1.21            1422 East Grayson Street                                                                       San Antonio
   1.22            300 Ellinwood Way                                                                              Pleasant Hill
   1.23            400 Ellinwood Way                                                                              Pleasant Hill
   1.24            150 Long Beach Boulevard                                                                       Long Beach
   1.25            1825 East Buckeye Road                                                                         Phoenix
   1.26            1825 East Buckeye Road                                                                         Phoenix
   1.27            1825 East Buckeye Road                                                                         Phoenix
   1.28            110 East Weber Street                                                                          Stockton
   1.29            1275 South Dupont Avenue                                                                       Ontario
   1.30            880 East Colorado Boulevard                                                                    Pasadena
   1.31            444 South Garey Avenue                                                                         Pomona
   1.32            500 Ellinwood Way                                                                              Pleasant Hill
   1.33            444 South Mathilda Avenue                                                                      Sunnyvale
   1.34            1199 Orange Avenue                                                                             Coronado
   1.35            3650 14th Street                                                                               Riverside
   1.36            18305 Biscayne Boulevard                                                                       Aventura
   1.37            7680 Girard Avenue                                                                             La Jolla
   1.38            7255 South Greenleaf Avenue                                                                    Whittier
   1.39            801 East Hallandale Boulevard                                                                  Hallandale
   1.40            10 Church Circle                                                                               Annapolis
   1.41            12400 Interstate 45 North                                                                      Houston
   1.42            1661 East Street                                                                               Redding
   1.43            725 6th Street North West                                                                      Albuquerque
   1.44            834 State Street                                                                               Santa Barbara
   1.45            300 East Main Street                                                                           Charlottesville
   1.46            900 South Federal Highway                                                                      Stuart
   1.47            4101 MacArthur Boulevard                                                                       Newport Beach
   1.48            1450 West Redondo Beach Boulevard                                                              Gardena
   1.49            100 North Westshore Boulevard                                                                  Tampa
   1.50            330 East Manchester Boulevard                                                                  Inglewood
   1.51            9000 Southside Boulevard                                                                       Jacksonville
   1.52            9000 Southside Boulevard                                                                       Jacksonville
   1.53            22 Bull Street                                                                                 Savannah
   1.54            112 East Holly Street                                                                          Bellingham
   1.55            2850 North Federal Highway                                                                     Lighthouse Point
   1.56            1007 Knight Street                                                                             Richland
   1.57            5025 Lankershim Boulevard                                                                      North Hollywood
   1.58            1130 South Victoria                                                                            Ventura
   1.59            220 South Escondido Boulevard                                                                  Escondido
   1.60            303 North D Street                                                                             San Bernardino
   1.61            750 South Orlando Avenue                                                                       Winter Park
   1.62            300 Town Center East                                                                           Santa Maria
   1.63            405 Main Street                                                                                Salinas
   1.64            8320 North Oak Trafficway                                                                      Kansas City
   1.65            1077 East Sahara Avenue                                                                        Las Vegas
   1.66            4701 University Way North East                                                                 Seattle
   1.67            2111 Tuolumne Street                                                                           Fresno
   1.68            5061 Bayou Boulevard                                                                           Pensacola
   1.69            1100 Butte House Road                                                                          Yuba City
   1.70            35 South East 1st Avenue                                                                       Ocala
   1.71            302 South Jefferson Street, South East                                                         Roanoke
   1.72            63 West Main Street                                                                            Mesa
   1.73            900 High Street                                                                                Auburn
   1.74            106 South Patterson Street                                                                     Valdosta
   1.75            1640 Gulf to Bay Boulevard                                                                     Clearwater
   1.76            514 Austin Avenue                                                                              Waco
   1.77            101 North 2nd Street                                                                           Yakima
   1.78            801 Main Street                                                                                Lynchburg
   1.79            835 North Sepulveda Boulevard                                                                  El Segundo
   1.80            9500 Mission Road                                                                              Overland Park
   1.81            167 Laurens Street                                                                             Aiken
   1.82            102 East Main Street                                                                           Cartersville
   1.83            120 East Main Street                                                                           Murfreesboro
   1.84            1000 6th Street South                                                                          Bremerton
   1.85            800 Cherry Street                                                                              Columbia
   1.86            2501 South Congress                                                                            Austin
   1.87            4301 and 4400 Hampton Avenue                                                                   St. Louis
   1.88            5353 South Lindbergh Boulevard                                                                 St. Louis
   1.89            1201 Baker Street                                                                              Bakersfield
   1.90            1830 Del Paso Boulevard                                                                        Sacramento
   1.91            222 South Jefferson                                                                            Mexico
   1.92            401 Front Street                                                                               Coeur D'Alene
   1.93            3435 North Cedar Avenue                                                                        Fresno
   1.94            10300-10306 Sepul Veda Boulevard                                                               Mission Hills
   1.95            11755 Biscayne Boulevard                                                                       North Miami
   1.96            2001 William Street                                                                            Cape Girardeau
   1.97            5021 California Avenue                                                                         Bakersfield
   1.98            111 West Main Street                                                                           Walla Walla
   1.99            5651 East Lancaster Avenue                                                                     Fort Worth
  1.100            21175 Olean Boulevard                                                                          Port Charlotte
  1.101            880 Rue St. Francois                                                                           Florissant
  1.102            4401 Central Avenue North East                                                                 Albuquerque
  1.103            129 West Lexington                                                                             Independence
  1.104            107 Water Street                                                                               Henderson
  1.105            2611 South Cedar Avenue                                                                        Fresno
  1.106            1255 Sartori Avenue                                                                            Torrance
  1.107            3804 Atlantic Avenue                                                                           Long Beach
  1.108            2400 North Broadway                                                                            Los Angeles
  1.109            3810 Broadway                                                                                  Sacramento
  1.110            3535 University Boulevard West                                                                 Jacksonville
  1.111            1101 South Josey Lane                                                                          Carrollton
  1.112            3505 East Imperial Highway                                                                     Lynwood
  1.113            839 East Palmdale Boulevard                                                                    Palmdale
  1.114            501 Bliss Avenue                                                                               Dumas
  1.115            1 West Queens Way                                                                              Hampton
  1.116            103 East 3rd Avenue                                                                            Moses Lake
  1.117            323 Denver Avenue                                                                              Dalhart
  1.118            600 West Willow Street                                                                         Long Beach
  1.119            1 East 49th Street                                                                             Hialeah
  1.120            2940 South Glenstone                                                                           Springfield
  1.121            5950 East Admiral Place                                                                        Tulsa
  1.122            830 North Wenatchee Avenue                                                                     Wenatchee
  1.123            300 West Main Street                                                                           Denison
  1.124            300 South Main Street                                                                          Moultrie
  1.125            One Center Avenue                                                                              Brownwood
  1.126            501 Pennsylvania Avenue                                                                        Independence
  1.127            302 North Jefferson Avenue                                                                     Mt. Pleasant
  1.128            231 South Ridgewood Drive                                                                      Sebring
  1.129            518 South Long Beach Boulevard                                                                 Compton
  1.130            350 West Lewis Street                                                                          Pasco
  1.131            102 East Front Street                                                                          Port Angeles
  1.132            204 East Rush                                                                                  Harrison
  1.133            700 8th Avenue West                                                                            Palmetto
  1.134            1101 North Conway                                                                              Mission
  1.135            481 South Forks Avenue                                                                         Forks
  1.136            1232 South Vermont Avenue                                                                      Los Angeles
  1.137            128 South Washington Street                                                                    Albany
  1.138            102 North Broad Street                                                                         Winder
  1.139            3415/17 Eastern Avenue                                                                         Baltimore
  1.140            606 Broad Street                                                                               South Boston
  1.141            210 West 8th Street                                                                            Rolla
  1.142            702 Park Avenue North West                                                                     Norton
  1.143            1016 Main Street                                                                               Lexington
  1.144            690 East Highway 50                                                                            Clermont
  1.145            51 East Camelback Road                                                                         Phoenix
  1.146            955 Main Street                                                                                Red Bluff
  1.147            1900 Tyler Street                                                                              Hollywood
  1.148            112 McClurg                                                                                    Richland
  1.149            710 West Sunshine                                                                              Springfield
  1.150            230 West Broadway                                                                              Muskogee
  1.151            221 South Commercial                                                                           Aransas Pass
  1.152            101 East Market Street                                                                         Aberdeen
-----------------------------------------------------------------------------------------------------------------------------------
    2         1    845 North Michigan Avenue                                                                      Chicago
    3         1    4200 Conroy Road                                                                               Orlando
    4         1    333 South Grand Avenue                                                                         Los Angeles
    5         1    840 1st Street                                                                                 Washington
-----------------------------------------------------------------------------------------------------------------------------------
    6         1    609 Fifth Avenue                                                                               New York
    7         1    1401 McKinney Street                                                                           Houston
    8         1    2533 Main Street                                                                               Union Gap
    9         1    222 Central Park Avenue                                                                        Virginia Beach
    10        1    Various                                                                                        Various
   10.1            6363 Woodway Drive                                                                             Houston
   10.2            1616 South Voss Road                                                                           Houston
   10.3            7500 San Felipe Road                                                                           Houston
-----------------------------------------------------------------------------------------------------------------------------------
    11        1    3701 McKinley Parkway                                                                          Hamburg
    12        1    Various                                                                                        Various
   12.1            4350 PGA Boulevard                                                                             Palm Beach Gardens
   12.2            333 First Street South                                                                         St. Petersburg
   12.3            450 Moreland Road                                                                              Commack
   12.4            120 Jericho Turnpike                                                                           Westbury
    13        2    Various                                                                                        Bronx
   13.1            2280-2300 Olinville Avenue                                                                     Bronx
   13.2            3424-3425 Kingsbridge Avenue                                                                   Bronx
   13.3            2440 Olinville Avenue                                                                          Bronx
    14        1    200-500 Commons Drive                                                                          Geneva
    15        1    7930 Audubon Avenue                                                                            Alexandria
-----------------------------------------------------------------------------------------------------------------------------------
    16        2    9490 South Bermuda Road                                                                        Las Vegas
    17        1    777 North Rainbow Boulevard                                                                    Las Vegas
    18        1    Various                                                                                        Various
   18.1            1090 King George Post Road                                                                     Edison
   18.2            1900 Okeechobee Boulevard                                                                      West Palm Beach
   18.3            67 Walnut Avenue                                                                               Clark
    19        1    1100 Garden View Road                                                                          Encinitas
    20        2    361 Darlington Avenue                                                                          Wilmington
-----------------------------------------------------------------------------------------------------------------------------------
    21        1    909 Sheldon Road                                                                               Plymouth
    22        1    601 Main Street                                                                                Fort Worth
    23        1    199 East Montgomery Avenue                                                                     Rockville
    24        2    8115 Worthington-Galena Road                                                                   Columbus
    25        2    10909 Gulf Freeway                                                                             Houston
-----------------------------------------------------------------------------------------------------------------------------------
    26        1    435 & 439 North Bedford Drive                                                                  Beverly Hills
    27        1    27 East Avenue                                                                                 Lewiston
    28        2    2503 Panagard                                                                                  Houston
    29        1    1251-1281 & 1240-1280 Activity Drive, 1300, 1311 Specialty Drive                               Vista
    30        2    1150 Union Avenue Northeast                                                                    Renton
-----------------------------------------------------------------------------------------------------------------------------------
    31        1    8100 Melrose Avenue                                                                            Los Angeles
    32        1    6101 Carnegie Boulevard                                                                        Charlotte
    33        2    4001 North University Drive                                                                    Sunrise
    34        1    41 University Drive                                                                            Newtown
    35        1    301 West Huntington Drive                                                                      Arcadia
-----------------------------------------------------------------------------------------------------------------------------------
    36        2    802 45th Street North East                                                                     Auburn
    37        1    10605 Balboa Boulevard                                                                         Granada Hills
    38        1    1200-1208 New Brunswick Avenue                                                                 Phillipsburg
    39        2    501-532 Lynnehaven Drive                                                                       Hagerstown
    40        1    112 North Market Street                                                                        Charleston
-----------------------------------------------------------------------------------------------------------------------------------
    41        1    1720 Eye Street                                                                                Washington
    42        1    260 Middle Neck Road                                                                           Great Neck
    43        1    Various                                                                                        Various
   43.1            120 Route 17 North                                                                             Paramus
   43.2            1211 Hamburg Turnpike                                                                          Wayne
    44        2    540 West Horizon Ridge Parkway                                                                 Henderson
    45        2    Stuart's Draft Highway                                                                         Stuart's Draft
-----------------------------------------------------------------------------------------------------------------------------------
    46        1    2325 - 2451 Myers Street                                                                       Oroville
    47        1    7 Lan Drive                                                                                    Westford
    48        1    20 Allen Avenue                                                                                Webster Groves
    49        2    5101 Springlake Parkway                                                                        Haltom City
    50        1    4700 Congress Avenue                                                                           West Palm Beach
-----------------------------------------------------------------------------------------------------------------------------------
    51        2    2760-2794 Stantonsburg Road                                                                    Greenville
    52        2    411 Granby Street                                                                              Norfolk
    53        1    1020 29th Street                                                                               Sacramento
    54        1    413-427 North Bedford Drive                                                                    Beverly Hills
    55        1    120 National Business Parkway                                                                  Annapolis Junction
-----------------------------------------------------------------------------------------------------------------------------------
    56        1    2700 Metro Plaza                                                                               Woodbridge
    57        1    Various                                                                                        Various
   57.1            2266 East 3300 South                                                                           Salt Lake City
   57.2            1844 East Fort Union Boulevard                                                                 Salt Lake City
   57.3            2645 East Parleys Way                                                                          Salt Lake City
   57.4            1580 South State Street                                                                        Clearfield
    58        2    330 Bartlett Drive                                                                             El Paso
    59        1    19762 MacArthur Boulevard                                                                      Irvine
    60        2    1201-1233 Faichney Drive                                                                       Watertown
-----------------------------------------------------------------------------------------------------------------------------------
    61        1    406 West South Jordan Parkway                                                                  South Jordan
    62        1    25-15 50th Street                                                                              Woodside
    63        1    21002 U.S. Highway 281 North                                                                   San Antonio
    64        1    12989 Southern Boulevard                                                                       Loxahatchee
    65        2    104 Cottage Road                                                                               Martinsburg
-----------------------------------------------------------------------------------------------------------------------------------
    66        1    13736-13780 South West 88th Street and 13795 South West 90 Street                              Miami
    67        2    300 East Providencia                                                                           Burbank
    68        1    12064-12090 Miramar Parkway                                                                    Miramar
    69        1    12983 Southern Boulevard                                                                       Loxahatchee
    70        1    2200 Interstate Highway 35                                                                     Round Rock
-----------------------------------------------------------------------------------------------------------------------------------
    71        1    333 Morrisville-Carpenter Road                                                                 Morrisville
    72        2    107-109 Monument St.; 10 E. Madison St.; 1309 & 1321 N. Calvert St.; 202 & 206 W. Monument St. Baltimore
    73        1    1415 24th Avenue                                                                               Meridian
    74        1    5093 Hardy Street                                                                              Hattiesburg
    75        1    970 Waverly Avenue                                                                             Holtsville
-----------------------------------------------------------------------------------------------------------------------------------
    76        2    1433 Federal Avenue                                                                            Los Angeles
    77        1    12800 North 94th Drive                                                                         Peoria
    78        2    3041-3191 9th Street                                                                           Marion
    79        1    1164 Garrison Avenue                                                                           Bronx
    80        1    414 Raymond Boulevard                                                                          Newark
    81        1    311 South Doheny Drive                                                                         Los Angeles


CONTROL     LOAN                                                                         NUMBER OF
NUMBER      GROUP   STATE                  ZIP CODE        COUNTY                        PROPERTIES    PROPERTY TYPE
-----------------------------------------------------------------------------------------------------------------------------------
    1         1    Various                   Various       Various                            152          Various
   1.1             Illinois                   60604        Cook                                            Office
   1.2             California                 94103        San Francisco                                   Office
   1.3             North Carolina             28202        Mecklenberg                                     Office
   1.4             Washington                 99210        Spokane                                         Office
   1.5             Florida                    32256        Duval                                           Office
   1.6             Florida                    32256        Duval                                           Office
   1.7             Florida                    32256        Duval                                           Office
   1.8             Florida                    33015        Miami-Dade                                      Office
   1.9             Arizona                    85034        Maricopa                                        Office
   1.10            Florida                    32256        Duval                                           Office
   1.11            Florida                    32256        Duval                                           Office
   1.12            Arizona                    85034        Maricopa                                        Office
   1.13            Florida                    32256        Duval                                           Office
   1.14            Florida                    32256        Duval                                           Office
   1.15            Florida                    33014        Miami-Dade                                      Office
   1.16            Washington                 99224        Spokane                                         Office
   1.17            Florida                    33607        Hillsborough                                    Office
   1.18            Washington                 98402        Pierce                                          Office
   1.19            Florida                    32825        Orange                                          Office
   1.20            California                 91203        Los Angeles                                     Office
   1.21            Texas                      78208        Bexar                                           Office
   1.22            California                 94523        Contra Costa                                    Office
   1.23            California                 94523        Contra Costa                                    Office
   1.24            California                 90802        Los Angeles                                     Office
   1.25            Arizona                    85034        Maricopa                                        Office
   1.26            Arizona                    85034        Maricopa                                        Office
   1.27            Arizona                    85034        Maricopa                                        Office
   1.28            California                 95202        San Joaquin                                     Office
   1.29            California                 91761        San Bernadino                                   Office
   1.30            California                 91106        Los Angeles                                     Office
   1.31            California                 91766        Los Angeles                                     Office
   1.32            California                 94523        Contra Costa                                    Office
   1.33            California                 94086        Santa Clara                                     Office
   1.34            California                 92118        San Diego                                       Office
   1.35            California                 92501        Riverside                                       Office
   1.36            Florida                    33160        Miami-Dade                                      Office
   1.37            California                 92037        San Diego                                       Office
   1.38            California                 90602        Los Angeles                                     Office
   1.39            Florida                    33009        Broward                                         Office
   1.40            Maryland                   21401        Anne Arundel                                    Office
   1.41            Texas                      77060        Harris                                          Office
   1.42            California                 96001        Shasta                                          Office
   1.43            New Mexico                 87102        Bernalillo                                      Office
   1.44            California                 93101        Santa Barbara                                   Office
   1.45            Virginia                   22902        Charlottesville                                 Office
   1.46            Florida                    34994        Martin                                          Office
   1.47            California                 92660        Orange                                          Office
   1.48            California                 90247        Los Angeles                                     Office
   1.49            Florida                    33609        Hillsborough                                    Office
   1.50            California                 90301        Los Angeles                                     Office
   1.51            Florida                    32256        Duval                                           Office
   1.52            Florida                    32256        Duval                                           Office
   1.53            Georgia                    31401        Chatham                                         Office
   1.54            Washington                 98255        Whatcom                                         Office
   1.55            Florida                    33064        Broward                                         Office
   1.56            Washington                 99352        Benton                                          Office
   1.57            California                 91601        Los Angeles                                     Office
   1.58            California                 93003        Ventura                                         Office
   1.59            California                 92025        San Diego                                       Office
   1.60            California                 92418        San Bernadino                                   Office
   1.61            Florida                    32789        Orange                                          Office
   1.62            California                 93454        Santa Barbara                                   Office
   1.63            California                 93901        Monterey                                        Office
   1.64            Missouri                   64118        Clay                                            Office
   1.65            Nevada                     89104        Clark                                           Office
   1.66            Washington                 98105        King                                            Office
   1.67            California                 93721        Fresno                                          Office
   1.68            Florida                    32503        Escambia                                        Office
   1.69            California                 95991        Sutter                                          Mixed Use
   1.70            Florida                    34471        Marion                                          Office
   1.71            Virginia                   24011        Roanoke City                                    Office
   1.72            Arizona                    85201        Maricopa                                        Office
   1.73            California                 95603        Placer                                          Office
   1.74            Georgia                    31601        Lowndes                                         Office
   1.75            Florida                    33755        Pinellas                                        Office
   1.76            Texas                      76701        McLennan                                        Office
   1.77            Washington                 98901        Yakima                                          Office
   1.78            Virginia                   24504        Lynchburg City                                  Office
   1.79            California                 90245        Los Angeles                                     Mixed Use
   1.80            Kansas                     66206        Johnson                                         Office
   1.81            South Carolina             29801        Aiken                                           Office
   1.82            Georgia                    30120        Bartow                                          Office
   1.83            Tennessee                  37130        Rutherford                                      Office
   1.84            Washington                 98337        Kitsap                                          Office
   1.85            Missouri                   65201        Boone                                           Mixed Use
   1.86            Texas                      78704        Travis                                          Office
   1.87            Missouri                   63109        St. Louis                                       Office
   1.88            Missouri                   63126        St. Louis                                       Office
   1.89            California                 93305        Kern                                            Office
   1.90            California                 95815        Sacramento                                      Mixed Use
   1.91            Missouri                   65265        Audrain                                         Office
   1.92            Idaho                      83814        Kootenai                                        Office
   1.93            California                 93726        Fresno                                          Mixed Use
   1.94            California                 91345        Los Angeles                                     Mixed Use
   1.95            Florida                    33181        Miami-Dade                                      Office
   1.96            Missouri                   63703        Cape Girardeau                                  Office
   1.97            California                 93309        Kern                                            Mixed Use
   1.98            Washington                 99362        Walla Walla                                     Mixed Use
   1.99            Texas                      76112        Tarrant                                         Office
  1.100            Florida                    33952        Charlotte                                       Mixed Use
  1.101            Missouri                   63031        Saint Louis                                     Office
  1.102            New Mexico                 87108        Bernalillo                                      Office
  1.103            Missouri                   64050        Jackson                                         Office
  1.104            Nevada                     89015        Clark                                           Mixed Use
  1.105            California                 93725        Fresno                                          Mixed Use
  1.106            California                 90501        Los Angeles                                     Office
  1.107            California                 90807        Los Angeles                                     Mixed Use
  1.108            California                 90031        Los Angeles                                     Mixed Use
  1.109            California                 95817        Sacramento                                      Mixed Use
  1.110            Florida                    32217        Duval                                           Mixed Use
  1.111            Texas                      75006        Dallas                                          Mixed Use
  1.112            California                 90262        Los Angeles                                     Mixed Use
  1.113            California                 93550        Los Angeles                                     Mixed Use
  1.114            Texas                      79029        Moore                                           Mixed Use
  1.115            Virginia                   23669        Hampton City                                    Office
  1.116            Washington                 98837        Grant                                           Mixed Use
  1.117            Texas                      79022        Dallam                                          Mixed Use
  1.118            California                 90806        Los Angeles                                     Mixed Use
  1.119            Florida                    33013        Miami-Dade                                      Mixed Use
  1.120            Missouri                   65804        Greene                                          Mixed Use
  1.121            Oklahoma                   74115        Tulsa                                           Office
  1.122            Washington                 98801        Chelan                                          Mixed Use
  1.123            Texas                      75020        Grayson                                         Office
  1.124            Georgia                    31768        Colquitt                                        Office
  1.125            Texas                      76801        Brown                                           Office
  1.126            Kansas                     67301        Montgomery                                      Office
  1.127            Texas                      75455        Titus                                           Office
  1.128            Florida                    33870        Highlands                                       Office
  1.129            California                 90221        Los Angeles                                     Mixed Use
  1.130            Washington                 99301        Franklin                                        Office
  1.131            Washington                 98362        Clallam                                         Office
  1.132            Arkansas                   72601        Boone                                           Office
  1.133            Florida                    34221        Manatee                                         Office
  1.134            Texas                      78572        Hidalgo                                         Mixed Use
  1.135            Washington                 98331        Clallam                                         Mixed Use
  1.136            California                 90006        Los Angeles                                     Mixed Use
  1.137            Georgia                    31701        Dougherty                                       Office
  1.138            Georgia                    30680        Barrow                                          Mixed Use
  1.139            Maryland                   21224        Baltimore City                                  Office
  1.140            Virginia                   24592        Halifax                                         Office
  1.141            Missouri                   65401        Phelps                                          Mixed Use
  1.142            Virginia                   24273        Norton City                                     Office
  1.143            Missouri                   64607        Lafayette                                       Mixed Use
  1.144            Florida                    34711        Lake                                            Mixed Use
  1.145            Arizona                    85012        Maricopa                                        Mixed Use
  1.146            California                 96080        Tehama                                          Office
  1.147            Florida                    33020        Broward                                         Office
  1.148            Missouri                   65556        Pulaski                                         Mixed Use
  1.149            Missouri                   65807        Greene                                          Mixed Use
  1.150            Oklahoma                   74401        Muskogee                                        Office
  1.151            Texas                      78336        Asansas/San Patricio                            Mixed Use
  1.152            Washington                 98520        Grays Harbor                                    Office
------------------------------------------------------------------------------------------------------------------------------------
    2         1    Illinois                   60601        Cook                                1           Anchored Retail
    3         1    Florida                    32839        Orange                              1           Anchored Retail
    4         1    California                 90071        Los Angeles                         1           Office
    5         1    District of Columbia       20002        District of Columbia                1           Office
------------------------------------------------------------------------------------------------------------------------------------
    6         1    New York                   10017        New York                            1           Mixed Use
    7         1    Texas                      77010        Harris                              1           Office
    8         1    Washington                 98903        Yakima                              1           Anchored Retail
    9         1    Virginia                   23462        Virginia Beach City                 1           Office
    10        1    Various                   Various       Various                             3           Various
   10.1            Texas                      77057        Harris                                          Office
   10.2            Texas                      77057        Harris                                          Office
   10.3            Texas                      77057        Harris                                          Office
------------------------------------------------------------------------------------------------------------------------------------
    11        1    New York                   14219        Erie                                1           Anchored Retail
    12        1    Various                   Various       Various                             4           Hospitality
   12.1            Florida                    33410        Palm Beach                                      Mixed Use
   12.2            Florida                    33701        Pinellas                                        Hospitality
   12.3            New York                   11725        Suffolk                                         Hospitality
   12.4            New York                   11753        Nassau                                          Hospitality
    13        2    New York                  Various       Bronx                               3           Multifamily
   13.1            New York                   10467        Bronx                                           Multifamily
   13.2            New York                   10463        Bronx                                           Multifamily
   13.3            New York                   10467        Bronx                                           Multifamily
    14        1    Illinois                   60134        Kane                                1           Anchored Retail
    15        1    Virginia                   22306        Fairfax                             1           Manufactured Housing
------------------------------------------------------------------------------------------------------------------------------------
    16        2    Nevada                     89123        Clark                               1           Multifamily
    17        1    Nevada                     89107        Clark                               1           Office
    18        1    Various                   Various       Various                             3           Various
   18.1            New Jersey                 08837        Middlesex                                       Office
   18.2            Florida                    33409        Palm Beach                                      Unanchored Retail
   18.3            New Jersey                 07066        Union                                           Office
    19        1    California                 92024        San Diego                           1           Multifamily
    20        2    North Carolina             28403        New Hanover                         1           Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    21        1    Michigan                   48170        Wayne                               1           Industrial
    22        1    Texas                      76102        Tarrant                             1           Hospitality
    23        1    Maryland                   20850        Montgomery                          1           Mixed Use
    24        2    Ohio                       43085        Franklin                            1           Multifamily
    25        2    Texas                      77034        Harris                              1           Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    26        1    California                 90210        Los Angeles                         1           Office
    27        1    Maine                      04240        Androscoggin                        1           Anchored Retail
    28        2    Texas                      77082        Harris                              1           Multifamily
    29        1    California                 92083        San Diego                           1           Industrial
    30        2    Washington                 98059        King                                1           Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    31        1    California                 90046        Los Angeles                         1           Unanchored Retail
    32        1    North Carolina             28211        Mecklenburg                         1           Office
    33        2    Florida                    33351        Broward                             1           Multifamily
    34        1    Pennsylvania               18940        Bucks                               1           Office
    35        1    California                 91007        Los Angeles                         1           Office
------------------------------------------------------------------------------------------------------------------------------------
    36        2    Washington                 98002        King                                1           Multifamily
    37        1    California                 91344        Los Angeles                         1           Office
    38        1    New Jersey                 08865        Warren                              1           Anchored Retail
    39        2    Maryland                   21742        Washington                          1           Multifamily
    40        1    South Carolina             29401        Charleston                          1           Hospitality
------------------------------------------------------------------------------------------------------------------------------------
    41        1    District of Columbia       20006        District of Columbia                1           Office
    42        1    New York                   11021        Nassau                              1           Multifamily
    43        1    Various                   Various       Various                             2           Various
   43.1            New Jersey                 07652        Bergen                                          Office
   43.2            New Jersey                 07470        Passaic                                         Office
    44        2    Nevada                     89012        Clark                               1           Multifamily
    45        2    Virginia                   24477        Augusta                             1           Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    46        1    California                 95966        Butte                               1           Anchored Retail
    47        1    Massachusetts              01886        Middlesex                           1           Hospitality
    48        1    Missouri                   63119        St. Louis                           1           Mixed Use
    49        2    Texas                      76117        Tarrant                             1           Multifamily
    50        1    Florida                    33407        Palm Beach                          1           Office
------------------------------------------------------------------------------------------------------------------------------------
    51        2    North Carolina             27834        Pitt                                1           Multifamily
    52        2    Virginia                   23510        Norfolk                             1           Multifamily
    53        1    California                 95816        Sacramento                          1           Office
    54        1    California                 90210        Los Angeles                         1           Unanchored Retail
    55        1    Maryland                   20701        Anne Arundel                        1           Hospitality
------------------------------------------------------------------------------------------------------------------------------------
    56        1    Virginia                   22192        Prince William                      1           Unanchored Retail
    57        1    Various                   Various       Various                             4           Various
   57.1            Utah                       84109        Salt Lake                                       Unanchored Retail
   57.2            Utah                       84121        Salt Lake                                       Unanchored Retail
   57.3            Utah                       84109        Salt Lake                                       Unanchored Retail
   57.4            Utah                       84015        Davis                                           Unanchored Retail
    58        2    Texas                      79912        El Paso                             1           Multifamily
    59        1    California                 92612        Orange                              1           Office
    60        2    New York                   13601        Jefferson                           1           Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    61        1    Utah                       84095        Salt Lake                           1           Office
    62        1    New York                   11377        Queens                              1           Industrial
    63        1    Texas                      78259        Bexar                               1           Anchored Retail
    64        1    Florida                    33470        Palm Beach                          1           Office
    65        2    West Virginia              25401        Berkeley                            1           Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    66        1    Florida                    33186        Miami-Dade                          1           Unanchored Retail
    67        2    California                 91502        Los Angeles                         1           Multifamily
    68        1    Florida                    33025        Broward                             1           Industrial
    69        1    Florida                    33470        Palm Beach                          1           Office
    70        1    Texas                      78681        Williamson                          1           Unanchored Retail
------------------------------------------------------------------------------------------------------------------------------------
    71        1    North Carolina             27560        Wake                                1           Unanchored Retail
    72        2    Maryland                21201, 21202    Baltimore City                      1           Multifamily
    73        1    Mississippi                39301        Lauderdale                          1           Anchored Retail
    74        1    Mississippi                39401        Lamar                               1           Anchored Retail
    75        1    New York                   11742        Suffolk                             1           Self Storage
------------------------------------------------------------------------------------------------------------------------------------
    76        2    California                 90025        Los Angeles                         1           Multifamily
    77        1    Arizona                    85381        Maricopa                            1           Self Storage
    78        2    Iowa                       52302        Linn                                1           Multifamily
    79        1    New York                   10474        Bronx                               1           Self Storage
    80        1    New Jersey                 07105        Essex                               1           Self Storage
    81        1    California                 90048        Los Angeles                         1           Multifamily

                                                                              % OF AGGREGATE     CUMULATIVE % OF
CONTROL     LOAN                                 ORIGINAL           CURRENT     INITIAL POOL      AGGREGATE INITIAL    % OF LOAN
NUMBER      GROUP     RELATED GROUPS             BALANCE($)        BALANCE($)      BALANCE          POOL BALANCE         GROUP 1
---------------------------------------------------------------------------------------------------------------------------------
    1         1                                  100,000,000      100,000,000        7.50                7.50               9.03
   1.1
   1.2
   1.3
   1.4
   1.5
   1.6
   1.7
   1.8
   1.9
   1.10
   1.11
   1.12
   1.13
   1.14
   1.15
   1.16
   1.17
   1.18
   1.19
   1.20
   1.21
   1.22
   1.23
   1.24
   1.25
   1.26
   1.27
   1.28
   1.29
   1.30
   1.31
   1.32
   1.33
   1.34
   1.35
   1.36
   1.37
   1.38
   1.39
   1.40
   1.41
   1.42
   1.43
   1.44
   1.45
   1.46
   1.47
   1.48
   1.49
   1.50
   1.51
   1.52
   1.53
   1.54
   1.55
   1.56
   1.57
   1.58
   1.59
   1.60
   1.61
   1.62
   1.63
   1.64
   1.65
   1.66
   1.67
   1.68
   1.69
   1.70
   1.71
   1.72
   1.73
   1.74
   1.75
   1.76
   1.77
   1.78
   1.79
   1.80
   1.81
   1.82
   1.83
   1.84
   1.85
   1.86
   1.87
   1.88
   1.89
   1.90
   1.91
   1.92
   1.93
   1.94
   1.95
   1.96
   1.97
   1.98
   1.99
  1.100
  1.101
  1.102
  1.103
  1.104
  1.105
  1.106
  1.107
  1.108
  1.109
  1.110
  1.111
  1.112
  1.113
  1.114
  1.115
  1.116
  1.117
  1.118
  1.119
  1.120
  1.121
  1.122
  1.123
  1.124
  1.125
  1.126
  1.127
  1.128
  1.129
  1.130
  1.131
  1.132
  1.133
  1.134
  1.135
  1.136
  1.137
  1.138
  1.139
  1.140
  1.141
  1.142
  1.143
  1.144
  1.145
  1.146
  1.147
  1.148
  1.149
  1.150
  1.151
  1.152
---------------------------------------------------------------------------------------------------------------------------------
    2         1                                   75,000,000       74,737,405        5.60               13.10               6.75
    3         1                                   67,500,000       67,500,000        5.06               18.16               6.09
    4         1                                   65,000,000       65,000,000        4.87               23.04               5.87
    5         1                                   65,000,000       64,857,875        4.86               27.90               5.86
---------------------------------------------------------------------------------------------------------------------------------
    6         1                                   64,000,000       64,000,000        4.80               32.70               5.78
    7         1                                   45,000,000       45,000,000        3.37               36.07               4.06
    8         1                                   45,000,000       44,951,938        3.37               39.44               4.06
    9         1                                   45,000,000       44,923,470        3.37               42.81               4.06
    10        1                                   38,754,000       38,713,385        2.90               45.72               3.50
   10.1
   10.2
   10.3
---------------------------------------------------------------------------------------------------------------------------------
    11        1                                   38,800,000       38,636,060        2.90               48.61               3.49
    12        1                                   32,000,000       32,000,000        2.40               51.01               2.89
   12.1
   12.2
   12.3
   12.4
    13        2                                   29,690,000       29,654,061        2.22               53.24
   13.1
   13.2
   13.3
    14        1                                   28,000,000       27,806,309        2.08               55.32               2.51
    15        1                                   26,600,000       26,600,000        1.99               57.31               2.40
---------------------------------------------------------------------------------------------------------------------------------
    16        2                                   24,000,000       24,000,000        1.80               59.11
    17        1                                   22,000,000       21,960,222        1.65               60.76               1.98
    18        1                                   21,675,000       21,632,090        1.62               62.38               1.95
   18.1
   18.2
   18.3
    19        1                                   21,000,000       20,979,333        1.57               63.96               1.89
    20        2                                   21,000,000       20,939,851        1.57               65.53
---------------------------------------------------------------------------------------------------------------------------------
    21        1                                   17,200,000       17,128,714        1.28               66.81               1.55
    22        1                                   16,750,000       16,750,000        1.26               68.07               1.51
    23        1                                   15,800,000       15,800,000        1.18               69.25               1.43
    24        2                                   15,700,000       15,700,000        1.18               70.43
    25        2                                   15,610,000       15,610,000        1.17               71.60
---------------------------------------------------------------------------------------------------------------------------------
    26        1             Group C               15,400,000       15,325,299        1.15               72.75               1.38
    27        1                                   14,010,900       13,972,676        1.05               73.80               1.26
    28        2                                   13,850,000       13,850,000        1.04               74.83
    29        1                                   13,350,000       13,350,000        1.00               75.84               1.21
    30        2             Group A               12,317,189       12,276,750        0.92               76.76
---------------------------------------------------------------------------------------------------------------------------------
    31        1                                   12,114,000       12,082,996        0.91               77.66               1.09
    32        1                                   12,000,000       12,000,000        0.90               78.56               1.08
    33        2                                   11,760,000       11,736,362        0.88               79.44
    34        1                                   11,500,000       11,468,363        0.86               80.30               1.04
    35        1             Group B               11,250,000       11,238,843        0.84               81.14               1.01
---------------------------------------------------------------------------------------------------------------------------------
    36        2             Group A               11,200,000       11,200,000        0.84               81.98
    37        1                                   11,100,000       11,070,366        0.83               82.81               1.00
    38        1                                   10,900,000       10,900,000        0.82               83.63               0.98
    39        2                                   10,600,000       10,589,079        0.79               84.43
    40        1                                   10,000,000       10,000,000        0.75               85.18               0.90
---------------------------------------------------------------------------------------------------------------------------------
    41        1                                   10,000,000        9,981,011        0.75               85.92               0.90
    42        1                                    9,500,000        9,440,024        0.71               86.63               0.85
    43        1                                    9,075,000        9,065,879        0.68               87.31               0.82
   43.1
   43.2
    44        2                                    8,400,000        8,373,633        0.63               87.94
    45        2                                    8,300,000        8,283,959        0.62               88.56
---------------------------------------------------------------------------------------------------------------------------------
    46        1                                    8,250,000        8,242,172        0.62               89.18               0.74
    47        1                                    7,800,000        7,789,584        0.58               89.76               0.70
    48        1                                    7,600,000        7,600,000        0.57               90.33               0.69
    49        2                                    7,500,000        7,500,000        0.56               90.89
    50        1             Group B                6,750,000        6,743,306        0.51               91.40               0.61
---------------------------------------------------------------------------------------------------------------------------------
    51        2                                    6,500,000        6,493,951        0.49               91.89
    52        2                                    6,400,000        6,400,000        0.48               92.37
    53        1                                    6,200,000        6,200,000        0.46               92.83               0.56
    54        1             Group C                6,100,000        6,070,411        0.46               93.29               0.55
    55        1                                    6,000,000        5,992,593        0.45               93.74               0.54
---------------------------------------------------------------------------------------------------------------------------------
    56        1                                    6,000,000        5,988,832        0.45               94.19               0.54
    57        1                                    5,350,000        5,316,785        0.40               94.58               0.48
   57.1
   57.2
   57.3
   57.4
    58        2                                    5,120,000        5,100,373        0.38               94.97
    59        1                                    4,875,000        4,875,000        0.37               95.33               0.44
    60        2                                    4,800,000        4,790,683        0.36               95.69
---------------------------------------------------------------------------------------------------------------------------------
    61        1                                    4,350,000        4,330,789        0.32               96.02               0.39
    62        1                                    4,000,000        3,971,067        0.30               96.31               0.36
    63        1                                    3,907,500        3,892,211        0.29               96.61               0.35
    64        1             Group B                3,675,000        3,670,894        0.28               96.88               0.33
    65        2                                    3,650,000        3,646,780        0.27               97.15
---------------------------------------------------------------------------------------------------------------------------------
    66        1                                    3,600,000        3,585,868        0.27               97.42               0.32
    67        2                                    3,600,000        3,583,698        0.27               97.69
    68        1                                    3,200,000        3,190,302        0.24               97.93               0.29
    69        1             Group B                3,000,000        2,997,025        0.22               98.16               0.27
    70        1                                    2,900,000        2,865,877        0.21               98.37               0.26
---------------------------------------------------------------------------------------------------------------------------------
    71        1                                    2,740,000        2,737,504        0.21               98.58               0.25
    72        2                                    2,720,000        2,702,915        0.20               98.78
    73        1             Group D                2,420,000        2,398,268        0.18               98.96               0.22
    74        1             Group D                2,220,000        2,200,064        0.16               99.12               0.20
    75        1                                    2,200,000        2,200,000        0.16               99.29               0.20
---------------------------------------------------------------------------------------------------------------------------------
    76        2                                    1,833,289        1,826,655        0.14               99.43
    77        1                                    1,825,000        1,825,000        0.14               99.56               0.16
    78        2                                    1,750,000        1,746,566        0.13               99.69
    79        1                                    1,600,000        1,592,599        0.12               99.81               0.14
    80        1                                    1,500,000        1,496,188        0.11               99.93               0.14
    81        1                                    1,000,000          998,964        0.07              100.00               0.09



CONTROL     LOAN        % OF LOAN        INTEREST      ADMIN.
NUMBER      GROUP        GROUP 2           RATE         FEE %    ACCRUAL TYPE           AMORTIZATION TYPE
-------------------------------------------------------------------------------------------------------------------------------
    1         1                          5.48912        0.0318    Actual/360     Interest Only, then Amortizing
   1.1
   1.2
   1.3
   1.4
   1.5
   1.6
   1.7
   1.8
   1.9
   1.10
   1.11
   1.12
   1.13
   1.14
   1.15
   1.16
   1.17
   1.18
   1.19
   1.20
   1.21
   1.22
   1.23
   1.24
   1.25
   1.26
   1.27
   1.28
   1.29
   1.30
   1.31
   1.32
   1.33
   1.34
   1.35
   1.36
   1.37
   1.38
   1.39
   1.40
   1.41
   1.42
   1.43
   1.44
   1.45
   1.46
   1.47
   1.48
   1.49
   1.50
   1.51
   1.52
   1.53
   1.54
   1.55
   1.56
   1.57
   1.58
   1.59
   1.60
   1.61
   1.62
   1.63
   1.64
   1.65
   1.66
   1.67
   1.68
   1.69
   1.70
   1.71
   1.72
   1.73
   1.74
   1.75
   1.76
   1.77
   1.78
   1.79
   1.80
   1.81
   1.82
   1.83
   1.84
   1.85
   1.86
   1.87
   1.88
   1.89
   1.90
   1.91
   1.92
   1.93
   1.94
   1.95
   1.96
   1.97
   1.98
   1.99
  1.100
  1.101
  1.102
  1.103
  1.104
  1.105
  1.106
  1.107
  1.108
  1.109
  1.110
  1.111
  1.112
  1.113
  1.114
  1.115
  1.116
  1.117
  1.118
  1.119
  1.120
  1.121
  1.122
  1.123
  1.124
  1.125
  1.126
  1.127
  1.128
  1.129
  1.130
  1.131
  1.132
  1.133
  1.134
  1.135
  1.136
  1.137
  1.138
  1.139
  1.140
  1.141
  1.142
  1.143
  1.144
  1.145
  1.146
  1.147
  1.148
  1.149
  1.150
  1.151
  1.152
-------------------------------------------------------------------------------------------------------------------------------
    2         1                          4.97000        0.0218    Actual/360     Amortizing Balloon
    3         1                          5.50000        0.0618    Actual/360     Interest Only, then Amortizing Balloon
    4         1                          4.68000        0.0118    Actual/360     Interest Only, then Amortizing Balloon
    5         1                          5.17600        0.0318    Actual/360     Amortizing Balloon
-------------------------------------------------------------------------------------------------------------------------------
    6         1                          5.85000        0.0198    Actual/360     Anticipated Repayment Date
    7         1                          5.00100        0.0218    Actual/360     Interest Only
    8         1                          5.63000        0.1268    Actual/360     Amortizing Balloon
    9         1                          6.32000        0.0318    Actual/360     Amortizing Balloon
    10        1                          5.73000        0.1268    Actual/360     Amortizing Balloon
   10.1
   10.2
   10.3
-------------------------------------------------------------------------------------------------------------------------------
    11        1                          5.94000        0.0318    Actual/360     Amortizing Balloon
    12        1                          6.72700        0.0318    Actual/360     Amortizing Balloon
   12.1
   12.2
   12.3
   12.4
    13        2              13.12       4.96000        0.0318    Actual/360     Amortizing Balloon
   13.1
   13.2
   13.3
    14        1                          5.65000        0.0718    Actual/360     Amortizing Balloon
    15        1                          5.58000        0.1268    Actual/360     Interest Only, then Amortizing
-------------------------------------------------------------------------------------------------------------------------------
    16        2              10.62       4.87000        0.0818    Actual/360     Interest Only
    17        1                          6.05000        0.0318    Actual/360     Amortizing Balloon
    18        1                          5.64000        0.1268    Actual/360     Amortizing Balloon
   18.1
   18.2
   18.3
    19        1                          6.06000        0.0818    Actual/360     Amortizing Balloon
    20        2               9.27       5.95000        0.0318    Actual/360     Amortizing Balloon
-------------------------------------------------------------------------------------------------------------------------------
    21        1                          5.45000        0.0618    Actual/360     Amortizing Balloon
    22        1                          6.93000        0.1268    Actual/360     Amortizing Balloon
    23        1                          5.52000        0.0318    Actual/360     Amortizing Balloon
    24        2               6.95       5.71000        0.1268    Actual/360     Interest Only, then Amortizing Balloon
    25        2               6.91       5.03500        0.0318    Actual/360     Interest Only
-------------------------------------------------------------------------------------------------------------------------------
    26        1                          5.69000        0.1268    Actual/360     Amortizing Balloon
    27        1                          6.54000        0.0318    Actual/360     Fully Amortizing
    28        2               6.13       5.12000        0.0318    Actual/360     Interest Only, then Amortizing Balloon
    29        1                          6.11000        0.0318    Actual/360     Interest Only, then Amortizing Balloon
    30        2               5.43       5.29000        0.0318    Actual/360     Amortizing Balloon
-------------------------------------------------------------------------------------------------------------------------------
    31        1                          6.36000        0.1268    Actual/360     Amortizing Balloon
    32        1                          5.24000        0.0818    Actual/360     Interest Only
    33        2               5.19       5.57000        0.0318    Actual/360     Amortizing Balloon
    34        1                          6.14000        0.1268    Actual/360     Amortizing Balloon
    35        1                          6.02000        0.1268    Actual/360     Amortizing Balloon
-------------------------------------------------------------------------------------------------------------------------------
    36        2               4.96       5.22000        0.0318    Actual/360     Interest Only, then Amortizing Balloon
    37        1                          6.28000        0.0318    Actual/360     Amortizing Balloon
    38        1                          5.07000        0.1018    Actual/360     Interest Only
    39        2               4.69       5.82000        0.0318    Actual/360     Amortizing Balloon
    40        1                          6.33000        0.1268    Actual/360     Interest Only, then Amortizing Balloon
-------------------------------------------------------------------------------------------------------------------------------
    41        1                          5.83000        0.0318    Actual/360     Amortizing Balloon
    42        1                          5.40000        0.0318    Actual/360     Amortizing Balloon
    43        1                          5.95000        0.1268    Actual/360     Amortizing Balloon
   43.1
   43.2
    44        2               3.71       5.51000        0.0318    Actual/360     Amortizing Balloon
    45        2               3.67       5.75000        0.0318    Actual/360     Amortizing Balloon
-------------------------------------------------------------------------------------------------------------------------------
    46        1                          6.25000        0.1268    Actual/360     Amortizing Balloon
    47        1                          6.50000        0.1268    Actual/360     Amortizing Balloon
    48        1                          5.96000        0.1268    Actual/360     Interest Only, then Amortizing Balloon
    49        2               3.32       5.91000        0.0318    Actual/360     Amortizing Balloon
    50        1                          6.02000        0.1268    Actual/360     Amortizing Balloon
-------------------------------------------------------------------------------------------------------------------------------
    51        2               2.87       6.35000        0.0318    Actual/360     Amortizing Balloon
    52        2               2.83       5.78000        0.0318    Actual/360     Amortizing Balloon
    53        1                          4.90000        0.0318    Actual/360     Interest Only
    54        1                          5.69000        0.1268    Actual/360     Amortizing Balloon
    55        1                          7.00000        0.1268    Actual/360     Amortizing Balloon
-------------------------------------------------------------------------------------------------------------------------------
    56        1                          5.92000        0.1268    Actual/360     Amortizing Balloon
    57        1                          5.26000        0.1268    Actual/360     Amortizing Balloon
   57.1
   57.2
   57.3
   57.4
    58        2               2.26       5.81000        0.0318    Actual/360     Amortizing Balloon
    59        1                          5.32000        0.0318    Actual/360     Interest Only, then Amortizing Balloon
    60        2               2.12       5.73000        0.0318    Actual/360     Amortizing Balloon
-------------------------------------------------------------------------------------------------------------------------------
    61        1                          5.15000        0.1268    Actual/360     Amortizing Balloon
    62        1                          6.12000        0.0318    Actual/360     Amortizing Balloon
    63        1                          6.91000        0.0318    Actual/360     Fully Amortizing
    64        1                          5.39000        0.1268    Actual/360     Amortizing Balloon
    65        2               1.61       6.62500        0.0618    Actual/360     Amortizing Balloon
-------------------------------------------------------------------------------------------------------------------------------
    66        1                          6.38000        0.1268    Actual/360     Amortizing Balloon
    67        2               1.59       5.03000        0.0318    Actual/360     Amortizing Balloon
    68        1                          5.68000        0.0318    Actual/360     Amortizing Balloon
    69        1                          6.02000        0.1268    Actual/360     Amortizing Balloon
    70        1                          6.28000        0.0318    Actual/360     Amortizing Balloon
-------------------------------------------------------------------------------------------------------------------------------
    71        1                          6.46000        0.0318    Actual/360     Amortizing Balloon
    72        2               1.20       4.48000        0.0318    Actual/360     Amortizing Balloon
    73        1                          5.63000        0.0318    Actual/360     Fully Amortizing
    74        1                          5.63000        0.0318    Actual/360     Fully Amortizing
    75        1                          5.62500        0.1268    Actual/360     Amortizing Balloon
-------------------------------------------------------------------------------------------------------------------------------
    76        2               0.81       6.07000        0.0318    Actual/360     Amortizing Balloon
    77        1                          5.91000        0.1268    Actual/360     Amortizing Balloon
    78        2               0.77       5.68000        0.0618    Actual/360     Amortizing Balloon
    79        1                          5.19000        0.0318    Actual/360     Amortizing Balloon
    80        1                          6.40000        0.0318    Actual/360     Amortizing Balloon
    81        1                          5.79000        0.1268    Actual/360     Amortizing Balloon

                                          FIRST          ORIGINAL          REMAINING                               ORIGINAL
CONTROL     LOAN                         PAYMENT        INTEREST ONLY     INTEREST ONLY                             TERM TO
NUMBER      GROUP       NOTE DATE         DATE             PEIROD            PERIOD           SEASONING             MATURITY
---------------------------------------------------------------------------------------------------------------------------------
    1         1          12/1/2003        1/1/2004            18                18                0                  120
   1.1
   1.2
   1.3
   1.4
   1.5
   1.6
   1.7
   1.8
   1.9
   1.10
   1.11
   1.12
   1.13
   1.14
   1.15
   1.16
   1.17
   1.18
   1.19
   1.20
   1.21
   1.22
   1.23
   1.24
   1.25
   1.26
   1.27
   1.28
   1.29
   1.30
   1.31
   1.32
   1.33
   1.34
   1.35
   1.36
   1.37
   1.38
   1.39
   1.40
   1.41
   1.42
   1.43
   1.44
   1.45
   1.46
   1.47
   1.48
   1.49
   1.50
   1.51
   1.52
   1.53
   1.54
   1.55
   1.56
   1.57
   1.58
   1.59
   1.60
   1.61
   1.62
   1.63
   1.64
   1.65
   1.66
   1.67
   1.68
   1.69
   1.70
   1.71
   1.72
   1.73
   1.74
   1.75
   1.76
   1.77
   1.78
   1.79
   1.80
   1.81
   1.82
   1.83
   1.84
   1.85
   1.86
   1.87
   1.88
   1.89
   1.90
   1.91
   1.92
   1.93
   1.94
   1.95
   1.96
   1.97
   1.98
   1.99
  1.100
  1.101
  1.102
  1.103
  1.104
  1.105
  1.106
  1.107
  1.108
  1.109
  1.110
  1.111
  1.112
  1.113
  1.114
  1.115
  1.116
  1.117
  1.118
  1.119
  1.120
  1.121
  1.122
  1.123
  1.124
  1.125
  1.126
  1.127
  1.128
  1.129
  1.130
  1.131
  1.132
  1.133
  1.134
  1.135
  1.136
  1.137
  1.138
  1.139
  1.140
  1.141
  1.142
  1.143
  1.144
  1.145
  1.146
  1.147
  1.148
  1.149
  1.150
  1.151
  1.152
---------------------------------------------------------------------------------------------------------------------------------
    2         1          8/21/2003       10/1/2003                                                3                  84
    3         1          3/28/2003        5/9/2003            60                52                8                  120
    4         1          6/26/2003        8/1/2003            35                30                5                  84
    5         1           9/9/2003       11/1/2003                                                2                  120
---------------------------------------------------------------------------------------------------------------------------------
    6         1          9/30/2003       11/7/2003            36                34                2                  120
    7         1           9/8/2003       11/3/2003            60                58                2                  60
    8         1         10/24/2003       12/1/2003                                                1                  120
    9         1          10/1/2003       11/1/2003                                                2                  120
    10        1         10/27/2003       12/1/2003                                                1                  120
   10.1
   10.2
   10.3
---------------------------------------------------------------------------------------------------------------------------------
    11        1          8/22/2003       10/1/2003                                                3                  84
    12        1         11/19/2003        1/7/2004                                                0                  84
   12.1
   12.2
   12.3
   12.4
    13        2         10/10/2003       12/1/2003                                                1                  60
   13.1
   13.2
   13.3
    14        1          4/14/2003        6/1/2003                                                7                  120
    15        1          8/14/2003       10/1/2003            24                21                3                  120
---------------------------------------------------------------------------------------------------------------------------------
    16        2          8/28/2003       10/1/2003            60                57                3                  60
    17        1          9/25/2003       11/1/2003                                                2                  120
    18        1          10/1/2003       11/1/2003                                                2                  120
   18.1
   18.2
   18.3
    19        1         10/16/2003       12/1/2003                                                1                  120
    20        2          8/27/2003       10/1/2003                                                3                  120
---------------------------------------------------------------------------------------------------------------------------------
    21        1          7/15/2003        9/1/2003                                                4                  120
    22        1          11/3/2003        1/1/2004                                                0                  120
    23        1         11/26/2003        1/1/2004                                                0                  84
    24        2           9/8/2003       11/1/2003            24                22                2                  84
    25        2          7/31/2003        9/1/2003            60                56                4                  60
---------------------------------------------------------------------------------------------------------------------------------
    26        1           6/3/2003        8/1/2003                                                5                  120
    27        1           9/8/2003       11/1/2003                                                2                  244
    28        2         10/27/2003       12/1/2003            12                11                1                  60
    29        1         11/13/2003        1/1/2004            12                12                0                  120
    30        2          8/29/2003       10/1/2003                                                3                  84
---------------------------------------------------------------------------------------------------------------------------------
    31        1           9/9/2003       11/1/2003                                                2                  120
    32        1          8/28/2003       10/1/2003            60                57                3                  60
    33        2          9/25/2003       11/1/2003                                                2                  84
    34        1          8/11/2003       10/1/2003                                                3                  120
    35        1         10/28/2003       12/1/2003                                                1                  120
---------------------------------------------------------------------------------------------------------------------------------
    36        2         10/28/2003       12/1/2003            36                35                1                  84
    37        1          8/21/2003       10/1/2003                                                3                  120
    38        1          5/15/2003        7/1/2003            60                54                6                  60
    39        2         10/30/2003       12/1/2003                                                1                  120
    40        1         11/12/2003        1/1/2004            24                24                0                  120
---------------------------------------------------------------------------------------------------------------------------------
    41        1          9/17/2003       11/1/2003                                                2                  84
    42        1          5/14/2003        7/1/2003                                                6                  120
    43        1          10/8/2003       12/1/2003                                                1                  120
   43.1
   43.2
    44        2          8/14/2003       10/1/2003                                                3                  120
    45        2          9/29/2003       11/1/2003                                                2                  120
---------------------------------------------------------------------------------------------------------------------------------
    46        1         10/17/2003       12/1/2003                                                1                  120
    47        1         10/23/2003       12/1/2003                                                1                  84
    48        1         11/13/2003        1/1/2004            24                24                0                  120
    49        2         11/25/2003        1/1/2004                                                0                  120
    50        1         10/28/2003       12/1/2003                                                1                  120
---------------------------------------------------------------------------------------------------------------------------------
    51        2         10/10/2003       12/1/2003                                                1                  180
    52        2         11/21/2003        1/1/2004                                                0                  120
    53        1          5/27/2003        7/1/2003            60                54                6                  60
    54        1           6/3/2003        8/1/2003                                                5                  120
    55        1         10/31/2003       12/1/2003                                                1                  120
---------------------------------------------------------------------------------------------------------------------------------
    56        1          9/23/2003       11/1/2003                                                2                  120
    57        1           8/1/2003        9/1/2003                                                4                  120
   57.1
   57.2
   57.3
   57.4
    58        2          7/31/2003        9/1/2003                                                4                  120
    59        1           8/7/2003       10/1/2003            12                9                 3                  60
    60        2           9/8/2003       11/1/2003                                                2                  120
---------------------------------------------------------------------------------------------------------------------------------
    61        1          7/17/2003        9/1/2003                                                4                  120
    62        1          3/21/2003        5/1/2003                                                8                  120
    63        1          8/29/2003       10/1/2003                                                3                  295
    64        1         10/28/2003       12/1/2003                                                1                  60
    65        2         10/31/2003       12/1/2003                                                1                  120
---------------------------------------------------------------------------------------------------------------------------------
    66        1          8/21/2003       10/1/2003                                                3                  120
    67        2          7/16/2003        9/1/2003                                                4                  120
    68        1          8/29/2003       10/1/2003                                                3                  84
    69        1         10/28/2003       12/1/2003                                                1                  120
    70        1          11/1/2002       12/1/2002                                               13                  120
---------------------------------------------------------------------------------------------------------------------------------
    71        1         10/21/2003       12/1/2003                                                1                  120
    72        2          6/11/2003        8/1/2003                                                5                  60
    73        1          7/30/2003        9/1/2003                                                4                  240
    74        1          7/30/2003        9/1/2003                                                4                  240
    75        1         11/14/2003        1/1/2004                                                0                  120
---------------------------------------------------------------------------------------------------------------------------------
    76        2          7/31/2003        9/1/2003                                                4                  120
    77        1          11/4/2003        1/1/2004                                                0                  120
    78        2           9/3/2003       11/1/2003                                                2                  84
    79        1          9/29/2003       11/1/2003                                                2                  60
    80        1           9/5/2003       11/1/2003                                                2                  120
    81        1         10/30/2003       12/1/2003                                                1                  120






CONTROL     LOAN         REMAINING TERM           ORIGINAL                 REMAINING           PAYMENT DUE       GRACE DEFAULT
NUMBER      GROUP         TO MATURITY        AMORTIZATION TERM          AMORTIZATION TERM          DATE             PERIOD
------------------------------------------------------------------------------------------------------------------------------------
    1         1               120                     330                      330                   1                  5
   1.1
   1.2
   1.3
   1.4
   1.5
   1.6
   1.7
   1.8
   1.9
   1.10
   1.11
   1.12
   1.13
   1.14
   1.15
   1.16
   1.17
   1.18
   1.19
   1.20
   1.21
   1.22
   1.23
   1.24
   1.25
   1.26
   1.27
   1.28
   1.29
   1.30
   1.31
   1.32
   1.33
   1.34
   1.35
   1.36
   1.37
   1.38
   1.39
   1.40
   1.41
   1.42
   1.43
   1.44
   1.45
   1.46
   1.47
   1.48
   1.49
   1.50
   1.51
   1.52
   1.53
   1.54
   1.55
   1.56
   1.57
   1.58
   1.59
   1.60
   1.61
   1.62
   1.63
   1.64
   1.65
   1.66
   1.67
   1.68
   1.69
   1.70
   1.71
   1.72
   1.73
   1.74
   1.75
   1.76
   1.77
   1.78
   1.79
   1.80
   1.81
   1.82
   1.83
   1.84
   1.85
   1.86
   1.87
   1.88
   1.89
   1.90
   1.91
   1.92
   1.93
   1.94
   1.95
   1.96
   1.97
   1.98
   1.99
  1.100
  1.101
  1.102
  1.103
  1.104
  1.105
  1.106
  1.107
  1.108
  1.109
  1.110
  1.111
  1.112
  1.113
  1.114
  1.115
  1.116
  1.117
  1.118
  1.119
  1.120
  1.121
  1.122
  1.123
  1.124
  1.125
  1.126
  1.127
  1.128
  1.129
  1.130
  1.131
  1.132
  1.133
  1.134
  1.135
  1.136
  1.137
  1.138
  1.139
  1.140
  1.141
  1.142
  1.143
  1.144
  1.145
  1.146
  1.147
  1.148
  1.149
  1.150
  1.151
  1.152
------------------------------------------------------------------------------------------------------------------------------------
    2         1                81                     360                      357                   1                  0
    3         1               112                     360                      360                   9                  0
    4         1                79                     360                      360                   1                  0
    5         1               118                     360                      358                   1                  5
------------------------------------------------------------------------------------------------------------------------------------
    6         1               118                     360                      360                   7                  0
    7         1                58                                                                    1                  0
    8         1               119                     360                      359                   1                  5
    9         1               118                     360                      358                   1                  5
    10        1               119                     360                      359                   1                  5
   10.1
   10.2
   10.3
------------------------------------------------------------------------------------------------------------------------------------
    11        1                81                     300                      297                   1                  0
    12        1                84                     300                      300                   7                  0
   12.1
   12.2
   12.3
   12.4
    13        2                59                     360                      359                   1                  5
   13.1
   13.2
   13.3
    14        1               113                     360                      353                   1                  5
    15        1               117                     360                      360                   1                  5
------------------------------------------------------------------------------------------------------------------------------------
    16        2                57                                                                    1                  5
    17        1               118                     360                      358                   1                  5
    18        1               118                     360                      358                   1                  5
   18.1
   18.2
   18.3
    19        1               119                     360                      359                   1                  5
    20        2               117                     360                      357                   1                  0
------------------------------------------------------------------------------------------------------------------------------------
    21        1               116                     360                      356                   1                  5
    22        1               120                     300                      300                   1                  5
    23        1                84                     300                      300                   1                  5
    24        2                82                     360                      360                   1                  5
    25        2                56                                                                    1                  5
------------------------------------------------------------------------------------------------------------------------------------
    26        1               115                     360                      355                   1                  5
    27        1               242                     244                      242                   1                  5
    28        2                59                     360                      360                   1                  5
    29        1               120                     360                      360                   1                  5
    30        2                81                     360                      357                   1                  5
------------------------------------------------------------------------------------------------------------------------------------
    31        1               118                     300                      298                   1                  0
    32        1                57                                                                    1                  5
    33        2                82                     360                      358                   1                  5
    34        1               117                     360                      357                   1                  5
    35        1               119                     360                      359                   1                  5
------------------------------------------------------------------------------------------------------------------------------------
    36        2                83                     360                      360                   1                  5
    37        1               117                     360                      357                   1                  5
    38        1                54                                                                    1                  5
    39        2               119                     360                      359                   1                  5
    40        1               120                     300                      300                   1                  5
------------------------------------------------------------------------------------------------------------------------------------
    41        1                82                     360                      358                   1                  5
    42        1               114                     360                      354                   1                  5
    43        1               119                     360                      359                   1                  5
   43.1
   43.2
    44        2               117                     360                      357                   1                  5
    45        2               118                     360                      358                   1                  5
------------------------------------------------------------------------------------------------------------------------------------
    46        1               119                     360                      359                   1                  5
    47        1                83                     300                      299                   1                  5
    48        1               120                     360                      360                   1                  5
    49        2               120                     360                      360                   1                  7
    50        1               119                     360                      359                   1                  5
------------------------------------------------------------------------------------------------------------------------------------
    51        2               179                     360                      359                   1                  5
    52        2               120                     360                      360                   1                  7
    53        1                54                                                                    1                  5
    54        1               115                     360                      355                   1                  5
    55        1               119                     300                      299                   1                  5
------------------------------------------------------------------------------------------------------------------------------------
    56        1               118                     360                      358                   1                  5
    57        1               116                     300                      296                   1                  5
   57.1
   57.2
   57.3
   57.4
    58        2               116                     360                      356                   1                  5
    59        1                57                     360                      360                   1                  5
    60        2               118                     360                      358                   1                  5
------------------------------------------------------------------------------------------------------------------------------------
    61        1               116                     360                      356                   1                  5
    62        1               112                     360                      352                   1                  5
    63        1               292                     295                      292                   1                  5
    64        1                59                     360                      359                   1                  5
    65        2               119                     360                      359                   1                  5
------------------------------------------------------------------------------------------------------------------------------------
    66        1               117                     300                      297                   1                  5
    67        2               116                     360                      356                   1                  5
    68        1                81                     360                      357                   1                  5
    69        1               119                     360                      359                   1                  5
    70        1               107                     360                      347                   1                  5
------------------------------------------------------------------------------------------------------------------------------------
    71        1               119                     360                      359                   1                  5
    72        2                55                     360                      355                   1                  5
    73        1               236                     240                      236                   1                  5
    74        1               236                     240                      236                   1                  5
    75        1               120                     300                      300                   1                  5
------------------------------------------------------------------------------------------------------------------------------------
    76        2               116                     360                      356                   1                  5
    77        1               120                     300                      300                   1                  5
    78        2                82                     360                      358                   1                  5
    79        1                58                     240                      238                   1                  5
    80        1               118                     300                      298                   1                  5
    81        1               119                     360                      359                   1                  5

CONTROL     LOAN          MATURITY DATE OR      SCHEDULED MATURITY                                        CONTROL
NUMBER      GROUP               ARD               OR ARD BALANCE ($)  PREPAYMENT PROVISION                 NUMBER
---------------------------------------------------------------------------------------------------------------------
    1         1               12/1/2013              83,917,809      Lock/24_Defeasance/91_0%/5                1
   1.1                                                                                                        1.1
   1.2                                                                                                        1.2
   1.3                                                                                                        1.3
   1.4                                                                                                        1.4
   1.5                                                                                                        1.5
   1.6                                                                                                        1.6
   1.7                                                                                                        1.7
   1.8                                                                                                        1.8
   1.9                                                                                                        1.9
   1.10                                                                                                      1.10
   1.11                                                                                                      1.11
   1.12                                                                                                      1.12
   1.13                                                                                                      1.13
   1.14                                                                                                      1.14
   1.15                                                                                                      1.15
   1.16                                                                                                      1.16
   1.17                                                                                                      1.17
   1.18                                                                                                      1.18
   1.19                                                                                                      1.19
   1.20                                                                                                      1.20
   1.21                                                                                                      1.21
   1.22                                                                                                      1.22
   1.23                                                                                                      1.23
   1.24                                                                                                      1.24
   1.25                                                                                                      1.25
   1.26                                                                                                      1.26
   1.27                                                                                                      1.27
   1.28                                                                                                      1.28
   1.29                                                                                                      1.29
   1.30                                                                                                      1.30
   1.31                                                                                                      1.31
   1.32                                                                                                      1.32
   1.33                                                                                                      1.33
   1.34                                                                                                      1.34
   1.35                                                                                                      1.35
   1.36                                                                                                      1.36
   1.37                                                                                                      1.37
   1.38                                                                                                      1.38
   1.39                                                                                                      1.39
   1.40                                                                                                      1.40
   1.41                                                                                                      1.41
   1.42                                                                                                      1.42
   1.43                                                                                                      1.43
   1.44                                                                                                      1.44
   1.45                                                                                                      1.45
   1.46                                                                                                      1.46
   1.47                                                                                                      1.47
   1.48                                                                                                      1.48
   1.49                                                                                                      1.49
   1.50                                                                                                      1.50
   1.51                                                                                                      1.51
   1.52                                                                                                      1.52
   1.53                                                                                                      1.53
   1.54                                                                                                      1.54
   1.55                                                                                                      1.55
   1.56                                                                                                      1.56
   1.57                                                                                                      1.57
   1.58                                                                                                      1.58
   1.59                                                                                                      1.59
   1.60                                                                                                      1.60
   1.61                                                                                                      1.61
   1.62                                                                                                      1.62
   1.63                                                                                                      1.63
   1.64                                                                                                      1.64
   1.65                                                                                                      1.65
   1.66                                                                                                      1.66
   1.67                                                                                                      1.67
   1.68                                                                                                      1.68
   1.69                                                                                                      1.69
   1.70                                                                                                      1.70
   1.71                                                                                                      1.71
   1.72                                                                                                      1.72
   1.73                                                                                                      1.73
   1.74                                                                                                      1.74
   1.75                                                                                                      1.75
   1.76                                                                                                      1.76
   1.77                                                                                                      1.77
   1.78                                                                                                      1.78
   1.79                                                                                                      1.79
   1.80                                                                                                      1.80
   1.81                                                                                                      1.81
   1.82                                                                                                      1.82
   1.83                                                                                                      1.83
   1.84                                                                                                      1.84
   1.85                                                                                                      1.85
   1.86                                                                                                      1.86
   1.87                                                                                                      1.87
   1.88                                                                                                      1.88
   1.89                                                                                                      1.89
   1.90                                                                                                      1.90
   1.91                                                                                                      1.91
   1.92                                                                                                      1.92
   1.93                                                                                                      1.93
   1.94                                                                                                      1.94
   1.95                                                                                                      1.95
   1.96                                                                                                      1.96
   1.97                                                                                                      1.97
   1.98                                                                                                      1.98
   1.99                                                                                                      1.99
  1.100                                                                                                      1.100
  1.101                                                                                                      1.101
  1.102                                                                                                      1.102
  1.103                                                                                                      1.103
  1.104                                                                                                      1.104
  1.105                                                                                                      1.105
  1.106                                                                                                      1.106
  1.107                                                                                                      1.107
  1.108                                                                                                      1.108
  1.109                                                                                                      1.109
  1.110                                                                                                      1.110
  1.111                                                                                                      1.111
  1.112                                                                                                      1.112
  1.113                                                                                                      1.113
  1.114                                                                                                      1.114
  1.115                                                                                                      1.115
  1.116                                                                                                      1.116
  1.117                                                                                                      1.117
  1.118                                                                                                      1.118
  1.119                                                                                                      1.119
  1.120                                                                                                      1.120
  1.121                                                                                                      1.121
  1.122                                                                                                      1.122
  1.123                                                                                                      1.123
  1.124                                                                                                      1.124
  1.125                                                                                                      1.125
  1.126                                                                                                      1.126
  1.127                                                                                                      1.127
  1.128                                                                                                      1.128
  1.129                                                                                                      1.129
  1.130                                                                                                      1.130
  1.131                                                                                                      1.131
  1.132                                                                                                      1.132
  1.133                                                                                                      1.133
  1.134                                                                                                      1.134
  1.135                                                                                                      1.135
  1.136                                                                                                      1.136
  1.137                                                                                                      1.137
  1.138                                                                                                      1.138
  1.139                                                                                                      1.139
  1.140                                                                                                      1.140
  1.141                                                                                                      1.141
  1.142                                                                                                      1.142
  1.143                                                                                                      1.143
  1.144                                                                                                      1.144
  1.145                                                                                                      1.145
  1.146                                                                                                      1.146
  1.147                                                                                                      1.147
  1.148                                                                                                      1.148
  1.149                                                                                                      1.149
  1.150                                                                                                      1.150
  1.151                                                                                                      1.151
  1.152                                                                                                      1.152
---------------------------------------------------------------------------------------------------------------------
    2         1                9/1/2010              66,351,656      Lock/27_Defeasance/53_0%/4                2
    3         1                4/9/2013              62,673,939      Lock/32_Defeasance/84_0%/4                3
    4         1                7/1/2010              60,727,497      Lock/29_Defeasance/51_0%/4                4
    5         1               10/1/2013              53,753,084      Lock/26_Defeasance/90_0%/4                5
---------------------------------------------------------------------------------------------------------------------
    6         1               10/7/2013              57,668,337      Lock/26_Defeasance/90_0%/4                6
    7         1               10/1/2008              45,000,000      Lock/26_YM/29_0%/5                        7
    8         1               11/1/2013              37,744,035      Lock/25_Defeasance/91_0%/4                8
    9         1               10/1/2013              38,525,864      Lock/26_Defeasance/90_0%/4                9
    10        1               11/1/2013              32,604,330      Lock/25_Defeasance/91_0%/4               10
   10.1                                                                                                      10.1
   10.2                                                                                                      10.2
   10.3                                                                                                      10.3
---------------------------------------------------------------------------------------------------------------------
    11        1                9/1/2010              33,206,228      Lock/27_Defeasance/52_0%/5               11
    12        1               12/7/2010              27,858,183      Lock/24_Defeasance/53_0%/7               12
   12.1                                                                                                      12.1
   12.2                                                                                                      12.2
   12.3                                                                                                      12.3
   12.4                                                                                                      12.4
    13        2               11/1/2008              27,368,318      Lock/25_Defeasance/31_0%/4               13
   13.1                                                                                                      13.1
   13.2                                                                                                      13.2
   13.3                                                                                                      13.3
    14        1                5/1/2013              23,505,035      Lock/31_Defeasance/85_0%/4               14
    15        1                9/1/2013              23,344,339      Lock/27_Defeasance/89_0%/4               15
---------------------------------------------------------------------------------------------------------------------
    16        2                9/1/2008              24,000,000      Lock/27_Defeasance/29_0%/4               16
    17        1               10/1/2013              18,688,339      Lock/26_Defeasance/90_0%/4               17
    18        1               10/1/2013              18,187,371      Lock/26_Defeasance/90_0%/4               18
   18.1                                                                                                      18.1
   18.2                                                                                                      18.2
   18.3                                                                                                      18.3
    19        1               11/1/2013              17,842,134      Lock/25_Defeasance/91_0%/4               19
    20        2                9/1/2013              17,784,841      Lock/27_Defeasance/89_0%/4               20
---------------------------------------------------------------------------------------------------------------------
    21        1                8/1/2013              14,348,152      Lock/28_Defeasance/88_0%/4               21
    22        1               12/1/2013              13,372,006      Lock/36_Defeasance/82_0%/2               22
    23        1               12/1/2010              13,393,457      Lock/24_Defeasance/56_0%/4               23
    24        2               10/1/2010              14,628,618      Lock/26_Defeasance/56_0%/2               24
    25        2                8/1/2008              15,610,000      Lock/28_Defeasance/28_0%/4               25
---------------------------------------------------------------------------------------------------------------------
    26        1                7/1/2013              12,943,333      Lock/29_Defeasance/86_0%/5               26
    27        1                2/1/2024                              Lock/26_Defeasance/217_0%/1              27
    28        2               11/1/2008              13,029,085      Lock/25_Defeasance/31_0%/4               28
    29        1               12/1/2013              11,615,940      Lock/24_Defeasance/92_0%/4               29
    30        2                9/1/2010              10,972,145      Lock/27_Defeasance/53_0%/4               30
---------------------------------------------------------------------------------------------------------------------
    31        1               10/1/2013               9,495,878      Lock/26_Defeasance/92_0%/2               31
    32        1                9/1/2008              12,000,000      Lock/27_Defeasance/29_0%/4               32
    33        2               10/1/2010              10,537,383      Lock/26_Defeasance/54_0%/4               33
    34        1                9/1/2013               9,793,738      Lock/27_Defeasance/89_0%/4               34
    35        1               11/1/2013               9,547,078      Lock/25_Defeasance/93_0%/2               35
---------------------------------------------------------------------------------------------------------------------
    36        2               11/1/2010              10,548,676      Lock/25_Defeasance/55_0%/4               36
    37        1                9/1/2013               9,491,310      Lock/27_Defeasance/89_0%/4               37
    38        1                6/1/2008              10,900,000      Lock/30_Defeasance/26_0%/4               38
    39        2               11/1/2013               8,942,182      Lock/25_Defeasance/91_0%/4               39
    40        1               12/1/2013               8,380,924      Lock/36_Defeasance/82_0%/2               40
---------------------------------------------------------------------------------------------------------------------
    41        1               10/1/2010               9,007,402      Lock/26_Defeasance/54_0%/4               41
    42        1                6/1/2013               7,912,593      Lock/30_Defeasance/86_0%/4               42
    43        1               11/1/2013               7,685,420      Lock/25_Defeasance/93_0%/2               43
   43.1                                                                                                      43.1
   43.2                                                                                                      43.2
    44        2                9/1/2013               7,019,688      Lock/27_Defeasance/89_0%/4               44
    45        2               10/1/2013               6,987,845      Lock/26_Defeasance/90_0%/4               45
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
    46        1               11/1/2013               7,048,117      Lock/25_Defeasance/93_0%/2               46
    47        1               11/1/2010               6,757,560      Lock/37_Defeasance/45_0%/2               47
    48        1               12/1/2013               6,729,186      Lock/24_Defeasance/92_0%/4               48
    49        2               12/1/2013               6,344,579      Lock/24_Defeasance/89_0%/7               49
    50        1               11/1/2013               5,728,246      Lock/25_Defeasance/93_0%/2               50
---------------------------------------------------------------------------------------------------------------------
    51        2               11/1/2018               4,824,092      Lock/25_Defeasance/151_0%/4              51
    52        2               12/1/2013               5,392,991      Lock/24_Defeasance/92_0%/4               52
    53        1                6/1/2008               6,200,000      Lock/30_Defeasance/26_0%/4               53
    54        1                7/1/2013               5,126,905      Lock/29_Defeasance/86_0%/5               54
    55        1               11/1/2013               4,799,849      Lock/37_Defeasance/81_0%/2               55
---------------------------------------------------------------------------------------------------------------------
    56        1               10/1/2013               5,077,286      Lock/26_Defeasance/90_0%/4               56
    57        1                8/1/2013               4,038,581      Lock/28_Defeasance/88_0%/4               57
   57.1                                                                                                      57.1
   57.2                                                                                                      57.2
   57.3                                                                                                      57.3
   57.4                                                                                                      57.4
    58        2                8/1/2013               4,318,478      Lock/28_Defeasance/88_0%/4               58
    59        1                9/1/2008               4,596,712      Lock/27_Defeasance/29_0%/4               59
    60        2               10/1/2013               4,038,716      Lock/26_Defeasance/90_0%/4               60
---------------------------------------------------------------------------------------------------------------------
    61        1                8/1/2013               3,594,377      Lock/36_>YM or 1%/82_0%/2                61
    62        1                4/1/2013               3,405,069      Lock/32_Defeasance/84_0%/4               62
    63        1                4/1/2028                              Lock/27_Defeasance/267_0%/1              63
    64        1               11/1/2008               3,409,287      Lock/25_Defeasance/33_0%/2               64
    65        2               11/1/2013               3,151,331      Lock/25_Defeasance/91_0%/4               65
---------------------------------------------------------------------------------------------------------------------
    66        1                9/1/2013               2,823,492      Lock/27_Defeasance/89_0%/4               66
    67        2                8/1/2013               2,963,108      Lock/28_Defeasance/88_0%/4               67
    68        1                9/1/2010               2,873,598      Lock/27_Defeasance/53_0%/4               68
    69        1               11/1/2013               2,545,887      Lock/25_Defeasance/93_0%/2               69
    70        1               11/1/2012               2,479,491      Lock/37_Defeasance/76_0%/7               70
---------------------------------------------------------------------------------------------------------------------
    71        1               11/1/2013               2,354,823      Lock/25_Defeasance/91_0%/4               71
    72        2                7/1/2008               2,488,647      Lock/29_Defeasance/27_0%/4               72
    73        1                8/1/2023                              Lock/28_Defeasance/211_0%/1              73
    74        1                8/1/2023                              Lock/28_Defeasance/211_0%/1              74
    75        1               12/1/2013               1,682,172      Lock/24_Defeasance/94_0%/2               75
---------------------------------------------------------------------------------------------------------------------
    76        2                8/1/2013               1,558,272      Lock/28_Defeasance/88_0%/4               76
    77        1               12/1/2013               1,409,182      Lock/24_Defeasance/92_0%/4               77
    78        2               10/1/2010               1,571,571      Lock/26_Defeasance/54_0%/4               78
    79        1               10/1/2008               1,346,369      Lock/26_Defeasance/30_0%/4               79
    80        1               10/1/2013               1,177,357      Lock/26_Defeasance/90_0%/4               80
    81        1               11/1/2013                 842,842      Lock/25_Defeasance/92_0%/3               81



(1) Does not include income relating to the Shadow Occupied Release Space. If such income were included, Underwritten NOI, Underwritten NCF, Underwriten NOI DSCR and Underwritten NCF DSCR would be $55,341,545, $53,645,125, 2.31x and 2.24x, respectively.

(2)  Loan is interest only until October 7, 2006.

(3)  Weighted Average Occupancy is based on the hospitality portion only.

(4) Units, Sq. Ft. and Occupancy are shown on hospitality space and office space, respectively.

(5) This is a mixed use property. According to the rent rolls in the appraisal, the residential units produce 81.29% of the annual income. The balance per unit was derived by multiplying the original loan amount ($6,400,000) by .8129 and dividing by the number of residential units (49) yielding a balance per pad of $106,175. Balloon LTV is based on a stabilized value of $8.5 million minus $780,000 in tax abatments resulting in a Scheduled Maturity Date LTV of 69.86%.



CONTROL      LOAN
NUMBER       GROUP               PROPERTY NAME                        ANNUAL DEBT SERVICE         MOST RECENT NOI ($)
---------------------------------------------------------------------------------------------------------------------
    1         1    AFR Portfolio (1)                                         7,053,434
   1.1             Bank of America Center
   1.2             Van Ness & Market
   1.3             525 North Tryon-Odell Building
   1.4             Bank of America Financial Center
   1.5             Jacksonville Ops Center #600
   1.6             Jacksonville Ops Center #100
   1.7             Jacksonville Ops Center #400
   1.8             South Region TPC
   1.9             Catalina-Bank of America Center
   1.10            Jacksonville Ops Center #200
   1.11            Jacksonville Ops Center #700
   1.12            South Mountain-Bank of America
   1.13            Jacksonville Ops Center #500
   1.14            Jacksonville Ops Center #300
   1.15            Miami Lakes Operation Center
   1.16            Spokane Bankcard Services
   1.17            Century Park
   1.18            Bank of America Plaza
   1.19            Mendham Operations Center
   1.20            Glendale Main
   1.21            Fort Sam Houston
   1.22            Ellinwood Center #300
   1.23            Ellinwood Center #400
   1.24            Long Beach Financial
   1.25            Maricopa-Bank of America Center
   1.26            Camelback-Bank of America Center
   1.27            McDowell-Bank of America Center
   1.28            Stockton Main Office
   1.29            Inland Empire Cash Vault
   1.30            Lake & Colorado Br
   1.31            Pomona Main
   1.32            Ellinwood Center #500
   1.33            Sunnyvale Main Branch
   1.34            Coronado Branch
   1.35            Riverside Main
   1.36            Williams Islands
   1.37            La Jolla Main
   1.38            Whittier Office
   1.39            Hallandale Beach
   1.40            Annapolis Church Circle - BAL
   1.41            Greenspoint
   1.42            Redding Main Branch
   1.43            Albuquerque Operations Center
   1.44            Santa Barbara
   1.45            Charlottesville
   1.46            Plaza
   1.47            Irvine Industrial
   1.48            Gardena Main
   1.49            Westshore Mall
   1.50            Inglewood Main Office
   1.51            Jacksonville Ops Center/School
   1.52            Jacksonville Ops Center/Daycare
   1.53            Bull Street
   1.54            Bellingham
   1.55            Lighthouse Point
   1.56            Richland
   1.57            North Hollywood
   1.58            Ventura Main Office
   1.59            Escondido Main Office
   1.60            San Bernadino Main
   1.61            Winter Park
   1.62            Santa Maria Branch
   1.63            Salinas Main Branch
   1.64            Oak Trafficway Facility
   1.65            Paradise Valley
   1.66            University
   1.67            Fresno Proof/Vault
   1.68            Cordova
   1.69            Yuba City Branch
   1.70            Ocala Downtown
   1.71            Roanoke
   1.72            Mesa Main
   1.73            Auburn
   1.74            Valdosta Main
   1.75            Gulf to Bay
   1.76            Waco
   1.77            Yakima Valley Building/BR
   1.78            Lynchburg
   1.79            El Segundo
   1.80            Mission Facility
   1.81            Aiken Main Office
   1.82            Cartersville Main
   1.83            Murfreesboro Main Office
   1.84            Bremerton
   1.85            Columbia Facility
   1.86            South Austin
   1.87            Hampton-Main Facility
   1.88            Concord Village
   1.89            East Bakersfield Office
   1.90            North Sacramento Branch
   1.91            Mexico Facility
   1.92            Coeur D'alene Building/BR
   1.93            Cedar & Shields
   1.94            Sepulveda-Devonshire BR
   1.95            North Biscayne
   1.96            William Street Facility
   1.97            Stockdale
   1.98            Walla Walla
   1.99            Fort Worth East
  1.100            Port Charlotte
  1.101            Florissant Facility
  1.102            East Central Facility
  1.103            Independence Square
  1.104            Henderson
  1.105            Calwa
  1.106            Torrance Sartori
  1.107            Bixby-Atlantic
  1.108            Lincoln Heights Branch
  1.109            Oak Park Branch
  1.110            San Jose
  1.111            Carrollton
  1.112            Lynwood Branch
  1.113            Palmdale Branch
  1.114            Dumas Banking Center
  1.115            Old Hampton
  1.116            Moses Lake
  1.117            Dalhart Banking Center
  1.118            Willow-Daisy Branch
  1.119            North Hialeah
  1.120            South Glenstone Facility
  1.121            Admiral
  1.122            North Wenatchee
  1.123            Denison
  1.124            Moultrie Main
  1.125            Brownwood
  1.126            Penn Street Facility
  1.127            Mount Pleasant
  1.128            Ridgewood
  1.129            East Compton Branch
  1.130            Pasco
  1.131            Port Angeles
  1.132            Harrison Main
  1.133            Downtown Palmetto
  1.134            Mission
  1.135            Forks
  1.136            Pico-Vermont Branch
  1.137            Albany Main Office
  1.138            Winder (BS)
  1.139            Highlandtown - BAL
  1.140            South Boston
  1.141            Downtown Facility
  1.142            Norton - 7th Street
  1.143            Lexington Facility
  1.144            Clermont
  1.145            Camelback Uptown
  1.146            Red Bluff Branch
  1.147            Hollywood/Tyler
  1.148            Richland Facility
  1.149            West Sunshine Facility
  1.150            Muskogee Main Facility
  1.151            Aransas Pass (CCNB)
  1.152            Aberdeen Building/BR
---------------------------------------------------------------------------------------------------------------------
    2         1    Water Tower Place                                         4,814,907                    25,603,377
    3         1    Mall at Millenia                                          4,605,783
    4         1    Wells Fargo Tower                                         4,036,004                    20,355,126
    5         1    Union Center Plaza V                                      4,271,508                     6,324,351
---------------------------------------------------------------------------------------------------------------------
    6         1    609 Fifth Avenue (2)                                      4,530,747
    7         1    5 Houston Center                                          2,281,706                     6,937,851
    8         1    Valley Mall                                               3,110,250                     3,271,169
    9         1    Town Center at Virginia Beach                             3,349,496                     2,007,082
    10        1    Levy Portfolio                                            2,707,988                     4,219,917
   10.1            6363 Woodway                                                                            1,862,787
   10.2            1616 South Voss                                                                         1,229,419
   10.3            7500 San Felipe                                                                         1,127,711
---------------------------------------------------------------------------------------------------------------------
    11        1    McKinley Mall                                             2,982,814                     5,085,052
    12        1    FGSR Portfolio (3)                                        2,647,526                     4,964,352
   12.1            Embassy Suites Palm Beach Gardens & Office (4)                                          1,731,535
   12.2            Bayfront Hilton Saint Petersburg                                                        2,060,917
   12.3            Howard Johnson Commack                                                                    593,050
   12.4            Howard Johnson Westbury                                                                   578,850
    13        2    Wiener Apartment Portfolio VI                             1,903,888                     2,215,964
   13.1            2280-2300 Olinville Avenue                                                              1,137,983
   13.2            3424-3425 Kingsbridge Avenue                                                              892,997
   13.3            2440 Olinville Avenue                                                                     184,984
    14        1    Geneva Commons                                            1,939,512
    15        1    Audubon Estates                                           1,828,437                     2,437,064
---------------------------------------------------------------------------------------------------------------------
    16        2    Copper Creek Apartments                                   1,185,033                     2,290,102
    17        1    Rainbow Corporate Center                                  1,591,310                     1,120,200
    18        1    Denholtz Portfolio                                        1,499,746                     2,810,038
   18.1            Business Center at Edison                                                               1,216,348
   18.2            Palm Beach Marketplace                                                                    765,461
   18.3            Clark 67                                                                                  828,229
    19        1    Poinsettia Ridge Apartments                               1,520,602
    20        2    The Reserve at Forest Hills                               1,502,776                     1,954,891
---------------------------------------------------------------------------------------------------------------------
    21        1    REDI Industrial Building                                  1,165,450                     2,041,339
    22        1    Courtyard by Marriott-Fort Worth                          1,411,663                     2,805,264
    23        1    Pavilion at Rockville Center                              1,166,576                     1,232,826
    24        2    Polaris Pointe Apartments                                 1,094,669
    25        2    The Oxford Apartments                                       796,880                     1,689,321
---------------------------------------------------------------------------------------------------------------------
    26        1    G&L Portfolio- 435 North Bedford                          1,071,409                     1,612,022
    27        1    Shaw's Lewiston                                           1,160,345
    28        2    Westhollow Park Apartments                                  904,426                     1,194,911
    29        1    Rancho Vista Phases I & II                                  971,839                     1,349,264
    30        2    Cascade Heights Apartments                                  819,857                     1,180,307
---------------------------------------------------------------------------------------------------------------------
    31        1    Fred Segal Building                                         968,856                     2,199,870
    32        1    Carnegie Office Building                                    637,533                     1,213,065
    33        2    Springtree Meadows Apartments                               807,473                     1,259,037
    34        1    41 University Drive                                         839,842                     1,697,707
    35        1    Santa Anita Medical Center                                  811,130                     1,142,357
---------------------------------------------------------------------------------------------------------------------
    36        2    Mallard Pointe Apartments                                   739,666                     1,029,600
    37        1    Balboa Medical Plaza                                        822,736                       880,839
    38        1    Greenwich Center                                            560,305                       601,364
    39        2    Pinewood Apartments                                         747,971                       891,320
    40        1    Planters Inn                                                797,548                     2,636,060
---------------------------------------------------------------------------------------------------------------------
    41        1    1720 Eye Street                                             706,398                       990,130
    42        1    Versailles Court                                            640,145                     1,033,023
    43        1    Burroughs Portfolio                                         649,414                     1,316,115
   43.1            Paramus Plaza II                                                                          760,915
   43.2            Preakness Plaza                                                                           555,200
    44        2    Black Mountain Apartments                                   572,964                       532,861
    45        2    Brittany Knoll Apartments                                   581,239                       841,272
---------------------------------------------------------------------------------------------------------------------
    46        1    Currier Square Shopping Center                              609,560                       971,045
    47        1    Residence Inn - Westford                                    631,994                     1,251,342
    48        1    Shoppes at Old Webster                                      544,447                       616,334
    49        2    Lakeview Terrace Apartments                                 534,399                       698,851
    50        1    Columbia Medical Plaza                                      486,678                       774,397
---------------------------------------------------------------------------------------------------------------------
    51        2    Waterford Place II Apartments                               485,344                       521,208
    52        2    411 Granby Street Apartments (5)                            449,649
    53        1    Sutter II Medical Office Building                           308,019                       798,746
    54        1    G&L Portfolio- 415 North Bedford                            424,389                       599,136
    55        1    TownePlace Suites-Annapolis Junction                        508,881                     1,025,389
---------------------------------------------------------------------------------------------------------------------
    56        1    Potomac Mills                                               427,980                       748,736
    57        1    Lakeline Portfolio                                          385,096                       967,499
   57.1            Highline Plaza                                                                            377,222
   57.2            Plaza 7000                                                                                185,271
   57.3            Parley's Plaza                                                                            213,294
   57.4            Antelope Plaza                                                                            191,712
    58        2    Bartlett Apartments                                         360,892
    59        1    Center Pointe                                               325,580                       493,679
    60        2    Ontario Village Apartments                                  335,406                       628,323
---------------------------------------------------------------------------------------------------------------------
    61        1    Towers at South Towne I                                     285,026                       798,431
    62        1    Visual Display                                              291,498
    63        1    Walgreens San Antonio                                       333,811
    64        1    Palm West Professional Center III                           247,360                       404,875
    65        2    Cottages of Martinsburg                                     280,456                       372,256
---------------------------------------------------------------------------------------------------------------------
    66        1    Bank of America Square                                      288,459                       475,757
    67        2    Villa Court Apartments                                      232,700
    68        1    Flamingo Park III                                           222,387                       154,895
    69        1    Palm West Professional Center IV                            216,301                       359,822
    70        1    Sky Ridge Plaza 2                                           214,949                       411,540
---------------------------------------------------------------------------------------------------------------------
    71        1    Morrisville Shopping Center                                 206,960                       359,500
    72        2    Mt. Vernon Portfolio                                        164,994
    73        1    Walgreens Meridian                                          203,257
    74        1    Walgreens Hattiesburg                                       186,459
    75        1    Waverly Self Storage                                        164,096                       523,105
---------------------------------------------------------------------------------------------------------------------
    76        2    1433 Federal Avenue                                         132,890
    77        1    Thunderbird Mini Storage                                    139,900                       226,684
    78        2    Wexford Apartments                                          121,618                       144,947
    79        1    Garrison Self Storage                                       128,735                       319,492
    80        1    Budget Self-Storage                                         120,415                       280,798
    81        1    311 South Doheny                                             70,334                       142,776



CONTROL      LOAN                          UNDERWRITTEN      UNDERWRITTEN       UNDERWRITTEN NCF
NUMBER       GROUP   MOST RECENT NOI ($)        NOI               NCF               DSCR (X)          APPRAISED VALUE ($)
--------------------------------------------------------------------------------------------------------------------------
    1         1                              47,703,725       46,007,301            1.92                      719,705,000
   1.1                                        4,815,900        4,775,535                                       86,000,000
   1.2                                        3,252,726        3,198,882                                       71,000,000
   1.3                                        4,979,505        4,937,291                                       40,200,000
   1.4                                        3,329,087        3,309,352                                       39,200,000
   1.5                                        2,107,372        2,102,541                                       32,600,000
   1.6                                        2,097,231        2,097,182                                       24,100,000
   1.7                                        1,339,155        1,338,088                                       19,500,000
   1.8                                          990,965          990,965                                       13,900,000
   1.9                                        1,000,895          989,255                                       13,580,000
   1.10                                       1,038,946        1,038,773                                       13,200,000
   1.11                                       1,026,539        1,026,525                                       13,100,000
   1.12                                         558,166          545,020                                       12,925,000
   1.13                                         944,261          943,579                                       12,900,000
   1.14                                         955,610          955,520                                       12,500,000
   1.15                                        -834,555         -899,551                                       15,000,000
   1.16                                         734,221          734,089                                        9,000,000
   1.17                                         575,558          575,140                                        8,000,000
   1.18                                         539,062          533,968                                        7,500,000
   1.19                                         188,946          175,905                                        6,500,000
   1.20                                         400,327          400,327                                        6,000,000
   1.21                                         522,766          522,691                                        5,950,000
   1.22                                         133,042          130,934                                        5,680,000
   1.23                                         133,042          130,934                                        5,640,000
   1.24                                         364,370          362,394                                        5,200,000
   1.25                                         529,565          527,845                                        4,840,000
   1.26                                         545,224          545,224                                        4,800,000
   1.27                                         545,329          545,329                                        4,800,000
   1.28                                         263,190          261,292                                        4,700,000
   1.29                                         350,217          345,155                                        4,600,000
   1.30                                         278,805          278,305                                        4,400,000
   1.31                                         212,120          211,121                                        4,400,000
   1.32                                         133,042          130,934                                        5,660,000
   1.33                                         299,773          299,773                                        4,000,000
   1.34                                         217,605          209,290                                        3,900,000
   1.35                                         344,328          344,328                                        3,900,000
   1.36                                         368,530          358,163                                        5,000,000
   1.37                                          65,178           46,605                                        4,900,000
   1.38                                         211,006          209,439                                        3,700,000
   1.39                                         156,311          150,113                                        3,600,000
   1.40                                         216,469          216,469                                        3,600,000
   1.41                                         294,137          290,886                                        3,600,000
   1.42                                          87,548           83,010                                        3,500,000
   1.43                                         181,593          177,056                                        3,400,000
   1.44                                         191,182          191,090                                        3,250,000
   1.45                                         387,856          387,331                                        3,250,000
   1.46                                         238,337          236,497                                        3,100,000
   1.47                                         185,257          185,257                                        2,800,000
   1.48                                         166,670          163,657                                        2,760,000
   1.49                                         178,806          178,806                                        2,700,000
   1.50                                         210,721          209,738                                        2,660,000
   1.51                                         190,542          190,542                                        2,600,000
   1.52                                         186,588          186,588                                        2,550,000
   1.53                                         206,799          206,799                                        2,450,000
   1.54                                         213,428          213,428                                        2,400,000
   1.55                                         202,874          201,395                                        2,350,000
   1.56                                         187,306          186,667                                        2,350,000
   1.57                                         153,081          150,274                                        2,340,000
   1.58                                         187,175          187,175                                        2,260,000
   1.59                                         193,937          193,937                                        2,200,000
   1.60                                         243,552          236,698                                        2,200,000
   1.61                                          19,188           15,070                                        2,200,000
   1.62                                         150,565          149,964                                        2,130,000
   1.63                                         166,888          166,735                                        2,100,000
   1.64                                         119,181          114,122                                        2,100,000
   1.65                                          77,092           73,601                                        2,100,000
   1.66                                         175,529          175,529                                        2,100,000
   1.67                                         161,083          158,330                                        2,060,000
   1.68                                         127,209          111,987                                        2,040,000
   1.69                                         121,982          121,803                                        1,925,000
   1.70                                         130,565          126,118                                        1,900,000
   1.71                                         170,199          167,954                                        1,900,000
   1.72                                         179,653          179,653                                        1,800,000
   1.73                                          93,761           91,912                                        1,800,000
   1.74                                         138,461          125,799                                        1,725,000
   1.75                                         125,254          125,086                                        1,700,000
   1.76                                         270,288          270,068                                        1,700,000
   1.77                                          61,836           49,798                                        1,700,000
   1.78                                         176,603          167,215                                        2,100,000
   1.79                                         113,639          113,639                                        1,570,000
   1.80                                         136,326          133,614                                        1,550,000
   1.81                                          65,978           64,429                                        1,530,000
   1.82                                          35,771           27,959                                        1,500,000
   1.83                                          95,866           90,810                                        1,500,000
   1.84                                          57,269           55,392                                        1,500,000
   1.85                                         111,220          109,844                                        1,470,000
   1.86                                         108,339          103,085                                        1,450,000
   1.87                                         103,365           98,330                                        1,430,000
   1.88                                         181,996          180,650                                        1,420,000
   1.89                                         129,011          129,011                                        1,400,000
   1.90                                          91,966           91,605                                        1,400,000
   1.91                                         164,644          156,577                                        1,390,000
   1.92                                          50,167           41,554                                        1,380,000
   1.93                                         126,111          126,111                                        1,360,000
   1.94                                         156,086          154,649                                        1,360,000
   1.95                                         -40,393          -45,188                                        1,750,000
   1.96                                          23,873           15,388                                        1,325,000
   1.97                                         113,040          112,707                                        1,300,000
   1.98                                          69,916           65,573                                        1,300,000
   1.99                                          41,026           33,877                                        1,275,000
  1.100                                          95,914           94,959                                        1,250,000
  1.101                                          70,670           65,948                                        1,200,000
  1.102                                         -11,322          -17,807                                        1,200,000
  1.103                                          60,319           52,787                                        1,190,000
  1.104                                          46,078           44,218                                        1,150,000
  1.105                                         112,547          112,547                                        1,140,000
  1.106                                         123,935          122,747                                        1,140,000
  1.107                                         103,473          103,473                                        1,100,000
  1.108                                         111,791          110,463                                        1,100,000
  1.109                                          91,807           91,807                                        1,100,000
  1.110                                          82,199           81,934                                        1,090,000
  1.111                                          93,341           92,565                                        1,050,000
  1.112                                         110,258          110,258                                        1,010,000
  1.113                                          99,765           99,617                                        1,000,000
  1.114                                          29,077           24,828                                        1,000,000
  1.115                                         103,948           99,158                                        1,000,000
  1.116                                          26,373           23,580                                        1,000,000
  1.117                                          42,661           41,038                                          925,000
  1.118                                          93,063           93,063                                          900,000
  1.119                                          48,744           46,689                                          900,000
  1.120                                          41,503           35,314                                          900,000
  1.121                                          52,678           47,113                                          900,000
  1.122                                          12,720           11,203                                          900,000
  1.123                                          67,367           62,503                                          875,000
  1.124                                          41,162           34,668                                          850,000
  1.125                                          35,148           29,272                                          850,000
  1.126                                          26,921           23,994                                          825,000
  1.127                                          44,359           40,554                                          825,000
  1.128                                           1,578           -4,521                                        1,050,000
  1.129                                          95,240           95,240                                          800,000
  1.130                                          70,884           67,669                                          800,000
  1.131                                          18,706           15,899                                        1,000,000
  1.132                                         -23,248          -30,250                                          950,000
  1.133                                          35,015           26,998                                          725,000
  1.134                                          77,962           76,684                                          720,000
  1.135                                          51,372           47,542                                          700,000
  1.136                                          92,448           92,448                                          690,000
  1.137                                          47,926           38,349                                          900,000
  1.138                                          67,128           65,612                                          650,000
  1.139                                          54,703           53,588                                          800,000
  1.140                                          26,202           20,572                                          725,000
  1.141                                          42,604           40,155                                          540,000
  1.142                                          27,023           21,092                                          500,000
  1.143                                          33,613           32,672                                          425,000
  1.144                                          28,341           26,918                                          350,000
  1.145                                          12,547           11,648                                          600,000
  1.146                                         122,029          121,508                                        2,100,000
  1.147                                          -4,190           -5,772                                        1,500,000
  1.148                                          35,582           34,259                                          575,000
  1.149                                         138,248          138,248                                        1,200,000
  1.150                                          40,802           38,558                                        1,375,000
  1.151                                         106,681          105,031                                          825,000
  1.152                                         230,260          230,068                                          900,000
--------------------------------------------------------------------------------------------------------------------------
    2         1               05/31/2003     25,154,134       24,163,603            2.00                      335,000,000
    3         1                              23,579,775       22,594,607            1.70                      308,200,000
    4         1               06/30/2003     25,117,479       23,705,990            1.53                      360,000,000
    5         1               05/23/2003      6,837,761        6,509,960            1.52                       82,000,000
--------------------------------------------------------------------------------------------------------------------------
    6         1                               9,386,799        9,193,564            1.27                      136,000,000
    7         1               07/31/2003     10,046,008        9,100,795            1.99                      113,000,000
    8         1               07/31/2003      4,472,367        4,167,444            1.37                       59,000,000
    9         1               08/31/2003      4,621,935        4,205,767            1.27                       59,500,000
    10        1               07/20/2003      4,284,709        3,435,998            1.27                       53,500,000
   10.1                       07/20/2003      1,767,500        1,442,763                                       20,700,000
   10.2                       07/20/2003      1,299,343        1,024,918                                       17,000,000
   10.3                       07/20/2003      1,217,866          968,318                                       15,800,000
--------------------------------------------------------------------------------------------------------------------------
    11        1               07/31/2003      4,814,144        4,329,490            1.45                       53,500,000
    12        1               08/31/2003      5,830,979        4,711,273            1.78                       53,800,000
   12.1                       08/31/2003      2,622,681        2,186,082                                       27,800,000
   12.2                       08/31/2003      2,035,614        1,555,335                                       18,700,000
   12.3                       08/31/2003        590,100          486,546                                        3,900,000
   12.4                       08/31/2003        582,583          483,310                                        3,400,000
    13        2               06/30/2003      2,490,836        2,343,711            1.23                       40,700,000
   13.1                       06/30/2003      1,345,976        1,275,301                                       21,000,000
   13.2                       06/30/2003        936,510          882,885                                       15,100,000
   13.3                       06/30/2003        208,351          185,526                                        4,600,000
    14        1                               7,959,749        7,665,571            1.49                       93,400,000
    15        1               06/30/2003      2,621,401        2,586,351            1.41                       34,000,000
--------------------------------------------------------------------------------------------------------------------------
    16        2               06/30/2003      2,419,927        2,329,767            1.97                       30,090,000
    17        1               08/31/2003      2,449,601        2,213,409            1.39                       28,000,000
    18        1                               2,526,953        2,124,743            1.42                       28,900,000
   18.1                       06/30/2003      1,073,203          856,104                                       12,500,000
   18.2                       06/30/2003        746,148          675,984                                        8,550,000
   18.3                       06/30/2003        707,602          592,655                                        7,850,000
    19        1                               1,848,755        1,827,035            1.20                       26,250,000
    20        2               07/31/2003      1,999,362        1,924,962            1.28                       27,000,000
--------------------------------------------------------------------------------------------------------------------------
    21        1               05/31/2003      2,027,969        1,820,433            1.56                       21,500,000
    22        1               08/15/2003      2,699,222        2,413,414            1.71                       26,000,000
    23        1               10/14/2003      1,609,816        1,566,557            1.34                       20,900,000
    24        2                               1,468,735        1,395,735            1.28                       21,000,000
    25        2               06/30/2003      1,692,235        1,561,675            1.96                       19,500,000
--------------------------------------------------------------------------------------------------------------------------
    26        1               07/31/2003      1,585,115        1,464,118            1.37                       20,595,000
    27        1                               1,163,826        1,163,826            1.00                       15,670,000
    28        2               08/30/2003      1,231,427        1,130,427            1.25                       17,850,000
    29        1               09/30/2003      1,370,150        1,222,994            1.26                       18,000,000
    30        2               07/30/2003      1,183,201        1,105,101            1.35                       18,075,000
--------------------------------------------------------------------------------------------------------------------------
    31        1               09/30/2003      1,852,835        1,796,008            1.85                       20,500,000
    32        1               08/31/2003      1,354,804        1,218,809            1.91                       14,900,000
    33        2               06/30/2003      1,102,817        1,031,194            1.28                       14,700,000
    34        1               06/30/2003      1,416,477        1,212,869            1.44                       15,400,000
    35        1               06/30/2003      1,135,096        1,021,916            1.26                       15,000,000
--------------------------------------------------------------------------------------------------------------------------
    36        2               09/29/2003        991,014          946,014            1.28                       14,000,000
    37        1               06/30/2003      1,136,654        1,085,844            1.32                       14,200,000
    38        1               07/31/2003      1,207,868        1,149,703            2.05                       14,000,000
    39        2               10/31/2003        942,628          904,228            1.41                       13,250,000
    40        1               08/31/2003      2,179,000        1,745,000            2.19                       21,000,000
--------------------------------------------------------------------------------------------------------------------------
    41        1               07/31/2003      1,067,611          974,937            1.38                       12,550,000
    42        1               08/31/2003        967,352          956,602            1.49                       12,200,000
    43        1               08/31/2003      1,050,774          921,304            1.42                       12,100,000
   43.1                       08/31/2003        605,935          535,518                                        7,200,000
   43.2                       08/31/2003        444,839          385,786                                        4,900,000
    44        2               06/30/2003        802,175          775,175            1.35                       10,900,000
    45        2               08/31/2003        833,890          794,890            1.37                       10,800,000
--------------------------------------------------------------------------------------------------------------------------
    46        1               05/31/2003        839,603          763,398            1.25                       11,350,000
    47        1               07/31/2003      1,196,000        1,021,000            1.62                       12,100,000
    48        1               07/31/2003        839,859          691,711            1.27                       10,500,000
    49        2               07/31/2003        734,902          678,902            1.27                        9,400,000
    50        1               06/30/2003        692,776          651,564            1.34                        9,000,000
--------------------------------------------------------------------------------------------------------------------------
    51        2               08/31/2003        679,544          655,544            1.35                        8,125,000
    52        2                                 627,790          607,352            1.35                        8,100,000
    53        1               07/31/2003        718,480          636,207            2.07                        7,750,000
    54        1               07/31/2003        552,493          529,748            1.25                        8,521,000
    55        1               09/30/2003        912,958          810,595            1.59                        8,400,000
--------------------------------------------------------------------------------------------------------------------------
    56        1               05/31/2003        663,168          608,443            1.78                        8,100,000
    57        1               06/30/2003        921,663          814,906            2.12                       10,510,000
   57.1                       06/30/2003        347,359          310,003                                        4,150,000
   57.2                       06/30/2003        214,755          185,624                                        2,150,000
   57.3                       06/30/2003        196,720          177,491                                        2,160,000
   57.4                       06/30/2003        162,829          141,788                                        2,050,000
    58        2                                 539,884          495,884            1.37                        6,450,000
    59        1               06/30/2003        545,835          483,359            1.48                        7,100,000
    60        2               04/30/2003        498,525          446,525            1.33                        6,000,000
--------------------------------------------------------------------------------------------------------------------------
    61        1               09/30/2003        506,722          389,558            1.37                        7,800,000
    62        1                                 519,453          476,077            1.63                        7,700,000
    63        1                                 368,000          368,000            1.10                        5,210,000
    64        1               08/31/2003        336,159          317,363            1.28                        4,900,000
    65        2               09/30/2003        385,193          355,193            1.27                        4,950,000
--------------------------------------------------------------------------------------------------------------------------
    66        1               07/31/2003        415,127          380,570            1.32                        4,700,000
    67        2                                 335,646          327,646            1.41                        4,800,000
    68        1               06/30/2003        335,597          303,562            1.37                        4,200,000
    69        1               08/31/2003        303,085          285,561            1.32                        4,000,000
    70        1               08/31/2003        376,479          325,024            1.51                        4,000,000
--------------------------------------------------------------------------------------------------------------------------
    71        1               07/31/2003        330,297          300,978            1.45                        3,800,000
    72        2                                 302,954          287,704            1.74                        4,000,000
    73        1                                 311,650          311,650            1.53                        4,250,000
    74        1                                 369,850          369,850            1.98                        5,050,000
    75        1               07/31/2003        427,012          416,598            2.54                        5,800,000
--------------------------------------------------------------------------------------------------------------------------
    76        2                                 167,132          165,132            1.24                        2,670,000
    77        1               07/31/2003        208,177          202,103            1.44                        2,500,000
    78        2               07/21/2003        164,952          152,352            1.25                        2,200,000
    79        1               06/30/2003        185,583          180,261            1.40                        2,600,000
    80        1               05/31/2003        214,595          208,886            1.73                        3,350,000
    81        1               08/31/2003        134,651          129,231            1.84                        2,415,000



CONTROL      LOAN                                      CUT-OFF       SCHEDULED MATURITY OR
NUMBER       GROUP                APPRAISAL DATE    DATE LTV (%)         ARD DATE LTV (%)              YEAR BUILT
---------------------------------------------------------------------------------------------------------------------------
    1         1                      Various            47.24                39.73                      Various
   1.1                              5/1/2003                                                              1923
   1.2                              5/2/2003                                                              1959
   1.3                              5/1/2003                                                              1996
   1.4                              5/1/2003                                                              1979
   1.5                              6/1/2003                                                              1990
   1.6                              6/1/2003                                                              1990
   1.7                              6/1/2003                                                              1990
   1.8                             4/30/2003                                                              1995
   1.9                              5/1/2003                                                              1989
   1.10                             6/1/2003                                                              1990
   1.11                             6/1/2003                                                              1990
   1.12                             5/1/2003                                                              1995
   1.13                             6/1/2003                                                              1990
   1.14                             6/1/2003                                                              1990
   1.15                            4/30/2003                                                              1983
   1.16                            5/16/2003                                                              1983
   1.17                            5/15/2003                                                              1984
   1.18                            5/15/2003                                                              1980
   1.19                             5/1/2003                                                              1985
   1.20                            5/15/2003                                                              1968
   1.21                            5/15/2003                                                           1968/1973
   1.22                             5/7/2003                                                           1981/1982
   1.23                             5/7/2003                                                           1982/1983
   1.24                            5/15/2003                                                              1981
   1.25                             5/1/2003                                                              1989
   1.26                             5/1/2003                                                              1989
   1.27                             5/1/2003                                                              1989
   1.28                            5/15/2003                                                           1971-1973
   1.29                             5/7/2003                                                              1988
   1.30                            5/15/2003                                                              1952
   1.31                             5/8/2003                                                              1979
   1.32                             5/7/2003                                                           1983/1984
   1.33                             5/9/2003                                                              1978
   1.34                            5/21/2003                                                              1983
   1.35                             5/7/2003                                                              1976
   1.36                            5/20/2003                                                              1986
   1.37                            5/21/2003                                                              1975
   1.38                            5/15/2003                                                              1980
   1.39                             5/7/2003                                                             1960's
   1.40                            5/15/2003                                                              1970
   1.41                            5/15/2003                                                              1976
   1.42                            5/15/2003                                                              1978
   1.43                            5/15/2003                                                           1973/1983
   1.44                             5/9/2003                                                              1926
   1.45                            5/22/2003                                                              1875
   1.46                             5/7/2003                                                              1973
   1.47                            5/22/2003                                                              1981
   1.48                            5/16/2003                                                           1979/1983
   1.49                            5/15/2003                                                              1997
   1.50                            5/14/2003                                                           1948/1954
   1.51                             5/1/2003                                                              1990
   1.52                             5/1/2003                                                              1990
   1.53                            5/14/2003                                                              1905
   1.54                            5/12/2003                                                              1960
   1.55                            5/21/2003                                                              1970
   1.56                            5/12/2003                                                              1979
   1.57                             5/8/2003                                                              1971
   1.58                             5/5/2003                                                              1978
   1.59                            5/21/2003                                                              1978
   1.60                             5/7/2003                                                              1970
   1.61                             5/1/2003                                                              1955
   1.62                             5/5/2003                                                              1976
   1.63                            5/16/2003                                                              1968
   1.64                            5/19/2003                                                              1978
   1.65                            5/15/2003                                                              1966
   1.66                            5/15/2003                                                              1957
   1.67                            5/14/2003                                                              1965
   1.68                            5/22/2003                                                              1975
   1.69                            5/15/2003                                                              1981
   1.70                             5/1/2003                                                           1965/1985
   1.71                             5/1/2003                                                              1915
   1.72                            5/21/2003                                                              1990
   1.73                            5/12/2003                                                              1955
   1.74                            5/13/2003                                                              1970
   1.75                            5/15/2003                                                              1971
   1.76                            5/20/2003                                                              1885
   1.77                            5/15/2003                                                              1951
   1.78                            5/28/2003                                                              1913
   1.79                             5/6/2003                                                              1980
   1.80                            5/15/2003                                                              1964
   1.81                            5/19/2003                                                         1898/1911/1960
   1.82                            5/27/2003                                                              1977
   1.83                            4/29/2003                                                              1978
   1.84                            5/14/2003                                                              1970
   1.85                            5/13/2003                                                              1948
   1.86                            5/15/2003                                                              1964
   1.87                            5/13/2003                                                              1972
   1.88                            5/13/2003                                                              1978
   1.89                            5/16/2003                                                              1972
   1.90                            5/12/2003                                                         1954/1975/1980
   1.91                            5/10/2003                                                              1979
   1.92                            5/11/2003                                                              1969
   1.93                            5/13/2003                                                              1981
   1.94                             5/8/2003                                                              1955
   1.95                            5/20/2003                                                              1964
   1.96                            5/19/2003                                                              1973
   1.97                            5/16/2003                                                              1981
   1.98                            5/15/2003                                                              1979
   1.99                            5/17/2003                                                              1956
  1.100                            5/15/2003                                                              1971
  1.101                            5/27/2003                                                              1970
  1.102                            5/15/2003                                                              1958
  1.103                            5/19/2003                                                              1929
  1.104                            5/16/2003                                                              1964
  1.105                            5/13/2003                                                              1981
  1.106                             5/6/2003                                                              1936
  1.107                            5/15/2003                                                              1955
  1.108                            5/14/2003                                                              1976
  1.109                            5/12/2003                                                              1960
  1.110                             5/1/2003                                                              1997
  1.111                            5/14/2003                                                              1978
  1.112                            5/16/2003                                                              1974
  1.113                            5/15/2003                                                              1980
  1.114                            5/26/2003                                                              1976
  1.115                            5/29/2003                                                              1970
  1.116                            5/12/2003                                                              1955
  1.117                            5/26/2003                                                              1955
  1.118                            5/15/2003                                                              1962
  1.119                             5/7/2003                                                              1963
  1.120                            5/20/2003                                                              1970
  1.121                            5/20/2003                                                              1952
  1.122                            5/12/2003                                                              1960
  1.123                            5/19/2003                                                              1965
  1.124                             5/5/2003                                                              1989
  1.125                            5/15/2003                                                              1972
  1.126                            5/15/2003                                                              1980
  1.127                            5/19/2003                                                              1960
  1.128                            5/16/2003                                                              1961
  1.129                            5/16/2003                                                              1962
  1.130                            5/12/2003                                                           1968/1974
  1.131                            5/13/2003                                                              1922
  1.132                            5/22/2003                                                              1964
  1.133                            5/15/2003                                                              1950
  1.134                            5/19/2003                                                              1950
  1.135                            5/13/2003                                                              1980
  1.136                            5/14/2003                                                              1959
  1.137                             5/5/2003                                                              1960
  1.138                            5/27/2003                                                              1970
  1.139                             6/1/2003                                                              1950
  1.140                            5/28/2003                                                              1974
  1.141                            5/15/2003                                                              1927
  1.142                             6/2/2003                                                              1905
  1.143                            5/19/2003                                                              1894
  1.144                             5/1/2003                                                              1973
  1.145                            5/21/2003                                                              1970
  1.146                            5/15/2003                                                              1983
  1.147                             5/7/2003                                                              1958
  1.148                            5/20/2003                                                              1951
  1.149                            5/20/2003                                                              1965
  1.150                             5/1/2003                                                              1920
  1.151                            5/19/2003                                                              1972
  1.152                            5/14/2003                                                              1960
---------------------------------------------------------------------------------------------------------------------------
    2         1                     8/1/2003            55.92                49.65                        1975
    3         1                     3/1/2003            63.27                58.75                        2002
    4         1                    5/30/2003            69.44                64.88                        1982
    5         1                    10/1/2003            79.09                65.55                        2003
---------------------------------------------------------------------------------------------------------------------------
    6         1                     4/1/2004            75.00                67.58                        1925
    7         1                    8/11/2003            79.65                79.65                        2002
    8         1                    8/23/2003            74.49                63.97                   1972/2001-2002
    9         1                    6/17/2003            74.58                64.75                     2002-2003
    10        1                     9/1/2003            72.36                60.94                      Various
   10.1                             9/1/2003                                                              1983
   10.2                             9/1/2003                                                              1981
   10.3                             9/1/2003                                                              1979
---------------------------------------------------------------------------------------------------------------------------
    11        1                     8/1/2003            72.22                62.07                        1985
    12        1                      Various            59.48                51.78                      Various
   12.1                            10/7/2003                                                              1989
   12.2                           10/13/2003                                                              1971
   12.3                            10/7/2003                                                           1971/1979
   12.4                            10/7/2003                                                           1967/1988
    13        2                    8/18/2003            72.86                67.24                      Various
   13.1                            8/18/2003                                                              1965
   13.2                            8/18/2003                                                              1963
   13.3                            8/18/2003                                                              1965
    14        1                    2/15/2003            78.99                68.31                     2002-2003
    15        1                     8/2/2003            78.24                68.66                   1964/1970/1991
---------------------------------------------------------------------------------------------------------------------------
    16        2                    7/23/2003            79.76                79.76                        2002
    17        1                    5/27/2003            78.43                66.74                     2000-2002
    18        1                      Various            74.85                62.93                      Various
   18.1                             8/8/2003                                                              1985
   18.2                            7/23/2003                                                           1988/1990
   18.3                             8/8/2003                                                              1974
    19        1                    10/6/2003            79.92                67.97                        2002
    20        2                     7/7/2003            77.56                65.87                     1999/2001
---------------------------------------------------------------------------------------------------------------------------
    21        1                    6/11/2003            79.67                66.74                     1955/1967
    22        1                     7/2/2003            64.42                51.43                        1929
    23        1                    7/18/2003            75.60                64.08                        1998
    24        2                    4/10/2003            74.76                69.66                        1987
    25        2                    7/14/2003            80.05                80.05                        1975
---------------------------------------------------------------------------------------------------------------------------
    26        1                     4/1/2003            74.41                62.85                     1959/1969
    27        1                    4/22/2003            89.17                 0.00                        2003
    28        2                    6/20/2004            77.59                72.99                        1979
    29        1                    8/20/2003            74.17                64.53                        1991
    30        2                     7/1/2003            67.92                60.70                        1974
---------------------------------------------------------------------------------------------------------------------------
    31        1                     4/6/2003            58.94                46.32                     1937-1981
    32        1                     7/7/2003            80.54                80.54                        1987
    33        2                    8/20/2003            79.84                71.68                        1974
    34        1                    4/13/2003            74.47                63.60                        1999
    35        1                    6/19/2003            74.93                63.65                        1986
---------------------------------------------------------------------------------------------------------------------------
    36        2                    9/16/2003            80.00                75.35                        1989
    37        1                    6/27/2003            77.96                66.84                        1989
    38        1                     2/3/2003            77.86                77.86                        2002
    39        2                     9/3/2003            68.60                67.49                        2003
    40        1                     9/3/2003            47.62                39.91                     1844/1997
---------------------------------------------------------------------------------------------------------------------------
    41        1                     5/1/2003            79.53                71.77                        1968
    42        1                     1/1/2003            77.38                64.86                        1999
    43        1                     5/1/2003            74.92                63.52                      Various
   43.1                             5/1/2003                                                              1981
   43.2                             5/1/2003                                                              1987
    44        2                     7/3/2003            76.82                64.40                        2001
    45        2                     7/1/2003            76.70                64.70                     1998-2001
---------------------------------------------------------------------------------------------------------------------------
    46        1                    6/24/2003            72.62                62.10                       1970s
    47        1                     8/1/2003            64.38                55.85                        2001
    48        1                    9/29/2003            72.38                64.09                     2000-2001
    49        2                     9/3/2003            79.79                67.50                        1985
    50        1                    5/15/2003            74.93                63.65                        1986
---------------------------------------------------------------------------------------------------------------------------
    51        2                    8/13/2003            79.93                59.37                        2003
    52        2                    11/1/2003            79.01                69.86                        1939
    53        1                     5/1/2003            80.00                80.00                        1988
    54        1                     4/1/2003            71.24                60.17                        1955
    55        1                     9/1/2003            71.34                57.14                        1999
---------------------------------------------------------------------------------------------------------------------------
    56        1                    7/31/2003            59.12                62.68                        1990
    57        1                     4/7/2003            50.59                38.43                      Various
   57.1                             4/7/2003                                                           1947-1990
   57.2                             4/7/2003                                                              1988
   57.3                             4/7/2003                                                              1987
   57.4                             4/7/2003                                                              1987
    58        2                    7/17/2003            79.08                66.95                        1987
    59        1                    6/18/2003            68.66                64.74                        1979
    60        2                     6/1/2003            79.84                67.31                        1986
---------------------------------------------------------------------------------------------------------------------------
    61        1                    2/24/2003            55.52                46.08                        1992
    62        1                   10/30/2002            51.57                44.22                        1959
    63        1                    4/29/2003            74.71                 0.00                        2003
    64        1                    5/15/2003            74.92                69.58                        1993
    65        2                    5/30/2003            73.67                63.66                        1997
---------------------------------------------------------------------------------------------------------------------------
    66        1                    4/23/2003            76.30                60.07                     1980/1982
    67        2                    5/22/2003            74.66                61.73                        2003
    68        1                    7/11/2003            75.96                68.42                        2001
    69        1                    5/15/2003            74.93                63.65                        1994
    70        1                     8/6/2002            71.65                61.99                        1987
---------------------------------------------------------------------------------------------------------------------------
    71        1                     9/9/2003            72.04                61.97                        2000
    72        2                     5/9/2003            67.57                62.22                        1900
    73        1                    7/21/2003            56.43                 0.00                        2003
    74        1                    7/22/2003            43.57                 0.00                        2003
    75        1                     9/4/2003            37.93                29.00                     1996/2002
---------------------------------------------------------------------------------------------------------------------------
    76        2                     5/5/2003            68.41                58.36                        2003
    77        1                    8/20/2003            73.00                56.37                     1984/1996
    78        2                     7/7/2003            79.39                71.44                        2002
    79        1                     7/9/2003            61.25                51.78                        1909
    80        1                     5/1/2003            44.66                35.14                        1930
    81        1                    9/12/2003            41.36                34.90                        1965


                                                             TOTAL SQ.                               CUT-OFF DATE
CONTROL      LOAN                                             FT./UNITS/    UNIT                     BALANCE PER SQ.
NUMBER       GROUP          YEAR RENOVATED                    PADS/ROOMS  DESCRIPTION                FT./UNIT/PAD/ROOM  OCCUPANCY %
-----------------------------------------------------------------------------------------------------------------------------------
    1         1                Various                        7,774,995    Sq Ft                            44          86
   1.1                         Ongoing                        1,027,783    Sq Ft                                        87
   1.2                           1989                           481,064    Sq Ft                                        85
   1.3                                                          413,407    Sq Ft                                       100
   1.4                                                          359,843    Sq Ft                                        79
   1.5                                                          295,895    Sq Ft                                        86
   1.6                                                          233,311    Sq Ft                                       100
   1.7                                                          172,511    Sq Ft                                        92
   1.8                                                          115,662    Sq Ft                                       100
   1.9                                                          170,151    Sq Ft                                        76
   1.10                                                         122,666    Sq Ft                                        98
   1.11                                                         118,963    Sq Ft                                       100
   1.12                                                         150,000    Sq Ft                                        48
   1.13                                                         116,749    Sq Ft                                        95
   1.14                                                         113,861    Sq Ft                                        98
   1.15                                                         141,366    Sq Ft                                        41
   1.16                          1988                            85,154    Sq Ft                                        99
   1.17                                                          68,868    Sq Ft                                        96
   1.18                          1992                            79,243    Sq Ft                                        70
   1.19                                                         112,217    Sq Ft                                        48
   1.20                                                          46,338    Sq Ft                                       100
   1.21                          1983                            61,095    Sq Ft                                       100
   1.22                                                          43,104    Sq Ft                                       100
   1.23                                                          42,766    Sq Ft                                       100
   1.24                                                          42,941    Sq Ft                                       100
   1.25                                                          62,482    Sq Ft                                        90
   1.26                                                          62,457    Sq Ft                                       100
   1.27                                                          62,469    Sq Ft                                       100
   1.28                          1995                            36,250    Sq Ft                                       100
   1.29                                                          62,659    Sq Ft                                       100
   1.30                                                          33,033    Sq Ft                                        98
   1.31                                                          33,513    Sq Ft                                       100
   1.32                                                          42,971    Sq Ft                                        0
   1.33                                                          34,559    Sq Ft                                       100
   1.34                                                          21,356    Sq Ft                                        87
   1.35                                                          38,500    Sq Ft                                       100
   1.36                                                          36,578    Sq Ft                                        69
   1.37                                                          31,482    Sq Ft                                        56
   1.38                                                          37,996    Sq Ft                                        77
   1.39                          1996                            42,944    Sq Ft                                       100
   1.40                                                          24,922    Sq Ft                                       100
   1.41                                                          37,846    Sq Ft                                        91
   1.42                                                          32,200    Sq Ft                                       100
   1.43                          1997                            59,489    Sq Ft                                        75
   1.44                          1963                            24,406    Sq Ft                                        93
   1.45                          1972                            57,945    Sq Ft                                        91
   1.46                                                          35,389    Sq Ft                                        78
   1.47                                                          21,511    Sq Ft                                       100
   1.48                                                          27,906    Sq Ft                                       100
   1.49                                                          20,740    Sq Ft                                       100
   1.50                                                          28,909    Sq Ft                                        87
   1.51                                                          21,879    Sq Ft                                       100
   1.52                                                          21,425    Sq Ft                                       100
   1.53                          1995                            23,969    Sq Ft                                       100
   1.54                                                          24,361    Sq Ft                                       100
   1.55                                                          25,659    Sq Ft                                       100
   1.56                                                          25,878    Sq Ft                                       100
   1.57                                                          22,780    Sq Ft                                       100
   1.58                                                          21,576    Sq Ft                                       100
   1.59                                                          22,400    Sq Ft                                       100
   1.60                                                          46,273    Sq Ft                                        67
   1.61                                                          32,951    Sq Ft                                        73
   1.62                                                          20,956    Sq Ft                                       100
   1.63                                                          20,967    Sq Ft                                        97
   1.64                          1990                            34,145    Sq Ft                                        75
   1.65                       1973/1994                          19,908    Sq Ft                                        82
   1.66                                                          20,076    Sq Ft                                       100
   1.67                                                          22,065    Sq Ft                                       100
   1.68                          1993                            27,585    Sq Ft                                       100
   1.69                                                          18,900    Sq Ft                                       100
   1.70                                                          31,532    Sq Ft                                        92
   1.71                       1984-1986                          27,726    Sq Ft                                        89
   1.72                                                          20,847    Sq Ft                                       100
   1.73                                                          15,900    Sq Ft                                       100
   1.74                       1994/1995                          29,343    Sq Ft                                        94
   1.75                          2001                            17,191    Sq Ft                                       100
   1.76                                                          34,108    Sq Ft                                        92
   1.77                                                          28,702    Sq Ft                                        60
   1.78                                                          63,374    Sq Ft                                        78
   1.79                                                          13,117    Sq Ft                                       100
   1.80                                                          24,945    Sq Ft                                        98
   1.81                          1998                            20,918    Sq Ft                                        62
   1.82                                                          21,455    Sq Ft                                        52
   1.83                                                          25,655    Sq Ft                                        82
   1.84                          1990                            20,435    Sq Ft                                       100
   1.85                     1970/1981/1985                       20,094    Sq Ft                                       100
   1.86                          1972                            26,417    Sq Ft                                        91
   1.87                                                          24,416    Sq Ft                                       100
   1.88                                                          20,429    Sq Ft                                        98
   1.89                                                          14,860    Sq Ft                                       100
   1.90                                                          14,437    Sq Ft                                       100
   1.91                                                          25,669    Sq Ft                                        88
   1.92                          1992                            18,229    Sq Ft                                        69
   1.93                                                          14,539    Sq Ft                                       100
   1.94                                                          16,178    Sq Ft                                       100
   1.95                          2001                            26,186    Sq Ft                                        28
   1.96                                                          29,301    Sq Ft                                        67
   1.97                                                          16,000    Sq Ft                                       100
   1.98                                                          14,450    Sq Ft                                       100
   1.99                                                          28,562    Sq Ft                                        81
  1.100                          2002                            13,119    Sq Ft                                        98
  1.101                          1980                            21,600    Sq Ft                                        77
  1.102                          1968                            23,855    Sq Ft                                       100
  1.103                       1972/1990                          32,530    Sq Ft                                        47
  1.104                          1977                            12,642    Sq Ft                                       100
  1.105                                                          12,971    Sq Ft                                       100
  1.106                                                          16,200    Sq Ft                                       100
  1.107                                                          11,937    Sq Ft                                       100
  1.108                                                          16,285    Sq Ft                                       100
  1.109                                                          10,560    Sq Ft                                       100
  1.110                                                          10,670    Sq Ft                                       100
  1.111                                                          12,853    Sq Ft                                       100
  1.112                                                          12,720    Sq Ft                                       100
  1.113                                                          13,278    Sq Ft                                       100
  1.114                                                          19,176    Sq Ft                                        98
  1.115                                                          24,059    Sq Ft                                        60
  1.116                          1960                            16,540    Sq Ft                                       100
  1.117                          1995                            21,292    Sq Ft                                       100
  1.118                                                          10,736    Sq Ft                                       100
  1.119                                                          10,212    Sq Ft                                       100
  1.120                          1982                            15,946    Sq Ft                                        86
  1.121                                                          19,088    Sq Ft                                        74
  1.122                                                          11,413    Sq Ft                                       100
  1.123                                                          23,236    Sq Ft                                        71
  1.124                                                          22,692    Sq Ft                                        64
  1.125                                                          22,643    Sq Ft                                        87
  1.126                                                          24,150    Sq Ft                                        73
  1.127                                                          21,710    Sq Ft                                        75
  1.128                          1999                            31,699    Sq Ft                                       100
  1.129                          1976                            10,990    Sq Ft                                       100
  1.130                                                          23,709    Sq Ft                                        91
  1.131                       1972-1973                          16,187    Sq Ft                                        96
  1.132                       1972/1980                          23,521    Sq Ft                                       100
  1.133                          2002                            28,909    Sq Ft                                        82
  1.134                          2001                            12,079    Sq Ft                                       100
  1.135                                                          12,327    Sq Ft                                        94
  1.136                                                          10,660    Sq Ft                                       100
  1.137                          1995                            35,610    Sq Ft                                        58
  1.138                                                          11,500    Sq Ft                                       100
  1.139                                                          28,484    Sq Ft                                        26
  1.140                                                          24,151    Sq Ft                                        59
  1.141                       1972/1983                          12,715    Sq Ft                                        49
  1.142                          1992                            20,058    Sq Ft                                        41
  1.143                          1979                            12,300    Sq Ft                                        94
  1.144                                                          13,572    Sq Ft                                        99
  1.145                                                          10,067    Sq Ft                                        65
  1.146                          2001                            20,320    Sq Ft                                       100
  1.147                                                          27,712    Sq Ft                                        44
  1.148                                                          10,981    Sq Ft                                       100
  1.149                          1981                            15,904    Sq Ft                                       100
  1.150                          1990                            27,495    Sq Ft                                       100
  1.151                                                          14,970    Sq Ft                                       100
  1.152                                                          30,724    Sq Ft                                        95
-----------------------------------------------------------------------------------------------------------------------------------
    2         1                  2003                           821,742    Sq Ft                           228          96
    3         1                                                 518,153    Sq Ft                           376          95
    4         1                                               1,380,674    Sq Ft                           181          84
    5         1                                                 248,576    Sq Ft                           261         100
-----------------------------------------------------------------------------------------------------------------------------------
    6         1                  2003                           147,958    Sq Ft                           689          99
    7         1                                                 580,875    Sq Ft                           155          92
    8         1                                                 539,676    Sq Ft                            83          93
    9         1                                                 324,155    Sq Ft                           139          90
    10        1                Various                          538,752    Sq Ft                            72          81
   10.1                     1990/1996-2002                      197,872    Sq Ft                                        86
   10.2                     1990/1998-2002                      179,017    Sq Ft                                        77
   10.3                          1998                           161,863    Sq Ft                                        78
-----------------------------------------------------------------------------------------------------------------------------------
    11        1                  2000                           692,362    Sq Ft                            56          86
    12        1                                                     682    Rooms                        46,921          71
   12.1                                                    160 / 82,381    Rooms / Sq Ft                             81 / 86
   12.2                                                             333    Rooms                                        68
   12.3                                                             109    Rooms                                        63
   12.4                                                              80    Rooms                                        74
    13        2                                                     535    Units                        55,428          98
   13.1                                                             257    Units                                        98
   13.2                                                             195    Units                                        98
   13.3                                                              83    Units                                        98
    14        1                                                 409,911    Sq Ft                           184          94
    15        1                                                     701    Pads                         37,946         100
-----------------------------------------------------------------------------------------------------------------------------------
    16        2                                                     368    Units                        65,217          97
    17        1                                                 151,672    Sq Ft                           145          89
    18        1                Various                          257,613    Sq Ft                            84          94
   18.1                                                         125,733    Sq Ft                                        88
   18.2                                                          55,798    Sq Ft                                       100
   18.3                       1996/1997                          76,082    Sq Ft                                        96
    19        1                                                     120    Units                       174,828          96
    20        2                                                     372    Units                        56,290          88
-----------------------------------------------------------------------------------------------------------------------------------
    21        1                  1987                           518,840    Sq Ft                            33         100
    22        1                  1999                               203    Rooms                        82,512          77
    23        1                                                  94,086    Sq Ft                           168          96
    24        2               2001-2002                             292    Units                        53,767          92
    25        2                  2002                               544    Units                        28,695          89
-----------------------------------------------------------------------------------------------------------------------------------
    26        1               1984/1986                          54,602    Sq Ft                           281          98
    27        1                                                  64,657    Sq Ft                           216         100
    28        2                  2000                               404    Units                        34,282          91
    29        1                                                 225,248    Sq Ft                            59          95
    30        2                                                     284    Units                        43,228          95
-----------------------------------------------------------------------------------------------------------------------------------
    31        1                  1989                            28,747    Sq Ft                           420         100
    32        1                  2001                           106,246    Sq Ft                           113          91
    33        2                                                     232    Units                        50,588          96
    34        1                                                  89,048    Sq Ft                           129         100
    35        1                  1993                            86,762    Sq Ft                           130          86
-----------------------------------------------------------------------------------------------------------------------------------
    36        2                                                     180    Units                        62,222          94
    37        1                  2003                            66,050    Sq Ft                           168          89
    38        1                                                 109,901    Sq Ft                            99         100
    39        2                                                     192    Units                        55,152          90
    40        1             1983/1993/1997                           62    Rooms                       161,290          73
-----------------------------------------------------------------------------------------------------------------------------------
    41        1                  1999                            70,362    Sq Ft                           142         100
    42        1                                                      43    Units                       219,535          95
    43        1                                                  92,013    Sq Ft                            99         100
   43.1                                                          49,068    Sq Ft                                       100
   43.2                                                          42,945    Sq Ft                                       100
    44        2                                                     108    Units                        77,534          94
    45        2                                                     156    Units                        53,102          94
-----------------------------------------------------------------------------------------------------------------------------------
    46        1               1989/1994                         131,027    Sq Ft                            63          99
    47        1                                                     108    Rooms                        72,126          79
    48        1                                                  69,740    Sq Ft                           109          97
    49        2                                                     224    Units                        33,482          94
    50        1                  1995                            43,797    Sq Ft                           154         100
-----------------------------------------------------------------------------------------------------------------------------------
    51        2                                                     120    Units                        54,116          99
    52        2                  2003                                49    Units                       106,175          75
    53        1                                                  39,745    Sq Ft                           156         100
    54        1                  1980                             5,720    Sq Ft                         1,061         100
    55        1                                                      95    Rooms                        63,080          78
-----------------------------------------------------------------------------------------------------------------------------------
    56        1                                                  61,875    Sq Ft                            97          97
    57        1                                                 103,315    Sq Ft                            52          93
   57.1                                                          45,271    Sq Ft                                       100
   57.2                                                          21,800    Sq Ft                                        89
   57.3                                                          16,244    Sq Ft                                        90
   57.4                                                          20,000    Sq Ft                                        88
    58        2                                                     176    Units                        28,979          95
    59        1                  2002                            37,738    Sq Ft                           129          91
    60        2                                                     208    Units                        23,032          88
-----------------------------------------------------------------------------------------------------------------------------------
    61        1                                                  66,540    Sq Ft                            65          88
    62        1                                                 105,795    Sq Ft                            38         100
    63        1                                                  14,490    Sq Ft                           269         100
    64        1                                                  23,300    Sq Ft                           158         100
    65        2                                                     120    Units                        30,390          97
-----------------------------------------------------------------------------------------------------------------------------------
    66        1                  2002                            31,111    Sq Ft                           115          94
    67        2                                                      32    Units                       111,991         100
    68        1                                                  45,400    Sq Ft                            70          94
    69        1                                                  17,738    Sq Ft                           169         100
    70        1                  1999                            56,551    Sq Ft                            51         100
-----------------------------------------------------------------------------------------------------------------------------------
    71        1                                                  25,200    Sq Ft                           109          81
    72        2                                                      61    Units                        44,310          95
    73        1                                                  14,560    Sq Ft                           165         100
    74        1                                                  13,650    Sq Ft                           161         100
    75        1                                                     643    Units                         3,422          85
-----------------------------------------------------------------------------------------------------------------------------------
    76        2                                                       8    Units                       228,332         100
    77        1                                                     676    Units                         2,700          99
    78        2                                                      56    Units                        31,189          98
    79        1                  2002                               280    Units                         5,688          95
    80        1                  1996                               623    Units                         2,402          74
    81        1                                                      20    Units                        49,948         100


CONTROL      LOAN
NUMBER       GROUP      OCCUPANCY DATE     OWNERSHIP INTEREST       LOCKBOX
----------------------------------------------------------------------------
    1         1            9/15/2003     Fee Simple/Leasehold       Hard
   1.1                     9/15/2003          Fee Simple
   1.2                     9/15/2003          Fee Simple
   1.3                     9/15/2003          Fee Simple
   1.4                     9/15/2003          Fee Simple
   1.5                     9/15/2003          Fee Simple
   1.6                     9/15/2003          Fee Simple
   1.7                     9/15/2003          Fee Simple
   1.8                     9/15/2003          Fee Simple
   1.9                     9/15/2003           Leasehold
   1.10                    9/15/2003          Fee Simple
   1.11                    9/15/2003          Fee Simple
   1.12                    9/15/2003           Leasehold
   1.13                    9/15/2003          Fee Simple
   1.14                    9/15/2003          Fee Simple
   1.15                    9/15/2003          Fee Simple
   1.16                    9/15/2003          Fee Simple
   1.17                    9/15/2003          Fee Simple
   1.18                    9/15/2003          Fee Simple
   1.19                    9/15/2003          Fee Simple
   1.20                    9/15/2003          Fee Simple
   1.21                    9/15/2003          Fee Simple
   1.22                    9/15/2003          Fee Simple
   1.23                    9/15/2003          Fee Simple
   1.24                    9/15/2003          Fee Simple
   1.25                    9/15/2003           Leasehold
   1.26                    9/15/2003           Leasehold
   1.27                    9/15/2003           Leasehold
   1.28                    9/15/2003          Fee Simple
   1.29                    9/15/2003          Fee Simple
   1.30                    9/15/2003          Fee Simple
   1.31                    9/15/2003          Fee Simple
   1.32                    9/15/2003          Fee Simple
   1.33                    9/15/2003          Fee Simple
   1.34                    9/15/2003          Fee Simple
   1.35                    9/15/2003          Fee Simple
   1.36                    9/15/2003          Fee Simple
   1.37                    9/15/2003     Fee Simple/Leasehold
   1.38                    9/15/2003          Fee Simple
   1.39                    9/15/2003          Fee Simple
   1.40                    9/15/2003          Fee Simple
   1.41                    9/15/2003          Fee Simple
   1.42                    9/15/2003          Fee Simple
   1.43                    9/15/2003          Fee Simple
   1.44                    9/15/2003          Fee Simple
   1.45                    9/15/2003          Fee Simple
   1.46                    9/15/2003          Fee Simple
   1.47                    9/15/2003          Fee Simple
   1.48                    9/15/2003          Fee Simple
   1.49                    9/15/2003          Fee Simple
   1.50                    9/15/2003          Fee Simple
   1.51                    9/15/2003          Fee Simple
   1.52                    9/15/2003          Fee Simple
   1.53                    9/15/2003          Fee Simple
   1.54                    9/15/2003          Fee Simple
   1.55                    9/15/2003          Fee Simple
   1.56                    9/15/2003          Fee Simple
   1.57                    9/15/2003          Fee Simple
   1.58                    9/15/2003          Fee Simple
   1.59                    9/15/2003          Fee Simple
   1.60                    9/15/2003          Fee Simple
   1.61                    9/15/2003          Fee Simple
   1.62                    9/15/2003          Fee Simple
   1.63                    9/15/2003          Fee Simple
   1.64                    9/15/2003          Fee Simple
   1.65                    9/15/2003          Fee Simple
   1.66                    9/15/2003          Fee Simple
   1.67                    9/15/2003          Fee Simple
   1.68                    9/15/2003          Fee Simple
   1.69                    9/15/2003          Fee Simple
   1.70                    9/15/2003          Fee Simple
   1.71                    9/15/2003          Fee Simple
   1.72                    9/15/2003          Fee Simple
   1.73                    9/15/2003          Fee Simple
   1.74                    9/15/2003          Fee Simple
   1.75                    9/15/2003          Fee Simple
   1.76                    9/15/2003          Fee Simple
   1.77                    9/15/2003          Fee Simple
   1.78                    9/15/2003          Fee Simple
   1.79                    9/15/2003          Fee Simple
   1.80                    9/15/2003          Fee Simple
   1.81                    9/15/2003          Fee Simple
   1.82                    9/15/2003          Fee Simple
   1.83                    9/15/2003          Fee Simple
   1.84                    9/15/2003          Fee Simple
   1.85                    9/15/2003          Fee Simple
   1.86                    9/15/2003          Fee Simple
   1.87                    9/15/2003          Fee Simple
   1.88                    9/15/2003          Fee Simple
   1.89                    9/15/2003          Fee Simple
   1.90                    9/15/2003          Fee Simple
   1.91                    9/15/2003          Fee Simple
   1.92                    9/15/2003          Fee Simple
   1.93                    9/15/2003          Fee Simple
   1.94                    9/15/2003          Fee Simple
   1.95                    9/15/2003          Fee Simple
   1.96                    9/15/2003          Fee Simple
   1.97                    9/15/2003          Fee Simple
   1.98                    9/15/2003          Fee Simple
   1.99                    9/15/2003          Fee Simple
  1.100                    9/15/2003          Fee Simple
  1.101                    9/15/2003          Fee Simple
  1.102                    9/15/2003          Fee Simple
  1.103                    9/15/2003          Fee Simple
  1.104                    9/15/2003          Fee Simple
  1.105                    9/15/2003          Fee Simple
  1.106                    9/15/2003          Fee Simple
  1.107                    9/15/2003          Fee Simple
  1.108                    9/15/2003          Fee Simple
  1.109                    9/15/2003          Fee Simple
  1.110                    9/15/2003          Fee Simple
  1.111                    9/15/2003          Fee Simple
  1.112                    9/15/2003          Fee Simple
  1.113                    9/15/2003          Fee Simple
  1.114                    9/15/2003          Fee Simple
  1.115                    9/15/2003          Fee Simple
  1.116                    9/15/2003          Fee Simple
  1.117                    9/15/2003          Fee Simple
  1.118                    9/15/2003          Fee Simple
  1.119                    9/15/2003          Fee Simple
  1.120                    9/15/2003           Leasehold
  1.121                    9/15/2003          Fee Simple
  1.122                    9/15/2003          Fee Simple
  1.123                    9/15/2003          Fee Simple
  1.124                    9/15/2003          Fee Simple
  1.125                    9/15/2003          Fee Simple
  1.126                    9/15/2003          Fee Simple
  1.127                    9/15/2003          Fee Simple
  1.128                    9/15/2003          Fee Simple
  1.129                    9/15/2003          Fee Simple
  1.130                    9/15/2003          Fee Simple
  1.131                    9/15/2003          Fee Simple
  1.132                    9/15/2003     Fee Simple/Leasehold
  1.133                    9/15/2003          Fee Simple
  1.134                    9/15/2003          Fee Simple
  1.135                    9/15/2003          Fee Simple
  1.136                    9/15/2003          Fee Simple
  1.137                    9/15/2003          Fee Simple
  1.138                    9/15/2003          Fee Simple
  1.139                    9/15/2003          Fee Simple
  1.140                    9/15/2003          Fee Simple
  1.141                    9/15/2003     Fee Simple/Leasehold
  1.142                    9/15/2003          Fee Simple
  1.143                    9/15/2003          Fee Simple
  1.144                    9/15/2003           Leasehold
  1.145                    9/15/2003           Leasehold
  1.146                    9/15/2003          Fee Simple
  1.147                    9/15/2003     Fee Simple/Leasehold
  1.148                    9/15/2003          Fee Simple
  1.149                    9/15/2003           Leasehold
  1.150                    9/15/2003          Fee Simple
  1.151                    9/15/2003          Fee Simple
  1.152                    9/15/2003     Fee Simple/Leasehold
----------------------------------------------------------------------------
    2         1           11/12/2003          Fee Simple            Hard
    3         1            3/18/2003          Fee Simple            Hard
    4         1            6/30/2003          Fee Simple            Hard
    5         1            8/27/2003          Fee Simple            Hard
----------------------------------------------------------------------------
    6         1             9/1/2003          Fee Simple            Hard
    7         1           10/31/2003          Fee Simple            Hard
    8         1            8/18/2003          Fee Simple            Soft
    9         1            9/23/2003          Fee Simple            Soft
    10        1             8/4/2003          Fee Simple
   10.1                     8/4/2003          Fee Simple
   10.2                     8/4/2003          Fee Simple
   10.3                     8/4/2003          Fee Simple
----------------------------------------------------------------------------
    11        1            9/30/2003          Fee Simple            Hard
    12        1             8/1/2003          Fee Simple            Hard
   12.1                     8/1/2003          Fee Simple
   12.2                     8/1/2003          Fee Simple
   12.3                     8/1/2003          Fee Simple
   12.4                     8/1/2003          Fee Simple
    13        2             9/1/2003          Fee Simple
   13.1                     9/1/2003          Fee Simple
   13.2                     9/1/2003          Fee Simple
   13.3                     9/1/2003          Fee Simple
    14        1            9/15/2003          Fee Simple          Springing
    15        1            7/16/2003          Fee Simple
----------------------------------------------------------------------------
    16        2            7/21/2003          Fee Simple
    17        1            9/17/2003          Fee Simple            Hard
    18        1            10/1/2003     Fee Simple/Leasehold
   18.1                    10/1/2003          Fee Simple
   18.2                    10/1/2003     Fee Simple/Leasehold
   18.3                    10/1/2003          Fee Simple
    19        1            10/1/2003          Fee Simple
    20        2            9/18/2003          Fee Simple
----------------------------------------------------------------------------
    21        1             6/1/2003          Fee Simple          Springing
    22        1            8/15/2003          Fee Simple
    23        1            9/24/2003          Fee Simple            Soft
    24        2            8/27/2003          Fee Simple
    25        2            7/21/2003          Fee Simple
----------------------------------------------------------------------------
    26        1            8/25/2003          Fee Simple          Springing
    27        1            7/15/2003          Fee Simple            Hard
    28        2           10/22/2003          Fee Simple
    29        1            8/21/2003          Fee Simple            Soft
    30        2            8/20/2003          Fee Simple
----------------------------------------------------------------------------
    31        1            8/25/2003          Fee Simple            Soft
    32        1            9/15/2003          Fee Simple
    33        2             9/1/2003     Fee Simple/Leasehold
    34        1             7/1/2003          Fee Simple            Soft
    35        1             9/5/2003          Fee Simple            Soft
----------------------------------------------------------------------------
    36        2            8/25/2003          Fee Simple
    37        1             8/8/2003          Fee Simple            Soft
    38        1             8/1/2003          Fee Simple
    39        2            9/26/2003          Fee Simple
    40        1            8/31/2003          Fee Simple            Soft
----------------------------------------------------------------------------
    41        1            9/11/2003     Fee Simple/Leasehold       Soft
    42        1             8/1/2003          Fee Simple
    43        1             7/1/2003          Fee Simple            Soft
   43.1                     7/1/2003          Fee Simple
   43.2                     7/1/2003          Fee Simple
    44        2            6/22/2003          Fee Simple
    45        2            9/24/2003          Fee Simple
----------------------------------------------------------------------------
    46        1            9/11/2003          Fee Simple
    47        1            7/31/2003          Fee Simple
    48        1           10/30/2003          Fee Simple            Soft
    49        2            9/30/2003          Fee Simple
    50        1             9/5/2003           Leasehold            Soft
----------------------------------------------------------------------------
    51        2            9/30/2003          Fee Simple
    52        2           10/28/2003          Fee Simple            Hard
    53        1            7/31/2003          Fee Simple
    54        1            8/25/2003          Fee Simple          Springing
    55        1            9/30/2003          Fee Simple
----------------------------------------------------------------------------
    56        1            7/28/2003          Fee Simple
    57        1            10/1/2003          Fee Simple
   57.1                    10/1/2003          Fee Simple
   57.2                    10/1/2003          Fee Simple
   57.3                    10/1/2003          Fee Simple
   57.4                    10/1/2003          Fee Simple
    58        2            9/15/2003          Fee Simple
    59        1           10/16/2003          Fee Simple            Soft
    60        2             9/2/2003          Fee Simple
----------------------------------------------------------------------------
    61        1             8/1/2003          Fee Simple
    62        1            7/31/2003          Fee Simple
    63        1            6/30/2003          Fee Simple            Hard
    64        1             9/5/2003          Fee Simple            Soft
    65        2            9/25/2003          Fee Simple
----------------------------------------------------------------------------
    66        1            8/13/2003          Fee Simple
    67        2            9/14/2003          Fee Simple
    68        1             8/8/2003          Fee Simple
    69        1             9/5/2003          Fee Simple            Soft
    70        1            9/11/2003          Fee Simple
----------------------------------------------------------------------------
    71        1           10/20/2003          Fee Simple
    72        2            9/30/2003          Fee Simple
    73        1            7/21/2003          Fee Simple            Hard
    74        1            7/21/2003          Fee Simple            Hard
    75        1            10/1/2003          Fee Simple
----------------------------------------------------------------------------
    76        2             9/1/2003          Fee Simple
    77        1             8/7/2003          Fee Simple
    78        2             9/3/2003          Fee Simple
    79        1            7/14/2003          Fee Simple
    80        1             5/7/2003          Fee Simple
    81        1             9/4/2003          Fee Simple



                                                                 UPFRONT ESCROWS
                       --------------------------------------------------------------------------------------------
CONTROL      LOAN               CAPEX      ENVIRONMENTAL       TI/LC      REAL ESTATE TAX  INSURANCE        OTHER
NUMBER       GROUP           RESERVE ($)     RESERVE ($)     RESERVE ($)    RESERVE ($)    RESERVE ($)    RESERVE ($)
-------------------------------------------------------------------------------------------------------------------
    1         1                                300,000        205,965      3,201,064        637,117     11,341,191
   1.1
   1.2
   1.3
   1.4
   1.5
   1.6
   1.7
   1.8
   1.9
   1.10
   1.11
   1.12
   1.13
   1.14
   1.15
   1.16
   1.17
   1.18
   1.19
   1.20
   1.21
   1.22
   1.23
   1.24
   1.25
   1.26
   1.27
   1.28
   1.29
   1.30
   1.31
   1.32
   1.33
   1.34
   1.35
   1.36
   1.37
   1.38
   1.39
   1.40
   1.41
   1.42
   1.43
   1.44
   1.45
   1.46
   1.47
   1.48
   1.49
   1.50
   1.51
   1.52
   1.53
   1.54
   1.55
   1.56
   1.57
   1.58
   1.59
   1.60
   1.61
   1.62
   1.63
   1.64
   1.65
   1.66
   1.67
   1.68
   1.69
   1.70
   1.71
   1.72
   1.73
   1.74
   1.75
   1.76
   1.77
   1.78
   1.79
   1.80
   1.81
   1.82
   1.83
   1.84
   1.85
   1.86
   1.87
   1.88
   1.89
   1.90
   1.91
   1.92
   1.93
   1.94
   1.95
   1.96
   1.97
   1.98
   1.99
  1.100
  1.101
  1.102
  1.103
  1.104
  1.105
  1.106
  1.107
  1.108
  1.109
  1.110
  1.111
  1.112
  1.113
  1.114
  1.115
  1.116
  1.117
  1.118
  1.119
  1.120
  1.121
  1.122
  1.123
  1.124
  1.125
  1.126
  1.127
  1.128
  1.129
  1.130
  1.131
  1.132
  1.133
  1.134
  1.135
  1.136
  1.137
  1.138
  1.139
  1.140
  1.141
  1.142
  1.143
  1.144
  1.145
  1.146
  1.147
  1.148
  1.149
  1.150
  1.151
  1.152
-------------------------------------------------------------------------------------------------------------------
    2         1
    3         1                                            10,500,000
    4         1                                            17,358,838      1,187,817        168,460
    5         1                                                               95,263         10,410
-------------------------------------------------------------------------------------------------------------------
    6         1                                             1,673,677        364,301         18,079        173,000
    7         1                                                              208,333                     1,704,707
    8         1                                                               56,209         64,362        686,530
    9         1                                                              421,938         81,683        250,000
    10        1                                             1,200,000      1,059,869         46,812
   10.1
   10.2
   10.3
-------------------------------------------------------------------------------------------------------------------
    11        1             3,000,000                                      1,197,214
    12        1                                                              784,786        914,532         77,100
   12.1                                                                      204,104        167,712
   12.2                                                                      168,665        259,645
   12.3                                                                       50,610         34,310
   12.4                                                                       82,638         27,631
    13        2                                                              352,916         32,701
   13.1
   13.2
   13.3
    14        1                 3,414                          20,833        861,000         46,257      3,089,858
    15        1                                                               86,624                       532,031
-------------------------------------------------------------------------------------------------------------------
    16        2                 7,513                                         22,167         15,513
    17        1                                                               65,698          6,055         22,500
    18        1                                                                              54,931
   18.1
   18.2
   18.3
    19        1                 1,810                                         48,427          5,414
    20        2                                                              210,281         49,184
-------------------------------------------------------------------------------------------------------------------
    21        1                 6,053                       2,013,750                                       10,000
    22        1
    23        1                                                               66,919          8,479
    24        2                                                              144,898         14,527
    25        2                11,333                                        229,975         48,415
-------------------------------------------------------------------------------------------------------------------
    26        1                                               206,000         47,173         62,869
    27        1                                                               52,450
    28        2               370,000                                        308,301         23,448
    29        1                                                               45,048         18,565
    30        2                                                               70,006          7,346
-------------------------------------------------------------------------------------------------------------------
    31        1                                                               81,531          6,281
    32        1                 1,423                                        116,901          3,269         62,164
    33        2                                                              267,526         83,301
    34        1                                                               44,402          1,495         19,350
    35        1                                                                3,923          4,010
-------------------------------------------------------------------------------------------------------------------
    36        2                                                               19,395          8,603
    37        1                                               220,900         93,120         10,944        250,000
    38        1                   916                                          6,761         12,247
    39        2                                                               67,467         17,603
    40        1                 1,000
-------------------------------------------------------------------------------------------------------------------
    41        1                                                               38,621          5,117        525,000
    42        1                                                                               5,755
    43        1                                                               20,084          7,246
   43.1
   43.2
    44        2                                                               25,122         19,000
    45        2                                 20,000                        21,134          4,863
-------------------------------------------------------------------------------------------------------------------
    46        1                                                               75,154         11,660
    47        1                 1,000                                         15,593          7,702
    48        1                                                               18,630          7,265         17,820
    49        2                                                                    0                       260,000
    50        1                                                                6,869          1,065
-------------------------------------------------------------------------------------------------------------------
    51        2                                                               21,513          5,338        125,000
    52        2                                                                1,527         10,726      1,100,000
    53        1                   596                           5,420          5,600          9,684
    54        1                                               240,000         20,712         28,220
    55        1
-------------------------------------------------------------------------------------------------------------------
    56        1                                                               42,513          2,742
    57        1                                                              110,974          3,343
   57.1
   57.2
   57.3
   57.4
    58        2                                                               72,100
    59        1                                    250                        49,654          3,635
    60        2                26,000                                         86,838         14,499
-------------------------------------------------------------------------------------------------------------------
    61        1                                               300,000        104,427          5,542
    62        1                                                               42,052          3,136
    63        1                                                                                             10,000
    64        1                                                                3,798            205
    65        2                                                               26,578         21,600
-------------------------------------------------------------------------------------------------------------------
    66        1                                                50,000         31,245          7,117
    67        2                                                               22,304          5,283
    68        1                                                               49,665          8,418
    69        1                                                                2,971            205
    70        1                                                               48,098            690
-------------------------------------------------------------------------------------------------------------------
    71        1                                                40,000         13,923          5,752
    72        2                                                               27,438
    73        1
    74        1
    75        1                                                               13,668          3,380
-------------------------------------------------------------------------------------------------------------------
    76        2                                                                4,474          1,169
    77        1                                                                3,921          6,618
    78        2                                                                  569          8,140
    79        1                                                               12,746
    80        1                                                                8,403                         5,000
    81        1                                                                6,069


                                                                 MONTHLY ESCROWS
                         ------------------------------------------------------------------------------------------
                                                                            REAL ESTATE
CONTROL      LOAN               CAPEX       ENVIRONMENTAL       TI/LC           TAX         INSURANCE      OTHER
NUMBER       GROUP           RESERVE ($)     RESERVE ($)      RESERVE ($)    RESERVE ($)    RESERVE ($)  RESERVE ($)
-------------------------------------------------------------------------------------------------------------------
    1         1                  54,468                         86,110       318,078        190,905
   1.1
   1.2
   1.3
   1.4
   1.5
   1.6
   1.7
   1.8
   1.9
   1.10
   1.11
   1.12
   1.13
   1.14
   1.15
   1.16
   1.17
   1.18
   1.19
   1.20
   1.21
   1.22
   1.23
   1.24
   1.25
   1.26
   1.27
   1.28
   1.29
   1.30
   1.31
   1.32
   1.33
   1.34
   1.35
   1.36
   1.37
   1.38
   1.39
   1.40
   1.41
   1.42
   1.43
   1.44
   1.45
   1.46
   1.47
   1.48
   1.49
   1.50
   1.51
   1.52
   1.53
   1.54
   1.55
   1.56
   1.57
   1.58
   1.59
   1.60
   1.61
   1.62
   1.63
   1.64
   1.65
   1.66
   1.67
   1.68
   1.69
   1.70
   1.71
   1.72
   1.73
   1.74
   1.75
   1.76
   1.77
   1.78
   1.79
   1.80
   1.81
   1.82
   1.83
   1.84
   1.85
   1.86
   1.87
   1.88
   1.89
   1.90
   1.91
   1.92
   1.93
   1.94
   1.95
   1.96
   1.97
   1.98
   1.99
  1.100
  1.101
  1.102
  1.103
  1.104
  1.105
  1.106
  1.107
  1.108
  1.109
  1.110
  1.111
  1.112
  1.113
  1.114
  1.115
  1.116
  1.117
  1.118
  1.119
  1.120
  1.121
  1.122
  1.123
  1.124
  1.125
  1.126
  1.127
  1.128
  1.129
  1.130
  1.131
  1.132
  1.133
  1.134
  1.135
  1.136
  1.137
  1.138
  1.139
  1.140
  1.141
  1.142
  1.143
  1.144
  1.145
  1.146
  1.147
  1.148
  1.149
  1.150
  1.151
  1.152
-------------------------------------------------------------------------------------------------------------------
    2         1
    3         1
    4         1                                                              303,701        198,494
    5         1                   4,072                                       95,263          5,205
-------------------------------------------------------------------------------------------------------------------
    6         1                   2,483                         13,932       121,434          6,026
    7         1                                                              208,333
    8         1                   8,247                         10,344        28,105          8,414
    9         1                   4,090                         29,228        70,323          7,426
    10        1                   9,128                                       96,352          9,363
   10.1
   10.2
   10.3
-------------------------------------------------------------------------------------------------------------------
    11        1                                                              136,542
    12        1                                                              101,203         97,860
   12.1                                                                       40,821         33,542
   12.2                                                                       33,733         51,929
   12.3                                                                       10,122          6,862
   12.4                                                                       16,528          5,526
    13        2                  11,146                                       56,107         10,471
   13.1
   13.2
   13.3
    14        1                   3,414                         20,833                       11,564
    15        1                                                               21,656
-------------------------------------------------------------------------------------------------------------------
    16        2                   7,513                                       22,167          5,171
    17        1                   2,521                         17,162        21,900          2,018
    18        1                   4,373                         27,207        46,887          6,866
   18.1
   18.2
   18.3
    19        1                   1,810                                       24,213          1,878
    20        2                   6,200                                       23,365          8,197
-------------------------------------------------------------------------------------------------------------------
    21        1                   6,053                         13,750
    22        1
    23        1                   1,602                          2,037        16,730          6,723
    24        2                   6,083                                       28,980          6,424
    25        2                  11,333                                       32,854          8,637
-------------------------------------------------------------------------------------------------------------------
    26        1                     703                          9,560        11,793          5,239
    27        1
    28        2                   8,417                                       28,027         11,558
    29        1                   3,755                          8,635        11,262          2,063
    30        2                   6,508                                       11,668          3,673
-------------------------------------------------------------------------------------------------------------------
    31        1                     886                          4,584        11,647            897
    32        1                   1,423                                       12,989          1,635
    33        2                   7,735                                       22,294         11,970
    34        1                   1,113                         15,854        16,417          1,495
    35        1                   1,230                          8,275         1,961            839
-------------------------------------------------------------------------------------------------------------------
    36        2                   3,750                                        9,698          2,782
    37        1                   1,101                          3,134        13,303          2,736          2,997
    38        1                     916                                       55,453          1,983
    39        2                   3,200                                       13,493          1,467
    40        1
-------------------------------------------------------------------------------------------------------------------
    41        1                   1,290                          6,450        19,320          1,279
    42        1                     896                                       28,253            959
    43        1                   1,932                          8,857        20,084          2,415
   43.1
   43.2
    44        2                   2,025                                        8,374          1,583
    45        2                   3,250                                        3,522          2,432
-------------------------------------------------------------------------------------------------------------------
    46        1                   1,638                          5,601         9,394          1,943
    47        1                                                               15,593          1,926
    48        1                                                               18,630            807
    49        2                   4,667                                       14,425
    50        1                     657                          2,814         6,869          3,625
-------------------------------------------------------------------------------------------------------------------
    51        2                   2,000                                        5,378          1,335
    52        2                   1,137                                        1,527          1,073
    53        1                     596                          5,420         1,867          1,434
    54        1                   1,067                            829         5,178          2,352
    55        1                                                                4,341          2,104
-------------------------------------------------------------------------------------------------------------------
    56        1                   1,392                          3,168         8,503          1,371
    57        1                   2,458                          6,912        10,089          2,434
   57.1
   57.2
   57.3
   57.4
    58        2                   3,857                                       10,300          3,534
    59        1                     629                          4,309         4,933            900
    60        2                                                               12,931          7,250
-------------------------------------------------------------------------------------------------------------------
    61        1                     994                                       10,443            792
    62        1                   1,411                          2,204        16,491          2,192
    63        1
    64        1                     447                          1,197         3,798          1,958
    65        2                   2,500                                        6,645          2,400
-------------------------------------------------------------------------------------------------------------------
    66        1                     389                          2,491         2,840          2,258
    67        2                     667                                        3,186          1,057
    68        1                     570                          2,128         4,515          1,709          1,494
    69        1                     222                          1,180         2,971          1,445
    70        1                     707                          5,000         4,810            703
-------------------------------------------------------------------------------------------------------------------
    71        1                     315                          2,023         2,321            476
    72        2                   1,271                                        2,287          1,208
    73        1
    74        1
    75        1                                                                6,834
-------------------------------------------------------------------------------------------------------------------
    76        2                     167                                          639             92
    77        1                     506                                        3,921            627
    78        2                   1,050                                          284            814
    79        1                     444                                        2,188          1,002
    80        1                     476                                          936            258
    81        1                                                                  759


                                                                  LARGEST TENANT
                                   ----------------------------------------------------------------------
CONTROL      LOAN       SINGLE                                                              LEASE
NUMBER       GROUP      TENENT    LARGEST TENANT                              UNIT SIZE   EXPIRATION
---------------------------------------------------------------------------------------------------------
    1         1
   1.1                             Bank of America N.A.                           869,916   6/30/2023
   1.2                             Bank of America N.A.                           277,524   6/30/2023
   1.3                             Bank of America N.A.                           271,335   6/30/2023
   1.4                             Bank of America N.A.                            65,048   6/30/2023
   1.5                             Bank of America N.A.                           254,800   6/30/2023
   1.6                      Yes    Bank of America N.A.                           232,441   6/30/2023
   1.7                      Yes    Bank of America N.A.                           158,404   6/30/2023
   1.8                      Yes    Bank of America N.A.                           115,662   6/30/2023
   1.9                             Bank of America N.A.                           129,793   6/30/2023
   1.10                     Yes    Bank of America N.A.                           120,477   6/30/2023
   1.11                     Yes    Bank of America N.A.                           118,662   6/30/2023
   1.12                            Bank of America N.A.                            72,086   6/30/2023
   1.13                     Yes    Bank of America N.A.                           110,560   6/30/2023
   1.14                     Yes    Bank of America N.A.                           111,037   6/30/2023
   1.15                            Bank of America N.A.                            58,037   6/30/2023
   1.16                     Yes    Bank of America N.A.                            84,515   6/30/2023
   1.17                     Yes    Bank of America N.A.                            66,203   6/30/2023
   1.18                            Bank of America N.A.                            31,548   6/30/2023
   1.19                            Bank of America N.A.                            45,000   6/30/2023
   1.20                     Yes    Bank of America N.A.                            46,338   6/30/2023
   1.21                     Yes    Bank of America N.A.                            61,095   6/30/2023
   1.22                     Yes    Bank of America N.A.                            43,104   6/30/2023
   1.23                     Yes    Bank of America N.A.                            42,766   6/30/2023
   1.24                     Yes    Bank of America N.A.                            42,941   6/30/2023
   1.25                     Yes    Bank of America N.A.                            56,271   6/30/2023
   1.26                     Yes    Bank of America N.A.                            62,457   6/30/2023
   1.27                     Yes    Bank of America N.A.                            62,469   6/30/2023
   1.28                     Yes    Bank of America N.A.                            36,250   6/30/2023
   1.29                     Yes    Bank of America N.A.                            62,659   6/30/2023
   1.30                     Yes    Bank of America N.A.                            32,405   6/30/2023
   1.31                     Yes    Bank of America N.A.                            33,513   6/30/2023
   1.32
   1.33                     Yes    Bank of America N.A.                            34,559   6/30/2023
   1.34                            Bank of America N.A.                            12,434   6/30/2023
   1.35                     Yes    Bank of America N.A.                            38,500   6/30/2023
   1.36                            Tradex Group                                     5,736   12/31/2003
   1.37                            Bank of America N.A.                            16,036   6/30/2023
   1.38                            Bank of America N.A.                            29,113   6/30/2023
   1.39                     Yes    Bank of America N.A.                            42,944   6/30/2023
   1.40                     Yes    Bank of America N.A.                            24,922   6/30/2023
   1.41                     Yes    Bank of America N.A.                            34,333   6/30/2023
   1.42                     Yes    Bank of America N.A.                            32,200   6/30/2023
   1.43                            Bank of America N.A.                            44,905   6/30/2023
   1.44                     Yes    Bank of America N.A.                            22,804   6/30/2023
   1.45                            Bank of America N.A.                            46,192   6/30/2023
   1.46                            Bank of America N.A.                            24,955   6/30/2023
   1.47                     Yes    Bank of America N.A.                            21,511   6/30/2023
   1.48                            Bank of America N.A.                            24,808   6/30/2023
   1.49                     Yes    Bank of America N.A.                            20,740   6/30/2023
   1.50                            Bank of America N.A.                            25,045   6/30/2023
   1.51                     Yes    Bank of America N.A.                            21,879   6/30/2023
   1.52                     Yes    Bank of America N.A.                            21,425   6/30/2023
   1.53                     Yes    Bank of America N.A.                            23,969   6/30/2023
   1.54                     Yes    Bank of America N.A.                            24,361   6/30/2023
   1.55                            Bank of America N.A.                            21,159   6/30/2023
   1.56                     Yes    Bank of America N.A.                            25,878   6/30/2023
   1.57                     Yes    Bank of America N.A.                            22,780   6/30/2023
   1.58                     Yes    Bank of America N.A.                            21,576   6/30/2023
   1.59                     Yes    Bank of America N.A.                            22,400   6/30/2023
   1.60                            Bank of America N.A.                            31,129   6/30/2023
   1.61                            Bank of America N.A.                            24,064   6/30/2023
   1.62                     Yes    Bank of America N.A.                            20,956   6/30/2023
   1.63                     Yes    Bank of America N.A.                            20,423   6/30/2023
   1.64                            Bank of America N.A.                            19,679   6/30/2023
   1.65                            Bank of America N.A.                            16,335   6/30/2023
   1.66                     Yes    Bank of America N.A.                            20,076   6/30/2023
   1.67                     Yes    Bank of America N.A.                            22,065   6/30/2023
   1.68                            Bank of America N.A.                            22,198   6/30/2023
   1.69                     Yes    Bank of America N.A.                            18,900   6/30/2023
   1.70                     Yes    Bank of America N.A.                            29,147   6/30/2023
   1.71                            Bank of America N.A.                            24,760   6/30/2023
   1.72                     Yes    Bank of America N.A.                            20,847   6/30/2023
   1.73                     Yes    Bank of America N.A.                            15,900   6/30/2023
   1.74                            Bank of America N.A.                            19,109   6/30/2023
   1.75                     Yes    Bank of America N.A.                            17,191   6/30/2023
   1.76                     Yes    Bank of America N.A.                            31,462   6/30/2023
   1.77                            Bank of America N.A.                            17,275   6/30/2023
   1.78                            Bank of America N.A.                            17,121   6/30/2023
   1.79                     Yes    Bank of America N.A.                            13,117   6/30/2023
   1.80                     Yes    Bank of America N.A.                            23,865   6/30/2023
   1.81                            Bank of America N.A.                            13,019   6/30/2023
   1.82                            Bank of America N.A.                            11,159   6/30/2023
   1.83                            Bank of America N.A.                            18,676   6/30/2023
   1.84                     Yes    Bank of America N.A.                            20,435   6/30/2023
   1.85                     Yes    Bank of America N.A.                            20,094   6/30/2023
   1.86                            Bank of America N.A.                            21,387   6/30/2023
   1.87                     Yes    Bank of America N.A.                            24,416   6/30/2023
   1.88                            Bank of America N.A.                            15,320   6/30/2023
   1.89                     Yes    Bank of America N.A.                            14,860   6/30/2023
   1.90                     Yes    Bank of America N.A.                            14,437   6/30/2023
   1.91                            Bank of America N.A.                            14,097   6/30/2023
   1.92                            Bank of America N.A.                             8,476   6/30/2023
   1.93                     Yes    Bank of America N.A.                            14,539   6/30/2023
   1.94                            Bank of America N.A.                            12,438   6/30/2023
   1.95                            Bank of America N.A.                             5,503   6/30/2023
   1.96                            Bank of America N.A.                            19,582   6/30/2023
   1.97                     Yes    Bank of America N.A.                            16,000   6/30/2023
   1.98                     Yes    Bank of America N.A.                            14,450   6/30/2023
   1.99                            Bank of America N.A.                            23,097   6/30/2023
  1.100                     Yes    Bank of America N.A.                            12,919   6/30/2023
  1.101                            Bank of America N.A.                            16,627   6/30/2023
  1.102                     Yes    Bank of America N.A.                            23,855   6/30/2023
  1.103                            Bank of America N.A.                            11,353   6/30/2023
  1.104                            Bank of America N.A.                            10,557   6/30/2023
  1.105                     Yes    Bank of America N.A.                            12,971   6/30/2023
  1.106                     Yes    Bank of America N.A.                            16,200   6/30/2023
  1.107                     Yes    Bank of America N.A.                            11,937   6/30/2023
  1.108                     Yes    Bank of America N.A.                            16,285   6/30/2023
  1.109                     Yes    Bank of America N.A.                            10,560   6/30/2023
  1.110                     Yes    Bank of America N.A.                            10,670   6/30/2023
  1.111                     Yes    Bank of America N.A.                            12,853   6/30/2023
  1.112                     Yes    Bank of America N.A.                            12,720   6/30/2023
  1.113                     Yes    Bank of America N.A.                            13,278   6/30/2023
  1.114                     Yes    Bank of America N.A.                            18,784   6/30/2023
  1.115                            Bank of America N.A.                             9,600   6/30/2023
  1.116                     Yes    Bank of America N.A.                            16,540   6/30/2023
  1.117                            Bank of America N.A.                            18,292   6/30/2023
  1.118                     Yes    Bank of America N.A.                            10,736   6/30/2023
  1.119                     Yes    Bank of America N.A.                            10,212   6/30/2023
  1.120                            Bank of America N.A.                            13,666   6/30/2023
  1.121                            Bank of America N.A.                            14,114   6/30/2023
  1.122                     Yes    Bank of America N.A.                            11,413   6/30/2023
  1.123                            Bank of America N.A.                            14,506   6/30/2023
  1.124                            Bank of America N.A.                            11,372   6/30/2023
  1.125                            Bank of America N.A.                            14,642   6/30/2023
  1.126                            Bank of America N.A.                            17,653   6/30/2023
  1.127                            Bank of America N.A.                            16,244   6/30/2023
  1.128                     Yes    Bank of America N.A.                            31,699   6/30/2023
  1.129                     Yes    Bank of America N.A.                            10,990   6/30/2023
  1.130                     Yes    Bank of America N.A.                            21,661   6/30/2023
  1.131                            Bank of America N.A.                            14,345   6/30/2023
  1.132                     Yes    Bank of America N.A.                            23,521   6/30/2023
  1.133                            Bank of America N.A.                            18,538   6/30/2023
  1.134                     Yes    Bank of America N.A.                            12,079   6/30/2023
  1.135                     Yes    Bank of America N.A.                            11,527   6/30/2023
  1.136                     Yes    Bank of America N.A.                            10,660   6/30/2023
  1.137                            Bank of America N.A.                            14,247   6/30/2023
  1.138                     Yes    Bank of America N.A.                            11,500   6/30/2023
  1.139                            Bank of America N.A.                             7,382   6/30/2023
  1.140                            Bank of America N.A.                            10,128   6/30/2023
  1.141                            Bank of America N.A.                             6,200   6/30/2023
  1.142                            Bank of America N.A.                             6,637   6/30/2023
  1.143                     Yes    Bank of America N.A.                            11,600   6/30/2023
  1.144                     Yes    Bank of America N.A.                            13,447   6/30/2023
  1.145                            Bank of America N.A.                             6,544   6/30/2023
  1.146                     Yes    Bank of America N.A.                            20,320   6/30/2023
  1.147                            Bank of America N.A.                            12,203   6/30/2023
  1.148                     Yes    Bank of America N.A.                            10,981   6/30/2023
  1.149                     Yes    Bank of America N.A.                            15,904   6/30/2023
  1.150                     Yes    Bank of America N.A.                            26,495   6/30/2023
  1.151                     Yes    Bank of America N.A.                            14,970   6/30/2023
  1.152                            Bank of America N.A.                            10,103   6/30/2023
---------------------------------------------------------------------------------------------------------
    2         1                    Marshall Field's                               288,802   1/31/2011
    3         1                    XXI Forever                                     21,479   1/31/2013
    4         1                    Wells Fargo Bank                               268,857   2/28/2013
    5         1             Yes    CareFirst                                      244,298   8/31/2013
---------------------------------------------------------------------------------------------------------
    6         1                    American Girl Place, Inc.                       46,019   3/31/2018
    7         1                    Ernst & Young                                  147,790    9/1/2012
    8         1                    Bon Marche                                     109,913   1/31/2027
    9         1                    Williams Mullen                                 45,900   5/31/2018
    10        1
   10.1                            Dinerstein Builders                             23,771   7/31/2009
   10.2                            S. J. Bashen Corporation                        19,504   7/31/2005
   10.3                            Executive Business Service                      13,181   9/30/2009
---------------------------------------------------------------------------------------------------------
    11        1                    Sears                                          146,577   9/30/2005
    12        1
   12.1
   12.2
   12.3
   12.4
    13        2
   13.1
   13.2
   13.3
    14        1                    Galyans                                         84,000    1/1/2018
    15        1
---------------------------------------------------------------------------------------------------------
    16        2
    17        1                    Nevada First Bank                               20,364   5/31/2007
    18        1
   18.1                            Weston Solutions, Inc.                           8,407   8/31/2005
   18.2                            Boat USA                                        10,185   11/30/2004
   18.3                            Poe & Brown, Inc.                               13,072   11/30/2006
    19        1
    20        2
---------------------------------------------------------------------------------------------------------
    21        1                    FEDEX Supply Chain Services, Inc.              222,473    1/1/2006
    22        1
    23        1                    Regal Cinemas                                   58,696   10/31/2018
    24        2
    25        2
---------------------------------------------------------------------------------------------------------
    26        1                    G&L Realty Corp                                  3,880   2/28/2010
    27        1             Yes    Shaw's Supermarkets, Inc.                       64,657   2/28/2024
    28        2
    29        1                    PennySaver Publications                         95,000   3/31/2007
    30        2
---------------------------------------------------------------------------------------------------------
    31        1                    Ron Herman, Inc.                                18,973   10/31/2009
    32        1                    Smith Barney                                    20,577    1/1/2006
    33        2
    34        1                    Oxford Clinical Communications                  24,794   7/31/2005
    35        1                    Methodist Hospital                               7,601   9/30/2008
---------------------------------------------------------------------------------------------------------
    36        2
    37        1                    County of Los Angeles                           25,996   9/14/2012
    38        1                    Circuit City                                    32,889   10/1/2017
    39        2
    40        1
---------------------------------------------------------------------------------------------------------
    41        1                    Sanz School, Inc.                               19,100   7/31/2009
    42        1
    43        1
   43.1                            Interchem Trading Corp.                         29,685   6/30/2011
   43.2                            Resource Capital                                12,493   4/30/2006
    44        2
    45        2
---------------------------------------------------------------------------------------------------------
    46        1                    Raley's Supermarket                             59,885    6/1/2019
    47        1
    48        1                    Farnsworth & Polk                               25,208    3/8/2006
    49        2
    50        1             Yes    Community Hospital of the Palm Beaches          43,797   6/30/2008
---------------------------------------------------------------------------------------------------------
    51        2
    52        2
    53        1                    Sutter Health                                    8,738    7/1/2008
    54        1                    P.I.P.                                           1,281   12/31/2006
    55        1
---------------------------------------------------------------------------------------------------------
    56        1                    Sofa & Seats                                    14,921   12/31/2003
    57        1
   57.1                            Payless Drug / Rite Aid                         19,476   1/31/2009
   57.2                            Canyon Sports                                    6,142   5/31/2009
   57.3                            Dean Witter Reynolds                             6,302   7/31/2008
   57.4                            Rent-Way, Inc.                                   3,600   3/31/2005
    58        2
    59        1                    Finance 500                                     12,298   5/31/2006
    60        2
---------------------------------------------------------------------------------------------------------
    61        1                    Keane Inc                                       11,666   10/31/2006
    62        1                    Visual Displays, Inc.                           35,000   3/31/2013
    63        1             Yes    Walgreen Co.                                    14,490   4/30/2028
    64        1             Yes    Healthtrust, Inc.                               23,300   4/30/2013
    65        2
---------------------------------------------------------------------------------------------------------
    66        1                    Bank of America                                  5,317   12/31/2004
    67        2
    68        1                    Flite Line Equipment Corp                       10,200   6/30/2008
    69        1             Yes    Healthtrust, Inc.                               17,738   4/30/2007
    70        1                    Hastings Entertainment, Inc.                    31,500   8/31/2006
---------------------------------------------------------------------------------------------------------
    71        1                    El Meson Mexican Restaurant                      4,580   1/31/2006
    72        2
    73        1             Yes    Walgreen Co                                     14,560   7/31/2028
    74        1             Yes    Walgreen Co.                                    13,650   8/31/2028
    75        1
---------------------------------------------------------------------------------------------------------
    76        2
    77        1
    78        2
    79        1
    80        1
    81        1



                                                       2ND LARGEST TENANT
                         -----------------------------------------------------------------
CONTROL      LOAN                                                            LEASE
NUMBER       GROUP      2ND LARGEST TENANT                     UNIT SIZE   EXPIRATION
------------------------------------------------------------------------------------------
    1         1
   1.1                   Casual Corner Group, Inc.                   7,157   4/30/2008
   1.2                   California Pacific Medical Center          77,276   1/31/2012
   1.3                   HQ Global Workplaces                       27,666   3/18/2009
   1.4                   Merrill Lynch                              18,125   5/23/2011
   1.5
   1.6                   AT&T                                          870   2/15/2009
   1.7
   1.8
   1.9
   1.10
   1.11
   1.12
   1.13
   1.14
   1.15
   1.16                  US West Communications                        210   2/29/2004
   1.17
   1.18                  Morton McGoldrick, PS                       9,234   2/28/2005
   1.19                  Diamond Technologies, Inc.                  8,527   12/31/2003
   1.20
   1.21
   1.22
   1.23
   1.24
   1.25
   1.26
   1.27
   1.28
   1.29
   1.30
   1.31
   1.32
   1.33
   1.34                  William Shuffet                             2,774   1/31/2004
   1.35
   1.36                  Bank of America N.A.                        4,299   6/30/2023
   1.37                  United Studios Self Defense                 1,496   10/31/2005
   1.38
   1.39
   1.40
   1.41
   1.42
   1.43
   1.44
   1.45                  Thomas Jefferson Planning District          4,870   7/31/2005
   1.46                  Title Guaranty & Trust Co.                  1,251   10/31/2005
   1.47
   1.48                  Center for Educational Achievement          3,098   12/31/2004
   1.49
   1.50
   1.51
   1.52
   1.53
   1.54
   1.55                  The Parent's Info.                          4,500   6/30/2006
   1.56
   1.57
   1.58
   1.59
   1.60
   1.61
   1.62
   1.63
   1.64                  Cypress Media                               3,833   12/31/2004
   1.65
   1.66
   1.67
   1.68                  Moulton McEchrn                             5,387   5/31/2004
   1.69
   1.70
   1.71
   1.72
   1.73
   1.74                  General Services Administration             7,100   4/14/2004
   1.75
   1.76
   1.77
   1.78                  W.D. Campbell & Son, Inc                   14,184   7/31/2006
   1.79
   1.80                  Integrity Resources Center                    540   4/30/2004
   1.81
   1.82
   1.83                  William P. Nelms                            1,550   1/31/2004
   1.84
   1.85
   1.86                  Score                                       1,800   1/31/2004
   1.87
   1.88                  Kinsley & Sons, Inc.                        2,652   7/31/2005
   1.89
   1.90
   1.91                  Van Matre & Krueger LLC                     2,758   12/31/2003
   1.92                  United Way Kootenai County                  1,518   12/31/2003
   1.93
   1.94                  Sion Noble                                  3,740   7/31/2006
   1.95                  Nelvis Velasquez, MD                        1,740   4/30/2004
   1.96
   1.97
   1.98
   1.99
  1.100
  1.101
  1.102
  1.103                  Outreach International                      3,066   4/30/2005
  1.104                  Henderson Jet Sales                         1,725   3/31/2004
  1.105
  1.106
  1.107
  1.108
  1.109
  1.110
  1.111
  1.112
  1.113
  1.114
  1.115                  Patrick B. McDermott                        4,782   11/30/2005
  1.116
  1.117                  Craig Fuller & Assct, PLLC                  3,000   6/30/2006
  1.118
  1.119
  1.120
  1.121
  1.122
  1.123                  Complete Estate Service, LLC                1,960   8/31/2007
  1.124                  Moultrie Communities                        1,835   1/31/2004
  1.125                  Mesa Family Services                        2,600   3/31/2004
  1.126
  1.127
  1.128
  1.129
  1.130
  1.131                  Clallem County EDC                          1,146   12/31/2003
  1.132
  1.133                  City of Palmetto                            2,501   1/31/2004
  1.134
  1.135
  1.136
  1.137                  Albany State University                     6,572   9/30/2004
  1.138
  1.139
  1.140                  Longwood College                            2,283   9/30/2004
  1.141
  1.142                  Appalshop, Inc.                               800   12/31/2003
  1.143
  1.144
  1.145
  1.146
  1.147
  1.148
  1.149
  1.150                  Muskogee Chamber Commerce                   1,000   7/31/2004
  1.151
  1.152                  Preszler, Lrnr, Mrtz & Co.                  5,230   1/31/2004
------------------------------------------------------------------------------------------
    2         1          Lord & Taylor                             138,241   12/31/2010
    3         1          Gap                                        17,247   1/31/2010
    4         1          Gibson Dunn & Crutcher                    268,268   11/28/2017
    5         1          CareFirst Storage                           4,278   8/31/2013
------------------------------------------------------------------------------------------
    6         1          DZ Bank AG                                 38,516   3/31/2017
    7         1          Jenkens & Gilchrist                        88,578   8/31/2013
    8         1          Gottschalk's                               50,398   8/31/2004
    9         1          Armada Hoffler                             39,418   8/31/2013
    10        1
   10.1                  HRC Operating                              16,037   11/30/2005
   10.2                  Greenwood-King Properties II, Inc.         11,727   10/19/2006
   10.3                  Bank of America                             8,933   1/31/2006
------------------------------------------------------------------------------------------
    11        1          JC Penney                                 106,320   5/31/2010
    12        1
   12.1
   12.2
   12.3
   12.4
    13        2
   13.1
   13.2
   13.3
    14        1          Barnes & Noble                             25,000   10/1/2012
    15        1
------------------------------------------------------------------------------------------
    16        2
    17        1          Prudential Americana Real Estate           18,801   11/30/2008
    18        1
   18.1                  Hewlett Packard                             7,705   9/30/2008
   18.2                  AT&T                                        6,000   12/31/2005
   18.3                  National City Mortgage Co.                  6,159   5/31/2008
    19        1
    20        2
------------------------------------------------------------------------------------------
    21        1          Office Depot, Inc.                        209,100    8/1/2005
    22        1
    23        1          Office of Public Defender                  14,702   8/23/2013
    24        2
    25        2
------------------------------------------------------------------------------------------
    26        1          Kantor & Sugarman                           3,205   7/31/2007
    27        1
    28        2
    29        1          Javo Coffee & Fine Bev                     37,849   11/30/2009
    30        2
------------------------------------------------------------------------------------------
    31        1          Ron Robinson, Inc.                          3,366   10/31/2009
    32        1          Mass Mutual Life Insurance                 15,851    8/1/2009
    33        2
    34        1          HQ Newtown                                 15,671   10/2/2010
    35        1          Methodist Hospital                          6,415   10/31/2007
------------------------------------------------------------------------------------------
    36        2
    37        1          Kaiser Foundation Health Plan              13,282   12/31/2007
    38        1          Linens 'N Things                           32,670    2/1/2018
    39        2
    40        1
------------------------------------------------------------------------------------------
    41        1          Retail DC Hospitality, LLC                 12,263   4/30/2012
    42        1
    43        1
   43.1                  Focus Research                             12,846   5/31/2012
   43.2                  ENT and Allergy Associates                  8,138   2/28/2005
    44        2
    45        2
------------------------------------------------------------------------------------------
    46        1          OroLake Home Care                          14,673   5/31/2004
    47        1
    48        1          Novus Development Co.                       4,537   4/30/2011
    49        2
    50        1
------------------------------------------------------------------------------------------
    51        2
    52        2
    53        1          Sutter Health                               8,716    7/1/2006
    54        1          Victorian Rose                                817   12/31/2005
    55        1
------------------------------------------------------------------------------------------
    56        1          Habitat Furniture                          12,519   1/31/2008
    57        1
   57.1                  Blockbuster Video                           5,385   12/31/2003
   57.2                  Beauty Quake, Inc.                          2,444   3/31/2004
   57.3                  Foothill Personal Training                  2,280   6/30/2007
   57.4                  Your Valet Cleaners                         3,600   10/31/2007
    58        2
    59        1          CIP Real Estate                             5,529   12/31/2008
    60        2
------------------------------------------------------------------------------------------
    61        1          Parsons E-S                                10,054   2/28/2005
    62        1          Caliber Oral Care Inc.                     17,170   3/31/2007
    63        1
    64        1
    65        2
------------------------------------------------------------------------------------------
    66        1          Don Pan                                     5,100   5/31/2006
    67        2
    68        1          Tropical International                      5,200   8/31/2006
    69        1
    70        1          Brook Mays Music                           15,000   3/31/2008
------------------------------------------------------------------------------------------
    71        1          Tower Indian Restaurant                     2,400   10/31/2006
    72        2
    73        1
    74        1
    75        1
------------------------------------------------------------------------------------------
    76        2
    77        1
    78        2
    79        1
    80        1
    81        1




                                                     3RD LARGEST TENANT
                     --------------------------------------------------------------------------
CONTROL      LOAN                                                                  LEASE         CONTROL
NUMBER       GROUP   3RD LARGEST TENANT                              UNIT SIZE   EXPIRATION       NUMBER
-----------------------------------------------------------------------------------------------------------
    1         1                                                                                     1
   1.1               Cafe Baci, Inc                                       4,383   12/31/2007       1.1
   1.2               California State Compensation Fund                  55,043   7/31/2007        1.2
   1.3               Odell Associates, Inc.                              26,596   2/28/2014        1.3
   1.4               Lemaster & Daniels, PLLC                            15,688   5/31/2012        1.4
   1.5                                                                                             1.5
   1.6                                                                                             1.6
   1.7                                                                                             1.7
   1.8                                                                                             1.8
   1.9                                                                                             1.9
   1.10                                                                                           1.10
   1.11                                                                                           1.11
   1.12                                                                                           1.12
   1.13                                                                                           1.13
   1.14                                                                                           1.14
   1.15                                                                                           1.15
   1.16                                                                                           1.16
   1.17                                                                                           1.17
   1.18              Robert Half International                            3,407   10/31/2005      1.18
   1.19                                                                                           1.19
   1.20                                                                                           1.20
   1.21                                                                                           1.21
   1.22                                                                                           1.22
   1.23                                                                                           1.23
   1.24                                                                                           1.24
   1.25                                                                                           1.25
   1.26                                                                                           1.26
   1.27                                                                                           1.27
   1.28                                                                                           1.28
   1.29                                                                                           1.29
   1.30                                                                                           1.30
   1.31                                                                                           1.31
   1.32                                                                                           1.32
   1.33                                                                                           1.33
   1.34              Charles Eaton                                        3,702   12/31/2003      1.34
   1.35                                                                                           1.35
   1.36              Goodstein Realty                                     3,075   1/31/2006       1.36
   1.37                                                                                           1.37
   1.38                                                                                           1.38
   1.39                                                                                           1.39
   1.40                                                                                           1.40
   1.41                                                                                           1.41
   1.42                                                                                           1.42
   1.43                                                                                           1.43
   1.44                                                                                           1.44
   1.45              Piedmont Council of the Arts                           900   7/31/2004       1.45
   1.46              Campo Insurance Agency                                 870   4/30/2005       1.46
   1.47                                                                                           1.47
   1.48                                                                                           1.48
   1.49                                                                                           1.49
   1.50                                                                                           1.50
   1.51                                                                                           1.51
   1.52                                                                                           1.52
   1.53                                                                                           1.53
   1.54                                                                                           1.54
   1.55                                                                                           1.55
   1.56                                                                                           1.56
   1.57                                                                                           1.57
   1.58                                                                                           1.58
   1.59                                                                                           1.59
   1.60                                                                                           1.60
   1.61                                                                                           1.61
   1.62                                                                                           1.62
   1.63                                                                                           1.63
   1.64              Stewart Title Kansas                                 1,056   8/31/2004       1.64
   1.65                                                                                           1.65
   1.66                                                                                           1.66
   1.67                                                                                           1.67
   1.68                                                                                           1.68
   1.69                                                                                           1.69
   1.70                                                                                           1.70
   1.71                                                                                           1.71
   1.72                                                                                           1.72
   1.73                                                                                           1.73
   1.74              Mark Gilbert                                           750   3/31/2004       1.74
   1.75                                                                                           1.75
   1.76                                                                                           1.76
   1.77                                                                                           1.77
   1.78              Lynch's Landing                                      2,729   12/31/2003      1.78
   1.79                                                                                           1.79
   1.80                                                                                           1.80
   1.81                                                                                           1.81
   1.82                                                                                           1.82
   1.83              John Drake                                             700   12/31/2003      1.83
   1.84                                                                                           1.84
   1.85                                                                                           1.85
   1.86              Accion Texas, Inc                                      500   1/31/2004       1.86
   1.87                                                                                           1.87
   1.88              National Appraisal Services                          1,954   12/31/2003      1.88
   1.89                                                                                           1.89
   1.90                                                                                           1.90
   1.91              Botts & McCure                                       1,765   12/31/2005      1.91
   1.92              Scott W. Reed                                        1,419   10/31/2005      1.92
   1.93                                                                                           1.93
   1.94                                                                                           1.94
   1.95                                                                                           1.95
   1.96                                                                                           1.96
   1.97                                                                                           1.97
   1.98                                                                                           1.98
   1.99                                                                                           1.99
  1.100                                                                                           1.100
  1.101                                                                                           1.101
  1.102                                                                                           1.102
  1.103              June Short                                             403   12/31/2003      1.103
  1.104              Finish Line Graphics                                   360   5/31/2005       1.104
  1.105                                                                                           1.105
  1.106                                                                                           1.106
  1.107                                                                                           1.107
  1.108                                                                                           1.108
  1.109                                                                                           1.109
  1.110                                                                                           1.110
  1.111                                                                                           1.111
  1.112                                                                                           1.112
  1.113                                                                                           1.113
  1.114                                                                                           1.114
  1.115                                                                                           1.115
  1.116                                                                                           1.116
  1.117                                                                                           1.117
  1.118                                                                                           1.118
  1.119                                                                                           1.119
  1.120                                                                                           1.120
  1.121                                                                                           1.121
  1.122                                                                                           1.122
  1.123                                                                                           1.123
  1.124              Keith L. Brown & Company                               943   8/31/2004       1.124
  1.125              BB&G Services                                          942   12/31/2003      1.125
  1.126                                                                                           1.126
  1.127                                                                                           1.127
  1.128                                                                                           1.128
  1.129                                                                                           1.129
  1.130                                                                                           1.130
  1.131                                                                                           1.131
  1.132                                                                                           1.132
  1.133              Blews and Ritchie Adv                                1,625   1/31/2006       1.133
  1.134                                                                                           1.134
  1.135                                                                                           1.135
  1.136                                                                                           1.136
  1.137                                                                                           1.137
  1.138                                                                                           1.138
  1.139                                                                                           1.139
  1.140              Rteam Nurse Inc                                        598   10/30/2005      1.140
  1.141                                                                                           1.141
  1.142              Koltown Props                                          660   12/31/2003      1.142
  1.143                                                                                           1.143
  1.144                                                                                           1.144
  1.145                                                                                           1.145
  1.146                                                                                           1.146
  1.147                                                                                           1.147
  1.148                                                                                           1.148
  1.149                                                                                           1.149
  1.150                                                                                           1.150
  1.151                                                                                           1.151
  1.152              Ingram, Zelatsko & Goodwin                           4,630   7/31/2004       1.152
-----------------------------------------------------------------------------------------------------------
    2         1      Foodlife/Mity Nice Grill                            23,405   4/30/2008         2
    3         1      Crate & Barrel                                      15,222   1/31/2015         3
    4         1      Oaktree Capital Management, LLC                     99,178   3/31/2009         4
    5         1                                                                                     5
-----------------------------------------------------------------------------------------------------------
    6         1      Reebok International LTD                            14,355   11/30/2013        6
    7         1      Jackson Walker                                      69,879   9/30/2012         7
    8         1      Ross Stores, Inc.                                   30,187   1/31/2013         8
    9         1      Troutman & Sanders                                  35,109   12/31/2014        9
    10        1                                                                                    10
   10.1              Legge, Farrow, Kimmitt                              10,535   4/30/2007       10.1
   10.2              AEC International (USA) Inc.                        10,994   1/21/2004       10.2
   10.3              Dr. Marco Longo                                      6,507   7/31/2010       10.3
-----------------------------------------------------------------------------------------------------------
    11        1      Bon Ton                                             97,204   9/30/2005        11
    12        1                                                                                    12
   12.1                                                                                           12.1
   12.2                                                                                           12.2
   12.3                                                                                           12.3
   12.4                                                                                           12.4
    13        2                                                                                    13
   13.1                                                                                           13.1
   13.2                                                                                           13.2
   13.3                                                                                           13.3
    14        1      Pottery Barn                                        10,200    1/1/2015        14
    15        1                                                                                    15
-----------------------------------------------------------------------------------------------------------
    16        2                                                                                    16
    17        1      Dickerson, Dickerson, Consul & Pocker               12,229   8/31/2006        17
    18        1                                                                                    18
   18.1              Information Solutions, Inc.                          6,541   9/30/2009       18.1
   18.2              Lenscrafters                                         5,250   1/31/2007       18.2
   18.3              First George Realty, Inc.                            5,007   10/31/2004      18.3
    19        1                                                                                    19
    20        2                                                                                    20
-----------------------------------------------------------------------------------------------------------
    21        1      American Blind and Wallpaper Factory, Inc.          87,267    8/1/2007        21
    22        1                                                                                    22
    23        1      Montgomery County Sheriff's Office                   6,246   9/30/2008        23
    24        2                                                                                    24
    25        2                                                                                    25
-----------------------------------------------------------------------------------------------------------
    26        1      D. Munjack/J.Murphy MD                               2,799   11/30/2005       26
    27        1                                                                                    27
    28        2                                                                                    28
    29        1      Prime Time Sports                                    9,099   5/31/2004        29
    30        2                                                                                    30
-----------------------------------------------------------------------------------------------------------
    31        1      R.A.R.M. (Mauro's Cafe)                              2,742   12/31/2007       31
    32        1      McAngus, Goudilock and Courie                       10,768    3/1/2005        32
    33        2                                                                                    33
    34        1      Collagenex Pharmaceuticals                          14,204   7/20/2009        34
    35        1      West Coast Orthopedics Medical Grp.                  5,446   12/31/2003       35
-----------------------------------------------------------------------------------------------------------
    36        2                                                                                    36
    37        1      State of CA - Rehab (DOR)                            7,736   11/30/2005       37
    38        1      Staples                                             23,942   10/1/2017        38
    39        2                                                                                    39
    40        1                                                                                    40
-----------------------------------------------------------------------------------------------------------
    41        1      WestLake Solutions, Inc.                             6,500   11/1/2006        41
    42        1                                                                                    42
    43        1                                                                                    43
   43.1              Placement Professionals (Norrell Services)           2,339   1/31/2005       43.1
   43.2              Blackstone Medical                                   5,682   12/31/2006      43.2
    44        2                                                                                    44
    45        2                                                                                    45
-----------------------------------------------------------------------------------------------------------
    46        1      OroHealth                                           12,305   12/31/2003       46
    47        1                                                                                    47
    48        1      Panera, Inc.                                         4,291   2/13/2011        48
    49        2                                                                                    49
    50        1                                                                                    50
-----------------------------------------------------------------------------------------------------------
    51        2                                                                                    51
    52        2                                                                                    52
    53        1      Sutter Health                                        5,610    7/1/2007        53
    54        1      Under G's Lingerie                                     765   10/31/2005       54
    55        1                                                                                    55
-----------------------------------------------------------------------------------------------------------
    56        1      Firestone                                            6,459   1/20/2010        56
    57        1                                                                                    57
   57.1              East Side Day Care                                   3,773   7/31/2008       57.1
   57.2              Papa John's Pizza                                    1,400   7/31/2007       57.2
   57.3              Sylvan Learning Center                               2,099   3/31/2008       57.3
   57.4              Little Caesar's Pizza                                2,000   11/30/2008      57.4
    58        2                                                                                    58
    59        1      Amies Communications                                 5,230   12/31/2007       59
    60        2                                                                                    60
-----------------------------------------------------------------------------------------------------------
    61        1      Western AgCredit                                     8,188   1/31/2008        61
    62        1      Ifestos Store Fronts, Inc.                          17,000   1/31/2007        62
    63        1                                                                                    63
    64        1                                                                                    64
    65        2                                                                                    65
-----------------------------------------------------------------------------------------------------------
    66        1      Kaya Acquisitions                                    2,874   4/30/2007        66
    67        2                                                                                    67
    68        1      V&M Erectors                                         5,200   4/30/2004        68
    69        1                                                                                    69
    70        1      Shaolin-Do Kung Fu                                   8,035   3/31/2011        70
-----------------------------------------------------------------------------------------------------------
    71        1      The Flower Shop Bakery                               2,400   12/31/2005       71
    72        2                                                                                    72
    73        1                                                                                    73
    74        1                                                                                    74
    75        1                                                                                    75
-----------------------------------------------------------------------------------------------------------
    76        2                                                                                    76
    77        1                                                                                    77
    78        2                                                                                    78
    79        1                                                                                    79
    80        1                                                                                    80
    81        1                                                                                    81


(1) Does not include income relating to the Shadow Occupied Release Space. If such income were included, Underwritten NOI, Underwritten NCF, Underwriten NOI DSCR and Underwritten NCF DSCR would be $55,341,545, $53,645,125, 2.31x and 2.24x, respectively.

(2)  Loan is interest only until October 7, 2006.

(3)  Weighted Average Occupancy is based on the hospitality portion only.

(4) Units, Sq. Ft. and Occupancy are shown on hospitality space and office space, respectively.

(5) This is a mixed use property. According to the rent rolls in the appraisal, the residential units produce 81.29% of the annual income. The balance per unit was derived by multiplying the original loan amount ($6,400,000) by .8129 and dividing by the number of residential units (49) yielding a balance per pad of $106,175. Balloon LTV is based on a stabilized value of $8.5 million minus $780,000 in tax abatments resulting in a Scheduled Maturity Date LTV of 69.86%.

                CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS
------------------------------------------------------------------------------------------------------------------------------------
  CONTROL        LOAN
  NUMBER        NUMBER      PROPERTY NAME                          STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
    13      DBM19231        Wiener Apartment Portfolio VI(1)       Various
   13.1     DBM19231-1      2280-2300 Olinville Avenue             2280-2300 Olinville Avenue
   13.2     DBM19231-2      3424-3425 Kingsbridge Avenue           3424-3425 Kingsbridge Avenue
   13.3     DBM19231-3      2440 Olinville Avenue                  2440 Olinville Avenue
    16      09-0001801      Copper Creek Apartments                9490 South Bermuda Road
------------------------------------------------------------------------------------------------------------------------------------
    19      09-0001821      Poinsettia Ridge Apartments            1100 Garden View Road
    20      03-13945        The Reserve at Forest Hills            361 Darlington Avenue
    24      40949           Polaris Pointe Apartments              8115 Worthington-Galena Road
    25      09-0001787      The Oxford Apartments                  10909 Gulf Freeway
    28      DBM19044        Westhollow Park Apartments             2503 Panagard
------------------------------------------------------------------------------------------------------------------------------------
    30      DBM19002        Cascade Heights Apartments             1150 Union Avenue Northeast
    33      DBM19227        Springtree Meadows Apartments          4001 North University Drive
    36      DBM19351        Mallard Pointe Apartments              802 45th Street North East
    39      DBM19222        Pinewood Apartments                    501-532 Lynnehaven Drive
    42      02-12629        Versailles Court                       260 Middle Neck Road
------------------------------------------------------------------------------------------------------------------------------------
    44      03-13923        Black Mountain Apartments              540 West Horizon Ridge Parkway
    45      DBM19211        Brittany Knoll Apartments              Stuart's Draft Highway
    49      03-14559        Lakeview Terrace Apartments            5101 Springlake Parkway
    51      DBM19166        Waterford Place II Apartments          2760-2794 Stantonsburg Road
    52      03-13626        411 Granby Street Apartments (2)       411 Granby Street
------------------------------------------------------------------------------------------------------------------------------------
    58      03-14332        Bartlett Apartments                    330 Bartlett Drive
    60      03-13752        Ontario Village Apartments             1201-1233 Faichney Drive
    65      DBM19207        Cottages of Martinsburg                104 Cottage Road
    67      03-13898        Villa Court Apartments                 300 East Providencia
    72      03-13639        Mt. Vernon Portfolio                   107-109 Monument St.; 10 E. Madison St.;
                                                                   1309 & 1321 N. Calvert St.; 202 & 206 W. Monument St.
------------------------------------------------------------------------------------------------------------------------------------
    76      03-13682        1433 Federal Avenue                    1433 Federal Avenue
    78      DBM18985        Wexford Apartments(1)                  3041-3191 9th Street
    81      42765           311 South Doheny                       311 South Doheny Drive


  CONTROL
  NUMBER         CITY              COUNTY             STATE             ZIP CODE       PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------
    13      Bronx             Bronx              New York               Various         Multifamily
   13.1     Bronx             Bronx              New York                10467          Multifamily
   13.2     Bronx             Bronx              New York                10463          Multifamily
   13.3     Bronx             Bronx              New York                10467          Multifamily
    16      Las Vegas         Clark              Nevada                  89123          Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    19      Encinitas         San Diego          California              92024          Multifamily
    20      Wilmington        New Hanover        North Carolina          28403          Multifamily
    24      Columbus          Franklin           Ohio                    43085          Multifamily
    25      Houston           Harris             Texas                   77034          Multifamily
    28      Houston           Harris             Texas                   77082          Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    30      Renton            King               Washington              98059          Multifamily
    33      Sunrise           Broward            Florida                 33351          Multifamily
    36      Auburn            King               Washington              98002          Multifamily
    39      Hagerstown        Washington         Maryland                21742          Multifamily
    42      Great Neck        Nassau             New York                11021          Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    44      Henderson         Clark              Nevada                  89012          Multifamily
    45      Stuart's Draft    Augusta            Virginia                24477          Multifamily
    49      Haltom City       Tarrant            Texas                   76117          Multifamily
    51      Greenville        Pitt               North Carolina          27834          Multifamily
    52      Norfolk           Norfolk            Virginia                23510          Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    58      El Paso           El Paso            Texas                   79912          Multifamily
    60      Watertown         Jefferson          New York                13601          Multifamily
    65      Martinsburg       Berkeley           West Virginia           25401          Multifamily
    67      Burbank           Los Angeles        California              91502          Multifamily
    72      Baltimore         Baltimore City     Maryland             21201&21202       Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    76      Los Angeles       Los Angeles        California              90025          Multifamily
    78      Marion            Linn               Iowa                    52302          Multifamily
    81      Los Angeles       Los Angeles        California              90048          Multifamily






                                   INITIAL                                                    STUDIOS
  CONTROL    INITIAL POOL       POOL BALANCE                                                      AVG RENT
  NUMBER     BALANCE ($)        PER UNIT ($)            UTILITIES PAID BY TENANT      # UNITS    PER MO. ($)
------------------------------------------------------------------------------------------------------------------------------------
    13          29,654,061                  55,428  Electricity                             47             652
   13.1                                             Electricity                             20             619
   13.2                                             Electricity                             27             677
   13.3                                             Electricity                              0               0
    16          24,000,000                  65,217  Electricity/Gas                          0               0
------------------------------------------------------------------------------------------------------------------------------------
    19          20,979,333                 174,828  Electricity/Gas/Water/Sewer              0               0
    20          20,939,851                  56,290  Electricity/Gas                          0               0
    24          15,700,000                  53,767  Electricity/Gas                          0               0
    25          15,610,000                  28,695  Electricity/Gas/Water/Sewer              0               0
    28          13,850,000                  34,282  Electricity                              0               0
------------------------------------------------------------------------------------------------------------------------------------
    30          12,276,750                  43,228  Electricity/Gas/Water                    0               0
    33          11,736,362                  50,588  Electricity                             12             625
    36          11,200,000                  62,222  Electricity/Water                        0               0
    39          10,589,079                  55,151  Electricity/Water/Sewer                  0               0
    42           9,440,024                 219,535  Electricity/Gas                          0               0
------------------------------------------------------------------------------------------------------------------------------------
    44           8,373,633                  77,534  Electricity/Gas                          0               0
    45           8,283,959                  53,102  Electricity/Gas/Water                    0               0
    49           7,500,000                  33,482  Electricity/Water/Sewer                  0               0
    51           6,493,951                  54,116  Electricity                              0               0
    52           6,400,000                 106,175  Electricity/Gas/Water/Sewer              0               0
------------------------------------------------------------------------------------------------------------------------------------
    58           5,100,373                  28,979  Electricity/Gas                          0               0
    60           4,790,683                  23,032  Electricity                              0               0
    65           3,646,780                  30,390  Electricity                              0               0
    67           3,583,698                 111,991  Electricity/Gas                          0               0
    72           2,702,915                  44,310  Electricity/Gas                          9             544
------------------------------------------------------------------------------------------------------------------------------------
    76           1,826,655                 228,332  Electricity/Gas                          0               0
    78           1,746,566                  31,189  Electricity/Gas                          0               0
    81             998,964                  49,948  Electricity/Gas                          5             838



                      1 BEDROOM                2 BEDROOM               3 BEDROOM
  CONTROL                 AVG RENT                 AVG RENT                 AVG RENT
  NUMBER       # UNITS   PER MO. ($)    # UNITS   PER MO. ($)    # UNITS   PER MO. ($)
------------------------------------------------------------------------------------------------------------------------------------
    13              128           682        231           826        120           929
   13.1              59           723        116           886         58           946
   13.2              49           669         73           781         42           929
   13.3              20           591         42           738         20           878
    16              136           756        192           905         40         1,000
------------------------------------------------------------------------------------------------------------------------------------
    19               17          1495         79          1879         24          2628
    20              120           628        180           780         72           981
    24                0             0        292           816          0             0
    25              344           469        196           620          4           780
    28              200           582        172           757         32           860
------------------------------------------------------------------------------------------------------------------------------------
    30              132           600        152           750          0             0
    33              108           725         80           825         32         1,138
    36               60           663        106           780         14         1,004
    39               12           595        156           716         24           800
    42                9         2,693         32         3,273          2         3,900
------------------------------------------------------------------------------------------------------------------------------------
    44                0             0         33         1,210         75         1,160
    45                0             0        122           586         34           651
    49              112           515        112           660          0             0
    51               42           623         60           727         18           820
    52               38         1,070         11         1,204          0             0
------------------------------------------------------------------------------------------------------------------------------------
    58               64           500        104           630          8           790
    60                0             0        208           553          0             0
    65                0             0         56           570         64           660
    67               16         1,040         14         1,392          2         1,613
    72               36           610         16           928          0             0
------------------------------------------------------------------------------------------------------------------------------------
    76                0             0          8         2,140          0             0
    78               40           415         15           595          0             0
    81               14           950          1          1300          0             0


                       4 BEDROOM                5 BEDROOM          NUMBER
  CONTROL                   AVG RENT                 AVG RENT        OF
  NUMBER        # UNITS   PER MO. ($)    # UNITS   PER MO. ($)    ELEVATORS
------------------------------------------------------------------------------------------------------------------------------------
    13                 0              0         0              0           8
   13.1                0              0         0              0           4
   13.2                0              0         0              0           4
   13.3                0              0         0              0           2
    16                 0              0         0              0           0
------------------------------------------------------------------------------------------------------------------------------------
    19                 0              0         0              0           2
    20                 0              0         0              0           0
    24                 0              0         0              0           0
    25                 0              0         0              0           0
    28                 0              0         0              0           0
------------------------------------------------------------------------------------------------------------------------------------
    30                 0              0         0              0           0
    33                 0              0         0              0           0
    36                 0              0         0              0           0
    39                 0              0         0              0           0
    42                 0              0         0              0           2
------------------------------------------------------------------------------------------------------------------------------------
    44                 0              0         0              0           0
    45                 0              0         0              0           0
    49                 0              0         0              0           0
    51                 0              0         0              0           0
    52                 0              0         0              0           0
------------------------------------------------------------------------------------------------------------------------------------
    58                 0              0         0              0           0
    60                 0              0         0              0           0
    65                 0              0         0              0           0
    67                 0              0         0              0           1
    72                 0              0         0              0           0
------------------------------------------------------------------------------------------------------------------------------------
    76                 0              0         0              0           1
    78                 0              0         0              0           0
    81                 0              0         0              0           1



(1) The total units noted above do not include non-revenue producing units. There are 56 total units at the Wexford Apartments. There are 535 total units in the Weiner Portfolio of which 2280-2300 Olinville Avenue has 257 units, 3424-3425 Kingsbridge Avenue has 195 units and 2440 Olinville Avenue has 83 units.

(2) This is a mixed use property. According to the rent rolls in the appraisal, the residential units produce 81.29% of the annual income. The balance per unit was derived by multiplying the original loan amount ($6,400,000) by .8129 and dividing by the number of residential units (49) yielding a balance per pad of $106,175.

                                AGGREGATE POOL
                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES


                                                              PERCENTAGE
                                                                  OF
CUT-OFF                                                        AGGREGATE      MINIMUM         MAXIMUM           AVERAGE
DATE                           NUMBER OF        CUT-OFF         CUT-OFF       CUT-OFF         CUT-OFF           CUT-OFF
BALANCE                         MORTGAGE         DATE            DATE          DATE            DATE              DATE
DISTRIBUTION                     LOANS          BALANCE         BALANCE       BALANCE         BALANCE           BALANCE
------------                  ----------- ------------------ ------------ -------------- ----------------   --------------
$   998,964 --   1,999,999...       6      $     9,485,972        0.71%    $    998,964   $   1,826,655      $  1,580,995
  2,000,000 --   2,999,999...       7           18,101,651        1.36        2,200,000       2,997,025         2,585,950
  3,000,000 --   3,999,999...       7           25,540,818        1.92        3,190,302       3,971,067         3,648,688
  4,000,000 --   5,999,999...       7           36,395,054        2.73        4,330,789       5,992,593         5,199,293
  6,000,000 --   6,999,999...       5           31,907,667        2.39        6,070,411       6,743,306         6,381,533
  7,000,000 --   9,999,999...       9           76,276,262        5.72        7,500,000       9,981,011         8,475,140
 10,000,000 --  14,999,999...      14          165,735,436       12.43       10,000,000      13,972,676        11,838,245
 15,000,000 --  29,999,999...      14          289,885,879       21.74       15,325,299      29,654,061        20,706,134
 30,000,000 --  49,999,999...       6          244,224,853       18.31       32,000,000      45,000,000        40,704,142
 50,000,000 --  69,999,999...       4          261,357,875       19.60       64,000,000      67,500,000        65,339,469
 70,000,000 -- 100,000,000...       2          174,737,405       13.10       74,737,405     100,000,000        87,368,703
                                   --      ---------------      ------
Total/Avg./Wtd.                                                                                              $ 16,464,801
 Avg./Min/Max: ..............      81      $ 1,333,648,872      100.00%    $    998,964   $ 100,000,000
                                   ==      ===============      ======



                                                                          WEIGHTED
                                                                           AVERAGE                             WEIGHTED
CUT-OFF                                                        WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
DATE                                                WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
BALANCE                         MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
DISTRIBUTION                      DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------                   --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
$   998,964 --   1,999,999...     1.24x     1.84x      1.45x     5.842%      101.4       41.36%      79.39%      63.52%
  2,000,000 --   2,999,999...     1.32      2.54       1.69      5.751       137.4       37.93       74.93       62.12
  3,000,000 --   3,999,999...     1.10      1.63       1.34      6.036       130.2       51.57       76.30       71.37
  4,000,000 --   5,999,999...     1.33      2.12       1.59      5.789       109.2       50.59       79.84       66.26
  6,000,000 --   6,999,999...     1.25      2.07       1.47      5.759       118.0       71.24       80.00       77.05
  7,000,000 --   9,999,999...     1.25      1.62       1.38      5.882       109.7       64.38       79.79       75.13
 10,000,000 --  14,999,999...     1.00      2.19       1.47      5.793       107.5       47.62       89.17       74.01
 15,000,000 --  29,999,999...     1.20      1.97       1.46      5.617        99.0       64.42       80.05       76.57
 30,000,000 --  49,999,999...     1.27      1.99       1.52      5.850        97.0       59.48       79.65       72.79
 50,000,000 --  69,999,999...     1.27      1.70       1.51      5.301       106.8       63.27       79.09       71.60
 70,000,000 -- 100,000,000...     1.92      2.00       1.95      5.267       103.3       47.24       55.92       50.95
Total/Avg./Wtd.
 Avg./Min/Max: ..............     1.00x     2.54x      1.55x     5.608%      104.3       37.93%      89.17%      70.49%




                                AGGREGATE POOL
                         DISTRIBUTION OF PROPERTY TYPES


                                                               PERCENTAGE
                                                                   OF
                                                                AGGREGATE      MINIMUM        MAXIMUM          AVERAGE
                                NUMBER OF        CUT-OFF         CUT-OFF       CUT-OFF        CUT-OFF          CUT-OFF
                                MORTGAGED         DATE            DATE          DATE            DATE            DATE
PROPERTY TYPE                  PROPERTIES        BALANCE         BALANCE     BALANCE(B)       BALANCE        BALANCE(B)
-------------                 ------------ ------------------ ------------ -------------- ---------------  --------------
Office ......................      139      $   499,677,172       37.47%    $     73,028   $ 65,000,000     $ 3,701,312
Anchored Retail (a) .........       11          295,237,102       22.14        2,200,064     74,737,405      26,839,737
Multifamily .................       27          257,423,635       19.30          998,964     24,000,000       9,534,209
Mixed Use ...................       41          108,226,838        8.12           51,119     64,000,000       2,925,050
Hospitality .................        7           56,682,178        4.25        2,600,000     16,750,000       8,097,454
Unanchored Retail ...........       11           45,048,077        3.38        1,004,548     12,082,996       4,095,280
Industrial ..................        4           37,640,082        2.82        3,190,302     17,128,714       9,410,021
Manufactured Housing
 Community ..................        1           26,600,000        1.99       26,600,000     26,600,000      26,600,000
Self Storage ................        4            7,113,787        0.53        1,496,188      2,200,000       1,778,447
                                   ---      ---------------      ------
Total/Avg./Wtd.
 Avg./Min/Max: ..............      245      $ 1,333,648,872      100.00%    $     51,119   $ 74,737,405     $ 5,627,210
                                   ===      ===============      ======



                                                                          WEIGHTED
                                                                           AVERAGE                             WEIGHTED
                                                               WEIGHTED   REMAINING    MINIMUM     MAXIMUM      AVERAGE
                                                    WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF      CUT-OFF
                                MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE         DATE
PROPERTY TYPE                     DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV          LTV
-------------                  --------- --------- ---------- ---------- ----------- ----------- -----------  -----------
Office ......................     1.26x     2.07x      1.58x     5.479%      103.9       47.24%      80.54%       69.94%
Anchored Retail (a) .........     1.00      2.05       1.63      5.532       109.8       43.57       89.17        67.74
Multifamily .................     1.20      1.97       1.41      5.480        92.0       41.36       80.05        76.56
Mixed Use ...................     1.27      1.92       1.38      5.920       108.3       47.24       75.60        71.35
Hospitality .................     1.59      2.19       1.79      6.715       104.6       47.62       71.34        60.77
Unanchored Retail ...........     1.25      2.12       1.64      5.982       116.6       50.59       76.30        64.88
Industrial ..................     1.26      1.63       1.44      5.774       114.0       51.57       79.67        74.44
Manufactured Housing
 Community ..................     1.41      1.41       1.41      5.580       117.0       78.24       78.24        78.24
Self Storage ................     1.40      2.54       1.83      5.764       105.7       37.93       73.00        53.56
Total/Avg./Wtd.
 Avg./Min/Max: ..............     1.00x     2.54x      1.55x     5.608%      104.3       37.93%      89.17%       70.49%


-------
(a) Includes four (4) credit tenant lease properties securing mortgage loans that represent 1.68% of the initial pool balance.

(b) Certain of the mortgaged properties securing the AFR/Bank of America Portfolio Whole Loan that have zero allocated balances are excluded from these calculations.

                                AGGREGATE POOL
               DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS (NCF)



                                                         PERCENTAGE
                                                             OF
                                                          AGGREGATE      MINIMUM        MAXIMUM
RANGE OF                  NUMBER OF        CUT-OFF         CUT-OFF       CUT-OFF        CUT-OFF
DEBT SERVICE               MORTGAGE         DATE            DATE          DATE            DATE
COVERAGE RATIOS             LOANS          BALANCE         BALANCE       BALANCE        BALANCE
---------------          ----------- ------------------ ------------ -------------- ---------------
1.00x -- 1.19x .........       2      $    17,864,887   1.34 %        $ 3,892,211    $  13,972,676
1.20x -- 1.29x .........      20          336,588,783     25.24         1,746,566       64,000,000
1.30x -- 1.39x .........      18          191,655,471     14.37         2,997,025       44,951,938
1.40x -- 1.49x .........      13          169,851,605     12.74         1,592,599       38,636,060
1.50x -- 1.59x .........       6          158,243,327     11.87         2,398,268       65,000,000
1.60x -- 1.74x .........       6          100,209,754      7.51         1,496,188       67,500,000
1.75x -- 1.99x .........      10          249,880,855     18.74           998,964      100,000,000
2.00x -- 2.54x .........       6          109,354,190      8.20         2,200,000       74,737,405
                              --      ---------------   -------
Total/Avg./Wtd.
 Avg./Min/Max: .........      81      $ 1,333,648,872    100.00%       $  998,964    $ 100,000,000
                              ==      ===============   =======



                                                                                   WEIGHTED
                                                                                    AVERAGE                             WEIGHTED
                             AVERAGE                                    WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                     CUT-OFF                         WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
DEBT SERVICE                  DATE       MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
COVERAGE RATIOS              BALANCE       DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
---------------          -------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
1.00x -- 1.19x .........  $  8,932,444     1.00x     1.10x      1.02x     6.621%      252.9       74.71%      89.17%      86.02%
1.20x -- 1.29x .........    16,829,439     1.20      1.28       1.26      5.803       105.7       68.41       80.00       75.21
1.30x -- 1.39x .........    10,647,526     1.32      1.39       1.36      5.761       112.3       55.52       79.93       75.51
1.40x -- 1.49x .........    13,065,508     1.40      1.49       1.44      5.739       106.1       61.25       78.99       74.82
1.50x -- 1.59x .........    26,373,888     1.51      1.59       1.53      5.098       103.4       56.43       79.67       74.42
1.60x -- 1.74x .........    16,701,626     1.62      1.74       1.69      5.827       109.6       44.66       67.57       62.92
1.75x -- 1.99x .........    24,988,086     1.78      1.99       1.91      5.515        92.0       41.36       80.54       62.21
2.00x -- 2.54x .........    18,225,698     2.00      2.54       2.04      5.128        82.8       37.93       80.00       58.09
Total/Avg./Wtd.
 Avg./Min/Max: .........  $ 16,464,801     1.00x     2.54x      1.55x     5.608%      104.3       37.93%      89.17%      70.49%

                                AGGREGATE POOL
                    DISTRIBUTION OF MORTGAGE INTEREST RATES



                                                           PERCENTAGE
                                                               OF
                                                           AGGREGATE      MINIMUM        MAXIMUM          AVERAGE
                            NUMBER OF        CUT-OFF        CUT-OFF       CUT-OFF        CUT-OFF          CUT-OFF
RANGE OF                     MORTGAGE         DATE            DATE         DATE            DATE             DATE
MORTGAGE RATES                LOANS          BALANCE        BALANCE       BALANCE        BALANCE          BALANCE
--------------             ----------- ------------------ ----------- -------------- ---------------   --------------
4.480% -- 4.680% .........       2      $    67,702,915        5.08%   $ 2,702,915    $  65,000,000    $ 33,851,457
4.681% -- 4.999% .........       4          134,591,467       10.09      6,200,000       74,737,405      33,647,867
5.000% -- 5.249% .........      10          182,924,962       13.72      1,592,599       64,857,875      18,292,496
5.250% -- 5.449% .........       5           35,579,452        2.67      3,670,894       12,276,750       7,115,890
5.450% -- 5.749% .........      20          433,864,020       32.53      1,746,566      100,000,000      21,693,201
5.750% -- 5.999% .........      14          196,909,008       14.76        998,964       64,000,000      14,064,929
6.000% -- 6.449% .........      18          195,295,701       14.64      1,496,188       44,923,470      10,849,761
6.450% -- 6.910% .........       6           64,038,754        4.80      2,737,504       32,000,000      10,673,126
6.911% -- 7.000% .........       2           22,742,593        1.71      5,992,593       16,750,000      11,371,297
                                --      ---------------      ------
Total/Avg./Wtd.
 Avg./Min/Max: ...........      81      $ 1,333,648,872      100.00%   $   998,964    $ 100,000,000    $ 16,464,801
                                ==      ===============      ======



                                                                         AVERAGE                              WEIGHTED
                                                             WEIGHTED   REMAINING    MINIMUM     MAXIMUM      AVERAGE
                                                  WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF      CUT-OFF
RANGE OF                      MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE         DATE
MORTGAGE RATES                  DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV          LTV
--------------------------   --------- --------- ---------- ---------- ----------- ----------- -----------   ----------
4.480% -- 4.680% .........      1.53x     1.74x      1.54x     4.672%       78.0       67.57%      69.44%       69.37%
4.681% -- 4.999% .........      1.23      2.07       1.83      4.947        70.6       55.92       80.00        65.01
5.000% -- 5.249% .........      1.25      2.05       1.69      5.114        82.9       55.52       80.54        78.47
5.250% -- 5.449% .........      1.28      2.12       1.51      5.329        89.4       50.59       77.38        68.66
5.450% -- 5.749% .........      1.25      2.54       1.56      5.577       114.4       37.93       79.84        66.85
5.750% -- 5.999% .........      1.27      1.84       1.36      5.882       109.1       41.36       79.79        74.33
6.000% -- 6.449% .........      1.20      2.19       1.39      6.198       120.1       44.66       79.93        72.76
6.450% -- 6.910% .........      1.00      1.78       1.51      6.652       134.5       59.48       89.17        68.82
6.911% -- 7.000% .........      1.59      1.71       1.68      6.948       119.7       64.42       71.34        66.24
Total/Avg./Wtd.
 Avg./Min/Max: ...........      1.00x     2.54x      1.55x     5.608%      104.3       37.93%      89.17%       70.49%



                                AGGREGATE POOL
                       DISTRIBUTION OF AMORTIZATION TYPES



                                                                PERCENTAGE
                                                                    OF
                                                                 AGGREGATE      MINIMUM        MAXIMUM           AVERAGE
                                 NUMBER OF        CUT-OFF         CUT-OFF       CUT-OFF        CUT-OFF           CUT-OFF
                                  MORTGAGE         DATE            DATE          DATE            DATE              DATE
AMORTIZATION TYPES (MOS)           LOANS          BALANCE         BALANCE       BALANCE        BALANCE           BALANCE
------------------------        ----------- ------------------ ------------ -------------- ---------------   ---------------
Amortizing Balloon ............      59      $   797,800,654       59.82%    $    998,964   $  74,737,405     $ 13,522,045
Interest Only, then
 Amortizing Balloon ...........      11          335,675,000       25.17        4,875,000     100,000,000       30,515,909
Interest Only Balloon .........       6          113,710,000        8.53        6,200,000      45,000,000       18,951,667
Anticipated Repayment
 Date (1) .....................       1           64,000,000        4.80       64,000,000      64,000,000       64,000,000
Fully Amortizing ..............       4           22,463,218        1.68        2,200,064      13,972,676        5,615,805
                                     --      ---------------      ------
Total/Avg./Wtd.
 Avg./Min/Max: ................      81      $ 1,333,648,872      100.00%    $    998,964   $ 100,000,000     $ 16,464,801
                                     ==      ===============      ======


                                                                            WEIGHTED
                                                                             AVERAGE                             WEIGHTED
                                                                 WEIGHTED   REMAINING    MINIMUM     MAXIMUM      AVERAGE
                                                      WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF      CUT-OFF
                                  MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE         DATE
AMORTIZATION TYPES (MOS)            DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV          LTV
-------------------------------  --------- --------- ---------- ---------- ----------- ----------- -----------  -----------
Amortizing Balloon ............     1.20x     2.54x      1.48x     5.746%      106.0       37.93%      79.93%       71.82%
Interest Only, then
 Amortizing Balloon ...........     1.25      2.19       1.64      5.386       103.8       47.24       80.00        62.81
Interest Only Balloon .........     1.91      2.07       1.98      5.004        56.8       77.86       80.54        79.67
Anticipated Repayment
 Date (1) .....................     1.27      1.27       1.27      5.850       118.0       75.00       75.00        75.00
Fully Amortizing ..............     1.00      1.98       1.17      6.418       249.4       43.57       89.17        78.70
Total/Avg./Wtd.
 Avg./Min/Max: ................     1.00x     2.54x      1.55x     5.608%      104.3       37.93%      89.17%       70.49%



 --------
(1)  The Mortgage Loan is interest only until October 7, 2006.


                                AGGREGATE POOL
                  DISTRIBUTION OF CUT-OFF DATE LOAN-TO-VALUES


                                                           PERCENTAGE
                                                               OF
                                                            AGGREGATE     MINIMUM        MAXIMUM         AVERAGE
RANGE OF                    NUMBER OF        CUT-OFF         CUT-OFF      CUT-OFF        CUT-OFF         CUT-OFF
CUT-OFF DATE                 MORTGAGE         DATE            DATE         DATE           DATE             DATE
LOAN-TO-VALUE RATIOS          LOANS          BALANCE         BALANCE      BALANCE        BALANCE         BALANCE
--------------------       ----------- ------------------ ------------ ------------ ---------------- ---------------
37.93% -- 49.99% .........       6      $   116,895,216        8.77%    $  998,964   $ 100,000,000    $ 19,482,536
50.00% -- 59.99% .........       8          140,826,141       10.56      2,398,268      74,737,405      17,603,268
60.00% -- 69.99% .........      10          190,902,582       14.31      1,592,599      67,500,000      19,090,258
70.00% -- 74.99% .........      25          354,526,858       26.58      1,825,000      44,951,938      14,181,074
75.00% -- 79.99% .........      27          471,515,399       35.36      1,746,566      64,857,875      17,463,533
80.00% -- 89.17% .........       5           58,982,676        4.42      6,200,000      15,610,000      11,796,535
                                --      ---------------      ------
Total/Avg./Wtd.
 Avg./Min/Max: ...........      81      $ 1,333,648,872      100.00%    $  998,964   $ 100,000,000    $ 16,464,801
                                ==      ===============      ======




                                                                      WEIGHTED
                                                                       AVERAGE                            WEIGHTED
                                                           WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                        WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
CUT-OFF DATE                MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
LOAN-TO-VALUE RATIOS          DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
--------------------       --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
37.93% -- 49.99% .........    1.73x     2.54x      1.95x     5.580%      122.1       37.93%      47.62%      46.94%
50.00% -- 59.99% .........    1.37      2.12       1.89      5.589        92.3       50.59       59.48       56.80
60.00% -- 69.99% .........    1.24      1.74       1.59      5.375        96.1       61.25       69.44       66.34
70.00% -- 74.99% .........    1.10      1.59       1.33      5.853       108.9       71.24       74.93       73.69
75.00% -- 79.99% .........    1.20      2.05       1.48      5.551       103.1       75.00       79.93       78.21
80.00% -- 89.17% .........    1.00      2.07       1.60      5.454       105.2       80.00       89.17       82.30
Total/Avg./Wtd.
 Avg./Min/Max: ...........    1.00x     2.54x      1.55x     5.608%      104.3       37.93%      89.17%      70.49%



                                AGGREGATE POOL
                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE


                                                                PERCENTAGE
                                                                    OF
                                                                 AGGREGATE      MINIMUM        MAXIMUM          AVERAGE
                                 NUMBER OF        CUT-OFF         CUT-OFF       CUT-OFF        CUT-OFF          CUT-OFF
                                 MORTGAGED         DATE            DATE          DATE            DATE            DATE
PROPERTY STATE                  PROPERTIES        BALANCE         BALANCE     BALANCE(A)       BALANCE        BALANCE(A)
--------------                 ------------ ------------------ ------------ -------------- ---------------  --------------
California ...................       60      $   205,809,437       15.43%    $    100,778   $ 65,000,000     $ 3,488,296
Florida ......................       40          162,045,801       12.15           51,119     67,500,000       4,155,021
New York .....................       12          159,684,494       11.97        1,592,599     64,000,000      13,307,041
Texas ........................       24          152,235,086       11.41          105,160     45,000,000       6,618,917
Illinois .....................        3          115,104,479        8.63       12,560,765     74,737,405      38,368,160
Virginia .....................       11           93,483,501        7.01           73,028     44,923,470       8,498,500
Washington ...................       18           78,830,139        5.91          102,239     44,951,938       4,637,067
District of Columbia .........        2           74,838,886        5.61        9,981,011     64,857,875      37,419,443
Nevada .......................        5           54,808,534        4.11          167,964     24,000,000      10,961,707
North Carolina ...............        5           48,042,733        3.60        2,737,504     20,939,851       9,608,547
New Jersey ...................        6           36,694,351        2.75        1,496,188     10,900,000       6,115,725
Maryland .....................        6           35,699,865        2.68           89,479     15,800,000       5,949,978
Michigan .....................        1           17,128,714        1.28       17,128,714     17,128,714      17,128,714
Ohio .........................        1           15,700,000        1.18       15,700,000     15,700,000      15,700,000
Maine ........................        1           13,972,676        1.05       13,972,676     13,972,676      13,972,676
Pennsylvania .................        1           11,468,363        0.86       11,468,363     11,468,363      11,468,363
South Carolina ...............        2           10,223,465        0.77          223,465     10,000,000       5,111,732
Utah .........................        5            9,647,575        0.72        1,004,548      4,330,789       1,929,515
Missouri .....................       14            9,555,682        0.72           62,074      7,600,000         796,307
Arizona ......................        8            8,068,139        0.60          262,900      1,983,432       1,152,591
Massachusetts ................        1            7,789,584        0.58        7,789,584      7,789,584       7,789,584
Mississippi ..................        2            4,598,331        0.34        2,200,064      2,398,268       2,299,166
West Virginia ................        1            3,646,780        0.27        3,646,780      3,646,780       3,646,780
Iowa .........................        1            1,746,566        0.13        1,746,566      1,746,566       1,746,566
Georgia ......................        6            1,148,611        0.09           94,936        357,836         191,435
New Mexico ...................        2              671,855        0.05          175,266        496,588         335,927
Kansas .......................        2              346,882        0.03          120,496        226,386         173,441
Tennessee ....................        1              219,083        0.02          219,083        219,083         219,083
Idaho ........................        1              201,556        0.02          201,556        201,556         201,556
Oklahoma .....................        2              131,450        0.01          131,450        131,450         131,450
Arkansas .....................        1              106,256        0.01          106,256        106,256         106,256
                                    ---      ---------------      ------
Total/Avg./Wtd.
 Avg./Min/Max: ...............      245      $ 1,333,648,872      100.00%    $     51,119   $ 74,737,405     $ 5,627,210
                                    ===      ===============      ======



                                                                           WEIGHTED
                                                                            AVERAGE                            WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                     WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                                 MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY STATE                     DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
--------------                  --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
California ...................     1.20x     2.07x      1.50x     5.483%      102.5       41.36%      80.00%      69.06%
Florida ......................     1.28      1.92       1.67      5.762       105.7       47.24       79.84       62.88
New York .....................     1.23      2.54       1.37      5.703        96.0       37.93       79.84       72.46
Texas ........................     1.10      1.99       1.62      5.567        93.3       47.24       80.05       75.06
Illinois .....................     1.49      2.00       1.87      5.191        93.0       47.24       78.99       60.55
Virginia .....................     1.27      1.92       1.37      5.985       117.9       47.24       79.01       74.75
Washington ...................     1.28      1.92       1.43      5.500       108.1       47.24       80.00       70.65
District of Columbia .........     1.38      1.52       1.50      5.263       113.2       79.09       79.53       79.15
Nevada .......................     1.35      1.97       1.64      5.446        91.2       47.24       79.76       78.50
North Carolina ...............     1.28      1.92       1.53      5.799       110.9       47.24       80.54       74.60
New Jersey ...................     1.42      2.05       1.62      5.578        99.2       44.66       77.86       74.53
Maryland .....................     1.34      1.92       1.44      5.778        98.7       47.24       75.60       71.71
Michigan .....................     1.56      1.56       1.56      5.450       116.0       79.67       79.67       79.67
Ohio .........................     1.28      1.28       1.28      5.710        82.0       74.76       74.76       74.76
Maine ........................     1.00      1.00       1.00      6.540       242.0       89.17       89.17       89.17
Pennsylvania .................     1.44      1.44       1.44      6.140       117.0       74.47       74.47       74.47
South Carolina ...............     1.92      2.19       2.18      6.312       120.0       47.24       47.62       47.61
Utah .........................     1.37      2.12       1.78      5.211       116.0       50.59       55.52       52.80
Missouri .....................     1.27      1.92       1.40      5.864       120.0       47.24       72.38       67.23
Arizona ......................     1.44      1.92       1.81      5.584       120.0       47.24       73.00       53.07
Massachusetts ................     1.62      1.62       1.62      6.500        83.0       64.38       64.38       64.38
Mississippi ..................     1.53      1.98       1.75      5.630       236.0       43.57       56.43       50.28
West Virginia ................     1.27      1.27       1.27      6.625       119.0       73.67       73.67       73.67
Iowa .........................     1.25      1.25       1.25      5.680        82.0       79.39       79.39       79.39
Georgia ......................     1.92      1.92       1.92      5.489       120.0       47.24       47.24       47.24
New Mexico ...................     1.92      1.92       1.92      5.489       120.0       47.24       47.24       47.24
Kansas .......................     1.92      1.92       1.92      5.489       120.0       47.24       47.24       47.24
Tennessee ....................     1.92      1.92       1.92      5.489       120.0       47.24       47.24       47.24
Idaho ........................     1.92      1.92       1.92      5.489       120.0       47.24       47.24       47.24
Oklahoma .....................     1.92      1.92       1.92      5.489       120.0       47.24       47.24       47.24
Arkansas .....................     1.92      1.92       1.92      5.489       120.0       47.24       47.24       47.24
Total/Avg./Wtd.
 Avg./Min/Max: ...............     1.00x     2.54x      1.55x     5.608%      104.3       37.93%      89.17%      70.49%



-------
(a) Certain of the mortgaged properties securing the AFR/Bank of America Portfolio Whole Loan that have zero allocated balances are excluded from these calculations.

                                AGGREGATE POOL
                  DISTRIBUTION OF REMAINING AMORTIZATION TERMS


                                                         PERCENTAGE
                                                             OF
                                                          AGGREGATE      MINIMUM        MAXIMUM
RANGE OF                  NUMBER OF        CUT-OFF         CUT-OFF       CUT-OFF        CUT-OFF
REMAINING AMORTIZATION     MORTGAGE         DATE            DATE          DATE            DATE
TERMS (MOS)                 LOANS          BALANCE         BALANCE       BALANCE        BALANCE
------------------------ ----------- ------------------ ------------ -------------- ---------------
Interest Only ..........       6      $   113,710,000        8.53%    $  6,200,000   $  45,000,000
236 -- 260 .............       4           20,163,607        1.51        1,592,599      13,972,676
261 -- 300 .............      14          157,367,285       11.80        1,496,188      38,636,060
321 -- 340 .............       1          100,000,000        7.50      100,000,000     100,000,000
341 -- 360 .............      56          942,407,981       70.66          998,964      74,737,405
                              --      ---------------      ------
Total/Avg./Wtd.
 Avg./Min/Max: .........      81      $ 1,333,648,872      100.00%    $    998,964   $ 100,000,000
                              ==      ===============      ======


                                                                                    WEIGHTED
                                                                                     AVERAGE                             WEIGHTED
                             AVERAGE                                     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                     CUT-OFF                          WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING AMORTIZATION         DATE       MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TERMS (MOS)                  BALANCE        DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------ --------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
Interest Only ..........  $ 18,951,667      1.91x     2.07x      1.98x     5.004%       56.8       77.86%      80.54%      79.67%
236 -- 260 .............     5,040,902      1.00      1.98       1.20      6.226       226.1       43.57       89.17       78.10
261 -- 300 .............    11,240,520      1.10      2.54       1.65      6.299       101.5       37.93       76.30       64.83
321 -- 340 .............   100,000,000      1.92      1.92       1.92      5.489       120.0       47.24       47.24       47.24
341 -- 360 .............    16,828,714      1.20      2.00       1.44      5.565       106.2       41.36       80.00       72.63
Total/Avg./Wtd.
 Avg./Min/Max: .........  $ 16,464,801      1.00x     2.54x      1.55x     5.608%      104.3       37.93%      89.17%      70.49%

                                AGGREGATE POOL
                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY


                                                         PERCENTAGE
                                                             OF
                                                          AGGREGATE      MINIMUM        MAXIMUM
RANGE OF                  NUMBER OF        CUT-OFF         CUT-OFF       CUT-OFF        CUT-OFF
ORIGINAL TERMS             MORTGAGE         DATE            DATE          DATE            DATE
TO MATURITY (MOS)           LOANS          BALANCE         BALANCE       BALANCE        BALANCE
-----------------        ----------- ------------------ ------------ -------------- ---------------
 60 ....................      12      $   170,055,469       12.75%    $ 1,592,599    $ 45,000,000
 81 -- 100 .............      13          299,794,040       22.48       1,746,566      74,737,405
101 -- 120 .............      51          834,842,195       62.60         998,964     100,000,000
180 -- 280 .............       4           25,064,958        1.88       2,200,064      13,972,676
281 -- 295 .............       1            3,892,211        0.29       3,892,211       3,892,211
                              --      ---------------      ------
Total/Avg./Wtd.
 Avg./Min/Max: .........      81      $ 1,333,648,872      100.00%    $   998,964    $100,000,000
                              ==      ===============      ======


                                                                                    WEIGHTED
                                                                                     AVERAGE                             WEIGHTED
                             AVERAGE                                     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                     CUT-OFF                          WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
ORIGINAL TERMS                 DATE       MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)            BALANCE        DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
-----------------       --------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
 60 ....................  $ 14,171,289      1.23x     2.07x      1.75x     5.017%       57.4       61.25%      80.54%      77.53%
 81 -- 100 .............    23,061,080      1.25      2.00       1.61      5.413        81.3       55.92       80.00       67.04
101 -- 120 .............    16,369,455      1.20      2.54       1.49      5.771       117.6       37.93       79.92       70.00
180 -- 280 .............     6,266,240      1.00      1.98       1.23      6.324       224.6       43.57       89.17       79.64
281 -- 295 .............     3,892,211      1.10      1.10       1.10      6.910       292.0       74.71       74.71       74.71
Total/Avg./Wtd.
 Avg./Min/Max: .........  $ 16,464,801      1.00x     2.54x      1.55x     5.608%      104.3       37.93%      89.17%      70.49%

                                AGGREGATE POOL
                  DISTRIBUTION OF REMAINING TERMS TO MATURITY


                                                         PERCENTAGE
                                                             OF
                                                          AGGREGATE      MINIMUM        MAXIMUM
RANGE OF                  NUMBER OF        CUT-OFF         CUT-OFF       CUT-OFF        CUT-OFF
REMAINING TERMS            MORTGAGE         DATE            DATE          DATE            DATE
TO MATURITY (MOS)           LOANS          BALANCE         BALANCE       BALANCE        BALANCE
-----------------        ----------- ------------------ ------------ -------------- ---------------
 54 --  59 .............      12      $   170,055,469       12.75%    $ 1,592,599    $  45,000,000
 60 --  84 .............      13          299,794,040       22.48       1,746,566       74,737,405
 85 -- 114 .............       5          111,583,276        8.37       2,865,877       67,500,000
115 -- 119 .............      37          557,633,919       41.81         998,964       64,857,875
120 -- 139 .............       9          165,625,000       12.42       1,825,000      100,000,000
140 -- 199 .............       1            6,493,951        0.49       6,493,951        6,493,951
200 -- 292 .............       4           22,463,218        1.68       2,200,064       13,972,676
                              --      ---------------      ------
Total/Avg./Wtd.
 Avg./Min/Max: .........      81      $ 1,333,648,872      100.00%    $   998,964    $ 100,000,000
                              ==      ===============      ======



                                                                                    WEIGHTED
                                                                                     AVERAGE                             WEIGHTED
                             AVERAGE                                     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                     CUT-OFF                          WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING TERMS                DATE       MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)            BALANCE        DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
-----------------        --------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
 54 --  59 .............  $ 14,171,289      1.23x     2.07x      1.75x     5.017%       57.4       61.25%      80.54%      77.53%
 60 --  84 .............    23,061,080      1.25      2.00       1.61      5.413        81.3       55.92       80.00       67.04
 85 -- 114 .............    22,316,655      1.49      1.70       1.62      5.571       112.3       51.57       78.99       68.18
115 -- 119 .............    15,071,187      1.20      2.12       1.38      5.805       117.9       41.36       79.92       74.77
120 -- 139 .............    18,402,778      1.26      2.54       1.78      5.794       120.0       37.93       79.79       55.19
140 -- 199 .............     6,493,951      1.35      1.35       1.35      6.350       179.0       79.93       79.93       79.93
200 -- 292 .............     5,615,805      1.00      1.98       1.17      6.418       249.4       43.57       89.17       78.70
Total/Avg./Wtd.
 Avg./Min/Max: .........  $ 16,464,801      1.00x     2.54x      1.55x     5.608%      104.3       37.93%      89.17%      70.49%

                                AGGREGATE POOL
                     DISTRIBUTION OF PREPAYMENT PROVISIONS


                                                                PERCENTAGE
                                                                    OF
                                                                 AGGREGATE      MINIMUM         MAXIMUM          AVERAGE
                                 NUMBER OF        CUT-OFF         CUT-OFF       CUT-OFF         CUT-OFF          CUT-OFF
                                  MORTGAGE         DATE            DATE           DATE            DATE             DATE
PREPAYMENT PROVISION               LOANS          BALANCE         BALANCE       BALANCE         BALANCE          BALANCE
--------------------            ----------- ------------------ ------------ --------------- ---------------  ---------------
Lockout/Defeasance ............      78      $ 1,184,318,083       88.80%    $     998,964   $  74,737,405    $ 15,183,565
Partial YM/Defeasance .........       1          100,000,000        7.50       100,000,000     100,000,000     100,000,000
Lockout/Greater of YM
 or 1% ........................       2           49,330,789        3.70         4,330,789      45,000,000      24,665,395
                                     --      ---------------      ------
Total/Avg./Wtd.
 Avg./Min/Max: ................      81      $ 1,333,648,872      100.00%    $     998,964   $ 100,000,000     $ 16,464,801
                                     ==      ===============      ======



                                                                          WEIGHTED
                                                                           AVERAGE                              WEIGHTED
                                                               WEIGHTED   REMAINING    MINIMUM     MAXIMUM      AVERAGE
                                                    WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF      CUT-OFF
                                MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE         DATE
PREPAYMENT PROVISION              DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV          LTV
--------------------           --------- --------- ---------- ---------- ----------- ----------- -----------  -----------
Lockout/Defeasance ............   1.00x     2.54x      1.50x     5.643%      104.7       37.93%      89.17%       72.16%
Partial YM/Defeasance .........   1.92      1.92       1.92      5.489       120.0       47.24       47.24        47.24
Lockout/Greater of YM
 or 1% ........................   1.37      1.99       1.94      5.014        63.1       55.52       79.65        77.53
Total/Avg./Wtd.
 Avg./Min/Max: ................   1.00x     2.54x      1.55x     5.608%      104.3       37.93%      89.17%       70.49%



                                    GROUP 1
                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                               PERCENTAGE
                                                              OF AGGREGATE      MINIMUM         MAXIMUM          AVERAGE
                               NUMBER OF                         CUT-OFF        CUT-OFF         CUT-OFF          CUT-OFF
CUT-OFF DATE                    MORTGAGE     CUT-OFF DATE         DATE           DATE            DATE             DATE
BALANCE DISTRIBUTION             LOANS          BALANCE          BALANCE        BALANCE         BALANCE          BALANCE
--------------------          ----------- ------------------ -------------- -------------- ----------------  --------------
$   998,964 --   1,999,999...       4      $     5,912,751         0.53%     $    998,964   $   1,825,000     $  1,478,188
  2,000,000 --   2,999,999...       6           15,398,737         1.39         2,200,000       2,997,025        2,566,456
  3,000,000 --   3,999,999...       5           18,310,341         1.65         3,190,302       3,971,067        3,662,068
  4,000,000 --   5,999,999...       5           26,503,999         2.39         4,330,789       5,992,593        5,300,800
  6,000,000 --   6,999,999...       3           19,013,717         1.72         6,070,411       6,743,306        6,337,906
  7,000,000 --   9,999,999...       6           52,118,670         4.71         7,600,000       9,981,011        8,686,445
 10,000,000 --  14,999,999...       9          106,083,245         9.58        10,000,000      13,972,676       11,787,027
 15,000,000 --  29,999,999...       9          183,981,966        16.61        15,325,299      27,806,309       20,442,441
 30,000,000 --  49,999,999...       6          244,224,853        22.05        32,000,000      45,000,000       40,704,142
 50,000,000 --  69,999,999...       4          261,357,875        23.60        64,000,000      67,500,000       65,339,469
 70,000,000 -- 100,000,000...       2          174,737,405        15.78        74,737,405     100,000,000       87,368,703
                                   --      ---------------       ------
Total/Avg./Wtd.
 Avg./Min/Max: ..............      59      $ 1,107,643,558       100.00%     $    998,964   $ 100,000,000     $ 18,773,620
                                   ==      ===============       ======


                                                                          WEIGHTED
                                                                          AVERAGE                              WEIGHTED
                                                               WEIGHTED   REMAINING    MINIMUM     MAXIMUM      AVERAGE
                                                    WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF      CUT-OFF
CUT-OFF DATE                    MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE         DATE
BALANCE DISTRIBUTION              DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV          LTV
--------------------           --------- --------- ---------- ---------- ----------- ----------- -----------  -----------
$   998,964 --   1,999,999...     1.40x     1.84x      1.57x     5.820%      102.6       41.36%      73.00%       57.32%
  2,000,000 --   2,999,999...     1.32      2.54       1.68      5.974       151.8       37.93       74.93        61.16
  3,000,000 --   3,999,999...     1.10      1.63       1.34      6.116       135.2       51.57       76.30        70.26
  4,000,000 --   5,999,999...     1.37      2.12       1.68      5.796       106.3       50.59       71.34        61.34
  6,000,000 --   6,999,999...     1.25      2.07       1.55      5.549        96.5       71.24       80.00        75.41
  7,000,000 --   9,999,999...     1.25      1.62       1.41      5.959       105.8       64.38       79.53        73.94
 10,000,000 --  14,999,999...     1.00      2.19       1.56      6.022       121.2       47.62       89.17        73.52
 15,000,000 --  29,999,999...     1.20      1.71       1.43      5.823       114.0       64.42       79.92        76.50
 30,000,000 --  49,999,999...     1.27      1.99       1.52      5.850        97.0       59.48       79.65        72.79
 50,000,000 --  69,999,999...     1.27      1.70       1.51      5.301       106.8       63.27       79.09        71.60
 70,000,000 -- 100,000,000...     1.92      2.00       1.95      5.267       103.3       47.24       55.92        50.95
Total/Avg./Wtd.
 Avg./Min/Max: ..............     1.00x     2.54x      1.57x     5.645%      107.5       37.93%      89.17%       69.29%


                                    GROUP 1
                        DISTRIBUTION OF PROPERTY TYPES

                                                                PERCENTAGE
                                                               OF AGGREGATE      MINIMUM        MAXIMUM         AVERAGE
                                NUMBER OF                         CUT-OFF        CUT-OFF        CUT-OFF         CUT-OFF
                                MORTGAGED     CUT-OFF DATE         DATE           DATE            DATE            DATE
PROPERTY TYPE                  PROPERTIES        BALANCE          BALANCE      BALANCE (B)      BALANCE       BALANCE (B)
-------------                 ------------ ------------------ -------------- -------------- ---------------  -------------
Office ......................      139      $   499,677,172        45.11%     $     73,028   $ 65,000,000     $ 3,701,312
Anchored Retail (a) .........       11          295,237,102        26.65         2,200,064     74,737,405      26,839,737
Mixed Use ...................       41          108,226,838         9.77            51,119     64,000,000       2,925,050
Hospitality .................        7           56,682,177         5.12         2,600,000     16,750,000       8,097,454
Unanchored Retail ...........       11           45,048,078         4.07         1,004,548     12,082,996       4,095,280
Industrial ..................        4           37,640,082         3.40         3,190,302     17,128,714       9,410,021
Multifamily .................        3           31,418,321         2.84           998,964     20,979,333      10,472,774
Manufactured Housing
 Community ..................        1           26,600,000         2.40        26,600,000     26,600,000      26,600,000
Self Storage ................        4            7,113,787         0.64         1,496,188      2,200,000       1,778,447
                                   ---      ---------------       ------
Total/Avg./Wtd.
 Avg./Min/Max: ..............      221      $ 1,107,643,558       100.00%     $     51,119   $ 74,737,405     $ 5,200,204
                                   ===      ===============       ======


                                                                          WEIGHTED
                                                                           AVERAGE                             WEIGHTED
                                                               WEIGHTED   REMAINING    MINIMUM     MAXIMUM      AVERAGE
                                                    WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF      CUT-OFF
                                MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE         DATE
PROPERTY TYPE                     DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV          LTV
-------------                  --------- --------- ---------- ---------- ----------- ----------- -----------  -----------
Office ......................     1.26x     2.07x      1.58x     5.479%      103.9       47.24%      80.54%       69.94%
Anchored Retail (a) .........     1.00      2.05       1.63      5.532       109.8       43.57       89.17        67.74
Mixed Use ...................     1.27      1.92       1.38      5.921       108.3       47.24       75.60        71.35
Hospitality .................     1.59      2.19       1.79      6.715       104.6       47.62       71.34        60.77
Unanchored Retail ...........     1.25      2.12       1.64      5.982       116.6       50.59       76.30        64.88
Industrial ..................     1.26      1.63       1.44      5.774       114.0       51.57       79.67        74.44
Multifamily .................     1.20      1.84       1.31      5.853       117.5       41.36       79.92        77.93
Manufactured Housing
 Community ..................     1.41      1.41       1.41      5.580       117.0       78.24       78.24        78.24
Self Storage ................     1.40      2.54       1.83      5.764       105.7       37.93       73.00        53.56
Total/Avg./Wtd.
 Avg./Min/Max: ..............     1.00x     2.54x      1.57x     5.645%      107.5       37.93%      89.17%       69.29%



(a) Includes four (4) credit tenant lease properties securing mortgage loans that represent 1.68% of the initial pool balance.

(b) Certain of the mortgaged properties securing the AFR/Bank of America Portfolio Whole Loan that have zero allocated balances are excluded from these calculations.

                                    GROUP 1
               DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS (NCF)

                                                         PERCENTAGE
                                                        OF AGGREGATE      MINIMUM        MAXIMUM
RANGE OF                  NUMBER OF                        CUT-OFF        CUT-OFF        CUT-OFF
DEBT SERVICE               MORTGAGE     CUT-OFF DATE        DATE           DATE            DATE
COVERAGE RATIOS             LOANS         BALANCE          BALANCE        BALANCE        BALANCE
---------------          ----------- ----------------- -------------- -------------- ---------------
1.00x -- 1.19x .........       2      $    17,864,887        1.61%     $ 3,892,211    $ 13,972,676
1.20x -- 1.29x .........      10          218,788,508       19.75        3,670,894      64,000,000
1.30x -- 1.39x .........      11          139,936,124       12.63        2,997,025      44,951,938
1.40x -- 1.49x .........      11          155,678,828       14.05        1,592,599      38,636,060
1.50x -- 1.59x .........       6          158,243,327       14.29        2,398,268      65,000,000
1.60x -- 1.74x .........       5           97,506,839        8.80        1,496,188      67,500,000
1.75x -- 1.99x .........       8          210,270,855       18.98          998,964     100,000,000
2.00x -- 2.54x .........       6          109,354,190        9.87        2,200,000      74,737,405
                              --      ---------------      ------
Total/Avg./Wtd.
 Avg./Min/Max: .........      59        1,107,643,558      100.00          998,964     100,000,000
                              ==      ===============      ======



                                                                                   WEIGHTED
                                                                                    AVERAGE                             WEIGHTED
                             AVERAGE                                    WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                     CUT-OFF                         WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
DEBT SERVICE                  DATE       MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
COVERAGE RATIOS              BALANCE       DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
---------------          -------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
1.00x -- 1.19x .........  $ 8,932,444      1.00x     1.10x      1.02x     6.621%      252.9       74.71%      89.17%      86.02%
1.20x -- 1.29x .........   21,878,851      1.20      1.28       1.26      5.977       117.5       71.24       79.92       74.58
1.30x -- 1.39x .........   12,721,466      1.32      1.39       1.36      5.788       110.6       55.52       79.53       75.38
1.40x -- 1.49x .........   14,152,621      1.40      1.49       1.45      5.749       105.0       61.25       78.99       75.24
1.50x -- 1.59x .........   26,373,888      1.51      1.59       1.53      5.098       103.4       56.43       79.67       74.42
1.60x -- 1.74x .........   19,501,368      1.62      1.73       1.69      5.865       111.1       44.66       64.42       62.79
1.75x -- 1.99x .........   26,283,857      1.78      1.99       1.91      5.624        98.7       41.36       80.54       58.88
2.00x -- 2.54x .........   18,225,698      2.00      2.54       2.04      5.128        82.8       37.93       80.00       58.09
Total/Avg./Wtd.
 Avg./Min/Max: .........   18,773,620      1.00      2.54       1.57      5.645       107.5       37.93       89.17       69.29

                                    GROUP 1
                    DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                            PERCENTAGE
                                                           OF AGGREGATE      MINIMUM         MAXIMUM          AVERAGE
                            NUMBER OF                         CUT-OFF        CUT-OFF         CUT-OFF          CUT-OFF
RANGE OF                     MORTGAGE     CUT-OFF DATE         DATE            DATE            DATE             DATE
MORTGAGE RATES                LOANS          BALANCE          BALANCE        BALANCE         BALANCE          BALANCE
--------------             ----------- ------------------ -------------- --------------- ---------------   ---------------
4.680% ...................       1      $    65,000,000         5.87%     $ 65,000,000    $  65,000,000    $ 65,000,000
4.681% -- 4.999% .........       2           80,937,405         7.31         6,200,000       74,737,405      40,468,703
5.000% -- 5.249% .........       6          138,681,264        12.52         1,592,599       64,857,875      23,113,544
5.250% -- 5.449% .........       4           23,302,702         2.10         3,670,894        9,440,024       5,825,676
5.450% -- 5.749% .........      15          391,516,777        35.35         2,200,000      100,000,000      26,101,118
5.750% -- 5.999% .........       8          138,095,746        12.47           998,964       64,000,000      17,261,968
6.000% -- 6.449% .........      16          186,975,096        16.88         1,496,188       44,923,470      11,685,943
6.450% -- 6.910% .........       5           60,391,975         5.45         2,737,504       32,000,000      12,078,395
6.911% -- 7.000% .........       2           22,742,593         2.05         5,992,593       16,750,000      11,371,297
                                --      ---------------       ------
Total/Avg./Wtd.
 Avg./Min/Max: ...........      59      $ 1,107,643,558       100.00%     $    998,964    $ 100,000,000    $ 18,773,620
                                ==      ===============       ======




                                                                      WEIGHTED
                                                                        AVERAGE                              WEIGHTED
                                                           WEIGHTED   REMAINING    MINIMUM     MAXIMUM       AVERAGE
                                                WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF       CUT-OFF
RANGE OF                    MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE          DATE
MORTGAGE RATES                DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV           LTV
--------------              --------- --------- ---------- ---------- ----------- ----------- -----------  -----------
4.680% ...................    1.53x     1.53x      1.53x     4.680%       79.0       69.44%      69.44%        69.44%
4.681% -- 4.999% .........    2.00      2.07       2.01      4.965        78.9       55.92       80.00         57.76
5.000% -- 5.249% .........    1.37      2.05       1.74      5.116        87.5       55.52       80.54         78.36
5.250% -- 5.449% .........    1.28      2.12       1.60      5.350        93.9       50.59       77.38         69.06
5.450% -- 5.749% .........    1.25      2.54       1.59      5.571       116.7       37.93       79.67         65.72
5.750% -- 5.999% .........    1.27      1.84       1.37      5.890       105.3       41.36       79.53         73.44
6.000% -- 6.449% .........    1.20      2.19       1.39      6.194       118.1       44.66       79.92         72.56
6.450% -- 6.910% .........    1.00      1.78       1.52      6.654       135.4       59.48       89.17         68.53
6.911% -- 7.000% .........    1.59      1.71       1.68      6.948       119.7       64.42       71.34         66.24
Total/Avg./Wtd.
 Avg./Min/Max: ...........    1.00x     2.54x      1.57x     5.645%      107.5       37.93%      89.17%        69.29%


                                    GROUP 1
                       DISTRIBUTION OF AMORTIZATION TYPES

                                                                 PERCENTAGE
                                                                OF AGGREGATE      MINIMUM        MAXIMUM          AVERAGE
                                 NUMBER OF                         CUT-OFF        CUT-OFF        CUT-OFF          CUT-OFF
                                  MORTGAGE     CUT-OFF DATE         DATE           DATE            DATE             DATE
AMORTIZATION TYPES (MOS)           LOANS          BALANCE          BALANCE        BALANCE        BALANCE          BALANCE
------------------------        ----------- ------------------ -------------- -------------- ---------------  ---------------
Amortizing Balloon ............      42      $   652,155,340        58.88%     $    998,964   $  74,737,405    $ 15,527,508
Interest Only, then
 Amortizing Balloon ...........       8          294,925,000        26.63         4,875,000     100,000,000      36,865,625
Interest Only Balloon .........       4           74,100,000         6.69         6,200,000      45,000,000      18,525,000
Anticipated Repayment
 Date (1) .....................       1           64,000,000         5.78        64,000,000      64,000,000      64,000,000
Fully Amortizing ..............       4           22,463,218         2.03         2,200,064      13,972,676       5,615,805
                                     --      ---------------       ------
Total/Avg./Wtd.
 Avg./Min/Max: ................      59      $ 1,107,643,558       100.00%     $    998,964   $ 100,000,000    $ 18,773,620
                                     ==      ===============       ======


                                                                            WEIGHTED
                                                                            AVERAGE                               WEIGHTED
                                                                 WEIGHTED   REMAINING    MINIMUM     MAXIMUM      AVERAGE
                                                      WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF      CUT-OFF
                                  MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE         DATE
AMORTIZATION TYPES (MOS)            DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV          LTV
------------------------         --------- --------- ---------- ---------- ----------- ----------- -----------  -----------
Amortizing Balloon ............     1.20x     2.54x      1.51x     5.784%      107.2       37.93%      79.92%       71.06%
Interest Only, then
 Amortizing Balloon ...........     1.26      2.19       1.69      5.387       107.8       47.24       78.24        63.36
Interest Only Balloon .........     1.91      2.07       1.99      5.041        56.9       77.86       80.54        79.56
Anticipated Repayment
 Date (1) .....................     1.27      1.27       1.27      5.850       118.0       75.00       75.00        75.00
Fully Amortizing ..............     1.00      1.98       1.17      6.418       249.4       43.57       89.17        78.70
Total/Avg./Wtd.
 Avg./Min/Max: ................     1.00x     2.54x      1.57x     5.645%      107.5       37.93%      89.17%       69.29%


--------
(1)  The Mortgage Loan is interest only until October 7, 2006.


                                    GROUP 1
                  DISTRIBUTION OF CUT-OFF DATE LOAN-TO-VALUES

                                                            PERCENTAGE
                                                           OF AGGREGATE     MINIMUM        MAXIMUM         AVERAGE
RANGE OF                    NUMBER OF                         CUT-OFF       CUT-OFF        CUT-OFF         CUT-OFF
CUT-OFF DATE                 MORTGAGE     CUT-OFF DATE         DATE          DATE           DATE             DATE
LOAN-TO-VALUE RATIOS          LOANS          BALANCE          BALANCE       BALANCE        BALANCE         BALANCE
--------------------       ----------- ------------------ -------------- ------------ ----------------  --------------
37.93% -- 49.99% .........       6      $   116,895,216        10.55%     $  998,964   $ 100,000,000    $ 19,482,536
50.00% -- 59.99% .........       8          140,826,141        12.71       2,398,268      74,737,405      17,603,268
60.00% -- 69.99% .........       6          163,507,183        14.76       1,592,599      67,500,000      27,251,197
70.00% -- 74.99% .........      21          301,942,319        27.26       1,825,000      44,951,938      14,378,206
75.00% -- 79.99% .........      15          352,300,023        31.81       3,190,302      64,857,875      23,486,668
80.00% -- 89.17% .........       3           32,172,676         2.90       6,200,000      13,972,676      10,724,225
                                --      ---------------       ------
Total/Avg./Wtd.
 Avg./Min/Max: ...........      59      $ 1,107,643,558       100.00%     $  998,964   $ 100,000,000    $ 18,773,620
                                ==      ===============       ======



                                                                        WEIGHTED
                                                                         AVERAGE                             WEIGHTED
                                                             WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                          WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
CUT-OFF DATE                  MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
LOAN-TO-VALUE RATIOS            DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
--------------------         --------- --------- ---------- ---------- ----------- ----------- -----------  -----------
37.93% -- 49.99% .........      1.73x     2.54x      1.95x     5.580%      122.1       37.93%      47.62%      46.94%
50.00% -- 59.99% .........      1.37      2.12       1.89      5.589        92.3       50.59       59.48       56.80
60.00% -- 69.99% .........      1.40      1.71       1.62      5.360        96.2       61.25       69.44       66.03
70.00% -- 74.99% .........      1.10      1.59       1.34      5.949       115.0       71.24       74.93       73.71
75.00% -- 79.99% .........      1.20      2.05       1.49      5.553       104.8       75.00       79.92       78.06
80.00% -- 89.17% .........      1.00      2.07       1.55      5.739       136.8       80.00       89.17       84.18
Total/Avg./Wtd.
 Avg./Min/Max: ...........      1.00x     2.54x      1.57x     5.645%      107.5       37.93%      89.17%      69.29%


                                    GROUP 1
                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE

                                                                 PERCENTAGE
                                                                OF AGGREGATE      MINIMUM        MAXIMUM         AVERAGE
                                 NUMBER OF                         CUT-OFF        CUT-OFF        CUT-OFF         CUT-OFF
                                 MORTGAGED     CUT-OFF DATE         DATE           DATE            DATE            DATE
PROPERTY STATE                  PROPERTIES        BALANCE          BALANCE      BALANCE (A)      BALANCE       BALANCE (A)
--------------                 ------------ ------------------ -------------- -------------- ---------------  -------------
California ...................       58      $   200,399,083        18.09%     $    100,778   $ 65,000,000     $ 3,515,773
Florida ......................       39          150,309,439        13.57            51,119     67,500,000       3,955,512
New York .....................        8          125,239,750        11.31         1,592,599     64,000,000      15,654,969
Illinois .....................        3          115,104,479        10.39        12,560,765     74,737,405      38,368,160
Texas ........................       20          110,174,713         9.95           105,160     45,000,000       5,798,669
Virginia .....................        9           78,799,542         7.11            73,028     44,923,470       8,755,505
District of Columbia .........        2           74,838,886         6.76         9,981,011     64,857,875      37,419,443
Washington ...................       16           55,353,390         5.00           102,239     44,951,938       3,690,226
New Jersey ...................        6           36,694,351         3.31         1,496,188     10,900,000       6,115,725
Nevada .......................        3           22,434,902         2.03           167,964     21,960,222       7,478,301
Maryland .....................        4           22,407,871         2.02            89,479     15,800,000       5,601,968
North Carolina ...............        3           20,608,931         1.86         2,737,504     12,000,000       6,869,644
Michigan .....................        1           17,128,714         1.55        17,128,714     17,128,714      17,128,714
Maine ........................        1           13,972,676         1.26        13,972,676     13,972,676      13,972,676
Pennsylvania .................        1           11,468,363         1.04        11,468,363     11,468,363      11,468,363
South Carolina ...............        2           10,223,465         0.92           223,465     10,000,000       5,111,732
Utah .........................        5            9,647,575         0.87         1,004,548      4,330,789       1,929,515
Missouri .....................       14            9,555,682         0.86            62,074      7,600,000         796,307
Arizona ......................        8            8,068,139         0.73           262,900      1,983,432       1,152,591
Massachusetts ................        1            7,789,584         0.70         7,789,584      7,789,584       7,789,584
Mississippi ..................        2            4,598,331         0.42         2,200,064      2,398,268       2,299,166
Georgia ......................        6            1,148,611         0.10            94,936        357,836         191,435
New Mexico ...................        2              671,855         0.06           175,266        496,588         335,927
Kansas .......................        2              346,882         0.03           120,496        226,386         173,441
Tennessee ....................        1              219,083         0.02           219,083        219,083         219,083
Idaho ........................        1              201,556         0.02           201,556        201,556         201,556
Oklahoma .....................        2              131,450         0.01           131,450        131,450         131,450
Arkansas .....................        1              106,256         0.01           106,256        106,256         106,256
                                    ---      ---------------       ------
Total/Avg./Wtd.
 Avg./Min/Max: ...............      221      $ 1,107,643,558       100.00%     $     51,119   $ 74,737,405     $ 5,200,204
                                    ===      ===============       ======



                                                                          WEIGHTED
                                                                           AVERAGE                             WEIGHTED
                                                               WEIGHTED   REMAINING    MINIMUM     MAXIMUM      AVERAGE
                                                    WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF      CUT-OFF
                                MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE         DATE
PROPERTY STATE                    DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV          LTV
--------------                 --------- --------- ---------- ---------- ----------- ----------- -----------  -----------
California ...................    1.20x     2.07x      1.50x     5.486%      102.1       41.36%      80.00%       68.97%
Florida ......................    1.28      1.92       1.70      5.777       107.5       47.24       76.30        61.55
New York .....................    1.27      2.54       1.40      5.878       103.9       37.93       77.38        72.08
Illinois .....................    1.49      2.00       1.87      5.191        93.0       47.24       78.99        60.55
Texas ........................    1.10      1.99       1.65      5.664       100.1       47.24       79.65        73.52
Virginia .....................    1.27      1.92       1.37      6.026       117.7       47.24       78.24        74.19
District of Columbia .........    1.38      1.52       1.50      5.263       113.2       79.09       79.53        79.15
Washington ...................    1.37      1.92       1.47      5.604       119.2       47.24       74.49        69.37
New Jersey ...................    1.42      2.05       1.62      5.578        99.2       44.66       77.86        74.53
Nevada .......................    1.39      1.92       1.40      6.038       118.0       47.24       78.43        77.77
Maryland .....................    1.34      1.92       1.42      5.915        94.3       47.24       75.60        73.68
North Carolina ...............    1.45      1.92       1.85      5.473        83.2       47.24       80.54        69.92
Michigan .....................    1.56      1.56       1.56      5.450       116.0       79.67       79.67        79.67
Maine ........................    1.00      1.00       1.00      6.540       242.0       89.17       89.17        89.17
Pennsylvania .................    1.44      1.44       1.44      6.140       117.0       74.47       74.47        74.47
South Carolina ...............    1.92      2.19       2.18      6.312       120.0       47.24       47.62        47.61
Utah .........................    1.37      2.12       1.78      5.211       116.0       50.59       55.52        52.80
Missouri .....................    1.27      1.92       1.40      5.864       120.0       47.24       72.38        67.23
Arizona ......................    1.44      1.92       1.81      5.584       120.0       47.24       73.00        53.07
Massachusetts ................    1.62      1.62       1.62      6.500        83.0       64.38       64.38        64.38
Mississippi ..................    1.53      1.98       1.75      5.630       236.0       43.57       56.43        50.28
Georgia ......................    1.92      1.92       1.92      5.489       120.0       47.24       47.24        47.24
New Mexico ...................    1.92      1.92       1.92      5.489       120.0       47.24       47.24        47.24
Kansas .......................    1.92      1.92       1.92      5.489       120.0       47.24       47.24        47.24
Tennessee ....................    1.92      1.92       1.92      5.489       120.0       47.24       47.24        47.24
Idaho ........................    1.92      1.92       1.92      5.489       120.0       47.24       47.24        47.24
Oklahoma .....................    1.92      1.92       1.92      5.489       120.0       47.24       47.24        47.24
Arkansas .....................    1.92      1.92       1.92      5.489       120.0       47.24       47.24        47.24
Total/Avg./Wtd.
 Avg./Min/Max: ...............    1.00x     2.54x      1.57x     5.645%      107.5       37.93%      89.17%       69.29%


(a) Certain of the mortgaged properties securing the AFR/Bank of America Portfolio Whole Loan that have zero allocated balances are excluded from these calculations.

                                    GROUP 1
                  DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                                           PERCENTAGE
                                                          OF AGGREGATE      MINIMUM        MAXIMUM           AVERAGE
RANGE OF                   NUMBER OF                         CUT-OFF        CUT-OFF        CUT-OFF           CUT-OFF
REMAINING AMORTIZATION      MORTGAGE     CUT-OFF DATE         DATE           DATE            DATE              DATE
TERMS TO MATURITY (MOS)      LOANS          BALANCE          BALANCE        BALANCE        BALANCE           BALANCE
------------------------- ----------- ------------------ -------------- -------------- ---------------   ---------------
Interest Only ...........       4      $    74,100,000         6.69%     $  6,200,000   $  45,000,000     $ 18,525,000
236 -- 260 ..............       4           20,163,607         1.82         1,592,599      13,972,676        5,040,902
261 -- 300 ..............      14          157,367,285        14.21         1,496,188      38,636,060       11,240,520
321 -- 340 ..............       1          100,000,000         9.03       100,000,000     100,000,000      100,000,000
341 -- 360 ..............      36          756,012,666        68.25           998,964      74,737,405       21,000,352
                               --      ---------------       ------
Total/Avg./Wtd.
 Avg./Min/Max: ..........      59      $ 1,107,643,558       100.00%     $    998,964   $ 100,000,000     $ 18,773,620
                               ==      ===============       ======


                                                                    WEIGHTED
                                                                     AVERAGE                             WEIGHTED
                                                         WEIGHTED   REMAINING    MINIMUM     MAXIMUM      AVERAGE
RANGE OF                                      WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF      CUT-OFF
REMAINING AMORTIZATION    MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE         DATE
TERMS TO MATURITY (MOS)     DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV          LTV
---------------------------------- --------- ---------- ---------- ----------- ----------- -----------  -----------
Interest Only ...........   1.91x     2.07x      1.99x     5.041%       56.9       77.86%      80.54%       79.56%
236 -- 260 ..............   1.00      1.98       1.20      6.226       226.1       43.57       89.17        78.10
261 -- 300 ..............   1.10      2.54       1.65      6.299       101.5       37.93       76.30        64.83
321 -- 340 ..............   1.92      1.92       1.92      5.489       120.0       47.24       47.24        47.24
341 -- 360 ..............   1.20      2.00       1.48      5.573       108.9       41.36       79.92        71.89
Total/Avg./Wtd.
 Avg./Min/Max: ..........   1.00x     2.54x      1.57x     5.645%      107.5       37.93%      89.17%       69.29%


                                    GROUP 1
                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY

                                                          PERCENTAGE
                                                         OF AGGREGATE      MINIMUM        MAXIMUM
RANGE OF                  NUMBER OF                         CUT-OFF        CUT-OFF        CUT-OFF
ORIGINAL TERMS             MORTGAGE     CUT-OFF DATE         DATE           DATE            DATE
TO MATURITY (MOS)           LOANS          BALANCE          BALANCE        BALANCE        BALANCE
-----------------        ----------- ------------------ -------------- -------------- ---------------
 60 ....................       7      $    84,238,493         7.61%     $ 1,592,599    $ 45,000,000
 81 -- 100 .............       8          247,134,362        22.31        3,190,302      74,737,405
101 -- 120 .............      40          753,807,484        68.06          998,964     100,000,000
180 -- 280 .............       3           18,571,008         1.68        2,200,064      13,972,676
281 -- 295 .............       1            3,892,211         0.35        3,892,211       3,892,211
                              --      ---------------       ------
Total/Avg./Wtd.
 Avg./Min/Max: .........      59      $ 1,107,643,558       100.00%     $   998,964    $100,000,000
                              ==      ===============       ======


                                                                                     WEIGHTED
                                                                                     AVERAGE                             WEIGHTED
                             AVERAGE                                     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                     CUT-OFF                          WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
ORIGINAL TERMS                 DATE       MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)            BALANCE        DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
-----------------        --------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
 60 ....................  $ 12,034,070      1.28x     2.07x      1.92x     5.076%       57.0       61.25%      80.54%      78.38%
 81 -- 100 .............    30,891,795      1.34      2.00       1.67      5.400        81.2       55.92       79.53       65.22
101 -- 120 .............    18,845,187      1.20      2.54       1.51      5.766       117.5       37.93       79.92       69.33
180 -- 280 .............     6,190,336      1.00      1.98       1.18      6.315       240.5       43.57       89.17       79.54
281 -- 295 .............     3,892,211      1.10      1.10       1.10      6.910       292.0       74.71       74.71       74.71
Total/Avg./Wtd.
 Avg./Min/Max: .........  $ 18,773,620      1.00x     2.54x      1.57x     5.645%      107.5       37.93%      89.17%      69.29%

                                    GROUP 1
                  DISTRIBUTION OF REMAINING TERMS TO MATURITY

                                                          PERCENTAGE
                                                         OF AGGREGATE      MINIMUM        MAXIMUM
RANGE OF                  NUMBER OF                         CUT-OFF        CUT-OFF        CUT-OFF
REMAINING TERMS            MORTGAGE     CUT-OFF DATE         DATE           DATE            DATE
TO MATURITY (MOS)           LOANS          BALANCE          BALANCE        BALANCE        BALANCE
-----------------        ----------- ------------------ -------------- -------------- ---------------
 54 --  59 .............       7      $    84,238,493         7.61%     $ 1,592,599    $  45,000,000
 60 --  84 .............       8          247,134,362        22.31        3,190,302       74,737,405
 85 -- 114 .............       5          111,583,276        10.07        2,865,877       67,500,000
115 -- 119 .............      28          490,499,208        44.28          998,964       64,857,875
120 -- 139 .............       7          151,725,000        13.70        1,825,000      100,000,000
200 -- 292 .............       4           22,463,218         2.03        2,200,064       13,972,676
                              --      ---------------       ------
Total/Avg./Wtd.
 Avg./Min/Max: .........      59      $ 1,107,643,558       100.00%     $   998,964    $ 100,000,000
                              ==      ===============       ======


                                                                                     WEIGHTED
                                                                                     AVERAGE                             WEIGHTED
                             AVERAGE                                     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                     CUT-OFF                          WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING TERMS                DATE       MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)            BALANCE        DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
-----------------        --------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
 54 --  59 .............  $ 12,034,070      1.28x     2.07x      1.92x     5.076%       57.0       61.25%      80.54%      78.38%
 60 --  84 .............    30,891,795      1.34      2.00       1.67      5.400        81.2       55.92       79.53       65.22
 85 -- 114 .............    22,316,655      1.49      1.70       1.62      5.571       112.3       51.57       78.99       68.18
115 -- 119 .............    17,517,829      1.20      2.12       1.39      5.803       118.0       41.36       79.92       74.65
120 -- 139 .............    21,675,000      1.26      2.54       1.83      5.789       120.0       37.93       74.17       52.97
200 -- 292 .............     5,615,805      1.00      1.98       1.17      6.418       249.4       43.57       89.17       78.70
Total/Avg./Wtd.
 Avg./Min/Max: .........  $ 18,773,620      1.00x     2.54x      1.57x     5.645%      107.5       37.93%      89.17%      69.29%

                                    GROUP 1
                     DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                                 PERCENTAGE
                                                                OF AGGREGATE      MINIMUM          MAXIMUM          AVERAGE
                                 NUMBER OF                         CUT-OFF        CUT-OFF          CUT-OFF          CUT-OFF
PREPAYMENT                        MORTGAGE     CUT-OFF DATE         DATE            DATE            DATE             DATE
PROVISON                           LOANS          BALANCE          BALANCE        BALANCE          BALANCE          BALANCE
----------                      ----------- ------------------ -------------- --------------- ----------------    --------------
Lockout/Defeasance ............      56      $   958,312,769        86.52%     $     998,964   $  74,737,405     $ 17,112,728
Partial YM/Defeasance .........       1          100,000,000         9.03        100,000,000     100,000,000      100,000,000
Lockout/Greater of YM
 or 1% ........................       2           49,330,789         4.45          4,330,789      45,000,000       24,665,395
                                     --      ---------------       ------
Total/Avg./Wtd.
 Avg./Min/Max: ................      59      $ 1,107,643,558       100.00%     $     998,964   $ 100,000,000     $ 18,773,620
                                     ==      ===============       ======


                                                                          WEIGHTED
                                                                           AVERAGE                                 WEIGHTED
                                                               WEIGHTED   REMAINING     MINIMUM     MAXIMUM        AVERAGE
                                                    WEIGHTED    AVERAGE    TERM TO      CUT-OFF     CUT-OFF        CUT-OFF
PREPAYMENT                       MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE          DATE
PROVISON                           DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV           LTV
----------                       --------- --------- ---------- ---------- ----------- ----------- -----------  -----------
Lockout/Defeasance ............   1.00x     2.54x      1.52x     5.694%      108.5       37.93%      89.17%         71.17%
Partial YM/Defeasance .........   1.92      1.92       1.92      5.489       120.0       47.24       47.24          47.24
Lockout/Greater of YM
 or 1% ........................   1.37      1.99       1.94      5.014        63.1       55.52       79.65          77.53
Total/Avg./Wtd.
 Avg./Min/Max: ................   1.00x     2.54x      1.57x     5.645%      107.5       37.93%      89.17%         69.29%


                                    GROUP 2
                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                              PERCENTAGE
                                                                  OF
                                                               AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
                                 NUMBER OF       CUT-OFF        CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
CUT-OFF DATE                      MORTGAGE        DATE           DATE          DATE           DATE           DATE
BALANCE DISTRIBUTION               LOANS         BALANCE        BALANCE       BALANCE        BALANCE        BALANCE
--------------------            ----------- ---------------- ------------ -------------- -------------- --------------
$ 1,746,566 --  1,999,999......       2      $   3,573,221        1.58%    $ 1,746,566    $  1,826,655   $  1,786,610
  2,000,000 --  2,999,999 .....       1          2,702,915        1.20       2,702,915       2,702,915      2,702,915
  3,000,000 --  3,999,999 .....       2          7,230,478        3.20       3,583,698       3,646,780      3,615,239
  4,000,000 --  5,999,999 .....       2          9,891,055        4.38       4,790,683       5,100,373      4,945,528
  6,000,000 --  6,999,999 .....       2         12,893,951        5.71       6,400,000       6,493,951      6,446,975
  7,000,000 --  9,999,999 .....       3         24,157,592       10.69       7,500,000       8,373,633      8,052,531
 10,000,000 -- 14,999,999 .....       5         59,652,191       26.39      10,589,079      13,850,000     11,930,438
 15,000,000 -- 29,654,061 .....       5        105,903,912       46.86      15,610,000      29,654,061     21,180,782
                                     --      -------------      ------
Total/Avg./Wtd.
 Avg./Min/Max: ................      22      $ 226,005,315      100.00%    $ 1,746,566    $ 29,654,061   $ 10,272,969
                                     ==      =============      ======



                                                                            WEIGHTED
                                                                            AVERAGE
                                                                           REMAINING                            WEIGHTED
                                                                WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
                                                     WEIGHTED    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
CUT-OFF DATE                     MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
BALANCE DISTRIBUTION               DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
--------------------            --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
$ 1,746,566 --  1,999,999......    1.24x     1.25x      1.24x     5.879%       99.4       68.41%      79.39%      73.78%
  2,000,000 --  2,999,999 .....    1.74      1.74       1.74      4.480        55.0       67.57       67.57       67.57
  3,000,000 --  3,999,999 .....    1.27      1.41       1.34      5.834       117.5       73.67       74.66       74.16
  4,000,000 --  5,999,999 .....    1.33      1.37       1.35      5.771       117.0       79.08       79.84       79.45
  6,000,000 --  6,999,999 .....    1.35      1.35       1.35      6.067       149.7       79.01       79.93       79.47
  7,000,000 --  9,999,999 .....    1.27      1.37       1.33      5.716       118.3       76.70       79.79       77.70
 10,000,000 -- 14,999,999 .....    1.25      1.41       1.31      5.387        83.2       67.92       80.00       74.90
 15,000,000 -- 29,654,061 .....    1.23      1.97       1.52      5.258        73.0       72.86       80.05       76.69
Total/Avg./Wtd.
 Avg./Min/Max: ................    1.23x     1.97x      1.42x     5.428%       88.5       67.57%      80.05%      76.37%

                                    GROUP 2
                         DISTRIBUTION OF PROPERTY TYPES

                                                        PERCENTAGE
                                                            OF
                                                         AGGREGATE      MINIMUM        MAXIMUM         AVERAGE
                           NUMBER OF       CUT-OFF        CUT-OFF       CUT-OFF        CUT-OFF         CUT-OFF
                           MORTGAGED        DATE           DATE          DATE            DATE           DATE
PROPERTY TYPE             PROPERTIES       BALANCE        BALANCE       BALANCE        BALANCE         BALANCE
-------------            ------------ ---------------- ------------ -------------- --------------- --------------
Multifamily ............     24        $ 226,005,315       100.00%   $ 1,746,566    $ 24,000,000    $ 9,416,888
                             --        -------------       ------
Total/Avg./Wtd.
 Avg./Min/Max: .........     24        $ 226,005,315       100.00%   $ 1,746,566    $ 24,000,000    $ 9,416,888
                             ==        =============       ======



                                                                     WEIGHTED
                                                                     AVERAGE
                                                                    REMAINING                            WEIGHTED
                                                         WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
                                              WEIGHTED    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
                          MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY TYPE               DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
-------------           --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
Multifamily ............    1.23x     1.97x      1.42x     5.428%       88.5       67.57%      80.05%      76.37%
Total/Avg./Wtd.
 Avg./Min/Max: .........    1.23x     1.97x      1.42x     5.428%       88.5       67.57%      80.05%      76.37%

                                    GROUP 2
               DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS (NCF)

                                                       PERCENTAGE
                                                           OF
                                                        AGGREGATE      MINIMUM        MAXIMUM         AVERAGE
RANGE OF                  NUMBER OF       CUT-OFF        CUT-OFF       CUT-OFF        CUT-OFF         CUT-OFF
DEBT SERVICE               MORTGAGE        DATE           DATE          DATE            DATE            DATE
COVERAGE RATIOS             LOANS         BALANCE        BALANCE       BALANCE        BALANCE         BALANCE
---------------           ----------- ---------------- ------------ -------------- --------------- ---------------
1.23x -- 1.29x .........      10      $ 117,800,275       52.12%    $ 1,746,566    $ 29,654,061    $ 11,780,028
1.30x -- 1.39x .........       7         51,719,347       22.88       4,790,683      12,276,750       7,388,478
1.40x -- 1.49x .........       2         14,172,777        6.27       3,583,698      10,589,079       7,086,389
1.60x -- 1.74x .........       1          2,702,915        1.20       2,702,915       2,702,915       2,702,915
1.75x -- 1.97x .........       2         39,610,000       17.53      15,610,000      24,000,000      19,805,000
                              --      -------------     -------
Total/Avg./Wtd.
 Avg./Min/Max: .........      22      $ 226,005,315     100.00%     $ 1,746,566    $ 29,654,061    $ 10,272,969
                              ==      =============     =======


                                                                     WEIGHTED
                                                                     AVERAGE
                                                                    REMAINING                            WEIGHTED
                                                         WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                      WEIGHTED    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
DEBT SERVICE              MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
COVERAGE RATIOS             DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
---------------          --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
1.23x -- 1.29x .........    1.23x     1.28x      1.26x     5.480%       83.9       68.41%      80.00%      76.37%
1.30x -- 1.39x .........    1.33      1.37       1.35      5.685       116.8       67.92       79.93       75.85
1.40x -- 1.49x .........    1.41      1.41       1.41      5.620       118.2       68.60       74.66       70.13
1.60x -- 1.74x .........    1.74      1.74       1.74      4.480        55.0       67.57       67.57       67.57
1.75x -- 1.97x .........    1.96      1.97       1.97      4.935        56.6       79.76       80.05       79.87
Total/Avg./Wtd.
 Avg./Min/Max: .........    1.23x     1.97x      1.42x     5.428%       88.5       67.57%      80.05%      76.37%

                                    GROUP 2
                    DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                         PERCENTAGE
                                                             OF
                                                          AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
                            NUMBER OF       CUT-OFF        CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
RANGE OF                     MORTGAGE        DATE           DATE          DATE           DATE           DATE
MORTGAGE RATES                LOANS         BALANCE        BALANCE       BALANCE        BALANCE        BALANCE
--------------             ----------- ---------------- ------------ -------------- -------------- --------------
4.480% -- 4.680% .........       1      $   2,702,915        1.20%    $ 2,702,915    $  2,702,915   $  2,702,915
4.681% -- 4.999% .........       2         53,654,061       23.74      24,000,000      29,654,061     26,827,031
5.000% -- 5.249% .........       4         44,243,698       19.58       3,583,698      15,610,000     11,060,925
5.250% -- 5.449% .........       1         12,276,750        5.43      12,276,750      12,276,750     12,276,750
5.450% -- 5.749% .........       5         42,347,243       18.74       1,746,566      15,700,000      8,469,449
5.750% -- 5.999% .........       6         58,813,262       26.02       5,100,373      20,939,851      9,802,210
6.000% -- 6.449% .........       2          8,320,606        3.68       1,826,655       6,493,951      4,160,303
6.450% -- 6.625% .........       1          3,646,780        1.61       3,646,780       3,646,780      3,646,780
                                --      -------------      ------
Total/Avg./Wtd.
 Avg./Min/Max: ...........      22      $ 226,005,315      100.00%    $ 1,746,566    $ 29,654,061   $ 10,272,969
                                ==      =============      ======


                                                                       WEIGHTED
                                                                       AVERAGE
                                                                      REMAINING                            WEIGHTED
                                                           WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
                                                WEIGHTED    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
RANGE OF                    MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
MORTGAGE RATES                DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
--------------             --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
4.480% -- 4.680% .........    1.74x     1.74x      1.74x     4.480%       55.0       67.57%      67.57%      67.57%
4.681% -- 4.999% .........    1.23      1.97       1.56      4.920        58.1       72.86       79.76       75.95
5.000% -- 5.249% .........    1.25      1.96       1.52      5.108        68.6       74.66       80.05       78.83
5.250% -- 5.449% .........    1.35      1.35       1.35      5.290        81.0       67.92       67.92       67.92
5.450% -- 5.749% .........    1.25      1.35       1.30      5.633        93.0       74.76       79.84       77.34
5.750% -- 5.999% .........    1.27      1.41       1.33      5.863       118.1       68.60       79.79       76.40
6.000% -- 6.449% .........    1.24      1.35       1.33      6.289       165.2       68.41       79.93       77.40
6.450% -- 6.625% .........    1.27      1.27       1.27      6.625       119.0       73.67       73.67       73.67
Total/Avg./Wtd.
 Avg./Min/Max: ...........    1.23x     1.97x      1.42x     5.428%       88.5       67.57%      80.05%      76.37%

                                    GROUP 2
                       DISTRIBUTION OF AMORTIZATION TYPES

                                                               PERCENTAGE
                                                              OF AGGREGATE      MINIMUM        MAXIMUM           AVERAGE
                                 NUMBER OF                       CUT-OFF        CUT-OFF        CUT-OFF           CUT-OFF
                                  MORTGAGE    CUT-OFF DATE        DATE           DATE            DATE             DATE
AMORTIZATION TYPES (MOS)           LOANS         BALANCE         BALANCE        BALANCE        BALANCE           BALANCE
------------------------        ----------- ---------------- -------------- -------------- ---------------   --------------
Amortizing Balloon ............      17      $ 145,645,315        64.44%     $ 1,746,566    $ 29,654,061      $  8,567,371
Interest Only, then
 Amortizing Balloon ...........       3         40,750,000        18.03       11,200,000      15,700,000        13,583,333
Interest Only Balloon .........       2         39,610,000        17.53       15,610,000      24,000,000        19,805,000
                                     --      -------------       ------
Total/Avg./Wtd.
 Avg./Min/Max: ................      22      $ 226,005,315       100.00%     $ 1,746,566    $ 29,654,061      $ 10,272,969
                                     ==      =============       ======


                                                                          WEIGHTED
                                                                           AVERAGE                              WEIGHTED
                                                               WEIGHTED   REMAINING    MINIMUM     MAXIMUM      AVERAGE
                                                    WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF      CUT-OFF
                                MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE         DATE
AMORTIZATION TYPES (MOS)          DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV          LTV
------------------------       --------- --------- ---------- ---------- ----------- ----------- -----------  -----------
Amortizing Balloon ............   1.23x     1.74x      1.32x     5.577%      101.0       67.57%      79.93%       75.20%
Interest Only, then
 Amortizing Balloon ...........   1.25      1.28       1.27      5.375        74.5       74.76       80.00        77.16
Interest Only Balloon .........   1.96      1.97       1.97      4.935        56.6       79.76       80.05        79.87
Total/Avg./Wtd.
 Avg./Min/Max: ................   1.23x     1.97x      1.42x     5.428%       88.5       67.57%      80.05%       76.37%


                                    GROUP 2
                  DISTRIBUTION OF CUT-OFF DATE LOAN-TO-VALUES

                                                          PERCENTAGE
                                                         OF AGGREGATE      MINIMUM        MAXIMUM          AVERAGE
RANGE OF                    NUMBER OF                       CUT-OFF        CUT-OFF        CUT-OFF          CUT-OFF
CUT-OFF DATE                 MORTGAGE    CUT-OFF DATE        DATE           DATE            DATE            DATE
LOAN-TO-VALUE RATIOS          LOANS         BALANCE         BALANCE        BALANCE        BALANCE          BALANCE
--------------------       ----------- ---------------- -------------- -------------- ---------------  --------------
67.57% -- 69.99% .........       4      $  27,395,399        12.12%     $ 1,826,655    $ 12,276,750     $  6,848,850
70.00% -- 74.99% .........       4         52,584,539        23.27        3,583,698      29,654,061       13,146,135
75.00% -- 79.99% .........      12        119,215,377        52.75        1,746,566      24,000,000        9,934,615
80.00% -- 80.05% .........       2         26,810,000        11.86       11,200,000      15,610,000       13,405,000
                                --      -------------       ------
Total/Avg./Wtd.
 Avg./Min/Max: ...........      22      $ 226,005,315       100.00%     $ 1,746,566    $ 29,654,061     $ 10,272,969
                                ==      =============       ======


                                                                       WEIGHTED
                                                                        AVERAGE                              WEIGHTED
                                                            WEIGHTED   REMAINING    MINIMUM     MAXIMUM      AVERAGE
RANGE OF                                         WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF      CUT-OFF
CUT-OFF DATE                 MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE         DATE
LOAN-TO-VALUE RATIOS           DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV          LTV
--------------------        --------- --------- ---------- ---------- ----------- ----------- -----------  -----------
67.57% -- 69.99% .........     1.24x     1.74x      1.40x     5.467%       95.5       67.57%      68.60%       68.18%
70.00% -- 74.99% .........     1.23      1.41       1.26      5.304        73.9       72.86       74.76        73.61
75.00% -- 79.99% .........     1.25      1.97       1.44      5.545        98.0       76.70       79.93        78.65
80.00% -- 80.05% .........     1.28      1.96       1.68      5.112        67.3       80.00       80.05        80.03
Total/Avg./Wtd.
 Avg./Min/Max: ...........     1.23x     1.97x      1.42x     5.428%       88.5       67.57%      80.05%       76.37%


                                    GROUP 2
                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE

                                                         PERCENTAGE
                                                        OF AGGREGATE      MINIMUM        MAXIMUM
                           NUMBER OF                       CUT-OFF        CUT-OFF        CUT-OFF
                           MORTGAGED    CUT-OFF DATE        DATE           DATE            DATE
PROPERTY STATE            PROPERTIES       BALANCE         BALANCE        BALANCE        BALANCE
--------------           ------------ ---------------- -------------- -------------- ---------------
Texas ..................       4       $  42,060,373        18.61%     $ 5,100,373    $ 15,610,000
New York ...............       4          34,444,744        15.24        3,458,414      15,378,905
Nevada .................       2          32,373,633        14.32        8,373,633      24,000,000
North Carolina .........       2          27,433,802        12.14        6,493,951      20,939,851
Washington .............       2          23,476,750        10.39       11,200,000      12,276,750
Ohio ...................       1          15,700,000         6.95       15,700,000      15,700,000
Virginia ...............       2          14,683,959         6.50        6,400,000       8,283,959
Maryland ...............       2          13,291,994         5.88        2,702,915      10,589,079
Florida ................       1          11,736,362         5.19       11,736,362      11,736,362
California .............       2           5,410,353         2.39        1,826,655       3,583,698
West Virginia ..........       1           3,646,780         1.61        3,646,780       3,646,780
Iowa ...................       1           1,746,566         0.77        1,746,566       1,746,566
                               -       -------------       ------
Total/Avg./Wtd.
 Avg./Min/Max: .........      24       $ 226,005,315       100.00%     $ 1,746,566    $ 24,000,000
                              ==       =============       ======



                                                                                     WEIGHTED
                                                                                     AVERAGE                             WEIGHTED
                             AVERAGE                                     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                             CUT-OFF                          WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                               DATE       MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY STATE               BALANCE        DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
--------------           --------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
Texas ..................  $ 10,515,093      1.25x     1.96x      1.53x     5.313%       75.7       77.59%      80.05%      79.08%
New York ...............     8,611,186      1.23      1.33       1.24      5.067        67.2       72.86       79.84       73.83
Nevada .................    16,186,816      1.35      1.97       1.81      5.036        72.5       76.82       79.76       79.00
North Carolina .........    13,716,901      1.28      1.35       1.30      6.045       131.7       77.56       79.93       78.12
Washington .............    11,738,375      1.28      1.35       1.32      5.257        82.0       67.92       80.00       73.68
Ohio ...................    15,700,000      1.28      1.28       1.28      5.710        82.0       74.76       74.76       74.76
Virginia ...............     7,341,980      1.35      1.37       1.36      5.763       118.9       76.70       79.01       77.71
Maryland ...............     6,645,997      1.41      1.74       1.48      5.548       106.0       67.57       68.60       68.39
Florida ................    11,736,362      1.28      1.28       1.28      5.570        82.0       79.84       79.84       79.84
California .............     2,705,177      1.24      1.41       1.35      5.381       116.0       68.41       74.66       72.55
West Virginia ..........     3,646,780      1.27      1.27       1.27      6.625       119.0       73.67       73.67       73.67
Iowa ...................     1,746,566      1.25      1.25       1.25      5.680        82.0       79.39       79.39       79.39
Total/Avg./Wtd.
 Avg./Min/Max: .........  $  9,416,888      1.23x     1.97x      1.42x     5.428%       88.5       67.57%      80.05%      76.37%

                                    GROUP 2
                  DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                                        PERCENTAGE
                                                       OF AGGREGATE      MINIMUM         MAXIMUM
RANGE OF REMAINING        NUMBER OF                       CUT-OFF        CUT-OFF         CUT-OFF
AMORTIZATION TERMS         MORTGAGE    CUT-OFF DATE        DATE            DATE            DATE
TO MATURITY (MOS)           LOANS         BALANCE         BALANCE        BALANCE         BALANCE
------------------       ----------- ---------------- -------------- --------------- ---------------
Interest Only ..........       2      $  39,610,000        17.53%     $ 15,610,000    $ 24,000,000
355 -- 360 .............      20        186,395,315        82.47         1,746,566      29,654,061
                              --      -------------       ------
Total/Avg./Wtd.
 Avg./Min/Max: .........      22      $ 226,005,315       100.00%     $  1,746,566    $ 29,654,061
                              ==      =============       ======


                                                                                     WEIGHTED
                                                                                     AVERAGE                             WEIGHTED
                             AVERAGE                                     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF REMAINING           CUT-OFF                          WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
AMORTIZATION TERMS             DATE       MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)            BALANCE        DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------        --------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
Interest Only ..........  $ 19,805,000      1.96x     1.97x      1.97x     4.935%       56.6       79.76%      80.05%      79.87%
355 -- 360 .............     9,319,766      1.23      1.74       1.31      5.533        95.2       67.57       80.00       75.63
Total/Avg./Wtd.
 Avg./Min/Max: .........  $ 10,272,969      1.23x     1.97x      1.42x     5.428%       88.5       67.57%      80.05%      76.37%

                                    GROUP 2
                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY

                                                        PERCENTAGE
                                                       OF AGGREGATE      MINIMUM        MAXIMUM
RANGE OF                  NUMBER OF                       CUT-OFF        CUT-OFF        CUT-OFF
ORIGINAL TERMS             MORTGAGE    CUT-OFF DATE        DATE           DATE            DATE
TO MATURITY (MOS)           LOANS         BALANCE         BALANCE        BALANCE        BALANCE
-----------------        ----------- ---------------- -------------- -------------- ---------------
 60 ....................       5      $  85,816,976        37.97%     $ 2,702,915    $ 29,654,061
 81 -- 100 .............       5         52,659,677        23.30        1,746,566      15,700,000
101 -- 120 .............      11         81,034,710        35.86        1,826,655      20,939,851
180 ....................       1          6,493,951         2.87        6,493,951       6,493,951
                              --      -------------       ------
Total/Avg./Wtd.
 Avg./Min/Max: .........      22      $ 226,005,315       100.00%     $ 1,746,566    $ 29,654,061
                              ==      =============       ======



                                                                                     WEIGHTED
                                                                                     AVERAGE                             WEIGHTED
                             AVERAGE                                     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                     CUT-OFF                          WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
ORIGINAL TERMS                 DATE       MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)            BALANCE        DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
-----------------        --------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
 60 ....................  $ 17,163,395      1.23x     1.97x      1.59x     4.959%       57.8       67.57%      80.05%      76.69%
 81 -- 100 .............    10,531,935      1.25      1.35       1.30      5.476        82.0       67.92       80.00       75.57
101 -- 120 .............     7,366,792      1.24      1.41       1.33      5.821       117.9       68.41       79.84       76.27
180 ....................     6,493,951      1.35      1.35       1.35      6.350       179.0       79.93       79.93       79.93
Total/Avg./Wtd.
 Avg./Min/Max: .........  $ 10,272,969      1.23x     1.97x      1.42x     5.428%       88.5       67.57%      80.05%      76.37%

                                    GROUP 2
                  DISTRIBUTION OF REMAINING TERMS TO MATURITY

                                                        PERCENTAGE
                                                       OF AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
RANGE OF                  NUMBER OF                       CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
REMAINING TERMS            MORTGAGE    CUT-OFF DATE        DATE           DATE          DATE           DATE
TO MATURITY (MOS)           LOANS         BALANCE         BALANCE       BALANCE        BALANCE        BALANCE
-----------------        ----------- ---------------- -------------- ------------- -------------- --------------
 55 --  59 .............       5      $  85,816,976        37.97%     $ 2,702,915   $ 29,654,061   $ 17,163,395
 60 --  84 .............       5         52,659,677        23.30        1,746,566     15,700,000     10,531,935
115 -- 119 .............       9         67,134,710        29.70        1,826,655     20,939,851      7,459,412
120 -- 139 .............       2         13,900,000         6.15        6,400,000      7,500,000      6,950,000
140 -- 199 .............       1          6,493,951         2.87        6,493,951      6,493,951      6,493,951
                              --      -------------       ------
Total/Avg./Wtd.
 Avg./Min/Max: .........      22      $ 226,005,315       100.00%     $ 1,746,566   $ 29,654,061   $ 10,272,969
                              ==      =============       ======



                                                                     WEIGHTED
                                                                     AVERAGE                             WEIGHTED
                                                         WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                      WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING TERMS           MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)           DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
-----------------        --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
 55 --  59 .............    1.23x     1.97x      1.59x     4.959%       57.8       67.57%      80.05%      76.69%
 60 --  84 .............    1.25      1.35       1.30      5.476        82.0       67.92       80.00       75.57
115 -- 119 .............    1.24      1.41       1.34      5.814       117.5       68.41       79.84       75.61
120 -- 139 .............    1.27      1.35       1.31      5.850       120.0       79.01       79.79       79.43
140 -- 199 .............    1.35      1.35       1.35      6.350       179.0       79.93       79.93       79.93
Total/Avg./Wtd.
 Avg./Min/Max: .........    1.23x     1.97x      1.42x     5.428%       88.5       67.57%      80.05%      76.37%

                                    GROUP 2
                     DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                            PERCENTAGE
                                                           OF AGGREGATE      MINIMUM        MAXIMUM          AVERAGE
                              NUMBER OF                       CUT-OFF        CUT-OFF        CUT-OFF          CUT-OFF
                               MORTGAGE    CUT-OFF DATE        DATE           DATE            DATE             DATE
PREPAYMENT PROVISION            LOANS         BALANCE         BALANCE        BALANCE        BALANCE          BALANCE
--------------------         ----------- ---------------- -------------- -------------- ---------------  ---------------
Lockout/Defeasance .........     22       $ 226,005,315        100.00%    $ 1,746,566    $ 29,654,061     $ 10,272,969
                                 --       -------------        ------
Total/Avg./Wtd.
 Avg./Min/Max: .............     22       $ 226,005,315        100.00%    $ 1,746,566    $ 29,654,061     $ 10,272,969
                                 ==       =============        ======



                                                                         WEIGHTED
                                                                          AVERAGE                              WEIGHTED
                                                              WEIGHTED   REMAINING    MINIMUM     MAXIMUM      AVERAGE
                                                   WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF      CUT-OFF
                               MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE         DATE
PREPAYMENT PROVISION             DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV          LTV
----------------------------  --------- --------- ---------- ---------- ----------- ----------- -----------  -----------
Lockout/Defeasance .........     1.23x     1.97x      1.42x     5.428%       88.5       67.57%      80.05%       76.37%
Total/Avg./Wtd.
 Avg./Min/Max: .............     1.23x     1.97x      1.42x     5.428%       88.5       67.57%      80.05%       76.37%


                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX B

                       AFR/BANK OF AMERICA PORTFOLIO LOAN


-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------
                       ORIGINAL                           CUT-OFF DATE
                       --------                           ------------
BALANCE(1):            $100,000,000                       $100,000,000

SHADOW RATING:         A2/A+ (Moody's/S&P)

% OF POOL BY UPB:      7.50%

ORIGINATION DATE(2):   December 1, 2003

ORIGINATOR:            GACC

COUPON:                5.4891176470%

INTEREST ACCRUAL:      Actual/360

TERM:                  120 months

AMORTIZATION:          Interest only until June 1, 2005; thereafter, monthly
                       amortization on 27.5 year schedule.

OWNERSHIP INTEREST:    138 fee properties, 5 fee and leasehold properties, 9
                       leasehold properties

PAYMENT DATE:          1st of each month

MATURITY DATE:         December 1, 2013

SPONSOR:               American Financial Realty Trust
                       (NYSE: AFRT) and First States Group, L.P.

BORROWER:              First States Investors 5000A, LLC

CALL                   Defeasance with U.S. Treasuries permitted after the
PROTECTION/LOCKOUT:    second anniversary of the date on which the entire
                       AFR/Bank of America Portfolio Whole Loan is securitized.
                       Prior to this time, up to 13.6% of the AFR/Bank of America Portfolio Whole Loan may be prepaid subject to a yield maintenance premium upon the release of pre-identified properties. In addition, the AFR/Bank of America Portfolio Whole Loan is open to prepayment for 4 months prior to maturity.

CUT-OFF DATE LOAN      $44
PSF(1):

UP-FRONT RESERVES(3):  Taxes:                                       $3,201,064
                       Insurance:                                     $637,117
                       Deferred Maintenance:                        $2,184,169
                       Environmental Remediation:                     $300,000
                       TI/LC:                                         $205,965
                       Bank of America Lease:                      $11,126,072
                       Security Deposit
                       Reserve:                                       $215,119

ONGOING/SPRINGING      Reserves for taxes, insurance,
RESERVES(3):           replacements and TI/LC

CASH MANAGEMENT:       Hard Lockbox(4)

ADDITIONAL SECURED/    Yes(5)
MEZZANINE DEBT:
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                 Portfolio
ASSET/PORTFOLIO:

PROPERTY TYPE:         Office

PROPERTY LOCATION:     The properties are located in 19 states.

OCCUPANCY:             86.4%

OCCUPANCY AS OF DATE:  September 15, 2003

YEARS BUILT:           Various

YEARS RENOVATED:       Various

COLLATERAL:            The collateral consists of 152 office properties,
                       operations centers and retail bank branches located in 19 states comprised of approximately 7,774,995 SF.

PROPERTY MANAGEMENT:   First States Management Corp., LLC and sub-managed by
                       Trammell Crow, Jones Lang and Lincoln Harris

APPRAISED VALUE:       $719,705,000

APPRAISED VALUE DATE:  Various

CUT-OFF DATE LTV(1):   47.24%

BALLOON LTV(1):        39.73%

U/W NOI(6):            $47,703,725

U/W NCF(6):            $46,007,301

ANNUAL DEBT            $18,922,208 through June 1, 2005;  $23,981,678
SERVICE(1):            thereafter

U/W NOI DSCR(1)(6):    1.99x

U/W NCF DSCR(1)(6):    1.92x
--------------------------------------------------------------------------------

(1) The subject $100,000,000 loan represents the A-1 note in a $440,000,000 first mortgage loan. Certain A-2, A-3 and A-4 notes (with an aggregate original loan amount of $240,000,000) are pari passu with the A-1 note, and a B-note (with an original loan amount of $100,000,000) is subordinate to the A-1, A-2, A-3 and A-4 notes. The A-2, A-3 and A-4 notes are not included in the trust. The B-note is included in the trust, but payments made in respect of the B-note prior to certain events of default are payable only to the holders of the Class S-AFR certificates and to no other certificates. All aggregate LTV, DSCR, debt service and loan PSF figures in this table are based on the combined balance of the A-1, A-2, A-3 and A-4 notes and not the B note. The DSCR is based on the principal and interest payments on the A-1, A-2, A-3 and A-4 notes from and after July 1, 2005.
(2) Reflects the date on which fixed rate payments commenced on the loan following an initial two month floating rate period.
(3)  See "Reserves" below.
(4)  See "Lockbox; Sweep of Excess Cash Flow" below.
(5)  See "Additional Debt" below.
(6) Does not include income relating to the Shadow Occupied Release Space (defined below). If such income were included, Underwritten NOI, Underwritten NCF, Underwritten NOI DSCR and Underwritten NCF DSCR would be $55,341,545, $53,645,125, 2.31x and 2.24x, respectively.

         The Loan. The largest loan (the "AFR/Bank of America Portfolio Loan"), representing approximately 7.50% of the initial pool balance, with a cut-off date principal balance of $100,000,000, is a 10-year loan that has a maturity date of December 1, 2013, and provides for monthly payments of interest only up to June 1, 2005, and monthly payments of principal and interest based on a 27.5-year amortization schedule thereafter. The AFR/Bank of America Portfolio Loan is secured by a combined fee and leasehold multi-state mortgage, deed to secure debt and deed of trust, encumbering the borrower's fee ownership and leasehold interests in the AFR/Bank of America Portfolio Properties (defined below).

         The AFR/Bank of America Portfolio Loan is one of four pari passu loans totaling $340,000,000 (such other loans are collectively referred to as the "AFR/Bank of America Portfolio Companion Loans"). The AFR/Bank of America Portfolio Companion Loans have original principal balances of $75,000,000, $85,000,000 and $80,000,000, respectively, and have the same interest rate, maturity date and amortization term as the AFR/Bank of America Portfolio Loan. In addition, a subordinate mortgage loan in the original principal amount of $100,000,000 (the "AFR/Bank of America Portfolio B Note," and together with the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans, the "AFR/Bank of America Portfolio Whole Loan"), is also secured by the AFR/Bank of America Portfolio Properties. Only the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio B Note are included in the trust; however, the AFR/Bank of America Portfolio B-Note will not be crossed with the other loans in the trust. Prior to an event of default, payments made in respect of the AFR/Bank of America Portfolio B Note are payable only to holders of the Class S-AFR certificates and to no other certificates. The AFR/Bank of America Portfolio Whole Loan is serviced pursuant to the pooling and servicing agreement and therefore the master servicer will remit collections on the AFR/Bank of America Portfolio Loan and will make servicing advances on the AFR/Bank of America Portfolio Whole Loan and P&I advances on the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio B-Note. See "Description of the Mortgage Pool--The AFR/Bank of America Portfolio Whole Loan".

         The Borrower. The borrower under the AFR/Bank of America Portfolio Loan, First States Investors 5000A, LLC, is a Delaware limited liability company that is a special purpose, bankruptcy remote entity, sponsored by American Financial Realty Trust (NYSE: AFRT), a publicly traded real estate investment trust, and First States Group, L.P.

         The Properties. The properties securing the AFR/Bank of America Portfolio Loan (the "AFR/Bank of America Portfolio Properties") consist of borrower's fee interests in 138 properties, fee and leasehold interests in five properties and leasehold interests in nine properties, which together contain approximately 7,774,995 NRSF of space. The AFR/Bank of America Portfolio Properties consist of office properties, operation centers and retail bank branches. The master lease to Bank of America, N.A. ("Bank of America") covers approximately 5,972,887 NRSF of the total space. As of November 12, 2003, Bank of America was rated Aa2/A+/AA by Moody's, S&P and Fitch, respectively.

         Bank of America Lease. The AFR/Bank of America Portfolio Properties are subject to a master lease between the borrower and Bank of America. The lease commenced on June 30, 2003, and terminates on June 30, 2023, subject to six (6) successive renewal periods of five (5) years each.

         Of the total of approximately 5,972,887 NRSF covered under the master lease, approximately 5,168,907 NRSF is deemed "Leased Premises," and is leased to Bank of America for the full term of 20 years under the master lease. Under the terms of the master lease, Bank of America is required to pay base rent ("Annual Basic Rent"), plus additional rent consisting of its pro rata share of operating expenses, taxes and insurance, on the Leased Premises. Annual Basic Rent is subject to the following escalations:


     LEASE YEARS          INCREASE FACTOR      ANNUAL BASIC RENT FACTOR
     -----------          ---------------      ------------------------
         1-5                     NA                      $8.61
         6-10                  1.015                     $8.7392
        11-15                  1.015                     $8.8703
        16-20                  1.015                     $9.0033
        21-25                  1.110                     $9.9937
        26-30                  1.050                    $10.4934
        31-35                  1.050                    $11.0181
        36-40                  1.050                    $11.5690
        41-45                  1.050                    $12.1474
        46-50                  1.050                    $12.7548


         In addition to the approximately 5,168,907 NRSF of Leased Premises, the master lease provides for approximately 803,980 NRSF of shadow occupied release space (the "Shadow Occupied Release Space"), which can either be vacated by Bank of America by December 31, 2004, or retained in whole or in part, subject to certain terms and conditions contained within the master lease. The cash flow associated with the aforementioned space was not included in the underwritten NOI, underwritten NCF, underwritten NOI DSCR and underwritten NCF DSCR.

         The master lease generally provides Bank of America the rights of first refusal to the extent any of the AFR/Bank of America Portfolio Properties are sold by the borrower.

        The following table shows certain information regarding the five largest properties of the AFR/Bank of America Portfolio Properties:

                   FIVE LARGEST ASSETS BASED ON SQUARE FOOTAGE


                                                                                                                     APPROXIMATE %
                                                                                                           NRSF         OF NRSF
                                                                              YEAR(S)                    LEASED TO     LEASED TO
                                                                               BUILT/      OVERALL       BANK OF         BANK OF
          PROPERTY NAME                        LOCATION             NRSF     RENOVATED    OCCUPANCY      AMERICA        AMERICA
----------------------------------------   ------------------   ----------  ----------  ------------  ------------  ---------------
 1. Jacksonville Center Office Park.....   Jacksonville, FL      1,217,260    1990/NAP        94.5%      1,149,685          94.4%

 2. Bank of America Center..............      Chicago, IL        1,027,783  1923/ongoing      87.3%        871,131          84.8%

 3. Bank of America Center-Phoenix......      Phoenix, AZ          507,559 1989,1995/NAP      75.5%        383,076          75.5%

 4. One South Van Ness Blvd.............   San Francisco, CA       481,064    1959/1989       85.3%        277,524          57.7%

 5. 525 N. Tryon St-Odell Building......     Charlotte, NC         413,407    1996/NAP       100.0%        271,335          65.6%
                                                                   -------                                 -------
                     TOTAL/WTD. AVERAGE:                         3,367,073                    89.2%      2,952,751          80.9%
                                                                 =========                               =========



         Major Tenant Summary. The following table shows certain information regarding the ten largest tenants of the AFR/Bank of America Portfolio
Properties:

        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)


                                                                                       % OF
                                                                                        TOTAL       ANNUALIZED
                                                            % OF       ANNUALIZED     ANNUALIZED     U/W BASE
                                             TENANT        TOTAL       U/W BASE       U/W BASE         RENT          LEASE
               TENANT                          NRSF         NRSF         RENT           RENT           (PSF)       EXPIRATION
-----------------------------------------   ------------   -------    -----------     ----------   ------------   -------------
  1.Bank of America......................   5,972,887(2)   76.8%(2)   $44,504,289       77.8%       $    8.61      6/30/2023(2)

  2.California Pacific Medical Center....      77,276       1.0         2,086,452        3.6        $   27.00      1/31/2012

  3.California State Compensation Fund         55,043       0.7         1,154,075        2.0        $   20.97      7/31/2007

  4.HQ Global Workplaces.................      27,666       0.4           672,057        1.2        $   24.29      3/18/2009

  5.Odell Associates, Inc................      48,777       0.6           627,272        1.1        $   12.86      2/28/2014

  6.Cherry Bakaert Holland LLP...........      23,758       0.3           534,080        0.9        $   22.48      9/30/2011

  7.Lemaster & Daniels, PLLC.............      24,866       0.3           472,454        0.8        $   19.00      5/31/2012

  8.Moss Adams, LLP......................      21,283       0.3           388,037        0.7        $   18.23      7/31/2011

  9.Morris York Williams.................      16,511       0.2           363,244        0.6        $   22.00     11/10/2006

 10.Potlach Corp.........................      18,363       0.2           362,637        0.6        $   19.75      8/31/2007
                                               ------       ---           -------        ---
                           TOTAL/AVERAGE:   6,288,430      80.9%      $51,164,596       89.4%       $    8.14
                                            =========      ====       ===========       =====


(1)  Annualized Underwritten Base Rent excludes vacant space.
(2)  Includes 803,980 SF of Shadow Occupied Space.

     Lease Expiration. The following table shows the lease expiration schedule for the AFR/Bank of America Portfolio Properties:


                          LEASE EXPIRATION SCHEDULE(1)

                                                                                                 APPROXIMATE
                                                             CUMULATIVE        ANNUALIZED        % OF TOTAL      ANNUALIZED
            YEAR ENDING          EXPIRING        % OF        % OF TOTAL           U/W             U/W BASE        U/W BASE
            DECEMBER 31,           (SF)        TOTAL SF          SF            BASE RENT            RENT          RENT PSF
            ----------------    ----------    ----------    ------------      --------------    -------------  ---------------

            2003(2)                 65,588         0.8%          0.8%          $    660,882          1.2%        $   10.08
            2004(3)                945,224        12.2          13.0%             1,655,227          2.9         $   11.72
            2005                    58,086         0.7          13.7%               813,140          1.4         $   14.00
            2006                    69,617         0.9          14.6%             1,251,937          2.2         $   17.98
            2007                   106,785         1.4          16.0%             2,163,182          3.8         $   20.26
            2008                     7,157         0.1          16.1%               203,582          0.4         $   28.45
            2009                    32,968         0.4          16.5%               802,300          1.4         $   24.34
            2010                    14,037         0.2          16.7%               325,185          0.6         $   23.17
            2011                    84,824         1.1          17.8%             1,441,555          2.5         $   16.99
            2012                   102,890         1.3          19.1%             2,593,898          4.5         $   25.21
            2013                     1,215         0.0          19.1%                60,917          0.1         $   50.14
            2014                    57,619         0.7          19.8%               752,272          1.3         $   13.06
            2015                         0         0.0          19.8%                     0          0.0         $    0.00
            2016                         0         0.0          19.8%                     0          0.0         $    0.00
            2017 & Thereafter    5,170,847        66.5          86.4%            44,507,889         77.8         $    0.00
            Vacant               1,058,138        13.6         100.0%                     0          0.0         $    0.00
                                 ---------        ----                         ------------        -----
              TOTAL/AVERAGE:     7,774,995       100.0%                        $ 57,231,966        100.0%        $    7.36
                                 =========       ======                        ============        ======


(1)  Annualized Unde rwritten Base Rent excludes vacant space.
(2) Expiring tenants in 2003 include 20 month-to-month tenant totaling 30,290 NRSF and $380,101 of Annualized U/W Base Rent
(3) Includes 803,980 SF of Shadow Occupied Space, the cash flows of which were not included in the underwriting.


         Reserves. At origination, the borrower was required to make initial deposits into the following reserves: $3,201,064 into a tax reserve, $637,117 into an insurance reserve, $2,184,169 into a replacement reserve, $300,000 into an environmental reserve, $205,965 into a tenant improvement and leasing reserve, $11,126,072 into a Bank of America lease reserve (representing three months Basic Annual Rent under the Bank of America master lease) and $215,119 into a security deposit reserve.

         The AFR/Bank of America Portfolio Loan requires monthly deposits into the following reserves: amounts payable by Bank of America for tax payments and 1/12 of the annual taxes for non-Bank of America occupied space; 1/12 of the annual insurance premiums; monthly debt service, $54,468 replacement reserve; $86,110 tenant improvement and leasing reserve; and any additional amounts necessary to maintain the Bank of America lease reserve with a reserve (including the initial reserve) equal to three months Basic Annual Rent payable under the Bank of America master lease.

         Release Properties. At any time during the term of the loan, the borrower may obtain the releases of one or more of 13 designated AFR/Bank of America Portfolio Properties. If the release occurs prior to the earlier of (i) October 1, 2006, and (ii) the second anniversary of the date on which the entire AFR/Bank of America Portfolio Whole Loan is securitized, the borrower is required to pay a yield maintenance charge on the portion of the AFR/Bank of America Portfolio Loan repaid, and any such repayments must be at 110% of the related allocated loan amount. If the release occurs after such date, the borrower is required to defease with U.S. Treasuries. Any such prepayments will be allocated pro rata to the AFR/Bank of America Portfolio Loan, the AFR/Bank of America Portfolio Companion Loans and the AFR/Bank of America Portfolio B Note, other than upon certain events of default, after which all principal payments will be applied pro rata to the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans, and the AFR/Bank of America Portfolio B-Note will not receive any such principal repayments.

         At any time after the earlier of (i) October 1, 2006, and (ii) the second anniversary of the date on which the entire AFR/Bank of America Portfolio Whole Loan is securitized, the borrower may obtain a release of any of the AFR/Bank of America Portfolio Properties, subject to confirmation that after giving effect to such release, the debt service coverage ratio for the AFR/Bank of America Portfolio Whole Loan will not be less than the greater of (A) 1.54x and (B) the sum of (1) 1.54x plus (2) 70% of the positive difference, if any, between (x) the debt service coverage ratio on the applicable release date and
(y) 1.54x, and after giving effect to such property release, the aggregate release amounts may not exceed $150,000,000, unless the borrower delivers confirmation from each of the rating agencies that such defeasance will not result in the downgrade, qualification or withdrawal of any rating then assigned to a class of certificates by such rating agency.

         The release price that is required to be paid for any release property with an allocated loan amount will be:


                                                      RELEASE PRICE
      TOTAL AMOUNT PREPAID/DEFEASED            (% OF ALLOCATED LOAN AMOUNT)
   -----------------------------------       ---------------------------------
           $60,000,000 or less                           110.0%
         $60,000,001-$100,000,000                        117.5%
          more than $100,000,000                         125.0%


         The release price that is required to be paid for any release property that has no allocated loan amount will be the lesser of (i) the actual consideration received by the borrower from Bank of America in the event such individual property is transferred by the borrower to Bank of America and (ii) 50% of the closing date appraisal value of the release property.

         Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage including terrorism and acts of terrorism.

         Lockbox; Sweep of Excess Cash Flow. At origination, the borrower was required to establish a lockbox account controlled by the lender and to direct all tenants to make payments directly to such lockbox account. Provided no event of default has occurred and is continuing, funds in the lockbox account are swept to the borrower after the funding of the monthly reserves described above.

         Mezzanine Loan.  None permitted.

         Additional Debt. The AFR/Bank of America Portfolio Properties also secure the AFR/Bank of America Portfolio Companion Loans and the AFR/Bank of America Portfolio B Note. The AFR/Bank of America Portfolio B Note has an original principal balance of $100,000,000, and matures on December 1, 2013. The AFR/Bank of America Portfolio B Note is included in the trust. See "Description of the Mortgage Pool--The AFR/Bank of America Portfolio Loan."

                             WATER TOWER PLACE LOAN


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                       ORIGINAL                        CUT-OFF DATE
                       --------                        ------------
BALANCE:               $75,000,000(1)                  $74,737,405

SHADOW RATING:         A3/A (Moody's/S&P)

% OF POOL BY UPB:      5.60%

ORIGINATION DATE:      August 21, 2003

CO-ORIGINATORS:        Archon Financial, L.P. (50%) Commerzbank AG, New York
                       Branch (50%)

COUPON:                4.970%

INTEREST ACCRUAL:      Actual/360

TERM:                  84 months

AMORTIZATION:          360 months

OWNERSHIP INTEREST:    Fee Simple

PAYMENT DATE:          1st  of the month

MATURITY DATE:         September 1, 2010

SPONSOR:               The Rouse Company

BORROWER:              Water Tower LLC

CALL                   Defeasance with U.S. Treasuries or other REMIC-eligible
PROTECTION/LOCKOUT:    securities permitted at the earlier of the first payment
                       date following (a) the third anniversary of the loan closing date or (b) the second anniversary of the date on which the entire Water Tower Whole Loan is securitized.
                       Not prepayable until 3 months prior to maturity.

CUT-OFF DATE LOAN      $228
PSF(1):

UP-FRONT RESERVES:     NAP

ONGOING/SPRINGING      Springing reserves for taxes, insurance, capital
RESERVES(2):           expenditures and TI/LC

CASH MANAGEMENT:       Hard Lockbox(3)

ADDITIONAL SECURED/    None permitted
MEZZANINE DEBT:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                 Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:         Anchored Retail

PROPERTY LOCATION:     Chicago, Illinois

OCCUPANCY:             96.1% (retail)/97.8% (office)

OCCUPANCY AS OF DATE:  November 12, 2003

YEAR BUILT:            1975

YEAR RENOVATED:        2003

COLLATERAL:            The collateral consists of a 727,901 SF vertical shopping
                       mall, a 699-space parking facility and 93,841 SF of office space within a 9-floor and 74-floor development located in Chicago, Illinois.

PROPERTY MANAGEMENT:   Rouse Property Management, Inc.

APPRAISED VALUE:       $335,000,000

APPRAISED VALUE DATE:  August 1, 2003

CUT-OFF DATE LTV(1):   55.92%

BALLOON LTV(1):        49.65%

U/W NOI:               $25,154,134

U/W NCF:               $24,163,603

ANNUAL DEBT            $12,069,366
SERVICE(1):

U/W NOI DSCR(1):       2.08x

U/W NCF DSCR(1):       2.00x
--------------------------------------------------------------------------------

(1) The subject $75,000,000 loan represents two pari passu notes in a $188,000,000 first mortgage loan. Four additional notes (each with an original loan amount of $28,250,000) are pari passu with such two notes. The four additional notes are not included in the trust. All aggregate LTV, DSCR, debt service and loan PSF figures in this table are based on the total $188,000,000 financing.

(2)  See "Reserves" below.

(3)  See "Lockbox; Sweep of Excess Cash Flow" below.

         The Loan. The second largest loan (the "Water Tower Place Loan"), representing approximately 5.60% of the initial pool balance, with a cut-off date principal balance of $74,737,405, is a seven-year balloon loan that has a maturity date of September 1, 2010, and provides for monthly payments of principal and interest based on a 30-year amortization schedule. The Water Tower Place Loan was jointly originated 50% by Archon Financial, L.P. and 50% by Commerzbank AG, New York Branch ("Commerzbank"), and the initial lenders on the Water Tower Place Loan are Goldman Sachs Mortgage Company and Commerzbank. The Water Tower Place Loan is secured by, among other things, a mortgage, assignment of rents and leases, security agreement and fixture filing encumbering the borrower's fee ownership interest in the Water Tower Place Property (defined below).

         The Water Tower Place Loan consists of two of six pari passu mortgage loans totaling $188,000,000. The other mortgage loans secured by the Water Tower Place Property are each pari passu in right of payment to the Water Tower Place Loan (such other loans are collectively referred to as the "Water Tower Place Companion Loans," and together with the Water Tower Place Loan, the "Water Tower Place Whole Loan"). Each of the Water Tower Place Companion Loans has an original principal balance of $28,250,000 and each has the same interest rate, maturity date and amortization term as the Water Tower Place Loan. Only the Water Tower Place Loan is included in the trust. See "Description of the Mortgage Pool--The Water Tower Place Whole Loan."

         The Borrower. The borrower under the Water Tower Place Loan, Water Tower LLC, is a Delaware limited liability company that is a special purpose, bankruptcy remote entity sponsored by The Rouse Company (rated Baa3/BBB- by Moody's and S&P, respectively) which is a partner in the joint venture that owns the borrower along with RREEF, which is the fund manager for 45% of the joint venture.

         The Property. The property securing the Water Tower Place Loan (the "Water Tower Place Property") consists of the retail, office and parking portions of an approximately 3.1 million square foot, 74-story and 9-story mixed-use complex known as Water Tower Place located on the North Michigan Avenue in Chicago, Illinois. The collateral consists of (i) an approximately 727,901 square foot vertical shopping mall anchored by Marshall Field's and Lord & Taylor and located on levels 1 through 8 of the structures, (ii) a 699-space parking facility on four sub-grade levels and (iii) approximately 93,841 NRSF of office space located on the ninth level. The 74-story tower also includes a 22-story Ritz-Carlton Hotel with 435 rooms and a 40-story residential condominium tower, neither of which are part of the collateral.

         Major Tenant Summary. The following table shows certain information regarding the ten largest retail tenants of the Water Tower Place Property:


    TEN LARGEST RETAIL TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)



                                                                                   % OF TOTAL
                             CREDIT RATING                           ANNUALIZED    ANNUALIZED   ANNUALIZED
                              (MOODY'S/S&P/    TENANT      % OF        U/W BASE      U/W BASE    U/W BASE
           TENANT               FITCH)(2)       NRSF    TOTAL NRSF       RENT       RENT(3)    RENT (PSF)(4)    LEASE EXPIRATION
-------------------------   ---------------  ---------  ----------- ------------  ----------  -------------- ----------------------
  1.  Marshall Fields.....       A2/A+/A      288,802     39.7%     $ 2,901,241      15.0%      $  10.05           1/31/2011

  2.  Lord & Taylor.......   Baa1/BBB+/BBB+   138,241     19.0        1,091,884       5.6       $   7.90            12/31/2010

  3.  The Gap.............     Ba3/BB+/BB-     15,947      2.2          995,988       5.2       $  62.46      6/30/2005, 4/30/2006

  4.  Abercrombie & Fitch.      NR/NR/NR       16,507      2.3          756,095       3.9       $  45.80     12/31/2008, 6/30/2010

  5.  The Limited.........    Baa1/BBB+/NR     16,041      2.2          701,805       3.6       $  43.75      1/31/2005, 1/31/2006

  6.  Express.............    Baa1/BBB+/NR     10,909      1.5          604,217       3.1       $  55.39      1/31/2006, 1/31/2013

  7.  Banana Republic.....     Ba3/BB+/BB-      7,393      1.0          586,251       3.0       $  79.30           2/28/2005

  8.  Foodlife............      NR/NR/NR       24,278      3.3          583,110       3.0       $  24.02           4/30/2008

  9.  Victoria's Secret...    Baa1/BBB+/NR     10,661      1.5          534,240       2.8       $  50.11      1/31/2007, 1/31/2011

 10.  FAO Schwartz(5).....      NR/NR/NR        2,987      0.4          448,050       2.3       $ 150.00          2/28/2007
                                                -----      ---          -------      ----
            TOTAL/AVERAGE:                    531,766     73.1%     $ 9,202,881      47.6%      $  17.31
                                              =======     ====      ===========      =====

(1)  Annualized Underwritten Base Rent excludes vacant space.
(2) Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3) Percentages based on total Underwritten Base Rent, including office and retail.
(4) For those tenants with multiple leases, the Annual Underwritten Base Rent PSF is a weighted average calculation of the leases.
(5) On December 2, 2003, FAO, Inc., the parent of this tenant, announced that it expected to file for bankruptcy protection.


         The largest office tenant by annualized underwritten base rent is WT Surgicenter, occupying approximately 18,675 NRSF, with rent of $767,340, representing approximately 3.2% of the total annualized underwritten base rent. WT Surgicenter is an Illinois state licensed facility specializing in outpatient surgery. No other office tenant accounts for more than 0.7% of the annualized underwritten base rent.

         Lease Expiration. The following table shows the lease expiration schedule for the mall shop space at the Water Tower Place Property:


                          LEASE EXPIRATION SCHEDULE(1)

                                               CUMULATIVE                    APPROXIMATE %     ANNUALIZED
     YEAR ENDING        EXPIRING      % OF        % OF        ANNUALIZED     OF TOTAL U/W    U/W BASE RENT
    DECEMBER 31,          (SF)      TOTAL SF    TOTAL SF    U/W BASE RENT     BASE RENT            PSF
 2003                     2,017        0.7%        0.7%     $    114,810           0.7%        $   56.92
 2004                    16,511        5.5         6.2%        1,178,240           7.7         $   71.36
 2005                    24,591        8.2        14.3%        1,556,650          10.1         $   63.30
 2006                    36,817       12.2        26.6%        1,934,685          12.6         $   52.55
 2007                    28,005        9.3        35.9%        1,729,200          11.3         $   61.75
 2008                    45,787       15.2        51.1%        1,442,351           9.4         $   31.50
 2009                    12,847        4.3        55.4%          859,274           5.6         $   66.89
 2010                    36,456       12.1        67.5%        2,229,890          14.5         $   61.17
 2011                    17,606        5.9        73.3%        1,284,236           8.4         $   72.94
 2012                    18,357        6.1        79.4%        1,346,055           8.8         $   73.33
 2013                    13,847        4.6        84.0%          860,817           5.6         $   62.17
 2014                     8,895        3.0        87.0%          445,529           2.9         $   50.09
 2015                         0        0.0        87.0%                0           0.0         $    0.00
 2016                         0        0.0        87.0%                0           0.0         $    0.00
 2017 & Thereafter       10,394        3.5        90.5%          363,790           2.4         $   35.00
 Vacant                  28,728        9.5       100.0%                0           0.0         $    0.00
                         ------        ---                    ----------           ---
       TOTAL/AVERAGE:   300,858      100.0%                 $ 15,345,527         100.0%        $   51.01
                        =======      =====                  ============         ======


(1)    Annualized Underwritten Base Rent excludes vacant space.


         Reserves. Springing reserves for taxes, insurance, capital expenditures and tenant improvements and leasing commissions are required monthly during any period from (a) the conclusion of any 12-month period ending on the last day of the fiscal quarter during which NOI DSCR is less than 1.50x, to (b) the conclusion of the second of any two 12-month periods ending on the last day of consecutive fiscal quarters during each of which NOI DSCR is at least 1.50x (a "Water Tower Place Cash Trap Period"). Upon the occurrence of a Water Tower Place Cash Trap Period, the borrower is required to deposit monthly (1) an amount equal to 1/12 of upcoming annual real estate taxes and annual insurance premiums into a tax and insurance escrow account, (2) an amount of $25,000 into a tenant improvement and leasing commission reserve account and (3) an amount of $14,000 in the capital expenditures reserve account.

         With respect to the lease with Drury Lane Productions, the borrower will be the beneficiary of either a letter of credit or a pledge of U.S. treasury securities or such other securities that are permitted investments under the related loan documents, in either case in the amount of $1,750,000, delivered by the tenant to secure unfunded tenant improvement obligations. Under the terms of the loan agreement, the borrower is required to pledge such letter of credit or U.S. treasury collateral or such other securities that are permitted investments under the related loan documents, as the case may be, as additional collateral for the Water Tower Place Whole Loan prior to making any payment to the tenant in respect of tenant improvements. The borrower is required to deposit all proceeds of the letter of credit or any realization on such U.S. treasury collateral or such other securities that are permitted investments under the related loan documents, as the case may be, into the tenant improvements and leasing commissions reserve unless the DSCR at such time is greater than 2.00x. If necessary, at least $1,000,000 of such proceeds are required to be used in connection with the retenanting of the space currently leased by Drury Lane Productions, Inc.

         Guaranty. In connection with the origination of the Water Tower Place Loan, The Rouse Company delivered a guarantee in favor of the lender with respect to the borrower's obligations to (1) complete certain repairs and tenant improvements with an estimated cost of $7,795,000, including an estimated $4,300,000 for remediation of bowed marble panels at the Water Tower Place Property and an estimated $1,750,000 for tenant improvements at the Drury Lane Theaters and (2) indemnification and reimbursement for any violation of a reciprocal easement agreement. The sellers have been informed by the borrower that there is a dispute regarding whether or not the borrower is required to provide automobile access to the hotel through and under the Water Tower Place Property, which access was closed after September 11, 2001 in light of security concerns; however, the sellers have no knowledge that the hotel has taken any legal action with respect to the aforementioned dispute.

         Transfer of Equity Interests. The borrower is permitted to transfer 50% or more of its equity interests so long as such transfer is to (a) its sponsor,
(b) a bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension fund or pension advisory firm, mutual fund, government entity or plan, real estate company, investment fund or an institution substantially similar to any of the foregoing, provided in each case such entity meets certain minimum net worth requirements and is regularly engaged in the business of owning interests

(either directly or through funds under management) in regional malls or (c) any other entity with respect to which a rating confirmation is received. In addition, under certain circumstances specified in the loan documents, up to 53% of the equity interests in the borrower may be held by an entity other than the sponsor without constituting a prohibited change of control.

         Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism. The terrorism coverage is required in an amount equal to the greater of (x) the original principal amount of the Water Tower Place Loan and
(y) the maximum amount of terrorism coverage available for a premium of $300,000 (subject to an increase of 5% per year), provided that (a) the borrower is not required to maintain terrorism coverage in an amount greater than the insurable value of the Water Tower Place Property plus related business interruption coverage and (b) if the premium for the required terrorism coverage would exceed 150% of the premium limit described in clause (y) above, the borrower is only required to purchase the greatest amount of terrorism coverage that may be obtained for 150% of such premium.

         Lockbox; Sweep of Excess Cash Flow. At origination, the borrower was required to establish a sweep account controlled by the lender and to direct all tenants to make payments directly to such sweep account. Funds in the sweep account are transferred to a lender controlled cash management account on each business day. So long as no Water Tower Place Cash Trap Period exists, funds are swept daily from a cash management account to the borrower. After the occurrence and during the continuation of a Water Tower Place Cash Trap Period, provided no event of default exists under the loan documents, all funds in excess of certain required reserve amounts and the monthly debt service payment will be released daily to the borrower.

         Mezzanine Loan: None permitted.

         Additional Debt: None permitted except trade payables in an amount less than 3% of the loan amount for the Water Tower Place Whole Loan.

                              MALL AT MILLENIA LOAN


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                       ORIGINAL                  CUT-OFF DATE
                       --------                  ------------
BALANCE:               $67,500,000(1)            $67,500,000

SHADOW RATING:         Baa3/BBB- (Moody's/S&P)

% OF POOL BY UPB:      5.06%

ORIGINATION DATE:      March 28, 2003

ORIGINATOR:            MSMC

COUPON:                5.500%

INTEREST ACCRUAL:      Actual/360

TERM:                  120 months

AMORTIZATION:          Interest only through April 9, 2008; thereafter, monthly
                       amortization based on a 30-year amortization schedule(2)

OWNERSHIP INTEREST:    Fee Simple

PAYMENT DATE:          9th of the month

MATURITY DATE:         April 9, 2013

SPONSOR:               The Forbes Company and The
                       Taubman Realty Group

BORROWER:              Forbes Taubman Orlando, L.L.C.

CALL                   Defeasance with U.S. Government Securities permitted
PROTECTION/LOCKOUT:    after the earlier to occur of (a) March 28, 2006 or (b) 2
                       years after the last securitization involving any portion of the Mall at Millenia Whole Loan. Not prepayable until 3 months prior to maturity.

CUT-OFF DATE LOAN      $376
PSF(1):

UP-FRONT RESERVES(3):  TI/LC:                                     $10,500,000

ONGOING/SPRINGING      Springing reserves for taxes, insurance and TI/LC
RESERVES(3):

CASH MANAGEMENT:       Hard Lockbox(4)

ADDITIONAL SECURED/    Yes(5)
MEZZANINE DEBT:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                 Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:         Anchored Retail

PROPERTY LOCATION:     Orlando, Florida

OCCUPANCY:             95.3%

OCCUPANCY AS OF DATE:  March 18, 200

YEAR BUILT:            2002

YEARS RENOVATED:       NAP

COLLATERAL:            The collateral consists of approximately 518,153 NRSF of
                       a 1,118,153 NRSF super-regional retail mall.

PROPERTY MANAGEMENT:   The Forbes Company, LLC

APPRAISED VALUE:       $308,200,000

APPRAISED VALUE DATE:  March 1, 2003

CUT-OFF DATE LTV(1):   63.27%

BALLOON LTV(1):        58.75%

U/W NOI:               $23,579,775

U/W NCF:               $22,594,607

ANNUAL DEBT            $10,873,958 through April 9, 2008;  $13,306,680
SERVICE(1):            thereafter

U/W NOI DSCR(1):       1.77x

U/W NCF DSCR(1):       1.70x
--------------------------------------------------------------------------------

(1) The subject $67,500,000 loan represents one senior pari passu note in a $210,000,000 first mortgage loan. Three additional notes (with an aggregate original loan amount of $127,500,000) are pari passu with such senior note, and an additional note (with an original loan amount of $15,000,000) is subordinate to the four senior pari passu notes. The three additional pari passu notes and the subordinate note are not included in the trust. All aggregate LTV, DSCR, debt service and loan PSF numbers in this table are based on the total $195,000,000 senior financing. The DSCR is based on the principal and interest payments from and after May 9, 2008.

(2) The 30-year amortization schedule for the last 60 months of the loan term is based on the 5.460% weighted average coupon for the entire $210,000,000 loan.

(3)  See "Reserves" below.

(4)  See "Lockbox; Sweep of Excess Cash Flow" below.

(5)  See "Additional Debt" below.

         The Loan. The third largest loan (the "Mall at Millenia Loan"), representing approximately 5.06% of the initial pool balance, with a cut-off date principal balance of $67,500,000, is a 10-year balloon loan that has a maturity date of April 9, 2013 and provides for monthly payments of interest only through April 9, 2008 and monthly payments of principal and interest based on a 30-year amortization schedule thereafter. The Mall at Millenia Loan is secured by, among other things, a mortgage, assignment of leases and rents and security agreement encumbering the borrower's fee ownership interest in the Mall at Millenia Property.

         The Mall at Millenia Loan is one of four pari passu loans totaling $195,000,000, which represent the senior portion of a $210,000,000 whole loan. The other mortgage loans secured by the Mall at Millenia Property are each pari passu in right of payment to the Mall at Millenia Loan (such other loans are collectively referred to as the "Mall at Millenia Companion Loans"). The Mall at Millenia Companion Loans have the same interest rate and maturity date as the Mall at Millenia Loan. Only the Mall at Millenia Loan is included in the trust. The Mall at Millenia Loan and the Mall at Millenia Companion Loans are serviced by GMAC Commercial Mortgage Corporation under the 2003-IQ4 Pooling and Servicing Agreement (with Midland Loan Services, Inc. acting as the primary servicer). The 2003-IQ4 Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the Mall at Millenia Whole Loan. In addition, a subordinate mortgage loan (such loan is referred to as the "Mall at Millenia B Note" and together with the Mall at Millenia Loan and the Mall at Millenia Companion Loans, the "Mall at Millenia Whole Loan"), which will not be included in the trust, is also secured by the Mall at Millenia Property. All of the loans in the Mall at Millenia Whole Loan are obligations of the borrower and all are cross defaulted. See "Description of the Mortgage Pool--The Mall at Millenia Whole Loan" and "Servicing of the Mortgage Loans--Servicing of the Mall at Millenia Whole Loan."

         The Borrower. The borrower under the Mall at Millenia Loan, Forbes Taubman Orlando, L.L.C., is a Delaware limited liability company that is a special purpose, bankruptcy remote entity sponsored by The Forbes Company and The Taubman Realty Group (NYSE: TCO).

         The Property. The property securing the Mall at Millenia Whole Loan (the "Mall at Millenia Property") consists of approximately 518,153 NRSF of space comprising a portion of a super-regional retail shopping mall. The overall property comprising the Mall at Millenia is approximately 1,118,153 NRSF of space anchored by Macy's, Bloomingdale's and Neiman Marcus, none of which is part of the collateral.

         Major Tenant Summary. The following table shows certain information regarding the ten largest in-line tenants of the Mall at Millenia Property:


        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)


                          CREDIT RATING                % OF                       % OF TOTAL    ANNUALIZED
                            (MOODY'S/      TENANT     TOTAL       ANNUALIZED      ANNUALIZED     U/W BASE
        TENANT            S&P/FITCH)(2)     NRSF       NRSF     U/W BASE RENT   U/W BASE RENT   RENT (PSF)   LEASE EXPIRATION
----------------------   --------------   ---------  ---------- ---------------  -------------  -----------  ----------------
1.     XXI Forever....      NR/NR/NR       21,479      4.1%       $824,160             3.7%      $ 38.37        1/31/2013
2.     Gap............     Ba3/BB+/BB-     17,247      3.3         534,657             2.4       $ 31.00        1/31/2010
       Victoria's
3.     Secret(3)......    Baa1/BBB+/NR     11,794      2.3         530,730             2.4       $ 45.00       10/31/2012
4.     Express(3).....    Baa1/BBB+/NR     11,730      2.3         527,850             2.4       $ 45.00        1/31/2013
5.     Crate & Barrel.      NR/NR/NR       15,222      2.9         350,000             1.6       $ 22.99        1/31/2015
6.     Mayors.........      NR/NR/NR        4,532      0.9         339,900             1.5       $ 75.00        1/31/2013
       Adrienne
7.     Vittadini......      NR/NR/NR        5,143      1.0         308,580             1.4       $ 60.00        1/31/2012
8.     Talbots........      NR/NR/NR        7,010      1.4         308,440             1.4       $ 44.00        1/31/2015
9.     Zara...........      NR/NR/NR       13,363      2.6         307,349             1.4       $ 23.00        1/31/2013
10.    Guess?.........      NR/BB-/NR       6,050      1.2         290,400             1.3       $ 48.00       10/31/2012
                                            -----     ----      ----------            ----
        TOTAL/AVERAGE:                    113,570     22.0%     $4,322,066            19.3%      $ 38.06
                                          =======     =====     ==========            ====

         (1)  Annualized Underwritten Base Rent excludes vacant space.
         (2) Certain ratings are those of the parent company whether or not the parent guarantees the lease.
         (3) Victoria's Secret and Express are subsidiaries of The Limited Inc. (NYSE: LTD).

         Lease Expirations. The following table shows the lease expiration schedule for the Mall at Millenia Property:


                          LEASE EXPIRATION SCHEDULE(1)

                                               CUMULATIVE                   APPROXIMATE %     ANNUALIZED
      YEAR ENDING         EXPIRING     % OF    % OF TOTAL    ANNUALIZED      OF TOTAL U/W      U/W BASE
      DECEMBER 31,          (SF)     TOTAL SF      SF       U/W BASE RENT     BASE RENT        RENT PSF
------------------     ------------  --------  ----------  --------------- ----------------  -------------
2003                             0      0.0%       0.0%     $          0             0.0%      $  0.00
2004                             0      0.0        0.0%                0             0.0       $  0.00
2005                             0      0.0        0.0%                0             0.0       $  0.00
2006                             0      0.0        0.0%                0             0.0       $  0.00
2007                         9,051      1.7        1.7%          687,450             3.1       $ 75.96
2008                         2,413      0.5        2.2%           84,500             0.4       $ 35.02
2009                         7,926      1.5        3.7%          323,823             1.4       $ 40.86
2010                        32,193      6.2       10.0%        1,203,207             5.4       $ 37.37
2011                         1,777      0.3       10.3%           99,512             0.4       $ 56.00
2012                       151,145     29.2       39.5%        9,038,224            40.4       $ 59.80
2013                       171,004     33.0       72.5%        7,755,909            34.7       $ 45.36
2014                             0      0.0       72.5%                0             0.0       $  0.00
2015                        77,721     15.0       87.5%        1,904,018             8.5       $ 24.50
2016                             0      0.0       87.5%                0             0.0       $  0.00
2017 & Thereafter           40,525      7.8       95.3%        1,255,370             5.6       $ 30.98
Vacant                      24,398      4.7      100.0%                0             0.0       $  0.00
                            ------    -----                 ------------           -----
   TOTAL/AVERAGE:          518,153    100.0%                $ 22,352,013           100.0%      $ 43.14
                           =======    =====                 ============           =====


         (1)   Annualized Underwritten Base Rent excludes vacant space.


         Reserves. At origination, the borrower was required to make an initial deposit of $10,500,000 for outstanding tenant improvement allowances and leasing commissions. If amounts on deposit in such reserve fall below $5,000,000 during the term of the Mall at Millenia Loan, the remaining funds in such reserve are required to be returned to the borrower; provided that no event of default has occurred. In addition, upon (i) an event of default under the related loan documents or (ii) the DSCR falling below 1.30x, the borrower is required to deposit monthly 1/12 of (a) annual insurance premiums and real estate taxes into an escrow account and (b) $1.00 PSF into a tenant improvement and leasing commission reserve. The reserve period will end and such reserves will be released to borrower upon the cure of such event of default or in the event the DSCR is 1.30x or higher for two consecutive calendar quarters, as applicable.

         Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism; provided that the borrower is not required to pay annual premiums for terrorism coverage in excess of $125,000.

         Lockbox; Sweep of Excess Cash Flow. The borrower has established a cash management account controlled by the lender, with reserves established and maintained as provided above. Tenant payments are required to be made to the lockbox. Prior to (i) the occurrence and continuance of an event of default or
(ii) the DSCR falling below 1.30x, funds in the lockbox accounts are swept to the borrower on each business day.

         Mezzanine Loan. None permitted.

         Additional Debt. The Mall at Millenia Property also secures the Mall at Millenia B Note. The Mall at Millenia B Note has an original principal balance of $15,000,000, and matures on April 9, 2013. The Mall at Millenia B Note is not included in the trust. See "Description of the Mortgage Pool--The Mall at Millenia Whole Loan."

         Expansion Parcel. In order to permit the creation of additional anchor space or parking at the Mall at Millenia Property, the borrower may obtain a release for a currently non-income producing parcel from the lien of the mortgage. The borrower must satisfy various conditions in connection with the partial release, including the delivery of legal opinions, title endorsements and revised surveys, as well as certifications that the partial release will not adversely affect the ability to operate and maintain the remainder of the Mall at Millenia Property, that the underwritten cash flow for the Mall at Millenia Property will not be reduced by more than $600,000 and that the DSCR will remain at 1.30x or higher from and after such release.

         Addition of Property. If additional parking is necessary in order to comply with applicable legal requirements, the borrower has the right, subject to certain requirements, to obtain certain property adjacent to the Mall at Millenia Property for additional parking.

                             WELLS FARGO TOWER LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                       ORIGINAL                     CUT-OFF DATE
                       --------                     ------------
BALANCE:               $65,000,000(1)               $65,000,000

% OF POOL BY UPB:      4.87%

ORIGINATION DATE:      June 26, 2003

ORIGINATOR:            MSMC

COUPON:                4.680%

INTEREST ACCRUAL:      Actual/360

TERM:                  84 months

AMORTIZATION:          Interest only until June 1, 2006; thereafter, monthly
                       amortization based on a 30-year amortization schedule.

OWNERSHIP INTEREST:    Fee Simple

PAYMENT DATE:          1st of the month

MATURITY DATE:         July 1, 2010

SPONSOR:               Maguire Properties, L.P.

BORROWER:              North Tower, LLC

CALL                   Defeasance with U.S. Government Securities permitted
PROTECTION/LOCKOUT:    after the earlier to occur of (a) July 1, 2007 or (b) 2
                       years after the last securitization involving any portion of the Wells Fargo Tower Whole Loan. Not prepayable until
                       3 months prior to maturity.

CUT-OFF DATE LOAN      $181
PSF(1):

UP-FRONT RESERVES(2):  Taxes:                                  $1,187,817
                       Insurance:                                $168,460
                       TI/LC:                                 $17,358,838
                       Immediate repairs:                         $59,272

ONGOING/SPRINGING      Monthly reserves for taxes and insurance;
RESERVES(2):           springing reserves for replacements and TI/LC

CASH MANAGEMENT:       Hard Lockbox(3)

ADDITIONAL SECURED/    None permitted
MEZZANINE DEBT:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                 Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:         Office

PROPERTY LOCATION:     Los Angeles, California

OCCUPANCY:             83.8%

OCCUPANCY AS OF DATE:  June 30, 2003

YEAR BUILT:            1982

YEARS RENOVATED:       NAP

COLLATERAL:            The collateral consists of an approximately 1,380,674 SF,
                       53-story office building.

PROPERTY MANAGEMENT:   Maguire Properties Services, Inc.

APPRAISED VALUE:       $360,000,000

APPRAISED VALUE DATE:  May 30, 2003

CUT-OFF DATE LTV(1):   69.44%

BALLOON LTV(1):        64.88%

U/W NOI:               $25,117,479

U/W NCF:               $23,705,990

ANNUAL DEBT            $11,862,500 through June 1, 2006;  $15,523,092
SERVICE(1):            thereafter

U/W NOI DSCR(1):       1.62x

U/W NCF DSCR(1):       1.53x
--------------------------------------------------------------------------------

(1) The subject $65,000,000 loan represents one pari passu note in a $250,000,000 first mortgage loan. Six additional notes (with an aggregate original loan amount of $185,000,000) are pari passu with such note. The six additional pari passu notes are not included in the trust. All LTV, DSCR, debt service and loan PSF numbers in this table are based on the total $250,000,000 financing. The DSCR is based on the principal and interest payments from and after July 1, 2006.

(2)  See "Reserves" below.

(3)  See "Lockbox; Sweep of Excess Cash Flow" below.

         The Loan. The fourth largest loan (the "Wells Fargo Tower Loan"), representing approximately 4.87% of the initial pool balance, with a cut-off date principal balance of $65,000,000, is a 7-year balloon loan that has a maturity date of July 1, 2010 and provides for monthly payments of interest only through June 1, 2006 and monthly payments of principal and interest based on a 30-year amortization schedule thereafter. The Wells Fargo Tower Loan is secured by, among other things, a deed of trust, assignment of leases and rents, security agreement and fixture filing encumbering the borrower's fee ownership interest in the Wells Fargo Tower Property. In addition, Robert F. Maguire III, the chairman and co-CEO of the Wells Fargo Tower Loan's sponsor, has guaranteed the repayment of up to $16,981,120 of the Wells Fargo Tower Loan.

         The Wells Fargo Tower Loan is one of seven pari passu loans totaling $250,000,000. The other mortgage loans secured by the Wells Fargo Tower Property are each pari passu in right of payment to the Wells Fargo Tower Loan (such other loans are collectively referred to as the "Wells Fargo Tower Companion Loans" and together with the Wells Fargo Tower Loan, the "Wells Fargo Tower Whole Loan"). The Wells Fargo Tower Companion Loans have the same weighted average interest rate as the Wells Fargo Tower Loan. Only the Wells Fargo Tower Loan is included in the trust. It is anticipated that the Wells Fargo Tower Loan and the Wells Fargo Tower Companion Loans will be serviced pursuant to the Greenwich 2003-C2 Pooling and Servicing Agreement. Each of the Wells Fargo Tower Loan and the Wells Fargo Tower Companion Loans are obligations of the borrower and all are cross defaulted. See "Description of the Mortgage Pool--The Wells Fargo Tower Whole Loan" and "Servicing of the Mortgage Loans--Servicing of the Wells Fargo Tower Whole Loan."

         The Borrower. The borrower under the Wells Fargo Tower Loan, North Tower, LLC, is a Delaware limited liability company that is a special purpose, bankruptcy remote entity sponsored by Maguire Properties, LP.

         The Property. The property securing the Wells Fargo Tower Loan (the "Wells Fargo Tower Property") consists of a 53-story office building totaling 1,380,674 NRSF located in Los Angeles, California.

         Major Tenant Summary. The following table shows certain information regarding the ten largest tenants of the Wells Fargo Tower Property:


        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)


                                                                                           % OF TOTAL
                                        CREDIT RATING              % OF                     ANNUALIZED   ANNUALIZED
                                        (MOODY'S/S&P/    TENANT    TOTAL      ANNUALIZED     U/W BASE     U/W BASE        LEASE
                TENANT                    FITCH)(2)        NRSF     NRSF    U/W BASE RENT     RENT       RENT (PSF)    EXPIRATION(3)
------------------------------------   --------------  ----------  -------  -------------- ------------  -----------   -------------
1.   Gibson Dunn & Crutcher.........     NR/NR/NR      292,388     21.2%      $7,366,139      31.5%      $  25.19       11/28/2017
2.   Wells Fargo Bank...............    Aa1/AA-/AA     268,889     19.5        5,871,196      25.1       $  21.84        2/28/2013
3.   Oaktree Capital Management, LLC     NR/NR/NR       99,666      7.2        1,584,601       6.8       $  15.90        3/31/2009
4.   Winston & Strawn...............     NR/NR/NR       49,774      3.6          895,932       3.8       $  18.00        7/31/2012
5.   Dewey Ballantine, LLP..........     NR/NR/NR       49,272      3.6          864,045       3.7       $  17.54        8/31/2011
6.   Payden & Rygel.................     NR/NR/NR       52,232      3.8          704,728       3.0       $  13.49        9/18/2011
7.   Baker & Hostetler, LLP.........     NR/NR/NR       37,839      2.7          646,039       2.8       $  17.07       12/31/2010
8.   ING Financial Services.........    Aa3/A+/NR       37,814      2.7          590,160       2.5       $  15.61        1/12/2007
9.   Zevnik Horton Guibord McGovern.     NR/NR/NR       16,716      1.2          318,986       1.4       $  19.08       12/31/2007
10.  Barton Klugman.................     NR/NR/NR       15,089      1.1          256,230       1.1       $  16.98        11/3/2012
                                                        ------      ---          -------       ---
                       TOTAL/AVERAGE:                  919,679     66.6%     $19,098,056      81.7%      $  20.77
                                                       =======     ====      ===========      =====


(1)  Annualized Underwritten Base Rent excludes vacant space.
(2) Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3) 24,120 SF of Gibson Dunn & Crutcher space expires June 30, 2004; 32 SF of Wells Fargo Bank space expires November 28, 2017; 488 SF of Oaktree Capital Management, LLC space is month-to-month; 510 SF of Dewey Ballantine, LLP space is month-to-month; 694 SF of Baker & Hostetler, LLP space is month-to-month; 691 SF of Zevnik Horton Guibord McGovern space is month-to-month; and 245 SF of Barton Klugman space is month-to-month.

         Lease Expiration. The following table shows the lease expiration schedule for the Wells Fargo Tower Property:


                          LEASE EXPIRATION SCHEDULE(1)

                                                                                      APPROXIMATE    ANNUALIZED
      YEAR ENDING                           % OF      CUMULATIVE %   ANNUALIZED U/W    % OF TOTAL      U/W BASE
      DECEMBER 31,        EXPIRING (SF)   TOTAL SF    OF TOTAL SF      BASE RENT     U/W BASE RENT    RENT PSF
-----------------------  ---------------  --------   ------------  ---------------- ---------------  ------------
2003(2)                        24,767        1.8%         1.8%       $     454,416         1.9%       $   18.35
2004                           54,264        3.9          5.7%           1,389,491         5.9        $   25.61
2005                           37,937        2.7          8.5%             628,528         2.7        $   16.57
2006                           30,331        2.2         10.7%             601,198         2.6        $   19.82
2007                          101,296        7.3         18.0%           1,833,123         7.8        $   18.10
2008                           20,848        1.5         19.5%             332,917         1.4        $   15.97
2009                           99,178        7.2         26.7%           1,575,817         6.7        $   15.89
2010                           37,145        2.7         29.4%             631,465         2.7        $   17.00
2011                          105,689        7.7         37.0%           1,642,573         7.0        $   15.54
2012                           74,526        5.4         42.4%           1,358,825         5.8        $   18.23
2013                          280,827       20.3         62.8%           6,101,147        26.1        $   21.73
2014                            8,723        0.6         63.4%             201,501         0.9        $   23.10
2015                                0        0.0         63.4%                   0         0.0        $    0.00
2016                                0        0.0         63.4%                   0         0.0        $    0.00
2017 & Thereafter             282,136       20.4         83.8%           6,617,937        29.3        $   23.46
Vacant                        223,007       16.2        100.0%                   0         0.0        $    0.00
                              -------       ----                        ----------         ---
          TOTAL/AVERAGE:    1,380,674      100.0%                    $  23,368,939       100.0%       $   16.93
                            =========      =====                     =============       =====


(1)  Annualized Underwritten Base Rent excludes vacant space.
(2) Expiring tenants in 2003 include 28 month-to-month leases totalling 13,763 NRSF and $300,360 of Annualized Underwritten Base Rent.


         Reserves. At origination, the borrower was required to make an initial deposit of (a) $1,187,817 for real estate taxes, (b) $168,460 for insurance premiums, (c) $59,272 for capital expenditures, (d) $15,827,393 for tenant improvement allowance and leasing commissions relating to the Gibson Dunn lease and (e) $1,531,445 for other outstanding tenant improvement allowances and leasing commissions.

         The borrower is additionally required to make monthly deposits in the amount of (x) 1/12 of annual real estate taxes and insurance premiums and (y) $101,705 to a tenant improvement and leasing commission reserve will be made up to and including July 1, 2006 with respect to the portion of the vacant space at the property that, if leased, would cause the property to reach a 92% occupancy level. In addition, from and after the occurrence of a NOI Trigger Event, the borrower must make monthly deposits in the amount of (i) $28,162 into the capital expenditure reserve and (ii) $224,804 into the tenant improvement and leasing commission reserve. "NOI Trigger Event" is defined as any calendar quarter in which the net operating income for the property is less than $23,000,000; the NOI Trigger Event will be deemed to continue until net operating income exceeds $23,000,000 for at least two consecutive calendar quarters. During this time period, the borrower must also make certain additional deposits of excess cash flow (as set forth in the related loan documents) to account for deposits into the capital expenditure account and the tenant improvement and leasing commissions reserves not made during the period prior to the occurrence of the NOI Trigger Event. Regardless of the occurrence of a NOI Trigger Event, the borrower must also deposit into the tenant improvement and leasing commission reserve and the capital expenditure reserve
(a) from and including October 1, 2004 up to and including September 1, 2005, all excess cash flow (as set forth in the related loan documents), but only until such time as there has been deposited into such reserve accounts an additional amount of $522,320 for such period; (b) from and including October 1, 2005 up to and including September 1, 2006, all excess cash flow (as set forth in the related loan documents), but only until such time as there has been deposited in the tenant improvement and leasing commission reserve and capital expenditure reserve accounts an additional amount of $522,320 for such period and (c) from and including January 1, 2009, all excess cash flow, until such time as there has been deposited into such reserve accounts an additional amount of $3,000,000.

         Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance, which includes coverage for terrorism and acts of terrorism. Borrower will not be required to spend in excess of $3,000,000 per annum for terrorism coverage and if such amount is insufficient to purchase terrorism coverage in an amount equal to the principal balance of the Wells Fargo Tower Whole Loan, then the borrower will be required to obtain the greatest amount of coverage obtainable at a cost of $3,000,000 per annum.

         Lockbox; Sweep of Excess Cash Flow. At origination, the borrower was required to establish a lockbox account controlled by the lender and to direct all tenants to make payments directly to such lockbox account. Funds in the lockbox account will generally be disbursed to pay (i) amounts necessary to fund reserves relating to real estate taxes and insurance premiums, (ii) debt service amounts, (iii) other amounts owed to lender, (iv) if certain trigger events occur, funds to the replacement/leasing escrow, (v) funds into the operating expenses sub-account, (vi) certain other reserve accounts, (vii) to the extent not already paid, certain management fees and (viii) to the borrower any excess amounts, as more specifically set forth in the related loan documents.

         Mezzanine Loan.  None permitted.

         Additional Debt.  None permitted.

                            UNION CENTER PLAZA V LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                       ORIGINAL                      CUT-OFF DATE
                       --------                      ------------
BALANCE:               $65,000,000                   $64,857,875

% OF POOL BY UPB:      4.86%

ORIGINATION DATE:      September 9, 2003

ORIGINATOR:            GACC

COUPON:                5.176%

INTEREST ACCRUAL:      Actual/360

TERM:                  120 months

AMORTIZATION:          Monthly amortization on a 30-year amortization schedule

OWNERSHIP INTEREST:    Fee simple

PAYMENT DATE:          1st of the month

MATURITY DATE:         October 1, 2013

SPONSOR:               Stephen A. Goldberg

BORROWER:              840 First Street, LLC

CALL
PROTECTION/LOCKOUT:    Defeasance permitted 2 years from the date of
                       securitization with U.S. Treasuries. Not prepayable until 3 months prior to maturity.

CUT-OFF DATE LOAN      $261
PSF:

UP-FRONT RESERVES(1):  Taxes:                                     $95,263
                       Insurance:                                 $10,410
                       Initial Debt Service:                     $920,998

ONGOING/SPRINGING      Reserves for taxes, insurance and replacements
RESERVES(1):

CASH MANAGEMENT:       Hard lockbox(2)

ADDITIONAL SECURED/    None permitted
MEZZANINE DEBT:
---------------------- ---------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                 Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:         Office
PROPERTY LOCATION:     Washington, District of Columbia

OCCUPANCY:             100%

OCCUPANCY AS OF DATE:  August 27, 2003

YEAR BUILT:            2003

YEARS RENOVATED:       NAP

COLLATERAL:            The collateral consists of a 12-story office
                       building containing 244,298 SF plus 4,278 SF of storage space.

PROPERTY MANAGEMENT:   G & R Management Company, LLC

APPRAISED VALUE:       $82,000,000

APPRAISED VALUE DATE:  October 1, 2003

CUT-OFF DATE LTV:      79.09%

BALLOON LTV:           65.55%

U/W NOI:               $6,837,762

U/W NCF:               $6,509,960

ANNUAL DEBT SERVICE:   $4,271,508

U/W NOI DSCR:          1.60x

U/W NCF DSCR:          1.52x

--------------------------------------------------------------------------------

(1)   See "Reserves" below.

(2)   See "Lockbox; Sweep of Excess Cash Flow" below.

         The Loan. The fifth largest loan (the "Union Center Plaza V Loan"), representing approximately 4.86% of the initial pool balance, with a cut-off date principal balance of $64,857,875, is a 10-year balloon loan that has a maturity date of October 1, 2013, and provides for monthly payments of principal and interest. The Union Center Plaza V Loan is secured by, among other things an amended, restated and consolidated deed of trust and security agreement, encumbering the borrower's fee ownership interest in the Union Center Plaza V Property.

         The Borrower.  The borrower under the Union Center Plaza V Loan,
840 First Street, LLC, is a Delaware limited liability company that is a special purpose, bankruptcy remote entity, sponsored by Mr. Stephen A. Goldberg.

         The Property. The property securing the Union Center Plaza V Loan (the "Union Center Plaza V Property") consists of a twelve-story office building totaling approximately 244,298 NRSF plus storage area, located at 840 First Street (corner of Eye Street), Washington, District of Columbia. The Union Center Plaza V Property also includes a three-level underground parking structure containing approximately 230 parking spaces. The Union Center Plaza V Property was constructed in 2003, and is the fifth phase in an approximately 1.4 million NRSF office development known as Union Center Plaza.

         The sole tenant of the Union Center Plaza V Property is Group Hospital and Medical Services Inc. ("Group Hospital"), which is a subsidiary of CareFirst, Inc. and is the predominant Blue Cross/Blue Shield medical provider for the Washington, District of Columbia metropolitan area. Group Hospital occupies approximately 248,576 NRSF (including approximately 4,278 NRSF leased to CareFirst Storage). Group Hospital pays $24.40 PSF for the office space and $10.00 PSF for the storage space. The Group Hospital lease and the CareFirst Storage lease both expire on August 31, 2013. The lease to Group Hospital and Medical Services Inc. provides for annual rental increases of 3% a year.

         Reserves. At origination, the borrower was required to make an initial deposit into a tax reserve in the amount of $95,263, to an insurance reserve in the amount of $10,410 and to an initial debt service reserve in the amount of $920,998.

         The Union Center Plaza V Loan requires monthly deposits in the amount of 1/12 of upcoming annual real estate taxes and assessments per month into a taxes reserve, and in the amount of 1/12 of annual insurance premiums per month into an insurance reserve. In addition, the borrower is required to deposit the amount of $4,072 per month into a capital improvements reserve for the purpose of replacements. In addition, the borrower is required to make deposits into a tenant improvement and leasing commission reserve to total $6,000,000 ($25 PSF) by August 2, 2012. The borrower may substitute a letter of credit for any such deposit.

         Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism to the extent such terrorism insurance is commercially available.

         Lockbox; Sweep of Excess Cash Flow. At origination, the borrower was required to establish a lockbox account controlled by the lender, and to direct all tenants to make payments directly to such lockbox account. Prior to the occurrence and continuance of an event of default or certain other trigger events set forth in the loan documents, funds in the lockbox accounts are swept to the borrower.

         Mezzanine Loan.  None permitted.

         Additional Debt. None permitted, except trade payables and expenses incurred in the ordinary course of business and due within 30 days after the date incurred.

                              609 FIFTH AVENUE LOAN


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                       ORIGINAL                   CUT-OFF DATE
                       --------                   ------------
BALANCE:               $64,000,000(1)             $64,000,000

% OF POOL BY UPB:      4.80%

ORIGINATION DATE:      September 30, 2003

ORIGINATOR:            MSMC

COUPON:                5.850%

INTEREST ACCRUAL:      Actual/360

TERM:                  120 months

AMORTIZATION:          Interest only until October 7, 2006; thereafter,
                       amortization based on a 30-year amortization schedule

OWNERSHIP INTEREST:    Fee Simple

PAYMENT DATE:          7th of the month

MATURITY DATE:         October 7, 2036

ANTICIPATED            October 7, 2013
REPAYMENT DATE:

SPONSOR:               Jeff Sutton, Eli Gindi and Jeff Gindi

BORROWER:              609 Owners LLC

CALL                   Defeasance with U.S. government securities permitted at
PROTECTION/LOCKOUT:    the earlier of (a) October 1, 2007 and (b) 2 years after
                       the last securitization involving any portion of the 609
                       Fifth Avenue Whole Loan. Not prepayable until 3 months prior to October 7, 2013.

CUT-OFF DATE LOAN      $689
PSF(1):

UP-FRONT RESERVES(2):  Taxes                                   $364,301
                       Insurance:                               $18,079
                       TI/LC:                                $1,637,677
                       Other:                                  $173,000

ONGOING/SPRINGING      Monthly reserves for taxes, insurance, replacements and
RESERVES(2):           TI/LC; springing reserve for retail tenant vacancy

CASH MANAGEMENT:       Hard Lockbox(3)

ADDITIONAL SECURED/    Yes(4)
MEZZANINE DEBT:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                 Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:         Retail with office

PROPERTY LOCATION:     New York, New York

OCCUPANCY:             98.6%

OCCUPANCY AS OF DATE:  September 1, 2003

YEAR BUILT:            1925

YEAR RENOVATED:        2003

COLLATERAL:            The collateral consists of an approximately 147,958 SF,
                       13-story office/retail building.

PROPERTY MANAGEMENT:   Trigon Equities Corporation, which entity is unaffiliated
                       with the borrower

APPRAISED VALUE:       $136,000,000(5)

APPRAISED VALUE DATE:  April 1, 2004

CUT-OFF DATE LTV(1):   75.00%

ANTICIPATED REPAYMENT  67.58%
DATE LTV(1):

U/W NOI:               $9,386,799

U/W NCF:               $9,193,564

ANNUAL DEBT            $6,049,875 through October 7, 2006;  $7,220,877
SERVICE(1):            thereafter

U/W NOI DSCR(1):       1.30x

U/W NCF DSCR(1):       1.27x
--------------------------------------------------------------------------------

(1) The subject $64,000,000 loan represents the A-1 Note in a $102,000,000 first mortgage loan. An A-2 Note (with an original loan amount of $20,000,000) and an A-3 Note (with an original loan amount of $18,000,000) are pari passu with the A-1 Note. The A-2 and A-3 Notes are not included in the trust. The LTV, DSCR, debt service and loan PSF numbers in this table are based on the entire $102,000,000 first mortgage loan. The DSCR is based on the principal and interest payments from and after November 7, 2006.

(2)  See "Reserves" below.

(3)  See "Lockbox; Sweep of Excess Cash Flow" below.

(4)  See "Mezzanine Loan" below.

(5) The appraisal assumes that the office and retail components of the property will be divided into two condominium units. The borrower is expected to convert the property into two condominium units and is expected to complete such subdivision by December 31, 2003. Two of the borrower's tenants, American Girl Place Inc. and Reebok International Ltd., are required to pay a higher rent amount as of April 1, 2004. The appraised value of the property is based on rents for such tenants as of April 1, 2004. A reserve account was funded at closing to account for the difference between the current rent required to be paid by such tenants and the increased rent to be paid as of April 1, 2004.

         The Loan. The sixth largest loan (the "609 Fifth Avenue Loan"), representing approximately 4.80% of the initial pool balance, with a cut-off date principal balance of $64,000,000, has a maturity date of October 7, 2036, an anticipated repayment date of October 7, 2013, and provides for monthly payments of interest only for the initial three years, and thereafter monthly payments of principal and interest. The 609 Fifth Avenue Loan is secured by, among other things, a mortgage consolidation and modification agreement encumbering the borrower's fee ownership interest in the 609 Fifth Avenue Property.

         The 609 Fifth Avenue Loan is one of three pari passu loans totaling $102,000,000. The other mortgage loans secured by the 609 Fifth Avenue Property are each pari passu in right of payment to the 609 Fifth Avenue Loan (such other loans are collectively referred to as the "609 Fifth Avenue Companion Loans," and together with the 609 Fifth Avenue Loan, the "609 Fifth Avenue Whole Loan"). The 609 Fifth Avenue Companion Loans have original balances of $20,000,000 and $18,000,000, respectively, and the same interest rate and maturity date as the 609 Fifth Avenue Loan. Only the 609 Fifth Avenue Loan is included in the trust. Each of the 609 Fifth Avenue Loan and the 609 Fifth Avenue Companion Loans are obligations of the borrower and are cross defaulted. See "Description of the Mortgage Pool--The 609 Fifth Avenue Whole Loan."

         The Borrower. The borrower under the 609 Fifth Avenue Loan, 609 Owners LLC, is a Delaware limited liability company that is a special purpose, bankruptcy remote entity sponsored by Jeff Sutton, Eli Gindi and Jeff Gindi.

         The Property. The property securing the 609 Fifth Avenue Loan (the "609 Fifth Avenue Property") consists of a 13-story (including basement and penthouse) office/retail building totaling approximately 147,958 NRSF located on the corner of 49th Street and Fifth Avenue in New York, New York. The borrower is expected to convert the 609 Fifth Avenue Property into two condominium units, which will consist of (i) a retail unit on the ground floor, mezzanine space and floors 2 and 3, and (ii) an office unit comprising the remainder of the building. The borrower is expected to complete the subdivision by December 31, 2003.

         Major Tenant Summary. The following table shows certain information regarding the six largest tenants of the 609 Fifth Avenue Property:


        SIX LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)


                                                                                       % OF TOTAL  ANNUALIZED
                                    CREDIT RATING              % OF                    ANNUALIZED   U/W BASE
                                    (MOODY'S/S&P     TENANT    TOTAL      ANNUALIZED    U/W BASE      RENT
             TENANT                  /FITCH)(2)       NRSF     NRSF     U/W BASE RENT     RENT      (PSF) (4)     LEASE EXPIRATION
---------------------------------  ---------------  --------  -------   -------------  ----------   ---------- ---------------------
1.  American Girl Place,
    Inc.(3).....................    Baa2/BBB/BBB+     48,734    32.9%    $ 7,070,662      58.7%     $ 145.09   12/31/2014, 3/31/2018

2.  DZ Bank.....................       A2/A-/A        38,516    26.0       1,981,448      16.5      $  51.44         3/31/2017

3.  Reebok International LTD....    Baa3/BBB-/NR      14,355     9.7         723,555       6.0      $  50.40        11/30/2013

4.  Deutsche Verkehrs-Bank AG...     A3/BBB+/NR        7,127     4.8         449,001       3.7      $  63.00         2/18/2007

5.  Shelby Collum Davis & Co....      NR/NR/NR        11,078     7.5         422,982       3.5      $  38.18        10/31/2005

6.  Korean Air Lines............      NR/NR/NR         6,683     4.5         334,150       2.8      $  50.00         5/31/2013
                                                       -----     ---         -------       ---
                TOTAL/AVERAGE:                       126,493    85.5%   $ 10,981,798      91.2%     $  86.82
                                                     =======    ====    ============      ====

(1)  Annualized Underwritten Base Rent excludes vacant space.
(2) Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3) American Girl Place Inc. is a subsidiary of Mattel, Inc. (NYSE:MAT). 2,715 SF of the American Girl Place, Inc. space expires December 31, 2014, the remainder expires March 31, 2018.
(4) For those tenants with multiple leases, the Annual Underwritten Base Rent PSF is a weighted average calculation of the leases.

         Lease Expiration. The following table shows the lease expiration schedule for the 609 Fifth Avenue Property:


                          LEASE EXPIRATION SCHEDULE(1)

                                                                                    APPROXIMATE %    ANNUALIZED
     YEAR ENDING       EXPIRING                    CUMULATIVE     ANNUALIZED U/W    OF TOTAL U/W      U/W BASE
    DECEMBER 31,          (SF)     % OF TOTAL SF   OF TOTAL SF      BASE RENT         BASE RENT       RENT PSF
---------------------  ---------   -------------   -----------    --------------   ---------------  -------------
2003(2)                    243           0.2%          0.2%         $     9,720          0.1%         $  40.00
2004                     2,519           1.7           1.9%              86,386          0.7          $  34.29
2005                    13,251           9.0          10.8%             552,134          4.6          $  41.67
2006                     3,875           2.6          13.4%             230,776          1.9          $  59.55
2007                     8,916           6.0          19.5%             549,376          4.6          $  61.62
2008                     4,197           2.8          22.3%             243,986          2.0          $  58.13
2009                         0           0.0          22.3%                   0          0.0          $   0.00
2010                       700           0.5          22.8%              25,600          0.2          $  36.57
2011                         0           0.0          22.8%                   0          0.0          $   0.00
2012                         0           0.0          22.8%                   0          0.0          $   0.00
2013                    21,038          14.2          37.0%           1,057,705          8.8          $  50.00
2014                     2,715           1.8          38.8%             170,251          1.4          $  62.71
2015                         0           0.0          38.8%                   0          0.0          $   0.00
2016                         0           0.0          38.8 %                  0          0.0          $   0.00
2017 & Thereafter       88,473          59.8          98.6%           9,118,139         75.7          $ 103.06
Vacant                   2,031           1.4         100.0%                   0          0.0          $   0.00
                         -----           ---                         ----------          ---
       TOTAL/AVERAGE:  147,958         100.0%                       $12,044,073        100.0%         $  81.40
                       =======         =====                        ===========        =====


(1)  Annualized Underwritten Base Rent excludes vacant space.
(2) Expiring tenants in 2003 include 1 month-to-month tenant totaling 243 NRSF and $9,720 of Annualized U/W Base Rent.


         Reserves. At origination, the borrower was required to make an initial deposit of (a) $364,301 for real estate taxes, (b) $18,079 for insurance premiums, (c) $1,673,677 for outstanding tenant allowances and unrealized free rent, (d) $103,000 pending a rent step-up under the lease with American Girl Place Inc. and (e) $70,000 pending a rent step-up under the lease with Reebok. The borrower is additionally required to make monthly deposits in the amount of
(x) 1/12 of annual real estate taxes and insurance premiums, (y) $2,483 to cover ongoing replacement costs, and (z) $13,932 to cover ongoing tenant improvement and leasing commission costs, but only until such time as the borrower has re-let certain tenant space in accordance with the 609 Fifth Avenue loan documents. In addition, the borrower is required to (i) (a) make monthly deposits of $72,916 commencing on October 7, 2011 and through the maturity or
(b) post a letter of credit in the amount of $875,000 on such date and increase such letter of credit to $1,750,000 on or prior to October 7, 2012, and (ii) post a letter of credit in the amount of $2,000,000 on or prior to October 7, 2010, each as additional collateral for the 609 Fifth Avenue Loan. Lastly, in the event that during the final year of the 609 Fifth Avenue Loan, American Girl Place Inc. no longer occupies, has vacated and/or has otherwise ceased operations in at least 25% of the space leased to American Girl Place Inc. under its lease, the borrower is obligated to make monthly deposits equal to all excess cash flow as additional collateral for the 609 Fifth Avenue Loan.

         Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance, which includes coverage for terrorism and acts of terrorism.

         Lockbox. At origination, the borrower was required to establish a cash management account controlled by the lender and to direct all tenants to make payments directly to such cash management account. All amounts on deposit in such cash management account are allocated in accordance with the provisions of the 609 Fifth Avenue Loan documents.

         Mezzanine Loan. 609 MB LLC, a Delaware limited liability company (the "609 Fifth Avenue Mezzanine Borrower"), has incurred mezzanine financing (the "609 Fifth Avenue Mezzanine Loan") in the original principal amount of $10,500,000 (with a right to borrow an additional $4,500,000 up to a total of $15,000,000), which accrues interest annually at 10.75%. The 609 Fifth Avenue Mezzanine Loan is secured by, among other things, a pledge by 609 MB LLC of its 100% membership interest in the 609 Fifth Avenue Mezzanine Borrower. The initial lender on the 609 Fifth Avenue Mezzanine Loan is SLG 609 Funding LLC. SLG 609 Funding LLC is an affiliate of SL Green Realty Corp. SL Green Realty Corp. owns 25 buildings containing approximately 10 million square feet in Manhattan. The 609 Fifth Avenue Mezzanine Loan matures on October 7, 2013. See "Description of the Mortgage Pool--The 609 Fifth Avenue Whole Loan--Mezzanine Financing."

         Additional Debt.  None permitted

                                5 HOUSTON CENTER


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                       ORIGINAL                  CUT-OFF DATE
                       --------                  ------------
BALANCE:               $45,000,000(1)            $45,000,000

% OF POOL BY UPB:      3.37%

ORIGINATION DATE:      September 8, 2003

ORIGINATOR:            Archon Financial, L.P.

COUPON:                5.001%

INTEREST ACCRUAL:      Actual/360

TERM:                  60 months

AMORTIZATION:          None

OWNERSHIP INTEREST:    Fee Simple

PAYMENT DATE:          1st of the month

MATURITY DATE:         October 1, 2008

SPONSOR: Crescent Real Estate Equities Limited Partnership and Long Term Investment Trust

BORROWER:              Crescent 5 Houston Center, L.P.

CALL                   Prepayment permitted at the earlier of (a) the third
PROTECTION/LOCKOUT:    anniversary of origination or (b) the second anniversary
                       of the date on which the entire 5 Houston Center Whole
                       Loan is securitized subject to payment of a yield maintenance charge until 4 months prior to maturity.

CUT-OFF DATE LOAN      $155
PSF(1):

UP-FRONT RESERVES(2):  Taxes:                                  $208,333
                       Unfunded
                       obligations:                          $1,704,707

ONGOING/SPRINGING      Monthly reserve for taxes; springing reserves for
RESERVES(2):           insurance, TI/LC and replacements

CASH MANAGEMENT:       Hard Lockbox(3)

ADDITIONAL SECURED/    None permitted
MEZZANINE DEBT:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                 Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:         Office

PROPERTY LOCATION:     Houston, Texas

OCCUPANCY:             91.6%

OCCUPANCY AS OF DATE:  October 31, 2003

YEAR BUILT:            2002

YEARS RENOVATED:       NAP

COLLATERAL:            The collateral consists of an approximately 580,875 NRSF,
                       27-story office building.

PROPERTY MANAGEMENT:   Crescent Property Services, Inc.

APPRAISED VALUE:       $113,000,000

APPRAISED VALUE DATE:  August 11, 2003

CUT-OFF DATE LTV(1):   79.65%

BALLOON LTV(1):        79.65%

U/W NOI:               $10,046,008

U/W NCF:               $9,100,795

ANNUAL DEBT            $4,563,413
SERVICE(1):

U/W NOI DSCR(1):       2.20x

U/W NCF DSCR(1):       1.99x
--------------------------------------------------------------------------------

(1) The subject $45,000,000 loan represents a pari passu note in a $90,000,000 first mortgage loan. One additional note (with an original loan amount of $45,000,000) is pari passu with such note. The additional note is not included in the trust. All aggregate LTV, DSCR, debt service and loan PSF figures in this table are based on the total $90,000,000 financing.

(2)  See "Reserves" below.

(3)  See "Lockbox; Sweep of Excess Cash Flow" below.

         The Loan. The seventh largest loan (the "5 Houston Center Loan"), representing approximately 3.37% of the initial pool balance, with a cut-off date principal balance of $45,000,000, is a 5-year balloon loan that has a maturity date of October 1, 2008, and provides for monthly payments of interest only. The 5 Houston Center Loan is secured by, among other things, a deed of trust, assignment of rents and leases, security agreement and fixture filing encumbering the borrower's fee ownership interest in the 5 Houston Center Property (defined below).

         The 5 Houston Center Loan consists of two pari passu mortgage loans totaling $45,000,000. The other mortgage loan secured by the 5 Houston Center Property (the "5 Houston Center Companion Loan") is pari passu in the right of payment with the 5 Houston Center Loan. The 5 Houston Center Companion Loan has an original principal balance of $45,000,000, and has the same interest rate and maturity date as the 5 Houston Center Loan. See "Description of the Mortgage Pool--The 5 Houston Center Whole Loan."

         The Borrower. The borrower under the 5 Houston Center Loan, Crescent 5 Houston Center, L.P., is a Delaware limited partnership that is a special purpose, bankruptcy remote entity sponsored by Crescent Real Estate Equities Limited Partnership and Long Term Investment Trust.

         The Property. The property securing the 5 Houston Center Loan (the "5 Houston Center Property") consists of a 27-story office building totaling approximately 580,875 NRSF located in the central business district of Houston, Texas. The 5 Houston Center Property is connected via a sky-bridge to 1301 McKinney (3 Houston Center), providing access to Houston's Central Business District, including the underground tunnel system.

         Major Tenant Summary. The following table shows certain information regarding the ten largest tenants of the 5 Houston Center Property:


        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)


                                                                         % OF TOTAL
                                               % OF                       ANNUALIZED    ANNUALIZED
                                    TENANT     TOTAL       ANNUALIZED     U/W BASE    U/W BASE RENT         LEASE
             TENANT                  NRSF       NRSF     U/W BASE RENT      RENT         (PSF)(3)        EXPIRATION
---------------------------------  ---------   ------   ---------------  -----------  --------------    -------------
 1.    Ernst & Young.............   147,790     25.4%    $  2,778,452       26.1%        $ 18.80          9/01/2012
 2.    Jenkens & Gilchrist.......    88,578     15.2        1,970,862       18.5         $ 22.25          8/31/2013
 3.    Jackson Walker............    70,879     12.2        1,449,355       13.6         $ 20.45          9/30/2012
 4.    Strasburger Price.........    40,271      6.9          885,962        8.3         $ 22.00         12/31/2012
 5.    CapGemini Ernst & Young...    46,000      7.9          864,800        8.1         $ 18.80          9/01/2009
 6.    Halliburton Company(2)....    30,158      5.2          663,476        6.2         $ 22.00         12/31/2012
 7.    Crain, Caton, & James.....    29,558      5.1          369,475        3.5         $ 12.50          2/28/2013
 8.    Davis Hamilton Jackson....    17,160      3.0          365,720        3.4         $ 21.31          2/28/2013
 9.    Bank of Texas.............    16,347      2.8          359,634        3.4         $ 22.00         10/31/2012
10.    Fibich, Hampton, Leebron..    13,760      2.4          295,840        2.8         $ 21.50         10/31/2009
                                     ------      ---     ------------        ---
                    TOTAL/AVERAGE:   500,501    86.2%    $ 10,003,577       93.9%        $ 19.99
                                     =======    ====     ============       ====


(1)  Annualized Underwritten Base Rent excludes vacant space.
(2)  Halliburton Company is rated Baa2/BBB/NR (Moody's/S&P/Fitch).
(3) For those tenants with multiple leases, the Annual Underwritten Base Rent PSF is a weighted average calculation of the leases.

         Lease Expiration. The following table shows the lease expiration schedule for the 5 Houston Center Property:


                          LEASE EXPIRATION SCHEDULE(1)

                                                CUMULATIVE                   APPROXIMATE %    ANNUALIZED
     YEAR ENDING        EXPIRING   % OF         % OF TOTAL    ANNUALIZED     OF TOTAL U/W      U/W BASE
     DECEMBER 31,         (SF)      TOTAL SF        SF       U/W BASE RENT     BASE RENT       RENT PSF
---------------------   ---------  ---------    -----------  -------------   --------------  -------------
2003                          0        0.0%         0.0%     $          0           0.0%       $   0.00
2004                          0        0.0          0.0%                0           0.0        $   0.00
2005                          0        0.0          0.0%                0           0.0        $   0.00
2006                          0        0.0          0.0%                0           0.0        $   0.00
2007                          0        0.0          0.0%                0           0.0        $   0.00
2008                      6,603        1.1          1.1%          135,634           1.3        $  20.54
2009                     63,806       11.0         12.1%        1,237,514          11.6        $  19.39
2010                     20,647        3.6         15.7%          434,032           4.1        $  21.02
2011                          0        0.0         15.7%                0           0.0        $   0.00
2012(2)                 305,445       52.6         68.3%        6,136,880          57.6        $  20.09
2013                    135,296       23.3         91.6%        2,706,057          25.4        $  20.00
2014                          0        0.0         91.6%                0           0.0        $   0.00
2015                          0        0.0         91.6%                0           0.0        $   0.00
2016                          0        0.0         91.6%                0           0.0        $   0.00
2017 & Thereafter             0        0.0         91.6%                0           0.0        $   0.00
Vacant                   49,078        8.4        100.0%                0           0.0        $   0.00
                         ------        ---                     ----------           ---
      TOTAL/AVERAGE:    580,875      100.0%                  $ 10,650,117         100.0%       $  18.33
                        =======      ======                   ===========         ======


(1)  Annualized Underwritten Base Rent excludes vacant space.
(2) Includes 1,000 square feet of storage space on a month-to-month lease with Jackson Walker.


         Reserves. At origination, the borrower was also required to deposit $208,333 into a tax escrow account to fund annual real estate taxes by the 30th day prior to the date on which they become delinquent and $1,704,707 into an unfunded obligations account to cover the unfunded cost of tenant improvements and leasing commissions associated with certain existing tenants. Monthly reserves are required for taxes and springing reserves for insurance, tenant improvements and leasing commissions, and replacements are required during any period from (a) the conclusion of the second of any two 12-month periods ending on the last day of consecutive fiscal quarters during which NOI is less than 75% of NOI at origination, to (b) the conclusion of the third of any three 12-month periods ending on the last day of consecutive fiscal quarters during each of which NOI is at least 80% of NOI at origination (a "Houston Center Cash Trap Period"). Upon the occurrence of a Houston Center Cash Trap Period, the borrower is required to deposit monthly (1) an amount equal to 1/12 of the upcoming annual insurance premiums into an insurance escrow account, (2) an amount of $183,333 into a tenant improvement and leasing commission reserve account (up to $2,200,000, or, if there is commenced in respect of J&G a bankruptcy event as described below, $3,540,000) and (3) an amount of equal to the product of (i) $0.20, (ii) 1/12 and (iii) the property square footage, into a replacement reserve account.

         Jenkens & Gilchrist. If at any time while the 5 Houston Center Loan is outstanding there is commenced in respect of Jenkens & Gilchrist ("J&G") a voluntary or involuntary bankruptcy or insolvency proceeding, any general assignment for the benefit of creditors, or any other insolvency or liquidation proceeding, or there is a monetary default by J&G under its lease after the expiration of any applicable cure period, then, on each of the next twelve successive payment dates, the borrower is required to deposit into the tenant improvement and leasing commission reserve account an amount equal to the product of (a) 1/12, (b) $40.00 and (c) the terminated J&G current square footage occupancy.

         Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance, which includes coverage for terrorism and acts of terrorism in an amount not less than the outstanding balance of the loan, provided that the terrorism coverage is only required to the extent that owners of similar properties are currently obtaining terrorism coverage and that the annual premium for such terrorism coverage does not exceed $900,000.

         Lockbox; Sweep of Excess Cash Flow. At origination, the borrower was required to establish a sweep account controlled by the lender and to direct all tenants to make payments directly to such sweep account. Funds in the sweep account are transferred to a lender-controlled cash management account on each business day. So long as no Houston Center Cash Trap Period exists, funds are swept daily from a cash management account to the borrower. After the occurrence and during the continuation of a Houston Center Cash Trap Period, provided no event of default exists under the loan documents, all funds in excess of certain required reserve amounts, budgeted borrower operating expenses, budgeted capital expenditures and the monthly debt service payment will be swept into a low NOI reserve account.

         Mezzanine Loan.  None permitted.

         Additional Debt. None permitted except customary trade payables to the extent that they do not exceed 3% of the original loan balance in the aggregate. In addition the borrower is allowed to enter into financing leases and incur purchase money debt in the ordinary course of business, provided that the aggregate amount of these leases and debt does not exceed $500,000 at any time or require aggregate payments in excess of $500,000 in any one calendar year.

                                VALLEY MALL LOAN


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                       ORIGINAL                      CUT-OFF DATE
                       --------                      ------------
BALANCE:               $45,000,000                   $44,951,938

% OF POOL BY UPB:      3.37%

ORIGINATION DATE:      October 24, 2003

ORIGINATOR:            GMACCM

COUPON:                5.630%

INTEREST ACCRUAL:      Actual/360

TERM:                  120 months

AMORTIZATION:          360 months

OWNERSHIP INTEREST:    Fee Simple

PAYMENT DATE:          1st of the month

MATURITY DATE:         November 1, 2013

SPONSOR:               Oak Tree Capital Management

BORROWER:              Valley Mall, L.L.C.

CALL                   Defeasance permitted 2 years from the date of
PROTECTION/LOCKOUT:    securitization with U.S. government securities. Not
                       prepayable until 3 months prior to maturity.

CUT-OFF DATE LOAN PSF  $83

UP-FRONT RESERVES(1):  Taxes:                                $56,209
                       Insurance:                            $64,362
                       Immediate repairs:                    $10,625
                       TI/LC:                               $686,530

ONGOING/SPRINGING      Reserves for taxes, insurance, replacements
RESERVES(1):           and TI/LC

CASH MANAGEMENT:       Soft Lockbox(2)

ADDITIONAL SECURED/    None permitted.
MEZZANINE DEBT:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                 Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:         Anchored Retail

PROPERTY LOCATION:     Union Gap, Washington

OCCUPANCY:             92.6%

OCCUPANCY AS OF DATE:  August 18, 2003

YEARS BUILT:           1972, 2001-2002

YEARS RENOVATED:       NAP

COLLATERAL:            The collateral consists of an approximately 539,676 SF
                       enclosed single- and two-level regional mall and adjacent power center located in Union Gap, Washington.

PROPERTY MANAGEMENT:   Center Oak Properties, LLC, an affiliate of the sponsor

APPRAISED VALUE:       $59,000,000

APPRAISED VALUE DATE:  August 23, 2003

CUT-OFF DATE LTV(3):   74.49%

BALLOON LTV(3):        63.97%

U/W NOI:               $4,472,367

U/W NCF:               $4,167,444

ANNUAL DEBT SERVICE:   $3,110,250

U/W NOI DSCR(3):       1.47x

U/W NCF DSCR(3):       1.37x
--------------------------------------------------------------------------------

(1)  See "Reserves" below.

(2)  See "Lockbox; Sweep of Excess Cash Flow" below.

(3) The Cut-off Date LTV and all DSCR figures in this table are based on the total $44,951,938 financing, net of the $1,000,000 earnout. The Balloon LTV is based on the total financing.

         The Loan. The eighth largest loan (the "Valley Mall Loan"), representing approximately 3.37% of the initial pool balance, with a cut-off date principal balance of $44,951,938, is a 10-year balloon loan that has a maturity date of November 1, 2013, and provides for monthly payments of principal and interest based on a 30-year amortization schedule. The Valley Mall Loan is secured by, among other things, a deed of trust, assignment of leases and rents, security agreement and financing statement encumbering the borrower's fee ownership interest in the Valley Mall Property.

         The Borrower. The borrower under the Valley Mall Loan, Valley Mall, L.L.C., is a Delaware limited liability company that is a special purpose, bankruptcy remote entity sponsored by Center Oak Properties, LLC.

         The Property. The property securing the Valley Mall Loan (the "Valley Mall Property") consists of an enclosed single- and two-level regional mall and adjacent power center with approximately 539,676 SF of space on a 59.68-acre parcel, including approximately 4,060 parking spaces located in Union Gap, Washington. The Valley Mall Property is anchored by Bon Marche, Sears and Gottschalk's. The Bon Marche tenant owns its own improvements and has entered into long-term ground lease with the borrower. The Sears tenant owns its own improvements (consisting of approximately 100,400 SF) and has entered into long-term ground lease with the borrower for $1 per year and certain other considerations under an operating agreement. The Gottschalk's tenant occupies the Valley Mall Property on a 25-year lease that expires on August 31, 2004 and includes five 5-year renewal options.

         Major Tenant Summary. The following table shows certain information regarding the ten largest tenants of the Valley Mall Property:


        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)


                                 CREDIT RATING               % OF                      % OF TOTAL      ANNUALIZED
                                   (MOODY'S/       TENANT    TOTAL      ANNUALIZED   ANNUALIZED U/W     U/W BASE
           TENANT                S&P/FITCH)(2)       NRSF     NRSF    U/W BASE RENT     BASE RENT      RENT (PSF)  LEASE EXPIRATION
-------------------------------  -------------    --------  -------  -------------   --------------   -----------  -----------------
 1.  Rite Aid..................    Caa2/B+/NR      16,555     3.1%    $   337,060          6.8%         $  20.36       1/31/2021
 2.  T J Maxx..................     A3/A/NR        28,000     5.2         308,000          6.2          $  11.00       1/31/2013
 3.  Linens N Things...........     NR/NR/NR       28,000     5.2         301,000          6.1          $  10.75       4/30/2010
 4.  Ross Stores, Inc..........    NR/BBB/NR       30,187     5.6         294,323          6.0          $   9.75       1/31/2013
 5.  Borders Books.............     NR/NR/NR       19,500     3.6         214,500          4.3          $  11.00       6/30/2017
 6.  Old Navy(3)...............   Ba2/BB+/BB-      20,000     3.7         180,000          3.6          $   9.00       4/30/2007
 7.  Gottschalk's..............     NR/NR/NR       50,398     9.3         173,873          3.6          $   3.45       8/31/2004
 8.  Famous Footwear(4)........    NR/BB/BB+       10,000     1.9         155,000          3.1          $  15.50       5/31/2007
 9.  Gen-X Clothing............     NR/NR/NR        8,500     1.6         140,250          2.8          $  16.50        7/1/2013
10.  Old Country Buffet........     NR/NR/NR        8,500     1.6         129,965          2.6          $   5.29       8/31/2012
                                                    -----     ---         -------          ---
                 TOTAL/AVERAGE:                   219,640    40.7%   $  2,233,971         45.2%         $  10.17
                                                  =======    ====    ============         ====

(1)  Annualized Underwritten Base Rent excludes vacant space.
(2) Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)  Old Navy is a subsidiary of The Gap, Inc. (NYSE:GPS).
(4)  Famous Footwear is a subsidiary of Brown Shoe Company, Inc. (NYSE:BWS).

         Lease Expiration. The following table shows the lease expiration schedule for the Valley Mall Property:


                          LEASE EXPIRATION SCHEDULE(1)


                                               CUMULATIVE                    APPROXIMATE %    ANNUALIZED
     YEAR ENDING        EXPIRING      % OF     % OF TOTAL     ANNUALIZED     OF TOTAL U/W   U/W BASE RENT
    DECEMBER 31,          (SF)      TOTAL SF       SF       U/W BASE RENT      BASE RENT          PSF
---------------------  ---------   ---------   ----------   --------------  --------------  ---------------
2003(2)                   1,770        0.3%          0.3%     $   41,550           0.8%       $  23.47
2004                     50,398        9.3           9.7         173,873           3.5        $   3.45
2005                     18,164        3.4          13.0         214,595           4.3        $  11.81
2006                     12,325        2.3          15.3         113,538           2.3        $   9.21
2007                     67,860       12.6          27.9         691,721          14.0        $  10.19
2008                     37,169        6.9          34.8         612,689          12.4        $  16.48
2009                      3,953        0.7          35.5          57,976           1.2        $  14.67
2010                     30,610        5.7          41.2         378,496           7.7        $  12.37
2011                      3,808        0.7          41.9          66,902           1.4        $  17.57
2012                     29,695        5.5          47.4         597,454          12.1        $  20.12
2013                     92,243       17.1          64.5        1,234,468         25.0        $  13.38
2014                      5,700        1.1          65.5         102,600           2.1        $  18.00
2015                          0        0.0          65.5               0           0.0        $   0.00
2016                          0        0.0          65.5               0           0.0        $   0.00
2017 & Thereafter       145,968       27.0          92.6         651,560          13.2        $   4.46
Vacant                   40,013        7.4         100.0%              0           0.0        $   0.00
                         ------        ---                      --------           ---
   TOTAL/AVERAGE:       539,676      100.0%                   $ 4,937,421        100.0%       $   9.15
                        =======      =====                    ===========        =====


(1)  Annualized Underwritten Base Rent excludes vacant space.
(2) Expiring tenants in 2003 include 1 month-to-month tenant totaling 200 NRSF and $18,000 of Annualized Underwritten Base Rent.


         Certain of the leases, representing 13.1% of the underwritten gross potential rent for the Valley Mall Property, have lease provisions which permit early termination in the event certain annual sales thresholds are not satisfied at specified times during the related lease term. In addition, certain of the leases, representing 39.0% of the underwritten gross potential rent for the Valley Mall Property, have co-tenancy clauses which generally permit the tenant to abate a portion of its rent (or, after certain specified time periods, terminate its lease) if certain minimum occupancy thresholds for the Valley Mall Property are not satisfied and/or, in most cases, at least two anchor stores are not in operation.

         Reserves. At origination, the borrower was required to make initial deposits of $56,209 and $64,362 into an escrow account for real estate taxes and insurance premiums, respectively. The borrower is further required to deposit monthly 1/12 of annual real estate taxes and insurance premiums into an escrow account in the amounts of $28,105 and $8,414, respectively.

         At origination, the borrower was required to make an initial deposit of $10,625 into an immediate repair escrow account for certain environmental remediation costs. The borrower is additionally required to make monthly deposits in the amount of $8,247 to cover ongoing replacement costs and $10,344 to cover ongoing tenant improvement and leasing commission costs if at any time during the term of the Valley Mall Loan the balance in the tenant improvement and leasing commission reserve account is less than $700,000.

         At origination, the borrower deposited $686,530 into a reserve to cover certain specific tenant improvements for seven tenants at the Valley Mall Property. These funds will be disbursed to the borrower upon confirmation that the applicable tenant improvements have been completed.

         Earnout Reserve. At origination, the borrower was required to deposit $1,000,000 into an earnout reserve account. If, in the determination of the master servicer, cash flow after debt service ("CFADS") for the Valley Mall Property has increased over a period of any three consecutive months prior to November 1, 2005, then the borrower shall have a one-time right to request payment of all or a portion of these earnout reserve funds. If the increase in CFADS equals or exceeds $250,000, the borrower is entitled to the entire amount of the earnout reserve funds, and if the increase is less than $250,000, the borrower is entitled to the portion of the earnout reserve funds which is the percentage equivalent of such increase in CFADS. If all or a portion of the earnout reserve funds are not paid to the borrower on or prior to November 1, 2005, (i) the master servicer is required to apply any undisbursed earnout reserve funds to partially prepay the Valley Mall Loan, and (ii) the borrower is required to deliver a yield maintenance premium on such prepayment and to pay all additional costs and expenses associated with such prepayment.

         Insurance Requirements. The Borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism to the extent that the total premium for such terrorism coverage does not exceed 20% of the total premium for all insurance required under the Valley Mall Loan documents.

         Lockbox; Sweep of Excess Cash Flow. At origination, the borrower was required to establish a lockbox account controlled by the lender and to direct all tenants to make payments directly to such lockbox account. Provided no event of default has occurred and is continuing, the borrower is permitted to withdraw funds from the lockbox account at its discretion.

         Mezzanine Loan. None permitted.

         Additional Debt. None permitted.

                       TOWN CENTER AT VIRGINIA BEACH LOAN


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                        ORIGINAL                  CUT-OFF DATE
                        --------                  ------------
BALANCE:                $45,000,000                $44,923,470

% OF POOL BY UPB:       3.37%

ORIGINATION DATE:       October 1, 2003

ORIGINATOR:             GACC

COUPON:                 6.320%

INTEREST ACCRUAL:       Actual/360

TERM:                   120 months

AMORTIZATION:           Monthly amortization on a 30-year amortization
                        schedule

OWNERSHIP INTEREST:     Fee simple

PAYMENT DATE:           1st of the month

MATURITY DATE:          October 1, 2013

SPONSOR: Armada/Hoffler Properties, LLC and Divaris Property Management Corporation

BORROWER:               Armada Hoffler Tower 4, L.L.C.

CALL                    Defeasance permitted 2 years
PROTECTION/LOCKOUT:     from the date of securitization with U.S. Treasuries.
                        Not prepayable until 3 months prior to maturity.

CUT-OFF DATE LOAN       $139
PSF:

UP-FRONT RESERVES(1):   Taxes:                               $421,938
                        Insurance:                            $81,683
                        Debt service earnout:                $550,000

ONGOING/SPRINGING       Reserves for taxes, insurance, TI/LC and
RESERVES(1):            replacements

CASH MANAGEMENT:        Soft Lockbox(2)

ADDITIONAL SECURED/     None permitted
MEZZANINE DEBT:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                 Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:         Office

PROPERTY LOCATION:     Virginia Beach, Virginia

OCCUPANCY:             90.4%

OCCUPANCY AS OF DATE:  September 23, 2003

YEARS BUILT:           2002-2003

YEARS RENOVATED:       NAP

COLLATERAL:            The collateral consists of three-properties containing
                       approximately 305,792 NRSF of office space and approximately 18,363 NRSF of retail space.

PROPERTY MANAGEMENT:   Divaris Property Management Corp.

APPRAISED VALUE:       $59,500,000

APPRAISED VALUE DATE:  June 17, 2003

CUT-OFF DATE LTV(3):   74.58%

BALLOON LTV(3):        64.75%

U/W NOI:               $4,621,935

U/W NCF:               $4,205,767

ANNUAL DEBT SERVICE:   $3,349,496

U/W NOI DSCR(3):       1.40x

U/W NCF DSCR(3):       1.27x
--------------------------------------------------------------------------------

(1)  See "Reserves" below.

(2)  See "Lockbox; Sweep of Excess Cash Flow" below.

(3) The Cut-Off Date LTV and all DSCR figures in this table are based on the total $44,923,470 financing, net of the $550,000 earnout. The Balloon LTV is based on the total financing.

         The Loan. The ninth largest loan (the "Town Center of Virginia Beach Loan"), representing approximately 3.37% of the initial pool balance, with a cut-off date principal balance of $44,923,470, is a 10-year balloon loan that has a maturity date of October 1, 2013, and provides for monthly payments of principal and interest. The Town Center of Virginia Beach Loan is secured by, among other things, a deed of trust and security agreement, encumbering the borrower's fee ownership interest in the Town Center of Virginia Beach Property.

         The Borrower. The borrower under the Town Center of Virginia Beach Loan, Armada Hoffler Tower 4, L.L.C., is a Virginia limited liability company that is a special purpose, bankruptcy remote entity, sponsored by Armada/Hoffler Properties, LLC and Divaris Property Management Corporation.

         The Property. The property securing the Town Center of Virginia Beach Loan (the "Town Center of Virginia Beach Property") consists of three buildings totaling approximately 324,155 NRSF, located at the intersection of Virginia Beach Boulevard and Central Park Avenue in Virginia Beach, Virginia. The Town Center of Virginia Beach Property was constructed in 2002-2003. The complex is comprised of a twelve-story office building containing approximately 244,975 NRSF; a two-story to five-story office/retail building containing 63,180 sf; and a two-story office building containing approximately 16,000 NRSF. The three buildings of the Town Center of Virginia Beach Property are a portion of a five-unit condominium regime, which in turn is part of a larger development. This larger development, which is planned to be completed in 2007, is projected to comprise approximately 800,000 NRSF of office space, approximately 832,500 NRSF of retail space, approximately 600 apartment units, approximately 460 hotel rooms, approximately 150,000 NRSF of entertainment space and a 1,200 seat performing arts center.

         Major Tenant Summary. The following table shows certain information regarding the ten largest tenants of the Town Center of Virginia Beach Property:


        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)


                                                                    % OF TOTAL
                                                       ANNUALIZED   ANNUALIZED     ANNUALIZED
                                 TENANT                 U/W BASE        U/W       U/W BASE RENT
                TENANT            NRSF     % OF NRSF      RENT       BASE RENT       (PSF)(2)       LEASE EXPIRATION
------------------------------  --------   ---------  ------------  -----------  --------------  ----------------------
1.    Williams Mullen.........  45,900      14.2%     $ 1,055,700       13.9%       $ 23.00            5/31/2018
2.    Armada Hoffler..........  39,418      12.2          899,109       11.9        $ 22.82            8/31/2013
3.    Troutman & Sanders......  35,109      10.8          842,616       11.1        $ 24.00           12/31/2014
4.    Pender & Coward.........  31,449       9.7          728,988        9.6        $ 23.18            1/31/2015
      Cherry, Bekaert &
5.    Holland.................  23,177       7.1          568,764        7.5        $ 24.54            11/30/2012
6.    City of Virginia Beach..  22,439       6.9          548,123        7.5        $ 24.03       7/31/2004, 10/21/2012
7.    Divaris.................  14,500       4.5          355,250        4.7        $ 24.50             9/30/2013
8.    Faggert & Frieden.......  11,540       3.6          288,000        3.8        $ 24.96             6/20/2008
9.    Morgan Stanley(3).......  10,524       3.2          260,058        3.4        $ 24.43       12/31/2012, 1/31/2013
10.   Wilcox & Savage.........   9,337       2.9          226,422        3.0        $ 24.25             9/30/2013
                                 -----       ---          -------        ---
                TOTAL/AVERAGE: 243,393      75.1%     $ 5,773,030       76.4%       $ 23.72
                               =======      ====      ===========       ====


(1)  Annualized Underwritten Base Rent excludes vacant space
(2) For those tenants with multiple leases, the Annual Underwritten Base Rent PSF is a weighted average calculation of the leases.
(3)  Morgan Stanley is rated Aa3/A+/AA- (Moody's/S&P/Fitch).

         Lease Expiration. The following table shows the lease expiration schedule for the Town Center of Virginia Beach Property:


                          LEASE EXPIRATION SCHEDULE(1)


                                                                               ANNUALIZED    APPROXIMATE %
              YEAR ENDING                                       CUMULATIVE %       U/W        OF TOTAL U/W    ANNUALIZED U/W
              DECEMBER 31,      EXPIRING (SF)  % OF TOTAL SF    OF TOTAL SF    BASE RENT        BASE RENT      BASE RENT PSF
        --------------------    -------------  -------------    ------------  -------------  --------------  -----------------
          2003(2)                        0          0.0%            0.0%       $    10,200          0.1%          $   0.00
          2004(3)                        0          0.0             0.0%            19,200          0.3           $   0.00
          2005                           0          0.0             0.0%                 0          0.0           $   0.00
          2006                       1,120          0.3             0.3%            54,120          0.8           $  48.32
          2007                       3,448          1.1             1.4%            86,390          1.3           $  25.06
          2008                      29,128          9.0            10.4%           526,112          7.7           $  18.06
          2009                           0          0.0            10.4%                 0          0.0           $   0.00
          2010                       9,358          2.9            13.3%           215,234          3.2           $  23.00
          2011                           0          0.0            13.3%                 0          0.0           $   0.00
          2012                      47,340         14.6            27.9%         1,156,142         16.9           $  24.42
          2013                      83,090         25.6            53.5%         1,958,457         28.7           $  23.57
          2014                      35,109         10.8            64.3%           842,616         12.4           $  24.00
          2015                      31,449          9.7            74.1%           728,988         10.7           $  23.18
          2016                           0          0.0            74.1%                 0          0.0           $   0.00
          2017 & Thereafter         52,905         16.3            90.4%         1,223,820         17.9           $  23.13
          Vacant                    31,208          9.6           100.0%                 0          0.0           $   0.00
                                    ------          ---                          ---------          ---
            TOTALS/AVERAGE:        324,155        100.0%                       $ 6,821,279        100.0%          $  21.04
                                   =======        =====                        ===========        ======


(1)  Annualized Underwritten Base Rent excludes vacant space.
(2)  Antenna lease to FBI will expire on 12/31/2003.
(3)  Two antenna leases expiring on 7/31/2004 and 12/31/2004.


         Reserves. At origination, the borrower was required to make an initial deposit into a tax reserve in the amount of $421,938 and to an insurance reserve in the amount of $81,863. Provided no event of default is continuing, the funds in the debt service coverage reserve will be released to the borrower when the Town Center of Virginia Beach Property has achieved (A) a minimum occupancy rate of at least 91%, and (B) a minimum debt service coverage ratio of 1.25x. If the foregoing debt service coverage reserve release conditions are not satisfied by October 1, 2008, then the lender may either (i) apply any funds in the debt service coverage reserve to pay interest, principal and all other sums due under the Town Center of Virginia Beach Loan, or (ii) continue to hold such funds as additional collateral.

         The Town Center of Virginia Beach Loan requires monthly deposits in the amount of 1/12 of annual real estate taxes and assessments per month into a taxes reserve, and in the amount of 1/12 of annual insurance premiums per month into an insurance reserve. In addition, the borrower is required to deposit $4,090 per month into a replacement reserve and $29,228 per month into a tenant improvement and leasing commission reserve.

         Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism to the extent such terrorism insurance is commercially available. At origination, the borrower also delivered a secured creditor environmental insurance policy. Under the terms of the environmental indemnity given by the sponsor, the lender has agreed to pursue any potential future environmental claims under the environmental insurance policy prior to seeking payment from the guarantor.

         Lockbox; Sweep of Excess Cash Flow. At origination, the borrower was required to establish a soft lockbox. Prior to an event of default, tenants are not required to pay rents to the lockbox account, however to the extent there are any funds in the lockbox account these will be swept and delivered to the borrower daily. Following an event of default, the borrower is required to notify tenants to pay rents directly to the lockbox account. Funds in the lockbox account will thereafter be used to pay required reserves, debt service and other amounts due under the Town Center of Virginia Beach Loan.

         Mezzanine Loan.  None permitted.

         Additional Debt. None permitted, except trade payables and expenses incurred in the ordinary course of business and due within 60 days after the date incurred.

                               LEVY PORTFOLIO LOAN


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                       ORIGINAL                      CUT-OFF DATE
                       --------                      ------------
BALANCE:               $38,754,000                   $38,713,385

% OF POOL BY UPB:      2.90%

ORIGINATION DATE:      October 27, 2003

ORIGINATOR:            GMACCM

COUPON:                5.730%

INTEREST ACCRUAL:      Actual/360

TERM:                  120 months

AMORTIZATION:          360 months

OWNERSHIP INTEREST:    Fee Simple

PAYMENT DATE:          1st of the month

MATURITY DATE:         November 1, 2013

SPONSOR:               Unilev Capital Corporation

BORROWERS:             Voss Houston Properties, L.P., San Felipe Voss
                       Investments, Ltd., and Memorial Towers, Ltd., as tenants-in-common

CALL                   Full or partial defeasance permitted 2 years from the
PROTECTION/LOCKOUT:    date of securitization with U.S. government securities.
                       Not prepayable until 3 months prior to maturity.

CUT-OFF DATE LOAN      $72
PSF:

UP-FRONT RESERVES(1):  Taxes:                               $1,059,869
                       Insurance:                              $46,812
                       TI/LC:                         Letter of Credit

ONGOING/SPRINGING      Reserves for taxes, insurance and replacements
RESERVES(1):

CASH MANAGEMENT:       NAP

ADDITIONAL SECURED/    None permitted
MEZZANINE DEBT:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                 Portfolio
ASSET/PORTFOLIO:

PROPERTY TYPE:         Office

PROPERTY LOCATION:     Houston, Texas

OCCUPANCY:             81.2%

OCCUPANCY AS OF DATE:  August 4, 2003

YEARS BUILT:           Various

YEARS RENOVATED:       Various

COLLATERAL:            The collateral consists of three office buildings located
                       in Houston, Texas totaling 538,752 SF of office space.

PROPERTY MANAGEMENT:   Unilev Management Corp., an affiliate of the
                       borrowers

APPRAISED VALUE:       $53,500,000

APPRAISED VALUE DATE:  September 1, 2003

CUT-OFF DATE LTV:      72.36%

BALLOON LTV:           60.94%

U/W NOI:               $4,284,709

U/W NCF:               $3,435,998

ANNUAL DEBT SERVICE:   $2,707,988

U/W NOI DSCR:          1.58x

U/W NCF DSCR:          1.27x
--------------------------------------------------------------------------------

(1)     See "Reserves" below.

         The Loan. The tenth largest loan (the "Levy Portfolio Loan"), representing approximately 2.90% of the initial pool balance, with a cut-off date principal balance of $38,713,385, is a 10-year balloon loan that has a maturity date of November 1, 2013 and provides for monthly payments of principal and interest based on a 30-year amortization schedule. The Levy Portfolio Loan is secured by, among other things, a deed of trust, assignment of leases and rents, security agreement and fixture filing encumbering the borrowers' fee ownership interest in the Levy Portfolio Properties.

         The Borrowers. The borrowers under the Levy Portfolio Loan are Voss Houston Properties, L.P., San Felipe Voss Investments, Ltd., and Memorial Towers, Ltd., as tenants-in-common, each of which is a Texas limited partnership that is a special purpose, bankruptcy remote entity. The Levy Portfolio Loan is sponsored by Unilev Capital Corporation.

         The Property. The properties securing the Levy Portfolio Loan (the "Levy Portfolio Properties") consist of three office buildings totaling 538,752 NRSF located in Houston, Texas. Certain specific information about each property is listed below:


                                                                         ORIGINAL
                                                                        ALLOCATED     AGGREGATE APPRAISED
                  PROPERTY             TOTAL NRSF      OCCUPANCY %     LOAN AMOUNT           VALUE               U/W NCF
       -----------------------------   -----------     -----------     ------------   -------------------     ---------------
        6363 Woodway Tower                197,872         86.1%        $16,109,000        $20,700,000           $1,442,763
        1616 South Voss                   179,017         77.2%         11,645,000         17,000,000            1,024,918
        7500 San Felipe                   161,863         78.3%         11,000,000         15,800,000              968,318
                                          -------                       ----------         ----------              -------
                 TOTAL/WTD. AVERAGE:      538,752         81.2%        $38,754,000        $53,500,000           $3,435,998
                                          =======                      ===========        ===========           ==========


         Major Tenant Summaries. The following table shows certain information regarding the ten largest tenants at the Levy Portfolio Properties:


        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)


                                                                                        % OF TOTAL
                                                               % OF                     ANNUALIZED   ANNUALIZED
                                                     TENANT    TOTAL      ANNUALIZED     U/W BASE     U/W BASE          LEASE
                   TENANT                             NRSF      NRSF    U/W BASE RENT     RENT        RENT (PSF)     EXPIRATION
-----------------------------------------------     ---------  ------   --------------  -----------  -------------  -------------
  1.     Dinerstein Builders...................       23,771    4.4%    $   404,107         5.1%       $  17.00       7/31/2009
  2.     S. J. Bashen Corporation..............       19,504    3.6         380,328         4.8        $  19.50       7/31/2005
  3.     HRC Operating.........................       16,037    3.0         296,685         3.7        $  18.50      11/30/2005
  4.     Executive Business Service............       13,181    2.4         231,128         2.9        $  17.53       9/30/2009
  5.     Core Laboratories, L.P................       10,383    1.9         215,343         2.7        $  20.74       6/30/2009
  6.     Greenwood-King Properties II, Inc.....       11,727    2.2         211,092         2.7        $  18.00      10/19/2006
  7.     Legge, Farrow, Kimmitt................       10,535    2.0         205,433         2.6        $  19.50       4/30/2007
  8.     AEC International (USA) Inc...........       10,994    2.0         203,389         2.6        $  18.50       1/21/2004
  9.     Bank of America(2)....................        8,933    1.7         187,593         2.4        $  21.00       1/31/2006
  10.    Wilson, Elser, Edelman & Dicker, LLP..        9,227    1.7         175,313         2.2        $  19.00       7/31/2004
                                                       -----    ---         -------         ---
                                 TOTAL/AVERAGE:      134,292   24.9%    $ 2,510,411       31.5%        $  18.69
                                                     =======   ====     ===========       =====

(1)  Annualized Underwritten Base Rent excludes vacant space.
(2)  Bank of America, N.A. is rated Aa2/A+/AA (Moody's/S&P/Fitch).

         Lease Expiration. The following table shows the lease expiration schedule for the Levy Portfolio Properties:


                          LEASE EXPIRATION SCHEDULE(1)


                                                 CUMULATIVE                   APPROXIMATE %     ANNUALIZED
     YEAR ENDING        EXPIRING      % OF       % OF TOTAL   ANNUALIZED      OF TOTAL U/W    U/W BASE RENT
    DECEMBER 31,          (SF)      TOTAL SF          SF     U/W BASE RENT      BASE RENT           PSF
---------------------  ---------    ---------   ----------  ---------------  -------------   ---------------
2003(2)                   4,579        0.8%          0.8%   $       75,542         0.9%          $  16.50
2004                    103,717       19.3          20.1         1,923,209        24.2           $  18.54
2005                     85,945       16.0          36.1         1,627,843        20.4           $  18.94
2006                     72,714       13.5          49.6         1,339,349        16.8           $  18.42
2007                     50,279        9.3          58.9           915,446        11.5           $  18.21
2008                     23,877        4.4          63.3           410,322         5.2           $  17.18
2009                     59,268       11.0          74.3         1,049,185        13.2           $  17.70
2010                     27,983        5.2          79.5           499,874         6.3           $  17.86
2011                          0        0.0          79.5                 0         0.0           $   0.00
2012                          0        0.0          79.5                 0         0.0           $   0.00
2013                      6,930        1.3          80.8           121,459         1.5           $  17.53
2014                          0        0.0          80.8                 0         0.0           $   0.00
2015                          0        0.0          80.8                 0         0.0           $   0.00
2016                          0        0.0          80.8                 0         0.0           $   0.00
2017 & Thereafter             0        0.0          80.8                 0         0.0           $   0.00
Vacant                  103,460       19.2         100.0%                0         0.0           $   0.00
                        -------       ----                  --------------         ---
       TOTAL/AVERAGE:   538,752      100.0%                 $    7,962,229       100.0%          $  14.78
                        =======      ======                 ==============       ======


(1)  Annualized Underwritten Base Rent excludes vacant space.
(2) Expiring tenants in 2003 include 1 month-to-month tenant totaling 978 NRSF and $9,780 of Annualized U/W Base Rent.


         Reserves. The borrowers are required to deposit monthly 1/12 of annual real estate taxes and insurance premiums into an escrow account in the amounts of $96,352 and $9,363, respectively.

         The borrowers are also required to make monthly deposits in the amount of $9,128 to cover ongoing replacement costs if at any time during the term of the Levy Portfolio Loan the balance in the replacement reserve account is less than $220,000. The borrowers also have delivered a letter of credit with a face amount of $1,200,000 as additional security for the borrower's obligations for ongoing tenant improvement and leasing commission costs at Levy Portfolio Properties. In the event that the aggregate occupancy rate for the Levy Portfolio Properties exceeds 87% for three consecutive months, the face amount will be reduced to $1,000,000 for so long as the occupancy rate remains above 87%.

         Insurance Requirements. The borrowers are required to maintain comprehensive all risk insurance, which includes coverage for terrorism and acts of terrorism.

         Mezzanine Loan.  None permitted.

         Additional Debt.  None permitted.

         Defeasance/Partial Defeasance. The borrowers may fully defease the Levy Portfolio Loan with U.S. government securities from and after the date which is two years after the Closing Date (the "Release Date"). After the Release Date, the borrowers may also obtain the release of individual Levy Portfolio Properties from the lien of the deed of trust in connection with a partial defeasance of the Levy Portfolio Loan, provided that (i) no event of default shall have occurred and be continuing under the Levy Portfolio Loan documents,
(ii) as of the date of the partial release, after giving effect to the partial release to occur on such date, the loan-to-value ratio (as determined by the master servicer) for the remaining Levy Portfolio Properties is no less than the greater of (a) the loan-to-value ratio as of the Closing Date (without giving regard to such partial release) or (b) the loan-to-value ratio immediately preceding the partial release (without giving regard to such partial release),
(iii) as of the date of the partial release, after giving effect to the partial release to occur on such date, the debt service coverage ratio (as determined by the master servicer) for the Levy Portfolio Properties is no more than the lesser of (a) the debt service coverage ratio as of the origination date (without giving regard to such partial release) or (b) the debt service coverage ratio immediately preceding the partial release (without giving regard to such partial release), (iv) the borrowers deposit defeasance collateral into a defeasance collateral account in an amount equal to 115% of the allocated loan amount for the applicable individual Levy Portfolio Property, and (v) the borrowers obtain confirmation from each of the rating agencies that such partial defeasance will not result in the downgrade, qualification or withdrawal of any rating then assigned to a class of certificates by such rating agency.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                        ANNEX C

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET

                         $984,281,000 (APPROXIMATE BALANCE)    DECEMBER 10, 2003
                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C3

APPROXIMATE SECURITIES STRUCTURE:
---------------------------------

                                  APPROXIMATE    EXPECTED CREDIT                         EXPECTED
               EXPECTED RATING   FACE/NOTIONAL       SUPPORT       WEIGHTED AVERAGE      PAYMENT
 CLASS          MOODY'S / S&P     AMOUNT ($MM)      (% OF UPB)     LIFE (YEARS) (A)      WINDOW (A)
-------       ----------------- --------------- ----------------- ------------------    -------------
PUBLICLY OFFERED CLASSES

   A-1              Aaa/AAA          103.9          17.500%              3.50            01/04-10/08
   A-2              Aaa/AAA          114.4          17.500%              5.70            10/08-07/10
   A-3              Aaa/AAA          247.9          17.500%              7.25            07/10-04/13
   A-4              Aaa/AAA          408.1          17.500%              9.70            04/13-11/13
   B                 Aa2/AA           41.7          14.375%              9.89            11/13-11/13
   C                Aa3/AA-           16.7          13.125%              9.89            11/13-11/13
   D                  A2/A            30.0          10.875%              9.94            11/13-12/13
   E                 A3/A-            21.7           9.250%              9.98            12/13-12/13

PRIVATELY OFFERED CLASSES (B)

   X-1(c)           Aaa/AAA        1,333.6              N/A
   X-2(c)           Aaa/AAA        1,280.5              N/A
   A-1A(d)          Aaa/AAA          226.0          17.500%
   F               Baa1/BBB+          23.3           7.500%
   G                Baa2/BBB          13.3           6.500%
   H               Baa3/BBB-          16.7           5.250%
   J                 Ba1/BB+           13.3           4.250%
   K                 Ba2/BB            8.3           3.625%
   L                Ba3/BB-            6.7           3.125%
   M                 B1/B+            10.0           2.375%
   N                  B2/B             5.0           2.000%
   O                 B3/B-             5.0           1.625%
   P                 NR/NR            21.7              --
             TOTAL SECURITIES:   $ 1,333.6

(a)   Calculated at 0% CPR, assuming no balloon payment extension.
(b)   Not offered hereby.
(c)   Notional amount of interest only class.
(d)   Group 2 only.


KEY FEATURES:
-------------

Lead Managers:            Deutsche Bank Securities Inc.
                          Goldman, Sachs & Co.
                          Morgan Stanley & Co. Incorporated

Originators:              GMAC Commercial Mortgage Corporation ("GMACCM") (23.0%)
                          German American Capital Corporation ("GACC") (31.8%)
                          Morgan Stanley Mortgage Capital Inc. ("MSMC") (26.1%)
                          Archon Financial ("Archon") (16.3%)
                          Commerzbank AG New York Branch ("Commerzbank")(2.8%)

Collateral:               81 Mortgage Loans ($1,333,648,872)

Master Servicer:          GMACCM

Special Servicer:         Lennar Partners Inc.

Trustee:                  LaSalle Bank National Association

Pricing:                  December 2003

Closing:                  December 2003

Cut-Off Date:             December 1st, 7th, and 9th 2003

Distribution Date:        10th of each month, or following business day (commencing
                          January 10, 2004)

Payment Delay:            9 days

ERISA Eligibility:        Classes A-1, A-2, A-3, A-4, B, C, D and E are expected to be eligible for purchase by employee benefit plans and other plans or arrangements that are subject to ERISA or Section 4975 of the
                          Code subject to certain conditions for eligibility.
Structure:                Sequential pay

Day Count:                30/360

Tax Treatment:            REMIC

Rated Final Distribution
Date:                     April 2040

Clean up Call:               1.0%

Minimum Denominations:    Publicly Offered Classes: $25,000 & $1

Delivery:                 DTC

--------------------------------------------------------------------------------

COLLATERAL FACTS (a), (b), (c):
-------------------------------

 Cut-Off Date Loan Principal Balance:                           $1,333,648,872
 Number of Mortgage Loans / Properties :                                81/245
 Average Mortgage Loan Cut-Off Date Balance:                       $16,464,801
 Weighted Average Current Mortgage Rate:                                5.608%
 Weighted Average Loan U/W DSCR:                                         1.55x
 Weighted Average Loan Cut-Off Date LTV Ratio:                          70.49%
 Weighted Average Remaining Term to Maturity Date (months):              104.3
 Weighted Average Remaining Amortization Term (months):                  346.3
 Lockout / Defeasance as % of Total:                                     96.3%
 Balloon Loans as a % of Total:                                         93.52%
 Single Largest Loans as % of Total:                                      7.5%
 Five Largest Loans as % of Total:                                       27.9%
 Ten Largest Loans as % of Total:                                        45.7%

(a) 7 mortgage loans are structured as A Notes with pari-passu companion loans. See Ten Largest Loans herein and the related GMAC Commercial Mortgage Securities, Inc. Series 2003-C3 Prospectus and Prospectus Supplement. All Loan-to Value ("LTV") and Debt Service Coverage Ratios ("DSCR") numbers are based on the combined pari-passu A Notes, unless otherwise noted. 2 Mortgage Loans were structured with corresponding subordinate B Notes. The balances of and any debt service on the B Notes are not included in the DSCR or LTV calculations.
(b) All DSCR and LTV information presented herein is generally calculated as though any related earnout had been applied to reduce or defease the principal balance of the mortgage loan.
(c) Excludes $100mm subordinate AFR/Bank of America Portfolio B-note included in the trust.


PROPERTY TYPES:
---------------

                         NUMBER OF       LOAN POOL CUT-OFF DATE BALANCE
                         MORTGAGED       ------------------------------
PROPERTY TYPE            PROPERTIES   ($MM)      % BY UPB   WTD. AVG. UWDSCR
-----------------------------------------------------------------------------
 Office                     139     $   499.7      37.47%        1.58x
 Anchored Retail(a)          11        295.2       22.14         1.63
 Multifamily                 27        257.4       19.30         1.41
 Mixed Use                   41        108.2        8.12         1.38
 Hospitality                  7         56.7        4.25         1.79
 Unanchored Retail           11         45.0        3.38         1.64
 Industrial                   4         37.6        2.82         1.44
 Manufactured Housing         1         26.6        1.99         1.41
 Self Storage                 4          7.1        0.53         1.83
                            ---     ---------     ------         -----
 TOTAL / WTD. AVG.          245     $ 1,333.6     100.00%        1.55X
-----------------------------------------------------------------------------
(a) Includes 4 CTL loans which account for approximately 1.68% of the total pool.


TEN LARGEST LOANS:
------------------

                                                          PRINCIPAL
LOAN                               PROPERTY TYPE           BALANCE       % OF TOTAL     DSCR (A)        LTV (A)
---------------------------------------------------------------------------------------------------------------------
 AFR/Bank of America (b)           Various             $100,000,000          7.50%        1.92x          47.24%
 Water Tower Place (c)             Anchored Retail       74,737,405          5.60         2.00           55.92
 Mall at Millenia (d)              Anchored Retail       67,500,000          5.06         1.70           63.27
 Wells Fargo Tower (e)             Office                65,000,000          4.87         1.53           69.44
 Union Center Plaza V              Office                64,857,875          4.86         1.52           79.09
 609 Fifth Avenue (f)              Mixed Use             64,000,000          4.80         1.27           75.00
 5 Houston Center (g)              Office                45,000,000          3.37         1.99           79.65
 Valley Mall                       Anchored Retail       44,951,938          3.37         1.37           74.49
 Town Center at Virginia Beach     Office                44,923,470          3.37         1.27           74.58
 Levy Portfolio                    Various               38,713,385          2.90         1.27           72.36
                                                       ------------         -----         -----          -----
 TOTAL / WTD. AVG.                                     $609,684,073         45.72%       1.63X           66.76%
---------------------------------------------------------------------------------------------------------------------

(a) 2 Mortgage Loans were structured with corresponding subordinate B Notes. The balances of and any debt service on the B Notes are not included in the DSCR or LTV calculations.
(b) The subject $100mm loan represents a pari passu loan, which together with companion loans not included in the trust, comprise the $340mm senior portion of a $440mm loan. There is a $100mm subordinate B-note also included in the trust and which is not included in calculations set forth in this term sheet. Other than upon certain events of default, all principal and interest payments due on the B-note are payable only to holders of the S-AFR certificate which is not described in this term sheet.
(c) The subject $74.7mm loan represents a pari passu loan, which together with companion loans not in the trust, comprise a $188mm loan.
(d) The subject $67.5mm loan represents a pari passu loan, which together with companion loans not in the trust, comprise the $195mm senior portion of a $210mm loan. There is a $15mm subordinate B-note which is not in the trust and not included in calculations set forth in this term sheet.
(e) The subject $65.0mm loan represents a pari passu loan, which together with companion loans not in the trust, comprise a $250mm loan.
(f) The subject $64.0mm loan represents a pari passu loan, which together with companion loans not in the trust, comprise a $102mm loan.
(g) The subject $45.0mm loan represents a pari passu loan, which together with companion loans not in the trust, comprise a $90.0mm loan.


PROPERTY LOCATION:
------------------


                                       LOAN POOL CUT-OFF DATE BALANCE
                           NUMBER OF  ---------------------------------
                           MORTGAGED                           WTD. AVG.
GEOGRAPHIC DISTRIBUTION    PROPERTIES    ($MM)     % BY UPB    UWDSCR(A)
-----------------------------------------------------------------------------
 California                    60     $   205.8      15.43%      1.50x
  Southern                     42         177.5      13.31
  Northern                     18          28.3       2.12
 Florida                       40         162.0      12.15       1.67
 New York                      12         159.7      11.97       1.37
 Texas                         24         152.2      11.41       1.62
 Illinois                       3         115.1       8.63       1.87
 Virginia                      11          93.5       7.01       1.37
 Washington                    18          78.8       5.91       1.43
 District of Columbia           2          74.8       5.61       1.50
 Other (b)                     75         291.6      21.87       1.55
                               --     ---------     ------       -----
 TOTAL / WTD. AVG             245     $ 1,333.6     100.00%      1.55X
-----------------------------------------------------------------------------

(a) The calculation of the weighted average UWDSCR does not include any B-Note, whether or not included in the trust.
(b)  Includes 23 states.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.
This material is furnished to you by the Lead Managers and not by the issuer of the securities. Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated are acting as the lead managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                             MORTGAGE POOL OVERVIEW
--------------------------------------------------------------------------------


COLLATERAL FACTS (a)                                           LOAN GROUP 1 (b)     LOAN GROUP 2 (c)          AGGREGATE POOL
-----------------------------------------------------------------------------------------------------------------------------
 Cut-Off Date Loan Principal Balance:                           $1,107,643,558         $226,005,315           $1,333,648,872
-----------------------------------------------------------------------------------------------------------------------------
 Number of Mortgage Loans / Properties:                                 59/221                22/24                   81/245
-----------------------------------------------------------------------------------------------------------------------------
 Average Mortgage Loan Cut-Off Date Balance:                       $18,773,620          $10,272,969            $  16,464,801
-----------------------------------------------------------------------------------------------------------------------------
 Weighted Average Current Mortgage Rate:                                5.645%               5.428%                   5.608%
-----------------------------------------------------------------------------------------------------------------------------
 Weighted Average Loan U/W DSCR:                                         1.57x                1.42x                    1.55x
-----------------------------------------------------------------------------------------------------------------------------
 Weighted Average Loan Cut-Off Date LTV Ratio:                          69.29%               76.37%                   70.49%
-----------------------------------------------------------------------------------------------------------------------------
 Weighted Average Remaining Term to Maturity Date (months):              107.5                 88.5                    104.3
-----------------------------------------------------------------------------------------------------------------------------
 Weighted Average Remaining Amortization Term (months):                  344.2                358.5                    346.3
-----------------------------------------------------------------------------------------------------------------------------
 Lockout / Defeasance as % of Total:                                    95.55%              100.00%                   96.30%
-----------------------------------------------------------------------------------------------------------------------------
 Balloon Loans as a % of Total:                                         92.19%              100.00%                   93.52%
-----------------------------------------------------------------------------------------------------------------------------
 Single Largest Loan as % of Total:                                      9.03%               13.12%                    7.50%
-----------------------------------------------------------------------------------------------------------------------------
 Five Largest Loans as % of Total:                                      33.59%               46.86%                   27.90%
-----------------------------------------------------------------------------------------------------------------------------
 Ten Largest Loans as % of Total:                                       55.04%               73.25%                   45.72%
-----------------------------------------------------------------------------------------------------------------------------

(a) The calculations set forth in this term sheet do not include any B Notes whether or not included in the trust.
(b) The mortgaged properties included in Loan Group 1 include 221 properties used for commercial and multifamily residential purposes.
(c) The mortgaged properties included in Loan Group 2 include 24 properties used for multifamily residential purposes.














This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.
This material is furnished to you by the Lead Managers and not by the issuer of the securities. Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated are acting as the lead managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                              STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o Loan Group 1 is comprised of 59 loans. Loan Group 2 is comprised of 22 loans. Except payments received on the AFR/Bank of America Portfolio B Note which will be allocated solely to the S-AFR certificates, all payments received will be allocated either to Loan Group 1 or Loan Group 2 insofar as such payments relate to distributions on the Class A certificates.

o Generally, the Available Distribution Amount related to Loan Group 1 will be used to pay interest to A-1, A-2, A-3 and A-4, pro rata, until paid in full. Generally, the Available Distribution Amount related to Loan Group 2 will be used to pay interest to A-1A, until paid in full. Generally, the Available Distribution Amount will be used to pay interest to X-1 and X-2, pro rata, until paid in full.

o Generally, the Available Distribution Amount related to Loan Group 1 will be used to pay principal to A-1, A-2, A-3 and A-4, in that order, until paid in full, then to pay principal to A-1A until paid in full. Generally, the Available Distribution Amount related to Loan Group 2 will be used to pay principal to A-1A until paid in full, then to pay principal to A-1, A-2, A-3 and A-4, in that order, until paid in full.

o After A-1, A-2, A-3, A-4, A-1A, X-1 and X-2 are paid all amounts to which they are entitled, the remaining Available Distribution Amount related to both groups will be used to pay interest and, after A-1, A-2, A-3, A-4 and A-1A are paid in full, principal sequentially to B, C, D, E, F, G, H, J, K, L, M, N, O and P.

o Each other class will be subordinate to the Class A-1, A-2, A-3, A-4, A-1A, X-1 and X-2 certificates and to each principal balance class with an earlier alphabetical designation than such class. Each of the Class A-1, A-2, A-3, A-4, A-1A, X-1 and X-2 certificates will be of equal priority.

o    All classes will pay interest on a 30/360 basis.

o Principal losses will be allocated in reverse alphabetical order to the Class P, O, N, M, L, K, J, H, G, F, E, D, C, and B certificates, and then pro-rata to the Class A-1, A-2, A-3, A-4 and A-1A certificates regardless of Loan Group.

o The Master Servicer will cover net prepayment interest shortfalls on the loans, provided that with respect to any loans with due dates on the related determination date the Master Servicer will only cover net prepayment interest shortfalls up to the master servicing fee equal to 2 basis points or, with respect to certain loans, one basis point per annum. Net prepayment interest shortfalls (after application of prepayment interest excesses on the mortgage loans and other compensating interest payments from the master servicer) will be allocated pro-rata (based on interest entitlements) to all regular REMIC certificates excluding the S-AFR certificates.

o Shortfalls resulting from Master Servicer and Special Servicer modifications, Special Servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to Classes of outstanding principal balance certificates. Any such reduction will also have the effect of reducing the aggregate notional amount of the Class X-1 and, in certain circumstances, Class X-2 certificates.



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.
This material is furnished to you by the Lead Managers and not by the issuer of the securities. Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated are acting as the lead managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                    ALLOCATION OF PREPAYMENT PREMIUMS(A),(B)
--------------------------------------------------------------------------------

ALLOCATION OF PREPAYMENT PREMIUMS:
----------------------------------

Prepayment premiums and yield maintenance amounts with respect to all loans will be allocated to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates and the Class X-1 certificates as follows:

o A percentage of all prepayment premiums and yield maintenance amounts with respect to all loans will be allocated to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, which percentage will be equal to the product of (a) a fraction the numerator of which is the amount of principal distributed to such class that was collected from the same loan group as the prepayment premium, and the denominator of which is the total amount of principal collected from the same loan group as the prepayment premium and
     (b) a percentage (which can be no greater than 100%), the numerator of which is the excess, if any, resulting from the Pass-Through Rate of the class of certificates currently receiving principal less the relevant discount rate, and the denominator of which is the excess, if any, resulting from the Mortgage Rate of the related Mortgage Loan less the relevant discount rate.


      -----------------------------------------------------------------
       Prepayment               (Pass-Through Rate -- Discount Rate )
       Premium Allocation   =   ------------------------------------
       Percentage               (Mortgage Rate -- Discount Rate)
      -----------------------------------------------------------------


o The remaining percentage of such prepayment premiums and yield maintenance amounts will be allocated to the Class X-1 certificates.

o In general, this formula provides for an increase in the allocation of prepayment premiums and yield maintenance premiums to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates relative to the Class X-1 certificates as discount rates decrease and a decrease in the allocation to such Classes as discount rates rise.


Allocation of Prepayment Premiums Example
-----------------------------------------

  Discount Rate Fraction Methodology:
  Mortgage Rate                                 = 6%
  Certificate Class Rate                        = 5%
  Treasury Rate (or Applicable Discount Rate)   = 4%
  % of Principal Distributed to Class           = 100%


CERTIFICATE CLASS ALLOCATION   CLASS X-1 ALLOCATION
------------------------------ -------------------------------

 5% - 4% x 100%  = 50%         Receives excess premiums = 50%
--------
 6% - 4%


(a) For further information regarding the allocation of prepayment premiums, refer to the prospectus supplement.

(b) Yield maintenance received with respect to the AFR/Bank of America Portfolio Whole Loan will be apportioned pro-rata among the AFR/Bank of America Portfolio Loan, AFR/Bank of America Companion Loans and the AFR/Bank of America Portfolio B Note, other than in an event of default.



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.
This material is furnished to you by the Lead Managers and not by the issuer of the securities. Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated are acting as the lead managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                               PREPAYMENT PROFILE

      Prepayment Restrictions Assuming No Prepayment of Principal (a) (b)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 AGGREGATE POOL
--------------------------------------------------------------------------------

PREPAYMENT                          JANUARY     JANUARY     JANUARY     JANUARY     JANUARY     JANUARY     JANUARY     JANUARY
RESTRICTIONS                          2004        2005        2006        2007        2008        2009        2010       2011
-------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance                98.98       98.97       96.56       96.20       96.15       99.63       99.63      99.51
Yield Maintenance                       1.02        1.03        3.44        3.80        3.85        0.37        0.37       0.49
Open                                    0.00        0.00        0.00        0.00        0.00        0.00        0.00       0.00
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                 100.00      100.00      100.00      100.00      100.00      100.00      100.00     100.00
Balance of Mortgage Loans ($mm)      1333.65     1322.72     1309.77     1293.99     1276.01     1090.75     1070.66     782.23
% OF CUT-OFF BALANCE                  100.00       99.18       98.21       97.03       95.68       81.79       80.28      58.65
-------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                           JANUARY     JANUARY     JANUARY     JANUARY     JANUARY     JANUARY     JANUARY     JANUARY
RESTRICTIONS                           2012        2013        2014        2015        2016        2017        2018       2019
-------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance                99.51       90.60      100.00      100.00      100.00      100.00      100.00     100.00
Yield Maintenance                       0.49        0.49        0.00        0.00        0.00        0.00        0.00       0.00
Open                                    0.00        8.91        0.00        0.00        0.00        0.00        0.00       0.00
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                 100.00      100.00      100.00      100.00      100.00      100.00      100.00     100.00
Balance of Mortgage Loans ($mm)       765.99      746.42       21.64       20.49       19.23       17.90       16.48      10.15
% OF CUT-OFF BALANCE                   57.44       55.97        1.62        1.54        1.44        1.34        1.24       0.76
-------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                           JANUARY     JANUARY     JANUARY     JANUARY     JANUARY
RESTRICTIONS                           2020        2021        2022        2023        2024
-------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance               100.00      100.00      100.00      100.00      100.00
Yield Maintenance                       0.00        0.00        0.00        0.00        0.00
Open                                    0.00        0.00        0.00        0.00        0.00
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                 100.00      100.00      100.00      100.00      100.00
Balance of Mortgage Loans ($mm)         8.62        6.98        5.22        3.35        1.48
% OF CUT-OFF BALANCE                    0.65        0.52        0.39        0.25        0.11
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                 LOAN GROUP 1
-------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                           JANUARY     JANUARY     JANUARY     JANUARY     JANUARY     JANUARY     JANUARY     JANUARY
RESTRICTIONS                           2004        2005        2006        2007        2008        2009        2010       2011
-------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance                98.77       98.76       95.86       95.43       95.37       99.58       99.58      99.45
Yield Maintenance                       1.23        1.24        4.14        4.57        4.63        0.42        0.42       0.55
Open                                    0.00        0.00        0.00        0.00        0.00        0.00        0.00       0.00
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                 100.00      100.00      100.00      100.00      100.00      100.00      100.00     100.00
Balance of Mortgage Loans ($mm)      1107.64     1098.55     1087.77     1074.47     1059.23      959.26      941.41     703.46
% OF CUT-OFF BALANCE                  100.00       99.18       98.21       97.00       95.63       86.60       84.99      63.51
-------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                           JANUARY     JANUARY     JANUARY     JANUARY     JANUARY    JANUARY     JANUARY    JANUARY
RESTRICTIONS                           2012        2013        2014        2015        2016       2017        2018       2019
-------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance                99.46       89.55      100.00      100.00      100.00      100.00      100.00     100.00
Yield Maintenance                       0.54        0.55        0.00        0.00        0.00        0.00        0.00       0.00
Open                                    0.00        9.91        0.00        0.00        0.00        0.00        0.00       0.00
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                 100.00      100.00      100.00      100.00      100.00      100.00      100.00     100.00
Balance of Mortgage Loans ($mm)       688.79      670.88       16.09       15.06       13.95       12.76       11.50      10.15
% OF CUT-OFF BALANCE                   62.19       60.57        1.45        1.36        1.26        1.15        1.04       0.92
-------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                           JANUARY     JANUARY     JANUARY     JANUARY     JANUARY
RESTRICTIONS                           2020        2021        2022        2023        2024
-------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance               100.00      100.00      100.00      100.00      100.00
Yield Maintenance                       0.00        0.00        0.00        0.00        0.00
Open                                    0.00        0.00        0.00        0.00        0.00
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                 100.00      100.00      100.00      100.00      100.00
Balance of Mortgage Loans ($mm)         8.62        6.98        5.22        3.35        1.48
% OF CUT-OFF BALANCE                    0.78        0.63        0.47        0.30        0.13
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                 LOAN GROUP 2
-------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                           JANUARY     JANUARY     JANUARY     JANUARY     JANUARY     JANUARY     JANUARY   JANUARY
RESTRICTIONS                           2004        2005        2006        2007        2008        2009        2010      2011
--------------------------------- ----------- ----------- ----------- ----------- ----------- ----------- ----------- -----------
Locked out / Defeasance               100.00      100.00      100.00      100.00      100.00      100.00      100.00     100.00
Yield Maintenance                       0.00        0.00        0.00        0.00        0.00        0.00        0.00       0.00
Open                                    0.00        0.00        0.00        0.00        0.00        0.00        0.00       0.00
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                 100.00      100.00      100.00      100.00      100.00      100.00      100.00     100.00
Balance of Mortgage Loans ($mm)       226.01      224.17      221.99      219.53      216.78      131.49      129.25      78.77
% OF CUT-OFF BALANCE                  100.00       99.19       98.23       97.13       95.92       58.18       57.19      34.85
-------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                           JANUARY     JANUARY     JANUARY     JANUARY     JANUARY     JANUARY     JANUARY    JANUARY
RESTRICTIONS                           2012        2013        2014        2015        2016        2017        2018      2019
-------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance               100.00      100.00      100.00      100.00      100.00      100.00      100.00       0.00
Yield Maintenance                       0.00        0.00        0.00        0.00        0.00        0.00        0.00       0.00
Open                                    0.00        0.00        0.00        0.00        0.00        0.00        0.00       0.00
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                 100.00      100.00      100.00      100.00      100.00      100.00      100.00       0.00
Balance of Mortgage Loans ($mm)        77.20       75.53        5.56        5.43        5.29        5.14        4.98       0.00
% OF CUT-OFF BALANCE                   34.16       33.42        2.46        2.40        2.34        2.27        2.20       0.00
-------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                           JANUARY     JANUARY     JANUARY     JANUARY     JANUARY
RESTRICTIONS                           2020        2021        2022        2023        2024
-------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance                 0.00        0.00        0.00        0.00        0.00
Yield Maintenance                       0.00        0.00        0.00        0.00        0.00
Open                                    0.00        0.00        0.00        0.00        0.00
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                   0.00        0.00        0.00        0.00        0.00
Balance of Mortgage Loans ($mm)         0.00        0.00        0.00        0.00        0.00
% OF CUT-OFF BALANCE                    0.00        0.00        0.00        0.00        0.00
-------------------------------------------------------------------------------------------------------------------------------

(a) All tables calculated using modeling assumptions as described in prospectus supplement.
(b)  Differences in total may exist due to rounding.



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.
This material is furnished to you by the Lead Managers and not by the issuer of the securities. Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated are acting as the lead managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                         AVERAGE LIFE TABLE (IN YEARS)
(PREPAYMENTS LOCKED OUT THROUGH LOCK OUT PERIOD, DEFEASANCE PERIOD AND YIELD
               MAINTENANCE PERIOD THEN RUN AT THE INDICATED CPRS)
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PREPAYMENT ASSUMPTIONS (CPR)
              0% CPR      25% CPR      50% CPR      75% CPR      100% CPR
--------------------------------------------------------------------------------
  A-1          3.50       3.49           3.47         3.45         3.38
  A-2          5.70       5.69           5.68         5.65         5.50
  A-3          7.25       7.24           7.22         7.19         7.00
  A-4          9.70       9.69           9.67         9.65         9.46
  B            9.89       9.89           9.89         9.89         9.64
  C            9.89       9.89           9.89         9.89         9.64
  D            9.94       9.91           9.89         9.89         9.64
  E            9.98       9.98           9.94         9.89         9.64



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.
This material is furnished to you by the Lead Managers and not by the issuer of the securities. Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated are acting as the lead managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET

[MAP OMITTED]


 WA      ID       IA      MI       NY        ME      NV      UT      KS      MO      IL       OH      WV     PA       NJ      MA

5.91%   0.02%   0.13%    1.28%    11.97%    1.05%   4.11%   0.72%   0.03%   0.72%    8.63%   1.18%   0.27%   0.86%   2.75%   0.58%




  CA      AZ       NM      OK      AR      TN      SC      VA      NC      DC     MD      TX       MS       GA       FL

15.43%   0.60%   0.05%   0.01%    0.01%   0.02%   0.77%   7.01%   3.60%   5.61%  2.68%   11.41%   0.34%    0.09%   12.15%




[PIE CHART OMITTED]



Unanchored                    Manufactured      Self                   Anchored                       Mixed
  Retail       Industrial        Housing      Storage     Office      Retail (a)      Multifamily      Use         Hospitality

   3.38%          2.82%          1.99%         0.53%       37.47%        22.14%         19.30%         8.12%           4.25%


(a) Includes four CTL loans which account for approximately 1.68% of the total pool.



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.
This material is furnished to you by the Lead Managers and not by the issuer of the securities. Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated are acting as the lead managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET

DISTRIBUTION OF DSCR

-----------------------------------------------------------------------------
                          NUMBER OF                         % OF AGGREGATE
                           MORTGAGE       CUT-OFF DATE       CUT-OFF DATE
RANGE OF DSCR (X)(A)        LOANS           BALANCE            BALANCE
-----------------------------------------------------------------------------
 1.00x - 1.19x                 2       $   17,864,887            1.34%
 1.20 - 1.29                  20          336,588,783           25.24
 1.30 - 1.39                  18          191,655,471           14.37
 1.40 - 1.49                  13          169,851,605           12.74
 1.50 - 1.59                   6          158,243,327           11.87
 1.60 - 1.74                   6          100,209,754            7.51
 1.75 - 1.99                  10          249,880,855           18.74
 2.00 - 2.54                   6          109,354,190            8.20
                              --       --------------          ------
 TOTAL                        81       $1,333,648,872          100.00%
-----------------------------------------------------------------------------

(a) 2 Mortgage Loans were structured with corresponding subordinate B Notes. The balances of and any debt service on the B Notes are not included in the DSCR or LTV calculations.


DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCE
-----------------------------------------------------------------------------
                               NUMBER OF                     % OF AGGREGATE
CUT-OFF DATE PRINCIPAL          MORTGAGE     CUT-OFF DATE     CUT-OFF DATE
BALANCE ($)                      LOANS         BALANCE          BALANCE
-----------------------------------------------------------------------------
 $998,964 -- 1,999,999              6     $    9,485,972          0.71%
 2,000,000 -- 2,999,999             7         18,101,651          1.36
 3,000,000 -- 3,999,999             7         25,540,818          1.92
 4,000,000 -- 5,999,999             7         36,395,054          2.73
 6,000,000 -- 6,999,999             5         31,907,667          2.39
 7,000,000 -- 9,999,999             9         76,276,262          5.72
 10,000,000 -- 14,999,999          14        165,735,435         12.43
 15,000,000 -- 29,999,999          14        289,885,879         21.74
 30,000,000 -- 49,999,999           6        244,224,853         18.31
 50,000,000 -- 69,999,999           4        261,357,875         19.60
 70,000,000 -- 100,000,000          2        174,737,405         13.10
                                   --     --------------        ------
 TOTAL                             81     $1,333,648,872        100.00%
-----------------------------------------------------------------------------


DISTRIBUTION OF AMORTIZATION TYPE
--------------------------------------------------------------------------------
                                        NUMBER OF                % OF AGGREGATE
                                        MORTGAGE    CUT-OFF DATE  CUT-OFF DATE
AMORTIZATION TYPE                        LOANS         BALANCE       BALANCE
--------------------------------------------------------------------------------
 Amortizing Balloon                        59     $  797,800,654      59.82%
 Interest Only, then Amortizing Balloon    11        335,675,000      25.17
 Interest Only Balloon                      6        113,710,000       8.53
 Anticipated Repayment Date (a)             1         64,000,000       4.80
 Fully Amortizing                           4         22,463,218       1.68
                                           --     --------------     ------
 TOTAL                                     81     $1,333,648,872     100.00%
--------------------------------------------------------------------------------
(a)  Loan is interest only until October 7, 2006.


GEOGRAPHIC DISTRIBUTION
-----------------------------------------------------------------------------
                            NUMBER OF                         % OF AGGREGATE
                            MORTGAGED       CUT-OFF DATE       CUT-OFF DATE
LOCATION                   PROPERTIES         BALANCE            BALANCE
-----------------------------------------------------------------------------
 California                     60       $  205,809,437            15.43%
 Florida                        40          162,045,801            12.15
 New York                       12          159,684,494            11.97
 Texas                          24          152,235,086            11.41
 Illinois                        3          115,104,479             8.63
 Virginia                       11           93,483,501             7.01
 Washington                     18           78,830,139             5.91
 District of Columbia            2           74,838,886             5.61
 Nevada                          5           54,808,534             4.11
 North Carolina                  5           48,042,733             3.60
 New Jersey                      6           36,694,351             2.75
 Maryland                        6           35,699,865             2.68
 Michigan                        1           17,128,714             1.28
 Ohio                            1           15,700,000             1.18
 Maine                           1           13,972,676             1.05
 Other*                         50           69,570,176             5.22
                                --       --------------           ------
 GRAND TOTAL                   245       $1,333,648,872           100.00%
-----------------------------------------------------------------------------
*    Includes 16 states.


DISTRIBUTION OF LTV RATIOS
-----------------------------------------------------------------------------
                         NUMBER OF                         % OF AGGREGATE
                          MORTGAGE       CUT-OFF DATE       CUT-OFF DATE
RANGE OF LTV (%)(A)        LOANS           BALANCE            BALANCE
-----------------------------------------------------------------------------
 37.93 - 49.99%               6       $  116,895,216              8.77%
 50.00 - 59.99                8          140,826,141             10.56
 60.00 - 69.99               10          190,902,582             14.31
 70.00 - 74.99               25          354,526,858             26.58
 75.00 - 79.99               27          471,515,399             35.36
 80.00 - 89.17                5           58,982,676              4.42
                             --       --------------            ------
 TOTAL                       81       $1,333,648,872            100.00%
-----------------------------------------------------------------------------
(a) 2 Mortgage Loans were structured with corresponding subordinate B Notes. The balances of and any debt service on the B Notes are not included in the DSCR or LTV calculations.


DISTRIBUTION OF MORTGAGE INTEREST RATE
-----------------------------------------------------------------------------
                       NUMBER OF                         % OF AGGREGATE
RANGE OF MORTGAGE       MORTGAGE       CUT-OFF DATE       CUT-OFF DATE
   RATES (%)             LOANS           BALANCE            BALANCE
-----------------------------------------------------------------------------
 4.480 - 4.680%             2       $   67,702,915             5.08%
 4.681 - 4.999              4          134,591,467            10.09
 5.000 - 5.249             10          182,924,962            13.72
 5.250 - 5.449              5           35,579,452             2.67
 5.450 - 5.749             20          433,864,020            32.53
 5.750 - 5.999             14          196,909,008            14.76
 6.000 - 6.449             18          195,295,701            14.64
 6.450 - 6.910              6           64,038,754             4.80
 6.911 - 7.000              2           22,742,593             1.71
                           --       --------------           ------
 TOTAL                     81       $1,333,648,872           100.00%
-----------------------------------------------------------------------------


DISTRIBUTION OF REMAINING AMORTIZATION TERMS
-----------------------------------------------------------------------------
  RANGE OF
 REMAINING          NUMBER OF                         % OF AGGREGATE
AMORTIZATION         MORTGAGE       CUT-OFF DATE       CUT-OFF DATE
 TERMS (MOS)          LOANS           BALANCE            BALANCE
-----------------------------------------------------------------------------
 Interest Only           6       $  113,710,000            8.53%
 236 -- 260              4           20,163,607            1.51
 261 -- 300             14          157,367,285           11.80
 321 -- 340              1          100,000,000            7.50
 341 -- 360             56          942,407,981           70.66
                        --       --------------          ------
 TOTAL                  81       $1,333,648,872          100.00%
-----------------------------------------------------------------------------


DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
-----------------------------------------------------------------------------
  RANGE OF
ORIGINAL TERMS      NUMBER OF                         % OF AGGREGATE
 TO MATURITY         MORTGAGE       CUT-OFF DATE       CUT-OFF DATE
   (MOS)              LOANS           BALANCE            BALANCE
-----------------------------------------------------------------------------
 60                     12       $  170,055,469            12.75%
 81 -- 100              13          299,794,040            22.48
 101 -- 120             51          834,842,195            62.60
 180 -- 280              4           25,064,958             1.88
 281 -- 295              1            3,892,211             0.29
                        --       --------------           ------
 TOTAL                  81       $1,333,648,872           100.00%
-----------------------------------------------------------------------------


DISTRIBUTION OF REMAINING TERMS TO MATURITY
-----------------------------------------------------------------------------
  RANGE OF
REMAINING TERMS      NUMBER OF                         % OF AGGREGATE
  TO MATURITY         MORTGAGE       CUT-OFF DATE       CUT-OFF DATE
   (MOS)               LOANS           BALANCE            BALANCE
-----------------------------------------------------------------------------
 54-59                   12       $  170,055,469            12.75%
 60-84                   13          299,794,040            22.48
 85-114                   5          111,583,276             8.37
 115-119                 37          557,633,919            41.81
 120-139                  9          165,625,000            12.42
 140-199                  1            6,493,951             0.49
 200-292                  4           22,463,218             1.68
                         --       --------------           ------
 TOTAL                   81       $1,333,648,872           100.00%
-----------------------------------------------------------------------------


DISTRIBUTION OF PREPAYMENT PROVISIONS
-------------------------------------------------------------------------------
                               NUMBER OF                         % OF AGGREGATE
                                MORTGAGE       CUT-OFF DATE       CUT-OFF DATE
PREPAYMENT PROVISIONS            LOANS           BALANCE            BALANCE
-------------------------------------------------------------------------------
 Lockout/Defeasance                78       $1,184,318,083           88.80%
 Partial YM/Defeasance(a)           1          100,000,000            7.50
 Lockout/Greater of YM or 1%        2           49,330,789            3.70
                                   --       --------------          ------
 TOTAL/AVG./WTD.                   81       $1,333,648,872          100.00%
-------------------------------------------------------------------------------\
(a) The AFR/Bank of America Portfolio Loan permits defeasance with U.S. Treasuries after the second anniversary of the date on which the entire AFR/Bank of America Portfolio Whole Loan is securitized. Prior to this time, up to 13.6% of the AFR/Bank of America Portfolio Whole Loan may be prepaid subject to a yield maintenance premium upon the release of pre-identified properties.



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.
This material is furnished to you by the Lead Managers and not by the issuer of the securities. Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated are acting as the lead managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                     ANNEX D

                          GLOBAL CLEARANCE, SETTLEMENT
                        AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered GMAC Commercial Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2003-C3 (the "global securities") will be available only in book-entry form. Investors in the global securities may hold those global securities through any of DTC, Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Terms used but not defined in this Annex C have the meanings assigned to them in the prospectus supplement and the prospectus.

     Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in that capacity) and as DTC participants.

     Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All global securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired date between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     Trading between Clearstream or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the global securities in the U.S. from a DTC participant no later than one day before settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of global securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of certificates that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding) or substitute form. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI) (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or substitute form.

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding) or substitute form. Form W-8BEN may be filed by the Beneficial Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or, in the case of a Form W-8BEN or a Form W-8ECI filer, its agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN is effective for three calendar years and Form W-8ECI is effective for three calendar years.

     The term "U.S. person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

PROSPECTUS





                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

                                    Depositor

                       MORTGAGE PASS-THROUGH CERTIFICATES


THE DEPOSITOR MAY FROM TIME TO TIME ESTABLISH A TRUST AND ISSUE A SERIES OF CERTIFICATES REPRESENTING INTERESTS IN THAT TRUST.


THE CERTIFICATES IN A SERIES:


o    will be paid only from the assets of the trust created for that series; and


o may be divided into multiple classes of certificates having different rights as to payments, security and priority.


THE ASSETS UNDERLYING THE CERTIFICATES IN A SERIES WILL INCLUDE:


o    multifamily or commercial mortgage loans; or


o securities that evidence interests in or are secured by multifamily or commercial mortgage loans; or


o    a combination of mortgage loans and mortgage-backed securities.


YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 IN THIS PROSPECTUS.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


This prospectus may be used to offer and sell a series of certificates only if accompanied by the prospectus supplement for that series.


THE DATE OF THIS PROSPECTUS IS JULY 31, 2003

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT


     We provide information to you about the certificates in two separate documents that progressively provide more detail:

o this prospectus, which provides general information, some of which may not apply to your series of certificates; and

o the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

     o    the timing of interest and principal payments;

     o    financial and other information about the mortgage loans;

     o    any credit enhancement for each class;

     o    the ratings for each class; and

     o    the method for selling the certificates.

     THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, TOGETHER, PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. You can request information incorporated by reference from GMAC Commercial Mortgage Securities, Inc. at (215) 328-4622 or 200 Witmer Road, Horsham, Pennsylvania 19044-8015. See "Where You Can Find Additional Information" and "Incorporation of Information by Reference" in this prospectus. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     You can find a Glossary where capitalized terms used in this prospectus are defined beginning on page 115 in this prospectus.

                                TABLE OF CONTENTS

                                             PAGE
                                            -----
PROSPECTUS SUMMARY ......................      3
    The Mortgage Asset Pools and
       Other Assets of the Trusts .......      3
    The Mortgage Loan Sellers ...........      3
    The Master Servicer, the Special
       Servicer and the
       Administration of the Trusts .....      3
    The Certificates ....................      4
    Distributions to the
       Certificateholders ...............      4
    Interest ............................      4
    Principal ...........................      5
    Credit Support and Cash Flow
       Agreements .......................      5
    Ratings .............................      5

RISK FACTORS ............................      6
    It may not be possible to find an
       investor to purchase your
       certificates .....................      6
    The certificates will only be paid
       from trust assets ................      6
    The certificates are not
       guaranteed .......................      6
    Investment in commercial and
       multifamily mortgage loans is
       riskier than investment in
       single-family mortgage loans .....      6
    Modifications to mortgage loans
       or extensions of the maturity
       date agreed to by the servicer
       may not ultimately increase the
       present value of proceeds to
       certificateholders ...............      8
    Credit support is limited ...........      8
    Each class of certificates will
       have different yield and
       prepayment considerations ........      9
    Assignments of leases and rents
       may affect payments to
       certificateholders ...............     11
    Environmental conditions may
       subject the mortgaged property
       to liens or impose costs on the
       property owner ...................     11

                                             PAGE
                                            -----
DESCRIPTION OF THE TRUST ................     12
    Mortgage Loans ......................     12
    Default and Loss Considerations
    for the Mortgage Loans ..............     13
    Payment Provisions of the
       Mortgage Loans ...................     14
    Mortgage Loan Information in
     prospectus supplements .............     15
    MBS .................................     16
    Certificate Accounts ................     17
    Cash Flow Agreements ................     17

YIELD AND MATURITY
 CONSIDERATIONS .........................     18
    Pass-Through Rate ...................     18
    Purchase Price Consideration ........     18
    Payment Delays ......................     19
    Shortfalls in Collections of
       Interest .........................     19
    The Effects of Prepayments on
       Yield ............................     19
    Weighted Average Life and
       Maturity .........................     21
    Other Factors Affecting Yield,
       Weighted Average Life and
       Maturity .........................     23

THE DEPOSITOR ...........................     25

GMAC COMMERCIAL MORTGAGE CORPORATION ....     26

DESCRIPTION OF THE
 CERTIFICATES ...........................     26
    Distributions .......................     27
    Distributions of Interest on the
     Certificates .......................     27
    Distributions of Principal of the
     Certificates .......................     29
    Allocation of Losses and
       Shortfalls .......................     30
    Advances in Respect of
       Delinquencies ....................     30
    Reports to Certificateholders .......     31

                                               PAGE
                                              -----
    Termination; Retirement of
       Certificates .......................     33
    Book-Entry Registration and
       Definitive Certificates ............     33
THE POOLING AND
 SERVICING AGREEMENTS .....................     36
    Assignment of Mortgage Loans;
     Repurchases ..........................     36
 Representations and Warranties;
  Repurchases .............................     38
    Collection and other Servicing
     Procedures ...........................     39
    Sub-Servicers .........................     42
    Special Servicers .....................     42
    Certificate Account ...................     43
    Realization Upon Defaulted
       Mortgage Loans .....................     46
    Hazard Insurance Policies .............     48
    Due-on-Sale and
       Due-on-Encumbrance
       Provisions .........................     49
    Servicing Compensation and
       Payment of Expenses ................     49
    Evidence as to Compliance .............     50
    Matters Regarding the Master
       Servicer and the Depositor .........     51
    Events of Default .....................     52
    Rights Upon Event of Default ..........     53
    Amendment .............................     54
    The Trustee ...........................     55
    Duties of the Trustee .................     55
    Matters Regarding the Trustee .........     56
    Resignation and Removal of the
       Trustee ............................     56

DESCRIPTION OF CREDIT
 SUPPORT ..................................     57
    Subordinate Certificates ..............     57
    Insurance or Guarantees for
       Mortgage Loans .....................     58
    Letter of Credit ......................     58
    Certificate Insurance and Surety
       Bonds ..............................     58
    Reserve Funds .........................     59
    Credit Support for MBS ................     59

LEGAL ASPECTS OF
 MORTGAGE LOANS ...........................     59
    Types of Mortgage Instruments .........     60
    Leases and Rents ......................     60


                                               PAGE
                                              -----
    Personalty ............................     61
    Foreclosure ...........................     61
    Bankruptcy Laws .......................     65
    Environmental Considerations ..........     67
    Due-on-Sale and
       Due-on-Encumbrance .................     69
    Subordinate Financing .................     69
    Default Interest and Limitations
       on Prepayments .....................     70
    Applicability of Usury Laws ...........     70
    Soldiers' and Sailors' Civil Relief
       Act of 1940 ........................     70

FEDERAL INCOME TAX
 CONSEQUENCES .............................     72
    REMICs ................................     73
    Grantor Trusts ........................     93

STATE AND OTHER TAX
 CONSEQUENCES .............................    103

ERISA CONSIDERATIONS ......................    103
    Plan Asset Regulations ................    104
    Prohibited Transaction
       Exemption ..........................    105
    Representation from Investing
       Plans ..............................    108
    Tax Exempt Investors ..................    109

LEGAL INVESTMENT ..........................    109

USE OF PROCEEDS ...........................    111

METHOD OF DISTRIBUTION ....................    111

LEGAL MATTERS .............................    113

FINANCIAL INFORMATION .....................    113

WHERE YOU CAN FIND
 ADDITIONAL
 INFORMATION ..............................    113

REPORTS TO
 CERTIFICATEHOLDERS .......................    113

INCORPORATION OF
 INFORMATION BY
 REFERENCE ................................    114

RATING ....................................    114

GLOSSARY ..................................    115

                               PROSPECTUS SUMMARY

This summary highlights selected information from this document. To understand all of the terms of the offering of the certificates, you should carefully read this entire document and the accompanying prospectus supplement.

THE MORTGAGE ASSET POOLS AND OTHER ASSETS OF THE TRUSTS

The depositor will from time to time deposit a pool of mortgage assets and related property and interests into a trust.

The mortgage assets for each series of certificates may consist of mortgage loans with various payment provisions and related rights and limitations. See "Description of the Trust--Payment Provisions of the Mortgage Loans" in this prospectus.

The mortgage assets for each series of certificates also may include or consist of mortgage-backed securities. These mortgage-backed securities will represent an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans in this prospectus. See "Description of the Trust--MBS" in this prospectus.

The mortgage loans will be secured by first or junior liens on multifamily residential properties or commercial properties. The mortgage loans may be secured by liens on real estate projects under construction. See "Description of the Mortgage Pool" in your prospectus supplement for a description of the mortgage asset pool applicable to your series of certificates.


THE MORTGAGE LOAN SELLERS

The depositor will purchase the mortgage loans for each series of certificates from the mortgage asset seller or sellers specified in your prospectus supplement. Some or all of the mortgage loans in any trust may have been originated by GMAC Commercial Mortgage Corporation, another affiliate of the depositor or the depositor. See "Description of the Trust--Mortgage Loans" in this prospectus.


THE MASTER SERVICER, THE SPECIAL SERVICER AND THE ADMINISTRATION OF THE TRUSTS

If a trust includes mortgage loans, then your prospectus supplement will name the servicer or the master servicer for that trust. The master servicer for any series of certificates may be GMAC Commercial Mortgage Corporation or another affiliate of the depositor. If a trust includes mortgage loans, then your prospectus supplement will also name any special servicer for that trust or will describe the circumstances under which a special servicer may be appointed or replaced.

The master servicer may also be the special servicer for that series and, in that dual capacity, would be referred to as the servicer. A special servicer for any series may be an affiliate of the depositor, the master servicer or an underwriter. See "GMAC Commercial Mortgage Corporation" and "The Pooling and Servicing Agreements-- Matters Regarding the Master Servicer and the Depositor" in this prospectus.

If a trust includes mortgage-backed securities, then your prospectus supplement will name the entity responsible for administering those mortgage-backed securities. If an entity other than the trustee or the master servicer is the mortgage-backed securities administrator, that entity will be referred to as the manager in this prospectus. The manager for any series of certificates may be an affiliate of either the depositor or the master servicer. See your prospectus supplement for a description of the servicing and administration of the mortgage-backed certificates and the trust related to your certificates.


THE CERTIFICATES

Each trust will issue a series of certificates. A series of certificates may consist of a single class of certificates entitled to all of the principal and interest up to a specified rate on the mortgage assets in the related trust.

Alternatively, a series of certificates may consist of multiple classes. If the series of certificates has multiple classes, the prospectus supplement for that series will set forth for each class of certificates:

o    the initial principal balance if that class receives principal;

o    the initial interest rate if that class receives interest;

o    whether that class is subordinated;

o whether each class will receive distributions from all or a portion of the mortgage loans; and

o any other characteristics of that class and any limitations on the payments to be made to each class of certificates. See "Description of the Certificates" in this prospectus.


DISTRIBUTIONS TO THE CERTIFICATEHOLDERS

Principal and interest will be paid on a distribution date which may occur monthly or on other scheduled dates over the life of the certificates. The distribution date or dates for each will be described in the related prospectus supplement.


INTEREST

Each certificate of a series will be entitled to receive payments of interest to the extent described in the accompanying prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

o    priority in receiving interest payments;

o    payment dates;

o    interest rates; or

o    methods for computing interest.

Each class of certificates may have a fixed or variable interest rate. Some classes may not be entitled to receive any distributions of interest. Some classes may not be entitled to distributions of interest until after the occurrence of specific events, such as the retirement of one or more other classes of certificates. The interest that is accrued on these certificates will either be added to their certificate balance or otherwise deferred as described in your prospectus supplement. Distributions of interest on some classes may be reduced to the extent of delinquencies, losses or other contingencies described in this prospectus and in your prospectus supplement. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations," "Yield and Maturity Considerations-- Shortfalls in Collections of Interest" and "Description of the Certificates-- Distributions of Interest on the Certificates" in this prospectus.

PRINCIPAL

Each certificate of a series will be entitled to receive payments of principal as described in your prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

o    its priority of principal payments;

o    periods during which certificateholders receive principal payments;

o the amount of scheduled principal it is entitled to receive on each payment date; or

o    the amount of prepayments it is entitled to receive on each payment date.

NOT ALL CERTIFICATES WILL RECEIVE PRINCIPAL ON EACH DISTRIBUTION DATE AND SOME CLASSES MAY NOT BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL.


CREDIT SUPPORT AND CASH FLOW AGREEMENTS

One or more classes of certificates in a series may be protected in part by some form of credit support.

The accompanying prospectus supplement will provide the following information:

o    whether credit support covers any classes of certificates;

o    the type, amount and extent of coverage;

o    the identity of any entity providing the coverage; and

o    the terms of any subordination.

Any credit enhancement will be limited and certificateholders will bear any losses allocated after the credit enhancement coverage for a particular class is depleted. See "Risk Factors-- Credit support is limited," "Description of Credit Support" and "Description of the Trust--Cash Flow Agreements" in this prospectus.


RATINGS

At issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies. See "Rating" in this prospectus and in your prospectus supplement.

                                  RISK FACTORS

     You should consider the following risk factors in addition to the risk factors in the prospectus supplement in deciding whether to purchase any of the certificates.


IT MAY NOT BE POSSIBLE TO FIND AN       The underwriters may assist in resales
INVESTOR TO PURCHASE YOUR               of certificates, but they are not
CERTIFICATES                            required to do so. A secondary market
                                        for your certificates may not develop.
                                        If a secondary market does develop, it
                                        might not continue or it might not be
                                        sufficiently liquid to allow you to
                                        resell any of your certificates.
                                        Illiquidity also could have an adverse
                                        effect on the market value of your
                                        certificates. The related prospectus
                                        supplement will state whether the
                                        certificates will be listed on any
                                        securities exchange.

THE CERTIFICATES WILL ONLY BE PAID      The certificates will represent
FROM TRUST ASSETS                       interests only in the trust established
                                        for that series. The certificates will
                                        not represent an obligation of the
                                        depositor, GMAC Commercial Mortgage
                                        Corporation or any of their affiliates.
                                        Payments on the mortgage assets included in the trust and any credit support will be the only source of payments to you.
                                        If those amounts are insufficient to
                                        make required payments of interest or
                                        principal or both to you, there is no
                                        other source of payments. As a result,
                                        payments to you may be reduced or
                                        delayed and you may experience losses on your certificates.

THE CERTIFICATES ARE NOT                Unless so specified in your prospectus
GUARANTEED                              supplement, no governmental agency or
                                        any other person guarantees or insures
                                        payments on the certificates of a
                                        particular series or any of the
                                        underlying mortgage assets. The
                                        depositor, the mortgage loan seller(s),
                                        the master servicer and the special
                                        servicer will have limited obligations
                                        and will not be obligated to make
                                        payments on the certificates. See "The
                                        certificates will only be paid from
                                        trust assets" above.

INVESTMENT IN COMMERCIAL AND            Each trust generally will consist of a
MULTIFAMILY MORTGAGE LOANS IS           smaller number of higher balance loans
RISKIER THAN INVESTMENT IN              than would a pool of single-family loans
SINGLE-FAMILY MORTGAGE LOANS            of comparable aggregate unpaid principal
                                        balance. Accordingly, the concentration
                                        of default, foreclosure and loss risks
                                        in individual mortgage loans in a
                                        particular trust generally will be
                                        greater than for pools of single-family
                                        loans. A description of material
                                        considerations associated with
                                        investments in mortgage loans is
                                        included in this prospectus under "Legal
                                        Aspects of Mortgage Loans." See also
                                        "Description of the Trust--Default and
                                        Loss Considerations for the Mortgage
                                        Loans" in this prospectus.

                                        In contrast to single-family loans, the
                                        ability of a borrower to repay a loan
                                        secured by an income-producing property
                                        typically depends mainly on the
                                        operating income produced by that
                                        property, not on the independent income
                                        or assets of the borrower. If the net
                                        operating income of the property is
                                        reduced, the borrower's ability to repay the loan may be impaired and losses may be realized on the mortgage loans. As a result, mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss, delinquency and foreclosure than loans made on the security of owner-occupied single-family residential property.

                                        Your investment in the certificates will subject you to the risks of owning an interest in commercial and multifamily real estate. Your investment in the mortgage assets may be adversely affected by factors that affect the value of interests in real property and of loans secured by those interests including:

                                        o    changes in general or local
                                             economic conditions or specific
                                             industry segments;

                                        o    declines in real estate values;

                                        o    declines in rental or occupancy
                                             rates;

                                        o    increases in interest rates, real
                                             estate tax rates and other
                                             operating expenses;

                                        o    changes in governmental rules,
                                             regulations and fiscal policies,
                                             including environmental
                                             legislation; and

                                        o    natural disasters and civil
                                             disturbances such as earthquakes,
                                             hurricanes, floods, eruptions or
                                             riots.

                                        Factors that adversely affect the
                                        mortgage assets for a particular series
                                        may cause the rates of delinquencies,
                                        foreclosures and losses on those
                                        mortgage assets to be higher than would
                                        otherwise be the case. To the extent
                                        your certificates are not covered by
                                        credit support, you will bear all of the risks resulting from defaults by borrowers.

MODIFICATIONS TO MORTGAGE LOANS         To maximize recoveries on defaulted
OR EXTENSIONS OF THE MATURITY           mortgage loans, the master servicer or a
DATE AGREED TO BY THE SERVICER          special servicer may, under certain
MAY NOT ULTIMATELY INCREASE THE         limited circumstances, extend the
PRESENT VALUE OF PROCEEDS TO            maturity date of and otherwise modify
CERTIFICATEHOLDERS                      mortgage loans that are in default or as
                                        to which a payment default is reasonably foreseeable. See "The Pooling and
                                        Servicing Agreements--Realization Upon
                                        Defaulted Mortgage Loans" in this
                                        prospectus. There is no guarantee,
                                        however, that an extension or
                                        modification will in fact increase the
                                        present value of receipts from, or
                                        proceeds of, the affected mortgage
                                        loans.

                                        See "Description of the Mortgage Pool"
                                        in the accompanying prospectus
                                        supplement for a description of these or other types of special risk loans in the mortgage asset pool applicable to your certificates.

CREDIT SUPPORT IS LIMITED               The prospectus supplement for your
                                        series of certificates may specify that
                                        credit support will provide protection
                                        against losses on the underlying
                                        mortgage assets up to specified amounts
                                        and for the benefit of specified classes of certificates. If any losses are incurred on the mortgage loans that are not covered by the credit enhancement for your class of certificates, you will bear the risk of these losses. See
                                        "Credit Support" in your prospectus
                                        supplement for a description of any
                                        forms of credit support that apply to
                                        your certificates.


                                        Although credit support is intended to
                                        reduce the likelihood of temporary
                                        shortfalls on the certificates, you
                                        should be aware that:

                                        o    The amount of coverage usually is
                                             limited.

                                        o    The amount of coverage usually will
                                             be reduced over time according to a
                                             schedule or formula.

                                        o    Credit support may not cover all
                                             potential losses on the mortgage
                                             loans. For example, credit support
                                             may not cover loss by reason of
                                             fraud or negligence by a mortgage
                                             loan originator or other parties.

                                        o    Credit support may provide coverage
                                             only to some certificates and not
                                             other certificates of the same
                                             series. If principal payments on
                                             one or more classes are made in a
                                             specified order of priority, any
                                             related credit support may be
                                             exhausted before the principal of
                                             the later paid classes has been
                                             repaid in full. As a result, losses
                                             and shortfalls experienced on the
                                             mortgage assets may have a greater
                                             impact upon those classes having a
                                             later right of payment.

                                        o    If the applicable rating agencies
                                             believe that the rating on the
                                             certificates will not be adversely
                                             affected, credit support may be
                                             reduced or terminated without the
                                             consent of certificateholders.

                                        o    The loss experience on the related
                                             mortgage assets underlying your
                                             certificates may exceed the levels
                                             of losses covered by the amount of
                                             credit support for your
                                             certificates. If this happens, you
                                             will bear the losses on the
                                             mortgage assets in excess of
                                             available credit support for your
                                             class. See "Description of the
                                             Certificates--Allocation of Losses
                                             and Shortfalls" and "Description of
                                             Credit Support" in this prospectus.

EACH CLASS OF CERTIFICATES WILL         The price you paid for your certificates
HAVE DIFFERENT YIELD AND                and the rate of principal payments on
PREPAYMENT CONSIDERATIONS               the mortgage assets in the applicable
                                        trust will affect the yield to maturity
                                        of your certificates. The rate of
                                        principal payments depends on scheduled
                                        payments of interest and principal, the
                                        rate of prepayments, liquidations due to defaults and repurchases. If the rate of prepayments on the mortgage assets related to your certificates is higher or lower than you anticipated, the yield to maturity on your certificates may be adversely affected. The yield on some types of certificates is more sensitive to variations in prepayments than others. For example, certificates that receive only payments of interest are especially sensitive to variations in the rate of prepayments. If the rate of prepayments is high, or if a redemption or call feature of the certificates or the underlying mortgage assets occurs, the holders of these certificates may not fully recover their initial investment.
                                        In addition, the following types of
                                        certificates also may be particularly
                                        sensitive to the rate of prepayment on
                                        the related mortgage assets:

                                        o    classes that receive distributions
                                             of interest or principal commencing
                                             only after the occurrence of
                                             specific events;

                                        o    classes that are only entitled to
                                             receive distributions of interest
                                             accrued on a notional principal
                                             balance;

                                        o    classes that are entitled to
                                             receive disproportionately small or
                                             no interest distributions;

                                        o    certificates with a pass-through
                                             rate that fluctuates inversely with
                                             an index; or

                                        o    classes of a series that includes
                                             multiple classes of certificates.

                                        The rate of principal payments on groups of mortgage loans varies within and among pools. Principal payments are influenced by economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the mortgage loans, such as provisions that prohibit voluntary prepayments during specified periods or impose penalties on voluntary prepayments. There is no guarantee as to the actual rate of prepayment on the mortgage assets in any trust, or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. See "Yield and Maturity Considerations" in this prospectus. See also "Risk Factors" and "Yield and Maturity Considerations" in your prospectus supplement for more information concerning the prepayment risks applicable to your certificates.

ASSIGNMENTS OF LEASES AND RENTS         If a mortgaged property is subject to
MAY AFFECT PAYMENTS TO                  leases, the related mortgage loan
CERTIFICATEHOLDERS                      typically will be secured by an
                                        assignment of leases and rents. Under
                                        this assignment, the borrower assigns
                                        its right under the leases to the lender and upon default, the lender is entitled to collect rents.

                                        Some state laws may require the lender
                                        to take possession of the mortgaged
                                        property and obtain a judicial
                                        appointment of a receiver before the
                                        lender is entitled to collect rents. The lender's ability to collect rents also may be adversely affected if bankruptcy or similar proceedings are commenced by or against a borrower. If a lender is prevented or delayed in collecting rents, payments on your certificates may be reduced or delayed. See "Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

ENVIRONMENTAL CONDITIONS MAY            Real property pledged as security for a
SUBJECT THE MORTGAGED PROPERTY          mortgage loan may be subject to
TO LIENS OR IMPOSE COSTS ON THE         environmental risks. Undersome state
PROPERTY OWNER                          laws, contamination of real property may
                                        give rise to a lien on the property to
                                        assure the costs of cleanup. In several
                                        states, that lien has priority over an
                                        existing mortgage lien on the property.
                                        In addition, under the laws of some
                                        states and under the federal
                                        Comprehensive Environmental Response,
                                        Compensation and Liability Act of 1980,
                                        a lender, either before or after
                                        foreclosure of the mortgage, may be
                                        liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property. This liability may exist if agents or employees of the lender have become sufficiently involved in the operations of the borrower. This liability may exist regardless of whether the environmental damage or threat was caused by the borrower or a prior owner.

                            DESCRIPTION OF THE TRUST

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust to be formed by the depositor. The primary assets of each trust will be mortgage loans or a combination of mortgage loans and mortgage-backed securities or MBS. Each mortgage asset will be selected by the depositor for inclusion in a trust from among those purchased, either directly or indirectly, from a mortgage asset seller. The mortgage asset seller may or may not be the originator of that mortgage loan or the issuer of that MBS. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust.


MORTGAGE LOANS

     The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of:

o multifamily properties that are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or

o commercial properties that are office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or other types of income-producing properties or unimproved land.

     The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Each mortgage will create a lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then the term of any leasehold will exceed the term of the mortgage note by the period specified in the related prospectus supplement. The originator of any mortgage loan may be the depositor, GMAC Commercial Mortgage Corporation, another affiliate of the depositor, an affiliate of the underwriter or an unrelated party.

     Mortgage assets for a series of certificates may include mortgage loans secured by junior liens. The loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date the certificates are issued. The related prospectus supplement will include as to each delinquent or non-performing mortgage loan,

o available information as to the period of the delinquency or non-performance;

o    any forbearance arrangement then in effect;

o    the condition of the related mortgaged property; and

o the ability of the mortgaged property to generate income to service the mortgage debt.


     DEFAULT AND LOSS CONSIDERATIONS FOR THE MORTGAGE LOANS

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on the loan.

     Annual debt service means for any mortgage loan, 12 times the monthly payment in effect as of the cut-off date or, for any mortgage loans that pay interest only for a period of time, 12 times the monthly payment in effect at the end of the interest only period.

     The Underwritten Cash Flow of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income, and for a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative, may be affected by the condition of the applicable real estate market or area economy or both. In addition, properties typically leased, occupied or used on a short-term basis, such as some health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. As a result, the Underwritten Cash Flow of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. In some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Underwritten Cash Flow to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default.

     Unless more specifically described in the related prospectus supplement, the value of a mortgaged property will be its fair market value determined in an appraisal obtained by the originator at the origination of the loan. The lower the Loan-to-value Ratio, the greater the borrower's equity in a mortgaged property, and the greater the incentive of the borrower to perform under the terms of the related mortgage loan to protect its equity and the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value.

     Appraised values of income-producing properties are typically based on:

o the market comparison method based on recent resale values of comparable properties at the date of the appraisal;

o the cost replacement method based on the cost of replacing the property at that date;

o the income capitalization method based on a projection of value of the property's projected net cash flow; or

o    a selection from or interpolation of the values derived from these methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will also be affected and a liquidation loss may occur.

     While the depositor believes that the considerations described above are important factors in assessing credit risk on loans secured by liens on income-producing real estate, there can be no assurance that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans."


     PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     To the extent specified in the related prospectus supplement, all of the mortgage loans will have had original terms to maturity of not more than 40 years and provide for scheduled payments of principal, interest or both, to be made on specified due dates that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan:

o may provide for no accrual of interest or for accrual of interest at a mortgage rate that is fixed over its term, that adjusts from time to time or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate or from a fixed to an adjustable mortgage rate,

o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of specific events, and may permit negative amortization,

o may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

o may prohibit prepayments over its term or for a specified lock-out period which ends on a lock-out date or may require payment of a prepayment premium consisting of a premium or a yield maintenance penalty in connection with prepayments, or both, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain an equity participation provision that entitles the lender to a share of appreciation in value of the related mortgaged property, or profits realized from the operation or disposition of the mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.


     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information about the mortgage loans in the related trust, which may include the following:

o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

o the type or types of property that provide security for repayment of the mortgage loans,

o the earliest and latest origination date and maturity date of the mortgage loans,

o the original and remaining terms to maturity of the mortgage loans, or ranges of assigned and remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

o the Loan-to-value Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Loan-to-value Ratios, and the weighted average of the Loan-to-value Ratios,

o the mortgage rates borne by the mortgage loans, or range of mortgage rates, and the weighted average mortgage rate borne by the mortgage loans,

o for mortgage loans with adjustable mortgage rates or ARM loans, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the mortgage loan,

o information regarding the payment characteristics of the mortgage loans, such as balloon payment and other amortization provisions, lock-out periods and prepayment premiums,

o the Debt Service Coverage Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios,

o the geographic distribution of the mortgaged properties on a state-by-state basis, and

o information describing material provisions of leases and the nature of tenants of the mortgaged properties.

     If the depositor is unable to provide the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement. Specific information will be provided in a report which will be available to purchasers of those certificates at or before their initial issuance and prior to sales of the offered certificates and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following the issuance.


     MBS

     MBS may include:

o private-label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any agency or instrumentality of the United States; or

o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation or FHLMC, the Federal National Mortgage Association or the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation. To the extent described in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued under an MBS agreement consisting of a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. Either or both of the issuer of the MBS and the servicer of the underlying mortgage loans will have entered into the MBS agreement, with a trustee, or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions on the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a specified date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided for the

MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and usually will have been established on the basis of the requirements of any nationally recognized statistical rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available,

o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust,

o the original and remaining term to stated maturity of the MBS, if applicable,

o the pass-through or bond rate of the MBS or the formula for determining those rates,

o    the payment characteristics of the MBS,

o    the MBS issuer, MBS servicer and MBS trustee, as applicable,

o    a description of the credit support, if any,

o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased before their maturity,

o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

o the type of mortgage loans underlying the MBS and, to the extent available to the depositor and appropriate under the circumstances, other information about the underlying mortgage loans described under "--Mortgage Loan Information in prospectus supplements," and

o    the characteristics of any cash flow agreements that relate to the MBS.


     CERTIFICATE ACCOUNTS

     Each trust will include one or more certificate accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced or the mortgage assets and other assets in the trust will be deposited into the certificate account(s) to the extent described in this prospectus and in the related prospectus supplement. See "The Pooling and Servicing Agreements--Certificate Account."


     CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust will include guaranteed investment contracts under which moneys held in the funds and accounts established for the series will be invested at a specified rate. The trust may also include other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any cash flow agreement, including provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the cash flow agreement.

                        YIELD AND MATURITY CONSIDERATIONS

     The yield on any certificate offered hereby will depend on the price paid by the holder, the pass-through rate of interest at which the certificate accrues interest and the amount and timing of distributions on the certificate. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations." The following discussion contemplates a trust that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can be expected to have the same effect on the yield to maturity and weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.


     PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust. The prospectus supplement for any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate, as well as the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates.

     The prospectus supplement will also indicate whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under any cash flow agreement consisting of:

o guaranteed investment contracts under which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

o other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuation on the mortgage assets or on one or more classes of certificates.


     PURCHASE PRICE CONSIDERATION

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust are in turn distributed on those certificates or, in the case of a class of stripped interest certificates, result in the reduction of the notional amount thereof. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust could result in an actual yield to you that is lower than the anticipated yield. You should also consider, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount or premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower or faster than the rate you anticipated during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase or decrease in the rate of principal payments.


     PAYMENT DELAYS

     For each series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to certificateholders on the date they were due.


     SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is typically charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued and distributable on any series of certificates on any distribution date will typically correspond to interest accrued on the mortgage loans to their respective due dates during the related due period. As more specifically described in the prospectus supplement for a series of certificates, a due period will be a specified time period running from a specified day of one month to the immediately preceding day of the next month, inclusive. All scheduled payments on the mortgage loans in the related trust that are due during a given due period will, to the extent received by a specified date called the determination date or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of the series on the next distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest thereon to the due date for that mortgage loan in the related due period, then the interest charged to the borrower net of servicing and administrative fees may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. To the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on that class will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any shortfalls will be allocated among the classes of certificates of that series. The related prospectus supplement will also describe any amounts available to offset shortfalls.


     THE EFFECTS OF PREPAYMENTS ON YIELD

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust and the allocation of those payments to reduce the principal balance or notional amount, if applicable, of the certificate. The rate of principal payments on the mortgage loans in any trust will be affected by the amortization schedules thereof. In the case of ARM loans, amortization schedules may change periodically to accommodate adjustments to the mortgage rates of those loans, the dates on which any balloon payments are due, and the rate of principal prepayments. Because the rate of principal prepayments on the mortgage loans in any trust will depend on future events and a variety of factors, no assurance can be given as to that rate.

     Principal prepayments include:

     o    voluntary prepayments by borrowers;

     o prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties; and

     o    purchases of mortgage loans out of the related trust.

     A lower than anticipated rate of principal prepayments on the mortgage loans in the related trust will negatively affect the yield to investors in any class of certificates that are stripped principal certificates. A higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in any class of certificates that are stripped interest certificates. In general, the notional amount of a class of stripped interest certificates will either be based on the principal balances of some or all of the mortgage assets in the related trust or equal to the initial stated principal amounts or certificate balance of one or more of the other classes of certificates of the same series. If the offered certificates of a series include any stripped interest certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on those certificates. The purpose of the tables are to illustrate the sensitivity of yields to various constant assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     The depositor is not aware of any publicly available or authoritative statistics that relate to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust may be affected by a number of factors, including:

o    the availability of mortgage credit,

o the relative economic vitality of the area in which the mortgaged properties are located,

o    the quality of management of the mortgaged properties,

o    the servicing of the mortgage loans,

o    possible changes in tax laws, and

o    other opportunities for investment.

     In addition, the rate of principal payments on the mortgage loans in any trust may be affected by

     o    the existence of lock-out periods;

     o requirements that principal prepayments be accompanied by prepayment premiums; and

     o the extent to which those prepayment premium provisions may be practicably enforced.

     To the extent enforceable, prepayment premium provisions could constitute either an absolute prohibition in the case of a lock-out period or a disincentive in the case of a prepayment premium to a borrower's voluntarily prepaying its mortgage loan.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the interest rate specified in the mortgage loan, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on those ARM loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either converting to a fixed rate loan and thereby locking in the rate or taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions, some borrowers may sell mortgaged properties to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties before the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust, as to the relative importance of those factors, as to the percentage of the principal balance of those mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.


     WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Unless more specifically described in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments is paid to that class. For this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate or CPR prepayment model or the Standard Prepayment Assumption or SPA prepayment model. CPR represents an assumed constant rate of prepayment each month expressed as an annual percentage relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month expressed as an annual percentage of the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.


     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. As a result, it is unlikely that the prepayment experience of the mortgage loans included in any trust will conform to any particular level of CPR or SPA.


     The prospectus supplement for each series of certificates will contain tables, if applicable, specifying the projected weighted average life of each class of offered certificates of that series and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement. The assumptions will include assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

     OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity.

     Some or all of the mortgage loans included in a trust may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, mortgage loans that require balloon payments may default at maturity, or the maturity of a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of those certificates and, if those certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization.

     The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on the loan would, in the case of an ARM loan, be expected during a period of increasing interest rates to amortize at a slower rate and perhaps not at all than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the certificate balance thereof. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which any negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM loan that:

o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate,

o provides that its scheduled payment will adjust less frequently than its mortgage rate, or

o provides for constant scheduled payments even if its mortgage rate has been adjusted.

     Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage rate, thereby resulting in the accelerated amortization of the mortgage loan. Any acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust of mortgage loans that permit negative amortization, will depend upon whether that offered certificate was purchased at a premium or a discount and the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of a stripped interest certificate, delay or accelerate the reduction of the notional amount thereof. See "--The Effects of Prepayments on Yield" above.

     Foreclosures and Payment Plans.

     The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made for the mortgage loans, including the use of payment plans before a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and on the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets.

     The yield to holders of the offered certificates of any series will directly depend on the extent to which those holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust and the timing of those losses and shortfalls. The earlier that any loss or shortfall occurs, usually the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations may be effected by a reduction in the entitlements to interest and certificate balances of one or more of those classes of certificates, or by establishing a priority of payments among those classes of certificates or both.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust.

     Additional Certificate Amortization.

     In addition to entitling the holders thereof to a specified portion, which may, during specified periods, range from none to all, of the principal payments received on the mortgage assets in the related trust, one or more classes of certificates of any series, including one or more classes of offered certificates of that series, may provide for distributions of principal from:

o amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates on which distributions of interest may not commence until the occurrence of specific events, such as the retirement of one or more other classes of certificates,

o    Excess Funds or

o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources is likely to have any material effect on the rate at which the certificates are amortized and the yield to be realized on the certificates.

     Optional Early Termination.

     If provided in the related prospectus supplement, the master servicer, the depositor or the holder of the residual interest in a REMIC may at its option either effect early retirement of a series of certificates through the purchase of the assets in the related trust or purchase, in whole but not in part, the certificates specified in the related prospectus supplement. The optional termination would occur under the circumstances and in the manner described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus and in the related prospectus supplement. Any early retirement of a class of offered certificates would shorten their weighted average life and, if those certificates were purchased at premium, reduce the yield realized on those certificates.


                                 THE DEPOSITOR


     GMAC Commercial Mortgage Securities, Inc. is a wholly-owned subsidiary of GMAC Commercial Mortgage Corporation which is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., a Michigan corporation. The depositor was incorporated in the State of Delaware on June 22, 1995. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor maintains its principal office at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-3164. The depositor does not have, nor is it expected in the future to have, any significant assets.

                      GMAC COMMERCIAL MORTGAGE CORPORATION

     Unless we tell you otherwise in the related prospectus supplement, GMAC Commercial Mortgage Corporation, an affiliate of GMAC Commercial Mortgage Corporation and a corporation duly organized and existing under the laws of the State of California, will act as the master servicer or manager for each series of certificates.

     GMAC Commercial Mortgage Corporation originates mortgage loans through its own originating network and buys mortgage loans primarily through its branch network and also from mortgage loan originators or sellers nationwide. GMAC Commercial Mortgage Corporation services mortgage loans for its own account and for others. GMAC Commercial Mortgage Corporation's principal executive offices are located at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622. GMAC Commercial Mortgage Corporation conducts operations from its headquarters in Pennsylvania and from offices located in California, Colorado, the District of Columbia, Illinois, Michigan, Minnesota, Missouri, Nebraska, New York, Ohio, Texas, Virginia, Washington and Wisconsin.


                         DESCRIPTION OF THE CERTIFICATES

     Each series of certificates will represent the entire beneficial ownership interest in the trust created under the related pooling and servicing agreement or other agreement specified in the related prospectus supplement. Either agreement is referred to as a pooling and servicing agreement. The certificates of each series may consist of one or more classes of certificates that:

o provide for the accrual of interest on the certificate balance or notional amount at a fixed, variable or adjustable rate;

o    constitute senior certificates or subordinate certificates;

o constitute stripped interest certificates or stripped principal certificates;

o provide for distributions of interest or principal that begins only after the occurrence of specified events, such as the retirement of one or more other classes of certificates of the series;

o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust;

o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

o provide for distributions based on collections on the mortgage assets in the related trust attributable to prepayment premiums and equity participations.

     A class of certificates may have two or more component parts that each have different characteristics. For example, a class of certificates may have a certificate balance on which it accrues interest at a fixed, variable or adjustable rate. The same class of certificates may also have features of a stripped interest certificate that entitles its holders to distributions of interest accrued on a notional amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its certificate balance at one fixed, variable or adjustable rate and on another portion of its certificate balance at a different fixed, variable or adjustable rate.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of classes of stripped interest certificates or REMIC residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. One or more classes of offered certificates of any series may be issued as definitive certificates in fully registered, definitive form or may be offered as book-entry certificates in book-entry format through the facilities of The Depository Trust Company or DTC. If issued as definitive certificates, the offered certificates of each series may be transferred or exchanged at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Any transfer or exchange of the certificates must comply with any restrictions on transfer described in the related prospectus supplement. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

     DISTRIBUTIONS

     The trustee will make distributions on the certificates of each series on each distribution date from the Available Distribution Amount for that series on that distribution date. The distribution date for a series of certificates will be a specified day of each month, or, if that day is not a business day, the next business day, beginning in the month specified in the related prospectus supplement.

     To the extent specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the record date or last business day of the month preceding the month in which the applicable distribution date occurs. All distributions on each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class in proportion to the respective percentage interests evidenced thereby to the extent specified in the related prospectus supplement. Payments may be made by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities, if the certificateholder has provided the person required to make the payments with wiring instructions no later than the related record date or another date specified in the related prospectus supplement and the certificateholder holds certificates in any requisite amount or denomination specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. However, the final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

     DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than stripped principal certificates that are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest and other than some classes of REMIC residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Interest on the certificates of each series will be calculated on the basis described in the related prospectus supplement.

     A class of accrual certificates will be entitled to distributions of accrued interest beginning only on the distribution date, or under the circumstances, specified in the related prospectus supplement. Some classes of stripped principal certificates or REMIC residual certificates are not entitled to any distributions of interest. Distributions of interest on all other classes of certificates will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, to the extent of the portion of the Available Distribution Amount allocable to that class on that distribution date.

     Before the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

     Stripped interest certificates are entitled to distributions of interest, with disproportionate, nominal or no distributions or principal. To the extent described in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be calculated like the Accrued Certificate Interest for other classes except that it will accrue on a notional amount rather than a certificate balance. The notional amount is either based on the principal balances of some or all of the mortgage assets in the related trust or equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount for a class of stripped interest certificates is solely for convenience in making calculations and does not represent the right to receive any distributions of principal.

     The amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, one or more classes of the certificates of a series may be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity Considerations--Shortfalls in Collections of Interest," exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

     The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, a class of offered certificates may be reduced as a result of any other contingencies. These contingencies include delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations" and "Yield and Maturity Considerations--Shortfalls in Collections of Interest."

     DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of REMIC residual certificates, will have a certificate balance. The certificate balance for a class, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made to that class. If provided in the related prospectus supplement, the outstanding certificate balance of a class will be reduced further by any losses incurred on the related mortgage assets allocated to that class.

     The outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or for the related mortgage assets being allocated to that class. The outstanding certificate balance of each class of accrual certificates will be increased before the distribution date on which distributions of interest thereon are required to begin, by the amount of any Accrued Certificate Interest on that class, as reduced by any prepayment interest shortfalls.

     Except to the extent specified in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified cut-off date, after taking into account all scheduled payments due on or before that date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. To the extent described in the related prospectus supplement, distributions of principal on a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the certificate balances of those certificates have been reduced to zero. Distributions of principal on one or more classes of certificates may be made at a rate that is faster than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust. Distributions of principal on one or more classes of certificates may not begin until the occurrence of specific events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust. Distributions of principal on one or more controlled amortization classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal on one or more companion classes of certificates may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust are received.


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

Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class or on another basis specified in the related prospectus supplement.

     ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered by any credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner specified in the related prospectus supplement. The allocations may be effected by a reduction in the entitlements to interest or the certificate balances of one or more classes of certificates, or both, or by establishing a priority of payments among those classes of certificates. See "Description of Credit Support."

     ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement and, if a trust includes mortgage loans, the master servicer, a special servicer, the trustee, the fiscal agent, if any, any provider of credit support or any other specified person may be obligated to advance, or have the option of advancing an amount up to the aggregate of any payments of principal, other than the principal portion of any balloon payments, and interest that were due on or for those mortgage loans during the related due period and were delinquent on the related determination date. The person responsible will make advances on or before each distribution date, from its own funds or from Excess Funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled to receive those amounts, rather than to guarantee or insure against losses. Consistent with this principle, all advances made out of an entity's own funds will be reimbursable out of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds on the mortgage loans on which payments are delinquent and any credit support or other specific sources that are identified in the related prospectus supplement. One source, in the case of a series that includes one or more classes of subordinate certificates, is collections on other mortgage assets in the related trust that would otherwise be distributable to the holders of one or more classes of the subordinate certificates. No advance will be required to be made by a master servicer, special servicer, fiscal agent or trustee if, in the judgment of that person, the advance would not be recoverable from related proceeds or another specifically identified source. If previously made by a master servicer, special servicer, fiscal agent or trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, fiscal agent, trustee or other entity from Excess Funds in a certificate account, that person will be required to replace those funds in the certificate account on any future distribution date to the extent that funds in the certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date.

The obligation of a master servicer, special servicer, fiscal agent, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be provided in the related prospectus supplement.

     If provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on advances for a specified period during which the advances are outstanding at the rate specified in the prospectus supplement. The entity making advances will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust before any payment to the related series of certificateholders or as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

     REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each holder, a distribution date statement that will set forth, among other things, in each case to the extent applicable and to the extent described in the related prospectus supplement:

o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the certificate balance thereof;

o the amount of that distribution to holders of that class of offered certificates that was applied to pay Accrued Certificate Interest;

o the amount, if any, of that distribution to holders of that class of offered certificates that was allocable to:

     o   prepayment premiums; and

     o   payments for equity participations;

o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

o if the related trust includes mortgage loans, the aggregate amount of advances included in that distribution;

o if the related trust includes mortgage loans, the amount of servicing compensation received by the related master servicer, and, if payable directly out of the related trust, by any special servicer and any sub-servicer;

o if the related trust includes MBS, the amount of administrative compensation received by the REMIC administrator;

o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

o if the related trust includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent;

o if the related trust includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made on those mortgage loans during the related Prepayment Period;

o the certificate balance or notional amount, as the case may be, of that class of certificates at the close of business on that distribution date--separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses on the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, if Accrued Certificate Interest has been added to that balance;

o if that class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for that distribution date and, if determinable, for the next succeeding distribution date;

o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

o if the related trust includes one or more instruments of credit support, such as a letter of credit, an insurance policy or a surety bond, the amount of coverage under each instrument as of the close of business on that distribution date; and

o the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished under the first three points above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will, upon request, furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information provided in the first three points above, aggregated for that calendar year or the applicable portion thereof during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided under any requirements of the Internal Revenue Code of 1986 as are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates" below.

     If the trust for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received for the MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

     TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the pooling and servicing agreement for each series of certificates, other than limited payment and notice obligations of the applicable parties, will terminate upon the payment to certificateholders of that series of all amounts held in the certificate account or by the master servicer and required to be paid to them under the pooling and servicing agreement following the earlier of:

o the final payment or other liquidation or disposition, or any advance made for the last mortgage asset in the trust for that series or of any property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan in the trust for that series, and

o the purchase by the master servicer, the depositor or, if specified in the related prospectus supplement, by the holder of the REMIC residual certificates from the trust for that series of all remaining mortgage assets therein and property, if any, acquired in respect of the mortgage loans therein. See "Federal Income Tax Consequences" below.

     In addition to the foregoing, the master servicer or the depositor will have the option to purchase, in whole but not in part, the certificates specified in the related prospectus supplement in the manner provided in the related prospectus supplement. Upon the purchase of those certificates or at any time thereafter, at the option of the master servicer or the depositor, the mortgage assets may be sold, the certificates retired and the trust terminated, or the certificates so purchased may be held or resold by the master servicer or the depositor. In no event, however, will the trust created continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. If the certificateholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the certificateholders based upon the fee that would be foregone by the master servicer and any special servicer because of the termination.

     Any purchase of mortgage assets and other property will be made at the option of the master servicer, the depositor or, if applicable, the holder of the REMIC residual certificates at the price specified in the related prospectus supplement. Before the right to purchase can be exercised, however, the aggregate principal balance of the mortgage assets for that series must be less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets at the cut-off date for that series. The prospectus supplement for each series of certificates will describe the amounts that the holders of those certificates will be entitled to receive upon early retirement. Early termination may adversely affect the yield to holders of some classes of certificates. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

     BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of the series will be offered in book-entry format through the facilities of DTC, and each class so offered will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants maintain accounts with DTC and include securities brokers and dealers, banks, trust companies and clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to other indirect participants, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a book-entry certificate or certificate owner is in turn to be recorded on the direct and indirect participants' records. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which each certificate owner entered into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except if use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each participant, and not of

DTC, the depositor or any trustee or master servicer, consistent with any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, certificate owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only "certificateholder," as the term is used in the related pooling and servicing agreement, of book-entry certificates will be the nominee of DTC, and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     If provided in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if:

o the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for those certificates and the depositor is unable to locate a qualified successor or

o the depositor, at its option, elects to terminate the book-entry system through DTC for those certificates.

     Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in those instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

                      THE POOLING AND SERVICING AGREEMENTS

     The certificates of each series will be issued under a pooling and servicing agreement. The parties to a pooling and servicing agreement will typically include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. A pooling and servicing agreement that relates to a trust that includes MBS may include a manager as a party, but may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. An affiliate of the depositor, or the mortgage asset seller or an affiliate thereof, may perform the functions of a special servicer, manager or a master servicer called either a servicer or master servicer. Any party to a pooling and servicing agreement or any affiliate thereof may own certificates issued under that agreement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust. The following summaries describe provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust includes MBS, will summarize all of the material provisions of the related pooling and servicing agreement. These summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of those provisions in the related prospectus supplement.

     The depositor will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to it at its principal executive offices specified under "The Depositor".

     ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, the depositor will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust, together with, to the extent described in the related prospectus supplement, all principal and interest to be received on or for those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with that assignment, deliver the certificates to, or at the direction of, the depositor in exchange for the mortgage loans and the other assets to be included in the trust for that series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include detailed information that pertains to each mortgage loan included in the related trust, which information will typically include:

o    the address of the related mortgaged property and type of property;

o the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

o    the original and remaining term to maturity;

o    the original amortization term; and

o    the original and outstanding principal balance.

     In addition, to the extent provided in the related prospectus supplement, the depositor will, as to each mortgage loan to be included in a trust, deliver, or cause to be delivered, to the related trustee or to a custodian appointed by the trustee:

o the mortgage note endorsed, without recourse, either in blank or to the order of the trustee or its nominee, the mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office;

o an assignment, which may be a blanket assignment covering mortgages on mortgaged properties located in the same county if permitted by law, of the mortgage in blank or to the trustee or its nominee in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon, except for any assignment not returned from the public recording office; and

o if applicable, any riders or modifications to the mortgage note and mortgage, together with other documents at the times provided in the related pooling and servicing agreement.

     A trust may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee or custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of the mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered to the related trustee or custodian the mortgage or assignment with evidence of recording after receipt from the public recording office. If the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related pooling and servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of that mortgage or assignment with evidence of recording.

     As specified in the related prospectus supplement, assignments of mortgage to the trustee or its nominee will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

     The trustee or a custodian appointed by the trustee for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt, and the trustee or custodian will hold those documents in trust for the benefit of the certificateholders of that series. Unless we tell you otherwise in the related prospectus supplement, if any mortgage loan document is found to be missing or defective, and the omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee or custodian will be required to notify the master servicer and the depositor, and one of them will be required to notify the relevant mortgage asset seller. If the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of the notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee.

     If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, instead of repurchasing a mortgage loan for which there is missing or defective loan documentation, will have the option, exercisable upon specific conditions or within a specified period after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans. Any replacement of a mortgage loan must comply with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage asset documentation when the related prospectus supplement provides for additional remedies. Neither the depositor nor, unless it is the mortgage asset seller, the master servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

     The trustee will be authorized at any time to appoint one or more custodians under a custodial agreement to hold title to the mortgage loans in any trust and to maintain possession and review the documents relating to those mortgage loans as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the certificates will be provided in the related prospectus supplement. Any custodian may be an affiliate of the depositor or the master servicer.

     REPRESENTATIONS AND WARRANTIES; REPURCHASES

     To the extent provided in the prospectus supplement for a series of certificates, the depositor will, for each mortgage loan in the related trust, make or assign, or cause to be made or assigned, representations and warranties made by a warranting party covering, for example:

o the accuracy of the information for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

o the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

o the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller; however, the warranting party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, a special servicer or another person acceptable to the depositor. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     If provided in the related prospectus supplement, the master servicer or the trustee or both will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If the warranting party cannot cure the breach within a specified period following the date on which it was notified of the breach, then, if provided in the related prospectus supplement, it will be obligated to repurchase the mortgage loan from the trustee at the applicable Purchase Price.

     If provided in the related prospectus supplement, a warranting party, instead of repurchasing a mortgage loan for which a breach has occurred, will have the option to replace the mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This option will be exercisable upon the conditions and within the time period specified in the related prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a warranting party unless the related prospectus supplement provides for additional remedies. Unless it is the warranting party, neither the depositor nor the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     Representations and warranties may be made in respect of a mortgage loan as of a date before the date upon which the related series of certificates is issued, and therefore may not address events that may occur following the date as of which they were made. The date as of which the representations and warranties regarding the mortgage loans in any trust were made will be specified in the related prospectus supplement.

     COLLECTION AND OTHER SERVICING PROCEDURES

     As more specifically described in the related prospectus supplement, the master servicer for any mortgage pool, directly or through sub-servicers, will be obligated under the related pooling and servicing agreement to service and administer the mortgage loans in that mortgage pool. The master servicer will act for the benefit of the related certificateholders, in accordance with applicable law and with the terms of the pooling and servicing agreement, the mortgage loans and any instrument of credit support included in the related trust. Subject to these servicing obligations, the master servicer will have full power and authority to do any and all things in connection with the servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, a master servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow the collection procedures as it would follow for mortgage loans that are comparable to the mortgage loans and held for its


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

own account. These procedures must be consistent with the terms of the related pooling and servicing agreement and not impair recovery under any instrument of credit support included in the related trust. Consistent with these servicing obligations, the master servicer will be permitted to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan to the extent provided in the related prospectus supplement.

     Under a pooling and servicing agreement, a master servicer or special servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. To the extent provided in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable on a mortgage loan, the master servicer or special servicer will be permitted, subject to any specific limitations provided in the related pooling and servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of the mortgage loan. These modifications, waivers or amendments may include deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule. Each modification, waiver or amendment must be reasonably likely to produce a greater recovery on the mortgage loan on a present value basis than would liquidation and will not adversely affect the coverage under any applicable instrument of credit support.

     A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the master servicer will be required:

o    to monitor any mortgage loan that is in default;

o evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property;

o initiate corrective action in cooperation with the mortgagor if cure is likely;

o    inspect the related mortgaged property; and

o    take other actions as it deems necessary and appropriate.

     A significant period of time may elapse before the master servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose or accept a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders of the related series may vary considerably. The variation will depend on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

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

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer may approve a request if it has determined, exercising its business judgment in the same manner as it would if it were the owner of the related mortgage loan, that the approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. The master servicer will not approve a request if a REMIC election has been made and the request would, in the opinion of independent counsel, result in the imposition of a tax on the trust or cause the trust or any designated portion thereof to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Any fee collected by the master servicer for processing the request will be retained by the master servicer as additional servicing compensation.

     For mortgage loans secured by junior liens on the related mortgaged properties, to the extent provided in the related prospectus supplement, the master servicer will be required to file, or cause to be filed, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest. This request for notice will be filed where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings to foreclose the junior lienholder's equity of redemption. To the extent provided in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action described below to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder:

o has accelerated or intends to accelerate the obligations secured by the related senior lien;

o has declared or intends to declare a default under the mortgage or the promissory note secured thereby; or

o has filed or intends to file an election to have the related mortgaged property sold or foreclosed,

then, to the extent provided in the related prospectus supplement, the master servicer will be required to take, on behalf of the related trust, whatever actions are necessary to protect the interests of the related certificateholders or to preserve the security of the related mortgage loan or both, subject to the application of the REMIC provisions.

     Unless we tell you otherwise in the related prospectus supplement, the master servicer will be required to advance the necessary funds to cure the default or reinstate the senior lien, if the advance is in the best interests of the related certificateholders and the master servicer determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

     The master servicer for any trust, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of mortgage loans, including:


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

o maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

o    attempting to collect delinquent payments;

o    supervising foreclosures;

o    negotiating modifications;

o conducting property inspections on a periodic or other basis; managing or overseeing the management of REO properties or mortgaged properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

o    maintaining servicing records relating to the mortgage loans.

To the extent provided in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

     SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans it services to one or more third-party sub-servicers. To the extent specified in the related prospectus supplement, the master servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor or master servicer. To the extent specified in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer will provide for servicing of the applicable mortgage loans consistent with the related pooling and servicing agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, even if the master servicer's compensation under the related pooling and servicing agreement is insufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for expenditures which it makes, to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

     SPECIAL SERVICERS

     One or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer and may hold, or be affiliated with the holder of, subordinate certificates of the series. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus for a master servicer. In general, a special servicer's duties will relate to defaulted mortgage loans, including instituting foreclosures and negotiating work-outs. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, provided in the related prospectus supplement. The master servicer may be appointed the special servicer.

     CERTIFICATE ACCOUNT

     For each trust that includes mortgage loans, the master servicer, the trustee or a special servicer will establish and maintain a certificate account that will comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding distribution date in permitted investments consisting of United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. To the extent provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or mortgage asset seller or with a depository institution that is an affiliate of any of them or of the depositor if the account complies with applicable rating agency standards. If permitted by each applicable rating agency, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and other funds representing payments on mortgage loans owned by the related master servicer or special servicer, or serviced by either of them on behalf of others.

     Deposits.

     To the extent described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or any special servicer after the cut-off date, other than payments due on or before the cut-off date, are to be deposited in the certificate account for each trust that includes mortgage loans. Each deposit will be made within a specified period following receipt:

(1) all payments of principal, including principal prepayments, on the mortgage loans;

(2) all payments of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

(3) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage for a mortgaged property or the related mortgage loan, other than proceeds applied to the restoration of the property or released to the related borrower;

(4) all condemnation proceeds received in connection with the condemnation or other governmental taking of all or any portion of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower;

(5) any other amounts disposition proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise;


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

(6) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust through foreclosure or otherwise;

(7) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

(8) any advances made for delinquent scheduled payments of principal and interest on the mortgage loans;

(9)   any amounts paid under any cash flow agreement;

(10) all proceeds of the purchase of any mortgage loan, or REO property by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans," and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination; Retirement of Certificates", together with insurance proceeds, condemnation proceeds and disposition proceeds, liquidation proceeds;

(11) to the extent that any item does not constitute additional servicing compensation to the master servicer or a special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations for the mortgage loans;

(12) all payments required to be deposited in the certificate account for any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

(13) any amount required to be deposited by the master servicer or the trustee to cover losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

(14) any other amounts required to be deposited in the certificate account as described in the related prospectus supplement.

     Withdrawals.

     To the extent described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for a trust that includes mortgage loans for any of the following purposes:

o     to make distributions to the certificateholders on each distribution date;

o to pay the master servicer or a special servicer any servicing fees out of payments and other collections of interest on the particular mortgage loans on which those fees were earned;

o to pay costs and expenses incurred by the trust for environmental site assessments performed for mortgaged properties that constitute security for defaulted mortgage


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

     loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

o to reimburse the master servicer, the depositor, the trustee, or any of their respective directors, officers, employees and agents for specified expenses, costs and liabilities incurred by them, as described under "--Matters Regarding the Master Servicer and the Depositor" and "--Matters Regarding the Trustee";

o to the extent described in the related prospectus supplement, to pay the fees of the trustee and any provider of credit support;

o to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

o to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

o to pay any servicing expenses not otherwise required to be advanced by the master servicer, a special servicer or any other specified person;

o if one or more elections have been made to treat the trust or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes;"

o to pay the cost of various opinions of counsel obtained under the related pooling and servicing agreement for the benefit of certificateholders;

o to make any other withdrawals described in the related prospectus supplement; and

o to clear and terminate the certificate account upon the termination of the trust.

     To the extent provided in the related prospectus supplement, withdrawals from the certificate account can also be made to reimburse the master servicer, a special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and specified unreimbursed servicing expenses incurred by it, for mortgage loans in the trust and REO properties. This reimbursement is available from amounts that represent late payments and liquidation proceeds on the particular mortgage loans on which advances were made, and net income collected on any REO properties for which the advances were made or the expenses were incurred. Reimbursements of advances can also be made from amounts drawn under any form of credit support. If in the judgment of the person making the advance, those advances or expenses or both will not be recoverable from those amounts, the reimbursement will be available from amounts collected on other mortgage loans in the same trust or to the extent described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series.

     To the extent described in the related prospectus supplement, withdrawals can also be made to pay the master servicer, a special servicer or any other specified person interest accrued on these advances and servicing expenses while they remain outstanding and unreimbursed.


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

     REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred or, in the master servicer's judgment, a payment default is imminent, the master servicer, on behalf of the trustee, may at any time

o    institute foreclosure proceedings,

o    exercise any power of sale contained in the related mortgage,

o    obtain a deed in lieu of foreclosure, or

o otherwise acquire title to the related mortgaged property, by operation of law or otherwise.

     Except to the extent specified in the related prospectus supplement, unless the master servicer has previously received a report prepared by a person who regularly conducts environmental audits, the master servicer may not acquire title to any mortgaged property or take any other action relating to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the mortgaged property within the meaning of federal environmental laws. The environmental report will be an expense of the trust, and the report must indicate that either:

(1) (A) the mortgaged property is in compliance with applicable environmental laws and regulations and (B) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(2) the master servicer, based solely, as to environmental matters and related costs, on the information provided in the report, determines that taking actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(B) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions. See "Legal Aspects of Mortgage Loans--Environmental Considerations."

     A pooling and servicing agreement may grant to any or all of the master servicer, a special servicer, a provider of credit support and the holder or holders of classes of the related series of certificates a right of first refusal to purchase from the trust, at a predetermined Purchase Price any mortgage loan on which a specified number of scheduled payments are delinquent. The predetermined Purchase Price will be specified on the prospectus supplement if it is insufficient to fully cover all amounts due on the related mortgage loan. In addition, to the extent provided in the related prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan if the master servicer determines, consistent with its normal servicing procedures, that a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. If the master servicer does not sell the mortgage loan, it will proceed against the related mortgaged property, subject to the discussion below.


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

     If title to any mortgaged property is acquired by a trust as to which a REMIC election has been made, the master servicer, on behalf of the trust, will be required to sell the mortgaged property within three full years after the taxable year of acquisition or within another period specified in the related prospectus supplement, unless:

o    the IRS grants an extension of time to sell the property or

o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust for longer than that period will not result in the imposition of a tax on the trust or cause the trust, or any designated portion thereof, to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

     Subject to this and any other tax-related limitations, the master servicer will generally be required to attempt to sell any REO property on the same terms and conditions it would if it were the owner. To the extent provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the trust does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), for the property. If the trust acquires title to any mortgaged property, the master servicer, on behalf of the trust, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage the mortgaged property as required under the related pooling and servicing agreement.

     If liquidation proceeds collected on a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan plus the aggregate amount of reimbursable expenses incurred by the master servicer related to that mortgage loan, then the trust will realize a loss in the amount of the shortfall to the extent that the shortfall is not covered by any instrument or fund constituting credit support. The master servicer will be entitled to reimbursement from the liquidation proceeds recovered on any defaulted mortgage loan, of any:

o    amounts that represent unpaid servicing compensation for the mortgage loan,

o    unreimbursed servicing expenses incurred on the mortgage loan, and

o    any unreimbursed advances of delinquent payments made on the mortgage loan.

     The master servicer will be entitled to receive these reimbursements before any distributions of liquidation proceeds are made to certificateholders. In addition, if provided in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer on any servicing expenses and advances.

     If any mortgaged property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to expend its own funds to restore the property unless, and to the extent not otherwise provided in the related prospectus supplement, it determines that:

o the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses, and

o the expenses will be recoverable by it from related insurance proceeds, condemnation proceeds, liquidation proceeds or amounts drawn on any instrument or fund constituting credit support.

     HAZARD INSURANCE POLICIES

     Unless we tell you otherwise in the related prospectus supplement, each pooling and servicing agreement will require the master servicer to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage if the mortgage permits the holder of the mortgage to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the coverage as is consistent with the master servicer's normal servicing procedures. The coverage will typically be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property.

     The ability of a master servicer to assure that insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any insurance policy and upon whether information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under any insurance policy covering the mortgaged property, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower consistent with the master servicer's normal servicing procedures or the terms and conditions of the related mortgage and mortgage note, will be deposited in the related certificate account.

     The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust. If the blanket policy contains a deductible clause, the master servicer will be required, if a casualty covered by the blanket policy occurs, to deposit in the related certificate account all additional sums that would have been deposited in that account under an individual policy but were not because of the deductible clause.

     The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws and different applicable state forms, policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin and domestic animals. As a result, a mortgaged property may not be insured for losses arising from any of these causes unless the related mortgage specifically requires, or permits the holder thereof to require, that coverage.



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

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage of typically 80% to 90% of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses typically provide that the insurer's liability if there is a partial loss does not exceed the lesser of:

o    the replacement cost of the improvements less physical depreciation; and

o the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under any due-on-sale provision in a manner consistent with the master servicer's normal servicing procedures. To the extent provided in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance."

     SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     As described in the related prospectus supplement, a master servicer's primary servicing compensation for a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust. Because this compensation is based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease with the amortization of the mortgage loans.

     A master servicer's compensation may also include:

o an additional specified portion of the interest payments on each defaulted mortgage loan serviced by the master servicer;

o a fixed percentage of some or all of the collections and proceeds received on any defaulted mortgage loan for which it negotiated a work-out or that it liquidated; and

o    any other amounts specified in the related prospectus supplement.

     To the extent provided in the related prospectus supplement, the master servicer may retain, as additional compensation, all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.


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

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation specified expenses incurred in the administration of the related trust, including:

o    payment of the fees and disbursements of independent accountants,

o    payment of fees and disbursements of the trustee and any custodians, and

o payment of expenses incurred related to distributions and delivery of reports to certificateholders.

     Other expenses, including expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on these expenses at the rate specified therein, and the fees of any special servicer, may be borne by the trust.

     Servicing advances will be reimbursable from future payments and other collections, including related proceeds, in any event on or in respect of the related mortgage loan or REO property. Servicing advances include customary, reasonable and necessary out-of-pocket costs and expenses incurred by the servicer or a replacement special servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property.

     EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement will require that on or before a specified date in each year, beginning the first specified date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the related trustee regarding the servicing of the mortgage loans. The statement will be to the effect that, on the basis of an examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America for the servicing of commercial and multifamily mortgage loans or the Audit Program for Mortgages serviced for FHLMC, the servicing of mortgage loans under the agreements, including the related pooling and servicing agreement, substantially similar to each other was conducted in compliance with the agreements except for significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for mortgages serviced for FHLMC requires it to report. In rendering its statement the firm may rely, regarding the matters relating to the direct servicing of mortgage loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants for those sub-servicers which also have been the subject of an examination.

     Each pooling and servicing agreement will also provide that, on or before a specified date in each year, beginning the first specified date that is at least a specified number of months after the cut-off date, the master servicer will deliver to the trustee


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

a statement regarding its servicing. The statement will be signed by one or more of its officers and be to the effect that, to the best knowledge of that officer, the master servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement throughout the preceding year. If, however, there has been a material default in the fulfillment of any of its obligations, the statement will specify each known default and the nature and status of the default. The statement may be provided as a single form making the required statements for more than one pooling and servicing agreement.

     If provided in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer may be obtained by certificateholders upon written request to the trustee.

     MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     Any master servicer may have other normal business relationships with the depositor or the depositor's affiliates. To the extent provided in the related prospectus supplement, the master servicer for that series will not be permitted to resign from its obligations and duties under the pooling and servicing agreement unless performance of those duties is no longer permissible under applicable law or unless there is a permitted transfer of servicing. No resignation of the master servicer will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

     To the extent provided in the related prospectus supplement, each pooling and servicing agreement will provide that neither the master servicer, the depositor, nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from taking any action in good faith under the pooling and servicing agreement, or for errors in judgment. No person, however, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of its obligations and duties.

     To the extent provided in the related prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification by the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the related series of certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans. No person, however, will be protected against any loss, liability or expense otherwise reimbursable under the pooling and servicing agreement or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

     In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be obligated to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion, undertake an action that it deems necessary or desirable for the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders. The legal expenses and costs of those actions and any resulting liability will be covered by the trust, and the master servicer or the depositor, as the case may be, will be reimbursed out of funds otherwise distributable to certificateholders.

     If provided in the related pooling and servicing agreement, any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the pooling and servicing agreement, provided that:

(1) the person is qualified to service mortgage loans on behalf of Federal National Mortgage Association or FHLMC; and

(2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of certificates of the related series that have been rated.

     Notwithstanding the prohibition on its resignation, the master servicer may assign its rights under the pooling and servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (1) and (2) above are satisfied. The master servicer will then be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it before the time of the assignment.


     EVENTS OF DEFAULT

     If provided in the related prospectus supplement, events of default under the pooling and servicing agreement in respect of a series of certificates, will include:

o failure by the master servicer to make a required deposit to the certificate account or, if the master servicer is so required, to distribute to the holders of any class of certificates of the series any required payment, for 5 or more days after written notice of the failure is given to the master servicer by the trustee or the depositor; or to the master servicer, the depositor and the trustee by the holders of certificates of the class evidencing 25% or more of the aggregate percentage interests of that class;

o failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement for that series of certificates that continues unremedied for 30 days after written notice of the failure is given to the master servicer by the trustee or the depositor; or to the master servicer, the depositor and the trustee by the holders of any class of certificates of the series evidencing 25% or more of the aggregate percentage interests of that class; and

o specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and specified actions by the master servicer indicating its insolvency or inability to pay its obligations.


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

     Material variations to the foregoing events of default, other than to add thereto or to make them more restrictive, will be specified in the related prospectus supplement. A default under the terms of any MBS included in any trust will not constitute an event of default under the related pooling and servicing agreement.

     RIGHTS UPON EVENT OF DEFAULT

     As long as an event of default remains unremedied, either the depositor or the trustee may, and at the direction of the holders of certificates evidencing 51% or more of the aggregate undivided interests, or, if so specified in the related prospectus supplement, voting rights, in the related trust, the trustee will, by written notification to the master servicer and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement covering that trust and in and to the related mortgage loans and the proceeds thereof, other than any rights of the master servicer as certificateholder and other than any rights of the master servicer to payment or reimbursement for previously earned servicing fees and outstanding advances. Then, the trustee or, upon notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under that pooling and servicing agreement, other than the obligation to purchase mortgage loans, and will be entitled to similar compensation arrangements.

     If the trustee would be obligated, but is unwilling to succeed the master servicer, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a Federal National Mortgage Association- or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement, unless otherwise provided in the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which may not be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

     No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding under that pooling and servicing agreement unless:

o the holder previously gave the trustee written notice of default and the continuance thereof; and

o the holders of certificates of any class evidencing 25% or more of the aggregate percentage interests constituting that class have:

     o made written request upon the trustee to institute that proceeding in its own name as trustee;

     o   offered to the trustee reasonable indemnity; and

     o for 60 days after receipt of the request and indemnity, the trustee has neglected or refused to institute the proceeding.

     However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation under or in relation to it at the request, order or direction of any of the holders of certificates covered by that pooling and servicing agreement, unless those certificateholders have offered to the trustee reasonable security or indemnity against the related costs, expenses and liabilities that may be incurred.

     AMENDMENT

     Each pooling and servicing agreement may be amended by its parties, without the consent of any of the certificateholders covered by that pooling and servicing agreement,

(1)  to cure any ambiguity,

(2) to correct or supplement any provision that may be inconsistent with any other provision in the agreement or to correct any error,

(3) to change the timing, the nature or both, of deposits in the certificate account, provided that:

     o the change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel; and

     o the change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

(4) if a REMIC election has been made for the related trust, to modify, eliminate or add to any of its provisions

     o to the extent necessary or desirable to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that:

         o the action is necessary or desirable to maintain the qualification or to avoid or minimize that risk, and

         o the action will not adversely affect in any material respect the interests of any certificateholder covered by the pooling and servicing agreement, or

     o to restrict the transfer of the REMIC residual certificates, provided that:

         o the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and

         o that the amendment will not give rise to any tax on the transfer of the REMIC residual certificates to a non-permitted transferee,

(5) to make any other provisions as to matters or questions arising under the pooling and servicing agreement or any other change, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

(6) to amend specified provisions that are not material to holders of any class of offered certificates.

     Unless more specifically described in the related prospectus supplement, the parties to a pooling and servicing agreement may amend it with the consent of the holders of


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

certificates of each class affected thereby evidencing, in each case, 66% or more of the aggregate percentage interests constituting that class. The amendment may be for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or of modifying in any manner the rights of the certificateholders covered by that pooling and servicing agreement, except that the amendment may not:

     o reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans that are required to be distributed on a certificate of any class without the consent of the holder of that certificate; or

     o reduce the percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of that class covered by that pooling and servicing agreement then outstanding.

     Notwithstanding the foregoing, if a REMIC election has been made for the related trust, the trustee will not be required to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

     THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates.

     DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage asset or related document. The trustee will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.


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

     MATTERS REGARDING THE TRUSTEE

     To the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust.

     Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. Indemnification, however, will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the agreement, or by reason of its reckless disregard of those obligations or duties.

     Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties under the agreement either directly or by or through agents or attorneys.

     RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may resign at any time. The depositor will then be obligated to appoint a successor trustee. The depositor may also remove the trustee and appoint a successor trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. The holders of certificates evidencing 51% or more of the aggregate undivided interests, or, if so specified in the related prospectus supplement, voting rights, in the related trust may remove the trustee at any time. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


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

                          DESCRIPTION OF CREDIT SUPPORT

     Credit support may be provided for one or more classes of the certificates of any series, or for the related mortgage assets. Credit support may be in the form of:

o    a letter of credit,

o    the subordination of one or more classes of certificates,

o    the use of a pool insurance policy or guarantee insurance,

o    the establishment of one or more reserve funds,

o another method of credit support described in the related prospectus supplement, or

o    any combination of these.

     To the extent provided in the related prospectus supplement, any of the forms of credit support may provide credit enhancement for one or more classes or series.

     Unless more specifically described in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of offered certificates of one or more series will be disproportionately benefited by the credit support to the detriment of the holders of offered certificates of one or more other series.

     If credit support is provided for one or more classes of certificates of a series, or for the related mortgage assets, the related prospectus supplement will include a description of:

o    the nature and amount of coverage under the credit support,

o any conditions to payment thereunder not otherwise described in this prospectus,

o the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced, and

o    the material provisions relating to the credit support.

     The related prospectus supplement will provide information regarding the obligor, if any, under any instrument of credit support. See "Risk Factors--Credit support is limited."

     SUBORDINATE CERTIFICATES

     One or more classes of certificates of a series may be subordinate to one or more other classes of certificates in entitlement to distributions on the certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of classes that are senior in entitlement. If so provided in the related prospectus supplement, the subordination of a class may apply only if specific types of losses or shortfalls occur. The related prospectus supplement will provide information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

     If the mortgage assets in any trust are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets before distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

     INSURANCE OR GUARANTEES FOR MORTGAGE LOANS

     Mortgage loans included in a trust may be covered for some default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of the default risks and the extent of any coverage.

     LETTER OF CREDIT

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by one or more letters of credit, issued by a bank or other financial institution. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. The letter of credit may permit draws only if specific types of losses and shortfalls occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for a series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust.

     CERTIFICATE INSURANCE AND SURETY BONDS

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, for one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions provided in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any instrument.


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

     RESERVE FUNDS

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the related prospectus supplement. The reserve fund for a series may also be funded over time by a specified amount of some collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. Reserve funds may be established to provide protection only against specific types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     Amounts deposited in any reserve fund may be invested in permitted investments. Unless more specifically described in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, the income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust unless we tell you otherwise in the related prospectus supplement.

     CREDIT SUPPORT FOR MBS

     Any MBS included in the related trust or the related underlying mortgage loans or both may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above for each type of credit support, to the extent that information is material and available.


                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust--Mortgage Loans." For purposes of the following discussion, mortgage loan includes a mortgage loan underlying an MBS.

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as mortgages in this prospectus. A


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

mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.

     The priority of the lien created or interest granted may depend on:

o    the terms of the mortgage,

o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

o    the knowledge of the parties to the mortgage, and

o the order of recordation of the mortgage in the appropriate public recording office.

     The lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

     TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor that is the borrower and usually the owner of the subject property and a mortgagee that is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor that is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary that is the lender for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and typically with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the debt is repaid. If the borrower is a land trust, there is an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. The land trustee is not personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, federal laws and, in some deed of trust transactions, the directions of the beneficiary.

     LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and may be accompanied by a separate assignment of rents and leases, under which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property or obtain a court-appointed receiver or both before becoming entitled to collect the rents.


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

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are usually pledged by the borrower as additional security for the loan. In general, the lender must file financing statements to perfect its security interest in the room rates and must file continuation statements, usually every five years, to maintain perfection of the security interest. Mortgage loans secured by hotels or motels may be included in a trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable non-bankruptcy law, it will usually be required to commence a foreclosure action or otherwise take possession of the property to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates, in light of revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994, constitute cash collateral and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection. Adequate protection may take the form of cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief. See "--Bankruptcy Laws."

     PERSONALTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender usually must file UCC financing statements to perfect its security interest therein, and must file continuation statements, usually every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in a trust even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

     FORECLOSURE

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure under a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.


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

     Judicial Foreclosure.

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Typically, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court typically issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Provisions.

     United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but before a foreclosure sale.

     Non-Judicial Foreclosure/Power of Sale.

     In states permitting non-judicial foreclosure proceedings, foreclosure of a deed of trust is typically accomplished by a non-judicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted typically following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, before the sale, the trustee under the deed of


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trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Typically, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale.

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount to preserve its right to seek a deficiency judgment if it is available under state law and under the terms of the mortgage loan documents. The mortgage loans, however, are expected to be non-recourse. See "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans."

     Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause


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contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption.

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, non-statutory right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale under a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation.

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments


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that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations.

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains other protective provisions typically included in a mortgageable ground lease. Some mortgage loans, however, may be secured by ground leases which do not contain these provisions.

     Cross-Collateralization.

     Mortgage loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgages in a particular order rather than simultaneously to ensure that the lien of the mortgages is not impaired or released.

     BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, if specific substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under some circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest, under a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between that value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest or an alteration of the repayment schedule or both, with or without affecting the unpaid principal


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balance of the loan, or by an extension, or shortening, of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearage over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure before the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted previously in the section entitled "--Leases and Rents," the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver before activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under the lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred before the filing of the lessee's petition. In addition, the Bankruptcy Code provides that a trustee or debtor-in-possession may, subject to approval of the court,

o    assume the lease and retain it or assign it to a third party, or

o    reject the lease.

     If the lease is assumed, the trustee or debtor-in-possession, or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor as to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease, without regard to acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Under federal and most state fraudulent conveyance statutes, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be voided if a court were to determine that:

o the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was unable to pay its debts as they matured; and


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o    when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, the borrower did not receive fair consideration or reasonably equivalent value in return.

     ENVIRONMENTAL CONSIDERATIONS

     A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. A lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws.

     Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to a "superlien."

     CERCLA.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 or CERCLA, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the mortgaged property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 or the Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or


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assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws.

     Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act or RCRA.

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination before transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action, for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property, related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in those cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that those costs could become a liability of the trust and result in a loss to certificateholders.

     To reduce the likelihood of a loss, unless we tell you otherwise in the related prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer, based solely, as to environmental matters, on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans."


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     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. Disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments.

     In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time before the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. However, the Garn-St Germain depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to some limitations as provided in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

     SUBORDINATE FINANCING

     The terms of some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior


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lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on either or both of the senior loan and any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

     DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties or both. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

     APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations do not apply to some types of residential, including multifamily, first mortgage loans originated by specified lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges or both.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust unless:

o the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state, or

o the mortgage loan provides that its terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after


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origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on affected mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless we tell you otherwise in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three month period thereafter.



















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                         FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of offered certificates. The summary is based on current provisions of the Internal Revenue Code of 1986, called the Code, as well as Treasury regulations and administrative and judicial rulings and practice. The current tax laws and regulations, rulings and court decisions may be changed, possibly retroactively. Any of these changes could alter or modify the validity of the statements and conclusions set forth below. This summary does not address all federal income tax matters that may be relevant to particular holders. For example, it does not address all relevant tax consequences to investors subject to special rules under the federal income tax laws, such as

     o    banks,

     o    insurance companies,

     o    tax-exempt organizations,

     o    electing large partnerships,

     o    dealers in securities or currencies,

     o    mutual funds,

     o    REITs,

     o    RICs,

     o    S corporations,

     o    estates and trusts,

     o investors that hold the certificates as part of a hedge, straddle, integrated or conversion transaction, or

     o    holders whose "functional currency" is not the United States dollar.

     Additionally, this summary is addressed only to original purchasers of the certificates who are United States investors, and who hold the certificates as capital assets within the meaning of Section 1221 of the Code. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in an entity that is a beneficial owner of the certificates. We recommend that you consult your own tax advisers about the federal, state, local, or other tax consequences of the purchase, ownership and disposition of the certificates.

     The master servicer or the trustee may elect to have a trust, or a portion of the trust, treated as a "real estate mortgage investment conduit", called a REMIC under Sections 860A through 860G of the Code, referred to in this summary as the REMIC Provisions. Beneficial ownership interests in a trust that has made a REMIC election are referred to in this summary as REMIC certificates, and are divided into regular interests, called REMIC regular certificates and residual interests, called REMIC residual certificates. The prospectus supplement for each series of certificates will indicate whether a REMIC election(s) will be made for the related trust and, if an election is to be made, will identify all regular interests and residual interests in the


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REMIC. If a REMIC election will not be made for a trust, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be provided in the related prospectus supplement. In the following summary, references to a certificateholder or a holder are to the beneficial owner of a certificate.

     The following discussion applies only to offered certificates. Further, this discussion applies only if the mortgage assets held by a trust consisting solely of mortgage loans. If other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences of the inclusion of these assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with these cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust--Cash Flow Agreements."

     Additionally, the following discussion is based in part upon the rules governing original issue discount, called "OID", that are provided in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder, called the "OID Regulations," and in part upon the "REMIC Provisions" and the Treasury regulations issued thereunder, called the "REMIC Regulations." The OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

     REMICS

     Classification of REMICs.

     Upon the issuance of each series of REMIC certificates, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates issued by the REMIC will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the requirements for REMIC status during any taxable year, the entity will not be treated as a REMIC for that year or for any following year. If the electing entity is not a REMIC, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief if there is an inadvertent termination of REMIC status, these regulations have not been issued. If relief is provided, it may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for REMIC status are not satisfied. The pooling and servicing agreement related to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be inadvertently terminated.

     Tiered REMIC Structures.

     For some series of REMIC Certificates, two or more separate elections may be made to treat portions of the trust as REMICs, called "Tiered REMICs," for federal


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

income tax purposes. Upon the issuance of any series of REMIC Certificates representing an interest in a Tiered REMIC, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Taxation of Owners of REMIC Regular Certificates.

     Except as otherwise stated in this discussion, the certificates of each series that constitute regular interests in a REMIC, called REMIC regular certificates, will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Further, if you are a holder of a REMIC regular certificate, and you otherwise report income under a cash method of accounting, you will be required to report income for REMIC regular certificates under an accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with OID, within the meaning of Section 1273(a) of the Code. If you hold REMIC regular certificates issued with OID, you will generally be required to include OID in income as it accrues, under the method described below, in advance of the receipt of the cash on that income. In addition, the Code provides special rules for REMIC regular certificates and other debt instruments issued with OID. Regulations have not been issued under these rules.

     The Code requires that a prepayment assumption be used for mortgage loans held by a REMIC in computing the accrual of OID on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the OID to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations. As noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986, called the committee report, indicates that the regulations will provide that the prepayment assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used in reporting OID for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The OID, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC regular certificates is sold for cash on or before the date of their initial issuance, the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under


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Code provisions and the OID Regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, or at a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates with adjustable interest rates, the determination of the total amount of OID and the timing of the inclusion of that OID will vary according to the characteristics of the REMIC regular certificates. If the OID rules apply to the certificates, the related prospectus supplement will describe the manner in which the OID rules will be applied to those certificates in preparing information returns for the certificateholders and the IRS.

     Some classes of the REMIC regular certificates may provide for the first interest payment on those certificates to be made more than one month after the date of issuance, a longer period than the remaining monthly intervals between interest payments. Assuming the accrual period defined below for OID is each monthly period that ends on a distribution date, in some cases, as a consequence of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as OID. Because interest on REMIC regular certificates must be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins before the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect this accrued interest. If the purchase price includes this accrued interest, information returns provided to you and to the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods before the closing date is part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID Regulations state that all or some portion of this accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

     OID on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. The weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, for payment included in the stated redemption price of the REMIC regular certificate, by multiplying


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

o the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by

o a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate.

     Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of this de minimis OID and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also permit you to elect to accrue de minimis OID into income currently based on a constant yield method. See "--Market Discount" for a description of this election under the OID Regulations.

     If OID on a REMIC regular certificate is in excess of a de minimis amount, you must include in ordinary gross income the sum of the daily portions of OID for each day during your taxable year that you held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of OID will be determined as described in the next two paragraphs.

     As to each accrual period, meaning, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the OID that accrued during the accrual period. The portion of OID that accrues in any accrual period will equal the excess, if any, of

o    the sum of

     o the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods, and

     o the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over

o the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence will be calculated:

     o assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption, and

     o using a discount rate equal to the original yield to maturity of the certificate.


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

     For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of OID that accrued for the certificate in prior accrual periods, and reduced by the amount of any distributions made on the REMIC regular certificate in prior accrual periods of amounts included in the state redemption price. The OID accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of OID for each day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any OID for the certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio this excess bears to the aggregate OID remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals the sum of:

o the adjusted issue price, or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, and

o the daily portions of OID for all days during the accrual period before that day, less

o any payments other than qualified stated interest payments made during the accrual period before that day.

     If the method for computing original issue discount results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount (if any) attributable to the certificates.

     Market Discount. If you purchase a REMIC regular certificate at a market discount, meaning, in the case of a REMIC regular certificate issued without OID, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with OID, at a purchase price less than its adjusted issue price, you will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under
Section 1276 of the Code you will generally be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis as prescribed in the preceding sentence. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit you to elect to accrue all interest, discount, including de minimis market discount or OID, and premium in income as interest, based on a constant yield method. If this election were made for a REMIC


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

regular certificate with market discount, you would be deemed to have made an election to include market discount in income currently for all other debt instruments having market discount that you acquire during the taxable year of the election or any following year. Similarly, if you made this election for a certificate that is acquired at a premium, you would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that you own or acquire. See "--Premium" below. Each of these elections to accrue interest, discount and premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, the market discount on a REMIC regular certificate will be considered de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity after the date of its purchase. Under a similar rule regarding OID on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule would apply for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the discount would be treated in a manner similar to de minimis OID. See "--Original Issue Discount" above. This treatment may result in the inclusion of discount in income more slowly than discount would be included in income using the method described above.

     Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing the method for accruing market discount on debt instruments with principal payable in installments. Until regulations are issued, certain rules described in the committee report apply. The committee report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at your option:

o    on the basis of a constant yield method,

o in the case of a REMIC regular certificate issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

o in the case of a REMIC regular certificate issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining on the REMIC regular certificate at the beginning of the accrual period.

     Further, the prepayment assumption used in calculating the accrual of OID is also used in calculating the accrual of market discount. Because the regulations described in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

     The effect of these rules on REMIC regular certificates which provide for monthly or other periodic distributions throughout their term may be to require market discount


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

to be included in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were OID. In any event, you will generally be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income equal to the amount of the market discount accrued to the date of disposition under one of the methods described above, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code you may be required to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If you elect to include market discount in income currently as it accrues on all market discount instruments you acquire in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any amount attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. In this event, you may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments with amortizable bond premium that you own or subsequently acquire. Amortizable premium will be treated as an offset to interest income on the related debt instrument, and not as a separate interest deduction. The OID Regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Market Discount" above. The committee report states that the same rules that apply to accrual of market discount, which require use of a prepayment assumption in accruing market discount on REMIC Regular Certificates without regard to whether the certificates have OID, will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC regular certificate will be required to accrue interest and OID for the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the underlying certificates until it can be established that any of these reductions ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the


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

holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in the period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear as to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     The certificates of each series that constitute the residual interests in a REMIC, called REMIC residual certificates, will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     As a holder of a REMIC residual certificate, you will generally be required to report your daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that you owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under
Section 469 of the Code on the deductibility of "passive losses."

     If you purchased your REMIC residual certificate from a prior holder of the certificate, you will also be required to report on your federal income tax return amounts representing your daily share of the taxable income, or net loss, of the REMIC for each day that you hold the REMIC residual certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC residual certificateholder that purchased its REMIC residual certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis defined below, such REMIC residual certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for these modifications.

     Any payments received by you in connection with the acquisition of the REMIC residual certificate will be taken into account in determining your income for federal income tax purposes. Although it appears likely that any of these payments would be


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

includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

     The amount of income you will be required to report, or the tax liability associated with this income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, you should have other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, residual interests without significant value and noneconomic residual interests discussed below. The fact that the tax liability associated with the income allocated to you may exceed the cash distributions received by you for the corresponding period may significantly adversely affect your after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including OID, and reduced by any premium on issuance, on the REMIC regular certificates, and on any other class of REMIC Certificates constituting regular interests in the REMIC not offered hereby, amortization of any premium on the mortgage loans, bad debt losses on the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or, if a class of REMIC certificates is not sold initially, their fair market values. That aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under "--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the interests to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income and market discount income on mortgage loans that it holds will be equivalent to the method for accruing OID income for holders of REMIC regular certificates, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC holding mortgage loans with market discount.


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

     A mortgage loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in the mortgage loan, determined as described in the preceding paragraph, is less than, or greater than, its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing OID on the REMIC regular certificates. It is anticipated that each REMIC will elect to amortize any premium on the mortgage loans. Premium on any mortgage loan to which an election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. Further, an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on these mortgage loans should be allocated among the principal payments on those loans and be deducted by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

     A REMIC will be allowed deductions for interest, including OID, on the REMIC regular certificates, and including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, were indebtedness of the REMIC. OID will be considered to accrue for this purpose as described above under "--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus described in that section will not apply.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, with this excess being called issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year on the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing OID described above under "--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, this excess will be the net loss for the REMIC for that calendar quarter.


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

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to the amount paid for the REMIC residual certificate, increased by amounts included in your income with respect to a REMIC residual certificate and decreased, but not below zero, by distributions made, and by net losses allocated, to you.

     You will not be allowed to take into account any net loss for any calendar quarter in the amount that the net loss exceeds your adjusted basis in your REMIC residual certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. Your ability to deduct net losses may be subject to additional limitations under the Code. You should consult your tax advisor about these limitations.

     Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed your adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds its adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. You may be entitled to distributions early in the term of a REMIC in which you own certain REMIC residual certificates under circumstances in which your bases in the REMIC residual certificates will not be sufficiently large that the distributions will be treated as non-taxable returns of capital. Your bases in the REMIC residual certificates will initially equal the amount paid for the REMIC residual certificates and will be increased by your allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to you. To the extent your initial bases are less than the distributions to you, and increases in your initial bases either occur after the distributions or, together with your initial bases, are less than the amount of the distributions, gain will be recognized to you on the distributions and will be treated as gain from the sale of your REMIC residual certificates.

     The effect of these rules is that you may not amortize your basis in a REMIC residual certificate, but may only recover your basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of your REMIC residual certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder to reflect any difference between the cost of the REMIC residual certificate to the REMIC residual certificateholder and the adjusted basis the REMIC residual certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates" above.

     Excess Inclusions. Any excess inclusions for a REMIC residual certificate will be subject to federal income tax in all events.

     In general, the excess inclusions for a REMIC residual certificate for any calendar quarter will be the excess, if any, of the daily portions of REMIC taxable income


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allocable to the REMIC residual certificate over the sum of the daily accruals for each day during the quarter that the REMIC residual certificate was held by you. Your daily accruals will be determined by allocating to each day during a calendar quarter your ratable portion of the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to its issue price increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions on the REMIC residual certificate before the beginning of the quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as an excess inclusion if the REMIC residual certificates are considered not to have "significant value."

     For REMIC residual certificateholders, excess inclusions:

o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

o will not be eligible for any rate reduction or exemption under any applicable tax treaty as to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     Additionally, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and alternative minimum taxable income (which, for this specific purpose is determined without regard to the special rule that taxable income cannot be less than excess inclusions) may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, called a REIT, the aggregate excess inclusions for those REMIC residual certificates, reduced, but not below zero, by the REIT taxable income within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the REIT in proportion to the dividends received by those shareholders from the REIT, and any amount so allocated will be treated as an excess inclusion on a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust and some cooperatives; the REMIC Regulations currently do not address this subject.


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     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard the transfer of any "noneconomic residual interest" (described below) for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. Such a purpose exists if the transferor either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay the taxes due on its share of the taxable income of the REMIC. If a transfer is disregarded, the transferor would generally be liable for any taxes due on the income from the residual interest, notwithstanding that it is not the owner of the residual interest for any non-tax purpose.

     A residual interest is considered to be noneconomic for this purpose unless at the time of the transfer:

o the present value of the expected future distributions thereon at least equals the product of the present value of anticipated excess inclusions and the highest marginal corporate income tax rate for the year of the transfer, and

o the transferor reasonably expects that, for each anticipated excess inclusion, the transferee will receive distributions from the REMIC at or after the time taxes accrue on the anticipated excess inclusion in an amount sufficient to satisfy the accrued taxes.

     Because the determination of whether a residual interest is noneconomic is made at the time of each transfer, a residual interest that is economic for part of its life can become noneconomic (and thus have restricted transferability) at a later time.

     Under a safe-harbor rule, a taxpayer is presumed not to have improper knowledge if:

o the transferor conducts at the time of the transfer a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, finds that the transferee historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to do so,

o the transferee represents to the transferor that it understands that as a holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows on the residual interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due,

o the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable U.S. income tax treaty) of the transferee or another U.S. taxpayer, and

o either the inducement payment to the transferee equals or exceeds a minimum amount established under a formula (the "formula test"), or the transferee satisfies certain asset requirements (the "asset test"), each as discussed below.

     The formula test relating to a minimum inducement payment is met for a transfer of a residual interest if it does not constitute a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable U.S. income tax treaty) of a domestic transferee, and the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of:


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

o the inducement payment (including the present value of a future payment or payments) to the transferee,

o    the present value of the expected future distributions on the interest, and

o the present value of the expected tax savings associated with holding the interest.

     In applying the formula test, the transferee is assumed to pay tax at the highest marginal corporate tax rate (or, in certain cases, at the alternative minimum tax rate), and present values are computed using a discount rate equal to the any of the published, short-term federal rate for the month of the transfer and the compounding period used by the taxpayer. The regulations does not indicate how expected prepayments and losses are to be taken into account.

     In lieu of meeting the formula test, a transfer of a noneconomic residual interest may still rely on from the safe-harbor presumption if the transferee meets the asset test. The asset test has the following requirements:

o at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, excluding from consideration obligations of certain related persons and any other asset if a principal purpose for holding or acquiring such asset was to permit the transferee to meet the asset test,

o the transferee is a taxable domestic C corporation that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction that is eligible for the safe-harbor presumption, and the transferor does not know or have reason to know that the transferee will not honor those restrictions,

o the transfer must not involve a direct or indirect transfer to a foreign permanent establishment (within the meaning of an applicable income tax treaty) of a domestic corporation, and

o a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer, that the taxes associated with the residual interest will not be paid.

     All transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee. In this regard, the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Before purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate by the purchaser to another purchaser at some future date may be disregarded in accordance with these rules, resulting in the retention of tax liability by the purchaser.


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

     Prospective investors should assume that all Residual Certificates will be treated as noneconomic residual interests unless the related prospectus supplement discloses otherwise; provided, however, that any disclosure that a REMIC residual certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions on transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Under mark-to-market provisions, a securities dealer is required to mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, unless the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that, for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security and thus may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the REMIC residual certificates of that REMIC. The applicable Treasury regulations indicate, however, that as to a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the REMIC residual certificates in their entirety and not to the holders of the REMIC regular certificates.

     For holders of REMIC residual certificates or REMIC regular certificates that receive an allocation of fees and expenses in accordance with the preceding discussion and that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, itemized deductions are further restricted by other sections of the Code. The amount of additional taxable income reportable by REMIC certificateholders that are subject to the limitations of either Section 67 or other sections of the Code may be substantial. In addition, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any of these investors should consult with their tax advisors before making an investment in the certificates.


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     Sales of REMIC Certificates. If you sell a REMIC certificate, you will recognize gain or loss equal to the difference between the amount realized on the sale and your adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal your cost for the REMIC regular certificate, increased by income on the REMIC regular certificate reported by you, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by you and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any gain or loss from a sale will be capital gain or loss, provided the REMIC certificate is held as a capital asset within the meaning of Section 1221 of the Code. Generally, you will receive long-term capital gain treatment on the sale of a REMIC regular certificate if you have held the certificate for at least 12 months.

     Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income in the amount by which the gain does not exceed the excess, if any, of the amount that would have been includible in your income with respect to the REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the REMIC regular certificate, over the amount of ordinary income actually includible in your income before the sale. In addition, gain recognized on the sale of a REMIC regular certificate that you purchased at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period you held the REMIC certificate, reduced by any market discount included in income under the rules described above under "--Market Discount" and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

     Except as may be provided in Treasury regulations yet to be issued, if you sell and reacquire a REMIC residual certificate, or you acquire any other residual interest in a REMIC (and possibly a FASIT) or any similar interest in a "taxable mortgage pool," as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of that sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss you realize on the sale will not be deductible, but instead will be added to your adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" called a prohibited transactions tax. In general, subject to specified exceptions, a prohibited transaction includes the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.


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     In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property, called a contributions tax. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally includes gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a REIT. The pooling and servicing agreement provides that a special servicer shall cause or permit to be earned with respect to any REO property any "net income from foreclosure property" that is subject to tax by reason of the REMIC provisions only if it has determined that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of the certificateholders than an alternative method of operation or rental of such property that would not be subject to such a tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, special servicer, manager or trustee in any case out of its own funds, provided that person has sufficient assets to do so, and provided further that the tax arises out of a breach of that person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any tax not borne by a master servicer, special servicer, manager or trustee will be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC residual certificate is transferred to a disqualified organization (as defined below), a tax would be imposed in an amount equal to the product of:

o the present value, discounted using the applicable Federal rate, computed and published monthly by the IRS, for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC residual certificate, of the total anticipated excess inclusions for the REMIC residual certificate for periods after the transfer, and

o    the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of the transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organi-


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

zational documents. If imposed, this tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for this tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Further, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by disqualified organizations and information necessary for the application of the tax described in this paragraph will be made available. Restrictions on the transfer of REMIC residual certificates and other provisions intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC residual certificate.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

o the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by the disqualified organization, and

o    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity the holder's social security number and a statement under penalties of perjury that social security number is that of the record holder or a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the preceding paragraph is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for such tax paid by the partners).

     For these purposes, a disqualified organization means:

o the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of the entities just listed, but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

o    any organization described in Section 1381(a)(2)(C) of the Code.


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     For these purposes, a pass-through entity means any regulated investment company, REIT, trust, partnership or other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will be treated as a pass-through entity for these purposes.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. If the last distribution on a REMIC residual certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, the REMIC residual certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code only, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the trustee or the master servicer, which generally will hold at least a nominal amount of REMIC residual certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the tax matters person for the REMIC.

     As the tax matters person, the trustee or the master servicer, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and on behalf of you for any administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. You will generally be required to report these REMIC items consistently with their treatment on the REMIC's tax return and you may in some circumstances be bound by a settlement agreement between the trustee or the master servicer, as tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC tax return may require you to make corresponding adjustments on your return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of your return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

     Reporting of interest income, including any OID, on any REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and OID income information and the information provided in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of


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

the request. The REMIC must also comply with rules requiring a REMIC regular certificate issued with OID to disclose on its face the amount of OID and the issue date, and requiring this information to be reported to the IRS. Reporting for REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information about the holder's purchase price that the REMIC may not have, the regulations only require that information about the appropriate method of accruing market discount be provided. See "--Market Discount."

     Unless we tell you otherwise in the related prospectus supplement, the responsibility for complying with the reporting rules discussed above will be borne by either the trustee or the master servicer.

     Backup Withholding with Respect to REMIC Certificates.

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to a backup withholding tax at rates prescribed below if you fail to furnish to the payor information, including your taxpayer identification numbers, or otherwise fail to establish an exemption from this tax. Any amounts deducted and withheld from a distribution to you would be allowed as a credit against your federal income tax. Penalties may be imposed on you by the IRS if you fail to supply required information in the proper manner. We advise you to consult your tax advisors about the backup withholding tax rules, including your eligibility for, and the procedure for obtaining, exemption from this tax.

     Changes in backup withholding tax rates were made pursuant to the enactment of the Economic Growth and Tax Reconciliation Act of 2001 which provides, in general, that the previous withholding rates in effect will be reduced over a period of years. The rate is 30.0% for taxable years 2002 and 2003, 29% for taxable years 2004 and 2005, and 28% for the taxable years 2006 and thereafter.

     Foreign Investors in REMIC Certificates.

     A REMIC regular certificateholder that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the


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Certificateholder is not a United States Person and providing the name and address of the certificateholder. For these purposes, "United States Person" means:

     o    a citizen or resident of the United States,

     o a corporation, partnership or other entity treated as a corporation or a partnership created or organized in, or under the laws of, the United States or any political subdivision of the United States,

     o an estate whose income is subject to United States income tax regardless of its source, or

     o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     It is possible that the IRS may assert that the tax exemption discussed above should not apply to a REMIC regular certificate held by a foreign certificateholder that is related to a person that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued OID, to the holder may be subject to a tax rate of 30%, unless reduced by an applicable tax treaty.

     Further, it appears that a REMIC regular certificate generally would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

     GRANTOR TRUSTS

     Classification of Grantor Trusts.

     Counsel to the depositor will deliver its opinion upon issuance of each series of grantor trust certificates, to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related grantor trust will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust.

     For purposes of the following discussion, a grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust, net of normal administration fees, and interest paid to the holders of grantor trust fractional interest certificates will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.


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

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     As a holder of a grantor trust fractional interest certificate, you will generally be required to report on your federal income tax return your share of the entire income from the mortgage loans and will be entitled to deduct your share of any reasonable servicing fees and other expenses. Because of stripped interests, market discount, OID, or premium, the amount includible in income on a grantor trust fractional interest certificate may differ significantly from the amount distributable on that certificate from interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only in the amount of the holder's aggregate miscellaneous itemized deductions less two percent of the holder's adjusted gross income. In addition, itemized deductions are further restricted by other sections of the Code. The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or other sections of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each class of certificates benefits from the services. In the absence of statutory or administrative clarification as to the method to be used, it is currently intended to base information returns or reports to the IRS and certificateholders on a method that allocates expenses among classes of grantor trust certificates for each period based on the distributions made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The IRS has established safe harbors for purposes of determining what constitutes reasonable servicing fees for various types of mortgages. The servicing fees paid for servicing of the mortgage loans for some series of grantor trust certificates may be higher than the safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates necessary to determine whether the preceding safe harbor rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with OID, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See


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"--Market Discount" below. Under the stripped bond rules, you will be required to report interest income from your grantor trust fractional interest certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to OID.

     The OID on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate will be equal to the price you paid for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of your adjusted basis in the grantor trust fractional interest certificate at the beginning of the month (see "--Sales of Grantor Trust Certificates" below) and your yield on the grantor trust fractional interest certificate. The yield would be computed as the rate, compounded based on the regular interval between payment dates, that, if used to discount your share of future payments on the mortgage loans, would cause the present value of those future payments to equal your price for the certificate. In computing yield under the stripped bond rules, your share of future payments on the mortgage loans will not include any payments made on any ownership interest in the mortgage loans retained by the depositor, a master servicer, a special servicer, any sub-servicer or their respective affiliates, but will include your share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing OID and adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, for some categories of debt instruments. Such categories include any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, it appears that Section 1272(a)(6) would apply to the certificates. It is unclear whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or at the time of purchase of the grantor trust fractional interest certificate by each specific holder. You are advised to consult your tax advisor about OID in general and, in particular, how a prepayment assumption should be used in reporting OID with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. However, for a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

     When a mortgage loan prepays in full, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional


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interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See
"--REMICs--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate and you should be aware that the use of a representative initial offering price will mean that information returns or reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1(b), some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of these bonds is to account for any discount on the bond as market discount rather than OID. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

o    there is no OID, or only a de minimis amount of OID, or

o the annual stated rate of interest payable on the stripped bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon.

     The related prospectus supplement will disclose whether interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans. If the OID or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then this OID or market discount will be considered de minimis. OID or market discount of only a de minimis amount will be included in income in the same manner as de minimis OID and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on OID, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, you will be required to report your share of the interest income on the mortgage loans in accordance with your normal method of accounting.

     Recently enacted amendments to Section 1272(a)(6) of the Code require the use of a prepayment assumption in determining the existence and accrual of original issue discount associated with pools of debt instruments whose yield may be affected by prepayments. No regulations have been issued interpreting the application of this provision to securities such as the grantor trust fractional interest certificates nor do the


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committee reports prepared by those Congressional committees that examined such provision in the course of its enactment provide guidance as to its intended application to such securities. In the absence of such guidance, various interpretations are possible. For example, the provision could be interpreted as requiring the pool of mortgage loans underlying the grantor trust fractional interest certificates to be segregated into two subpools consisting respectively of those mortgage loans that had original issue discount upon their origination and those mortgage loans that did not have original issue discount upon their origination. If so interpreted, you would be required to report your share of the interest income on the mortgage loans in the non-OID pool in accordance with your normal method of accounting and, to the extent that the portion of your purchase price for such certificates properly allocable to your interest in the non-OID pool were less than its share of the aggregate principal amount of the mortgage loans in the non-OID pool, you would be subject to the market discount rules described above under "REMICs--Market Discount" or below, under "--Market Discount." In that event, you would be required to treat the portion of your certificate representing an interest in the OID pool as a single debt instrument issued on the closing date with original issue discount equal to its pro rata share of the aggregate of the unaccrued original issue discount on the mortgage loans in the OID pool as of such date and subject to the rules for reporting original issue discount described under "REMICs--Original Issue Discount." To the extent that the portion of your purchase price for your certificate properly allocable to the OID pool represented a discount greater than your pro rata share of the aggregate original issue discount on the mortgage loans in the OID pool, you would be subject to the market discount rules described above under "REMICs-- Market Discount."

     Alternatively, a grantor trust fractional interest certificate could be treated as a single debt instrument issued on the closing date and subject to the rules described under "REMICs--Original Issue Discount" and "--Market Discount." Other interpretations of the application of the original issue discount rules to grantor trust fractional interest certificates are possible. You are urged to consult your tax advisor concerning the application and effect of such rules on your investment in such certificates.

     The trustee will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     The determination as to whether OID will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Original Issue Discount" above.

     In the case of mortgage loans with adjustable or variable interest rates, the related prospectus supplement will describe the manner that the OID rules will be applied to those mortgage loans by the trustee or master servicer, in preparing information returns to you and to the IRS.

     If OID is in excess of a de minimis amount, all OID with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in


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

computing the yield on prepayable obligations issued with OID. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to you and to the IRS on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, a prepayment assumption may be required for computing yield on all mortgage-backed securities. You are advised to consult your own tax advisors about the use of a prepayment assumption in reporting OID on grantor trust fractional interest certificates. The prospectus supplement for each series will specify whether and in what manner the OID rules will apply to mortgage loans in each series.

     If you purchased a grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust, you will also be required to include in gross income the certificate's daily portions of any OID on the mortgage loans. However, each daily portion will be reduced, if your cost for the grantor trust fractional interest certificate is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate OID remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of:

o the adjusted issue price, or, in the case of the first accrual period, the issue price, of that mortgage loan at the beginning of the accrual period that includes that day, and

o the daily portions of OID for all days during the accrual period before that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of that mortgage loan, increased by the aggregate amount of OID on that mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on that mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, will provide to any holder of a grantor trust fractional interest certificate any information as the holder may reasonably request from time to time about OID accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, you may be subject to the market discount rules of the Code. The amendment to Section 1272(a)(6) of the Code described under "--If Stripped Bond Rules Do Not Apply" above, could be interpreted as requiring the use of a prepayment assumption in connection with the determination, accrual and inclusion in income of market discount. If such a requirement were applicable, a grantor trust fractional interest certificate would probably be treated as a single aggregate debt instrument to which the rules described under "REMICs--Market Discount" would apply. Alternatively, if the requirement of a prepayment assumption were not applicable, the rules described in the succeeding paragraphs of this section would be applicable either on a mortgage loan-by-mortgage loan basis or on such a basis with respect to the non-OID pool and on an aggregate basis with respect to the OID pool.


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

Other interpretations of the effect of the amendment to Section 1272(a)(6) on the determination and accrual of market discount are possible. You are advised to consult your tax advisor concerning the application of the market discount rules to grantor trust fractional interest certificates.

     If a prepayment assumption generally is not required in the application of the market discount rules to pools of debt instruments, a grantor trust fractional interest certificate may be subject to the market discount rules to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, for a mortgage loan issued without OID, at a purchase price less than its remaining stated redemption price, or for a mortgage loan issued with OID, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, you will generally be required to include in income in each month the amount of discount that has accrued through that month that has not previously been included in income, but limited, in the case of the portion of that discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, for accrual basis certificateholders, due to, the trust in that month. You may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to you rather than including it on a deferred basis in accordance with this paragraph under rules similar to those described in "--REMICs--Market Discount" above.

     The Treasury Department is authorized to issue regulations on the method for accruing market discount on debt instruments, the principal of which is payable in installments. Until regulations are issued, rules described in the committee report apply. Under those rules, in each accrual period, market discount on the mortgage loans should accrue, at the holder's option:

o    on the basis of a constant yield method,

o in the case of a mortgage loan issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

o in the case of a mortgage loan issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining at the beginning of the accrual period.

     The prepayment assumption, if any, used in calculating the accrual of OID is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

     Because the mortgage loans will provide for periodic payments of stated redemption price, any discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were OID.


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

     Market discount on mortgage loans considered to be de minimis will be includible in income under de minimis rules similar to those described in "--REMICs--Original Issue Discount" above with the exception that it is unclear whether a prepayment assumption will be used in the application of these rules to the mortgage loans.

     Further, under the rules described in "--REMICs--Market Discount," any discount that is not OID and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

     Premium. If you are treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, you may elect to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when these payments are due.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, if you hold a grantor trust fractional interest certificate acquired at a premium, you should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize the premium, it appears that this loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See "--REMICs--Original Issue Discount." It is unclear whether any other adjustments would be required for differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates.

     The stripped coupon rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under these rules have been issued and some uncertainty exists as to how it will be applied to securities like the grantor trust strip certificates. Accordingly, you should consult your tax advisor about the method for reporting income or loss on grantor trust strip certificates.

     The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the OID sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.


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

     Under the stripped coupon rules, it appears that OID will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of the month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on the price you paid for that grantor trust strip certificate and the payments remaining to be made on the certificate at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid on the mortgage loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, the Code requires that a prepayment assumption be used in computing the accrual of OID on debt instruments the yield on which may be affected by reason of prepayment, and that adjustments be made in the amount and rate of accrual of this OID when prepayments do not conform to the prepayment assumption. Accordingly, it appears that Section 1272(a)(6) would apply to the grantor trust strip certificates. It is also unclear whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, at the time of purchase of the grantor trust strip certificate by each specific holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and to you on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate and you should be aware that the use of a representative initial offering price will mean that information returns or reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders of each series who bought at that price. You should consult your tax advisor regarding the use of the prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to you. If a grantor trust strip certificate is treated as a single instrument, rather than an interest in discrete mortgage loans, and the effect of prepayments is taken into account in computing yield on the grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, then when a mortgage loan is prepaid, you should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to the prepaid mortgage loan.

     Possible Application of Contingent Payment Rules. The contingent payment rules do not apply to any debt instrument that is subject to Section 1272(a)(6). As noted above in "--If Stripped Bond Rules Apply," Section 1272(a)(6) applies to any pool of debt instruments the yield on which may be affected by reason of prepayments.


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

Section 1272(a)(6) also applies to any debt instrument if payments under such debt instrument may be accelerated by reason of prepayments of other obligations securing such debt instrument. Accordingly, it appears that the contingent payment rules will not apply to the grantor trust strip certificates.

     If the contingent payment rules under the OID Regulations were to apply, the issuer of a grantor trust strip certificate would determine a projected payment schedule with respect to such grantor trust strip certificate. You would be bound by the issuer's projected payment schedule, which would consist of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the grantor trust strip certificate. The projected amount of each payment would be determined so that the projected payment schedule reflected the projected yield reasonably expected to be received by the holder of a grantor trust strip certificate. The projected yield referred to above would be a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflected general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. You would be required to include as interest income in each month the adjusted issue price of the grantor trust strip certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between the payment actually received in such month and the payment originally projected to be made in such month. In addition, income that might otherwise be capital gain may be recharacterized as ordinary income.

     You should consult your tax advisor concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates.

     Except as provided below, any gain or loss recognized on the sale or exchange of a grantor trust certificate (equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis) will be capital gain or loss if you hold the grantor trust certificate as a capital asset. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income you reported on the grantor trust certificate, including OID and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions on the grantor trust certificate. Capital losses may not, in general, be offset against ordinary income.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. In addition, if the contingent payment rules applied, certain income realized upon the sale of a certificate may be characterized as ordinary.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates to include the net capital gain in total net investment income for that taxable year. A taxpayer would make this election for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.


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

     Grantor Trust Reporting.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer will furnish to you with each distribution a statement setting forth the amount of the distribution allocable to principal and to interest at the related pass-through rate on the underlying mortgage loans. In addition, the trustee or master servicer will furnish, within a reasonable time after the end of each calendar year, to you provided you held a grantor trust certificate at any time during the year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and other customary factual information as the depositor or the reporting party deems necessary or desirable to enable you to prepare your tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium on the grantor trust certificates are uncertain, there is no assurance the IRS will agree with the trustee's or master servicer's, information reports of these items of income and expense. Additionally, the information reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders that bought their certificates at the initial offering price used in preparing the reports.

     Backup Withholding.

     In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to grantor trust certificates.

     Foreign Investors.

     In general, the discussion with respect to REMIC regular certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in that discussion, only if the related mortgage loans were originated after July 18, 1984.

     If the interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, the grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the income tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors about the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, or "ERISA" and the Code impose requirements on employee benefit plans and on other retirement


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plans and arrangements, including individual retirement accounts and annuities,
Keogh plans and some entities in which the plans have invested, such as collective investment funds, insurance company separate accounts, and some insurance company general accounts. We refer to the plans collectively, as "benefit plans." In addition, ERISA imposes duties on persons who are fiduciaries of plans subject to ERISA in connection with the investment of plan assets. Governmental plans and some church plans are not subject to ERISA requirements but are subject to the provisions of other applicable federal and state law which may be substantially similar to ERISA or Section 4975 of the Code.

     ERISA imposes on plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a benefit plan's investments be made in accordance with the documents governing the benefit plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a benefit plan and persons called "parties in interest," who have specified relationships to the benefit plan. Unless an exemption is available, a benefit plan's purchase or holding of a certificate may result in a prohibited transaction if any of the depositor, the trustee, the master servicer, the manager, the special servicer or a sub-servicer is a party in interest with respect to that benefit plan. If a party in interest participates in a prohibited transaction that is not exempt, it may be subject to excise tax and other liabilities under ERISA and the Code.


     PLAN ASSET REGULATIONS

     If a benefit plan purchases offered certificates, the underlying mortgage loans, MBS and other assets included in the related trust may be deemed "plan assets" of that benefit plan. A regulation of the United States Department of Labor or "DOL" at 29 C.F.R. Section 2510.3-101 provides that when a benefit plan acquires an equity interest in an entity, the plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors," i.e., benefit plans and some employee benefit plans not subject to ERISA or Section 4975 of the Code, is not "significant," both as defined in the regulation. Equity participation in a trust will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates, excluding certificates held by the depositor or any of its affiliates, is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of benefit plan assets, and any person who provides investment advice with respect to benefit plan assets for a fee, is a fiduciary of the investing benefit plan. If the mortgage loans, MBS and other assets included in a trust constitute benefit plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer, any sub-servicer, the manager, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates of those parties may be deemed to be a plan "fiduciary" and may be subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code with respect to the investing plan. In addition, if the mortgage loans, MBS and other assets included in a trust constitute plan assets, the purchase of certificates by, on behalf of or with assets of a plan, as well as the operation of the trust, may result in a prohibited transaction under ERISA or Section 4975 of the Code.


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     PROHIBITED TRANSACTION EXEMPTION

     On March 29, 1994, the DOL issued an individual exemption (Prohibited Transaction Exemption 94-29, 59 Fed. Reg. 14675) to certain of the depositor's affiliates, which was amended by three additional exemptions dated July 21, 1997 (Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021), November 13, 2000 (Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765) and August 22, 2002 (Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487). We refer to these four exemptions, together, as the "exemption." The exemption provides relief from the prohibited transaction provisions of Section 406 of ERISA, and under Section 4975 of the Code, for certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through securities or securities denominated as debt instruments that represent interests in an investment pool, if:

o the depositor, or an affiliate, is the sponsor and an entity which has received from the DOL an individual prohibited transaction exemption which is similar to the exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a selling or placement agent, or

o the depositor or an affiliate is the sole underwriter or a manager or co-manager of the underwriting syndicate or a selling or placement agent,

provided that conditions provided in the exemption are satisfied. The prospectus supplement for each series will indicate whether the exemption may be available for that series.

     Each transaction involving the purchase, sale and holding of the offered certificates must satisfy the following seven general conditions before it will be eligible for relief under the exemption:

o the acquisition of offered certificates by or with assets of a plan must be on terms that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party.

o the offered certificates must evidence rights and interests that may be subordinated to the rights and interests evidenced by the other certificates of the same trust only if the offered certificates are issued in a designated transaction, which requires that the assets of the trust consist of certain types of consumer receivables, secured credit instruments or secured obligations that bear interest or are purchased at a discount, including certain mortgage obligations secured by real property (the offered certificates are generally expected to be issued in designated transactions); and

o no mortgage loan (or mortgage loan underlying any MBS or other asset) included in the related trust has an LTV at the date of issuance which exceeds 100% (or 125% if it is a designated transaction and the rights and interests evidenced by the securities issued in such designated transaction are rated in one of the top two categories by the rating agencies).

o the offered certificates, at the time of acquisition by or with assets of a plan, must be rated in one of the four highest generic rating categories (in the case of designated


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

     transactions, unless the related mortgage loans have an LTV exceeding 100% as described above) by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc.

o the trustee cannot be an affiliate of any member of the "restricted group" other than an underwriter. The restricted group consists of any underwriter, the depositor, the master servicer, any special servicer, any sub-servicer, any obligor under any credit enhancement mechanism, any manager, any mortgagor with respect to the assets constituting the related trust constituting more than 5% of the aggregate unamortized principal balance of the trust assets in the related trust as of the date of initial issuance of the certificates, and their affiliates.

o the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor under the assignment of the trust assets to the related trust must represent not more than the fair market value of these obligations; and the sum of all payments made to and retained by the master servicer, any special servicer, any sub-servicer and any manager must represent not more than reasonable compensation for the person's services under the related pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith.

o the investing benefit plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

o for certain types of issuers, the governing documents must contain provisions intended to protect the issuer's assets from creditors of the sponsor.

o "pre-funding" is limited to a period of no longer than 90 days following the closing date, and additional receivables equal to no greater than 25% of the principal amount of the securities issued.

     The exemption also requires that each trust meet the following requirements:

o the corpus of the trust must consist solely of assets of the type that have been included in other investment pools;

o securities evidencing interests in such other investment pools must have been rated in one of the three (or, for designated transactions, four) highest categories of one of the rating agencies specified above for at least one year before the acquisition of securities by or with assets of a plan pursuant to the exemption; and

o securities in such other investment pools must have been purchased by investors other than plans for at least one year before any acquisition of securities by or with assets of a plan pursuant to the exemption.

     In addition, the exemption requires that the corpus of the trust consist solely of some specified types of assets, including mortgage obligations such as those held in the trusts and property which had secured those obligations. However, it is not clear whether some certificates that may be offered by this prospectus would constitute "securities" for purposes of the exemption, including but not limited to:

o certificates evidencing an interest in mortgage loans secured by liens on real estate projects under construction, unless some additional conditions are satisfied;


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o    certificates evidencing an interest in a trust including equity participations; and

o certificates evidencing an interest in a trust including cash flow agreements.

     In promulgating the exemption, the DOL did not consider interests in pools of the exact nature described in this paragraph.

     If you are a fiduciary or other investor using plan assets of a benefit plan, and you are contemplating purchasing an offered certificate, you must make your own determination that the general conditions set forth above will be satisfied with respect to your purchase.

     If the general conditions of the exemption are satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of offered certificates by or with assets of a benefit plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of an "excluded plan" by any person who has discretionary authority or renders investment advice with respect to assets of that excluded plan. For purposes of the certificates, an excluded plan is a benefit plan sponsored by any member of the restricted group.

     If specific conditions of the exemption are also satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with the direct or indirect sale, exchange or transfer of the offered certificates in the initial issuance of the offered certificates between the depositor or an underwriter and a benefit plan when the fiduciary of that benefit plan is also a mortgagor, only if, among other requirements,

o the fiduciary, or its affiliate, is a mortgagor with respect to 5% or less of the fair market value of the trust assets and is otherwise not a member of the restricted group;

o    the benefit plan is not an "excluded plan" (as described above);

o a benefit plan's investment in each class of offered certificates does not exceed 25% of all of the offered certificates of such class outstanding at the time of the acquisition;

o immediately after the acquisition, no more than 25% of the assets of the benefit plan with respect to which such fiduciary has discretionary authority or renders investment advice are invested in securities representing an interest in issuers, including the relevant trust, containing assets sold or serviced by the master servicer; and

o in the case of the acquisition of the offered certificates in connection with their initial issuance, at least 50% of each class of the offered certificates are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the restricted group.


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

     Further, the exemption may provide relief from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the pools of mortgage assets. This relief requires that, in addition to the general requirements described above, (a) transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing benefit plans before their purchase of offered certificates issued by the trust and (c) the defeasance of any mortgage obligation and substitution of a new mortgage obligation meets the terms and conditions for such defeasance and substitution as are described in the prospectus or offering memorandum for such securities, which terms and conditions have been approved by one of the rating agencies and does not result in a reduction in the rating of such securities. The depositor expects these specific conditions will be satisfied with respect to the certificates.

     The exemption also may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if restrictions would otherwise apply merely because a person is deemed to be a party in interest or disqualified person, with respect to an investing plan by virtue of providing services to the plan, or by virtue of having certain specified relationships to that person, solely as a result of the plan's ownership of certificates.

     Before purchasing an offered certificate, if you are a fiduciary or other investor of plan assets, you should confirm for yourself:

o that the certificates constitute "securities" for purposes of the exemption, and

o that the specific and general conditions required by the exemption and the other requirements provided in the exemption are satisfied.


     REPRESENTATION FROM INVESTING PLANS

     If you purchase, including by transfer, offered certificates with the assets of one or more benefit plans in reliance on the exemption, you will be deemed to represent that each of those benefit plans qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. You may not purchase or hold the offered certificates with the assets of a benefit plan unless those certificates are rated in one of the top four rating categories by at least one rating agency at the time of purchase, unless the benefit plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60. Investors in offered certificates should consider the possibility that the rating of a security may change during the period the security is held. If the rating of an offered certificate were to decline below "BBB--" (or its equivalent), the certificate could no longer be re-sold to a benefit plan in reliance on the exemption.

     The exemption does not provide relief for the purchase, sale or holding of classes of offered certificates rated below the top four rating categories. The trustee will not


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

register transfers of such offered certificates to you if you are a benefit plan, if you are acting on behalf of any benefit plan, or if you are using benefit plan assets to effect that acquisition unless you represent and warrant that:

o the source of funds used to purchase those certificates is an "insurance company general account" as that term is defined in PTCE 95-60, and

o that general account is eligible for, and satisfies all of the conditions of Sections I and III of PTCE 95-60 as of the date of the acquisition of those certificates.

     In addition to making your own determination that exemptive relief is available under the exemption, you should consider your general fiduciary obligations under ERISA and other applicable laws in determining whether to purchase any offered certificates with assets of a benefit plan. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the exemption, PTCE 95-60 or any other DOL exemption, with respect to the certificates offered by that prospectus supplement.

     If you are a fiduciary or other plan investor and you would like to purchase offered certificates on behalf of or with assets of a benefit plan, you should consult with your counsel about whether ERISA and the Code impose restrictions on the investment, and whether the exemption or any other prohibited transaction exemption may provide relief from those restrictions. These exemptions may not apply to your investment in the offered certificates. Even if an exemption does apply, it may not apply to all prohibited transactions that may occur in connection with an investment.


     TAX EXEMPT INVESTORS

     A "tax-exempt investor" or a plan that is exempt from federal income taxation under Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a tax-exempt investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Excess Inclusions."


                                LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 or SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the offered certificates constitute legal investments for them.

     Usually, only classes of offered certificates that:

o are rated in one of the two highest rating categories by one or more rating agencies and

o are part of a series evidencing interests in a trust consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as some multifamily loans, and originated by types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created under or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation before October 3, 1991 that specifically limits the legal investment authority of any such entities as to "mortgage related securities," offered certificates would constitute legal investments for entities subject to that legislation only to the extent provided in the legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities provided in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Upon the issuance of final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 and subject to any limitations the regulations may impose, a modification of the definition of "mortgage related securities" will become effective to expand the types of loans to which such securities may relate to include loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily residential loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

     The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS. The policy statement indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, before purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of certificates, including offered certificates, will be treated as high-risk under the policy statement.

     The predecessor to the Office of Thrift Supervision or OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps," which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include some classes of offered certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include some classes of offered certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     There may be other restrictions on the ability of investors either to purchase some classes of offered certificates or to purchase any class of offered certificates representing more than a specified percentage of the investor's assets. The depositor will make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.


                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.


                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement for each series will describe the method of offering for that series and will state the net proceeds to the depositor from the sale.

     The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of the following methods:

o by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

o by placements by the depositor with institutional investors through dealers; and

o    by direct placements by the depositor with institutional investors.

     In addition, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust for those certificates or to one or more of its affiliates.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as provided in the related prospectus supplement. The depositor or the underwriters may sell certificates to affiliates of the depositor. The related prospectus supplement will identify those affiliates and the method or methods by which the affiliates may resell those certificates. The managing underwriter or underwriters for the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all of those certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters, and the underwriters will indemnify the depositor against specified civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

     The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered certificates of that series.

     The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard before any reoffer or sale.

     If and to the extent required by applicable law or regulation, this prospectus and the applicable prospectus supplement will also be used by Newman and Associates, Inc., an affiliate of the depositor, after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which Newman and Associates, Inc. act as principal. Sales will be made at negotiated prices determined at the time of sales.


                                  LEGAL MATTERS

     Unless we tell you otherwise in the related prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Mayer, Brown, Rowe & Maw LLP, New York, New York or Orrick, Herrington & Sutcliffe LLP, New York, New York.


                              FINANCIAL INFORMATION

     A new trust will be formed for each series of certificates, and no trust will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates. Accordingly, no financial statements for any trust will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     The depositor has filed a registration statement with the Commission relating to the certificates. This prospectus is part of the registration statement, but the registration statement includes additional information.

     We will file with the Commission all required annual, monthly and special Commission reports, as well as other information about the trusts.

     You may read and copy any reports, statements or other information we file at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-732-0330. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission's Internet site is www.sec.gov.


                          REPORTS TO CERTIFICATEHOLDERS

     Monthly statements will be sent to you by the master servicer, manager or trustee, as applicable. These statements will keep you informed about the trust for your series of certificates. See "Description of the Certificates--Reports to Certificateholders." These monthly reports will present financial information that no independent certified public accountant will have examined.



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

                    INCORPORATION OF INFORMATION BY REFERENCE

     The Commission allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to documents which contain that information. Exhibits to these documents may be omitted, unless the exhibits are specifically incorporated by reference in the documents. Information incorporated in this prospectus by reference is considered to be part of this prospectus. Certain information that we will file with the Commission in the future will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference any future annual, monthly and special Commission reports filed by or on behalf of the trust until we terminate our offering of the certificates. At your request, we will send you copies of these documents and reports at no charge. Send your written request to:

     GMAC Commercial Mortgage Securities, Inc.
     200 Witmer Road
     Horsham, Pennsylvania 19044
     Attn: Structured Finance Manager


                                     RATING


     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.


     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of the certificates or the suitability of the certificates to the investor.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     ACCRUED CERTIFICATE INTEREST--For each class of certificates, other than some classes of stripped interest certificates and some REMIC residual certificates, the Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period, generally the most recently ended calendar month, on the outstanding certificate balance of that class of certificates immediately before that distribution date.

     AVAILABLE DISTRIBUTION AMOUNT--As more specifically described in the related prospectus supplement, the Available Distribution Amount for any series of certificates and any distribution date will refer to the total of all payments or other collections or advances made by the servicer in lieu of those payments on the mortgage assets and any other assets included in the related trust that are available for distribution to the holders of certificates of that series on that date.

     DEBT SERVICE COVERAGE RATIO--Unless more specifically described in the related prospectus supplement, the debt service coverage ratio means, for any mortgage loan, or for a mortgage loan evidenced by one mortgage note, but secured by multiple mortgaged properties,

o the Underwritten Cash Flow for the mortgaged property or mortgaged properties, divided by

o    the annual debt service for the mortgage loan.

     EXCESS FUNDS--Unless we tell you otherwise in the related prospectus supplement, Excess Funds will, generally, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

o interest received or advanced on the mortgage assets in the related trust that is in excess of the interest currently accrued on the certificates of that series, or

o prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust that do not constitute interest thereon or principal thereof.

     LOAN-TO-VALUE RATIO--Unless more specifically described in the related prospectus supplement, the Loan-to-value Ratio of a mortgage loan at any given time is the ratio expressed as a percentage of

o the then outstanding principal balance of the mortgage loan and any loans senior to the mortgage loan that are secured by the related mortgaged property; to

o    the value of the related mortgaged property.

     PREPAYMENT PERIOD--The Prepayment Period is the specified period, generally corresponding to the related due period, during which prepayments and other unscheduled collections on the mortgage loans in the related trust must be received to be distributed on a particular distribution date.

     PURCHASE PRICE--The Purchase Price will be equal to either the unpaid principal balance of the mortgage loan, together with accrued but unpaid interest through a date on or about the date of purchase, or another price specified in the related prospectus supplement.

     UNDERWRITTEN CASH FLOW--Underwritten Cash Flow for any mortgaged property is an estimate of cash flow available for debt service in a typical year of stable, normal operations. Unless more specifically described in the related prospectus supplement, it is the estimated revenue derived from the use and operation of the mortgaged property less the sum of


o estimated operating expenses, such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising;


o fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments; and


o capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions.


     Underwritten cash flow generally does not reflect interest expense and non-cash items, such as depreciation and amortization.


     UNDIVIDED PERCENTAGE INTEREST--The Undivided Percentage Interest for an offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of the certificate by the initial certificate balance or notional amount of that class.

     "GMAC03C3.xls" is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain information shown in Annex A in the prospectus supplement.

     Open the file as you would normally open a spreadsheet in Microsoft Excel. After the file is opened, a screen will appear requesting a password. Please "click" the "read only" option. At that point, a securities law legend will be displayed. READ SUCH LEGEND CAREFULLY. To view the data, see the worksheets labeled "Annex A" and "MF Schedule," respectively.

----------
   *     Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

       No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or by the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information in this prospectus supplement or therein is correct as of any time since the date of this prospectus supplement.


                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT


Summary of Series 2003-C3 Transaction ..........     S-5
Risk Factors ...................................    S-19
Description of the Mortgage Pool ...............    S-58
Servicing of the Mortgage Loans ................    S-99
The Pooling and Servicing Agreement ............   S-122
Description of the Certificates ................   S-130
Yield and Maturity Considerations ..............   S-158
Federal Income Tax Consequences ................   S-171
Method of Distribution .........................   S-173
Legal Matters ..................................   S-175
Ratings ........................................   S-175
Legal Investment ...............................   S-176
ERISA Considerations ...........................   S-176
Glossary .......................................   S-178
Annex A-Characteristics of the Mortgage
   Loans .......................................     A-1
Annex B-Significant Mortgage Loans .............     B-1
Annex C-Structural and Collateral Term Sheet....     C-1
Annex D-Global Clearance, Settlement and
   Tax Documentation Procedures ................     D-1

                                   PROSPECTUS

Prospectus Summary .............................       3
Risk Factors ...................................       6
Description of the Trust .......................      12
Yield and Maturity Considerations ..............      18
The Depositor ..................................      25
GMAC Commercial Mortgage Corporation ...........      26
Description of the Certificates ................      26
The Pooling and Servicing Agreements ...........      36
Description of Credit Support ..................      57
Legal Aspects of Mortgage Loans ................      59
Federal Income Tax Consequences ................      72
State and Other Tax Consequences ...............     103
ERISA Considerations ...........................     103
Legal Investment ...............................     109
Use of Proceeds ................................     111
Method of Distribution .........................     111
Legal Matters ..................................     113
Financial Information ..........................     113
Where You Can Find Additional Information ......     113
Reports to Certificateholders ..................     113
Incorporation of Information by Reference ......     114
Rating .........................................     114
Glossary .......................................     115


                                  $984,281,000


                                  (Approximate)




                                 GMAC COMMERCIAL
                            MORTGAGE SECURITIES, INC.




                              MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2003-C3






                                -----------------
                              PROSPECTUS SUPPLEMENT
                                -----------------






                            DEUTSCHE BANK SECURITIES
                              GOLDMAN, SACHS & CO.
                                 MORGAN STANLEY




                               December 10, 2003

================================================================================